Exhibit 99.D-7

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

American Electric Power Service Corporation )   Docket No. EC01-________________

                                 APPLICATION OF
                 AMERICAN ELECTRIC POWER SERVICE CORPORATION FOR
                 AUTHORIZATION TO TRANSFER JURISDICTIONAL ASSETS

     Pursuant to Section 203 of the Federal Power Act (Act), 16 U.S.C. ss. 824b
(1994), and Part 33 of the Regulations of the Federal Energy Regulatory Commission (Commission), as revised pursuant to Order No. 642, FERC Stats. & Regs. Paragraph 31,111 (2000), American Electric Power Service Corporation (AEPSC), acting on behalf of its affiliates, Central Power and Light Company
(CPL), West Texas Utilities Company (WTU), Southwestern Electric Power Company (SWEPCO), Columbus Southern Power Company (CSP) and Ohio Power Company (OPCo), respectfully requests authority for CPL, WTU, SWEPCO, CSP and OPCo to transfer certain jurisdictional facilities to implement their respective plans to separate their generation and power marketing businesses from their transmission and distribution businesses in the states of Texas and Ohio. Acting on behalf of its affiliates, Appalachian Power Company (APCo) and Indiana Michigan Power Company (I&M), AEPSC further requests authority for the transfer by APCo and I&M(1) to a power marketing affiliate (PMA)(2) of their contractual rights and obligations under certain power supply agreements. Acting on behalf of I&M, APCo, OPCo, CSP and Kentucky Power Company (KPCo), AEPSC further requests authority for the transfer by AEPSC, as agent

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(1)  AEPSC, CPL, WTU, SWEPCO, CSP, OPCo, APCo and I&M are hereinafter referred to collectively as the Applicants.

(2) Throughout this Application names are used for affiliates of the Applicants that are intended to be descriptive of the functions such affiliates will serve after the reorganization of the AEP system to comply with the state restructuring laws of Ohio and Texas is completed. Such for I&M, APCo, OPCo, CSP and KPCo, to PMA of certain wholesale power sales agreements with certain wholesale customers. All such transfers of jurisdictional facilities are hereinafter referred to collectively as the Transfers.

     The Transfers involve wholesale electricity sales contracts, or rights therein, that APCo, CSP, OPCo, I&M and AEPSC, as agent for certain American Electric Power Company, Inc. (AEP) operating companies, plan to assign to PMA,(3) a wholesale electricity sales contract that APCo will assign to OPCo, wholesale electricity sales contracts, or rights therein, that CPL and WTU will assign to power generation company (PGC affiliates, step-up transformers, circuit breakers, interconnection facilities and related facilities associated with generating units that CPL and WTU will transfer to such PGC affiliates, and transmission lines, interconnection agreements and other interstate transmission facilities that SWEPCO, CSP and OPCo will transfer to newly formed energy delivery company (EDC) affiliates that will be chartered to own, maintain and operate transmission and distribution facilities located in the states of Texas and Ohio.

     Exhibit C to this Application contains diagrams of the pre-Transfer and post-Transfer organizations of Applicants and their relevant affiliates. Exhibit G to this Application contains schedules that list the interconnection facilities associated with generating stations that CPL and WTU will transfer to their PGC affiliates and schedules that list the transmission facilities and interconnection agreements that SWEPCO, CSP and OPCo will transfer to newly formed EDC affiliates. Exhibit G also contains schedules that list the wholesale power sales contracts that

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(continued...)

     names are fictitious and used as a matter of descriptive convenience. The actual legal names of such affiliates will be determined as part of the implementation of such reorganization.

(3) The assignment of such contracts is subject to A determination that such assignment will not result in adverse tax consequences to AEP.

CSP, OPCo, APCo, I&M and AEPSC, as agent for certain AEP operating companies, respectively, will assign to PMA and schedules that list the wholesale power sales contracts that CPL and WTU will assign to their newly formed PGC affiliates.

     1.   REASONS FOR THE TRANSFERS

     CPL, WTU and SWEPCO will make their Transfers to comply with the provisions of a Texas statute commonly referred to as S.B. 7.(4) S.B. 7 requires vertically integrated electric utilities to separate ownership of their generating and other power supply assets from ownership of their transmission and distribution assets no later than January 1, 2002. Under S.B. 7, vertically integrated utilities are generally obligated to disaggregate into at least three separate corporate units: (1) a PGC that will sell power and energy at wholesale; (2) an EDC that will own transmission and local distribution facilities, but is prohibited from owning power supply facilities or selling electricity; and (3) a Retail Electric Provider (REP) that will sell electricity to retail customers. By order issued July 7, 2000, the Public Utility Commission of Texas (PUCT) approved corporate separation plans CPL, WTU and SWEPCO filed to explain how they will comply with S.B. 7 (see Exhibit L to this Application). In their corporate separation plans, CPL and WTU proposed to transfer their respective generating facilities and associated jurisdictional facilities to separate, newly formed PGC affiliates and SWEPCO proposed to transfer its transmission and distribution facilities located in Texas to an EDC affiliate.

     CSP and OPCo will make their Transfers to comply with the provisions of an Ohio statute that provides for Competitive Retail Electric Service, commonly referred to as S.B.3.(5) The statute directs vertically integrated electric utilities that offer retail electric service in Ohio to separate their generating and other competitive operations (such as aggregation, marketing, and

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(4)  Tex. Util. Code Ann. ss. ss. 39.001-909 (Vernon Supp. 2000).

brokering) and related assets from their transmission and distribution operations and assets. On September 28, 2000, the Public Utilities Commission of Ohio (PUCO) approved corporate separation plans CSP and OPCo filed to explain how they will comply with S.B. 3 (see Exhibit L to this Application). In their approved corporate separation plans, CSP and OPCo proposed, subject to receipt of federal regulatory approvals, to transfer their transmission and distribution assets and operations to EDC affiliates.

     The Transfers, which are described in more detail below and in Exhibit I, require the Commission's approval under Section 203 of the Act. As explained in Exhibit J, the Transfers and proposed restructuring of the Applicants will have no material adverse effect on the service provided to their respective wholesale customers, will not diminish competition, and will not hamper the ability of state or federal utility regulatory agencies to regulate the Applicants, or their newly formed affiliates that are subject to utility regulation under state or federal law. By separate filing (Section 205 Filing), the Applicants are submitting for Commission review under Section 205 of the Act certain power sales agreements pursuant to which OPCo, CSP and SWEPCO will sell power and energy to PMA.

     The restructuring of the operating company subsidiaries of AEP in Ohio and Texas and the related Transfers of jurisdictional assets are part of a continuing movement toward further competition in the electric power industry, a movement that AEP has supported at both federal and state levels. Separating the ownership and operation of generating facilities of the AEP operating companies that serve Ohio and Texas from ownership and operation of their transmission and distribution assets and the related public utility functions makes such generating capacity fully available to developing wholesale markets and thereby advances the

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(continued...)

(5)  Ohio Rev. Code Ann. ss. ss. 4928.01-67 (Anderson 2000).

electric utility restructuring policies of Ohio and Texas and the competition policies of this Commission. Combined with the development of Regional Transmission Organizations (RTOs), the corporate separation of the power supply and energy delivery businesses of AEP's Ohio and Texas operating companies will foster the establishment of a robust wholesale electricity market and concomitant production efficiencies that will benefit all consumers.

     The Transfers are part of AEP's continuing effort to promote competitive electricity markets. The AEP companies have long been leaders in the development of RTOs, strong advocates for competitive electric markets before federal and state policymakers, and active partners in state efforts to restructure retail markets. AEP operating companies have previously filed to transfer control of their transmission facilities to the Alliance and the Southwest Power Pool (SPP) RTO. Consistent with the Commission's recent orders concerning RTO development, the AEP operating companies are supporting the implementation of the Alliance on schedule and will advocate and support the SPP's participation in a larger RTO, as the Commission has recommended.

     A.   REORGANIZATION OF THE AEP TEXAS OPERATING COMPANIES

     To comply with S.B. 7, CPL and WTU will contribute their respective generating assets to newly formed PGC affiliates, WTU PGC and CPL PGC.(6) Through a series of transactions described in Exhibit I, the stock of WTU PGC and CPL PGC will be contributed to Domestic Genco, a subsidiary of a new intermediate holding company subsidiary of AEP, Wholesale

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(6)  CPL has committed to divest by June 2002 its Lon Hill Units 1-4, which have an aggregate generating capability of 546 MW, its Nueces Bay plant, which has a generating capability of 559 MW, and its Joslin Unit 1, which has a generating capability of 249 MW, subject to certain recall rights with respect to CPL's obligation to serve retail customers in the Electric Reliability Council of Texas (ERCOT). CPL made this commitment in connection with the PUCT proceedings brought to consider the merger of Central and South West Corporation (CSW) and AEP.
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                                        6

Holdco, which will own the common stock of AEP subsidiaries that are engaged in "unregulated" activities in competitive wholesale electricity markets.(7) CPL and WTU also will assign their existing contracts for wholesale electric sales to CPL PGC and WTU PGC, respectively. This will result in the customers served under such contracts being served from the same basic set of power supply resources that CPL or WTU would have used to serve such customers if S.B. 7 had not required CPL and WTU to disaggregate. The contracts to be assigned contain fuel adjustment clauses and transferring the contracts to the PGCs will enable the accurate tracking of actual fuel costs.

     SWEPCO will retain title to its generating assets because it provides bundled retail electric service in Louisiana, which to date has not adopted a retail competition policy or legislation, and in Arkansas, where SWEPCO is not obligated to separate ownership of its generating assets from its transmission and distribution assets.(8) SWEPCO also will retain its existing wholesale electric sales contracts, but will sell to PMA proportionate rights to capacity in each SWEPCO generating unit and certain capacity purchase agreements equal to the ratio to SWEPCO's calendar year 2000 summer month peak loads of the sum of the coincident loads represented by retail customers served in Texas and SWEPCO's wholesale requirements customers. Such capacity and associated energy will be made available to PMA under a Unit Power Sales Agreement that is being submitted for Commission review as part of the Section 205 Filing. To enable SWEPCO to continue to supply its wholesale requirements customers PMA will sell back to SWEPCO under a second Unit Power Sales Agreement the capacity and

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(7)  CPL and WTU may delay the transfer of their stock in CPL PGC and WTU PGC until sometime after June 15, 2002, in order to avoid adverse tax consequences relating to intracorporate transfers after a merger.

(8) The Arkansas legislature recently postponed the start of retail electric competition in Arkansas to a date no earlier than October 1, 2003 and no later than October 1, 2005.

associated energy needed for that purpose, which also is being submitted for Commission review as part of the Section 205 Filing.(9)

     CPL and WTU will retain their respective transmission and distribution assets and after transfer of their generating assets to CPL PGC and WTU PGC, CPL and WTU will operate as EDCs. On or before January 1, 2002, SWEPCO will contribute its transmission and distribution assets located in Texas and related business operations to a wholly owned EDC subsidiary, SWEPCO EDC, the stock of which will be transferred in a series of transactions described in Exhibit I to CSW, which now holds all of the common stock of CPL and WTU. As illustrated by the post-Transfer organizational chart contained in Exhibit C, CSW also will hold the common stock of other regulated subsidiaries of AEP.

     The transmission facilities of CPL and WTU that are located in the ERCOT region will be operated as part of the ERCOT network and a single control area under the supervision of ERCOT, which the PUCT has found meets the requirements of an independent transmission organization under Section 39.151 of S.B. 7. The transmission facilities that SWEPCO will transfer to SWEPCO EDC, as well as the transmission facilities located in Arkansas and Louisiana that SWEPCO will retain, and the non-ERCOT transmission facilities of WTU, are expected to be operated as part of a RTO.(10)

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(9)  Until such time as the PUCT determines the power market in which SWEPCO operates to be competitive, SWEPCO REP will retain an obligation to continue to offer power supply to such large commercial and industrial customers at cost-based rates. The second Unit Power Sales Agreement contains provisions for the sale back to SWEPCO of capacity that will enable SWEPCO to furnish to SWEPCO REP the capacity it will need to meet this obligation. In the event the PUCT delays retail choice in SWEPCO's Texas service area altogether, the second Unit Power Sales Agreement further provides for the sale back to SWEPCO of capacity it will need to fulfill its continuing responsibility to serve Texas retail customers.

(10) On April 27, 2001, as supplemented on May 29, 2001, SWEPCO, WTU and Public Service Company of Oklahoma (PSO) filed an application under Section 203 of the Act in Docket

     Under S.B. 7, retail customers served by CPL, WTU and SWEPCO in Texas will become eligible for direct access to competing sellers of retail electricity supply by January 1, 2002. As illustrated on the post-Transfer organizational chart contained in Exhibit C to this Application, AEP will establish as a first-tier subsidiary an intermediate holding company, Retail Holdco, that will own the controlling interests in retail electric marketing entities (REPs) established to provide competitive retail electric services in Texas. Retail Holdco will control three REPs that on and after January 1, 2002, will offer retail electric service to the residential and small commercial customers formerly served by CPL, WTU and SWEPCO at rates that on a bundled basis are six percent less than the residential and small commercial customer rates in effect on December 31, 1999 (the "price to beat"). As a part of the Texas retail access program, the currently effective Texas retail rates of CPL, WTU and SWEPCO are frozen until December 31, 2001. On and after January 1, 2002, retail residential and small commercial customers formerly served by CPL, WTU and SWEPCO will be served either by the REPs associated with CPL, WTU and SWEPCO, respectively, at the "price to beat" established by the PUCT for their respective Texas service areas or by an alternative retail electric supplier not affiliated with the Applicants.

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(continued ... )

     No. EC01-94-000, to transfer operational control of their transmission facilities located in the SPP to the SPP RTO. By order issued July 12, 2001 in Docket Nos. RT01-34-000, et al., 96 FERC paragraph 61,062 (2001), the Commission rejected such application because it found that the proposed SPP RTO did not meet the scope and configuration requirements of Order No. 2000. The AEP operating companies that own transmission facilities in the SPP region are currently participating in the mediation being conducted under Commission auspices. PSO, SWEPCO, and WTU support the participation of the SPP transmission owners in a larger RTO that will meet the scope requirements of Order No. 2000, as the Commission has recommended.

     B.   REORGANIZATION OF THE OHIO AEP OPERATING COMPANIES

     To comply with S.B. 3, CSP and OPCo will contribute their transmission and distribution assets to new EDC subsidiaries (CSP EDC and OPCo EDC).(11) The common stock of OPCo EDC and CSP EDC will be contributed to AEP. AEP, in turn, will contribute such common stock to CSW. Surviving CSP and OPCo will be PGCs whose common stock AEP will contribute to Domestic Genco through a series of transactions described in Exhibit I. CSP PGC will retain its contracts to serve wholesale requirements customers because such contracts contain fuel adjustment clauses that require the tracking of CSP PGC fuel costs. OPCo PGC will retain its contracts with Buckeye Power, Inc., under which OPCo, among other things, provides back-up and supplemental power to Buckeye, and with Buckeye's affiliate National Power Cooperative, Inc., under which OPCo provides similar power supply services. OPCo will, however, assign to APCo the contract under which OPCo supplies the power and energy requirements of Wheeling Power Company, an affiliated transmission and distribution utility that serves retail customers in West Virginia. APCo serves retail and wholesale customers in Virginia and West Virginia. Wheeling Power has agreed with the West Virginia Public Service Commission to modify its rates for retail service over a four-year period to make them equal to APCo's West Virginia retail rates, which are lower than Wheeling Power's currently effective retail rates. Assigning the Wheeling Power contract to APCo will result in Wheeling Power's obtaining its requirements for electricity from the same portfolio of power supply resources that underlie APCo's West Virginia retail rates.

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(11) The transmission facilities of CSP include Transmission Agreements among owners of certain Ohio generating facilities jointly owned by CSP, Dayton Power and Light Company and Cincinnati Gas and Electric Company, which are listed in Exhibit G.

     Under S.B. 3, CSP EDC and OPCo EDC must serve as default suppliers to retail customers that do not choose an alternative power supplier. The rates Ohio retail residential customers will pay for default power supply after January 1, 2001 have been reduced by five percent from the power supply component of bundled rates in effect prior to that date. The rates for power supply that OPCo EDC and CSP EDC will charge all Ohio retail customers that do not choose an alternative supplier will be frozen for the first five years of retail competition, unless the PUCO finds that effective competition with respect to particular retail customer classes is occurring before the end of a five-year market development period. CSP and OPCo are participants in the Alliance Regional Transmission Organization and CSP EDC and OPCo EDC will take on the Alliance responsibilities of CSP and OPCo, respectively. (12)

     II.  DESCRIPTION OF POWER SUPPLY ARRANGEMENTS

     The Transfers will necessitate new power supply arrangements to enable PMA to continue to serve the existing wholesale requirements customers of AEPSC, as agent for certain AEP operating companies, under the terms of the rate schedules listed on Exhibit G to this Application and to provide CSP EDC and OPCo EDC capacity and energy that they require to serve Ohio retail customers that are entitled to service at frozen rates during the Ohio market development period. PMA also plans to bid to supply capacity and energy needed by CPL REP, WTU REP and SWEPCO REP to serve Texas customers that do not choose alternative suppliers. If those bids are successful, PMA will enter into power supply agreements with its affiliated Texas REPs.

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(12) The Commission has approved the Alliance as an RTO in most respects.
     ALLIANCE COMPANIES, ET AL., 89 FERC paragraph 61,298 (1999); ALLIANCE COMPANIES, ET AL., 91 FERC paragraph 61,152 (2000); ALLIANCE COMPANIES, ET AL., 94 FERC paragraph 61,070 (2001); ALLIANCE COMPANIES, ET AL., 95 FERC paragraph 61,182(2001); ALLIANCE COMPANIES, ET AL., 96 FERC paragraph 61,052 (2001).

     A.   POWER SUPPLY AGREEMENTS BETWEEN PGCS AND PMA

     PMA will enter into a Power Supply Agreement (PSA) with each of Domestic Genco's PGC subsidiaries, CPL PGC, WTU PGC, OPCo PGC and CSP PGC. Such PSAs will entitle PMA to schedule and purchase the entire output of the PGCs' respective generating stations not needed to serve wholesale customers under contracts assigned to or retained by the PGCs. The PSAs under which PMA will purchase capacity and energy from CSP PGC and OPCo PGC are being submitted for Commission review as part of the Section 205 Filing.

     B.   PMA'S SALES TO WHOLESALE CUSTOMERS OF AEPSC

     After the wholesale requirements power supply agreements of AEPSC, as agent for certain AEP operating companies, are assigned to PMA, PMA will provide service to the wholesale customers served under such contracts in accordance with the terms and conditions of and at the rates contained in such power supply agreements.

     C. PMA'S SALES TO RETAIL AFFILIATES

     In order to supply OPCo EDC and CSP EDC with capacity and energy required to serve Ohio retail customers that are entitled to service at frozen rates (default service) during the Ohio market development period, PMA will enter into default service supply agreements with OPCo EDC and CSP EDC, respectively. The contracts will be in place during the time that OPCo EDC and CSP EDC retain a default service obligation at frozen rates (through 2005 unless the PUCO ends the market development period earlier). These contracts will insure cost-based service to OPCo EDC and CSP EDC for forecasted default service demand and will be filed with the Commission in the near future. PMA also will bid to supply capacity and energy needed by the Texas REPs to meet their obligations to supply "price to beat" customers.

     D.   INTERCONNECTION AGREEMENTS

     Each of Domestic Genco's PGC subsidiaries that takes, or retains, title to generating stations formerly owned by a vertically integrated AEP operating company will enter into an Interconnection Agreement with the EDC subsidiary of AEP that owns the transmission system to which the PGC subsidiary's stations are connected. Such Interconnection Agreements will govern the operation and maintenance of the station interconnections. Such Interconnection Agreements will follow in substantial part the standard forms currently used by AEPSC, as agent for the AEP operating companies, and AEPSC plans to file such agreements with the Commission prior to December 31, 2001.

     E.   ASSIGNMENT OF CERTAIN OTHER AGREEMENTS

     As part of the reorganization of the AEP system to implement the retail choice laws of Texas and Ohio, I&M, APCo, OPCo, and CSP will assign to PMA their rights and obligations under the Inter-Company Power Agreement, dated July 10, 1953 (OVEC Agreement), to PMA and I&M will assign to PMA its rights and obligations under a Unit Power Agreement between I&M and AEP Generating Company, dated March 31, 1982 (Rockport Agreement). AEP and CSP own interests in Ohio Valley Electric Corporation (OVEC), which supplies the power requirements of a U.S. Department of Energy (DOE) uranium enrichment plant located near Portsmouth, Ohio. APCo, OPCo, CSP and I&M are entitled by contract to receive from OVEC, and are obligated to pay for, power not required by DOE. The costs of such DOE power are not reflected in rates charged by APCo, OPCo, CSP and I&M to their retail or wholesale customers.(13) I&M is contractually entitled to 455 MW of AEP Generating Company's interest in Rockport Unit No. 1, which AEP Generating Company had previously committed to sell to an

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(13) In MONONGAHELA POWER COMPANY, 93 FERC Paragraph 62,117 (2000), the
     Commission approved a similar assignment of interests in the OVEC
     Agreement.

unaffiliated purchaser in a transaction that recently ended. Beginning January 1, 2005, I&M is also contractually entitled to receive from AEP Generating Company 195 MW of capacity from Rockport Unit No. 1 and associated energy and an additional 195 MW of capacity from Rockport Unit No. 2 and associated energy, all of which capacity is currently committed to a sale by AEP Generating Company to KPCo. The costs of I&M's entitlement to capacity and energy from such interests in Rockport Unit Nos. 1 and 2 are not reflected in I&M's rates to its retail or wholesale customers. The Transfers by APCo, CSP, OPCo and I&M to PMA of such rights to OVEC and Rockport Unit No. 1 output will serve to separate system power supply resources that are appropriately dedicated to the supply of traditional public utility customers from power supply resources that should be dedicated to competitive wholesale power markets.

     North Carolina Electric Membership Corporation (NCEMC) currently purchases capacity and energy from the AEP-East system under a Power Supply Agreement dated August 22, 1994, which terminates in 2010. Such sale is made from the system resources of APCo, KPCo, OPCo, CSP and I&M after their native load requirements are met. APCo will assign the NCEMC contract to OPCo, which after the reorganization of OPCo and CSP to comply with S.B. 3, will control power supply resources adequate to serve NCEMC.

     III. INFORMATION REQUIRED BY SECTIONS 33.2 AND 33.3 OF THE COMMISSION'S REGULATIONS

     Information required by Sections 33.2 and 33.3 of the Commission's regulations is set out below and in the referenced exhibits. To the extent necessary, AEPSC requests waiver of the Commission's regulations to permit the Commission to accept this Application as in sufficient compliance with the Commission's regulations.

A.   NAMES AND ADDRESSES OF PRINCIPAL BUSINESS OFFICES

     American Electric Power Service Corporation
     1 Riverside Plaza
     Columbus, Ohio 43215

     Appalachian Power Company
     P.O. Box 2021
     Roanoke, Virginia 24022

     Columbus Southern Power Company
     1 Riverside Plaza
     Columbus, Ohio 43215

     Ohio Power Company
     301 Cleveland Avenue, SW
     Canton, Ohio 44702

     Indiana Michigan Power Company
     One Summit Square
     P.O. Box 60
     Fort Wayne, Indiana 46801

     Central Power and Light Company
     539 North Caranchua
     Corpus Christi, Texas 78403

     West Texas Utilities Company
     301 Cypress
     Abilene, Texas 79601

     Southwestern Electric Power Company
     428 Travis Street
     P.O. Box 21106
     Shreveport, Louisiana 71101

B. NAMES AND ADDRESSES OF PERSONS AUTHORIZED TO RECEIVE NOTICES AND COMMUNICATIONS WITH RESPECT TO THE APPLICATION

     Edward J. Brady, Esq.                       J. A. Bouknight
     Kevin F. Duffy, Esq.                        Douglas G. Green
     American Electric Power Service             Steptoe & Johnson
     Corporation                                 1330 Connecticut Avenue, NW
     1 Riverside Plaza                           Washington, DC 20036-1795
     Columbus, Ohio 43215                        202-429-3000 - voice
     614-223-1617 - voice                        202-429-3902 - fax
     614-223-1687 - fax                          jbouknight@steptoe.com
     ejbrady@aep.com                             dgreen@steptoe.com
     kfduffy@aep.com

                                                 Clark Evans Downs
                                                 Shelby L. Provencher
                                                 Jones, Day, Reavis & Pogue
                                                 51 Louisiana Avenue, NW
                                                 Washington, DC 20001
                                                 202-879-3939 - voice
                                                 202-626-1700 - fax
                                                 cedowns@jonesday.com
                                                 slprovencher@jonesday.com

     C.   PROPOSED ACCOUNTING ENTRIES

     Proposed accounting entries for the Transfers are included with Exhibit H hereto.

     D.   FORM OF NOTICE

     A form of notice, in both hard copy and on diskette, suitable for publication in the Federal Register is included with this Application.

     E.   EXHIBITS

     In accordance with Part 33 of the Commission's regulations, Exhibits A through L are attached to this Application.

     IV.  RELIEF REQUESTED

     For the reasons set forth herein, AEPSC respectfully requests waiver of the Commission's filing requirements as deemed necessary and that the Commission issue an order authorizing the Transfers no later than December 31, 2001.

                                  Respectfully submitted,


                                  AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                  By: /s/ Edward J. Brady
                                     ----------------------------------------
                                     Edward J. Brady, Esq.
                                     Kevin F. Duffy, Esq.
                                     American Electric Power Service Corporation
                                     1 Riverside Plaza
                                     Columbus, Ohio 43215
                                     614-223-1617 - voice
                                     614-223-1687 - fax

                                     Clark Evans Downs
                                     Shelby L. Provencher
                                     Jones, Day, Reavis & Pogue
                                     51 Louisiana Avenue, NW
                                     Washington, DC 20001
                                     202-879-3939 - voice
                                     202-626-1700 - fax

                                     J. A. Bouknight
                                     Douglas G. Green
                                     Steptoe & Johnson LLP
                                     1330 Connecticut Avenue, NW
                                     Washington, DC 20036-1795
                                     202-429-3000 - voice
                                     202-429-3902 - fax

Submitted: July 24, 2001

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

American Electric Power Service Corporation )             Docket No. ECO1-  -000


                                  VERIFICATION


 STATE OF NEW YORK         )
                           )
 COUNTY OF NEW YORK        )


     NOW, BEFORE ME, the undersigned authority, personally came and appeared,

J. Craig Baker, who, after first being duly sworn by me, did depose and say:

     That he is Senior Vice President - Regulation and Public Policy of American Electric Power Service Corporation, the Applicant in the above proceeding; that he has the authority to verify the foregoing Application on behalf of American Electric Power Service Corporation; that he has read said Application and knows the contents thereof; and that all of the statements contained in said Application are true and correct to the best of his knowledge and belief.

                                              /s/ J. Craig Baker
                                              -------------------------
                                                  J. Craig Baker


 SUBSCRIBED AND SWORN TO before me this 20th day of July, 2001.

/s/ Karen Shelton
----------------------
Notary Public                                KAREN SHELTON
                                    NOTARY PUBLIC, STATE OF NEW York
My Commission Expires:                       NO-01SH6018418
County of Residence:                  QUALIFIED IN NEW YORK COUNTY
                                    COMMISSION EXPIRES JAN. 11, 2003
       [SEAL]

                                     NOTICE

                            UNITED STATES OF AM[ERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

American Electric Power Service Corporation  )            Docket No. ECO1-  -000

                                NOTICE OF FILING

     Take notice that on July 24, 200 1, American Electric Power Service Corporation (AEPSC), acting on behalf of certain electric utility subsidiaries of American Electric Power Company, Inc., (AEP) submitted an application for approval for the transfer of certain jurisdictional facilities among AEP subsidiaries, pursuant to Section 203 of the Federal Power Act (Act), 16 U.S.C. ss. 824b (1994), and Part 33 of the Regulations of the Federal Energy Regulatory Commission (Commission), as reviscd pursuant to Order No. 642, FERC Stats. & Regs. paragraph 31,111 (2000). Such transfers are proposed to be made to comply with electric utility restructuring laws of Ohio and Texas and to foster the development of competitive electric markets consistent with such state laws.

     AEPSC states that a copy of the filing has been served on the public service commissions of Ohio, Texas, Arkansas, Indiana, Kentucky, Louisiana, Michigan, Tennessee, Virginia, West Virginia and Oklahoma.

     Any person desiring to be heard or to protest such filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington D.C. 20426, in accordance with Rules
211 and 214 of the Commission's Rules of Practice and Procedure (18 CFR 385.211
and 385.214). All such motions and protests should be filed on or before       .
Protests will be considered by the Commission to detennine the appropriate action to be taken, but will not serve to make protestants parties to the proceedings. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection. This filing may also be viewed on the Internet at http://www.ferc.fed.us/online/rims/htm (call 202-208-2222 for assistance).

                               David P. Boergers
                                   Secretary

                                   EXHIBIT A

                     BUSINESS ACTIVITIES OF THE APPLICANTS

     A. CSP is a corporation organized and existing under the laws of the state of Ohio, and has its principal office in Columbus, Ohio. CSP is a wholly owned subsidiary of AEP. CSP is engaged in generating, transmitting and distributing electric energy to the public in central and southern Ohio and is a public utility under Section 201 of the Act. CSP owns 2,595 MW of coal-fired generating capacity, which includes 1,330 MW in generating facilities jointly owned with two unaffiliated utilities. CSP serves approximately 668,000 retail customers in Ohio. CSP also sells electricity to wholesale customers.

     B. OPCo is a corporation organized and existing under the laws of the state of Ohio, and has its principal office in Canton, Ohio. OPCo is a wholly owned subsidiary of AEP. OPCo is engaged in generating, transmitting and distributing electric energy to the public in northwestern, east central, eastern and southern Ohio and is a public utility under Section 201 of the Act. OPCo owns 8,464 MW of coal-fired generating capacity and 48 MW of hydroelectric generating capacity. OPCo serves approximately 696,000 retail customers in Ohio. OPCo also sells electricity to wholesale customers.

     C. APCo is a corporation organized and existing under the laws of the Commonwealth of Virginia, and has its principal office in Roanoke, Virginia. APCo is a wholly owned subsidiary of AEP. APCo is engaged in generating, transmitting and distributing electric energy to the public in southwestern Virginia and southern West Virginia and is a public utility under Section 201 of the Act. APCo owns 5,081 MW of coal-fired generating capacity and 777 MW of hydroelectric generating capacity. APCo supplies electricity at retail to approximately 909,000 customers. Approximately 53% of APCo's retail sales are to customers in Virginia and approximately 47% of such sales are to customers in West Virginia. APCo also sells electricity to wholesale customers.

     D. CPL is a corporation organized and existing under the laws of the state of Texas, and has its principal office in Corpus Christi, Texas. CPL is a wholly owned subsidiary of CSW, and an indirect subsidiary of AEP. CPL is engaged in generating, transmitting and distributing electric energy to the public in south Texas and is a public utility under Section 201 of the Act. CPL also owns an undivided 25.2% interest in STP Nuclear Operating Company, which operates and maintains the South Texas Project nuclear generating station
(STP), of which CPL owns an undivided 25.2% interest, or approximately 630 MW. In addition to its undivided interest in STP, CPL owns 3,867 MW of coal- and gas-fired and hydroelectric generating capacity. CPL serves approximately 680,000 retail customers. CPL also sells electricity to wholesale customers.

     E. WTU is a corporation organized and existing under the laws of the state of Texas, and has its principal office in Abilene, Texas. WTU is a wholly owned subsidiary of CSW, and an indirect subsidiary of AEP. WTU is engaged in generating, transmitting and distributing electric energy to the public in west and central Texas and is a public utility under Section 201 of the Act. WTU owns 1,376 MW of coal- and gas-fired generating capacity, and 16 MW of wind and oil-fired generating capacity. WTU serves approximately 190,000 retail customers. WTU also sells electricity to wholesale customers.

     F. SWEPCO is a corporation organized and existing under the laws of the state of Delaware, and has its principal office in Shreveport, Louisiana. SWEPCO is a wholly owned subsidiary of CSW, and an indirect subsidiary of AEP. SWEPCO is engaged in generating, transmitting and distributing electric energy to the public in northeastern Texas, northwestern

Louisiana and western Arkansas and is a public utility under Section 201 of the Act. SWEPCO owns 3,645 MW of coal- and gas-fired generating capacity and 842 MW of lignite-fired generating capacity. SWEPCO serves approximately 428,000 retail customers. SWEPCO also sells electricity to wholesale customers.

     G. I&M is a corporation organized and existing under the laws of the state of Indiana, and has its principal office in Fort Wayne, Indiana. I&M is a wholly owned subsidiary of AEP. I&M is engaged in generating, transmitting and distributing electric energy to the public in northern and eastern Indiana and a portion of southwestern Michigan and is a public utility under Section 201 of the Act. I&M owns or leases 2,295 MW of coal-fired generating capacity and 2,110 MW of nuclear generating capacity and 11 MW of hydroelectric generating capacity. I&M serves approximately 565,000 retail customers. I&M also sells electricity to wholesale customers.

     H. KPCo is a corporation organized and existing under the laws of Kentucky. KPCo is a wholly owned subsidiary of AEP. KPCo is engaged in generating, transmitting and distributing electric energy to the public in eastern Kentucky and is a public utility under Section 201 of the Act. KPCo owns 1,060 MW of coal-fired generating capacity. KPCo serves approximately 172,000 retail customers. KPCo also sells electricity to wholesale customers.

                                   EXHIBIT B

               LIST OF ENERGY SUBSIDIARIES AND ENERGY AFFILIATES
                         AND THEIR BUSINESS ACTIVITIES

     There is attached to this Exhibit B a list of energy subsidiaries and energy affiliates and a general description of their business interests.

                                                                      EXHIBIT B
                                                                    Page 1 of 8

               LIST OF ENERGY SUBSIDIARIES AND ENERGY AFFILIATES
                         AND THEIR BUSINESS ACTIVITIES

NAME OF COMPANY                     PERCENTAGE  BUSINESS ACTIVITY
                                        OF
                                    OWNERSHIP

AEP Generating Company                 100      Generation

AEP Power Marketing, Inc.              100      Power marketing

AEP Pro Serv, Inc.                     100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

AEP Retail Energy LLC                  100      Retail and wholesale electricity

American Electric Power
  Service Corporation                  100      Management, professional and
                                                technical services

Appalachian Power Company             98.7      Domestic electric utility

Cedar Coal Co.                         100      Coal Mining (inactive)

Central Appalachian Coal Company       100      Coal Mining (inactive)

Central Coal Company                   100      Coal Mining (inactive)

Southern Appalachian Coal Company      100      Coal Mining (inactive)

West Virginia Power Company            100      Inactive

Columbus Southern Power Company        100      Domestic electric utility

Colomet, Inc.                          100      Inactive

Conesville Coal Preparation Company    100      Coal preparation

Simco Inc.                             100      Inactive

Ohio Valley Electric Corporation      44.2      Generation

                                                                      EXHIBIT B
                                                                    PAGE 2 OF 8

Indiana Michigan Power Company         100      Domestic electric utility

Blackhawk Coal Company                 100      Coal mining (inactive)

Price River Coal Company               100      Coal mining (inactive)

Kentucky Power Company                 100      Domestic electric utility

Kingsport Power Company                100      Domestic electric utility

Ohio Power Company                    99.2      Domestic electric utility

Indiana-Kentucky Electric Corporation 44.2      Generation

Central and South West Corporation     100      Subsidiary holding company

Central Power and Light Company        100      Domestic electric utility

Public Service Company of Oklahoma     100      Domestic electric utility

Ash Creek Mining Company               100      Inactive

Southwestern Electric Power Company    100      Domestic electric utility

The Arklahoma Corporation             47.6      Electric Transrnission

Southwest Arkansas Utilities
  Corporation                          100      Inactive

West Texas Utilities Company           100      Domestic electric utility

CSW Energy, Inc.                       100      Independent Power

CSW Development-I, Inc.                100      Independent Power

Polk Power GP II, Inc.                  50      Independent Power

Polk Power GP, Inc.                     50      Independent Power

Polk Power Partners, LP                 50      Independent Power

                                                                      EXHIBIT B
                                                                    Page 3 of 8

CSW Mulberry II, Inc.                  100      Independent Power

CSW Mulberry, Inc.                     100      Independent Power

Noah I Power GP, Inc.                  100      Independent Power

Noah I Power Partners, LP             95.5      Independent Power

Brush Cogeneration Partners             50      Independent Power

Orange Cogeneration GP II, Inc.         50      Independent Power

Orange Cogeneration GP Inc.             50      Independent Power

Orange Cogeneration
  Limited Partnership                   50      Independent Power

CSW Orange II, Inc.                    100      Independent Power

CSW Orange, Inc.                       100      Independent Power

Orange Cogen Funding Corp.             100      Independent Power

Orange Holdings, Inc.                  100      Inactive

CSW Development -II, Inc.              100      Inactive

CSW Ft. Lupton, Inc.                   100      Independent Power

Thermo Cogeneration Partnership, LP     50      Independent Power

Newgulf Power Venture, Inc.            100      Independent Power

CSW Sweeny GP I, Inc.                  100      Independent Power

CSW Sweeny GP II, Inc.                 100      Independent Power

CSW Sweeny LP I, Inc.                  100      Independent Power

CSW Sweeny LP II, Inc.                 100      Independent Power

                                                                      EXHIBIT B
                                                                    PAGE 4 OF 8

Sweeny Cogeneration
  Limited Partnership                   50      Independent Power

CSW Development-3, Inc.                100      Inactive

CSW Northwest GP, Inc.                 100      Inactive

CSW Northwest LP, Inc.                 100      Inactive

CSW Power Marketing, Inc.              100      Power Marketing

CSW Nevada, Inc.                       100      Inactive

Diversified Energy Contractors
  Company, LLC                          90      Consulting, projects and other
                                                non-regulated energy-related
                                                services

DECCO II LLC                           100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Diversified Energy Contractors, LP     100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Industry and Energy Associates, LLC    100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

CSW Frontera GP I, Inc.                100      Independent Power (inactive)

CSW Frontera GP II, Inc.               100      Independent Power (inactive)

CSW Frontera LP I, Inc.                100      Independent Power (inactive)

CSW Frontera LP II, Inc.               100      Independent Power (inactive)

CSW Eastex GP I, Inc.                  100      Independent Power

CSW Eastex GP II, Inc.                 100      Independent Power

Eastex Cogeneration Limited
  Partnership                          100      Independent Power

CSW Eastex LP I, Inc.                  100      Independent Power

                                                                      EXHIBIT B
                                                                    PAGE 5 OF 8

CSW Eastex LP II, Inc.                 100      Independent Power

Southwestern Electric
  Wholesale Company                    100      Inactive

Enershop, Inc.                         100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Envirotherm, Inc.                      100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

CSW Energy Services, Inc.              100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Nuvest, L.L.C.                        92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

National Temporary Services, Inc.     92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Octagon Inc.                          92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Numanco, L.L.C.                       92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Power Systems Energy Services, Inc.   92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

NuSun, Inc.                           92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Sun Technical Services, Inc.          92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Calibration Testing Corporation       92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

ESG Technical Services, L.L.C.        92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

                                                                      EXHIBIT B
                                                                    PAGE 6 OF 8

ESG Manufacturing, L.L.C.             92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

National Environmental Services
  Technology L.L.C.                   92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

ESG Indonesia, L.L.C.                 92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Advance Shielding
  Technologies, L.L.C.                92.9      Consulting, projects and other
                                                non-regulated energy-related
                                                services

ESG, L.L.C.                             50      Consulting, projects and other
                                                non-regulated energy-related
                                                services

Wheeling Power Company                 100      Domestic electric utility

AEP C&I Company LLC                    100      Retail wholesale electricity

AEP Energy Management, LLC             100      Worldwide energy related
                                                investments, energy trading and
                                                other projects

AEP Gas Power GP, LLC                  100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

AEP Gas Power Systems, LLC              75      Consulting, projects and other
                                                non-regulated energy-related
                                                services

AEP Ohio Commercial & Industrial
  Retail Company, LLC                  100      Retail wholesale electricity

AEP Ohio Retail Energy, LLC            100      Retail wholesale electricity

AEP T&D Services, LLC                  100      Consulting, projects and other
                                                non-regulated energy-related
                                                services

AEP Texas Commercial & Industrial
  Retail GP, LLC                       100      Retail wholesale electricity

AEP Texas Commercial & Industrial
  Retail Limited Partnership           100      Retail wholesale electricity

                                                                      EXHIBIT B
                                                                    PAGE 7 OF 8

AEP Texas Retail GP, LLC               100      Retail wholesale electricity

AEP Wind GP, LLC                       100      Independent Power

AEP Wind LP, LLC                       100      Independent Power

Dolet Hills Lignite Company, LLC       100      Coal mine operation

Lectrix LLC                          33.33      Worldwide energy related
                                                investments, energy trading and
                                                other projects

Mutual Energy LLC                      100      Retail wholesale electricity

Mutual Energy Service Company, LLC     100      Retail wholesale electricity

Mutual Energy CPL L.P.                 100      Retail wholesale electricity

Mutual Energy SWEPCO L.P.              100      Retail wholesale electricity

Mutual Energy WTU L.P.                 100      Retail wholesale electricity

REP General Partner L.L.C.             100      Retail wholesale electricity

REP Holdco Inc.                        100      Retail wholesale electricity

RC Training, LLC                        48      Inactive

RIKA Management Company, LLC            50      Substation Automation Systems

Trent Wind Farm, L.P.                  100      Independent Power

Universal Power Products Company, LLC   48      Substation automation systems

Cardinal Operating Company              50      Generation

Automated Substation Development
  Company LLC                           71      Substation automation systems

Powerspan Corp.                        9.8      Pollution Control Technology
                                                Development

                                                                      EXHIBIT B
                                                                    PAGE 8 OF 8

Houston Pipe Line Company              100      Gas

LIG Pipeline Company                   100      Gas

                                   EXHIBIT C

                             ORGANIZATIONAL CHARTS

     There are attached to this Exhibit C Pre-Transfer and Post-Transfer organizational charts.

Target Organizational Structure

                                                                    EXHIBIT C
                                                                    PAGE 1 OF 2

                                             -----------------
                                                    AEP
                                             -----------------
                                                     |
         +-------------------+-----------------------+------------------------+---------------------+
         |                   |                       |                        |                     |
-----------------    -----------------       -----------------        -----------------    -----------------
                                                                          Regulated
      Texas                 AEP                     AEP                    Holdco           AEP Resources/
   REP Holdco           Enterprises            Service Corp                 (CSW)          CSW International
-----------------    -----------------       -----------------        -----------------    -----------------
                             |                                                |
         +-------------------+-------------------+                +-----------------------------------+
         |                   |                   |                |                                   |
    -------------    -----------------    -------------           |  -------------     -------------  |
                                                                  +--  OPCo EDC            APCo     --+
       Retail            Wholesale            Comm                |  -------------     -------------  |
                           Holdco                                 |                                   |
    -------------    -----------------    -------------           |  -------------     -------------  |
                           |                                      +--   CSP EDC             I&M     --+
         +-----------------+--------------+---------------+       |  -------------     -------------  |
         |                 |              |               |       |                                   |
    -------------    ------------    -----------    ------------- |  -------------     -------------  |
      Marketing                                                   +--   CPL EDC            KPCo     --+
      & Trading        Domestic         Gasco         Pro Serv    |  -------------     -------------  |
         PMA             Genco                                    |                                   |
    -------------    ------------    -----------    ------------- |  -------------     -------------  |
                           |                                      +--      WTU EDC             PSO  --+
            -------------  |  -------------                       |  -------------     -------------  |
               WTU PGC   --+--  OPCo PGC                          |                                   |
            -------------  |  -------------                       |  -------------     -------------  |
                           |                                      +--       KGSPT            SWEPCO --+
            -------------  |  -------------                       |  -------------     -------------  |
               CPL PGC   --+--   CSP PGC                          |                                   |
            -------------     -------------                       |  -------------     -------------  |
                                                                  +--       WPCo               AEG  --+
                                                                  |  -------------     -------------
                                                                  |
                                                                  |  -------------
                                                                  +--      SWEPCO
                                                                       Texas EDC
                                                                     -------------

Current Organizational Structure

                                                                    EXHIBIT C
                                                                    PAGE 2 OF 2

                                  ----------
                                      AEP
                                  ----------
                                       |
              +------------------------+-----------------------+
              |                        |                       |
------------  |  -----------    ----------------        -------------
              |
    APCo    --+--    CSP        AEP Service Corp          CSW Parent
------------  |  -----------    ----------------        -------------
              |                                                 |
------------  |  -----------                                    |
              |                                  -------------  |  -------------
     I&M    --+--   KPCo                                        |
------------  |  -----------                          CPL     --+--     PSO
              |                                  -------------  |  -------------
------------  |  -----------                                    |
              |                                  -------------  |  -------------
    KGSPT   --+--   OPCo                                        |
------------  |  -----------                        SWEPCO    --+--     WTU
              |                                  -------------  |  -------------
------------  |  -----------                                    |
              |                                  -------------  |  -------------
    WPCo    --+--    AEG                              CSW       |       CSW
------------  |  -----------                     International--+--   Energy
              |                                  -------------  |  -------------
------------  |  -----------                                    |
 AEP Energy   |                                  -------------  |  -------------
  Services  --+--   Comm                                        |
------------  |  -----------                        C3 Comm   --+--   Credit
              |                                  -------------  |  -------------
------------  |  -----------                                    |
     AEP      |                                           -------------
  Resources --+-- Pro Serv                                    Texas
------------  |  -----------                               REP Holdco
              |                                           -------------
              |  -----------
              |
              +--   Retail
                 -----------

                                   EXHIBIT D

                          OTHER BUSINESS ARRANGEMENTS

     The Transfers will not affect the business interests of the Applicants or their affiliates because they will effectuate an internal reorganization that will have no effect on external transactions except with respect to the provision of service under agreements that will be assigned as part of the Transfers. No new joint ventures, strategic alliances, tolling arrangements or other business arrangement with non-affiliated persons will be effected or affected in connection with the Transfers.

     See Exhibit J for a description of the Applicants' participation in regional transmission organizations.

                                   EXHIBIT E

                         COMMON OFFICERS AND DIRECTORS

     Because the corporate reorganization for which approval is sought is internal and does not involve previously unaffiliated entities, Applicants request waiver of the requirement to file Exhibit E. Good cause exists for such waiver because the information to be reported on Exhibit E is not germane to the Commission's analysis of the Transfers. Applicants and their affiliates that will take title to jurisdictional facilities as the result of the Transfers are members of a registered public utility holding company system and, therefore, their officers and directors have automatic authorization to hold interlocking positions within the registered holding company system pursuant to 18 C.F.R.ss.45.9 (2000).

                                   EXHIBIT F

                            DESCRIPTION OF CUSTOMERS

     There is attached to this Exhibit F a list of the wholesale customers that are served by the AEP operating companies.

                          AEP WHOLESALE CUSTOMER LIST
                              FERC 203 APPLICATION
                                                                       EXHIBIT F
                                                                     Page 1 of 3



                                                                               CURRENTLY               TO BE
CUSTOMER                                                 LOCATION              SERVED BY              ASSIGNED TO         TYPE
--------------------------------------------             --------              ----------           -------------         ----
Arcadia                                                     Ohio                AEPSC(c)             PM AFFILIATE          1
Bloomdale                                                   Ohio                AEPSC(c)             PM AFFILIATE          1
Bryan                                                       Ohio                AEPSC(c)             PM AFFILIATE          1
Carey                                                       Ohio                AEPSC(c)             PM AFFILIATE          1
Clyde                                                       Ohio                AEPSC(c)             PM AFFILIATE          1
Cygnet                                                      Ohio                AEPSC(c)             PM AFFILIATE          1
Deshler                                                     Ohio                AEPSC(c)             PM AFFILIATE          1
Greenwich                                                   Ohio                AEPSC(c)             PM AFFILIATE          1
Ohio City                                                   Ohio                AEPSC(c)             PM AFFILIATE          1
Plymouth                                                    Ohio                AEPSC(c)             PM AFFILIATE          1
Republic                                                    Ohio                AEPSC(c)             PM AFFILIATE          1
St. Clairsville                                             Ohio                AEPSC(c)             PM AFFILIATE          1
Shiloh                                                      Ohio                AEPSC(c)             PM AFFILIATE          1
Sycamore                                                    Ohio                AEPSC(c)             PM AFFILIATE          1
Wapakoneta                                                  Ohio                AEPSC(c)             PM AFFILIATE          1
Wharton                                                     Ohio                AEPSC(c)             PM AFFILIATE          1
City of Sturgis                                             Michigan            AEPSC(c)             PM AFFILIATE          1
Radford                                                     Virginia            AEPSC(c)             PM AFFILIATE          1
North Carolina Electric Membership Co-op                    North Carolina      APCO                 OPCO PGC              2
City of Weatherford (effective 1/1/02)                      Texas               WTU                  WTU PGC               2
Brazos Electric Cooperative                                 Texas               WTU                  WTU PGC               2
City of Hearne                                              Texas               WTU                  WTU PGC               2
Coleman County Electric Cooperative(a)                      Texas               WTU                  WTU PGC               2
Taylor Electric Cooperative(a)                              Texas               WTU                  WTU PGC               2
Concho Valley Electric Cooperative(a)                       Texas               WTU                  WTU PGC               2
Golden Spread Valley Electric Cooperative(a)                Texas               WTU                  WTU PGC               2
Pedernales Electric Cooperative (Formerly Kimble)(a)        Texas               WTU                  WTU PGC               2
Lighthouse Electric Cooperative(a)                          Texas               WTU                  WTU PGC               2
Midwest Electric Cooperative(a)                             Texas               WTU                  WTU PGC               2
Rio Grande Electric Cooperative-WPC(a)                      Texas               WTU                  WTU PGC               2
Southwest Texas Electric Cooperative(a)                     Texas               WTU                  WTU PGC               2
Stamford Electric Cooperative(a)                            Texas               WTU                  WTU PGC               2
City of Robstown                                            Texas               CPL                  CPL PGC               3
South Texas Electric Cooperative                            Texas               CPL                  CPL PGC               3
Pedernales Electric Cooperative (Formerly Kimble)           Texas               CPL                  CPL PGC               3
Wheeling Electric Power Company                             West Virginia       OPCO                 APCO                  3
Texas-New Mexico Power Company                              Texas               WTU                  WTU PGC               3
City of Coleman                                             Texas               WTU                  WTU PGC               3
Rio Grande Electric Cooperative-TR1                         Texas               WTU                  WTU PGC               3
Tex-La Electric Cooperative                                 Texas               WTU                  WTU PGC               3
Western Farmers Electric Cooperative                        Texas               WTU                  WTU PGC               3
City of Brady                                               Texas               WTU                  WTU PGC               3
Buckeye Power                                               Ohio                CSP                  CSP EDC               5
Buckeye Power                                               Ohio                OPCO                 OPCO EDC              5
Ohio Edison                                                 Ohio                OPCO                 OPCO EDC              5

ACTUAL OR EARLIEST
    POSSIBLE                           NOTICE                  DATE NOTICE
TERMINATION DATE                    REQUIREMENTS              CAN BE PROVIDED                      FERC RATE SCHEDULE
------------------               -----------------           -----------------      ----------------------------------------------
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 153
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 154
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 155
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 156
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 157
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 158
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 159
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 160
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 161
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 162
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 163
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 164
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 165
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 166
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 167
12/31/2005                         Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 168
7/31/2004                          Set Term                        N/A              AEP FERC ELECT. TARIFF, VOL. NO. 5, SA NO. 233
6/30/2005                          1 Year Notice                   6/30/2004        AEP FERC ELECT. TARIFF, VOL. NO. 5, RS NO. 103
12/31/2010                         Set Term                        N/A              APCO FERC RS NO. 135
12/31/02 Evergreen                 1 Year Notice                   12/31/2001       CSW FERC ELECT. TARIFF, FIRST REV.
12/31/02 - per notice              Notice Given to                                  VOL. NO. 8, SA NO. 25
                              Terminate Effective 12/31/02
3/31/03 Evergreen                  1 Year Notice                   Notice Given     CSW FERC ELECT. TARIFF, FIRST REV.
                                                                                    VOL. NO. 8, SA NO. 26
12/31/07 Evergreen                 3 Years Notice                  3/31/2002        WTU RS NO. 76
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, FIRST REVISED SA NO. 1
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, FIRST REVISED SA NO. 10
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, FIRST REVISED SA NO. 2
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, FIRST REVISED SA NO. 3
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, FIRST REVISED SA NO. 4
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, FIRST REVISED SA NO. 5
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, FIRST REVISED SA NO. 6
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, SA NO. 7
12/31/07 Evergreen                 3 Years Notice                  12/31/2004       WTU TARIFF NO. 9, SA NO. 8
4/15/03 - per notice               Notice Given to                 12/31/2004       WTU TARIFF NO. 9, SA NO. 9
                              Terminate Effective 4/15/03          Notice Given     CPL RATE SCHEDULE NO. 70
Evergreen                          5 Years Notice                    Anytime        CPL TARIFF NO. 1, SA NO. 10
1/31/2002 - per notice             Notice Given to
                              Terminate Effective 1/31/02          Notice Given     CPL TARIFF NO. 1, SA NO. 8
12/31/04 Evergreen                 3 Years Notice                  12/31/2001       OPCO FERC RS NO. 18
12/31/04 Evergreen                 5 Year Rollover
                              Provision w/3 Year Notification      12/31/2001       WTU RS NO. 39
7/11/02 Evergreen                  1 Year Notice
                              Before End of 5 Yr Extension         10/10/2001       WTU RS NO. 40
5/31/07 Evergreen                  5 Years Notice                   5/31/2002       WTU TARIFF NO. 1, FIRST REVISED SA NO. 19
12/31/09 Evergreen                 5 Years Notice                  12/31/2004       WTU TARIFF NO. 1, FIRST REVISED SA NO. 18
Evergreen                          5 Years Notice                   Anytime         WTU TARIFF NO. 1, SA NO. 13
12/16/2002                      Notice Given to
                              Terminate Effective                  Notice Given     WTU TARIFF NO. 1, SA NO. 17
                                   12/16/02
6/30/2003                          Set Term                        N/A              CSP FERC RS NO. 17
6/30/2003                          Set Term                        N/A              OPCO FERC RS NO. 70
8/1/2005                           Set Term                        N/A              OPCO FERC RS NO. 71



Types of Contracts:
(1) Fixed Base Rates, No Fuel Clause
(2) Fixed Base Rates, With Fuel Clause
(3) Base Rates Subject to Change, With Fuel Clause
(4) Formula Rate
(5) Transmission Service

                          AEP WHOLESALE CUSTOMER LIST
                              FERC 203 APPLICATION
                                                                       EXHIBIT F
                                                                     Page 2 of 3



                                                                               CURRENTLY               TO BE
CUSTOMER                                                 LOCATION              SERVED BY              ASSIGNED TO         TYPE
--------------------------------------------             --------              ----------           -------------         ----
West Va Power Company-subsidiary of Utiliticorp         West Virginia          AEPSC(c)                N/A                 1
Cleveland Public Power                                  Ohio                   OPCO                    N/A                 1
Hoosier Energy                                          Indiana                I&M                     N/A                 1
AMP-Ohio                                                Ohio                   OPCO                    N/A                 1
Kingsport Power Company                                 Tennessee              APCO                  No Assignment         3


Central Virginia Electric Cooperative                   Virginia               APCO                  No Assignment         3
Craig-Botetourt Electric Cooperative                    Virginia               APCO                  No Assignment         3
Elk                                                     West Virginia          APCO                  No Assignment         3
Elkhorn                                                 West Virginia          APCO                  No Assignment         3
Kimball                                                 West Virginia          APCO                  No Assignment         3
United                                                  West Virginia          APCO                  No Assignment         3
War                                                     West Virginia          APCO                  No Assignment         3
Virginia Polytechnic Institute & State University       Virginia               APCO                  No Assignment         3

Old Dominion Electric Cooperative-Whitehouse            Virginia               APCO                  No Assignment         3
Old Dominion Electric Cooperative-Lynch                 Virginia               APCO                  No Assignment         3

Old Dominion Electric Cooperative-Evington              Virginia               APCO                  No Assignment         3
Union                                                   West Virginia          APCO                  No Assignment         3
Black Diamond                                           West Virginia          APCO                  No Assignment         3

Magic Valley Electric Cooperative                       Texas                  CPL                     N/A                 3

Medina Electric Cooperative                             Texas                  CPL                     N/A                 3
Jackson                                                 Ohio                   CSP                   No Assignment         3
Westerville                                             Ohio                   CSP                   No Assignment         3
Glouster                                                Ohio                   CSP                   No Assignment         3
Mishawaka                                               Indiana                I&M                   No Assignment         3

Bluffton                                                Indiana                I&M                   No Assignment         3
Columbia City                                           Indiana                I&M                   No Assignment         3
Auburn                                                  Indiana                I&M                   No Assignment         3
Avila                                                   Indiana                I&M                   No Assignment         3
Garrett                                                 Indiana                I&M                   No Assignment         3
Gas City                                                Indiana                I&M                   No Assignment         3
New Carlisle                                            Indiana                I&M                   No Assignment         3
Niles                                                   Michigan               I&M                   No Assignment         3
Warren                                                  Indiana                I&M                   No Assignment         3
South Haven                                             Michigan               I&M                   No Assignment         3
Paw Paw                                                 Michigan               I&M                   No Assignment         3

United REMC-Wabash                                      Indiana                I&M                   No Assignment         3
Richmond Power & Light                                  Indiana                I&M                   No Assignment         3
Anderson                                                Indiana                I&M                   No Assignment         3
Frankton                                                Indiana                I&M                   No Assignment         3
Carolina Power & Light-Rockport                         Indiana                I&M                   No Assignment         3
Olive Hill                                              Kentucky               KPCO                  No Assignment         3
Vanceburg                                               Kentucky               KPCO                  No Assignment         3
Western Farmers Electric Cooperative                    Oklahoma               PSO                   No Assignment         3
City of South Coffeyville                               Oklahoma               PSO                   No Assignment         3
City of Collinsville                                    Oklahoma               PSO                   No Assignment         3
Northeastern Oklahoma Electric Cooperative              Oklahoma               PSO                   No Assignment         3
City of Minden                                          Louisiana              SWEPCO                No Assignment         3
City of Weatherford (through 12/31/01)                  Texas                  WTU                     N/A                 3

ACTUAL OR EARLIEST
    POSSIBLE                           NOTICE                  DATE NOTICE
TERMINATION DATE                    REQUIREMENTS              CAN BE PROVIDED                      FERC RATE SCHEDULE
------------------               -----------------           -----------------      ----------------------------------------------

12/31/2001                         Set Term                       N/A               AEP FERC ELECTRIC TARIFF VOL. NO. 5, SA NO. 144
8/31/2001                          Set Term                       N/A               AEPC FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 2
                                                                                      SA NO. 101
12/31/2001                         Set Term                       N/A               I&M FERC ELECTRIC TARIFF NO. 6, SA NO. 2
12/31/2001                         Set Term                       N/A               OPCO FERC RS NO. 74
12/31/04 Evergreen                3 Years Notice               12/31/2001           APCO FERC RS NO. 0023
                              Notice given to Terminate
5/21/2002                         Effective 5/21/02             Notice Given        APCO FERC RS NO. 0099
2/27/03 Evergreen                 1 Year Notice                 2/27/2002           APCO FERC RS NO. 0102
12/1/2004 Evergreen               3 Years Notice                12/1/2001           APCO FERC RS NO. 0106/0114 (2 DELIVERY PTS)
12/1/2004 Evergreen               3 Years Notice                12/1/2001           APCO FERC RS NO. 0107/0108 (2 DELIVERY PTS)
12/1/2004 Evergreen               3 Years Notice                12/1/2001           APCO FERC RS NO. 0109
12/1/2004 Evergreen               3 Years Notice                12/1/2001           APCO FERC RS NO. 0110
12/1/2004 Evergreen               3 Years Notice                12/1/2001           APCO FERC RS NO. 0113
7/1/2007 Evergreen                3 Years Notice                 7/1/2004           APCO FERC RS NO. 0119
                              Notice given to Terminate
11/17/2003                        Effective 11/17/03            Notice Given        APCO FERC RS NO. 0126
8/1/01 Evergreen                  3 Years Notice                 8/1/2001           APCO FERC RS NO. 0127
                              Notice given to Terminate
11/16/2003                        Effective 11/16/03            Notice Given        APCO FERC RS NO. 0136
12/1/2004 Evergreen               3 Years Notice                12/1/2001           APCO FERC RS NOS. 0111/0112 (2 DELIVERY PTS)
12/1/2004 Evergreen               3 Years Notice                12/1/2001           APCO FERC TARIFF WS-9, RS NOS. 0103/0104/0105
                                                                                                                (3 DELIVERY PTS)
                              Notice Given to Terminate
7/23/2001-per notice              Effective 7/23/2001           Notice Given        CPL TARIFF NO. 1, FIRST REVISED SA NO. 7
                              Notice Given to Terminate
10/1/2001-per notice              Effective 10/01/01            Notice Given        CPL TARIFF NO.1, SA NO. 9
   Evergreen                      90 Day Notice                 Anytime             CSP FERC ELECTRIC TARIFF VOL. NO. 5, SA 02
12/31/04 Evergreen                 3 Years Notice               12/31/2001          CSP FERC ELECTRIC TARIFF VOL. NO. 5, SA 03
   Evergreen                      90 Day Notice                 Anytime             CSP FERC ELECTRIC TARIFF VOL. NO. 5, SA 04
12/31/03 Evergreen                18 Months Notice              6/30/2002           I&M FERC ELECTRIC TAFIFF ORIGINAL VOL. NO. 5,
                                                                                       SA NO. 002
                              Prior to 6/30/02 for 12/31/03
12/31/03 Evergreen                Termination                   6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO.003
12/31/02 Evergreen                 1 Year Notice                12/31/2001          I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 004
11/23/09 Evergreen                 3 Years Notice               11/23/2006          I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 013
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 014
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 016
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 017
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 018
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 019
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 020
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 7,
                                                                                       SA NO. 021
12/31/03 Evergreen                 18 Months Notice             6/30/2002           I&M FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 9,
                                                                                       SA NO. 003
                              1 Year Notice prior to 3 year
8/8/2010 Evergreen                   extension                  8/8/2009            I&M FERC ELECTRIC TARIFF REVISED VOL. NO. 8,
                                                                                       SA NO. 016
12/31/02 Evergreen                  1 Years Notice              12/31/2001          I&M FERC RS NO. 70
12/31/02 Evergreen                  1 Years Notice              12/31/2001          I&M FERC RS NO. 74
12/31/02 Evergreen                  1 Years Notice              12/31/2001          I&M FERC RS NO. 74
12/31/2009                           Set Term                     N/A               I&M FERC RS NO. 77, APCO FERC RS NO. 24
12/31/05 Evergreen                  4 Years Notice              12/31/2001          KPCO FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 1
                                                                                       SA NO. 1
12/31/05 Evergreen                  4 Years Notice              12/31/2001          KPCO FERC ELECTRIC TARIFF ORIGINAL VOL. NO. 2
                                                                                       SA NO. 2
   5/31/2002                        6 Months Notice             11/30/2001          PSO RS NO. 197
   1/20/2003                        1 Year Notice                1/20/2002          PSO RS NO. 234
   9/30/2005                        1 Year Notice                9/30/2001          PSO RS NO. 237
   5/25/2005                          Set Term                     N/A              PSO RS NO. 240
4/30/05 Evergreen                   3 Years Notice               4/30/2002          SWEPCO RS NO. 116
12/31/2001                            Set Term                     N/A              WTU RS NO. 73

Types of Contracts:
(1) Fixed Base Rates, No Fuel Clause
(2) Fixed Base Rates, With Fuel Clause
(3) Base Rates Subject to Change, With Fuel Clause
(4) Formula Rate
(5) Transmission Service

                          AEP WHOLESALE CUSTOMER LIST
                              FERC 203 APPLICATION
                                                                       EXHIBIT F
                                                                     Page 3 of 3



                                                                               CURRENTLY               TO BE
CUSTOMER                                                 LOCATION              SERVED BY              ASSIGNED TO         TYPE
--------------------------------------------             --------              ----------           -------------         ----
Bentonville                                             Arkansas                SWEPCO               No Assignment         4
East Texas Electric Cooperative                         Texas                   SWEPCO               No Assignment         4
Rayburn County Electric Cooperative(b)                  Texas                   SWEPCO               No Assignment         4
Northeast Texas Electric Cooperative                    Texas                   SWEPCO               No Assignment         4
Tex-La Electric Cooperative                             Texas                   SWEPCO               No Assignment         4
Tex-La Electric Cooperative (ERCOT)                     Texas                   SWEPCO               No Assignment         4
Hope                                                    Arkansas                SWEPCO               No Assignment         4
Buckeye Power                                           Ohio                    OPCO                 No Assignment         4(d)
Bedford                                                 Virginia                AEPSC(c)             No Assignment         5
Danville                                                Virginia                AEPSC(c)             No Assignment         5
Martinsville                                            Virginia                AEPSC(c)             No Assignment         5
Richlands                                               Virginia                AEPSC(c)             No Assignment         5
Salem                                                   Virginia                AEPSC(c)             No Assignment         5

Oklahoma Municipal Power Authority                      Oklahoma                PSO                  No Assignment         5
KAMO Electric Cooperative                               Oklahoma                PSO                  No Assignment         5
Western Farmers Electric Cooperative                    Oklahoma                PSO                  No Assignment         5
City of Lafayette                                       Louisiana               SWEPCO               No Assignment         5

Arkansas Electric Cooperative                           Arkansas                SWEPCO               No Assignment         5




ACTUAL OR EARLIEST
    POSSIBLE                           NOTICE                  DATE NOTICE
TERMINATION DATE                    REQUIREMENTS              CAN BE PROVIDED                      FERC RATE SCHEDULE
------------------               -----------------           -----------------      ----------------------------------------------
12/31/10 Evergreen                5 Years Notice               12/31/2005           SWEPCO FIRST REVISED RS NO. 109
12/31/17 Evergreen                5 Years Notice               12/31/2012           SWEPCO FIRST REVISED RS NO. 113
12/31/10 Evergreen                7 Years Notice               12/31/2003           SWEPCO RS NO. 111
 12/31/2013                       1 Year Notice                12/31/2012           SWEPCO RS NO. 119
12/31/17 Evergreen                5 Years Notice               12/31/2012           SWEPCO RS NO. 120
12/31/17 Evergreen                5 Years Notice               12/31/2012           SWEPCO RS NO. 120
12/31/07 Evergreen                3 Years Notice               12/31/2004           SWEPCO RS NO. 86
9/30/2012                           Set Term                      N/A               OPCO FERC RS NOS. 3, 69, 17
6/30/05 Evergreen                 1 Year Notice                 6/30/2004           AEP FERC ELECT. TARIFF, SECOND REV., VOL. NO. 6
                                                                                       SA NO. 181
6/30/05 Evergreen                 1 Year Notice                 6/30/2004           AEP FERC ELECT. TARIFF, SECOND REV., VOL. NO. 6
                                                                                       SA NO. 181
6/30/05 Evergreen                 1 Year Notice                 6/30/2004           AEP FERC ELECT. TARIFF, SECOND REV., VOL. NO. 6
                                                                                       SA NO. 181
6/30/05 Evergreen                 1 Year Notice                 6/30/2004           AEP FERC ELECT. TARIFF, SECOND REV., VOL. NO. 6
                                                                                       SA NO. 181
6/30/05 Evergreen                 1 Year Notice                 6/30/2004           AEP FERC ELECT. TARIFF, SECOND REV., VOL. NO. 6
                                                                                       SA NO. 181
                               Notice Given to Terminate
12/31/2003-per notice             Effective 12/31/03            Notice Given        PSO  RS NO. 230
12/31/06 Evergreen                5 Years Notice                12/31/2001          PSO  RS NO. 233
 5/31/2004                        2 Years Notice                 5/31/2002          PSO  RS NO. 238
Evergreen                        45 Days Notice                  Anytime            SWEPCO RS NO. 115
                               Notice Given to Terminate
12/31/2007-per notice             Effective 12/31/07            Notice Given        SWEPCO RS NO. 72

(a) customer, but not WTU, has right to terminate Dec. 31, 2004 upon 3 years notice
(b) customer, but not SWEPCO, has right to terminate Dec. 31, 2008 upon 5 years notice
(c) AEPSC acts as agent on behalf of its operating companies
(d) Part owners of Cardinal Plant-Pricing Based on
    Cost

Types of Contracts:
(1) Fixed Base Rates, No Fuel Clause
(2) Fixed Base Rates, With Fuel Clause
(3) Base Rates Subject to Change, With Fuel Clause
(4) Formula Rate
(5) Transmission Service

                                   EXHIBIT G

                  DESCRIPTION OF JURISDICTIONAL FACILITIES OF
                 APPLICANTS, THEIR SUBSIDIARIES AND AFFILIATES

     The jurisdictional facilities of Applicants and their affiliates that will be affected by the Transfers consist of interstate transmission facilities, rate schedules for the sale of electric energy for resale in interstate commerce and for the transmission of energy in interstate commerce, accounts, books and records related to such sales, and step-up transformers, generating leads and other interconnection facilities necessary for interconnection to interstate transmission networks of generating facilities that are the subject of the Transfers.

     There are attached to this Exhibit G schedules that list the rate schedules to be transferred, schedules that describe the interconnection facilities associated with the generating stations that are the subject of the Transfers to be made by CPL and WTU and schedules that describe the interstate transmission facilities that are owned or controlled by SWEPCO, CSP, and OPCo and are the subject of the Transfers. Because the Transfers will not affect other jurisdictional facilities owned or controlled by the AEP operating companies, Applicants request waiver of the requirements of Exhibit G to describe such other jurisdictional facilities.

                             EXHIBIT G - SCHEDULES

Schedule G-1       Columbus Southern Power Company,
                   Transfer of Jurisdictional Assets to CSP EDC
                   Transmission Lines 132 kV and Above

Schedule G-2       Columbus Southern Power Company,
                   Transfer of Jurisdictional Assets to CSP EDC
                   Transmission Lines Less Than 132 kV

Schedule G-3       Columbus Southern Power Company,
                   Transfer of Jurisdictional Assets to CSP EDC
                   Transmission Substations

Schedule G-4       Ohio Power Company,
                   Transfer of Jurisdictional Assets to OPCo EDC
                   Transmission Lines 132 kV and Above

Schedule G-5       Ohio Power Company,
                   Transfer of Jurisdictional Assets to OPCo EDC
                   Transmission Lines Less Than 132 kV

Schedule G-6       Ohio Power Company,
                   Transfer of Jurisdictional Assets to OPCo EDC
                   Transmission Substations

Schedule G-7       Central Power and Light Company,
                   Transfer of Jurisdictional Assets to CPL PGC
                   Generation Related Equipment

Schedule G-8       West Texas Utilities Company,
                   Transfer of Jurisdictional Assets to WTU PGC
                   Generation Related Equipment

Schedule G-9       Southwestern Electric Power Company,
                   Transfer of Jurisdictional Assets to SWEPCO EDC
                   Transmission Substations

Schedule G-10      Southwestern Electric Power Company,
                   Transfer of Jurisdictional Assets to SWEPCO
                   Texas EDC Transmission Lines

Schedule G-11      American Electric Power Service Corporation,
                   Power Sales/Service Agreements to be Assigned to Power Marketing Affiliate

Schedule G-12      Appalachian Power Company,
                   Power Sales/Service Agreements
                   to be Assigned to OPCo PGC

Schedule G-13      Central Power and Light,
                   Power Sales/Service Agreements
                   to be Assigned to CPL PGC

Schedule G-14      Ohio Power Company,
                   Power Sales/Service Agreements
                   to be Assigned to APCo

Schedule G-15      West Texas Utilities Company,
                   Power Sales/Service Agreements
                   to be Assigned to WTU PGC

Schedule G-16      Columbus Southern Power Company,
                   Interconnection and Transmission Agreements to be Assigned to CSP EDC

Schedule G-17      Ohio Power Company,
                   Interconnection and Transmission Agreements to be Assigned to OPCo EDC

Schedule G-18      Southwestern Electric Power Company,
                   Interconnection Agreements
                   to be Assigned to SWEPCO EDC

Schedule G-19      Indiana and Michigan Power Company,
                   Transfer of Interests in Rockport Steam Electric
                   Generating Plant Units Nos. 1 and 2
                   to Power Marketing Affiliate

                                                                    Schedule G-1
                                                                     Page 1 of 5

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
LINES 132 KV AND ABOVE
FULLY OWNED TRANS. LINES:
BEATTY                       HAYDEN               345        345            0
BEATTY                       HAYDEN               345        345           17
BIXBY-CORRIDOR               KIRK (TAP)           345        345            1
CONESVILLE                   CORRIDOR             345        345           54
HAYDEN                       HYATT                345        345            0
HAYDEN                       HYATT                345        345            0
HAYDEN                       HYATT                345        345           12
HAYDEN                       ROBERTS              345        345            6
HYATT                        POINT Z              345        345            0
HYATT                        POINT Z              345        345            0
HYATT                        POINT Z              345        345            0
POINT Z                      CORRIDOR             345        345           13

 COMMONLY OWNED LINES: (A)
BECKJORD                     PIERCE               345        345            0
PIERCE                       FOSTER               345        345           24
SUGARCREEK                   GREENE               345        345            8
SUGARCREEK                   GREENE               345        345            0
GREENE                       BEATTY               345        345           49
MARQUIS                      POINT X              345        345           46
STUART                       GREENE               345        345           79
STUART                       GREENE               345        345            1
STUART                       GREENE               345        345            1
STUART                       POINT M-KILLEN       345        345           13
STUART                       FOSTER               345        345           55
STUART                       FOSTER               345        345            1
FOSTER                       SUGARCREEK           345        345           27
STUART                       ZIMMER               345        345           35
ZIMMER                       PORT UNION           345        345           10
POINT O-KILLEN               MARQUIS              345        345           32
POINT Y                      BEATTY               345        345           15
POINT Y                      BEATTY               345        345            0
                                                    0          0            0
COMMONLY OWNED LINES: (B)                           0          0            0
BEATTY                       BIXBY                345        345           13
BIXBY                        TOWER 71             345        345           15
TOWER 71                     CORRIDOR             345        345           22
STUART                       TOWER 2              345        345            0
TOWER 2                      POINT Y              345        345           75
CONESVILLE                   TOWER 71             345        345           51

                                                                    Schedule G-1
                                                                     Page 2 of 5

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================

TOWER 71                     BIXBY                345        345            0
POINT X                      TOWER 27             345        345           17
TOWER 27                     BIXBY                345        345            0
                                                    0          0            0
COMMONLY OWNED LINES: (C)                           0          0            0
CONESVILLE                   POINT Z              345        345           57
                                                    0          0            0
COMMONLY OWNED LINES: (D)                           0          0            0
POINT Z                      HYATT                345        345            9
POINT Z                      HYATT                345        345            2
POINT Z                      HYATT                345        345            0
                                                    0          0            0
COMMONLY OWNED LINES: (E)                           0          0            0
STUART                       ZIMMER               345        345            1
ZIMMER                       RED BANK             345        345           33
RED BANK                     TERMINAL             345        345            7
ZIMMER                       PIERCE               345        345            1
ROBERTS                      BETHEL               138        138            0
ROBERTS                      BETHEL               138        138            5
ROBERTS                      KENNY                138        138            1
ROBERTS                      KENNY                138        138            3
BETHEL                       LINWORTH             138        138            0
BETHEL                       LINWORTH             138        138            2
PICWAY                       HARRISON             138        138            1
GROVES                       BEXLEY               138        138            4
BEXLEY                       ST. CLAIR            138        138            4
BIXBY                        LSII                 138        138            1
BIXBY                        LSII                 138        138            2
BIXBY                        LSII                 138        138            0
BIXBY                        W.LANCASTER          138        138           18
BIXBY                        W.LANCASTER          138        138            0
BIXBY                        W.LANCASTER          138        138            1
POSTON                       ROSS                 138        138           42
POSTON                       ROSS                 138        138            1
ROSS                         DELANO               138        138            5
CIRCLEVILLE                  HARRISON             138        138           14
CIRCLEVILLE                  HARRISON             138        138            1
LSII                         MARION               138        138            2
LSII                         MARION               138        138            3
MARION                       CANAL                138        138            4
ST. CLAIR                    CLINTON              138        138            4
HARRISON                     MARION               138        138            7
HARRISON                     MARION               138        138            0
BIXBY                        GROVES-ASTOR         138        138           13
POSTON                       HARRISON             138        138           54

                                                                    Schedule G-1
                                                                     Page 3 of 5

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
BEATTY                       WILSON (EAST)        138        138            7
BEATTY                       WILSON (WEST)        138        138            0
BEATTY                       WILSON (WEST)        138        138            0
WAVERLY                      SARGENTS             138        138           16
WAVERLY                      ADAMS-SEAMAN         138        138           25
WAVERLY                      ADAMS-SEAMAN         138        138           11
CIRCLEVILLE                  SCIPPO               138        138            2
CIRCLEVILLE                  SCIPPO               138        138            1
POSTON                       LICK                 138        138            0
POSTON                       LICK                 138        138           35
WAVERLY                      LICK                 138        138            0
WAVERLY                      LICK                 138        138           16
WAVERLY                      LICK                 138        138           11
MORSE                        GENOA-KARL           138        138            4
MORSE                        GENOA-KARL           138        138            5
MORSE                        GENOA-KARL           138        138            2
OSU                          HESS                 138        138            1
WILSON                       FIFTH-NESS           138        138            3
WILSON                       FIFTH-NESS           138        138            2
WILSON                       ROBERTS              138        138            5
WILSON                       ROBERTS              138        138            0
WILSON                       ROBERTS              138        138            1
BIXBY                        BUCKEYE STEEL        138        138            3
BIXBY                        BUCKEYE STEEL        138        138            2
BIXBY                        BUCKEYE STEEL        138        138            1
GAY                          VINE                 138        138            2
EAST BROAD                   GAHANNA              138        138            0
EAST BROAD                   GAHANNA              138        138            1
EAST BROAD                   GAHANNA              138        138            3
HYATT                        SAWMILL              138        138            0
HYATT                        SAWMILL              138        138            5
GAHANNA                      MORSE                138        138            5
GAHANNA                      MORSE                138        138            0
CORRIDOR                     MORSE-BLENDON        138        138            0
CORRIDOR                     MORSE-BLENDON        138        138            1
CORRIDOR                     MORSE                138        138            7
KIRK                         EAST BROAD           138        138           10
KIRK                         EAST BROAD           138        138            0
CANAL                        MOUND                138        138            2
CONESVILLE                   TRENT                138        138           52
CONESVILLE                   TRENT                138        138            0
TRENT                        DELAWARE             138        138           13
TRENT                        DELAWARE             138        138            0
ST. CLAIR                    MIFFLIN STELZER      138        138            7
KENNY                        KARL                 138        138            1

                                                                    Schedule G-1
                                                                     Page 4 of 5

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------
================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
KENNY                   KARL                      138        138            3
KENNY                   KARL                      138        138            3
MORSE                   CLINTON                   138        138            0
MORSE                   CLINTON                   138        138            0
MORSE                   HUNTLEY-CLINTON           138        138            3
BIXBY                   GROVES                    138        138            3
BIXBY                   GROVES                    138        138            1
BIXBY                   GROVES                    138        138            0
BIXBY                   GROVES                    138        138            0
POSTON                  STROUDS RUN-CROOKSVILLE   138        138            0
POSTON                  STROUDS RUN-CROOKSVILLE   138        138            7
HYATT                   DELAWARE                  138        138            4
BEATTY                  CANAL                     138        138           11
CONESVILLE              OHIO CENTRAL              138        138           12
EAST BROAD              ASTOR                     138        138            3
HARRISON                BEATTY                    138        138            8
HARRISON                S. CENTRAL REA            138        138            0
BEATTY                  MCCOMB                    138        138            2
MORSE                   STELZER                   138        138            2
HUNTLEY                 LINWORTH                  138        138            3
HYATT                   GENOA                     138        138            5
BUCKEYE STEEL           GAY                       138        138            3
BUCKEYE STEEL           GAY                       138        138            1
POSTON                  ELLIOT-DEXTER             138        138            0
POSTON                  ELLIOT-DEXTER             138        138            7
HYATT                   HUNTLEY                   138        138           12
LICK                    ADDISON                   138        138           29
LICK                    ADDISON                   138        138            0
SCIPPO                  SCIOTO TRAIL-DUPONT       138        138            1
SCIPPO                  SCIOTO TRAIL-DUPONT       138        138            0
SCIPPO                  SCIOTO TRAIL-DUPONT       138        138            1
DELANO                  SCIOTO TRAIL              138        138           11
DELANO                  SCIOTO TRAIL              138        138            1
SAWMILL                 BETHEL                    138        138            0
SAWMILL                 BETHEL                    138        138            5
MOUND                   ST. CLAIR                 138        138            2
WAVERLY                 MULBERRY                  138        138           12
WAVERLY                 MULBERRY                  138        138            2
MCCOMB                  SULLIVANT-GAY             138        138            8
MULBERRY                ROSS                      138        138            0
MULBERRY                ROSS                      138        138            3
MULBERRY                ROSS                      138        138            1
EAST BROAD              BEXLEY                    138        138            6
HYATT                   ROSS                      138        138            1
CORRIDOR                GENOA                     138        138            0

                                                                    Schedule G-1
                                                                     Page 5 of 5

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
CORRIDOR                GAHANNA                   138        138            1
KIRK                    W. MILLERSPORT            138        138            0
KIRK                    W. MILLERSPORT            138        138            0
CONESVILLE              KIRK                      138        138            0
CONESVILLE              KIRK                      138        138           38
CONESVILLE              KIRK                      138        138            8
HESS                    VINE                      138        138            2
VINE                    CITY OF COLUMBUS EAST     138        138            1
POSTON                  W.LANCASTER               138        138           12
POSTON                  W.LANCASTER               138        138            0
POSTON                  W.LANCASTER               138        138           23
VINE                    CITY OF COLUMBUS WEST     138        138            1
ST. CLAIR               VINE                      138        138            1
ST. CLAIR               VINE                      138        138            1
CLINTON                 OSU                       138        138            4
OSU                     HESS                      138        138            1
SCIPPO                  HARGUS                    138        138            1
SCIPPO                  EAST SCIPPO               138        138            0
EAST BROAD              BEXLEY                    138        138            0
DAVIDSON RD.            ROBERTS-BETHEL            138        138            0
MORSE                   STELZER                   138        138            2



(A) CSP OWNS 35%
(B) CSP OWNS 33 1/3%
(C) CSP OWNS 66.28%
(D) CSP OWNS 83.14%
(E) CSP OWNS 36%

                                                                    Schedule G-2
                                                                     Page 1 of 2

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Elliott - Lee                                         34                   8.00
Floodwood - Berlin                                    34                  32.13
Rutland - Buckeye Co-op                               34                   0.12
Bexley - Rockwell No. 2                               40                   0.58
Consolidated Stores Ext.                              40                   0.23
General Motors Ext. - South                           40                   0.38
Genoa Ext.                                            40                   0.34
Groves Road - Livingston Avenue                       40                   2.89
Livingston - Bexley                                   40                   2.28
McComb - Briggsdale                                   40                   1.70
Parsons - Marion Road                                 40                   5.16
Picway - Briggsdale                                   40                  11.56
Picway - Parsons                                      40                   5.42
Wilson - Briggsdale                                   40                   5.20
Wilson - West                                         40                  10.08
Rockwell Tie Line                                     40                   0.46
Adams - Rarden                                        69                   7.76
Ashley - Pedro                                        69                  12.55
Bashan - Ravenswood                                   69                  11.87
Beatty - Ballah Road                                  69                   7.47
Beatty - Galloway                                     69                   8.59
Berlin - Ross                                         69                  32.42
Bethel - Dublin                                       69                   3.21
Big Darby - South Central Co-op, Darbyville           69                   0.37
Bloom Tap                                             69                   1.32
Busch - Worthington Industries                        69                   0.81
Camden Avenue - Dyneer                                69                   0.07
Camp Sherman - Circleville                            69                  18.09
Coalton - Lick                                        69                   4.40
Davon Ext.                                            69                   0.95
Dow Chemical Ext.                                     69                   0.13
Dublin - Sawmill                                      69                  12.65
East Broad Street - Bexley                            69                   6.24
East Peebles - Adams Co-op                            69                   1.73
Echo Valley - Buckeye Co-op                           69                   0.28
Elliott - Meigs                                       69                  20.00
Elliott - OU - Clark                                  69                   2.25
Etna Ext.                                             69                   1.63
Gahanna - Morse Road                                  69                   5.05
Gavin - Addison                                       69                   7.59
Gavin - DWAS                                          69                   0.90
Gavin - Generator Lead No. 1                          69                   0.38

                                                                    Schedule G-2
                                                                     Page 2 of 2

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC


TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
General Motors Ext. - North                           69                   0.30
Ginger Tap                                            69                   0.04
Greene - Beatty                                       69                  19.98
Griffin Wheel Ext.                                    69                   0.23
Huntley - Busch                                       69                   0.39
Jackson Lake - Jefferson                              69                   0.52
Kirk - Watkins Road                                   69                   1.22
Lazelle - Busch                                       69                   1.16
Lick - Pedro                                          69                  29.94
Marlon Road - Jenkins East                            69                   0.99
Marion Road - Jenkins West                            69                   1.64
Millbrook - Grace                                     69                   0.62
North Galloway - West Jefferson                       69                   0.84
Pedro - Superior                                      69                   0.16
Picway - Harrison                                     69                   0.00
Picway - Madison                                      69                  21.58
Poplar Flat - Bentonville                             69                   0.74
Poston - Floodwood                                    69                   2.12
Poston - Trimble                                      69                   9.71
Ross - Camp Sherman                                   69                   3.43
Ross - Highland                                       69                  41.58
Salisbury Extension                                   69                   0.46
Sawmill - Lazelle                                     69                   4.24
Seaman - Adams                                        69                   8.38
Seaman - Sardinia                                     69                  11.89
South Coshocton - Coshocton                           69                   0.82
South Fork - General Electric Hebron                  69                   0.62
South Seaman - Bentonville                            69                  15.12
South Stockport - Washington Co-op                    69                   5.09
South Webster - Buckeye Co-op                         69                   0.99
Strouds Run - Clark                                   69                   3.90
Trent - Delaware Co-op, Lott                          69                   2.14
Waverly - Idaho                                       69                   9.15
West Union - Copeland                                 69                   1.38
Westerville - City of Westerville                     69                   0.03
Westerville - Genoa                                   69                   1.91
Westerville - Huntley                                 69                   3.83
Westerville Tap                                       69                   0.04
Worthington Tap                                       69                   0.02

                                                                    Schedule G-3
                                                                     Page 1 of 3

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
WHOLLY OWNED SUBSTATIONS
#66 CONESVILLE PLANT/CONESVILLE, OH    ATTENDED-T      138        69        13
                                       ATTENDED-T      138        69         4
                                       UNATTENDED-T    138        69        12
#5 CORRIDOR/FRANKLIN CO., OH           UNATTENDED-T    345       138        13
                                       UNATTENDED-T    345       138      34.5
                                       UNATTENDED-T    138        34        13
                                       UNATTENDED-T     14         0         0
#7 MARION ROAD/COLUMBUS, OH            UNATTENDED-T    138        40        13
                                       UNATTENDED-T     13        13         0
                                       UNATTENDED-T     40        13         0
#10 BEXLEY/COLUMBUS, OH                UNATTENDED-T    138        40      13.8
                                       UNATTENDED-T    138      13.8      13.8
                                       UNATTENDED-T     13        13         0
                                       UNATTENDED-T     13         0         0
#14 EAST BROAD ST/COLUMBUS, OH         UNATTENDED-T    138        40      13.8
                                       UNATTENDED-T   13.8        13         0
#19 HYATT/DELAWARE CO., OH             UNATTENDED-T    345       138        13
#20 WILSON RD/COLUMBUS, OH             UNATTENDED-T    138        40      13.8
                                       UNATTENDED-T    138      13.8      13.8
                                       UNATTENDED-T     13        13         0
#26 BETHEL RD/COLUMBUS, OH             UNATTENDED-T  134.5      69.5     13.09
                                       UNATTENDED-T    138      13.8      13.8
#31 SAWMILL/FRANKLIN, CO., OH          UNATTENDED-T     13         0         0
                                       UNATTENDED-T   13.8         0         0
                                       UNATTENDED-T    138      34.5      13.8
                                       UNATTENDED-T  134.5      34.5      13.8
                                       UNATTENDED-T  135.4        69        13
#31 SAWMILL/FRANKLIN CO., OH           UNATTENDED-T    138        69        13
#35 POSTON/ATHENS CO., OH              UNATTENDED-T    138        69     13.39
                                       UNATTENDED-T     69      13.2         0
#38 GROVES RD/COLUMBUS, OH             UNATTENDED-T    138      13.8         0
                                       UNATTENDED-T    138      13.8      13.8
                                       UNATTENDED-T     40      13.8         0
                                       UNATTENDED-T   34.5      13.8         0
                                       UNATTENDED-T    138        40      13.8
#39 GENOA/WESTERVILLE, OH              UNATTENDED-T    138        69        13
                                       UNATTENDED-T    138      34.5      13.8
                                       UNATTENDED-T   34.5        13         4
                                       UNATTENDED-T     13        13        13
                                       UNATTENDED-T     40      14.5         0
#41 ROBERTS/HILLIARD, OH               UNATTENDED-T    138        13         0
                                       UNATTENDED-T    345       138      13.8
                                       UNATTENDED-T   13.2         0         0
#71 BIXBY/GROVEPORT, OH                UNATTENDED-T    345       138        13

                                                                    Schedule G-3
                                                                     Page 2 of 3

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
                                       UNATTENDED-T    138      13.8      13.8
                                       UNATTENDED-T    138      13.8         0
                                       UNATTENDED-T     13        13         0
                                       UNATTENDED-T    345       138      34.5
                                       UNATTENDED-T    345       138        35
                                       UNATTENDED-T     40         4         0
                                       UNATTENDED-T     69      13.8         0
                                       UNATTENDED-T  13.19         4         0
                                       UNATTENDED-T     40      14.5         0
#74 BEATTY RD/GROVE CITY, OH           UNATTENDED-T    345       138      13.8
                                       UNATTENDED-T    138      13.8      13.8
                                       UNATTENDED-T    138        69      13.8
                                       UNATTENDED-T     13         0         0
                                       UNATTENDED-T    345       138      34.5
#75 MCCOMB/GROVE CITY, OH              UNATTENDED-T    138        40        13
                                       UNATTENDED-T     13        13         0
#80 KIRK/PATASKALA, OH                 UNATTENDED-T    345       138        13
                                       UNATTENDED-T    138      34.5        13
                                       UNATTENDED-T    138        69        34
#247 WAVERLY/ WAVERLY OH               UNATTENDED-T    138        69     13.19
                                       UNATTENDED-T     13        13         0
                                       UNATTENDED-T    138        69        13
                                       UNATTENDED-T     69        12         0
#109 SLATE MILLS/CHILLICOTHE, OH       UNATTENDED-T     69        13         0
#113 ELLIOT/ATHENS, OH                 UNATTENDED-T    138        69        13
                                       UNATTENDED-T     13        13         0
#132 ADDISON/KANAUGA, OH               UNATTENDED-T     69        13         0
                                       UNATTENDED-T    138        69        13
#69 HARRISON/ PICKAWAY CTY, OH         UNATTENDED-T    138        69      13.8
#149 CIRCLEVILLE/CIRCLEVILLE, OH       UNATTENDED-T    138        69     13.19
                                       UNATTENDED-T    138        13         0
                                       UNATTENDED-T     13        13         0
#12 HUNTLEY/COLUMBUS, OH               UNATTENDED-T    138      13.8         0
                                       UNATTENDED-T     69      13.8         0
                                       UNATTENDED-T    138      13.8         0
#158 SEAMAN/SEAMAN, OH                 UNATTENDED-T     69      13.8         0
                                       UNATTENDED-T     69        13         0
                                       UNATTENDED-T    138        69      13.2
                                       UNATTENDED-T     40        13         0
#226 ROSS/CHILLICOTHE, OH              UNATTENDED-T    138        69     13.19
                                       UNATTENDED-T     13        13         0
                                       UNATTENDED-T    138        13         0
                                       UNATTENDED-T     69        13         0
                                       UNATTENDED-T     13        13         0
#230 STROUDS RUN/ATHENS, OH            UNATTENDED-T    138        69     13.19
                                       UNATTENDED-T    138        69        12

                                                                    Schedule G-3
                                                                     Page 3 of 3

                         COLUMBUS SOUTHERN POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CSP EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
                                        UNATTENDED-T    13        13         0
#238 ADAMS/PEEBLES, OH                  UNATTENDED-T   138        69      13.2
                                        UNATTENDED-T    13        13         0
#242 LICK/JACKSON, OH                   UNATTENDED-T   138        69     13.19
                                        UNATTENDED-T    13        13         0
                                        UNATTENDED-T 13.19      4.16         0
                                        UNATTENDED-T    69      13.2         0
                                        UNATTENDED-T    69        13         0
                                        UNATTENDED-T  34.5        12         0
 COMMONLY OWNED SUBSTATIONS
#5 CORRIDOR/FRANKLIN CO., OH - NOTE A   UNATTENDED-T   345         0         0
#52 STUART/ADAMS CO., OH - NOTE A       SUPERVISORY      0         0         0
                                        CONTROL-T      345       138         0
SEE NOTE E                              SUPERVISORY      0         0         0
                                        CONTROL-T      345         0         0
#53 PIERCE/CLERMONT CO., OH - NOTE B    ATTENDED-T     345         0         0
#59 GREENE/DAYTON, OH - NOTE B          SUPERVISORY      0         0         0
                                        CONTROL-T      345         0         0
#61 FOSTER/WARREN CO., OH - NOTE B      UNATTENDED-T   345         0         0
#71 BIXBY/GROVEPORT, OH - NOTE A        UNATTENDED-T   345         0         0
#74 BEATTY/GROVE CITY, OH - NOTES A & B UNATTENDED-T   345         0         0
#241 TERMINAL/CINCINNATI, OH - NOTE C   ATTENDED-T     345         0         0
#243 PORT UNION/BUTLER CO., OH - NOTE C ATTENDED-T     345         0         0
#245 DON MARQUIS/PIKE CO, OH - NOTE B   UNATTENDED-T   345         0         0

                                                                    Schedule G-4
                                                                     Page 1 of 7

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
0168 BAKER                   DON MARQUIS          765        765         26.41
0168 BAKER                   DON MARQUIS          765        765         10.32
0171 KAMMER                  DUMONT               765        765        100.19
0171 KAMMER                  DUMONT               765        765        126.14
0194 AMOS                    NORTH PROCTORVILLE   765        765           5.3
0195 GAVIN                   MARYSVILLE           765        765         124.4
0232 AMOS                    GAVIN                765        765          0.49
0233 GAVIN                   KAMMER               765        765          2.62
0263 KAMMER                  SOUTH CANTON         765        765          0.24
0263 KAMMER                  SOUTH CANTON         765        765         78.44
0269 NORTH PROCTORVILLE      HANGING ROCK         765        765         25.99
0270 HANGING ROCK            JEFFERSON            765        765          6.14
0047 SPORN                   MUSKINGUM            345        345         46.52
0048 MUSKINGUM               CENTRAL              345        345          28.1
0048 MUSKINGUM               CENTRAL              345        345         53.94
0052 CENTRAL                 EAST LIMA              0        345          2.68
0052 CENTRAL                 EAST LIMA            345        345         71.36
0070 EAST LIMA               SORENSON             345        345         42.99
0079 MUSKINGUM               TIDD                 345        345         83.57
0088 KAMMER EXT. NO. 1                            345        345           0.2
0088 KAMMER EXT. NO. 1 (WV)                       345        345          0.38
0104 TIDD                    CANTON CENTRAL       345        345         37.29
0104 TIDD                    CANTON CENTRAL       345        345         14.21
0106 CANTON CENTRAL          JUNIPER              345        345          4.06
0106 CANTON                  JUNIPER              345        345          1.36
0106 CANTON                  JUNIPER              345        345          0.55
0119 MUSKINGUM               OHIO CENTRAL         345        345         30.75
0119 MUSKINGUM               OHIO CENTRAL         345        345         12.51
0142 KAMMER EXT. NO. 2                            345        345          0.15
0142 KAMMER EXT. NO. 2 (WV)                       345        345           0.3
0161 OHIO CENTRAL            FOSTORIA CENTRAL     345        345        100.53
0161 OHIO CENTRAL            FOSTORIA CENTRAL     345        345          5.99
0162 FOSTORIA CENTRAL        EAST LIMA            345        345         34.47
0162 FOSTORIA CENTRAL        EAST LIMA            345        345          5.35
0163 FOSTORIA CENTRAL        PEMBERVILLE          345        345         19.29
0166 SOUTH CANTON            SAMMIS               345        345          0.74
0167 SOUTH CANTON            STAR                 345        345          0.69
0172 SOUTHWEST LIMA EXTEN                         345        345         14.68
0173 SOUTHWEST LIMA          MIAMI                345        345         18.04
0173 SOUTHWEST LIMA          MIAMI                345        345          0.97
0208 TIDD                    COLLIER              345        345          0.31
0248 MARYSVILLE EXT.NO.                           345        345          4.22
0249 MARYSVILLE EXT.NO.                           345        345          4.84
0279 SOUTH CANTON            CANTON CENTRAL       345        345          8.16

                                                                    Schedule G-4
                                                                     Page 2 of 7

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
0001 LIMA                    FT. WAYNE            138        138           0.1
0001 LIMA                    FT. WAYNE            138        138         43.58
0004 HOWARD                  ASHLAND              138        138          6.15
0004 HOWARD                  ASHLAND              138        138          1.84
0005 WINDSOR                 CANTON               138        138         54.38
0005 WINDSOR                 CANTON               138        138          0.08
0006 WINDSOR                 CANTON(WV)           138        138          0.32
0007 PHILO                   HOWARD               138        138          0.05
0007 PHILO                   HOWARD               138        138         80.73
0010 FOSTORIA                PEMBERVILLE          138        138         18.49
0010 FOSTORIA                PEMBERVILLE          138        138          0.06
0010 FOSTORIA                PEMBERVILLE          138        138             0
0011 PHILO                   RUTLAND              138        138          65.7
0016 SOUTH POINT             TURNER               138        138          0.48
0018 PHILO                   TORREY               138        138         70.73
0019 CROOKSVILLE             WEST LANCASTER       138        138          30.7
0020 PHILO                   CANTON               138        138         74.04
0025 TIDD                    WAGENHALS            138        138         53.45
0028 PORTSMOUTH              TRENTON NO. 2        138        138         76.97
0028 PORTSMOUTH              TRENTON NO. 2        138        138          0.24
0028 PORTSMOUTH              TRENTON NO. 2        138        138          0.45
0032 TRENTON                 MUNCIE               138        138         23.92
0033 RUTLAND                 SPORN                138        138          4.81
0034 SPORN                   SOUTH POINT          138        138          9.22
0034 SPORN                   SOUTH POINT          138        138         40.41
0036 SPORN                   PORTSMOUTH           138        138          0.05
0036 SPORN                   PORTSMOUTH           138        138         48.76
0037 HILLSBORO               MAYSVILLE            138        138         33.55
0038 CROOKSVILLE             NORTH NEWARK         138        138         30.67
0038 CROOKSVILLE             NORTH NEWARK         138        138          0.58
0039 WEST LANCASTER          SOUTH BALTIMORE      138        138          9.82
0041 NORTH NEWARK            WEST MT. VERNON      138        138         20.28
0041 NORTH NEWARK            WEST MT. VERNON      138        138          1.48
0042 SOUTH BALTIMORE         NORTH NEWARK         138        138         21.04
0042 SOUTH BALTIMORE         NORTH NEWARK         138        138          0.05
0042 SOUTH BALTIMORE         NORTH NEWARK         138        138          0.08
0043 BELLEFONTE EXT.                              138        138           2.8
0044 SUMMERFIELD             NATRIUM              138        138         27.07
0045 PHILO                   MUSKINGUM            138        138         23.16
0046 MUSKINGUM               SUMMERFIELD          138        138         25.31
0049 FOSTORIA                EAST LIMA            138        138          0.06
0049 FOSTORIA                EAST LIMA            138        138         40.77
0050 EAST LIMA               LIMA                 138        138          4.43
0055 TORREY                  WOOSTER              138        138         28.69
0056 WEST MT. VERNON         SOUTH KENTON         138        138         59.06
0057 SOUTH KENTON            STERLING             138        138             0
0057 SOUTH KENTON            STERLING             138        138          28.4

                                                                    Schedule G-4
                                                                     Page 3 of 7

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
0058 SOUTH POINT           PORTSMOUTH             138        138          0.04
0058 SOUTH POINT           PORTSMOUTH             138        138         34.57
0059 PHILO                 CROOKSVILLE            138        138         15.37
0060 LIMA                  STERLING               138        138          5.96
0061 EAST LIMA             WEST LIMA              138        138          0.15
0061 EAST LIMA             WEST LIMA              138        138         11.19
0061 EAST LIMA             WEST LIMA              138        138          1.05
0063 TORREY                MASSILLON              138        138          0.29
0066 WAGENHALS             WEST CANTON            138        138          9.16
0066 WAGENHALS             WEST CANTON            138        138          0.85
0067 TORREY                AKRON                  138        138          0.28
0069 TIDD                  SOUTH CADIZ            138        138         16.59
0071 AKRON                 CANTON                 138        138          3.75
0072 TIDD                  WEIRTON NO. 2          138        138          6.21
0072 TIDD                  WEIRTON NO. 2          138        138          0.05
0073 WEIRTON               SOUTH TORONTO           69        138          0.48
0073 WEIRTON               SOUTH TORONTO          138        138          0.14
0075 SPORN                 KAISER NO. 1           138        138          4.25
0076 LUCASVILLE            SARGENTS               138        138         11.88
0078 TIDD                  WINDSOR JCT.           138        138          3.77
0080 NEWCOMERSTOWN         SOUTH COSHOCTON        138        138         14.33
0081 FORD MOTOR EXT.                              138        138          0.25
0086 SPORN                 KAISER NO. 2           138        138          5.67
0087 WINDSOR JUNCTION      TILTONVILLE            138        138          3.81
0087 WINDSOR JUNCTION      TILTONVILLE            138        138           0.3
0089 WEST PHILO EXT. NO. 1                        138        138          0.05
0090 WEST PHILO EXT. NO. 1                        138        138          0.13
0091 KAMMER                OHIO FERRO ALLOWS      138        138          2.45
0091 KAMMER                OHIO FERRO ALLOWS (WV) 138        138          0.71
0095 PORTSMOUTH            TRENTON NO. 1          138        138         97.31
0095 PORTSMOUTH            TRENTON NO. 1          138        138          1.04
0095 PORTSMOUTH            TRENTON NO. 1          138        138          0.24
0096 THIVENER              BUCKEYE CO-OP          138        138          6.16
0097 MERCERVILLE           APPLE GROVE            138        138          5.11
0098 MILLWOOD EXT.                                138        138           0.1
0101 THIVENER EXT.                                138        138          0.09
0102 MEIGS EXT. NO. 1                             138        138           0.1
0103 MEIGS EXT. NO. 2                             138        138          0.17
0108 OHIO CENTRAL          NORTH NEWARK           138        138          0.33
0108 OHIO CENTRAL          NORTH NEWARK           138        138          21.3
0110 NORTH STRASBURG EXT.                         138        138          0.06
0111 NORTH STRASBURG EXT.                         138        138          0.06
0112 ZANESVILLE EXT.                              138        138          6.48
0113 HOWARD                BUCYRUS CENTER         138        138          16.3
0113 HOWARD                BUCYRUS CENTER         138        138          0.27
0114 SOUTH PEMBERVILLE     FREEMONT               138        138         14.18
0114 SOUTH PEMBERVILLE     FREEMONT               138        138          1.29

                                                                    Schedule G-4
                                                                     Page 4 of 7

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
0115 SUMMERFIELD             BERNE                138        138          3.46
0118 SOUTH COSHOCTON         WOOSTER              138        138         39.51
0120 OHIO CENTRAL            COSHOCTON JCT.       138        138           0.2
0120 OHIO CENTRAL            COSHOCTON JCT.       138        138         14.52
0122 KAMMER                  ORMET NO. 1          138        138          1.71
0123 FINDLAY CENTER EXT.                          138        138          6.66
0125 TIDD                    WEIRTON NO. 1        138        138          0.41
0126 ARROYO                  EAST LIVERPOOL       138        138          0.15
0128 TIDD                    NATRIUM              138        138          0.26
0129 HOWARD                  FOSTORIA             138        138           0.5
0129 HOWARD                  FOSTORIA             138        138         44.38
0130 EAST WHEELERSBURG       TEXAS EASTERN        138        138          1.99
0131 KAMMER                  ORMET NO. 2          138        138          1.55
0133 SUNNYSIDE               WAGENHALS NO. 1      138        138          1.44
0133 SUNNYSIDE               WAGENHALS NO. 1      138        138          2.23
0134 TIDD                    WHEELING STEEL       138        138          5.12
0141 MILLBROOK               SILOAM               138        138           1.6
0141 MILLBROOK               SILOAM               138        138          0.05
0143 ZANESVILLE              OHIO CENTRAL         138        138         10.33
0143 ZANESVILLE              OHIO CENTRAL         138        138          1.87
0144 TORREY                  TIMKEN               138        138           0.8
0144 TORREY                  TIMKEN               138        138          0.86
0145 CANTON CENTRAL          TIMKEN               138        138          0.74
0145 CANTON CENTRAL          TIMKEN               138        138          5.52
0146 EAST LIMA               WESTMINSTER          138        138          8.38
0147 SUINNYSIDE              WAGENHALS NO. 2      138        138          2.21
0149 CANTON CENTRAL          WAGENHALS            138        138          2.02
0151 SOUTH CANTON            TORREY               138        138          1.26
0151 SOUTH CANTON            TORREY               138        138           1.6
0152 MALAGA                  SPEIDEL               69        138         11.99
0153 BRIDGEVILLE EXT.                             138        138          1.88
0156 TIFFIN CENTER EXT.                           138        138          5.34
0156 TIFFIN CENTER EXT.                            69        138          1.81
0158 ROBINSON PARK           RICHLAND             138        138         14.94
0159 EAST LIMA               RICHLAND             138        138         27.74
0164 FOSTORIA CENTRAL        FOSTORIA             138        138          0.08
0164 FOSTORIA CENTRAL        FOSTORIA             138        138          1.48
0169 SOUTH CALDWELL          SOUTH CUMBERLAND     138        138         10.86
0170 HANGING ROCK EXT.                            138        138          4.33
0174 CANTON CENTRAL          BLUEBELL             138        138          0.36
0175 CANTON CENTRAL          CLOVERDALE           138        138          0.38
0176 TIDD                    STEUBENVILLE         138        138           7.3
0177 SOUTHWEST LIMA          STERLING             138        138          5.14
0177 SOUTHWEST LIMA          STERLING              34        138          0.18
0177 SOUTHWEST LIMA          STERLING             138        138          0.02
0177 SOUTHWEST LIMA          STERLING             138        138          0.03
0178 SOUTHWEST LIMA          WEST LIMA            138        138          0.88

                                                                    Schedule G-4
                                                                     Page 5 of 7

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
0180 OHIO CENTRAL EXT NO. 1                       138        138          0.46
0181 OHIO CENTRAL EXT NO. 2                       138        138          0.45
0182 SOUTH CANTON            WEST CANTON          138        138           5.2
0182 SOUTH CANTON            WEST CANTON          138        138          2.59
0182 SOUTH CANTON            WEST CANTON          138        138          2.26
0183 KAMMER                  WEST BELLAIRE        138        138         12.85
0183 KAMMER                  WEST BELLAIRE         69        138          0.33
0186 EAST ZANESVILLE EXT.                         138        138          0.04
0187 WEST BELLAIRE           BRUES                138        138          4.26
0188 WEST BELLAIRE           TILTONVILLE          138        138         11.49
0188 WEST BELLAIRE           TILTONVILLE          138        138           0.5
0189 CROOKSVILLE TIE                              138        138           0.2
0190 SOUTHWEST LIMA          WEST MOULTON         138        138         13.33
0193 TIFFIN CENTER           FREMONT CENTER       138        138         11.84
0193 TIFFIN CENTER           FREMONT CENTER       138        138           0.7
0193 TIFFIN CENTER           FREMONT CENTER       138        138          0.04
0196 FREMONT CENTER          FREMONT              138        138          3.02
0196 FREMONT CENTER          FREMONT              138        138          2.68
0198 N. PROCTORVILLE         EAST HUNTINGTON      138        138          3.86
0198 N. PROCTORVILLE         EAST HUNTINGTON       34        138          0.08
0200 CAMPBELL ROAD           MIDWEST CO-OP        138        138          0.15
0201 N. PROCTORVILLE         SOUTH POINT          138        138          0.04
0201 N. PROCTORVILLE         SOUTH POINT          138        138         10.83
0202 MUSKINGUM               WOLF CREEK           138        138          4.37
0202 MUSKINGUM               WOLF CREEK           138        138          0.34
0203 SWITZER EXT. NO. 1                           138        138          0.04
0204 SWITZER EXT. NO. 2                           138        138          0.06
0210 BUCKLEY ROAD EXT.                            138        138          0.09
0210 BUCKLEY ROAD EXT.                            138        138          2.62
0213 WINDSOR EXT. NO. 2                             0        138          0.11
0221 DARRAH                  NORTH PROCTORVILLE   138        138          3.51
0223 DEXTER                  MEIGS NO. 2          138        138          5.53
0224 NORTH RUTLAND           MEIGS NO. 1          138        138          3.84
0225 AMITY                   ACADEMIA             138        138          0.14
0225 AMITY                   ACADEMIA             138        138          6.33
0226 ACADEMIA                WEST MT. VERNON      138        138          0.15
0226 ACADEMIA                WEST MT. VERNON      138        138          5.95
0229 CANNELVILLE             GURNSEY MUSKINGUM C  138        138          0.11
0230 FAIRCREST EXT.                               138        138          0.04
0235 WEST MILLERSPORT        HEATH                138        138         11.85
0235 WEST MILLERSPORT        HEATH                138        138          0.16
0238 NORTH PROCTORVILLE E                         138        138          3.54
0240 NORTH CROWN CITY EXT.                        138        138          0.24
0241 NORTH CROWN CITY EXT.                        138        138          0.24
0242 HEATH EXT. NO. 2                             138        138          1.29
0243 HEATH EXT, NO. 1                             138        138          1.29
0244 EAST SIDE EXT.                               138        138          0.24

                                                                    Schedule G-4
                                                                     Page 6 of 7

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
0244 EAST SIDE EXT.                               138        138          0.08
0245 SOUTHEAST CANTON        SUNNYSIDE            138        138          2.31
0247 SOUTHEAST CANTON        WACO                 138        138          2.12
0252 WEST DOVER EXT. NO.                          138        138           0.1
0253 WEST DOVER EXT. NO.                          138        138          0.09
0254 BUCKEYE CO-OP EXT. A                         138        138          0.21
0257 GREENLAWN EXT.                               138        138          1.09
0260 EAST PROCTORVILLE EX.                        138        138          0.13
0264 FREMONT                 SANDUSKY BAY          69        138         12.13
0265 WEST DOVER              SUGARCREEK           138        138          4.07
0267 NORTH PORTSMOUTH        CENTRAL PORTSMOUTH   138        138          6.04
0273 BUCKLEY ROAD            FREMONT CENTER        69        138           0.9
0274 WAYVIEW                 HOOVER NORTH          69        138          0.02
0274 WAYVIEW                 HOOVER NORTH          69        138          1.04
0275 WEST CANTON JCT.        WAYVIEW              138        138          1.11
0275 WEST CANTON JCT.        WAYVIEW              138        138           1.8
0275 WEST CANTON JCT.        WAYVIEW              138        138          1.89
0276 BELDEN VILLAGE EXT.                          138        138          1.51
0280 EAST AMSTERDAM          CARROLL CO-OP         69        138          7.98
0282 SOUTH POINT TIE                              138        138          0.09
0286 WEST CANTON TIE                              138        138          0.07
0289 OHIO CENTRAL EXT. NO.                        138        138          0.27
0290 SOUTH CANTON EXT. NO.                        138        138          0.71
0294 SOUTH CANTON EXT. NO.                        138        138          0.31
0295 BROADACRE EXT.                               138        138          0.04
0307 WEST VAN WERT           DELPHOS CENTER        69        138           1.7
0313 BUCKEYE COPOP EXT. W                         138        138          0.85
0316 ORDANANCE JCT. EXT.                          138        138           0.1
0317 GUERNSEY                MUSKINGUM CO-OP EXT. 138        138          0.12
0318 BUCKEYE CO-OP EXT. M                         138        138          0.15
0320 HEDDING ROAD            MORROW CO-OP         138        138          0.09
0324 WEST MILLERSPORT        SOUTH CENTRAL POWER  138        138           0.2
0325 SHELBY MUNICIPAL EXT.                        138        138          0.53
0326 BLOOMFIELD              GUERNSEY MUSKINGUM C 138        138          0.41
0327 NORTH CENTRAL CO-OP                          138        138          0.45
0329 TYCOON EXT.                                  138        138          0.29
0331 LICKING CO-OP EXT.                           138        138          0.04
0333 ASHLEY EXT.                                   69        138          0.62
0334 NORTH CHESHIRE EXT. N                        138        138          0.38
0336 SHUFFEL ROAD            TIMKEN RESEARCH       69        138          0.66
0337 TIMKEN, RICHVILLE EX                         138        138          1.11
0338 CONESVILLE COAL PREP                         138        138          0.63
0339 A.G.A. GAS EXT.                              138        138          0.16
0342 EAST WOOSTER EXT. NO.                        138        138          5.15
0343 EAST WOOSTER EXT.                            138        138          0.18
0343 EAST WOOSTER EXT.                            138        138          0.43
0344 WAGENHALS               LTV STEEL NO. 1      138        138          0.65

                                                                    Schedule G-4
                                                                     Page 7 of 7

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES 132 KV AND ABOVE
-----------------------------------

================================================================================
                 DESIGNATION                         VOLTAGE
--------------------------------------------------------------------   LENGTH
      FROM                     TO             OPERATING   DESIGNED    POLE MILES
================================================================================
0345 WAGENHALS               LTV STEEL NO. 2      138        138          0.68
0346 FOSTORIA TIE                                 138        138          0.02
0347 FOSTORIA CENTRAL EXT.                        138        138           0.1
0348 FOSTORIA CENTRAL EXT.                        138        138           0.1
0349 FOSTORIA POWER EXT.                          138        138           0.1
0350 HANCOCK WOOD CO-OP                           138        138          0.03
0351 EAST LEIPSIC EXT.                            138        138          6.57
0352 BUCKEYE CO-OP EXT.                           138        138          0.09
0353 STERLING                FOUNDRY PARK         138        138          0.91
0354 GAVIN EXT. NO. 1                             138        138           3.1
0355 GAVIN EXT. NO. 2                             138        138          3.01
0358 LICKING REC. EXT. A                          138        138          0.24
0359 BUCKHORN                HOLMES               138        138          0.98
0360 ADAMS RUAL ELECTRIC                          138        138           0.8
0361 RILEY CREEK             PAULDING PUTNAM      138        138           1.2
0363 MEIGS NO. 2             WILKESVILLE          138        138           1.6

                                                                    Schedule G-5
                                                                    Page 1 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Allen Avenue - Hercules                               23                   0.78
Allen Avenue - Hercules (Cust. Owned)                 23                   0.14
Bush Place - Bonnot                                   23                   0.17
Cannelsville - Guernsey - Muskingum Co-op             23                   0.12
Distillery Road - Rubbermaid                          23                   0.35
Dunkirk - Arlington                                   23                   6.54
East Sparta - Zoarville                               23                   7.02
East Street - General Electric                        23                   0.04
East Wheelersburg - Texas Eastern                     23                   1.99
Forest - North Forest                                 23                   0.89
Fort Brown - Paulding Putnam Co-op - Roselms          23                   8.20
Hancock Wood Co-op Ext. - Arlington                   23                   0.02
International Paper Ext.                              23                   0.12
James Meter - James Coal                              23                   1.25
Larry Toth Extension                                  23                   0.48
LTV Steel South Div. Ext.                             23                   0.13
Nineteenth Street - Canton Drop Forge                 23                   1.29
Palmer - Wooster Rubber                               23                   0.06
Park Avenue Extension. Timken                         23                   0.25
Pekin - Augusta                                       23                  10.67
Schroyer Avenue - Piedmont                            23                   1.35
Sparta - Sparta Pumping                               23                   0.42
Stanley Court - Piedmont                              23                   1.13
Sunnyside - Bryan Avenue                              23                   4.13
Sunnyside - Stanley Court                             23                   2.63
Sunnyside - Third Street East                         23                   1.42
Sunnyside - Third Street West                         23                   1.74
Timken Extension, Wooster                             23                   0.07
Timken - Gambrinus Line No. 1                         23                   1.38
Timken - Park Avenue                                  23                   0.53
Timken - Timken Furnace No. 2                         23                   0.15
Timken - Timken Melt                                  23                   0.27
Torrey - Bryan Avenue                                 23                   0.64
Torrey - LTV Steel South Division                     23                   0.98
Torrey - Nineteenth Street                            23                   0.76
Torrey - Timken Gambrinus                             23                   1.06
Torrey - Timken Line No. 2                            23                   0.77
Torrey - Timken No. 3                                 23                   1.40
Union Metal Junction - Union Metal                    23                   0.06
Wagenhals - Georgetown No. 1                          23                   0.16

                                                                    Schedule G-5
                                                                    Page 2 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Wagenhals - Georgetown No. 2                          23                   0.21
Waynesburg - Malvern                                  23                   2.95
Wooster - Timken                                      23                   0.18
Atlantic Avenue - Saint Ritas                         34                   0.76
Augusta - Ashland Pipeline                            34                   0.17
Bakersville - Frontier Power                          34                   0.69
Beaver - Buckeye Co-op                                34                   5.16
Belden Brick Ext. No. 1                               34                   0.10
Belden Brick Extension No. 2                          34                   0.18
Betz Ext.                                             34                   0.18
Bolivar Tap                                           34                   0.02
Brookfield - Central Ohio Coal                        34                   0.24
Cable Road - Lima Register                            34                   0.08
Caldwell - Cumberland                                 34                  11.36
Cambridge - water Street                              34                   2.03
Cambridge Hospital Ext.                               34                   1.05
Cambridge Hospital Extn.                              34                   0.09
Charles Street Ext.                                   34                   0.17
Cherry Street - Brown                                 34                   0.01
Dana Corporation Tap                                  34                   1.11
Derwent - Senecaville                                 34                   2.62
Eagle Crusher Ext.                                    34                   0.10
East Cambridge Ext.                                   34                   0.26
East Coshocton - North Coshocton                      34                   1.58
East Delphos - Kossuth                                34                  15.63
East Logan - Lancaster                                34                  18.72
Elizabeth Street - Central Avenue                     34                   0.80
Fairdale - South Cambridge                            34                   3.53
Findlay - North Findlay                               34                   3.95
Findlay Center - Findlay Reservoir                    34                   6.00
Findlay Reservoir Pumping No. 1 Tap                   34                   0.01
Fort Steuben - Hammondsville                          34                  20.28
Franklin Furnace - Grays Branch                       34                   0.35
Frontier Power Ext. - Empire Coal                     34                   0.88
Goshen - Timken                                       34                   3.06
Granville - Heath                                     34                   0.77
Guernsey - Muskingum Co-op Ext. - Mount Sterling      34                   0.04
Hammansburg - Buckeye Pipe                            34                   1.76
Hammondsville - Salineville                           34                   9.15
Hancock Wood Co-op Ext. - Airport                     34                   0.93
Hancock Wood Co-op Ext. - East Findlay                34                   0.11

                                                                    Schedule G-5
                                                                    Page 3 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC


TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Hancock Wood Co-op Ext. - Henry                       34                   0.11
Harpster - DeCliff                                    34                  11.98
Killbuck Junction - Glenmont                          34                   5.37
Killbuck Junction Extension                           34                   0.08
Lima - Elizabeth                                      34                   2.00
Lima - South Side                                     34                   5.24
Lima Pumping Ext.                                     34                   0.39
Mcintosh Ext.                                         34                   0.20
Metham - Frontier Power                               34                   0.39
Michael Avenue - Metokote                             34                   0.26
Mineral Siding - Antrim                               34                  10.18
Mix Plant Extension                                   34                   0.08
Morgan's Run - Allegheny Pipe                         34                   6.41
Muskingum Mine School Ext.                            34                   0.07
N & W Railroad Ext.                                   34                   0.02
N. & W. Railroad Ext.                                 34                   0.16
National Lime and Stone Ext.                          34                   0.22
National Milling Ext.                                 34                   0.28
New Boston Coke Ext.                                  34                   0.02
New Liberty - Findlay                                 34                   3.61
New Liberty - Findlay Center                          34                   7.69
New Liberty - McComb                                  34                   6.92
New Liberty - North Baltimore                         34                  10.26
New Philadelphia - Dover                              34                   3.25
New Philadelphia - West New Philadelphia              34                   2.55
Newcomerstown - Baltic                                34                  30.78
Newcomerstown - Cambridge                             34                  19.72
Newcomerstown - East Coshocton                        34                  12.83
North Baltimore - Portage                             34                  10.54
North Findlay - North Baltimore No. 2                 34                   7.95
North Portsmouth - Oertels Corners                    34                   4.73
Plaza - Eastman                                       34                   1.77
Pleasant Street -Allied Chemical                      34                   1.00
Portage Extension                                     34                   0.08
Robb Avenue - Spencerville Road                       34                   2.80
Robb Avenue Tie Line                                  34                   0.06
Rockhill - Robb Avenue                                34                   1.00
Rutland - Hobson                                      34                   3.35
Rutland - Pomeroy                                     34                   7.57
Shawtown - Hancock Wood Co-op                         34                   0.01
Sixth Street - Hantech                                34                   1.10

                                                                    Schedule G-5
                                                                    Page 4 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC


TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
South Belle Valley - Washington Co-op                   34                 4.68
South Coshocton - General Electric                      34                 1.05
South Coshocton - Killbuck, 34KV                        34                 1.61
South Killbuck - Holmes Wayne Co-op                     34                 0.05
South Mount Corey - Hancock Wood Co-op                  34                 0.01
South Point - Ethanol No. 1                             34                 0.95
South Point - Ethanol No. 2                             34                 1.80
South Warsaw - Frontier Power                           34                 3.73
Southside - Eaton                                       34                 0.20
Southwest Lafayette - Frontier Power                    34                 0.25
Sterling - South Side                                   34                 1.31
Sterling Ext.                                           34                 0.35
Sugar Refinery Ext.                                     34                 0.12
Sugarcreek - Baltic                                     34                 5.68
Superior Metals Ext.                                    34                 0.24
Totten Ext.                                             34                 0.53
Viaduct - South Portsmouth                              34                 2.02
Vine Street - Central Avenue                            34                 1.32
Warner - Swasey Ext.                                    34                 0.77
West Berlin - Benton                                    34                 3.01
West Broadway - Norbalt Rubber                          34                 0.08
West Cambridge - Water Street                           34                 3.96
West Lafayette - Penn Michigan                          34                 0.73
West Melrose - Whirlpool                                34                 2.99
Wright Ext.                                             34                 0.51
Yakley Road - Walnut Creek                              34                 0.32
Harvard Avenue - Owen Illinois                          34                 0.10
Shawnee Road - Midwest Co-op                            34                 4.94
South Coshocton - Banner                                34                 2.15
South Dover - Ridge Tool                                34                 1.22
Ash Avenue Tap                                        34.5                 0.01
Poe Avenue Tap                                        34.5                 0.01
East Cadiz - Cadiz                                      40                 1.00
Euclid - Toronto                                        40                 0.46
Guernsey - Muskingum Co-op Ext. - Chandlersville        40                 0.12
Academia - Gambier                                      69                 4.14
Alikanna - Steubenville Pumping                         69                 0.35
Allegheny Pipe 69kV Ext., Hopedale                      69                 0.71
Allendale - East End                                    69                 1.51
Allendale - Fremont Center                              69                17.39
Amsden - North Central Co-op                            69                 0.12

                                                                    Schedule G-5
                                                                    Page 5 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Amsterdam - Wolf Run                                    69                 1.79
Anchor Hocking Ext. No. 2                               69                 0.04
Antrim - Londonderry                                    69                 6.05
Arbor Street Ext.                                       69                 0.26
ARCO Ext. - Marion                                      69                 0.22
Armco 69kV Ext.                                         69                 0.01
Ashland Pipe Ext., Kenton                               69                 2.89
Auglaze - Mark Center                                   69                14.51
Augusta - Summitville                                   69                 3.93
Avondale Tap                                            69                 0.02
Baltimore - Fairfield                                   69                 0.30
Bannock Road - Flushing                                 69                 7.72
Barmet Ext.                                             69                 0.09
Barnsville - Summerfield                                69                15.81
Bauer Road - East Wooster                               69                 0.70
Beall Avenue - Riffle Road                              69                 1.25
Beartown - West Wilmont                                 69                10.56
Belden - Lock Seventeen                                 69                 1.64
Bellaire - Glencoe                                      69                16.55
Belmont Co-op Ext. - Beallsville                        69                 0.62
Belmont Co-op Ext. - Jewett                             69                 0.01
Belmont Co-op Ext. - Pipe Creek                         69                 0.45
Bernard Street - Northeast Findlay                      69                 2.85
Berwick Tap                                             69                 0.01
Bethel - Hilliard                                       69                 7.29
Billiar - West Wilmot                                   69                 6.18
Birchard Avenue - West Fremont                          69                 0.11
Bliss Park Ext.                                         69                 0.10
Blue Lick - Midwest Co-op                               69                 0.10
Bowerston - Leesville                                   69                 1.80
Bowman Street Ext.                                      69                 0.08
Bremen Bus                                              69                 0.02
Brues - Bellaire                                        69                 0.71
Brues - Martins Ferry                                   69                 7.24
Brues - West Bellaire                                   69                 0.54
Buckeye Road - Hover Park                               69                 3.41
Bucyrus - Swan Rubber                                   69                 1.54
Bucyrus - Upper Sandusky                                69                21.50
Bucyrus Center - Sandusky Avenue                        69                 4.29
Burns Ext.                                              69                 0.78
Byesville - Glenwood                                    69                 9.63

                                                                    Schedule G-5
                                                                    Page 6 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Byesville Tap                                           69                 0.01
Cairo Tap                                               69                 0.01
Calcutta - East Liverpool                               69                 3.75
Cambridge - East Cambridge                              69                 0.92
Cameron - Belmont Co-op                                 69                 2.32
Canal Road - Wooster Jct.                               69                 7.34
Canton Alloys Ext.                                      69                 0.19
Carroll Co-op Ext., Mohawk                              69                 0.40
Carrothers - Willard                                    69                16.23
Cassell Jct. - Guernsey Muskingum Co-op                 69                 0.07
Cavett - Paulding Putnam Co-op                          69                 7.62
Cecil Tap                                               69                 0.01
Central Portsmouth - South Portsmouth                   69                 1.26
Central Portsmouth - Sugarhill                          69                 2.90
Central Portsmouth Ext.                                 69                 0.06
Cessna - United Co-op                                   69                 0.03
Chatfield - Carrothers                                  69                 2.92
Chatfield Ext.                                          69                 0.07
Chatham - Licking Co-op                                 69                 0.04
Circle Green - Carroll Co-op Springfield                69                 4.41
City of Saint Marys Tap                                 69                 0.02
Clegg - South Glencoe                                   69                 0.87
Conotton - Carroll Co-op                                69                 6.02
Coopermill - Norval Park                                69                 1.42
Coopermill - South Fultonham                            69                 8.43
Coopermill Ext.                                         69                 0.04
Coshocton - North Coshocton                             69                 1.64
County Hospital - West Louisville                       69                 4.34
Crawfis College - Pandora                               69                 5.24
Crooksville - Somerset                                  69                10.07
Crooksville - South Fultonham                           69                 7.41
Cyclops - Ohio Central                                  69                13.67
D.T.R. Industries Ext.                                  69                 0.40
Davis Street - Atlas Industries                         69                 0.42
Dayton Lane Ext.                                        69                 0.50
Delphos - South Van Wert                                69                14.44
Delphos Junction - East Delphos                         69                 2.32
Dennison - New Philadelphia                             69                 9.86
Dennison - Scio                                         69                15.54
Derwent Ext.                                            69                 0.63
Diamond Specialty Ext.                                  69                 0.32

                                                                    Schedule G-5
                                                                    Page 7 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Diamond Street - County Hospital                        69                 4.94
Dilles Bottom - Bellaire                                69                10.49
Dillonvale - Amsterdam                                  69                21.01
Dillonvale - Boich Mining                               69                 7.92
Dillonvale - Robyville                                  69                 5.80
Dover - Beartown                                        69                 9.50
Dover - Sugarcreek                                      69                 8.24
Dow Chemical Ext., Granville                            69                 0.58
Dueber Avenue - Eighth Street                           69                 1.99
Dueber Industry - Liquid Carbonic                       69                 0.06
Dunkirk - Ada                                           69                10.80
Dunkirk - Kenton                                        69                11.46
East Amsterdam - Carroll Co-op                          69                 7.96
East Berlin - Owens Illinois                            69                 0.58
East Cambridge - Byesville                              69                 3.03
East Cambridge - Senecaville                            69                11.47
East Coshocton - Frontier Power                         69                 0.19
East Dover - Carroll Co-op                              69                30.56
East Dover Ext.                                         69                 1.36
East End Tap                                            69                 0.01
East Fredericktown - Fredericktown                      69                 4.27
East Fredericktown - Licking Co-op - Mount Vernon       69                 0.12
East Leipsic Ext.                                       69                 6.57
East Lima - Lafayette                                   69                 6.30
East Lima - Lima                                        69                 4.42
East Logan - Southeast Logan                            69                 1.55
East Newark - North Newark                              69                 3.67
East Ottawa - Crawfis College                           69                 4.14
East Ottawa - Leipsic                                   69                 5.33
East Ottoville - Paulding Putnam Co-op                  69                 0.03
East Proctorville Ext.                                  69                 0.00
East Side Ext.                                          69                 0.32
East Tiffin - Holmes Street                             69                 3.44
East Union Jct. - East Union                            69                 1.32
East Wooster Ext. No. 1                                 69                 5.13
East Zanesville - Oakland                               69                 2.05
Eighth Street - Stadium Park                            69                 1.31
Elizabeth Ext.                                          69                 0.72
Engineered Wire Products                                69                 0.45
Enterprise - South Central Power                        69                 0.03
Euclid - Toronto Paper                                  69                 0.05

                                                                    Schedule G-5
                                                                    Page 8 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Evergreen - Licking Co-op                               69                 0.03
Excello Ext., Buckeye Road                              69                 0.09
Findlay - Fifth Street                                  69                 1.79
Findlay - Woodcock                                      69                16.16
Findlay Center - Eastman                                69                 1.53
Flex Products Ext.                                      69                 0.79
Fontaine - Kenton                                       69                 2.40
Ford Motor Ext.                                         69                 0.37
Forest - Dunkirk                                        69                 7.99
Forest - McVitty                                        69                 1.21
Fort Shawnee - Buckeye Pipe                             69                 0.45
Fort Steuben - High Street                              69                 0.55
Fort Steuben - Wheeling Steel                           69                 0.10
Fostoria - Central Extension No. 1                      69                 0.10
Fostoria - Hatton                                       69                 6.01
Fostoria - North Belt                                   69                 2.55
Fostoria North End - Bendix                             69                 0.23
Fostoria - Pemberville                                  69                18.68
Fostoria Central - East Lima                            69                39.85
Franklin School - Holmes Wayne Co-op - Moreland         69                 0.50
Fremont - North Fremont                                 69                 2.68
Fremont - Sandusky Bay                                  69                12.25
Fremont Center - East Fremont                           69                 2.26
Fremont Center - Fremont                                69                 5.75
Frontier Power Co-op Ext. - Manning                     69                 1.39
Ginat Creek - Plymouth Heights                          69                 0.29
Glencoe - Norton                                        69                 8.86
Glencoe - Speidel                                       69                25.36
Glenmont Jct. - Holmes Wayne Co-op - Stillwell          69                 7.05
Granville - West Granville                              69                 4.36
Greely Ext.                                             69                 1.75
Greer Steel Ext. No. 1                                  69                 0.13
Greer Steel Ext. No. 2                                  69                 0.10
Gros-Jean - South Wooster                               69                 0.07
Guernsey - Muskingum Co-op Ext. - Senecaville           69                 0.01
Hammondsville - Carroll Co-Op                           69                 4.47
Hancock Wood Co-op - Townwood                           69                 0.02
Hancock Wood Co-op Ext.                                 69                 0.02
Hancock Wood Co-op Ext. - Hatton                        69                 0.03
Hanging Rock - North Haverhill                          69                 2.77
Hanging Rock 69kV Ext.                                  69                 0.18

                                                                    Schedule G-5
                                                                    Page 9 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Harmont Road - Mahoning Road                            69                 0.07
Harpster Pumping - Waldo                                69                24.96
Harrisburg Road - Stadium Park                          69                 3.82
Harrisville - Pleasant Grove                            69                 1.87
Haverhill - East Haverhill                              69                 0.10
Haviland - Paulding                                     69                10.72
Haviland - South Hicksville                             69                26.38
Haviland - West Van Wert                                69                14.60
Haysport - K. O. Ext.                                   69                 1.32
Heath - Southgate                                       69                 2.04
High Street - Steubenville                              69                 3.85
High Street - West Alikanna                             69                 3.99
Hillndale Ext.                                          69                 0.66
Hover Park - South Side                                 69                 1.62
Howard - Bucyrus No.1                                   69                17.75
Howard - Bucyrus No. 2                                  69                18.77
Howard - Willard                                        69                13.72
Hunt - Licking Co-op                                    69                 0.02
Ireland Mine                                            69                 0.00
Ironton - Portsmouth                                    69                26.74
Jacksontown - Licking Co-op                             69                 0.11
Janet Court - Third Street                              69                 0.55
Kaiser Junction - Dow Chemical                          69                 4.10
Kaiser Junction - Heath                                 69                 2.90
Kalida - Auglaize                                       69                23.60
Kalida - East Ottawa                                    69                10.37
Kalida - Ottoville                                      69                 8.34
Kammer - West Powhatan                                  69                 2.08
Kammer - West Powhatan No. 1                            69                 0.66
Kammer - West Powhatan No. 2                            69                 0.65
Lafayette - Ada                                         69                 9.73
Lancaster - Anchor Hocking                              69                 1.11
Lancaster Junction - Ralston                            69                 3.07
Latty Junction - Paulding Putnam Co-op                  69                 0.03
Leatherwood - North Cambridge                           69                 0.63
Leipsic - McComb                                        69                11.65
Licking Co-op Extension - Hebron                        69                 0.16
Licking Co-op, Jelloway                                 69                 0.03
Lima - Kalida                                           69                17.23
Linden Avenue Ext.                                      69                 1.52
Londonderry - Smyrna                                    69                 4.21

                                                                    Schedule G-5
                                                                   Page 10 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Longley - West Longley                                  69                 0.39
Louisville Junction - Louisville                        69                 0.25
Mahoning Road - Cliftmont                               69                 1.01
Mahoning Road Ext.                                      69                 0.03
Malvern - Pekin                                         69                 5.28
Mansfield Road - Holmes Wayne Co-op                     69                 2.39
Mark Center - South Hicksville                          69                 8.83
Martin's Ferry - Tiltonville                            69                 5.04
Martin's Ferry - Wheeling Steel                         69                 0.11
McLuney - Rose Farm                                     69                 1.73
Meigs - Coolville                                       69                24.31
Meigs - Gavin                                           69                 7.09
Memorial Drive - Lancaster Junction                     69                 2.38
Mid Ohio Ext.                                           69                 0.10
Midland - Plaza                                         69                 1.54
Midway - Glencoe                                        69                 6.51
Mill Street - Ridge Tool                                69                 1.08
Millbrook - Ashley                                      69                 0.08
Millbrook - Offnere,                                    69                 3.43
Millbrook - Siloam Tie Line                             69                 0.12
Millbrook Park - Scioto Trails                          69                 4.29
Miller - Jewett                                         69                 4.92
Millersburg - South Millersburg                         69                 2.91
Moreland Junction - Billiar                             69                21.66
Moreland Junction - Shreve                              69                 6.50
Moscow - Frontier Power                                 69                 1.24
Mound - Rockwell                                        69                 0.07
Moundsville - Dilles Bottom                             69                 4.07
Mount Vernon - Howard                                   69                25.86
Mount Vernon - North Newark                             69                22.60
Moxahala Avenue - Hughes Street                         69                 1.53
Muskingum River - South Rokeby                          69                21.28
New Lexington - Crooksville                             69                 8.55
New Lexington - Shawnee                                 69                 8.58
Newark - East Newark                                    69                 2.15
Newark - Kaiser Junction                                69                 2.64
Newark - Owens                                          69                 0.97
Newark - Seroco Ave                                     69                 1.44
Newark - Thornville                                     69                10.51
Newark Center - Licking Co-op                           69                 3.18
Newark Center - Southeast Newark                        69                 3.21

                                                                    Schedule G-5
                                                                   Page 11 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Newark Center Extension                                 69                 0.04
Newcomerstown - Dennison                                69                20.38
Newcomerstown - West New Philadelphia                   69                35.02
No. 10 Station Extension                                69                 4.20
No. 25 Station Extension                                69                 0.01
No. 8 Station Extension                                 69                 0.33
North Antwerp - East Antwerp                            69                 1.75
North Bloomville - North Central Co-op                  69                 8.07
North Byesville - South Cambridge                       69                 0.44
North Canton - Hoover                                   69                 0.60
North Canton Ext.                                       69                 2.97
North Columbus Grove - Paulding Putnam Co-op            69                 0.10
North Continental - Paulding Putnam Co-op               69                 7.72
North Coshocton - Cyclops                               69                 6.51
North Coshocton Tie Line                                69                 0.07
North Crestwood - Tall Timbers                          69                 0.96
North Crown City - Crown City                           69                 3.02
North Crown City - Crown City Mining                    69                 0.05
North Delphos - Ottoville                               69                 2.84
North Delphos - South Delphos                           69                 5.20
North Dillon - Dillon Road                              69                 0.19
North Findlay - North Baltimore No. 1                   69                 7.77
North Findlay - North Main                              69                 0.90
North Findlay Extension                                 69                 0.05
North Fremont - East Fremont                            69                 2.91
North Galion - West Galion                              69                 3.62
North Hicksville - Northwestern Co-Op                   69                 1.41
North Hicksville Extension                              69                 0.10
North Ironton Extension                                 69                 0.25
North Kalida - Paulding Putnam Co-op                    69                 0.04
North McConnelsville - South Rokeby                     69                 0.24
North Minford - Minford                                 69                 1.69
North Mount Vernon Extension                            69                 0.71
North Muskingum - Muskingum Mine                        69                 1.01
North Muskingum - West Malta                            69                 8.38
North Newark - Owens                                    69                 1.14
North Newark - South Grandville                         69                 8.15
North Newport Ext.                                      69                 0.02
North Portsmouth - Sugarhill                            69                 6.91
North Stone Creek - Frontier Power                      69                 0.05
North Waldo - Waldo                                     69                 3.95

                                                                    Schedule G-5
                                                                   Page 12 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
North Wellsville - Calcutta                             69                 6.44
North Wellsville - Hammondsville                        69                 6.82
North Wellsville - Second Street                        69                 3.65
North Wharton - Hancock Wood Co-op                      69                 4.57
North Wintersville - Two Ridge                          69                 1.77
North Woodcock - Pandora                                69                 6.37
North Woodcock - Woodcock                               69                 7.30
North Wooster Tap                                       69                 0.03
Northeast Canton - Diamond Street                       69                 3.45
Norton - Cravat                                         69                 0.05
Norton - Somerton                                       69                25.00
Oak Hill - Holmes Wayne Co-op                           69                 7.48
Oakland Extension                                       69                 0.06
Oertels Comers - Beaver                                 69                12.31
Oneida - Colfor                                         69                 0.51
Orrville Road - North Wayne                             69                 4.71
Ottawa - Columbus Grove                                 69                 6.92
Ottawa - East Ottawa                                    69                 1.56
Owens Corning Extension - Grandville                    69                 0.39
Parlett - East Cadiz                                    69                 7.48
Paulding - Mark Center                                  69                11.84
Paulding Putnam Co-op Extension - Antwerp               69                 0.35
Pittsburgh Avenue Extension                             69                 0.21
Plaza Extension                                         69                 0.04
Pleasant City - Cumberland                              69                 6.95
Pleasantville - Baltimore                               69                 6.06
Pratt - Phillips                                        69                 0.09
Pratt Extension                                         69                 0.28
Provident - Bannock Road                                69                 3.68
R&F Coal Extension, Georgetown                          69                 0.12
R.S.S. Extension                                        69                 0.39
Raceland - Dow Chemical                                 69                 5.55
Racine Hydro Extension                                  69                 4.08
Ralston - North Logan                                   69                15.24
Randell Bearing Extension                               69                 0.13
Rawson - Standard Oil                                   69                 0.03
Reedurban Extension                                     69                 0.47
Ripley - Licking Co-op                                  69                12.81
Robyville - Midway                                      69                 6.72
Robyville - South Cadiz                                 69                 5.71
Rockhill - Industrial                                   69                 1.12

                                                                    Schedule G-5
                                                                   Page 13 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Rockhill - Woodcock                                     69                14.49
Rosemount Extension                                     69                 0.24
Royal Avenue - Wean United                              69                 0.13
S.B.C. Ext.                                             69                 0.51
Saint Clair Avenue - State Line                         69                 3.25
Saint Stephens - North Central Co-op                    69                 0.02
Salineville - Summitville                               69                 5.36
Salt Fork - Guernsey Muskingum Co-Op                    69                 1.20
Saltillo - South Fultonham                              69                 5.92
Schoenbrunn Extension                                   69                 0.56
Schroyer Avenue - Cherry Avenue                         69                 1.52
Scio - Jewett                                           69                 6.72
Scioto Trail - Offnere                                  69                 1.96
Second Street - Saint Clair Avenue                      69                 1.26
Seneca Wire 69kV Extension                              69                 0.26
Sharp Road - Range Road                                 69                 1.43
Sharp Road Extention                                    69                 0.02
Shawnee Road - Buckeye Road                             69                 2.10
Shawnee Road - Wapakoneta                               69                 8.92
Shelby Copperweld Steel                                 69                 0.42
Sheridan - Buckeye Co-op                                69                 3.51
Shie Hill - Holmes Wayne Co-op                          69                 4.10
Shinnick Street - Oakland                               69                 2.14
Shreve - Big Prairie                                    69                 3.07
Shreve - Holmes Wayne Co-op                             69                 4.13
Sidle Road - South Van Wert                             69                 1.89
Sifco Extension, Byesville                              69                 0.22
Somerset - Texas Eastern                                69                 1.27
Somerton Extension                                      69                 0.04
South Amsterdam - Carroll Co-op                         69                 0.13
South Baltimore - Baltimore                             69                 2.19
South Cadiz - Consolidation Coal                        69                 1.20
South Cadiz - East Cadiz                                69                 1.99
South Cambridge - Chapman                               69                 1.57
South Cambridge - Sheild Alloy                          69                 0.03
South Carey - North Central Co-op                       69                 2.52
South Cecil - General Portland                          69                 0.33
South Coshocton - Killbuck                              69                22.50
South Cumberland - Dragline                             69                 2.44
South Cumberland - Renrock Tie Line                     69                 7.86
South Delphos - Delphos                                 69                 1.96

                                                                    Schedule G-5
                                                                   Page 14 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
South Fultonham - Mount Sterling                        69                 7.18
South Gambrinus Road - Luntz                            69                 0.61
South Granville - West Granville                        69                 1.98
South Hicksville - North Hicksville                     69                 1.38
South Hicksville - Robison Park Tie Line                69                 2.40
South Kenton - Fontaine                                 69                 2.54
South Kenton - Kenton                                   69                 2.83
South Kenton - United Co-op                             69                 3.81
South Kossuth - West Moulton                            69                 7.95
South Lancaster - East Lancaster                        69                 1.49
South Lancaster - Ralston                               69                 3.94
South Lancaster Extension                               69                 0.52
South Malvern - Carroll Co-Op                           69                 2.65
South Point - East Huntington                           69                 9.42
South Point - Ironton                                   69                10.33
South Rokeby - Gould No. 1                              69                 0.04
South Rokeby - Gould No. 2                              69                 0.05
South Tiffin - Carey                                    69                13.03
South Toronto - Euclid                                  69                 1.13
South Toronto - Toronto                                 69                 1.92
South Toronto Extension No. 1                           69                 1.05
South Upper Sandusky - Guardian                         69                 0.46
South Vanlue Extension                                  69                 0.23
Southgate - Newark                                      69                 3.57
Southgate - Seroco Avenue                               69                 1.89
Southwest Van Wert - South Convoy                       69                 3.48
Speidel - Barnesville                                   69                 3.51
Sporn 69kV Start Up                                     69                 0.54
Standard Oil Extension Fostoria                         69                 0.27
Standard Oil Extension, Lima                            69                 0.12
Stanley Court - Northeast Canton                        69                 3.15
Steubenville - Wintersville                             69                 3.02
Stone Street - North Fremont                            69                 0.71
Stony Hollow Ext.                                       69                 0.09
Stratton Ext.                                           69                 0.21
Stratton Juction - Stratton                             69                 1.08
Sugarcreek - Millersburg                                69                17.06
Sugarhill - Friendship                                  69                 6.57
Summerfield - Derwent                                   69                13.80
Summerfield - Texas Eastern                             69                 2.54
Sunnyside - East Sparta                                 69                 9.47

                                                                    Schedule G-5
                                                                   Page 15 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Switzer - Belmont Co-op, Powhatan                       69                 0.05
Switzer - Belmont Co-op, Woodsfield                     69                13.83
Thornville - Lancaster                                  69                19.21
Thornville - New Lexington (Newark)                     69                 5.89
Thornville - New Lexington (Zanesville)                 69                11.25
Tidd - Fort Steuben                                     69                 7.09
Tidd - Tiltonsville                                     69                 8.32
Tiffin - Fostoria                                       69                12.83
Tiffin - Fremont Center                                 69                19.38
Tiffin - Howard                                         69                36.12
Tiffin - South Tiffin                                   69                 3.51
Tiffin Center - Maule Road                              69                 3.30
Tiffin Center Ext. 69kV                                 69                 0.15
Tiffin Tap Off Extension No. 1                          69                 0.02
Tiffin Tap Off Extension No. 2                          69                 0.02
Tiltonville - Dillonvale                                69                 4.73
Tiltonville - Wheeling Steel No. 1                      69                 0.49
Tiltonville - Wheeling Steel No. 2                      69                 0.59
Tipple - Renrock                                        69                10.62
Torrey - Deuber Avenue                                  69                 2.62
Torrey - Myers Lake                                     69                 2.81
Unionvale - Nelms No. 1                                 69                 0.41
United Co-op Extension Ada                              69                 0.00
Upper Sandusky - Forest                                 69                11.27
Upper Sandusky - Harpster Pumping                       69                 9.65
Van Wert - Haviland                                     69                10.05
Van Wert - South Van Wert                               69                 1.12
Van Wert Ext.                                           69                 1.94
Wagenhals - Cherry Avenue                               69                 3.33
Wagenhals - Pekin                                       69                15.55
Wagenhals - Stanley Court                               69                 2.51
Wagenhals - West Louisville                             69                 4.61
Wakefield - Beaver                                      69                10.98
Waller - Central Portsmouth                             69                 0.83
Wapakoneta - West Moulton                               69                 8.40
Warwood - Glenns Run                                    69                 1.13
Washington - Dilles Bottom                              69                 1.41
Wayview - North Canton                                  69                 2.86
Wayview Tie Line                                        69                 0.12
Welsh - Sharon Valley                                   69                 0.93
West Alikanna - Wintersville                            69                 3.22

                                                                    Schedule G-5
                                                                   Page 16 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC


TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
West Bellaire Ext.                                      69                 0.51
West Bellville - Bellville                              69                 1.87
West Bowerstown - Carroll Co-op                         69                 0.60
West Brilliant - Weirton Construction                   69                 0.12
West Byesville Ext.                                     69                 0.88
West Caldwell - Noble Correctional                      69                 0.65
West Cambridge - Fairdale                               69                 6.70
West Canton - Thirtieth Street                          69                 1.99
West Coshocton - North Coshocton                        69                 2.85
West Dover Ext.                                         69                 0.20
West Granville - Etna                                   69                 9.08
West Hebron - Dow Chemical                              69                 2.51
West Lancaster - Anchor Hocking                         69                 1.29
West Lancaster - Memorial Drive                         69                 3.11
West Malta - North McConnelsville                       69                 2.07
West Monroe Street - Monroe Street                      69                 1.69
West Moreland - South Moreland                          69                 1.16
West Mount Vernon - Mount Vernon                        69                 2.87
West Nashville - Holmes Wayne Co-op                     69                 1.35
West New Philadelphia - Dover                           69                 1.96
West New Philadelphia - East Dover                      69                 3.92
West New Philadelphia - New Philadelphia                69                 2.36
West New Philadelphia Ext.                              69                 0.05
West Ottawa - Paulding Putnam Co-op                     69                 5.41
West Powhatan - North American No. 1                    69                 0.03
West Powhatan - North American No. 2                    69                 0.04
West Rockaway - North Central Co-op                     69                 8.32
West Roseville - Roseville                              69                 0.18
West Shadyside - Shadyside                              69                 1.76
West Smithville - Smithville                            69                 0.06
West Upper Sandusky - North Upper Sandusky              69                 1.83
West Van Wert - Ohio City                               69                 5.42
West Wilmont - Holmes Wayne Co-op                       69                 0.02
West Wooster - East Wooster                             69                10.62
Whirlpool Ext.                                          69                 0.14
Willard - Greenwich                                     69                10.21
Williston Avenue Tap                                    69                 0.01
Willowgrove - Belmont Co-op                             69                 0.09
Windsor - Glencoe                                       69                18.92
Windsor - Wilson Avenue                                 69                 4.99
Windsor Ext.                                            69                 0.40

                                                                    Schedule G-5
                                                                   Page 17 of 17

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

TRANSMISSION LINES LESS THAN 132 KV
-----------------------------------

LINE NAME                                           VOLTAGE               MILES
--------------------------------------------------------------------------------
Wolf Run - East Springfield                             69                 1.85
Wooster - Beall Ave                                     69                 1.70
Wooster - Canal Road                                    69                 3.08
Wooster - Moreland Jct.                                 69                 4.73
Wooster -West Wooster                                   69                 2.71
Yellowcreek - East Leipsic                              69                 1.09
Zanesville - Coopermill                                 69                 1.78
Zanesville - Linden Avenue                              69                 2.80
Zanesville - Shinnick                                   69                 1.26
Zion - Glass Rock                                       69                 4.80
Blackjack Road Ext.                                     69                 0.05
East Lansing - Lansing                                  69                 3.53
East Logan - Shawnee                                    69                13.72
South Coshocton - Clow                                  69                 0.25
South Cumberland - Cumberland                           69                 3.96
South Millersburg - Killbuck Junction                   69                 2.29
Fish Creek - McElroy                                    69                 0.53
South Central Co-op - Deer Creek                        69                 2.44
North Hicksville - Butler                               69                 2.33

                                                                    Schedule G-6
                                                                     Page 1 of 6

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
CARDINAL PLANT/BRILLIANT, OH           ATTENDED-T      138        23         0
                                       ATTENDED-T    13.19         4         0
                                       ATTENDED-T       24         4         0
                                       ATTENDED-T       24         4         4
                                       ATTENDED-T      345        24         0
                                       ATTENDED-T      345        23         0
                                       ATTENDED-T      138       6.9         0
                                       ATTENDED-T       26       6.9         0
                                       ATTENDED-T     13.8       0.6         0
GAVIN 1 AAS                            ATTENDED-T      138      13.8         0
                                       ATTENDED-T      138         4         0
GAVIN 138KV                            ATTENDED-T      138        69        12
KAMMER 345KV/MOUNDSVILLE, WV           ATTENDED-T      345       138      13.8
                                       ATTENDED-T      345       138        12
KAMMER 400 YARD                        ATTENDED-T      765       345      34.5
                                       ATTENDED-T     34.5      34.5         3
                                       ATTENDED-T     34.5        12         0
KAMMER 765KV/MOUNDSVILLE, WV           ATTENDED-T      765       500      34.5
                                       ATTENDED-T      765       765         0
                                       ATTENDED-T     34.5      34.5         0
                                       ATTENDED-T     13.8        12         0
MUSKINGUM 138KV/ZANESVILLE, OH         ATTENDED-T      345       138        12
                                       ATTENDED-T      138        69        12
ACADEMIA/MT VERNON, OH                 UNATTENDED-T    138        69        12
                                       UNATTENDED-T     23        12         0
ADA                                    UNATTENDED-T   68.8     13.09         0
BUCYRUS CENTER/BUCYRUS, OH             UNATTENDED-T  135.4      69.5     13.09
                                       UNATTENDED-T   68.8     13.09         0
CALDWELL/MCCONNELSVILLE, OH            UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T    138        12         0
                                       UNATTENDED-T   34.5         4         0
CANAL RD/WOOSTER, OH                   UNATTENDED-T    138        69        23
                                       UNATTENDED-T     23         4         0
CANTON CENTRAL/CANTON, OH              UNATTENDED-T    345       138        12
CENTRAL PORTSMOUTH/PORTSMOUTH, OH      UNATTENDED-T     69        12         0
                                       UNATTENDED-T    138        69      34.5
                                       UNATTENDED-T   34.5       7.2         0
CHATFIELD/BUCYRUS, OH                  UNATTENDED-T  135.4      69.5     13.09
CLIFMONT AVE.                          UNATTENDED-T     69        12         0
CROOKSVILLE/ZANESVILLE, OH             UNATTENDED-T     69         4         0
                                       UNATTENDED-T    138        69        12
DENNISON/CANTON, OH                    UNATTENDED-T     69      34.5       7.5
                                       UNATTENDED-T     69        12         0
                                       UNATTENDED-T   34.5         4         0
DON MARQUIS (OP) (OVEC)                UNATTENDED-T    765       345      34.5

                                                                    Schedule G-6
                                                                     Page 2 of 6

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
                                       UNATTENDED-T    345      34.5         0
DUNKIRK/LIMA, OH                       UNATTENDED-T     69        23         0
                                       UNATTENDED-T     66      13.2         0
                                       UNATTENDED-T   69.3        25         0
                                       UNATTENDED-T     69        12         0
EAST AMSTERDAM/STEUBENVILLE, OH        UNATTENDED-T    138        69        12
EAST CAMBRIDGE/ZANESVILLE, OH          UNATTENDED-T     69      34.5         0
EAST CANTON                            UNATTENDED-T     69        12         0
EAST FREMONT                           UNATTENDED-T     67     13.09         0
                                       UNATTENDED-T     67      4.36         0
EAST LIMA/LIMA, OH                     UNATTENDED-T    138        69        12
                                       UNATTENDED-T    345       138        12
                                       UNATTENDED-T     13       5.6         0
EAST LIVERPOOL/STEUBENVILLE, OH        UNATTENDED-T    138        69        12
EAST OTTAWA /LIMA, OH                  UNATTENDED-T     70        35         0
EAST WOOSTER/WOOSTER, OH               UNATTENDED-T    138        69        12
                                       UNATTENDED-T    138        23         0
                                       UNATTENDED-T     23        12         0
EAST ZANESVILLE/ZANESVILLE, OH         UNATTENDED-T    138        69        12
FINDLAY CENTER/FOSTORIA, OH            UNATTENDED-T  135.4      69.5        35
                                       UNATTENDED-T  36.37       2.4         0
FOREST                                 UNATTENDED-T  65.85     23.99      4.16
                                       UNATTENDED-T  65.85     23.99      4.65
                                       UNATTENDED-T     67     13.09         0
FOSTORIA CENTRAL                       UNATTENDED-T    345       138      13.8
                                       UNATTENDED-T    339     137.5      13.8
FREMONT CENTER                         UNATTENDED-T  135.4     40.17     13.09
                                       UNATTENDED-T     69        12         0
FREMONT/FOSTORIA, OH                   UNATTENDED-T  135.4      69.5     13.09
                                       UNATTENDED-T   23.5     13.09         0
GREENLAWN/FOSTORIA, OH                 UNATTENDED-T    138        69        12
GREER/CANTON, OH                       UNATTENDED-T   34.5        12         0
                                       UNATTENDED-T     69      34.5         0
HAMMONDSVILLE/STEUBENVILLE, OH         UNATTENDED-T     69        23         0
                                       UNATTENDED-T     69        12         0
HANGING ROCK/PORTSMOUTH, OH            UNATTENDED-T    138        69      34.5
HANGING ROCK 765KV                     UNATTENDED-T    765       765         0
HARPSTER/BUCYRUS, OH                   UNATTENDED-T     70        35         0
HAVILAND/LIMA, OH                      UNATTENDED-T  135.4      69.5     13.09
                                       UNATTENDED-T    132        69     34.65
                                       UNATTENDED-T  135.6     13.09         0
HEATH/LANCASTER, OH                    UNATTENDED-T    138        69        12
                                       UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T     69         4         0
HOWARD/BUCYRUS, OH                     UNATTENDED-T     69        12         0
                                       UNATTENDED-T    138        69        11
KALIDIA                                UNATTENDED-T   68.8     13.09         0

                                                                    Schedule G-6
                                                                     Page 3 of 6

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
                                       UNATTENDED-T     70        35         0
MALVERN/CANTON, OH                     UNATTENDED-T    138        69        12
                                       UNATTENDED-T    138        23        12
                                       UNATTENDED-T     23        12         0
MARYSVILLE 765KV                       UNATTENDED-T    765       345      34.5
                                       UNATTENDED-T    765       765         0
                                       UNATTENDED-T    765       345        12
MILLBROOK PARK/PORTSMOUTH, OH          UNATTENDED-T    138        69      34.5
                                       UNATTENDED-T    138      34.5        11
                                       UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T    138        12         0
                                       UNATTENDED-T   34.5        12         0
                                       UNATTENDED-T   34.5      34.5         0
NEW LIBERTY                            UNATTENDED-T    132      34.5         0
                                       UNATTENDED-T   34.4       7.2         0
                                       UNATTENDED-T    138      7.55         0
NEWARK/ZANESVILLE, OH                  UNATTENDED-T     69         4         0
NEWARK CENTER/ZANESVILLE, OH           UNATTENDED-T    138        69        12
NEWCOMERSTOWN/COSHOCTON, OH            UNATTENDED-T     69      34.5        12
                                       UNATTENDED-T    138        69        12
                                       UNATTENDED-T     23        12         0
                                       UNATTENDED-T     69      34.5         0
                                       UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T     23         4         0
NORTH COSHOCTON/COSHOCTON, OH          UNATTENDED-T     69        12         0
                                       UNATTENDED-T     69      34.5        12
NORTH CROWN CITY-GAVIN/CHESHIRE, OH    UNATTENDED-T    138        69      13.2
                                       UNATTENDED-T     35        12         0
NORTH DELPHOS/LIMA, OH                 UNATTENDED-T    138        69        35
NORTH FINDLAY/FOSTORIA, OH             UNATTENDED-T  135.4        35         0
                                       UNATTENDED-T  135.4      69.5         0
                                       UNATTENDED-T  35.86      4.33         0
NORTH MUSKINGUM/MCCONNELSVILLE, OH     UNATTENDED-T    138        69        12
NORTH NEWARK/ZANESVILLE, OH            UNATTENDED-T    138        69         4
                                       UNATTENDED-T     69         4         0
                                       UNATTENDED-T     69        12         0
NORTH PORTSMOUTH/PORTSMOUTH, OH        UNATTENDED-T    138        69      34.5
NORTH PROCTORVILLE/PORTSMOUTH, OH      UNATTENDED-T    765       138      13.8
NORTH WALDO/WALDO, OH                  UNATTENDED-T     67      13.9         0
                                       UNATTENDED-T    132        69       7.2
NORTH WOODCOCK/LIMA, OH                UNATTENDED-T  135.4      69.5      35.5
                                       UNATTENDED-T   35.3      4.16         0
NORTHEAST CANTON/CANTON, OH            UNATTENDED-T     23        12         0
                                       UNATTENDED-T    138        69        12
NORTHEAST FINDLAY/FOSTORIA, OH         UNATTENDED-T  135.6      36.2         0
OHIO CENTRAL/ZANESVILLE, OH            UNATTENDED-T    345       138        12
OHIO CENTRAL/ZANESVILLE, OH            UNATTENDED-T    138        69        12

                                                                    Schedule G-6
                                                                     Page 4 of 6

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
OHIO CENTRAL                           UNATTENDED-T    138        69         4
                                       UNATTENDED-T   34.5        12         0
                                       UNATTENDED-T     69      34.5         0
                                       UNATTENDED-T     23        12         0
                                       UNATTENDED-T    138        12         0
                                       UNATTENDED-T     23         4         0
PEKIN/CANTON, OH                       UNATTENDED-T     69        12         0
                                       UNATTENDED-T     69        23         0
PLEASANT ST/PORTSMOUTH, OH             UNATTENDED-T     69        12         0
                                       UNATTENDED-T     69      34.5         0
REEDURBAN/CANTON, OH                   UNATTENDED-T    138        12         0
                                       UNATTENDED-T    138        69        12
                                       UNATTENDED-T     69         4         0
ROCKHILL                               UNATTENDED-T    132     34.65        11
                                       UNATTENDED-T    132     19.05      6.35
                                       UNATTENDED-T   34.4     13.09         0
                                       UNATTENDED-T  139.2        35      13.2
                                       UNATTENDED-T   34.4      4.36         0
                                       UNATTENDED-T  135.4      69.5        35
RUTLAND-GAVIN/CHESHIRE, OH             UNATTENDED-T    138      34.5         0
SCHROYER AVE/CANTON, OH                UNATTENDED-T     69         4         0
                                       UNATTENDED-T     69        23        12
                                       UNATTENDED-T     69        12         0
SHARP RD/MT VERNON, OH                 UNATTENDED-T    138        69        12
SHAWNEE RD/LIMA, OH                    UNATTENDED-T    138        69      34.5
                                       UNATTENDED-T    132     13.09         0
                                       UNATTENDED-T   34.4      2.52         0
SOMERTON/BELMONT, OH                   UNATTENDED-T    138        69        12
SOUTH BALTIMORE/LANCASTER, OH          UNATTENDED-T    138        69         4
SOUTH CADIZ/STEUBENVILLE, OH           UNATTENDED-T     69        12         0
                                       UNATTENDED-T    138        69        12
SOUTH CAMBRIDGE                        UNATTENDED-T     69      34.5         0
                                       UNATTENDED-T     69      34.5        12
SOUTH CANTON/CANTON, OH                UNATTENDED-T    345       138      34.5
                                       UNATTENDED-T    138        12         0
                                       UNATTENDED-T    765       345      34.5
                                       UNATTENDED-T   34.5        12         0
SOUTH COSHOCTON/COSHOCTON, OH          UNATTENDED-T    138        69        12
                                       UNATTENDED-T     69      34.5        12
                                       UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T   34.5        12         0
SOUTH CUMBERLAND/MCCONNELSVILLE, OH    UNATTENDED-T    138        69      34.5
                                       UNATTENDED-T    138        25         0
                                       UNATTENDED-T   34.5         4         0
SOUTH HICKSVILLE/LIMA, OH              UNATTENDED-T  135.4      69.5     13.09
SOUTH KENTON                           UNATTENDED-T    135        70      24.6
                                       UNATTENDED-T     22       2.4         0

                                                                    Schedule G-6
                                                                     Page 5 of 6

                               OHIO POWER COMPANY
                 TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
                                       UNATTENDED-T    132        45         0
SOUTH LANCASTER/LANCASTER, OH          UNATTENDED-T    138        69        12
                                       UNATTENDED-T    138        69      34.5
SOUTH MILLERSBURG/WOOSTER, OH          UNATTENDED-T    138      34.5       7.2
SOUTH POINT/PORTSMOUTH, OH             UNATTENDED-T    138        69      34.5
                                       UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T   34.5        12         0
SOUTH TIFFIN                           UNATTENDED-T    132      69.3       6.9
SOUTH TORONTO STEUBENVILLE, OH         UNATTENDED-T    138        69        12
SOUTHEAST CANTON/CANTON, OH            UNATTENDED-T    345       138      34.5
STANLEY COURT/CANTON, OH               UNATTENDED-T     69        12         0
                                       UNATTENDED-T     69        23         4
STERLING/LIMA, OH                      UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T    138      34.5        11
STEUBENVILLE/STEUBENVILLE, OH          UNATTENDED-T    138        69        12
                                       UNATTENDED-T     23        12         0
SUMMERFIELD/BELMONT, OH                UNATTENDED-T    138        69       6.9
SUNNYSIDE/CANTON, OH                   UNATTENDED-T    138        12         0
                                       UNATTENDED-T    138        23         0
                                       UNATTENDED-T    138        23       6.9
SWITZER/BELMONT, OH                    UNATTENDED-T    138        69        12
TIFFIN CENTER/FOSTORIA, OH             UNATTENDED-T  135.4      69.5     13.09
TILTONSVILLE/BELMONT, OH               UNATTENDED-T    138        69        12
                                       UNATTENDED-T     69        12         0
TIMKEN/CANTON, OH                      UNATTENDED-T    138        23         0
                                       UNATTENDED-T    138        23        12
TIMKEN MERCY                           UNATTENDED-T     69         4         0
TORREY                                 UNATTENDED-T    138        23        12
                                       UNATTENDED-T    138        23        11
                                       UNATTENDED-T    138        69        12
                                       UNATTENDED-T     69        12         0
                                       UNATTENDED-T     23        12         0
WAGENHALS                              UNATTENDED-T    138        69        23
WAKEFIELD                              UNATTENDED-T   34.5         4         0
                                       UNATTENDED-T    138      34.5        12
WAYVIEW/CANTON, OH                     UNATTENDED-T    138        12         0
                                       UNATTENDED-T    138        69        12
WEST BELLAIRE/BELMONT, OH              UNATTENDED-T    138        69        12
                                       UNATTENDED-T    345       138        12
WEST CAMBRIDGE/ZANESVILLE, OH          UNATTENDED-T    138        69        12
                                       UNATTENDED-T    138      34.5         0
WEST CANTON/CANTON,OH                  UNATTENDED-T    138      34.5         0
                                       UNATTENDED-T    138        12         0
                                       UNATTENDED-T    138        69        12
                                       UNATTENDED-T     69      34.5         0
WEST COSHOCTON/COSHOCTON,OH            UNATTENDED-T    138        69        12
WEST DOVER/DOVER,OH                    UNATTENDED-T    138        69        12

                                                                    Schedule G-6
                                                                     Page 6 of 6

                               OHIO POWER COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO OPCO EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
WEST END FOSTORIA/FOSTORIA,OH          UNATTENDED-T  71.73      4.33         0
                                       UNATTENDED-T     67      4.36         0
                                       UNATTENDED-T  135.4      69.5     13.09
WEST HEBRON/LANCASTER,OH               UNATTENDED-T    138        69      34.5
                                       UNATTENDED-T   34.5      34.5         0
WEST LANCASTER/LANCASTER,OH            UNATTENDED-T    138        69        12
                                       UNATTENDED-T    138        69      7.10
WEST LIMA/LIMA,OH                      UNATTENDED-T  135.4        35         0
WEST MELROSE/FOSTORIA,OH               UNATTENDED-T   34.4     13.09         0
WEST MILLERSPORT/LANCASTER,OH          UNATTENDED-T    345       138        12
WEST MOUTON/LIMA,OH                    UNATTENDED-T  135.4      69.5     13.09
                                       UNATTENDED-T   23.9      4.33         0
WEST MT VERNON/MT VERNON,OH            UNATTENDED-T    138        69         4
WEST NEW PHILADELPHIA/CANTON,OH        UNATTENDED-T    138        69      7.19
                                       UNATTENDED-T    138        69        12
                                       UNATTENDED-T    138        12         0
                                       UNATTENDED-T    138      34.5         4
WEST VAN WERT/LlMA,OH                  UNATTENDED-T     70        35         0
WOOSTER/WOOSTER,OH                     UNATTENDED-T     23         4         0
                                       UNATTENDED-T    138        69        12
                                       UNATTENDED-T     23        12         0
                                       UNATTENDED-T    138        23         0
ZANESVILLE/ZANESVILLE,OH               UNATTENDED-T    138        23         0
                                       UNATTENDED-T    138        69        12
                                       UNATTENDED-T     23        12         0
                                       UNATTENDED-T     69      34.5         0

                                                                    Schedule G-7
                                                                     Page 1 of 2

                         CENTRAL POWER AND LIGHT COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CPL PGC
                          GENERATION RELATED EQUIPMENT

T REGION                  POWER PLANT       UNIT #         EQUIPMENT TO BE TRANSFERRED         DEVICE #
-------------------------------------------------------------------------------------------------------
Corpus Christi            Coleto Creek         1       Generator Step-up Transformer (GSU)
                                                       GSU leads to breaker
                                                       Circuit Breaker                          9880
                                               1       Res. Aux. Leads
                                                       Circuit Breaker                          9870
Corpus Christi            Barney Davis         1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          9510
                                               2       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          9700
                                             1 & 2     Res. Aux. Leads
                                                       Circuit Breaker                          9520
Corpus Christi            J.L. Bates           1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          4440
                                               2       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          4700
                                             1 & 2     Res. Aux. Leads
                                                       Circuit Breaker                          4450
Corpus Christi            La Palma             2       GSU (auto)
                                                       GSU leads to breaker
                                                       Circuit Breaker                            40
                                               4       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                            80
                                               5       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                           110
                                               6       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          4940
                                               7       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          5805
                                              All      Res. Aux. Leads
                                                       Circuit Breaker                          4840
Corpus Christi            Laredo               1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          2410
                                               2       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                           985
                                               3       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          9415
                                               3       Res. Aux. leads
                                                       Circuit Breaker                          9435
                                             1 & 2     Res. Aux. Leads
                                                       Circuit Breaker                          2430
Corpus Christi            Lon Hill             1       GSU

                                                                    Schedule G-7
                                                                     Page 2 of 2

                         CENTRAL POWER AND LIGHT COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO CPL PGC
                          GENERATION RELATED EQUIPMENT

T REGION                  POWER PLANT       UNIT #         EQUIPMENT TO BE TRANSFERRED         DEVICE #
-------------------------------------------------------------------------------------------------------
                                                       GSU leads to breaker
                                                       Circuit Breaker                          5810
                                               2       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          5790
                                             1 & 2     Res. Aux. Leads
                                                       Circuit Breaker                          5680
                                               3       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          5690
                                               4       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          7055
                                             3 & 4     Res. Aux. Leads
                                                       Circuit Breaker                          8130
Corpus Christi            Nueces Bay           5       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          2130
                                               6       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          9210
                                               7       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          9355
                                             6 & 7     Res. Aux. Leads
                                                       Circuit Breaker                          9190
Corpus Christi            Victoria             3       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          5150
                                               4       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          6880
                                               5       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          6120
                                               6       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          6555
                                             5 & 6     Res. Aux. Leads
                                                       Circuit Breaker                          7000
Corpus Christi            Eagle Pass Hydro     1       GSU leads to breaker
                                                       Circuit Breaker                          160A
                                               2       GSU leads to breaker
                                                       Circuit Breaker                          170A
                                               3       GSU leads to breaker
                                                       Circuit Breaker                          180A
Corpus Christi            E.S. Joslin          1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          8365
                                               1       Res. Aux. Leads
                                                       Circuit Breaker                          8355

                                                                    Schedule G-8
                                                                     Page 1 of 2

                          WEST TEXAS UTILITIES COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO WTU PGC
                          GENERATION RELATED EQUIPMENT

T REGION                  POWER PLANT       UNIT #         EQUIPMENT TO BE TRANSFERRED         DEVICE #
-------------------------------------------------------------------------------------------------------
Corpus Christi            Abilene Plant        3       Unit leads to breaker
                                                       Circuit Breaker                          1540
                                               4       Unit leads to breaker
                                                       Circuit Breaker                          1560
                                               3       Res. Aux. Leads
                                                       Circuit Breaker                           430
                                               4       Res. Aux. Leads
                                                       Circuit Breaker                           431
Corpus Christi            Ft. Phantom          1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          4750
                                               2       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          4980
                                               1       Res. Aux. Leads
                                                       Disconnect Switch                        4753
Corpus Christi            Lk. Pauline          1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          2545
                                               2       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          1435
                                             1 & 2     Disconnect Switch                        2547
                                                       Circuit Breaker                          2580
                                                       Circuit Breaker                          3705
Corpus Christi            Oak Creek            1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          3200
                                               1       Res. Aux. Leads
                                                       Disconnect Switch                        3222
Corpus Christi            Oklaunion            1       GSU
                                                       GSU leads to breaker
                                                       Disconnect Switch                        5608
                                                       Circuit Breaker                          5600
                                               1       Res. Aux. leads
Corpus Christi            Paint Creek          1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          1660
                                               2       Circuit Breaker                          1785
                                               3       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          1880
                                               4       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          4475
                                              All      Res. Aux. Leads
                                                       Circuit Breaker                          1650
Corpus Christi            Rio Pecos            4       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                           640
                                               5       GSU
                                                       GSU leads to breaker

                                                                    Schedule G-8
                                                                     Page 2 of 2

                          WEST TEXAS UTILITIES COMPANY
                  TRANSFER OF JURISDICTIONAL ASSETS TO WTU PGC
                          GENERATION RELATED EQUIPMENT

T REGION                  POWER PLANT       UNIT #         EQUIPMENT TO BE TRANSFERRED         DEVICE #
-------------------------------------------------------------------------------------------------------
                                                       Circuit Breaker                          3000
                                               6       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          4000
                                              All      Res. Aux. Leads
                                                       Fuses and Disconnect Switch              3003
Corpus Christi            San Angelo PS        1       GSU
                                                       GSU leads to breaker
                                                       Circuit Breaker                          3600
                                               2       GSU
                                                       GSU leads to breaker
                                                       Disconnect Switch                        3601
                                                       Circuit Breaker                          6105
                                              All      Res. Aux. Leads
                                                       Disconnect Switch                        3607

                                                                    Schedule G-9
                                                                     Page 1 of 1

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                 TRANSFER OF JURISDICTIONAL ASSETS TO SWEPCO EDC

                                                         VOLTAGE (IN MVA)
                                       CHARACTER OF ----------------------------
 TRANSMISSION SUBSTATIONS              SUBSTATION   PRIMARY  SECONDARY  TERTIARY
--------------------------------------------------------------------------------
BANN                                   TRANSMISSION    138        69         0
CROCKETT                               TRANSMISSION    345       138      13.8
DIANA                                  TRANSMISSION    345       138      13.8
LAKE LAMOND                            TRANSMISSION    138        69      12.5
LONE STAR SOUTH                        TRANSMISSION    138        69         0
MARSHALL                               TRANSMISSION    138        69      13.2
N.W. HENDERSON                         TRANSMISSION    138        69         0
N.W. TEXARKANA                         TRANSMISSION    345       138         0
NORTH MINEOLA                          TRANSMISSION    138        69       7.2
NORTH NEW BOSTON                       TRANSMISSION    138        69         0
OVERTON                                TRANSMISSION    138        69      13.2
PERDUE                                 TRANSMISSION    138        69         0
PETTY                                  TRANSMISSION    138        69         0
PIRKEY PLANT                           TRANSMISSION    345       138      13.8
PITTSBURG                              TRANSMISSION    138        69         0
ROCK HILL                              TRANSMISSION    138        69      13.2
TENASKA-RUSK COUNTY -SWITCHES/         TRANSMISSION    345         0         0
  BREAKERS -SERVES INTERCONNECTION
  FOR INDEPENDENT POWER PRODUCER
WELSH PLANT SWITCHING STATION          TRANSMISSION   34.5      34.5         0
WELSH HVDC                             TRANSMISSION    345         0         0
WEST ATLANTA                           TRANSMISSION    138        69         0
WHITNEY                                * (ATTENDED)    138        69      12.5
WILKES PLANT                           TRANSMISSION    345       138      13.8
TENAHA                                 TRANSMISSION    138         0         0

                                                                   SCHEDULE G-10
                                                                     PAGE 1 OF 2

                       SOUTHWESTERN ELECTRIC POWER COMPANY
              TRANSFER OF JURISDICTIONAL ASSETS TO SWEPCO TEXAS EDC

TRANSMISSION LINES                                   kV   LINE #   MILES   STATE
--------------------------------------------------------------------------------
Atlanta-Hughes Sprngs                                69    201      29.1    TX
Beckville-Carthage                                   69    202       8.9    TX
Carthage-Murvall Tap                                 69    202       3.8    TX
Bloomburg-Atlanta                                    69    203       8.0    TX
Karnack Switching Station-Woodlawn                   69    205       9.6    TX
Jefferson Sub-Tex/La state line toward Superior      69    205      21.3    TX
Perdue-Gilmer                                        69    206      11.4    TX
Perdue-Clarksville North circuit                     69    206       7.0    TX
Kilgore-Clarksville                                  69    207      14.1    TX
Longview-Clarksville                                 69    208      18.3    TX
Hughes Spngs-Dngerfld-Mt Plsnt                       69    209      23.3    TX
Whitney-Overton                                      69    210      28.6    TX
Perdue-Mineola                                       69    211      29.8    TX
Perdue-Clarksville South circuit                     69    211       7.3    TX
Mineola-Quitman-Mt. Pleasant                         69    212      85.0    TX
New Boston-Mt. Pleasant                              69    213      46.9    TX
Hooks-Bann                                           69    213       7.1    TX
Taylor St-39th-Bann                                  69    213      14.7    TX
Grand Saline-Quitman                                 69    214      24.4    TX
Mineola-Grand Saline                                 69    214      14.0    TX
Overton-Turnertown (from tap off conc str to south)  69    215       8.3    TX
Rockbill to N.W. Henderson                           69    215      30.8    TX
Marshall-Blocker Tap                                 69    215       5.3    TX
Blocker Tap-Rockhill                                 69    215      12.4    TX
Hughes Springs-Lone Star-Jenkins                     69    216      18.5    TX
Evenside to Sawmill,etc.                             69    217      12.7    TX
Pittsburg-Gilmer                                     69    218      24.5    TX
Mt Plsnt-Petty                                       69    218       2.1    TX
Lake Lamond-SE L'view-Whitney                        69    219      13.6    TX
Rockhill to Carthage                                 69    221      16.0    TX
Lake Lamond-Airline-L'view Hts                       69    222      13.7    TX
Bann-Taylor St                                       69    223       7.0    TX
Winnfield-Mt.Vernon                                  69    224       7.4    TX
Waskom-Karnack Swtchng                               69    225      17.4    TX
S.E. Longview-Knox Lee                               69    226       5.9    TX
Eylau-Bann                                           69    227       4.3    TX
Pittsburg-Winnsboro                                  69    229      20.0    TX
Evenside to Poynter                                  69    231       3.9    TX
Evenside to N. W. Henderson                          69    233       6.4    TX
Burford Survey-Naples                                69    234       6.1    TX
N.Mineola-Rayburn Country                           138    198      16.6    TX
Center-Carthage T                                   138    200      29.1    TX
Center-Texas state line-to Logansport               138    204      16.8    TX
NW Henderson-Overton                                138    215      13.2    TX
Pittsburg-Petty                                     138    218       9.7    TX
Lone Star So-Pittsburg                              138    220      17.7    TX
Bann-N. New Boston                                  138    228      17.9    TX
Rockhill-Tx/La state line toward Logansport         138    230      35.7    TX
NW Texarkana-Ark/Tx state line toward Sugarhill     138    235      11.1    TX
Perdue-North Mineola                                138    236      30.4    TX
Perdue-Knox Lee                                     138    237      37.9    TX
Diana-Perdue                                        138    238      21.9    TX
Knox Lee-NW Henderson                               138    239      17.9    TX

                                                                   SCHEDULE G-10
                                                                     PAGE 2 OF 2

                       SOUTHWESTERN ELECTRIC POWER COMPANY
              TRANSFER OF JURISDICTIONAL ASSETS TO SWEPCO TEXAS EDC

TRANSMISSION LINES                                   kV   LINE #   MILES   STATE
--------------------------------------------------------------------------------
Wilkes-Jefferson Sw Sta                             138    240      11.1    TX
Ark/Tex state line-NW Tex-Bann-W.Atl-Wilkes         138    241      65.3    TX
Jefferson Sw Sta-Marshall-Pirkey-Knox Lee           138    241      38.9    TX
Knox Lee-Overton                                    138    241      23.9    TX
Jefferson Sw Sta-Tex/La state
  line toward Lieberman                             138    242      28.1    TX
Knox Lee-Whitney 138kv                              138    243      13.4    TX
Whitney-Pirkey-Marshall                             138    243      24.4    TX
Pirkey-S.E. Marshall                                138    244      10.5    TX
SE Marshall-Scottsville-Tex/La state line
  toward Longwood                                   138    244      18.8    TX
Rockhill-Knox Lee                                   138    245      16.3    TX
Rockhill to Tex-La state line toward Spngridge      138    245      27.4    TX
Wilkes-Bryan's Mill                                 138    246      27.0    TX
Bryan's Mill-N.New Boston                           138    246      19.8    TX
N.New Boston-Ark/Tx state line toward Patterson     138    246       5.9    TX
Wilkes-rear of Jeff Sw Sta toward W. Atlanta        138    247      32.0    TX
Lone Star So-Wilkes                                 138    248      11.0    TX
Whitney-Pliler-Diana-Lone Star So                   138    249      36.2    TX
Wilkes-Petty                                        138    250      34.1    TX
Eastex-Harrison Rd                                  138    277       9.6    TX
Diana-Springhill-Lake Lamond                        138    278      23.0    TX
Welsh-Monticello                                    345    199      15.9    TX
Lydia-NW Texarkana                                  345    270      32.2    TX
Wilkes-Tex/La State line toward Longwood            345    271      38.4    TX
Diana-Tex/La state line toward SW Shreveport        345    272      57.3    TX
Pirkey-Diana                                        345    273      24.8    TX
Pirkey-Walker Co                                    345    274     129.2    TX
TOTAL LINE MILES IN TEXAS                                         1698.9

                                                                   Schedule G-11
                                                                     Page 1 of 1

                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                         POWER SALES/SERVICE AGREEMENTS
                                TO BE ASSIGNED TO
                                       PMA

AGREEMENT NAME                                   FERC RATE SCHEDULE DESIGNATION

Service Agreement With The City Of               AEP Electric Tariff Vol. No. 5,
Radford, Virginia, Dated January 12, 1998        Service Agreement No. 103

Power Sales Service Agreement With               AEP Electric Tariff Vol. No. 5,
The Village Of Arcadia, Dated August 3, 1998     Service Agreement No. 153

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Bloomdale, Dated March 24, 1998               Service Agreement No. 154

Power Sales Service Agreement With The City Of   AEP Electric Tariff Vol. No. 5,
Bryan, Dated August 3, 1998                      Service Agreement No. 155

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Carey, Dated March 2, 1998                    Service Agreement No. 156

Power Sales Service Agreement With The City Of   AEP Electric Tariff Vol. No. 5,
Clyde, Dated March 4, 1998                       Service Agreement No. 157

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Cygnet, Dated August 3, 1998                  Service Agreement No. 158

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Deshler, Dated March 9, 1998                  Service Agreement No. 159

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Greenwich, Dated April 21, 1998               Service Agreement No. 160

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Ohio City, Dated August 3, 1998               Service Agreement No. 161

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Plymouth, Dated August 3, 1998                Service Agreement No. 162

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Republic, Dated March 15, 1998                Service Agreement No. 163

Power Sales Service Agreement With The City Of   AEP Electric Tariff Vol. No. 5,
Saint Clairsville, dated August 3, 1998          Service Agreement No. 164

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Shiloh, Dated August 3, 1998                  Service Agreement No. 165

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Sycamore, Dated August 3, 1998                Service Agreement No. 166

Power Sales Service Agreement With The City Of   AEP Electric Tariff Vol. No. 5,
Wapakoneta, Dated June 24, 1998                  Service Agreement No. 167

Power Sales Service Agreement With The Village   AEP Electric Tariff Vol. No. 5,
Of Wharton, Dated March 16, 1998                 Service Agreement No. 168

Service Agreement With City Of Sturgis,          AEP Electric Tariff Vol. No. 5,
Dated July 14, 1999                              Service Agreement No. 233

                                                                   Schedule G-12
                                                                     Page 1 of 1

                            APPALACHIAN POWER COMPANY
                         POWER SALES/SERVICE AGREEMENTS
                                TO BE ASSIGNED TO
                                    OPCO PGC

AGREEMENT NAME                                   FERC RATE SCHEDULE DESIGNATION
--------------------------------------------------------------------------------
Power Supply Agreement Between Appalachian       APCO Rate Schedule No. 135
Power Company And North Carolina Electric
Membership Corporation, Dated August 22, 1994

                                                                   Schedule G-13
                                                                     Page 1 of 1

                         CENTRAL POWER AND LIGHT COMPANY
                         POWER SALES/SERVICE AGREEMENTS
                                TO BE ASSIGNED TO
                                     CPL PGC

AGREEMENT NAME                                   FERC RATE SCHEDULE DESIGNATION
--------------------------------------------------------------------------------
Electric Service Contract By And Between
Central Power And Light Company And
City of Robstown, Texas, Dated May 14, 1984      CPL Rate Schedule No. 70
--------------------------------------------------------------------------------
Service Agreement Between Central Power
And Light Company And Pedernales                 CPL Tariff No. 1,
Electric Cooperative, Inc.                       Service Agreement No. 8
--------------------------------------------------------------------------------
Service Agreement Between Central Power
And Light Company and South Texas                CPL Tariff No. 1,
Electric Cooperative, Inc.                       Service Agreement No. 10
--------------------------------------------------------------------------------

                                                                   Schedule G-14
                                                                     Page 1 of 1

                               OHIO POWER COMPANY
                         POWER SALES/SERVICE AGREEMENTS
                                TO BE ASSIGNED TO
                                      APCO

AGREEMENT NAME                                   FERC RATE SCHEDULE DESIGNATION
--------------------------------------------------------------------------------
Interconnection Agreement Between The Ohio       OPCO Rate Schedule No. 18
Power Company And Wheeling Electric Company,
Dated February 24, 1949
--------------------------------------------------------------------------------

                                                                   Schedule G-15
                                                                     Page 1 of 1

                          WEST TEXAS UTILITIES COMPANY
                         POWER SALES/SERVICE AGREEMENTS
                                TO BE ASSIGNED TO
                                     WTU PGC

                                                     FERC RATE SCHEDULE
AGREEMENT NAME                                       DESIGNATION
--------------------------------------------------------------------------------
First Revised Agreement For Sale And Purchase
Of Power And Associated Energy And Responsive
Reserves Between West Texas Utilities Company        CSW FERC Electric Tariff,
And Brazos Electric Cooperative, Inc. Under          First Revised Volume No. 8,
Market-Based Rate Power Sales Tariff Of West         First Revised Service
Texas Utilities Company, Dated August 29, 2000       Agreement No. 26
--------------------------------------------------------------------------------
Power Supply Agreement Between West Texas
Utilities Company And The City Of
Hearne, Texas, Dated August 25, 1997                 WTU Rate Schedule No. 76
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 9,
Company And Coleman County Electric                  First Revised Service
Cooperative, Inc., Dated September 30, 1997          Agreement No. 1
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 9,
Company And Concho Valley Electric                   First Revised Service
Cooperative, Inc., Dated September 18, 1997          Agreement No. 2
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 9,
Company And Golden Spread Valley Electric            First Revised Service
Cooperative, Inc., Dated September 30, 1997          Agreement No. 3
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 9,
Company And Lighthouse Electric                      First Revised Service
Cooperative, Inc., Dated September 25, 1997          Agreement No. 5
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 9,
Company and Midwest Electric Cooperative, Inc.,      First Revised Service
Dated September 16, 1997                             Agreement No. 6
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 9,
Company And Pedernales Electric Cooperative, Inc.    First Revised Service
(formerly Kimble), Dated September 24, 1997          Agreement No. 4
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities
Company And Rio Grande Electric Cooperative, Inc.,   WTU Tariff No. 9,
Dated September 30, 1997                             Service Agreement No. 7
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities
Company And Southwest Texas Electric                 WTU Tariff No. 9,
Cooperative, Inc., Dated September 30, 1997          Service Agreement No. 8
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities
Company And Stamford Electric Cooperative, Inc.,     WTU Tariff No. 9,
Dated September 30, 1997                             Service Agreement No. 9
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 9,
Company And Taylor Electric Cooperative, Inc.,       First Revised Service
Dated September 30, 1997                             Agreement No. 10
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities       WTU Tariff No. 1,
Company And City of Brady, Dated July 22, 1993       Service Agreement No. 17
--------------------------------------------------------------------------------
Agreement For Electric Service With The City of
Coleman, Texas, dated March 28, 1977                 WTU Rate Schedule No. 40
--------------------------------------------------------------------------------
Power Supply Agreement Between West Texas Utilities  CSW FERC Electric Tariff,
Company And The City of Weatherford, Texas,          First Revised Volume No. 8,
Dated June 21, 1996                                  First Revised Service
                                                     Agreement No. 25
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities
Company and Rio Grande Electric Cooperative, Inc.,   WTU Tariff No. 1,
Dated April 8, 1994                                  Service Agreement No. 19
--------------------------------------------------------------------------------
Restated And Amended Service Agreement Between
West Texas Utilities Company and Tex-La Electric     WTU Tariff No. 1,
Cooperative of Texas, Inc., Dated June 15, 2000      Service Agreement No. 18
--------------------------------------------------------------------------------
Agreement Between West Texas Utilities Company
And Texas-New Mexico Power Company                   WTU Rate Schedule No. 39
--------------------------------------------------------------------------------
Service Agreement Between West Texas Utilities
Company And Western Farmers Electric                 WTU Tariff No. 1,
Cooperative, Inc.                                    Service Agreement No. 13
--------------------------------------------------------------------------------

                                                                   Schedule G-16
                                                                     Page 1 of 1

                         COLUMBUS SOUTHERN POWER COMPANY
                   INTERCONNECTION AND TRANSMISSION AGREEMENTS
                                TO BE ASSIGNED TO
                                     CSP EDC

                                                    FERC RATE SCHEDULE
AGREEMENT NAME                                      DESIGNATION
--------------------------------------------------------------------------------
Interconnection Agreement Between City of Columbus,
Ohio and Columbus Southern Power Company,
Dated January 1, 1988                               FERC Rate Schedule No. 37
--------------------------------------------------------------------------------
Interconnection Agreement Between The Cincinnati
Gas & Electric Company and Columbus Southern
Power Company, Dated April 1, 1977                  FERC Rate Schedule No. 26
--------------------------------------------------------------------------------
Interconnection Agreement Between The Dayton
Power & Light Company and Columbus Southern Power
Company, Dated March 1, 1977                        FERC Rate Schedule No. 29
--------------------------------------------------------------------------------
Interconnection Agreement Between Ohio Edison
Company and Columbus Southern Power Company,
Dated May 15, 1977                                  FERC Rate Schedule No. 27
--------------------------------------------------------------------------------
Power Delivery Agreement Between Buckeye Power,
Inc., The Cincinnati Gas & Electric Company,
Columbus and Southern Ohio Electric Company,
The Dayton Power and Light Company, Monongahela
Power Company, Ohio Power Company and The Toleda
Edison Company, Dated January 1, 1968               FERC Rate Schedule No. 17(1)
--------------------------------------------------------------------------------
Basic Transmission Agreement Between the
Cincinnati Gas & Electric Company, the Dayton
Power and Light Company and Columbus and
Southern Ohio Electric Company Re Beckjord-Greene
Line, Dated October 1, 1964, as supplemented
and amended
--------------------------------------------------------------------------------
Basic Transmission Agreement No. 2 (Stuart
Transmission) Between the Cincinnati Gas & Electric
Company, Columbus and Southern Ohio Electric
Company and the Dayton Power and Light Company,
Dated December 29, 1966, as supplemented and amended
--------------------------------------------------------------------------------
Basic Transmission Agreement No. 3 (Conesville
Unit 4 Transmission) Between the Cincinnati Gas &
Electric Company, Columbus and Southern Ohio
Electric Company and the Dayton Power and Light
Company, Dated March 1, 1973, as supplemented
and amended
--------------------------------------------------------------------------------
Basic Transmission Agreement No. 4 (Zimmer
Transmission) Between the Cincinnati Gas & Electric
Company, Columbus and Southern Ohio Electric
Company and the Dayton Power and Light Company,
Dated January 1, 1982, as supplemented and amended
--------------------------------------------------------------------------------

(1)  Pre-888 Network Transmission Service

                                                                   Schedule G-17
                                                                     Page 1 of 1

                               OHIO POWER COMPANY
                   INTERCONNECTION AND TRANSMISSION AGREEMENTS
                                TO BE ASSIGNED TO
                                    OPCO EDC

                                                    FERC RATE SCHEDULE
AGREEMENT NAME                                      DESIGNATION
--------------------------------------------------------------------------------
Agreement Between Monongahela Power Company,
West Penn Power Company  and Appalachian Power
Company, Ohio Power Company, Wheeling Power
Company, Dated June 1, 1971                         FERC Rate Schedule No. 73
--------------------------------------------------------------------------------
Agreement Between American Municipal Power-Ohio,
Inc and Ohio Power Company, Dated April 1, 1974     FERC Rate Schedule No. 74
--------------------------------------------------------------------------------
Agreement Between The Cleveland Electric
Illuminating Company and Ohio Power Company,
Dated June 14, 1962                                 FERC Rate Schedule No. 31
--------------------------------------------------------------------------------
Modification No. 5 to Facilities and Operating
Agreement Dated as of May 1, 1967 Between The
Dayton Power and Light Company and Ohio Power
Company, Dated January 15, 1976                     FERC Rate Schedule No. 36
--------------------------------------------------------------------------------
Agreement Between Duquesne Light Company and
Ohio Power Company, Dated September 6, 1962         FERC Rate Schedule No. 33
--------------------------------------------------------------------------------
Agreement Between Kentucky Utilities Company and
Ohio Power Company, Dated January 17, 1950          FERC Rate Schedule No. 22
--------------------------------------------------------------------------------
Agreement Between Ohio Edison Company and Ohio
Power Company, Dated January 1, 1952                FERC Rate Schedule No. 25
--------------------------------------------------------------------------------
Agreement Between Toledo Edison Company and Ohio
Power Company, Dated December 1, 1965               FERC Rate Schedule No. 35
--------------------------------------------------------------------------------
Power Delivery Agreement Between Buckeye Power,
Inc, The Cincinnati Gas & Electric Company,
Columbus and Southern Ohio Electric Company,
The Dayton Power and Light Company, Monongahela
Power Company, Ohio Power Company and The Toleda
Edison Company, Dated January 1, 1968               FERC Rate Schedule No. 70(1)
--------------------------------------------------------------------------------
Agreement Between Ohio Edison Company and Ohio
Power Company, Dated June 20, 1968                  FERC Rate Schedule No. 71(1)
--------------------------------------------------------------------------------
Agreement Between Wheeling Power Company and Ohio   Wheeling Power Company
Power Company, Dated December 7, 1966               FERC Rate Schedule No. 6(2)
--------------------------------------------------------------------------------
Transmission Facilities Agreement Between Wheeling  FERC Rate Schedule No. 30
Power Company and Ohio Power Company,               and Wheeling Power Company
Dated March 1, 1963                                 FERC Rate Schedule No. 4
--------------------------------------------------------------------------------

(1)  Pre-888 Network Transmission Service
(2)  Transmission Facilities Agreements

                                                                   Schedule G-18
                                                                     Page 1 of 1

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                           INTERCONNECTION AGREEMENTS
                                TO BE ASSIGNED TO
                                   SWEPCO EDC

                                                    FERC RATE SCHEDULE
AGREEMENT NAME                                      DESIGNATION
--------------------------------------------------------------------------------
Restated And Amended Interconnection Agreement
Between Gulf States Utilities Company And
Southwestern Electric Power Company,
Dated January 1, 1989                               SWEPCO Rate Schedule No. 106
--------------------------------------------------------------------------------
Transmission And Interconnection Agreement Among
Southwestern Electric Power Company And Rayburn     Rayburn Country Electric
Country Electric Cooperative, Inc. And East Texas   Cooperative, Inc.,
Electric Cooperative, Inc., Dated July 13, 1994     Rate Schedule No. 2
--------------------------------------------------------------------------------

                                                                   Schedule G-19
                                                                     Page 1 of 1

                         INDIANA MICHIGAN POWER COMPANY
                TRANSFER OF INTERESTS IN ROCKPORT STEAM ELECTRIC
                      GENERATING UNITS NOS. 1 AND 2 TO PMA

INTERESTS TO BE ASSIGNED
--------------------------------------------------------------------------------
As of the date of execution of the related Assignment Agreement, 70% of I&M's rights, interests, duties and obligations to the power (and energy associated therewith) from the Rockport Unit No. 1 to which I&M shall be entitled from AEP Generating Company (AEG) under the Unit Power Agreement between I&M and AEG dated March 31, 1982.
--------------------------------------------------------------------------------
As of January 1, 2005, 30% of its rights, interests, duties and obligations in and to the power (and energy associated therewith) from the Rockport Plant to which I&M shall be entitled from AEG under the Unit Power Agreement between I&M and AEG dated March 31, 1982.
--------------------------------------------------------------------------------

                                    EXHIBIT H

               JURISDICTIONAL FACILITIES AND SECURITIES ASSOCIATED
                WITH OR AFFECTED BY THE TRANSFERS, CONSIDERATION
                 FOR THE TRANSFERS, AND EFFECT OF THE TRANSFERS
                   ON JURISDICTIONAL FACILITIES AND SECURITIES

     See Exhibit G for a description of the jurisdictional facilities that will be affected by the Transfers.

     The Transfers do not involve a sale or disposition to an unaffiliated purchaser and therefore do not raise any issue of consideration for the transaction. The Transfers will be made to comply with state laws and the jurisdictional facilities to be transferred will be transferred at book value. The transactions that will be effected to accomplish the Transfers of jurisdictional assets are detailed in the Description of Jurisdictional Transfers submitted as Exhibit I. Proposed accounting entries for the Transfers are attached to this Exhibit H.

     Applicants request waiver of the requirement to provide information regarding the effect of the Transfers on securities issued or to be issued by the Applicants or their affiliates in connection with the Transfers. Under
Section 318 of the Act, the Securities and Exchange Commission has jurisdiction over such matters pursuant to Sections 6, 9 and 10 of the 1935 Act and as reported in Exhibit L, Applicants and their affiliates have filed an Application-Declaration on Form U-1 with the SEC seeking authority and approval for the securities transactions that are incident to the Transfers.

                              EXHIBIT H - SCHEDULES

Narrative, Pages 1-7                     Narrative Supporting the Determination of Assets and
                                         Liability Account Balances to be Corporately Separated

Schedule H-1                             Central Power and Light Company, Unbundled Balance
                                         Sheet -- Estimated and Unaudited Assets, December 31, 2000

Schedule H-2                             Central Power and Light Company, Unbundled Balance
                                         Sheet - Estimated and Unaudited Capital & Liabilities, December 31, 2000

Schedule H-3                             Columbus Southern Power Company, Unbundled Balance
                                         Sheet -- Estimated and Unaudited Assets, December 31, 2000

Schedule H-4                             Columbus Southern Power Company, Unbundled Balance
                                         Sheet -- Estimated and Unaudited Capital & Liabilities, December 31, 2000

Schedule H-5                             Ohio Power Company, Unbundled Balance Sheet -
                                         Estimated and Unaudited Assets, December 31, 2000

Schedule H-6                             Ohio Power Company, Unbundled Balance Sheet -
                                         Estimated and Unaudited Capital & Liabilities, December 31, 2000

Schedule H-7                             Southwestern Electric Power Company, Unbundled
                                         Balance Sheet -- Estimated and Unaudited Assets, December 31, 2000

Schedule H-8                             Southwestern Electric Power Company, Unbundled
                                         Balance Sheet -- Estimated and Unaudited Capital & Liabilities, December 31, 2000

Schedule H-9                             West Texas Utilities Company, Unbundled
                                         Balance Sheet -- Estimated and Unaudited Assets, December 31,  2000

Schedule H-10                            West Texas Utilities Company, Unbundled Balance
                                         Sheet -- Estimated and Unaudited Capital & Liabilities,  December 31, 2000


Schedule H-11                            Section 5, Part C -- Journal Entries, Transfer of Central
                                         Power and Light Company Assets to be Recorded on the
                                         Books of Central Power and Light Company

Schedule H-12                            Section 5, Part C -- Journal Entries, Transfer of Central
                                         Power and Light Company Assets to be Recorded on the
                                         Books of Central and South West Corporation

Schedule H-13                            Section 5, Part C -- Journal Entries, Transfer of Central
                                         Power and Light Company Assets to be Recorded on the
                                         Books of Central Power and Light Genco

Schedule H-14                            Section 5, Part C -- Journal Entries, Transfer of Central Power
                                         and Light Company Assets to be Recorded on the Books of AEP Company, Inc.

Schedule H-15                            Section 5, Part C -- Journal Entries, Transfer of Central Power
                                         and Light Company Assets to be Recorded on the Books of AEP Non-Regulated
                                         Holdco

Schedule H-16                            Section 5, Part C -- Journal Entries, Transfer of Columbus
                                         Southern Power Company Assets to be Recorded on the
                                         Books of Columbus Southern Power Company

Schedule H-17                            Section 5, Part C -- Journal Entries, Transfer of Columbus
                                         Southern Power Company Assets to be Recorded on the
                                         Books of Columbus Southern Wiresco

Schedule H-18                            Section 5, Part C -- Journal Entries, Transfer of Columbus
                                         Southern Power Company Assets to be Recorded on the Books of AEP Company, Inc.

Schedule H-19                            Section 5, Part C -- Journal Entries, Transfer of Columbus
                                         Southern Power Company Assets to be Recorded on the
                                         Books of Central and South West Corporation

Schedule H-20                            Section 5, Part C -- Journal Entries, Transfer of Columbus
                                         Southern Power Company Assets to be Recorded on the
                                         Books of AEP Non-Regulated Holdco

Schedule H-21                            Section 5, Part C -- Journal Entries, Transfer of Ohio Power
                                         Company Assets to be Recorded on the Books of Ohio
                                         Power Company


Schedule H-22                            Section 5, Part C -- Journal Entries, Transfer of Ohio Power
                                         Company Assets to be Recorded on the Books of Ohio
                                         Power Wiresco

Schedule H-23                            Section 5, Part C -- Journal Entries, Transfer of Ohio Power
                                         Company Assets to be Recorded on the Books of AEP Company, Inc.

Schedule H-24                            Section 5, Part C -- Journal Entries, Transfer of Ohio Power
                                         Company Assets to be Recorded on the Books of Central
                                         and South West Corporation

Schedule H-25                            Section 5, Part C -- Journal Entries, Transfer of Ohio Power
                                         Company Assets to be Recorded on the Books of AEP
                                         Non-Regulated Holdco

Schedule H-26                            Section 5, Part C -- Journal Entries, Transfer of
                                         Southwestern Electric Power Company Assets to be
                                         Recorded on the Books of Southwestern Electric Power Company

Schedule H-27                            Section 5, Part C -- Journal Entries, Transfer of
                                         Southwestern Electric Power Company Assets to be
                                         Recorded on the Books of Southwestern Electric Power
                                         Texas Wiresco

Schedule H-28                            Section 5, Part C -- Journal Entries, Transfer of
                                         Southwestern Electric Power Company Assets to be
                                         Recorded on the Books of Central and South West Corporation

Schedule H-29                            Section 5, Part C -- Journal Entries, Transfer of West Texas
                                         Utilities Company Assets to be Recorded on the Books of
                                         West Texas Utilities Company

Schedule H-30                            Section 5, Part C -- Journal Entries, Transfer of West Texas
                                         Utilities Company Assets to be Recorded on the Books of
                                         Central and South West Corporation

Schedule H-31                            Section 5, Part C -- Journal Entries, Transfer of West Texas
                                         Utilities Company Assets to be Recorded on the Books of
                                         West Texas Utilities Genco

Schedule H-32                            Section 5, Part C -- Journal Entries, Transfer of West Texas
                                         Utilities Company Assets to be Recorded on the Books of
                                         AEP Company, Inc.

 Schedule H-33                           Section 5, Part C--Journal Entries, Transfer of West Texas
                                         Utilities Company Assets to be Recorded on the Books of
                                         AEP Non-Regulated Holdco

         NARRATIVE SUPPORTING THE DETERMINATION OF ASSETS AND LIABILITY

                  ACCOUNT BALANCES TO BE CORPORATELY SEPARATED

 INTRODUCTION

 Presented in this filing as Exhibit H are the unbundled Balance Sheets for Ohio Power Company, Columbus Southern Power Company, Central Power and Light Company, West Texas Utilities Company and Southwestern Electric Power Company. The balance sheet asset and liability account balances at December 31, 2000 were separated into estimated amounts applicable to the generation function and amounts applicable to the wires function. For Southwestern Electric Power Company, a further separation was made to assign the wires applicable to the Texas operations apart from the wires applicable to the Louisiana and Arkansas operations. While these estimated balances reasonably represent the expected assets, liabilities and total capitalization of the separate entities, the actual account balances at the time of corporate separation will be different and the methods employed will be more detailed and precise. This document describes the approach AEP intends to take when it separates the balance sheet account balances for Ohio Power Company, Columbus Southern Power Company, Central Power and Light Company, West Texas Utilities Company and Southwestern Electric Power Company at the time those companies legally separate.

 ACCOUNTS 101-106

 Owned electric plant has been recorded in plant accounts which identify it as production, transmission, distribution or general plant. The production, transmission and distribution plant account balances will be directly assigned to the Generation Company or the Wires Company as appropriate. General plant account balances will be analyzed in detail and, whenever possible, directly assigned based on the function and/or location of the asset. General plant account balances, which cannot be directly assigned, will be allocated based on the relationship of the owned asset balances directly assigned to the Generation Company and the Wires Company.

 Similarly, leased electric plant account balances will be either directly assigned based on the function and/or location of the asset or allocated if not directly assignable.

 An exception is generation step-up transformers (GSUs) and the associated circuit breakers, which were recorded as transmission assets on the books of the Company at December 31, 2000. The balances related to GSUs and the associated circuit breakers will be assigned to the Generation Company.

 ACCOUNT 107

 Construction Work in Progress will be segregated according to the function and/or location associated with each individual construction project.

 ACCOUNTS 108, 111 AND 115

 Accumulated Provision for Depreciation and Accumulated Provision for Amortization of Electric Utility Plant, except for General Plant related balances, will be directly assigned based on historical functional balances. Accumulated Provision for Depreciation and Accumulated Provision for Amortization of Electric Utility Plant related to General Plant will be allocated based on the final assignment of General Plant balances.

 ACCOUNTS 120.1 THROUGH 120.5

 Nuclear Fuel will be directly assigned to the Generation Company.

 ACCOUNTS 121 AND 122

 Non-utility Plant and the associated Accumulated Provision for Depreciation and Amortization will be assigned based on the function to which the non-utility plant pertains.

 ACCOUNTS 123 AND 123.1

 Investments in Associated Companies and Subsidiary Companies will be directly assigned to the function which that investment serves. Currently, Ohio Power Company and Columbus Southern Power Company Investments in Associated Companies and Subsidiary Companies relate predominantly to coal mining and coal preparation facilities, which are generation related. Currently, Investments in Associated Companies and Subsidiary Companies for Southwestern Electric Power Company relate predominantly to non-Texas transmission and distribution facilities.

 ACCOUNT 124

 Other Investments will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 125-128

 Special Funds will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 131

 The allocation of Cash and other finance and capital related accounts will be determined at the time of corporate separation and will depend on, among other things, the amount of other assets and liabilities assigned to each company. Hereafter, such allocations will be referred to as a "finance/capital" related allocation.

 ACCOUNTS 132-135

 Special Deposits and Working Funds will be directly assigned or allocated based on an appropriate allocation factor such as finance/capital (see Account 131), employee count, or plant in service.

 ACCOUNT 141

 Employee-related notes receivable will be assigned to the companies for which the employees work. Other notes receivable will be allocated in conjunction with the finance/capital allocation method (see Account 131).

 ACCOUNT 142                                           -

 Customer Accounts Receivable related to wholesale sales will be assigned to the Generation Company for the generation component and the Wires Company for the transmission component. Customer Accounts Receivable related to transmission sales will be directly assigned to the Wires Company. Customer Accounts Receivable related to retail electric sales will be allocated to both the Generation Company and the Wires Company based on unbundled tariffs.

 ACCOUNT 143

 Other Accounts Receivable will be directly assigned as appropriate.

 ACCOUNT 144

 Accumulated Provision for Uncollectible Accounts related to retail electric sales will be allocated to the Generation Company and Wires Company based on the allocation of Customer Accounts Receivable related to retail electric sales (see Account 142). Any provision related directly to wholesale trading will be assigned to the Generation Company.

 ACCOUNT 146

 Accounts Receivable from Associated Companies will be directly assigned as appropriate.

 ACCOUNTS 151 AND 152

 Fuel Stock and Fuel Stock Expenses Undistributed will be directly assigned to the Generation Company.

 ACCOUNT 154

 Plant Materials and Operating Supplies will be directly assigned to the Generation Company and Wires Company according to their storeroom functional affiliation.

 ACCOUNT 158

 Allowances will be directly assigned to the Generation Company.

 ACCOUNT 163

 Stores Expense Undistributed will be directly assigned according to the related storeroom functional affiliation.

 ACCOUNT 165

 Prepayments will be directly assigned as appropriate or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 172

 Rents Receivable will be directly assigned to the same company assigned the related asset.

 ACCOUNT 173

 Accrued Utility Revenue will be allocated to the Generation Company and Wires Company based on unbundled tariffs.

 ACCOUNT 174

 Miscellaneous Current and Accrued Assets will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 181

 Unamortized Debt Expenses will be assigned in the same manner as the allocation of debt.

 ACCOUNT 182.3

 Regulatory Assets will be assigned to the Wires Company.

 ACCOUNTS 183-186

 Preliminary Survey and Investigation Charges, Clearing Accounts, Temporary Facilities and Miscellaneous Deferred Debits will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 189

 Unamortized Loss on Reacquired Debt will be assigned to the Wires Company.

 ACCOUNT 190

 Accumulated Deferred Income Taxes will be directly assigned based on the assignment of the balance sheet account associated with each book/tax temporary difference.

 ACCOUNTS 201-226

 Common Stock Issued, Preferred Stock Issued, Premium on Capital Stock, Other Paid-in Capital, Bonds, Advances from Associated Companies, Other Long Term Debt and Unamortized Discount on Long Term Debt will be determined based on the actual financing of the companies. Retained Earnings for the existing companies will be reduced by the amount of the dividend that is declared in the formation of the new companies. The new companies will start with zero Retained Earnings.

 ACCOUNT 227

 Obligations Under Capital Lease - Noncurrent will be directly assigned based on the functionalization of the corresponding leased assets less accumulated amortization.

 ACCOUNT 228.2

 Accumulated Provision for Injuries and Damages will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 228.3

 Accumulated Provision for Pensions and Benefits will be directly assigned based on actuarial studies or other appropriate methods.

 ACCOUNT 228.4

 Accumulated Miscellaneous Operating Provisions will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNTS 232, 233 AND 234

 Accounts Payable, Notes Payable to Associated Companies and Accounts Payable to Associated Companies will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 235

 Customer Deposits related to retail electric sales will be directly assigned to the Wires Company. Deposits related to wholesale trading will be directly assigned to the Generation Company.

 ACCOUNT 236

 Taxes Accrued will be directly assigned or allocated based on an appropriate allocation factor such as employee count or plant in service.

 ACCOUNT 237

 Interest Accrued will be directly assigned in accordance with the debt.

 ACCOUNT 238

 Dividends Declared will be directly assigned to the company that declared the dividend.

 ACCOUNT 241

 Tax Collections Payable will be directly assigned or allocated based on an appropriate allocation factor such as employee count or electric sales.

 ACCOUNT 242

 Miscellaneous Current and Accrued Liabilities will be directly assigned or allocated based on an appropriate allocation factor such as employee count, electric sales, leased assets, finance/capital (see Account 131), or plant in service.

 ACCOUNT 243

 Obligations Under Capital Lease - Current will be assigned based on the functionalization of the corresponding leased assets.

 ACCOUNT 252

 Customer Advances for Construction will be directly assigned to the Wires Company.

 ACCOUNT 253

 Other Deferred Credits will be directly assigned or allocated based on an appropriate allocation factor such as employee count, electric sales, finance/capital (see Account 131), or plant in service.

 ACCOUNT 254

 Other Regulatory Liabilities will be directly assigned to the Wires Company.

 ACCOUNT 255

 Accumulated Deferred Investment Tax Credits will be allocated based on the functionalization of the property that generated the investment tax credits.

 ACCOUNTS 281-283

 Accumulated Deferred Income Taxes will be directly assigned based on the assignment of the balance sheet account associated with each book/tax temporary difference.

                                                                    Schedule H-1
                                                                     Page 1 of 1

                             CENTRAL POWER AND LIGHT
                UNBUNDLED BALANCE SHEET - ESTIMATED AND UNAUDITED
                                     ASSETS
                                DECEMBER 31, 2000
                                  IN THOUSANDS


                                                           CENTRAL POWER AND LIGHT    PRO FORMA         PRO FORMA
                                                                TOTAL COMPANY        GENERATION          WIRES
                                                                PER FERC FORM 1       COMPANY           COMPANY
                                                          -------------------------------------------------------
 UTILITY PLANT
 Utility Plant (101-106,114)                                           5,217,312      2,938,285      2,279,027
 Construction Work in Progress (107)                                     138,273         27,359        110,914
 TOTAL Utility Plant (Enter Total of lines 2 and 3)                    5,355,585      2,965,644      2,389,941
 (Less) Accum. Prov. for Depr. Amort. Depl. (108, 111, 115)            2,108,937      1,445,891        663,046
 Net Utility Plant (Enter Total of line 4 less 5)                      3,246,648      1,519,753      1,726,895
 Nuclear Fuel (120.1-120.4, 120.6)                                       236,859        236,859              0
 (Less) Accum. Prov. for Amort. of Nucl. Fuel Assemblies (120.5)         204,952        204,952              0
 NET NUCLEAR FUEL (ENTER TOTAL OF LINE 7 LESS 8)                          31,907         31,907              0
 NET UTILITY PLANT (ENTER TOTAL OF LINES 6 AND 9)                      3,278,555      1,551,660      1,726,895

OTHER PROPERTY AND INVESTMENTS
 Nonutility Property (121)                                                 3,535          3,535              0
 (Less) Accum. Prov. for Depr. and Amort. (122)                            1,197          1,197              0
 Other Investments (124)                                                  70,890         69,496          1,394
 Special Funds (125-128)                                                  93,592         93,592              0
 TOTAL Other Property and Investments (Total of lines 14-17,19-21)       166,820        165,426          1,394

CURRENT AND ACCRUED ASSETS
 Cash (131)                                                                4,094          2,844          1,250
 Special Deposits (132-134)                                                3,487          3,487              0
 Working Fund (135)                                                           79             77              2
 Temporary Cash Investments (136)                                          6,594          4,443          2,151
 Notes Receivable (141)                                                      261            224             37
 Customer Accounts Receivable (142)                                       62,991          7,576         55,415
 Other Accounts Receivable (143)                                           2,435            757          1,678
 Accounts Receivable from Assoc. Companies (146)                          31,272          1,208         30,004
 Fuel Stock (151)                                                         22,684         22,684              0
 Fuel Stock Expenses Undistributed (152)                                     158            158              0
 Plant Materials and Operating Supplies (154)                             52,428         43,335          9,093
 Stores Expense Undistributed (163)                                          680            680              0
 Prepayments (165)                                                        44,882         11,451         33,431
 Rents Receivable (172)                                                      425              0            425
 Accrued Utility Revenues (173)                                           49,760              0         49,760
 Miscellaneous Current and Accrued Assets (174)                          481,204        481,204              0
 TOTAL Current and Accrued Assets (Enter Total of lines 24 thru 51)      763,434        580,188        183,246

 DEFERRED DEBITS
 Unamortized Debt Expenses (181)                                          12,177          9,760          2,417
 Other Regulatory Assets (182.3)                                       1,265,559              0      1,265,559
 Clearing Accounts (184)                                                   1,945            132          1,813
 Miscellaneous Deferred Debits (186)                                     131,575          3,291        128,284
 Unamortized Loss on Reaquired Debt (189)                                 12,790              0         12,790
 Accumulated Deferred Income Taxes (190)                                  67,184         55,796         11,388
 TOTAL Deferred Debits (Enter Total of lines 64 thru 67)               1,491,230         68,979      1,422,251
 TOTAL Assets and Other Debits (Enter Total of lines
   10,11,12,22,52,68)                                                  5,700,039      2,366,253      3,333,786

                                                                    Schedule H-2
                                                                     Page 1 of 1

                             CONTRAL POWER AND LIGHT
                UNBUNDLED BALANCE SHEET - ESTIMATED AND UNAUDITED
                              CAPITAL & LIABILITIES
                                DECEMBER 31, 2000
                                  IN THOUSANDS


                                                               CENTRAL POWER AND LIGHT    PRO FORMA     PRO FORMA
                                                                  TOTAL COMPANY          GENERATION       WIRES
                                                                  PER FERC FORM 1         COMPANY       COMPANY
                                                                 -------------------------------------------------------
 PROPRIETARY CAPITAL
 Common Stock Issued (201)                                                 168,888
 Preferred Stock Issued (204)                                                5,951
 Premium on Capital Stock (207)                                                 15
 Other Paid-In Capital (208-211)                                           408,086
 Retained Earnings (215, 215.1, 216)                                       789,133
 TOTAL Proprietary Capital (Enter Total of lines 2 thru 13)              1,372,073

 LONG-TERM DEBT
 Bonds(221)                                                              1,104,820
 Advances from Associated Companies (223)                                  153,139
 Other Long-Term Debt (224)                                                350,000
 (Less) Unamortized Discount on Long-Term Debt-Debit (226)                     261
 TOTAL Long-Term Debt (Enter Total of lines 16 thru 21)                  1,607,698

 TOTAL Capitalization                                                    2,979,771         386,126      2,593,645

 OTHER NONCURRENT LIABILITIES
 Accumulated Provision for Property Insurance (228.1)                        3,264           1,814          1,449
 Accumulated Provision for Pensions and Benefits (228.3)                     3,579             788          2,791
 Accumulated Miscellaneous Operating Provisions (228.4)                      2,683           2,683              0
 TOTAL OTHER Noncurrent LIABILITIES (ENTER TOTAL OF LINES 24 THRU 29)        9,526           5,286          4,240

 CURRENT AND ACCRUED LIABILITIES
 Accounts Payable (232)                                                    128,967         114,139         14,818
 Notes Payable to Associated Companies (233)                               269,712         186,059         83,653
 Accounts Payable to Associated Companies (234)                             90,722          42,649         48,073
 Customer Deposits (235)                                                    17,617               0         17,617
 Taxes Accrued (236)                                                        55,526          36,458         19,068
 Interest Accrued (237)                                                     26,217          19,252          6,965
 Dividends Declared (238)                                                       40               0             40
 Matured Long-Term Debt (239)                                                    0               0              0
 Tax Collections Payable (241)                                               4,869              34          4,835
 Miscellaneous Current and Accrued Liabilities (242)                       504,728         494,983          9,745
 TOTAL Current & Accrued Liabilities (Enter Total of lines 32 thru 44)   1,098,388         893,573        204,815

DEFERRED CREDITS
 Customer Advances for Construction (252)                                    2,059               0          2,059
 Accumulated Deferred Investment Tax Credits (255)                         128,099         113,531         14,568
 Other Deferred Credits (253)                                               66,254          65,907            347
 Other Regulatory Liabilities (254)                                        105,944               0        105,944
 Unamortized Gain on Reaquired Debt (257)                                       17               0             17
 Accumulated Deferred Income Taxes (281-283)                             1,309,981         901,830        408,151
 TOTAL DEFERRED CREDITS (ENTER TOTAL OF LINES 47 THRU 53)                1,612,354       1,081,268        531,086
 TOTAL Liab and Other Credits (Enter Total of lines 14,22,30,45,54)      5,700,039       2,366,253      3,333,786

                                                                    Schedule H-3
                                                                     Page 1 of 1

                         COLUMBUS SOUTHERN POWER COMPANY
                UNBUNDLED BALANCE SHEET - ESTIMATED AND UNAUDITED
                                     ASSETS
                                DECEMBER 31, 2000
                                  IN THOUSANDS


                                                                               COLUMBUS SOUTHERN       PRO FORMA        PRO FORMA
                                                                                 TOTAL COMPANY        GENERATION          WIRES
                                                                                 PER FERC FORM 1       COMPANY           COMPANY
                                                                               --------------------------------------------------
 UTILITY PLANT
 Utility Plant (101-106, 114)                                                      3,149,130        1,606,488        1,542,642
 Construction Work in Progress (107)                                                  89,297           19,582           69,715
 TOTAL Utility Plant (Enter Total of lines 2 and 3)                                3,238,427        1,626,070        1,612,357
 (Less) Accum. Prov. for Depr. Amort. Depl. (108, 111, 115)                        1,272,776          650,581          622,195
 NET UTILITY PLANT (ENTER TOTAL OF LINE 4 LESS 5)                                  1,965,651          975,489          990,162
 NET UTILITY PLANT (ENTER TOTAL OF LINES 6 AND 9)                                  1,965,651          975,489          990,162

 OTHER PROPERTY AND INVESTMENTS
 Nonutility Property (121)                                                            18,517            9,531            8,986
 (Less) Accum. Prov. for Depr. and Amort. (122)                                        3,333            2,798              535
 Investments in Associated Companies (123)                                               430              430                0
 Investment in Subsidiary Companies (123.1)                                            4,275            4,275                0
 Other Investments (124)                                                             194,472          181,611           12,861
 Special Funds (125-128)                                                                  27               14               13
 TOTAL Other Property and Investments (Total of lines 14-17,19-21)                   214,388          193,063           21,325

 CURRENT AND ACCRUED ASSETS
 Cash (131)                                                                           10,103            6,373            3,730
 Special Deposits (132-134)                                                               26               16               10
 Working Fund (135)                                                                    1,464              921              543
 Notes Receivable (141)                                                                    2                1                1
 Customer Accounts Receivable (142)                                                   73,710           71,721            1,989
 Other Accounts Receivable (143)                                                      18,632           13,170            5,462
 (Less) Accum. Prov. for Uncollectible Acct.-Credit (144)                                659              635               24
 Notes Receivable from Associated Companies (145)                                          0                0                0
 Accounts Receivable from Assoc. Companies (146)                                      55,426           48,483            6,943
 Fuel Stock (151)                                                                     12,976           12,976                0
 Fuel Stock Expenses Undistributed (152)                                                 150              150                0
 Plant Materials and Operating Supplies (154)                                         18,345           13,322            5,023
 Allowances (158.1 and 158.2)                                                         18,809           18,809                0
 Stores Expense Undistributed (163)                                                      (34)             (34)               0
 Prepayments (165)                                                                    31,419           16,329           15,090
 Rents Receivable (172)                                                                   78                0               78
 Accrued Utility Revenues (173)                                                        9,638            7,365            2,273
 Miscellaneous Current and Accrued Assets (174)                                    1,101,301        1,090,116           11,185
 TOTAL CURRENT AND ACCRUED ASSETS (ENTER TOTAL OF LINES 24 THRU 51)                1,351,386        1,299,083           52,303

 DEFERRED DEBITS
 Unamortized Debt Expenses (181)                                                       1,978            1,741              237
 Other Regulatory Assets (182.3)                                                     301,764                0          301,764
 Prelim. Survey and Investigation Charges (Electric) (183)                                10                5                5
 Clearing Accounts (184)                                                                 676              284              392
 Temporary Facilities (185)                                                               23               12               11
 Miscellaneous Deferred Debits (186)                                                  74,997           41,582           33,415
 Unamortized Loss on Reaquired Debt (189)                                              8,339                0            8,339
 Accumulated Deferred Income Taxes (190)                                              67,107           54,646           32,461
 TOTAL Deferred Debits (Enter Total of lines 54 thru 67)                             474,894           98,270          376,624

 TOTAL ASSETS AND OTHER DEBITS (ENTER TOTAL OF LINES 10,11,12,22,52,68)            4,006,319        2,565,905        1,440,414


                  COLUMBUS SOUTHERN POWER COMPANY                   SCHEDULE H-4
           UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED        PAGE 1 OF 2
                        CAPITAL & LIABILITIES
                         DECEMBER 31, 2000
                           IN THOUSANDS



                                                                               COLUMBUS SOUTHERN       PRO FORMA        PRO FORMA
                                                                                 TOTAL COMPANY        GENERATION          WIRES
                                                                                 PER FERC FORM 1       COMPANY           COMPANY
                                                                               --------------------------------------------------
 PROPRIETARY CAPITAL
 Common Stock Issued (201)                                                           41,026
 Preferred Stock Issued (204)                                                        15,000
 Premium on Capital Stock (207)                                                     257,892
 Other Paid-In Capital (208-211)                                                    315,461
 Retained Earnings (215, 215.1, 216)                                                 97,173
 Unappropriated Undistributed Subsidiary Earnings (216.1)                             1,896
 TOTAL Proprietary Capital (Enter Total of lines 2 thru 13)                         728,448

 LONG-TERM DEBT
 Bonds(221)                                                                         654,000
 Other Long-Term Debt (224)                                                         252,245
 (Less) Unamortized Discount on Long-Term Debt-Debit (226)                            6,629
 TOTAL LONG-TERM DEBT (ENTER TOTAL OF LINES 16 THRU 21)                             899,616

 TOTAL CAPITALIZATION                                                             1,628,064         612,480           1,015,584

 OTHER NONCURRENT LIABILITIES
 Obligations Under Capital Leases - Noncurrent (227)                                35,034           12,660              22,374
 Accumulated Provision for Pensions and Benefits (228.3)                             5,527            1,522               4,005
 Accumulated Miscellaneous Operating Provisions (228.4)                              4,815                0               4,815
 TOTAL OTHER Noncurrent Liabilities (Enter Total of lines 24 thru 29)               45,376           14,182              31,194


                  COLUMBUS SOUTHERN POWER COMPANY                   SCHEDULE H-4
           UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED        PAGE 2 OF 2
                        CAPITAL & LIABILITIES
                         DECEMBER 31, 2000
                           IN THOUSANDS



                                                                               COLUMBUS SOUTHERN       PRO FORMA        PRO FORMA
                                                                                 TOTAL COMPANY        GENERATION          WIRES
                                                                                 PER FERC FORM 1       COMPANY           COMPANY
                                                                               --------------------------------------------------


 CURRENT AND ACCRUED LIABILITIES
 Accounts Payable (232)                                                            89,465               80,226           9,239
 Notes Payable to Associated Companies (233)                                       90,959               57,376          33,583
 Accounts Payable to Associated Companies (234)                                    80,054               55,103          24,951
 Customer Deposits (235)                                                            4,851                    0           4,851
 Taxes Accrued (236)                                                              162,217               92,067          70,150
 Interest Accrued (237)                                                            13,332                8,002           5,330
 Dividends Declared (238)                                                             262                  262               0
 Tax Collections Payable (241)                                                        879                  239             640
 Miscellaneous Current and Accrued Liabilities (242)                            1,161,654            1,141,345          20,309
 Obligations Under Capital Leases-Current (243)                                     7,522                2,718           4,804
 TOTAL CURRENT & Accrued Liabilities (Enter Total of lines 32 thru 44)          1,611,195            1,437,338         173,857

DEFERRED CREDITS
Customer Advances for Construction (252)                                              775                    0             775
Accumulated Deferred Investment Tax Credits (255)                                  41,212               27,126          14,086
Other Deferred Credits (253)                                                      138,536              138,444              92
Other Regulatory Liabilities (254)                                                 30,384                    0          30,384
Accumulated Deferred Income Taxes (281-283)                                       510,777              336,335         174,442
TOTAL Deferred Credits (Enter Total of lines 47 thru 53)                          721,684              501,905         219,779

TOTAL LIAB AND OTHER CREDITS (ENTER TOTAL OF LINES 14,22,30,45,54)              4,006,319            2,565,905       1,440,414

                               OHIO POWER COMPANY                   SCHEDULE H-5
               UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED    PAGE 1 OF 1
                                     ASSETS
                                DECEMBER 31, 2000
                                  IN THOUSANDS



                                                                                  OHIO POWER          PRO FORMA         PRO FORMA
                                                                                 TOTAL COMPANY        GENERATION          WIRES
                                                                                 PER FERC FORM 1       COMPANY           COMPANY
                                                                               --------------------------------------------------
 UTILITY PLANT
 Utility Plant (101-106,114)                                                     4,865,894             2,880,858         1,985,036
 Construction Work in Progress (107)                                               195,086               153,637            41,449
 TOTAL Utility Plant (Enter Total of lines 2 and 3)                              5,060,980             3,034,495         2,026,485
 (Less) Accum. Prov. for Depr. Amort. Depl. (108, 111, 115)                      2,297,082             1,600,041           697,041
 Net Utility Plant (Enter Total of line 4 less 5)                                2,763,897             1,434,454         1,329,443
 NET UTILITY PLANT (ENTER TOTAL OF LINES 6 AND 9)                                2,763,897             1,434,454         1,329,443

 OTHER PROPERTY AND INVESTMENTS
 Nonutility Property (121)                                                          23,561                19,489             4,072
 (Less) Accum. Prov. for Depr. and Amort. (122)                                     12,419                10,153             2,266
 Investment in Subsidiary Companies (123.1)                                         56,254                56,254                 0
 Other Investments (124)                                                           299,987               290,199             9,788
 Special Funds (125-128)                                                                39                    23                16
 TOTAL OTHER PROPERTY AND INVESTMENTS (TOTAL OF LINES 14-17,19-21)                 367,422               355,812            11,610

 CURRENT AND ACCRUED ASSETS
 Cash (131)                                                                          8,585                 6,456             2,129
 Special Deposits (132-134)                                                         16,301                16,149               152
 Working Fund (135)                                                                  5,101                 5,090                11
 Notes Receivable (141)                                                                 72                    54                18
 Customer Accounts Receivable (142)                                                139,732               131,293             8,439
 Other Accounts Receivable (143)                                                    26,299                20,120             6,179
 (Less) Accum. Prov. for Uncollectible Acct.-Credit (144)                            1,054                 1,022                32
 Notes Receivable from Associated Companies (145)                                        0                     0                 0
 Accounts Receivable from Assoc. Companies (146)                                   125,253               107,115            18,138
 Fuel Stock (151)                                                                   79,452                79,452                 0
 Fuel Stock Expenses Undistributed (152)                                             1,668                 1,668                 0
 Plant Materials and Operating Supplies (154)                                       43,005                33,325             9,680
 Allowances (158.1 and 158.2)                                                       32,201                32,201                 0
 Stores Expense Undistributed (163)                                                    786                   786                 0
 Prepayments (165)                                                                  29,061                17,261            11,800
 Rents Receivable (172)                                                                 98                     0                98
 Accrued Utlilty Revenues (173)                                                        263                   215                48
 Miscellaneous Current and Accrued Assets (174)                                  1,620,188             1,618,484             1,704
 TOTAL CURRENT AND ACCRUED ASSETS (ENTER TOTAL OF LINES 24 THRU 51)              2,127,011             2,068,647            58,364

 DEFERRED DEBITS
 Unamortized Debt Expenses (181)                                                     3,963                 3,701               262
 Other Regulatory Assets (182.3)                                                   748,089                     0           748,089
 Prelim. Survey and Investigation Charges (Electric) (183)                               2                     1                 1
 Clearing Accounts (184)                                                               856                   504               352
 Temporary Facilities (185)                                                             12                     7                 5
 Miscellaneous Deferred Debits (186)                                                91,701                52,305            39,396
 Unamortized Loss on Reaquired Debt (189)                                            6,106                     0             6,106
 Accumulated Deferred Income Taxes (190)                                           131,018                93,114            37,904
 TOTAL DEFERRED DEBITS (ENTER TOTAL OF LINES 54 THRU 67)                           981,747               149,632           832,115
 TOTAL ASSETS AND OTHER DEBITS (ENTER TOTAL OF LINES 10,11,12,22,52,68)          6,240,077             4,008,545         2,231,532


                          OHIO POWER COMPANY                        SCHEDULE H-6
           UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED        PAGE 1 OF 1
                        CAPITAL & LIABILITIES
                          DECEMBER 31, 2000
                             IN THOUSANDS



                                                                                  OHIO POWER          PRO FORMA         PRO FORMA
                                                                                 TOTAL COMPANY        GENERATION          WIRES
                                                                                 PER FERC FORM 1       COMPANY           COMPANY
                                                                               --------------------------------------------------

 PROPRIETARY CAPITAL
 Common Stock Issued (201)                                                          321,201
 Preferred Stock Issued (204)                                                        25,498
 Premium on Capital Stock (207)                                                         729
 Other Paid-in Capital (208-211)                                                    461,753
 Retained Earnings (215, 215.1, 216)                                                387,393
 Unappropriated Undistributed Subsidiary Earnings (216.1)                            10,694
 TOTAL PROPRIETARY CAPITAL (ENTER TOTAL OF LINES 2 THRU 13)                       1,207,268

 LONG-TERM DEBT
 Bonds(221)                                                                         452,485
 Other Long-Term Debt (224)                                                         710,225
 (Less) Unamortized Discount on Long-Term Debt-Debit (226)                            9,723
 TOTAL LONG-TERM DEBT (ENTER TOTAL OF LINES 16 THRU 21)                           1,152,987

 TOTAL CAPITALIZATION                                                             2,360,255         665,279       1,694,976

 OTHER NONCURRENT LIABILITIES
 Obligations Under Capital Leases - Noncurrent (227)                                 80,267          70,043          10,224
 Accumulated Provision for Injuries and Damages (228.2)                                  24              14              10
 Accumulated Provision for Pensions and Benefits (228.3)                             13,862           6,912           6,950
 Accumulated Miscellaneous Operating Provisions (228.4)                               5,191              74           5,117
 TOTAL OTHER NONCURRENT LIABILITIES (ENTER TOTAL OF LINES 24 THRU 29)                99,344          77,043          22,301

 CURRENT AND ACCRUED LIABILITIES
 Accounts Payable (232)                                                             165,206         144,509          20,697
 Notes Payable to Associated Companies (233)                                        167,190         125,719          41,471
 Accounts Payable to Associated Companies (234)                                     207,626         147,272          60,354
 Customer Deposits (235)                                                             39,736          35,113           4,623
 Taxes Accrued (236)                                                                174,643         100,563          74,080
 Interest Accrued (237)                                                              17,599          13,143           4,456
 Tax Collections Payable (241)                                                        1,856             903             953
 Miscellaneous Current and Accrued Liabilities (242)                              1,765,328       1,733,241          32,087
 Obligations Under Capital Leases-Current (243)                                      14,224          12,412           1,812
 TOTAL CURRENT & ACCRUED LIABILITIES (ENTER TOTAL OF LINES 32 THRU 44)            2,553,408       2,312,875         240,533

DEFERRED CREDITS
 Accumulated Deferred Investment Tax Credits (255)                                   25,214          15,164          10,050
 Other Deferred Credits (253)                                                       218,126         217,261             865
 Other Regulatory Liabilities (254)                                                  39,497               0          39,497
 Accumulated Deferred Income Taxes (281-283)                                        944,233         720,923         223,310
 TOTAL Deferred Credits (Enter Total of lines 47 thru 53)                         1,227,070         953,348         273,722
 TOTAL LIAB AND OTHER CREDITS (ENTER TOTAL OF LINES 14,22,30,45,54)               6,240,077       4,008,545       2,231,532


                      SOUTHWESTERN ELECTRIC POWER COMPANY           SCHEDULE H-7
             UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED      PAGE 1 OF 2
                                  ASSETS
                            DECEMBER 31, 2000
                               IN THOUSANDS

                                                              SOUTHWESTERN ELECTRIC POWER   PRO FORMA   SOUTHWESTERN ELECTRIC POWER
                                                                    TOTAL COMPANY          TEXAS WIRES          EXCLUDING
                                                                    PER FERC FORM 1          COMPANY        TEXAS WIRES COMPANY
                                                              --------------------------------------------------------------------
Utility Plant (101-106,114)                                               3,261,028           809,018         2,452,010
Construction Work in Progress (107)                                          57,995            17,683            40,312
TOTAL Utility Plant (Enter Total of lines 2 and 3)                        3,319,023           826,701         2,492,322
(Less) Accum. Prov. for Depr. Amort. Depl. (108, 111, 115)                1,457,005           278,417         1,178,588
Net Utility Plant (Enter Total of line 4 less 5)                          1,862,018           548,284         1,313,734
Nuclear Fuel (120.1-120.4, 120.6)                                                 0                 0                 0
(Less) Accum. Prov. for Amort. of Nucl. Fuel Assemblies (120.5)                   0                 0                 0
NET NUCLEAR FUEL (ENTER TOTAL OF LINE 7 LESS 8)                                   0                 0                 0
NET UTILITY PLANT (ENTER TOTAL OF LINES 6 AND 9)                          1,862,018           548,284         1,313,734
Utility Plant Adjustments (116)                                                   0                 0                 0
Gas Stored Underground - Noncurrent (117)                                         0                 0                 0

OTHER PROPERTY AND INVESTMENTS                                                    0
Nonutility Property (121)                                                     4,233               113             4,120
(Less) Accum. Prov. for Depr. and Amort. (122)                                    0                 0                 0
Investments in Associated Companies (123)                                         0                 0                 0
Investment in Subsidiary Companies (123.1)                                      196                 0               196
(For Cost of Account 123.1, See Footnote Page 224, line 42)                       0                 0                 0
Noncurrent Portion of Allowances                                                  0                 0                 0
Other Investments (124)                                                      67,726               845            66,831
Special Funds (125-128)                                                           0                 0                 0
TOTAL OTHER PROPERTY AND INVESTMENTS (TOTAL OF LINES 14-17,19-21)            72,155               958            71,197

CURRENT AND ACCRUED ASSETS
Cash (131)                                                                      673               110               563
Special Deposits (132-134)                                                    1,027               315               712
Working Fund (135)                                                              207                35               172
Temporary Cash Investments (136)                                                  0                 0                 0
Notes Receivable (141)                                                           85                 0                85
Customer Accounts Receivable (142)                                           22,704             2,314            20,390
Other Accounts Receivable (143)                                              18,127             1,022            17,105
(Less) Accum. Prov. for Uncollectible Acct.-Credit (144)                          0                 0                 0
Notes Receivable from Associated Companies (145)                                  0                 0                 0
Accounts Receivable from Assoc. Companies (146)                              11,419                 0            11,419
Fuel Stock (151)                                                             39,480                 0            39,480
Fuel Stock Expenses Undistributed (152)                                         544                 0               544

                 SOUTHWESTERN ELECTRIC POWER COMPANY                SCHEDULE H-7
          UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED         PAGE 2 OF 2
                              ASSETS
                        DECEMBER 31, 2000
                           IN THOUSANDS

                                                              SOUTHWESTERN ELECTRIC POWER   PRO FORMA   SOUTHWESTERN ELECTRIC POWER
                                                                    TOTAL COMPANY          TEXAS WIRES          EXCLUDING
                                                                    PER FERC FORM 1          COMPANY        TEXAS WIRES COMPANY
                                                              --------------------------------------------------------------------
 Residuals (Elec) and Extracted Products (153)                           0                    0                        0
 Plant Materials and Operating Supplies (154)                       25,137                2,427                   22,710
 Merchandise (155)                                                       0                    0                        0
 Other Materials and Supplies (156)                                      0                    0                        0
 Nuclear Materials Held for Sale (157)                                   0                    0                        0
 Allowances (158.1 and 158.2)                                            0                    0                        0
 (Less) Noncurrent Portion of Allowances                                 0                    0                        0
 Stores Expense Undistributed (163)                                      0                    0                        0
 Gas Stored Underground - Current (164.1)                                0                    0                        0
 Liquefied Natural Gas Stored and Held for Processing (164.2-164.3)      0                    0                        0
 Prepayments (165)                                                  50,684               13,768                   36,916
 Advances for Gas (166-167)                                              0                    0                        0
 Interest and Dividends Receivable (171)                               225                   95                      130
 Rents Receivable (172)                                                257                  109                      148
 Accrued Utility Revenues (173)                                     12,283                1,186                   11,097
 Miscellaneous Current and Accrued Assets (174)                    460,019                    0                  460,019
 TOTAL CURRENT AND ACCRUED ASSETS (ENTER TOTAL
  OF LINES 24 THRU 51)                                             642,871               21,381                  621,490

 DEFERRED DEBITS
 Unamortized Debt Expenses (181)                                     8,183                1,326                    6,857
 Extraordinary Property Losses (182.1)                                   0                    0                        0
 Unrecovered Plant and Regulatory Study Costs (182.2)                    0                    0                        0
 Other Regulatory Assets (182.3)                                    94,839               16,654                   78,185
 Prelim. Survey and Investigation Charges (Electric) (183)               0                    0                        0
 Prelim. Sur. and Invest. Charges (Gas) (183.1, 183.2)                   0                    0                        0
 Clearing Accounts (184)                                             1,195                  436                      759
 Temporary Facilities (185)                                              0                    0                        0
 Miscellaneous Deferred Debits (186)                                34,715               20,237                   14,478
 Def. Losses from Disposition of Utility Plt. (187)                      0                    0                        0
 Research, Devel. and Demonstration Expend. (188)                        0                    0                        0
 Unamortized Loss on Reaquired Debt (189)                           23,059               10,314                   12,745
 Accumulated Deferred Income Taxes (190)                            47,615               11,981                   35,634
 Unrecovered Purchased Gas Costs (191)                                   0                    0                        0
 TOTAL DEFERRED DEBITS (ENTER TOTAL OF LINES 54 THRU 67)           209,606               60,948                  148,658
 TOTAL ASSETS AND OTHER DEBITS (ENTER TOTAL OF LINES
   10,11,12,22,52,68)                                            2,786,650              631,571                2,155,079

                   SOUTHWESTERN ELECTRIC POWER COMPANY              SCHEDULE H-8
          UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED         PAGE 1 OF 1
                         CAPITAL & LIABILITIES
                            DECEMBER 31, 2000
                              IN THOUSANDS

                                                              SOUTHWESTERN ELECTRIC POWER   PRO FORMA   SOUTHWESTERN ELECTRIC POWER
                                                                    TOTAL COMPANY          TEXAS WIRES          EXCLUDING
                                                                    PER FERC FORM 1          COMPANY        TEXAS WIRES COMPANY
                                                              --------------------------------------------------------------------
PROPRIETARY CAPITAL
Common Stock Issued (201)                                                  135,660
Preferred Stock Issued (204)                                                 4,701
Premium on Capital Stock (207)                                                   4
Other Paid-in Capital (208-211)                                            247,475
Retained Earnings (215, 215.1, 216)                                        291,356
Unappropriated Undistributed Subsidiary Earnings (216.1)                       158
TOTAL PROPRIETARY CAPITAL (ENTER TOTAL OF LINES 2 THRU 13)                 679,354

LONG-TERM DEBT
Bonds (221)                                                                494,930
Advances from Associated Companies (223)                                   113,402
Other Long-Term Debt (224)                                                 150,000
Unamortized Premium on Long-Term Debt (225)                                  2,716
(Less) Unamortized Discount on Long-Term Debt-Debit (226)                    1,683
TOTAL LONG-TERM DEBT (ENTER TOTAL OF LINES 16 THRU 21)                     759,365

TOTAL CAPITALIZATION                                                     1,438,719           457,590           981,129

OTHER NONCURRENT LIABILITIES                                                     0                 0                 0
Accumulated Provision for Pensions and Benefits (228.3)                      3,612             1,012             2,600
Accumulated Provision for Rate Refunds (229)                                     0                 0                 0
TOTAL OTHER Noncurrent Liabilities (Enter Total of lines 24 thru 29)         3,612             1,012             2,600

CURRENT AND ACCRUED LIABILITIES
Accounts Payable (232)                                                     107,748             5,978           101,770
Notes Payable to Associated Companies (233)                                 16,822             4,381            12,441
Accounts Payable to Associated Companies (234)                              48,305             7,096            41,209
Customer Deposits (235)                                                     16,432             6,648             9,784
Taxes Accrued (236)                                                         11,223             6,887             4,336
Interest Accrued (237)                                                      13,198             4,820             8,378
Dividends Declared (238)                                                        57                 0                57
Tax Collections Payable (241)                                                3,950               712             3,238
Miscellaneous Current and Accrued Liabilities (242)                        488,545             2,987           485,558
TOTAL CURRENT & ACCRUED LIABILITIES (ENTER TOTAL OF LINES 32 THRU 44)      706,280            39,509           666,771

DEFERRED CREDITS
Accumulated Deferred Investment Tax Credits (255)                           53,167            12,778            40,389
Other Deferred Credits (253)                                                68,597                 0            68,597
Other Regulatory Liabilities (254)                                          69,023            19,016            50,007
Unamortized Gain on Reaquired Debt (257)                                       433               151               282
Accumulated Deferred Income Taxes (281-283)                                446,819           101,516           345,303
TOTAL DEFERRED CREDITS (ENTER TOTAL OF LINES 47 THRU 53)                   638,039           133,461           504,578
TOTAL LIAB AND OTHER CREDITS (ENTER TOTAL OF LINES 14,22,30,45,54)       2,786,650           631,571         2,155,079

                          WEST TEXAS UTILTIES                       SCHEDULE H-9
           UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED        PAGE 1 OF 1
                                ASSETS
                          DECEMBER 31, 2000
                             IN THOUSANDS

                                                                   WEST TEXAS UTILTIES      PRO FORMA         PRO FORMA
                                                                      TOTAL COMPANY        GENERATION          WIRES
                                                                      PER FERC FORM 1        COMPANY          COMPANY
                                                              --------------------------------------------------------------------
UTILITY PLANT
Utility Plant (101-106, 114)                                              1,194,515           442,607           751,908
Construction Work in Progress (107)                                          34,824            16,846            17,978
TOTAL Utility Plant (Enter Total of lines 2 and 3)                        1,229,339           459,453           769,886
(Less) Accum. Prov. for Depr. Amort. Depl. (108, 111, 115)                  515,041           210,985           304,056
NET UTILITY PLANT (ENTER TOTAL OF LINE 4 LESS 5)                            714,298           248,468           465,830
NET UTILITY PLANT (ENTER TOTAL OF LINES 6 AND 9)                            714,298           248,468           465,830

OTHER PROPERTY AND INVESTMENTS
Nonutility Property (121)                                                     1,163               310               853
(Less) Accum. Prov. for Depr. and Amort. (122)                                  296                 0               296
Other Investments (124)                                                      20,944            20,944                 0
TOTAL OTHER PROPERTY AND INVESTMENTS (TOTAL OF LINES 14-17,19-21)            21,811            21,254               557

CURRENT AND ACCRUED ASSETS
Cash (131)                                                                    2,796             1,352             1,444
Special Deposits (132-134)                                                    4,143             1,628             2,515
Working Fund (135)                                                                2                 2                 0
Customer Accounts Receivable (142)                                           33,109             5,116            27,993
Other Accounts Receivable (143)                                               3,000             1,550             1,450
(Less) Accum. Prov. for Uncollectible Acct.-Credit (144)                        180                 0               180
Accounts Receivable from Assoc. Companies (146)                              16,095            12,740             3,355
Fuel Stock (151)                                                             12,104            12,104                 0
Fuel Stock Expenses Undistributed (152)                                          70                70                 0
Plant Materials and Operating Supplies (154)                                 10,510             6,646             3,864
Stores Expense Undistributed (163)                                                0                 0                 0
Prepayments (165)                                                            23,138             7,205            15,933
Rents Receivable (172)                                                            0                 0                 0
Accrued Utility Revenues (173)                                                9,011                 0             9,011
Miscellaneous Current and Accrued Assets (174)                              152,174           152,174                 0
TOTAL CURRENT AND ACCRUED ASSETS (ENTER TOTAL OF LINES 24 THRU 51)          265,972           200,587            65,385

DEFERRED DEBITS
Unamortized Debt Expenses (181)                                               1,520             1,110               410
Other Regulatory Assets (182.3)                                              27,573                 0            27,573
Clearing Accounts (184)                                                         706                69               637
Miscellaneous Deferred Debits (186)                                          68,827                48            68,779
Unamortized Loss on Reaquired Debt (189)                                     11,298                 0            11,298
Accumulated Deferred Income Taxes (190)                                      16,604            12,525             4,079
TOTAL DEFERRED DEBITS (ENTER TOTAL OF LINES 54 THRU 67)                     126,528            13,752           112,776
TOTAL ASSETS AND OTHER DEBITS (ENTER TOTAL OF LINES 10,11,12,22,52,68)    1,128,609           484,061           644,548

                             WEST TEXAS UTILTIES                   SCHEDULE H-10
              UNBUNDLED BALANCE SHEET -- ESTIMATED AND UNAUDITED     PAGE 1 OF 1
                                   ASSETS
                             DECEMBER 31, 2000
                               IN THOUSANDS

                                                                  WEST TEXAS UTILTIES       PRO FORMA            PRO FORMA
                                                                    TOTAL COMPANY          GENERATION             WIRES
                                                                    PER FERC FORM 1          COMPANY             COMPANY
                                                              --------------------------------------------------------------------
PROPRIETARY CAPITAL
Common Stock Issued (201)                                                 137,214
Preferred Stock Issued (204)                                                2,367
Premium on Capital Stock (207)                                                115
Other Paid-in Capital (208-211)                                             3,321
Retained Earnings (215, 215.1, 216)                                       121,502
TOTAL PROPRIETARY CAPITAL (ENTER TOTAL OF LINES 2 THRU 13)                264,519

LONG-TERM DEBT
Bonds (221)                                                               256,310
Advances from Associated Companies (223)                                        0
Other Long-Term Debt (224)                                                      0
(Less) Unamortized Discount on Long-Term Debt-Debit (226)                     466
TOTAL LONG-TERM DEBT (ENTER TOTAL OF LINES 16 THRU 21)                    255,844

TOTAL CAPITALIZATION                                                      520,363           150,622           369,741

OTHER NONCURRENT LIABILITIES
Accumulated Provision for Pensions and Benefits (228.3)                     3,440             1,218             2,222
Accumulated Provision for Rate Refunds (229)                                    0                 0                 0
TOTAL OTHER NONCURRENT LIABILITIES (ENTER TOTAL OF LINES 24 THRU 29)        3,440             1,218             2,222

CURRENT AND ACCRUED LIABILITIES
Accounts Payable (232)                                                     45,562            21,590            23,972
Notes Payable to Associated Companies (233)                                58,578            16,774            41,804
Accounts Payable to Associated Companies (234)                             51,223            20,218            31,005
Customer Deposits (235)                                                     2,659                 0             2,659
Taxes Accrued (236)                                                        18,901             6,718            12,183
Interest Accrued (237)                                                      3,717             1,274             2,443
Dividends Declared (238)                                                       26                 0                26
Tax Collections Payable (241)                                                 937               231               706
Miscellaneous Current and Accrued Liabilities (242)                       161,861           157,789             4,072
TOTAL CURRENT & ACCRUED LIABILITIES (ENTER TOTAL OF LINES 32 THRU 44)     343,464           224,594           118,870

DEFERRED CREDITS
Accumulated Deferred Investment Tax Credits (255)                          24,052             9,237            14,815
Other Deferred Credits (263)                                               20,992            20,800               192
Other Regulatory Liabilities (254)                                         42,562                 0            42,562
Unamortized Gain on Reaquired Debt (257)                                       94                 9                85
Accumulated Deferred Income Taxes (281-283)                               173,642            77,581            96,061
TOTAL DEFERRED CREDITS (ENTER TOTAL OF LINES 47 THRU 53)                  261,342           107,627           153,715
TOTAL LIAB AND OTHER CREDITS (ENTER TOTAL OF LINES 14,22,30,45,54)      1,128,609           484,061           644,548

    AMERICAN ELECTRIC POWER SERVICE CORPORATION                    Schedule H-11
    FERC DOCKET NO. EC01-________                                    Page 1 of 2
    TRANSFER OF JURISDICTIONAL ASSETS

    SECTION 5, PART C
    JOURNAL ENTRIES

    TRANSFER OF CENTRAL POWER AND LIGHT COMPANY ASSETS (IN
    $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

 A. TO BE RECORDED ON THE BOOKS OF CENTRAL POWER AND LIGHT COMPANY:
    ---------------------------------------------------------------

    CREATE GENCO SUBSIDIARY
    -----------------------
    ACCOUNT        DESCRIPTION                                               DR         CR
    -------        -----------                                               --         --
    108            ACCUM PROVISION FOR DEPRECIATION AND DEPL             1,445,891
    120.5          ACCUM PROVISION FOR AMORTIZATION OF NUCLEAR FUEL        204,952
    122            ACCUM PROVISION FOR DEPRECIATION AND DEPL                 1,197
    123.1&221-226  INV IN SUBS COS & LONG-TERM DEBT                        386,126
    228.1          ACCUM PROVISION FOR PROPERTY INSURANCE                    1,814
    228.3          ACCUM PROVISION FOR PENSIONS AND BENEFITS                   788
    228.4          ACCUM MISCELLANEOUS OPERATING PROVISIONS                  2,683
    232            ACCOUNTS PAYABLE                                        l14,139
    233            NOTES PAYABLE TO ASSOCIATED COMPANIES                   186,059
    234            ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES                 42,649
    236            TAXES ACCRUED                                            36,458
    237            INTEREST ACCRUED                                         19,252
    241            TAX COLLECTIONS PAYABLE                                      34
    242            MISC CURRENT AND ACCRUED LIABILITIES                    494,983
    253            OTHER DEFERRED CREDITS                                   65,907
    255            ACCUMULATED DEFERRED INVESTMENT TAX CREDITS             113,531
    281-283        ACCUMULATED DEFERRED INCOME TAXES                       901,830

    101-106,114    UTILITY PLANT                                                      2,938,285
    107            CONSTRUCTION WORK IN PROGRESS                                         21,359
    120.1-120.4    NUCLEAR FUEL                                                         236,859
    121            NONUTILITY PROPERTY                                                    3,535
    124            OTHER INVESTMENTS                                                     69,496
    125-128        SPECIAL FUNDS                                                         93,592
    131            CASH                                                                   2,844
    132-134        SPECIAL DEPOSITS                                                       3,487
    135            WORKING FUND                                                              77
    136            TEMPORARY CASH INVESTMENTS                                             4,443
    141            NOTES RECEIVABLE                                                         224
    142            CUSTOMER ACCOUNTS RECEIVABLE                                           7,576
    143            OTHER ACCOUNTS RECEIVABLE                                                757
    146            ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                               1,268
    151            FUEL STOCK                                                            22,684
    152            FUEL STOCK EXPENSES UNDISTRIBUTED                                        158
    154            PLANT MATERIALS AND OPERATING SUPPLIES                                43,335
    163            STORES EXPENSE UNDISTRIBUTED                                             680
    165            PREPAYMENTS                                                           11,451
    174            MISCELLANEOUS CURRENT AND ACCRUED ASSETS                             481,204
    181            UNAMORTIZED DEBT EXPENSE                                               9,760
    184            CLEARING ACCOUNTS                                                        132
    186            MISCELLANEOUS DEFERRED DEBITS                                          3,291
    190            ACCUMULATED DEFERRED INCOME TAXES                                     55,796

                   TO RECORD THE CREATION OF A GENCO SUBSIDIARY OF CENTRAL POWER AND LIGHT COMPANY.

  AMERICAN ELECTRIC POWER SERVICE CORPORATION                      Schedule H-11
  FERC DOCKET NO. EC01-________                                      Page 2 of 2
  TRANSFER OF JURISDICTIONAL ASSETS

  SECTION 5, PART C
  JOURNAL ENTRIES

  TRANSFER OF CENTRAL POWER AND LIGHT COMPANY ASSETS (IN
  $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

 A. TO BE RECORDED ON THE BOOKS OF CENTRAL POWER AND LIGHT COMPANY:
    ---------------------------------------------------------------
    DIVIDEND GENCO SUBSIDIARY TO CENTRAL AND SOUTH WEST CORPORATION
    ---------------------------------------------------------------

    ACCOUNT     DESCRIPTION                              DR          CR
    -------     -----------                              --          --
    438         DIVIDENDS DECLARED - RET EARNINGS      XXX,XXX

    238         DIVIDENDS DECLARED - LIABILITY                      XXX,XXX

                TO RECORD THE DECLARATION OF A DIVIDEND FROM CENTRAL POWER AND LIGHT COMPANY TO CENTRAL AND SOUTH WEST CORPORATION FOR THE NET ASSETS OF THE CENTRAL POWER AND LIGHT COMPANY GENCO SUBSIDIARY.

    TRANSFER GENCO INVESTMENT TO CENTRAL AND SOUTH WEST CORPORATION
    ---------------------------------------------------------------
    ACCOUNT     DESCRIPTION                             DR           CR
    -------     -----------                             --           --
    238         DIVIDENDS DECLARED - LIABILITY

    123.1       INVESTMENT IN SUBSIDIARY COS - CPL GENCO           XXX,XXX

                TO RECORD THE TRANSFER OF THE INVESTMENT OF CENTRAL POWER AND LIGHT COMPANY IN GENCO TO CENTRAL AND SOUTH WEST CORPORATION TO SATISFY THE DIVIDEND DECLARATION.

    CLOSE DIVIDEND TO RETAINED EARNINGS
    -----------------------------------
    ACCOUNT     DESCRIPTION                             DR           CR
    -------     -----------                             --           --
    216         RETAINED EARNINGS                    XXX,XXX

    438         DIVIDENDS DECLARED                                XXX,XXX

                TO CLOSE THE DIVIDEND DECLARATION ON CENTRAL POWER AND LIGHT COMPANY TO RETAINED EARNINGS.

    AMERICAN ELECTRIC POWER SERVICE CORPORATION                    Schedule H-12
    FERC DOCKET NO. EC01-________                                    Page 1 of 1
    TRANSFER OF JURISDICTIONAL ASSETS

    SECTION 5, PART C
    JOURNAL ENTRIES

    TRANSFER OF CENTRAL POWER AND LIGHT COMPANY ASSETS (IN
    $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

AA. TO BE RECORDED ON THE BOOKS OF CENTRAL AND SOUTH WEST CORPORATION:
    ------------------------------------------------------------------

    DIVIDEND GENCO SUBSIDIARY TO AEP, INC
    -------------------------------------
    ACCOUNT     DESCRIPTION                                  DR           CR
    -------     -----------                                  --           --
    438         DIVIDENDS DECLARED - RET EARNINGS         XXX,XXX

    238         DIVIDENDS DECLARED - LIABILITY                          XXX,XXX

                TO RECORD THE DECLARATION OF A DIVIDEND FROM CENTRAL AND SOUTH WEST CORPORATION TO THE AEP CO., INC. FOR THE NET ASSETS OF THE CENTRAL POWER AND LIGHT COMPANY GENCO SUBSIDIARY.

    TRANSFER GENCO INVESTMENT TO AEP, INC
    -------------------------------------
    ACCOUNT     DESCRIPTION                                  DR           CR
    -------     -----------                                  --           --
    238         DIVIDENDS DECLARED - LIABILITY             XXX,XXX

    123.1       INVESTMENT IN SUBSIDIARY COS - CPL GENCO                XXX,XXX

                TO RECORD THE TRANSFER OF THE INVESTMENT OF CENTRAL AND SOUTH WEST CORPORATION IN GENCO TO AEP, CO., INC. TO SATISFY THE DIVIDEND DECLARATION.

    CLOSE DIVIDEND TO RETAINED EARNINGS
    -----------------------------------
    ACCOUNT     DESCRIPTION                                  DR           CR
    -------     -----------                                  --           --
    216         RETAINED EARNINGS                          XXX,XXX

    438         DIVIDENDS DECLARED                                      XXX,XXX

                TO CLOSE THE DIVIDEND DECLARATION ON CENTRAL AND SOUTH WEST CORPORATION TO RETAINED EARNINGS.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-13
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF CENTRAL POWER AND LIGHT COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

B. TO BE RECORDED ON THE BOOKS OF CENTRAL POWER AND LIGHT GENCO:
   -------------------------------------------------------------

   CREATE GENCO SUBSIDIARY
   ACCOUNT       DESCRIPTION                                            DR           CR
   --------      ---------------                                        ---          ---
   101-106,114    UTILITY PLANT                                          2,938,285
   107            CONSTRUCTION WORK IN PROGRESS                             27,359
   120.1-120.4    NUCLEAR FUEL                                             236,859
   121            NONUTILITY PROPERTY                                        3,535
   124            OTHER INVESTMENTS                                         69,496
   125-128        SPECIAL FUNDS                                             93,592
   131            CASH                                                       2,844
   132-134        SPECIAL DEPOSITS                                           3,487
   135            WORKING FUND                                                  77
   136            TEMPORARY CASH INVESTMENTS                                 4,443
   141            NOTES RECEIVABLE                                             224
   142            CUSTOMER ACCOUNTS RECEIVABLE                               7,576
   143            OTHER ACCOUNTS RECEIVABLE                                    757
   146            ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                    1,268
   151            FUEL STOCK                                                22,684
   152            FUEL STOCK EXPENSES UNDISTRIBUTED                            158
   154            PLANT MATERIALS AND OPERATING SUPPLIES                    43,335
   163            STORES EXPENSE UNDISTRIBUTED                                 680
   165            PREPAYMENTS                                               11,451
   174            MISCELLANEOUS CURRENT AND ACCRUED ASSETS                 481,204
   181            UNAMORTIZED DEBT EXPENSE                                   9,760
   184            CLEARING ACCOUNTS                                            132
   186            MISCELLANEOUS DEFERRED DEBITS                              3,291
   190            ACCUMULATED DEFERRED INCOME TAXES                         55,796

   108            ACCUM PROVISION FOR DEPRECIATION AND DEPL                          l,445,891
   120.5          ACCUM PROVISION FOR AMORTIZATION OF NUCLEAR FUEL                     204,952
   122            ACCUM PROVISION FOR DEPRECIATION AND DEPL                              1,197
   201-226        COMMON STOCK/OTH PAID IN CAPITAL/LONG-TERM DEBT                      386,126
   228.1          ACCUM PROVISION FOR PROPERTY INSURANCE                                 1,814
   228.3          ACCUM PROVISION FOR PENSIONS AND BENEFITS                                788
   228.4          ACCUM MISCELLANEOUS OPERATING PROVISIONS                               2,683
   232            ACCOUNTS PAYABLE                                                     114,139
   233            NOTES PAYABLE TO ASSOCIATED COMPANIES                                186,059
   234            ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES                              42,649
   236            TAXES ACCRUED                                                         36,458
   237            INTEREST ACCRUED                                                      19,252
   241            TAX COLLECTIONS PAYABLE                                                   34
   242            MISC CURRENT AND ACCRUED LIABILITIES                                 494,983
   253            OTHER DEFERRED CREDITS                                                65,907
   255            ACCUMULATED DEFERRED INVESTMENT TAX CREDITS                          113,531
   281-283        ACCUMULATED DEFERRED INCOME TAXES                                    901,830

                  TO RECORD THE CREATION OF A GENCO SUBSIDIARY OF CENTRAL POWER AND LIGHT COMPANY.

    AMERICAN ELECTRIC POWER SERVICE CORPORATION                    Schedule H-14
    FERC DOCKET NO. EC01-________                                    Page 1 of 1
    TRANSFER OF JURISDICTIONAL ASSETS

    SECTION 5, PART C
    JOURNAL ENTRIES

    TRANSFER OF CENTRAL POWER AND LIGHT COMPANY ASSETS (IN
    $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

 C. TO BE RECORDED ON THE BOOKS OF AEP COMPANY, INC.:
    -------------------------------------------------

    DIVIDEND OF GENCO
    -----------------
    ACCOUNT     DESCRIPTION                                                            DR                CR
    -------     -----------                                                            --                --
    171         DIVIDENDS RECEIVABLE - AFFILIATED                                    XXX,XXX

    123.1       INVESTMENT IN SUB COS - CSW CORP                                                       XXX,XXX

                TO RECORD A DIVIDEND RECEIVABLE FROM CENTRAL AND SOUTH WEST
                CORPORATION EQUAL TO THE NET ASSETS OF THE CENTRAL POWER AND
                LIGHT COMPANY GENCO SUBSIDIARY.

    INVESTMENT IN GENCO
    -------------------
    ACCOUNT     DESCRIPTION                                                            DR                CR
    -------     -----------                                                            --                --
    123.1       INVESTMENT IN SUBSIDIARY COS - CPL GENCO                             XXX,XXX

    171         DIVIDENDS RECEIVABLE                                                                   XXX,XXX

                TO RECORD THE INVESTMENT IN CENTRAL POWER AND LIGHT GENCO IN
                SETTLEMENT OF THE DIVIDEND PAYABLE FROM CENTRAL AND SOUTH WEST
                CORPORATION.

    CONTRIBUTE GENCO TO NON-REGULATED HOLDCO
    ----------------------------------------
    ACCOUNT     DESCRIPTION                                                            DR                CR
    -------     -----------                                                            --                --
    123.1       INVESTMENT IN SUBSIDIARY COS - AEP NON-REG HOLDCO                    XXX,XXX

    123.1       INVESTMENT IN SUBSIDIARY COS - CPL GENCO                                               XXX,XXX

                TO RECORD CONTRIBUTION OF CENTRAL POWER AND LIGHT GENCO TO THE
                NON-REGULATED HOLDCO.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-15
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF CENTRAL POWER AND LIGHT COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

D. TO BE RECORDED ON THE BOOKS OF AEP NON-REGULATED HOLDCO:
   -------------------------------------------------------

   CONTRIBUTION OF GENCO
   ---------------------
    ACCOUNT     DESCRIPTION                                                            DR                CR
    -------     -----------                                                            --                --
    123-1       INVESTMENT IN SUBSIDIARY COS - CPL GENCO                            XXX,XXX

    201,208-211 COMMON STOCK - OTHER PAID IN CAPITAL                                                  XXX,XXX

                TO RECORD AEP'S CONTRIBUTION OF ITS INVESTMENT IN THE CENTRAL
                POWER AND LIGHT GENCO TO AEFS NON-REGULATED HOLDCO.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-16
   FERC DOCKET NO. EC01-__________                                   Page 1 of 2
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF COLUMBUS SOUTHERN POWER COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO BE RECORDED ON THE BOOKS OF COLUMBUS SOUTHERN POWER COMPANY:
   ---------------------------------------------------------------

   CREATE WIRESCO SUBSIDIARY
   -------------------------
   ACCOUNT        DESCRIPTION                                          DR         CR
   -------        -----------                                          --         --
   108            ACCUM PROVISION FOR DEPRECIATION AND DEPL
   122            ACCUM PROVISION FOR DEPRECIATION AND DEPL              535
   123.1&221-226  INV IN SUBS COS & LONG-TERM DEBT                 1,015,584
   144            ACCUM PROVISION FOR UNCOLLECTIBLE ACCOUNTS              24
   227            OBLIGATIONS UNDER CAPITAL LEASE                     22,374
   228.2          ACCUM PROVISION FOR INJURIES AND DAMAGES                 0
   228.3          ACCUM PROVISION FOR PENSIONS AND BENEFITS            4,005
   228.4          ACCUM MISCELLANEOUS OPERATING PROVISIONS             4,815
   232            ACCOUNTS PAYABLE                                     9,239
   233            NOTES PAYABLE TO ASSOCIATED COMPANIES               33,583
   234            ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES            24,951
   235            CUSTOMER DEPOSITS                                    4,851
   236            TAXES ACCRUED                                       70,150
   237            INTEREST ACCRUED                                     5,330
   241            TAX COLLECTIONS PAYABLE                                640
   242            MISC CURRENT AND ACCRUED LIABILITIES                20,309
   243            OBLIGATIONS UNDER CAPITAL LEASE - CURRENT            4,804
   252            CUSTOMER ADVANCES FOR CONSTRUCTION                     775
   253            OTHER DEFERRED CREDITS                                  92
   254            OTHER REGULATORY LIABILITIES                        30,384
   255            ACCUMULATED DEFERRED INVESTMENT TAX CREDITS         14,086
   281-283        ACCUMULATED DEFERRED INCOME TAXES                  174,442

   101-106,114    UTILITY PLANT                                              1,542,642
   107            CONSTRUCTION WORK IN PROGRESS                                 69,715
   121            NONUTILITY PROPERTY                                            8,986
   124            OTHER INVESTMENTS                                             12,861
   125-128        SPECIAL FUNDS                                                     13
   131            CASH                                                           3,730
   132-134        SPECIAL DEPOSITS                                                  10
   135            WORKING FUND                                                     543
   141            NOTES RECEIVABLE                                                   1
   142            CUSTOMER ACCOUNTS RECEIVABLE                                   1,989
   143            OTHER ACCOUNTS RECEIVABLE                                      5,462
   146            ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                        6,943
   154            PLANT MATERIALS AND OPERATING SUPPLIES                         5,023
   165            PREPAYMENTS                                                   15,090
   172            RENTS RECEIVABLE                                                  78
   173            UNBILLED REVENUE                                               2,273
   174            MISCELLANEOUS CURRENT AND ACCRUED ASSETS                      11,185
   181            UNAMORTIZED DEBT EXPENSE                                         237
   182.3          OTHER REGULATORY ASSETS                                      301,764
   183            PRELIM SURVEY AND INVESTIGATION CHARGES                            5
   184            CLEARING ACCOUNTS                                                392
   185            TEMPORARY FACILITIES                                              11
   186            MISCELLANEOUS DEFERRED DEBITS                                 33,415
   189            UNAMORTIZED LOSS ON REACQUIRED DEBT                            8,339
   190            ACCUMULATED DEFERRED INCOME TAXES                             32,461

                   TO RECORD THE CREATION OF A WIRESCO SUBSIDIARY OF COLUMBUS SOUTHERN POWER COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-16
   FERC DOCKET NO. EC01-________                                     Page 2 of 2
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF COLUMBUS SOUTHERN POWER COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO BE RECORDED ON THE BOOKS OF COLUMBUS SOUTHERN POWER COMPANY.
   --------------------------------------------------------------

   DIVIDEND WIRESCO SUBSIDIARY TO AEP, INC
   ---------------------------------------
   ACCOUNT    DESCRIPTION                                           DR          CR
   --------   -----------                                           --          --
   207        PREMIUM ON CAPITAL STOCK                           XXX,XXX
   208-211    PAID-IN CAPITAL                                    XXX,XXX
   438        DIVIDENDS DECLARED - RET EARNINGS                  XXX,XXX

   238        DIVIDENDS DECLARED - LIABILITY                                  XXX,XXX

              TO RECORD THE DECLARATION OF A DIVIDEND FROM COLUMBUS SOUTHERN
              POWER COMPANY TO THE AEP CO., INC. FOR THE NET ASSETS OF THE
              COLUMBUS SOUTHERN POWER COMPANY WIRESCO SUBSIDIARY.

   TRANSFER WIRESCO INVESTMENT TO AEP. INC
   ---------------------------------------
   ACCOUNT    DESCRIPTION                                          DR          CR
   --------   -----------                                          --          --
   238        DIVIDENDS DECLARED - LIABILITY                    XXX,XXX
   123.1      INVESTMENT IN SUBSIDIARY COS - CSP WIRESCO                     XXX,XXX

              TO RECORD THE TRANSFER OF THE INVESTMENT OF COLUMBUS SOUTHERN
              POWER COMPANY IN WIRESCO TO AEP, CO., INC. TO SATISFY THE DIVIDEND
              DECLARATION.


   CLOSE DIVIDEND TO RETAINED EARNINGS
   -----------------------------------
   ACCOUNT    DESCRIPTION                                           DR          CR
   --------   -----------                                           --          --
   216        RETAINED EARNINGS                                  XXX,XXX

   438        DIVIDENDS DECLARED                                              XXX,XXX

              TO CLOSE THE DIVIDEND DECLARATION ON COLUMBUS SOUTHERN POWER
              COMPANY TO RETAINED EARNINGS.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-17
   FERC DOCKET NO. EC01-_________                                    Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF COLUMBUS SOUTHERN POWER COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

B. TO BE RECORDED ON THE BOOKS OF COLUMBUS SOUTHERN WIRESCO:
   ---------------------------------------------------------

   CREATE WIRESCO SUBSIDIARY
   -------------------------
   ACCOUNT         DESCRIPTION                                              DR           CR
   --------        -----------                                              --           --
   101-406,114     UTILITY PLANT                                        1,542,642
   107             CONSTRUCTION WORK IN PROGRESS                           69,715
   121             NONUTILITY PROPERTY                                      81986
   124             OTHER INVESTMENTS                                       12,881
   125-128         SPECIAL FUNDS                                               13
   131             CASH                                                     3,730
   132-134         SPECIAL DEPOSITS                                            10
   135             WORKING FUND                                               543
   141             NOTES RECEIVABLE                                             1
   142             CUSTOMER ACCOUNTS RECEIVABLE                             1,989
   143             OTHER ACCOUNTS RECEIVABLE                                5,462
   146             ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                  6,943
   154             PLANT MATERIALS AND OPERATING SUPPLIES                   5,023
   165             PREPAYMENTS                                             15,090
   172             RENTS RECEIVABLE                                            78
   173             UNBILLED REVENUE                                         2,273
   174             MISCELLANEOUS CURRENT AND ACCRUED ASSETS                11,135
   181             UNAMORTIZED DEBT EXPENSE                                   237
   182.3           OTHER REGULATORY ASSETS                                301,764
   183             PRELIM SURVEY AND INVESTIGATION CHARGES                      5
   184             CLEARING ACCOUNTS                                          392
   185             TEMPORARY FACILITIES                                        11
   186             MISCELLANEOUS DEFERRED DEBITS                           33,415
   189             UNAMORTIZED LOSS ON REACQUIRED DEBT                      8,339
   190             ACCUMULATED DEFERRED INCOME TAXES                       32,461

   108             ACCUM PROVISION FOR DEPRECIATION AND DEPL                           622,195
   122             ACCUM PROVISION FOR DEPRECIATION AND DEPL                               535
   144             ACCUM PROVISION FOR UNCOLLECTIBLE ACCOUNTS                               24
   201-226         COMMON STOCK/OTH PAID IN CAPITAL/LONG-TERM DEBT                   1,015,584
   227             OBLIGATIONS UNDER CAPITAL LEASE                                      22,374
   228.2           ACCUM PROVISION FOR INJURIES AND DAMAGES                                  0
   228.3           ACCUM PROVISION FOR PENSIONS AND BENEFITS                             4,005
   228.4           ACCUM MISCELLANEOUS OPERATING PROVISIONS                              4,815
   232             ACCOUNTS PAYABLE                                                      9,239
   233             NOTES PAYABLE TO ASSOCIATED COMPANIES                                33,583
   234             ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES                             24,951
   235             CUSTOMER DEPOSITS                                                     4,051
   236             TAXES ACCRUED                                                        70,150
   237             INTEREST ACCRUED                                                      5,330
   241             TAX COLLECTIONS PAYABLE                                                 640
   242             MISC CURRENT AND ACCRUED LIABILITIES                                 20,309
   243             OBLIGATIONS UNDER CAPITAL LEASE - CURRENT                             4,804
   252             CUSTOMER ADVANCES FOR CONSTRUCTION                                      775
   253             OTHER DEFERRED CREDITS                                                   92
   254             OTHER REGULATORY LIABILITIES                                         30,384
   255             ACCUMULATED DEFERRED INVESTMENT TAX CREDITS                          14,086
   281-283         ACCUMULATED DEFERRED INCOME TAXES                                   174,442

                   TO RECORD THE CREATION OF A WIRESCO SUBSIDIARY OF COLUMBUS
                   SOUTHERN POWER COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-18
   FERC DOCKET NO. EC01-__________                                   Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF COLUMBUS SOUTHERN POWER COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

C. TO BE RECORDED ON THE BOOKS OF AEP COMPANY, INC.:
   -------------------------------------------------

   DIVIDEND OF WIRESCO
   -------------------
   ACCOUNT    DESCRIPTION                                                                DR               CR
   -------    -----------                                                                --               --
   171        DIVIDENDS RECEIVABLE - AFFILIATED                                        XXX,XXX

   123.1      INVESTMENT IN SUB COS - COLUMBUS SOUTHERN POWER                                           XXX,XXX

              TO RECORD A DIVIDEND RECEIVABLE FROM COLUMBUS SOUTHERN POWER
              COMPANY EQUAL TO THE NET ASSETS OF THE COLUMBUS SOUTHERN POWER
              COMPANY WIRESCO, SUBSIDIARY.

   INVESTMENT IN WIRESCO
   ---------------------
   ACCOUNT    DESCRIPTION                                                                DR               CR
   -------    -----------                                                                --               --
   123.1      INVESTMENT IN SUBSIDIARY COS - CSP WIRESCO                              XXX,XXX

   171        DIVIDENDS RECEIVABLE                                                                      XXX,XXX

              TO RECORD THE INVESTMENT IN COLUMBUS SOUTHERN POWER WIRESCO IN
              SETTLEMENT OF THE DIVIDEND PAYABLE FROM COLUMBUS SOUTHERN POWER
              COMPANY.

   CONTRIBUTE WIRESCO TO CENTRAL SOUTH WEST CORPORATION
   ----------------------------------------------------
   ACCOUNT    DESCRIPTION                                                                DR               CR
   -------    -----------                                                                --               --
   123.1      INVESTMENT IN SUBSIDIARY COS - CSW CORP                                 XXX,XXX

   123.1      INVESTMENT IN SUBSIDIARY COS - CSP WIRESCO                                                XXX,XXX

              TO RECORD CONTRIBUTION OF COLUMBUS SOUTHERN POWER WIRESCO TO THE
              REGULATED HOLDING COMPANY, CENTRAL AND SOUTH WEST CORPORATION.

   CONTRIBUTE GENCO TO NON-REGULATED HOLDCO
   ----------------------------------------
   ACCOUNT    DESCRIPTION                                                                DR               CR
   -------    -----------                                                                --               --
   123.1      INVESTMENT IN SUBSIDIARY COS - AEP NON-REG HOLDCO                        XXX,XXX

   123.1      INVESTMENT IN SUBSIDIARY COS - CSP GENCO                                                  XXX,XXX

              TO RECORD CONTRIBUTION OF COLUMBUS SOUTHERN POWER GENCO TO
              THE NON-REGULATED HOLDCO.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-19
   FERC DOCKET NO. EC01-_________                                    Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF COLUMBUS SOUTHERN POWER COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

D. TO BE RECORDED ON THE BOOKS OF CENTRAL AND SOUTH WEST CORPORATION:
   ------------------------------------------------------------------

   CONTRIBUTION OF WIRESCO
   -----------------------
   ACCOUNT      DESCRIPTION                                                                DR              CR
   -------      -----------                                                                --              --
   123.1        INVESTMENT IN SUBSIDIARY COS - CSP WIRESCO                              XXX,XXX

   201,208-211  COMMON STOCK - OTHER PAID IN CAPITAL                                                    XXX,XXX

                TO RECORD AEP'S CONTRIBUTION OF ITS INVESTMENT IN THE COLUMBUS
                SOUTHERN POWER WIRES COMPANY TO AEP'S REGULATED HOLDING COMPANY,
                CENTRAL AND SOUTH WEST CORPORATION.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-20
   FERC DOCKET NO. EC01-__________                                   Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF COLUMBUS SOUTHERN POWER COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

E. TO BE RECORDED ON THE BOOKS OF AEP NON-REGULATED HOLDCO:
   --------------------------------------------------------

   CONTRIBUTION OF GENCO
   ---------------------
   ACCOUNT    DESCRIPTION                                                                DR               CR
   -------    -----------                                                                --               --
   123.1        INVESTMENT IN SUBSIDIARY COS - CSP GENCO                             XXX,XXX

   201,208-211  COMMON STOCK - OTHER PAID IN CAPITAL                                                    XXX,XXX

                TO RECORD AEP'S CONTRIBUTION OF ITS INVESTMENT IN THE COLUMBUS
                SOUTHERN POWER GENCO TO AEP'S NON-REGULATED HOLDCO.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-21
   FERC DOCKET NO. EC01-________                                     Page 1 of 2
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF OHIO POWER COMPANY ASSETS (IN $ MILLIONS
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO BE RECORDED ON THE BOOKS OF OHIO POWER COMPANY:
   --------------------------------------------------

   CREATE WIRESCO SUBSIDIARY
   -------------------------
   ACCOUNT         DESCRIPTION                                              DR         CR
   -------         -----------                                              --         --
   108            ACCUM PROVISION FOR DEPRECIATION AND DEPL            697,041
   122            ACCUM PROVISION FOR DEPRECIATION AND DEPL              2,266
   123.1&221-226  INV IN SUBS COS & LONG-TERM DEBT                   1,694,976

   144            ACCUM PROVISION FOR UNCOLLECTIBLE ACCOUNTS                32
   227            OBLIGATIONS UNDER CAPITAL LEASE                       10,224
   228.2          ACCUM PROVISION FOR INJURIES AND DAMAGES                  10
   228.3          ACCUM PROVISION FOR PENSIONS AND BENEFITS              61950
   228.4          ACCUM MISCELLANEOUS OPERATING PROVISIONS               5.117
   232            ACCOUNTS PAYABLE                                      20,697
   233            NOTES PAYABLE TO ASSOCIATED COMPANIES                 41,471
   234            ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES              60,364
   235            CUSTOMER DEPOSITS                                      4,623
   236            TAXES ACCRUED                                         74,080
   237            INTEREST ACCRUED                                       4,456
   241            TAX COLLECTIONS PAYABLE                                  953
   242            MISC CURRENT AND ACCRUED LIABILITIES                  32,087
   243            OBLIGATIONS UNDER CAPITAL LEASE - CURRENT              1,812
   252            CUSTOMER ADVANCES FOR CONSTRUCTION                         0
   253            OTHER DEFERRED CREDITS                                   865
   254            OTHER REGULATORY LIABILITIES                          39,497
   255            ACCUMULATED DEFERRED INVESTMENT TAX CREDITS           10,050
   281-283        ACCUMULATED DEFERRED INCOME TAXES                    223,310

   101-106,114    UTILITY PLANT                                                    1,985,035
   107            CONSTRUCTION WORK IN PROGRESS                                       41,449
   121            NONUTILITY PROPERTY                                                  4,072
   124            OTHER INVESTMENTS                                                    9,788
   125-128        SPECIAL FUNDS                                                           16
   131            CASH                                                                 2,129
   132-134        SPECIAL DEPOSITS                                                       152
   135            WORKING FUND                                                            11
   141            NOTES RECEIVABLE                                                        18
   142            CUSTOMER ACCOUNTS RECEIVABLE                                         8,439
   143            OTHER ACCOUNTS RECEIVABLE                                            6,179
   146            ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                             18,138
   154            PLANT MATERIALS AND OPERATING SUPPLIES                               9,680
   165            PREPAYMENTS                                                         11,800
   172            RENTS RECEIVABLE                                                        98
   173            UNBILLED REVENUE                                                        48
   174            MISCELLANEOUS CURRENT AND ACCRUED ASSETS                             1,704
   181            UNAMORTIZED DEBT EXPENSE                                               262
   182.3          OTHER REGULATORY ASSETS                                            748,089
   183            PRELIM SURVEY AND INVESTIGATION CHARGES                                  1
   184            CLEARING ACCOUNTS                                                      352
   185            TEMPORARY FACILITIES                                                     5
   186            MISCELLANEOUS DEFERRED DEBITS                                       39,396
   189            UNAMORTIZED LOSS ON REACQUIRED DEBT                                  6,106
   190            ACCUMULATED DEFERRED INCOME TAXES                                   37,904

                  TO RECORD THE CREATION OF A WIRESCO SUBSIDIARY OF OHIO
                  POWER COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-21
   FERC DOCKET NO. EC01-_________                                    Page 2 of 2
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF OHIO POWER COMPANY ASSETS (IN $ MILLIONS
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO BE RECORDED ON THE B0OKS OF OHIO POWER COMPANY:
   ---------------------------------------------------

   DIVIDEND WIRESCO SUBSIDIARY TO AEP, INC
   ---------------------------------------
   ACCOUNT     DESCRIPTION                                            DR           CR
   -------     ------------                                           --           --
   208-211     PAID-IN CAPITAL                                     XXX,XXX
   438         DIVIDENDS DECLARED - RET EARNINGS                   XXX,XXX

   238         DIVIDENDS DECLARED - LIABILITY                                    XXX,XXX

               TO RECORD THE DECLARATION OF A DIVIDEND FROM OHIO POWER COMPANY
               TO THE AEP CO., INC. FOR THE NET ASSETS OF THE OHIO POWER COMPANY
               WIRESCO SUBSIDIARY.

   TRANSFER WIRESCO INVESTMENT TO AEP, INC
   ---------------------------------------
   ACCOUNT     DESCRIPTION                                            DR           CR
   -------     ------------                                           --           --
   238         DIVIDENDS DECLARED - LIABILITY                      XXX,XXX

   123.1      INVESTMENT IN SUBSIDIARY COS - OPCO WIRESCO                        XXX,XXX

               TO RECORD THE TRANSFER OF THE INVESTMENT OF OHIO POWER COMPANY IN
               WIRESCO TO AEP, CO., INC. TO SATISFY THE DIVIDEND DECLARATION.

   CLOSE DIVIDEND TO RETAINED EARNINGS
   -----------------------------------
   ACCOUNT     DESCRIPTION                                            DR           CR
   -------     ------------                                           --           --
   216         RETAINED EARNINGS                                   XXX,XXX

   438         DIVIDENDS DECLARED                                                XXX,XXX

               TO CLOSE THE DIVIDEND DECLARATION ON OHIO POWER COMPANY TO
               RETAINED EARNINGS.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-22
   FERC DOCKET NO. EC01-____________                                 Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF OHIO POWER COMPANY ASSETS (IN $ MILLIONS
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

B. TO BE RECORDED ON THE BOOKS OF OHIO POWER WIRESCO:
   --------------------------------------------------

   CREATE WIRESCO SUBSIDIARY
   -------------------------
   ACCOUNT        DESCRIPTION                                            DR          CR
   -------        -----------                                            --          --
   101-106, 114   UTILITY PLANT                                       1,985,035
   107            CONSTRUCTION WORK IN PROGRESS                          41,449
   121            NONUTILITY PROPERTY                                     4,072
   124            OTHER INVESTMENTS                                       9,788
   125-128        SPECIAL FUNDS                                              16
   131            CASH                                                    2,129
   132-134        SPECIAL DEPOSITS                                          152
   135            WORKING FUND                                               11
   141            NOTES RECEIVABLE                                           18
   142            CUSTOMER ACCOUNTS RECEIVABLE                            8,439
   143            OTHER ACCOUNTS RECEIVABLE                               6,179
   146            ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                18,138
   154            PLANT MATERIALS AND OPERATING SUPPLIES                  9,680
   165            PREPAYMENTS                                            11,800
   172            RENTS RECEIVABLE                                           98
   173            UNBILLED REVENUE                                           48
   174            MISCELLANEOUS CURRENT AND ACCRUED ASSETS                1,704
   181            UNAMORTIZED DEBT EXPENSE                                  262
   182.3          OTHER REGULATORY ASSETS                               748,089
   183            PRELIM SURVEY AND INVESTIGATION CHARGES                     1
   184            CLEARING ACCOUNTS                                         352
   185            TEMPORARY FACILITIES                                        5
   186            MISCELLANEOUS DEFERRED DEBITS                          39,396
   189            UNAMORTIZED LOSS ON REACQUIRED DEBT                     6,106
   190            ACCUMULATED DEFERRED INCOME TAXES                      37,904

   108            ACCUM PROVISION FOR DEPRECIATION AND DEPL                          697,041
   122            ACCUM PROVISION FOR DEPRECIATION AND DEPL                            2,266
   144            ACCUM PROVISION FOR UNCOLLECTIBLE ACCOUNTS                              32
   201-226        COMMON STOCK/OTH PAID IN CAPITAL/LONG-TERM DEBT                  1,694,976
   227            OBLIGATIONS UNDER CAPITAL LEASE                                     10,224
   228.2          ACCUM PROVISION FOR INJURIES AND DAMAGES                                10
   228.3          ACCUM PROVISION FOR PENSIONS AND BENEFITS                            6,950
   228.4          ACCUM MISCELLANEOUS OPERATING PROVISIONS                             5,117
   232            ACCOUNTS PAYABLE                                                    20,697
   233            NOTES PAYABLE TO ASSOCIATED COMPANIES                               41,471
   234            ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES                            60,354
   235            CUSTOMER DEPOSITS                                                    4,523
   236            TAXES ACCRUED                                                       74,080
   237            INTEREST ACCRUED                                                     4,456
   241            TAX COLLECTIONS PAYABLE                                                953
   242            MISC CURRENT AND ACCRUED LIAABILITIES                               32,087
   243            OBLIGATIONS UNDER CAPITAL LEASE - CURRENT                            1,812
   252            CUSTOMER ADVANCES FOR CONSTRUCTION                                       0
   253            OTHER DEFERRED CREDITS                                                 865
   254            OTHER REGULATORY LIABILITIES                                        39,497
   255            ACCUMULATED DEFERRED INVESTMENT TAX CREDITS                         10,050
   281-283        ACCUMULATED DEFERRED INCOME TAXES                                  223,310

                  TO RECORD THE CREATION OF A WIRESCO SUBSIDIARY OF OHIO
                  POWER COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-23
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF OHIO POWER COMPANY ASSETS (IN $ MILLIONS
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

C. TO BE RECORDED ON THE BOOKS OF AEP COMPANY, INC.:
   -------------------------------------------------

   DIVIDEND OF WIRESCO
   -------------------
   ACCOUNT   DESCRIPTION                                                           DR             CR
   -------   -----------                                                           --             --
   171       DIVIDENDS RECEIVABLE - AFFILIATED                                  XXX,XXX

   123.1     INVESTMENT IN SUB COS - OHIO POWER                                                 XXX,XXXX

             TO RECORD A DIVIDEND RECEIVABLE FROM OHIO POWER
             COMPANY EQUAL TO THE NET ASSETS OF THE OHIO POWER
             COMPANY WIRESCO SUBSIDIARY.

   INVESTMENT IN WIRESCO
   ---------------------
   ACCOUNT   DESCRIPTION                                                           DR             CR
   -------   -----------                                                           --             --
   123.1     INVESTMENT IN SUBSIDIARY COS - OPCO WIRESCO                        XXX,XXX

   171       DIVIDENDS RECEIVABLE                                                                XXX,XXX

             TO RECORD THE INVESTMENT IN OHIO POWER WIRESCO
             IN SETTLEMENT OF THE DIVIDEND PAYABLE FROM OHIO POWER COMPANY.

   CONTRIBUTE WIRESCO TO CENTRAL AND SOUTH WEST CORPORATION
   --------------------------------------------------------
   ACCOUNT   DESCRIPTION                                                           DR             CR
   -------   -----------                                                           --             --
    123.1    INVESTMENT IN SUBSIDIARY COS - CSW CORP                            XXX,XXX

    123.1    INVESTMENT IN SUBSIDIARY COS - OPCO WIRESCO                                         XXX,XXX

             TO RECORD CONTRIBUTION OF OHIO POWER WIRESCO TO THE
             REGULATED HOLDING COMPANY, CENTRAL AND SOUTH WEST CORPORATION.

   CONTRIBUTE GENCO TO NON-REGULATED HOLDCO
   ----------------------------------------
   ACCOUNT   DESCRIPTION                                                           DR             CR
   -------   -----------                                                           --             --
   123.1     INVESTMENT IN SUBSIDIARY COS - AEP NON-REG HOLDCO                  XXX,XXX

   123.1     INVESTMENT IN SUBSIDIARY COS - OPCO GENCO                                           XXX,XXX

             TO RECORD CONTRIBUTION OF OHIO POWER GENCO TO THE NON-REGULATED
             HOLDCO

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-24
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF OHIO POWER COMPANY ASSETS (IN $ MILLIONS
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

D. TO BE RECORDED ON THE BOOKS OF CENTRAL AND SOUTH WEST CORPORATION:
   ------------------------------------------------------------------

   CONTRIBUTION OF WIRESCO
   -----------------------
   ACCOUNT      DESCRIPTION                                                              DR             CR
   -------      -----------                                                              --             --
   123.1        INVESTMENT IN SUBSIDIARY COS - OPCO WIRESCO                           XXX,XXX

   201,208-211  COMMON STOCK - OTHER PAID IN CAPITAL                                                  XXX,XXX

                TO RECORD AEP'S CONTRIBUTION OF ITS INVESTMENT IN THE OHIO POWER
                WIRES COMPANY TO AEP'S REGULATED HOLDING COMPANY, CENTRAL AND
                SOUTH WEST CORPORATION.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-25
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF OHIO POWER COMPANY ASSETS (IN $ MILLIONS
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

E. TO BE RECORDED ON THE BOOKS OF AEP NON-REGULATED HOLDCO:
   --------------------------------------------------------

   CONTRIBUTION OF GENCO
   ---------------------
   ACCOUNT    DESCRIPTION                                                           DR             CR
   -------    ------------                                                          --             --
   123.1        INVESTMENT IN SUBSIDIARY COS - OPCO GENCO                         XXX,XXX

   201,208-211  COMMON STOCK - OTHER PAID IN CAPITAL                                               XXX,XXX

                TO RECORD AEP'S CONTRIBUTION OF ITS INVESTMENT IN THE OHIO POWER
                GENCO TO AEP'S NON-REGULATED HOLDCO.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-26
   FERC DOCKET NO. EC01 -__________                                  Page 1 of 2

   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF SOUTHWESTERN ELECTRIC POWER COMPANY ASSETS
   (IN $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO 13E RECORDED ON THE BOOKS OF SOUTHWESTERN ELECTRIC POWER COMPANY:
   --------------------------------------------------------------------

   CREATE TEXAS WIRESCO SUBSIDIARY
   -------------------------------
   ACCOUNT         DESCRIPTION                                           DR        CR
   -------         -----------                                           --        --
   108            ACCUM PROVISION FOR DEPRECIATION AND DEPL           278,417
   123.1&221-228  INV IN SUBS COS & LONG-TERM DEBT                    457,590
   228.3          ACCUM PROVISION FOR PENSIONS AND BENEFITS             1,012
   232            ACCOUNTS PAYABLE                                     59,713
   233            NOTES PAYABLE TO ASSOCIATED COMPANIES                 4,381
   234            ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES              7,098
   235            CUSTOMER DEPOSITS                                     6,648
   236            TAXES ACCRUED                                         6,887
   237            INTEREST ACCRUED                                      4,820
   241            TAX COLLECTIONS PAYABLE                                 712
   242            MISC CURRENT AND ACCRUED LIABILITIES                  2,986
   254            OTHER REGULATORY LIABILITIES                         19,016
   255            ACCUMULATED DEFERRED INVESTMENT TAX CREDITS          12,778
   257            UNAMORTIZED GAIN ON REACQUIRED DEBT                     151
   281-283        ACCUMULATED DEFERRED INCOME TAXES                   101,516

   101-106,114    UTILITY PLANT                                                  809,018
   107            CONSTRUCTION WORK IN PROGRESS                                   17,683
   121            NONUTILITY PROPERTY                                                113
   124            OTHER INVESTMENTS                                                  845
   131            CASH                                                               110
   132-134        SPECIAL DEPOSITS                                                   315
   135            WORKING FUND                                                        35
   142            CUSTOMER ACCOUNTS RECEIVABLE                                     2,314
   143            OTHER ACCOUNTS RECEIVABLE                                        1,022
   146            ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                              0
   154            PLANT MATERIALS AND OPERATING SUPPLIES                           2,427
   165            PREPAYMENTS                                                     13,768
   171            INTEREST AND DIVIDENDS RECEIVABLE                                   95
   172            RENTS RECEIVABLE                                                   109
   173            UNBILLED REVENUE                                                 1,186
   174            MISCELLANEOUS CURRENT AND ACCRUED ASSETS                             0
   181            UNAMORTIZED DEBT EXPENSE                                         1,326
   182.3          OTHER REGULATORY ASSETS                                         16,654
   184            CLEARING ACCOUNTS                                                  436
   186            MISCELLANEOUS DEFERRED DEBITS                                   20,237
   189            UNAMORTIZED LOSS ON REACQUIRED DEBT                             10,314
   190            ACCUMULATED DEFERRED INCOME TAXES                               11,981

                  TO RECORD THE CREATION OF A WIRESCO SUBSIDIARY OF SOUTHWESTERN
                  ELECTRIC POWER COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-26
   FERC DOCKET NO. EC01 -_____________                               Page 2 of 2
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF SOUTHWESTERN ELECTRIC POWER COMPANY ASSETS
   (IN $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO BE RECORDED ON THE BOOKS OF SOUTHWESTERN ELECTRIC POWER COMPANY:
   -------------------------------------------------------------------

   DIVIDEND TEXAS WIRESCO SUBSIDIARY TO CENTRAL AND SOUTH WEST CORPORATION
   -----------------------------------------------------------------------
   ACCOUNT    DESCRIPTION                                          DR          CR
   -------    -----------                                          --          --
   438        DIVIDENDS DECLARED - RET EARNINGS                  XXX,XXX

   238        DIVIDENDS DECLARED - LIABILITY                                 XXX,XXX

              TO RECORD THE DECLARATION OF A DIVIDEND FROM SOUTHWESTERN
              ELECTRIC POWER COMPANY TO CENTRAL AND SOUTH WEST CORPORATION FOR
              THE NET ASSETS OF THE SOUTHWESTERN ELECTRIC POWER COMPANY TEXAS
              WIRESCO SUBSIDIARY.

   TRANSFER TEXAS WIRESCO, INVESTMENT TO CENTRAL AND SOUTH WEST CORPORATION
   ------------------------------------------------------------------------
   ACCOUNT    DESCRIPTION                                          DR          CR
   -------    -----------                                          --          --
   238        DIVIDENDS DECLARED - LIABILITY                     XXX,XXX

   123.1      INVESTMENT IN SUBSIDIARY COS - SWEPCO TEXAS WIRESCO            XXX,XXX

              TO RECORD THE TRANSFER OF THE INVESTMENT OF SOUTHWESTERN
              ELECTRIC POWER COMPANY TEXAS WIRESCO TO CENTRAL AND SOUTH WEST
              CORPORATION TO SATISFY THE DIVIDEND  DECLARATION.

   CLOSE-DIVIDEND TO RETAINED EARNINGS
   -----------------------------------
   ACCOUNT    DESCRIPTION                                          DR          CR
   -------    -----------                                          --          --
   216        RETAINED EARNINGS                                  XXX,XXX

   438        DIVIDENDS DECLARED                                             XXX,XXX

              TO CLOSE THE DIVIDEND DECLARATION ON SOUTHWESTERN ELECTRIC
              POWER COMPANY TO RETAINED EARNINGS.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-27
   FERC DOCKET NO. EC01-_________                                    Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF SOUTHWESTERN ELECTRIC POWER COMPANY ASSETS
   (IN $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

B. TO BE RECORDED ON THE BOOKS OF SOUTHWESTERN ELECTRIC POWER
   ----------------------------------------------------------

   TEXAS WIRESCO:
   --------------
   CREATE TEXAS WIRESCO SUBSIDIARY
   -------------------------------
   ACCOUNT        DESCRIPTION                                                         DR          CR
   -------        -----------                                                         --          --
   101-106, 114   UTILITY PLANT                                                   809,018
   107            CONSTRUCTION WORK IN PROGRESS                                    17,683
   121            NONUTILITY PROPERTY                                                 113
   124            OTHER INVESTMENTS                                                   845
   131            CASH                                                                110
   132-134        SPECIAL DEPOSITS                                                    315
   135            WORKING FUND                                                         35
   142            CUSTOMER ACCOUNTS RECEIVABLE                                      2,314
   143            OTHER ACCOUNTS RECEIVABLE                                         1,022
   146            ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                               0
   154            PLANT MATERIALS AND OPERATING SUPPLIES                            2,427
   165            PREPAYMENTS                                                      13,768
   171            INTEREST AND DIVIDENDS RECEIVABLE                                    95
   172            RENTS RECEIVABLE                                                    109
   173            UNBILLED REVENUE                                                  1,186
   174            MISCELLANEOUS CURRENT AND ACCRUED ASSETS                              0
   181            UNAMORTIZED DEBT EXPENSE                                          1,326
   182.3          OTHER REGULATORY ASSETS                                          16,654
   184            CLEARING ACCOUNTS                                                   436
   186            MISCELLANEOUS DEFERRED DEBITS                                    20,237
   189            UNAMORTIZED LOSS ON REACQUIRED DEBT                              10,314
   190            ACCUMULATED DEFERRED INCOME TAXES                                11,981

   108            ACCUM PROVISION FOR DEPRECIATION AND DEPL                                      278,417
   201-226        COMMON STOCK/OTH PAID IN CAPITAL/LONG-TERM DEBT                                457,590
   228.3          ACCUM PROVISION FOR PENSIONS AND BENEFITS                                        1,012
   232            ACCOUNTS PAYABLE                                                                 5,978
   233            NOTES PAYABLE TO ASSOCIATED COMPANIES                                            4,381
   234            ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES                                         7,096
   235            CUSTOMER DEPOSITS                                                                6,648
   236            TAXES ACCRUED                                                                    6,887
   237            INTEREST ACCRUED                                                                 4,820
   241            TAX COLLECTIONS PAYABLE                                                            712
   242            MISC CURRENT AND ACCRUED LIABILITIES                                             2,986
   254            OTHER REGULATORY LIABILITIES                                                    19,016
   255            ACCUMULATED DEFERRED INVESTMENT TAX CREDITS                                     12,778
   257            UNAMORTIZED GAIN ON REACQUIRED DEBT                                                151
   281-283        ACCUMULATED DEFERRED INCOME TAXES                                              101,516

                  TO RECORD THE CREATION OF A TEXAS WIRESCO SUBSIDIARY OF SOUTHWESTERN
                  ELECTRIC POWER COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-28
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF SOUTHWESTERN ELECTRIC POWER COMPANY ASSETS
   (IN $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

C. TO BE RECORDED ON THE BOOKS OF CENTRAL AND SOUTH WEST CORPORATION:
   ------------------------------------------------------------------

   DIVIDEND OF TEXAS WIRESCO
   -------------------------
   ACCOUNT      DESCRIPTION                                                    DR             CR
   -------      -----------                                                    --             --
   171          DIVIDENDS RECEIVABLE -AFFILIATED                             XXX,XXX

   123.1        INVESTMENT IN SUBSIDIARY COS - SWEPCO                                       XXX,XXX

                TO RECORD A DIVIDEND RECEIVABLE FROM SOUTHWESTERN ELECTRIC POWER
                COMPANY EQUAL TO THE NET ASSETS OF THE SOUTHWESTERN ELECTRIC POWER
                COMPANY TEXAS WIRESCO SUBSIDIARY.

   INVESTMENT IN WIRESCO
   ----------------------
   ACCOUNT      DESCRIPTION                                                    DR             CR
   -------      -----------                                                    --             --
   123.1        INVESTMENT IN SUBSIDIARY COS - SWEPCO TEXAS WIRESCO          XXX,XXX

   171          DIVIDENDS RECEIVABLE                                                        XXX,XXX

                TO RECORD THE INVESTMENT IN SOUTHWESTERN ELECTRIC POWER TEXAS
                WIRESCO IN SETTLEMENT OF THE DIVIDEND PAYABLE FROM SOUTHWESTERN
                ELECTRIC POWER COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-29
   FERC DOCKET NO. EC01-________                                     Page 1 of 2
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF WEST TEXAS UTILITIES COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO BE RECORDED ON THE BOOKS OF WEST TEXAS UTILITIES COMPANY:
   ------------------------------------------------------------

   CREATE GENCO SUBSIDIARY
   -----------------------
   ACCOUNT       DESCRIPTION                                          DR          CR
   -------       -----------                                         ---         ---
   108           ACCUM PROVISION FOR DEPRECIATION AND DEPL         210,985
   123.1&221-228 INV IN SUBS COS & LONG-TERM DEBT                  150,669

   228.3         ACCUM PROVISION FOR PENSIONS AND BENEFITS           1,218
   232           ACCOUNTS PAYABLE                                   21,590
   233           NOTES PAYABLE TO ASSOCIATED COMPANIES              18,774
   234           ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES           20,218
   236           TAXES ACCRUED                                       6,718
   237           INTEREST ACCRUED                                    1,274
   241           TAX COLLECTION$ PAYABLE                               231
   242           MISC CURRENT AND ACCRUED LIABILITIES              157,789
   253           OTHER DEFERRED CREDITS                             20,800
   255           ACCUMULATED DEFERRED INVESTMENT TAX CREDITS         9,237
   257           UNAMORTIZED GAIN ON REACQUIRED DEBT                     9
   281-283       ACCUMULATED DEFERRED INCOME TAXES                  77,581

   101-108,114   UTILITY PLANT                                                 442,607
   107           CONSTRUCTION WORK IN PROGRESS                                  16,846
   121           NONUTILITY PROPERTY                                               310
   124           OTHER INVESTMENTS                                              20,944
   131           CASH                                                            1,352
   132-134       SPECIAL DEPOSITS                                                1,628
   135           WORKING FUND                                                        2
   142           CUSTOMER ACCOUNTS RECEIVABLE                                    5,116
   143           OTHER ACCOUNTS RECEIVABLE                                       1,550
   146           ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                        12,740
   151           FUEL STOCK                                                     12,104
   152           FUEL STOCK EXPENSES UNDISTRIBUTED                                  70
   154           PLANT MATERIALS AND OPERATING SUPPLIES                          6,546
   165           PREPAYMENTS                                                     7,205
   174           MISCELLANEOUS CURRENT AND ACCRUED ASSETS                      152,174
   181           UNAMORTIZED DEBT EXPENSE                                        1,110
   184           CLEARING ACCOUNTS                                                  69
   186           MISCELLANEOUS DEFERRED DEBITS                                      48
   190           ACCUMULATED DEFERRED INCOME TAXES                              12,525
   226           UNAMORTIZED PREMIUM ON LONG TERM DEBT                              47

                 TO RECORD THE CREATION OF A GENCO SUBSIDIARY OF WEST TEXAS
                 UTILITIES COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-29
   FERC DOCKET NO. EC01-_______________                              Page 2 of 2
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF WEST TEXAS UTILITIES COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

A. TO BE RECORDED ON THE BOOKS OF WEST TEXAS UTILITIES COMPANY:
   ------------------------------------------------------------

   DIVIDEND GENCO SUBSIDIARY TO CSW, INC
   -------------------------------------
   ACCOUNT      DESCRIPTION                                          DR            CR
   -------      -----------                                          --            --
   207-211     PAID-IN CAPITAL                                    XXX,XXX
   438         DIVIDENDS DECLARED - RET EARNINGS                  XXX,XXX

   238         DIVIDENDS DECLARED - LIABILITY                                   XXX,XXX

               TO RECORD THE DECLARATION OF A DIVIDEND FROM WEST TEXAS UTILITIES
               COMPANY TO THE CSW, INC. FOR THE NET ASSETS OF THE WEST TEXAS
               UTILITIES COMPANY GENCO SUBSIDIARY.

   TRANSFER GENCO INVESTMENT TO CSW, INC
   -------------------------------------
   ACCOUNT      DESCRIPTION                                          DR            CR
   -------      -----------                                          --            --
   238          DIVIDENDS DECLARED - LIABILITY                     XXX,XXX

   123.1        INVESTMENT IN SUBSIDIARY COS - WTU GENCO                        XXX,XXX

                TO RECORD THE TRANSFER OF THE INVESTMENT OF WEST TEXAS UTILITIES
                COMPANY IN GENCO TO CSW, INC. TO SATISFY THE DIVIDEND
                DECLARATION.

   CLOSE DIVIDEND TO RETAINED EARNINGS
   -----------------------------------
   ACCOUNT      DESCRIPTION                                          DR            CR
   -------      -----------                                          --            --
   216          RETAINED EARNINGS                                  XXX,XXX

   438          DIVIDENDS DECLARED                                              XXX,XXX

                TO CLOSE THE DIVIDEND DECLARATION ON WEST TEXAS UTILITIES COMPANY
                TO RETAINED EARNINGS.

    AMERICAN ELECTRIC POWER SERVICE CORPORATION                    Schedule H-30
    FERC DOCKET NO. EC01-_____________                               Page 1 of 1
    TRANSFER OF JURISDICTIONAL ASSETS

    SECTION 5, PART C
    JOURNAL ENTRIES

    TRANSFER OF WEST TEXAS UTILITIES COMPANY ASSETS (IN
    $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

AA. TO BE RECORDED ON THE BOOKS OF CENTRAL AND SOUTH WEST CORPORATION:
    ------------------------------------------------------------------

    DIVIDEND GENCO SUBSIDIARY TO AEP, INC
    -------------------------------------

    ACCOUNT       DESCRIPTION                                                            DR              CR
    -------       -----------                                                            --              --
    438           DIVIDENDS DECLARED - RET EARNINGS                                    XXX,XXX

    238           DIVIDENDS DECLARED - LIABILITY                                                       XXX,XXX

                  TO RECORD THE DECLARATION OF A DIVIDEND FROM CENTRAL AND SOUTH
                  WEST CORPORATION TO THE AEP CO., INC. FOR THE NET ASSETS OF THE
                  WEST TEXAS UTILITIES COMPANY GENCO SUBSIDIARY.

    TRANSFER GENCO INVESTMENT TO AEP, INC
    -------------------------------------
    ACCOUNT       DESCRIPTION                                                            DR              CR
    -------       -----------                                                            --              --
    238           DIVIDENDS DECLARED - LIABILITY                                       XXX,XXX

    123.1         INVESTMENT IN SUBSIDIARY COS - WTU GENCO                                              XXX,XXX

                  TO RECORD THE TRANSFER OF THE INVESTMENT OF CENTRAL AND SOUTH
                  WEST CORPORATION IN GENCO TO AEP, CO., INC. TO SATISFY THE
                  DIVIDEND DECLARATION.

    CLOSE DIVIDEND TO RETAINED EARNINGS
    -----------------------------------
    ACCOUNT       DESCRIPTION                                                            DR              CR
    -------       -----------                                                            --              --
    216           RETAINED EARNINGS                                                    XXX,XXX

    438           DIVIDENDS DECLARED                                                                    XXX,XXX

                  TO CLOSE THE DIVIDEND DECLARATION ON CENTRAL AND SOUTH WEST CORPORATION TO RETAINED EARNINGS.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-31
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF WEST TEXAS UTILITIES COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

B. TO BE RECORDED ON THE BOOKS OF WEST TEXAS UTILITIES GENCO:
   ----------------------------------------------------------

   CREATE GENCO SUBSIDIARY
   -----------------------
   ACCOUNT       DESCRIPTION                                                            DR            CR
   -------       -----------                                                            --            --
   101-106,114   UTILITY PLANT                                                        442,607
   107           CONSTRUCTION WORK IN PROGRESS                                         16,846
   121           NONUTILITY PROPERTY                                                      310
   124           OTHER INVESTMENTS                                                     20,944
   131           CASH                                                                   1,352
   132-134       SPECIAL DEPOSITS                                                       1,628
   135           WORKING FUND                                                               2
   142           CUSTOMER ACCOUNTS RECEIVABLE                                           5,116
   143           OTHER ACCOUNTS RECEIVABLE                                              1,550
   146           ACCOUNTS RECEIVABLE FROM ASSOCIATED COS                               12,740
   151           FUEL STOCK                                                            12,104
   152           FUEL STOCK EXPENSES UNDISTRIBUTED                                         70
   154           PLANT MATERIALS AND OPERATING SUPPLIES                                 6,646
   165           PREPAYMENTS                                                            7,205
   174           MISCELLANEOUS CURRENT AND ACCRUED ASSETS                             152,174
   181           UNAMORTIZED DEBT EXPENSE                                               1,110
   184           CLEARING ACCOUNTS                                                         69
   186           MISCELLANEOUS DEFERRED DEBITS                                             48
   190           ACCUMULATED DEFERRED INCOME TAXES                                     12,525
   226           UNAMORTIZED PREMIUM ON LONG TERM DEBT                                     47

   108           ACCUM PROVISION FOR DEPRECIATION AND DEPL                                           210,985
   201-226       COMMON STOCK/OTH PAID IN CAPITAL/LONG-TERM DEBT                                     150,669
   228.3         ACCUM PROVISION FOR PENSIONS AND BENEFITS                                             1,218
   232           ACCOUNTS PAYABLE                                                                     21,590
   233           NOTES PAYABLE TO ASSOCIATED COMPANIES                                                16,774
   234           ACCOUNTS PAYABLE TO ASSOCIATED COMPANIES                                             20,218
   236           TAXES ACCRUED                                                                         6,718
   237           INTEREST ACCRUED                                                                      1,274
   241           TAX COLLECTIONS PAYABLE                                                                 231
   242           MISC CURRENT AND ACCRUED LIABILITIES                                                157,789
   253           OTHER DEFERRED CREDITS                                                               20,800
   255           ACCUMULATED DEFERRED INVESTMENT TAX CREDITS                                           9,237
   257           UNAMORTIZED GAIN ON REACQUIRED DEBT                                                       9
   281-283       ACCUMULATED DEFERRED INCOME TAXES                                                    77,581

                 TO RECORD THE CREATION OF A GENCO SUBSIDIARY OF WEST TEXAS UTILITIES COMPANY.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-32
   FERC DOCKET NO. EC01-________                                     Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF WEST TEXAS UTILITIES COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

C. TO BE RECORDED ON THE BOOKS OF AEP COMPANY, INC:
   ------------------------------------------------
   DIVIDEND OF GENCO
   -----------------

   ACCOUNT      DESCRIPTION                                                             DR              CR
   -------      -----------                                                             --              --
   171         DIVIDENDS RECEIVABLE -AFFILIATED                                     XXX,XXX

   123.1       INVESTMENT IN SUB COS - CSW CORP                                                      XXX,XXX

               TO RECORD A DIVIDEND RECEIVABLE FROM CENTRAL AND
               SOUTH WEST CORPORATION EQUAL TO THE NET ASSETS OF
               THE WEST TEXAS UTILITIES COMPANY GENCO SUBSIDIARY.

   INVESTMENT IN GENCO
   -------------------
   ACCOUNT      DESCRIPTION                                                             DR              CR
   -------      -----------                                                             --              --
   123.1       INVESTMENT IN SUBSIDIARY COS - WTU GENCO                              XXX,XXX

   171         DIVIDENDS RECEIVABLE                                                                  XXX,XXX

               TO RECORD THE INVESTMENT IN WEST TEXAS UTILITIES GENCO IN
               SETTLEMENT OF THE DIVIDEND PAYABLE FROM CENTRAL AND SOUTH WEST
               CORPORATION.

   CONTRIBUTE GENCO TO NON-REGULATED HOLDCO
   ----------------------------------------
   ACCOUNT      DESCRIPTION                                                             DR              CR
   -------      -----------                                                             --              --
   123.1       INVESTMENT IN SUBSIDIARY COS - AEP NON-REG HOLDCO                     XXX,XXX

   123.1       INVESTMENT IN SUBSIDIARY COS - WTU GENCO                                              XXX,XXX

               TO RECORD CONTRIBUTION OF WEST TEXAS UTILITIES GENCO TO THE NON-REGULATED HOLDCO.

   AMERICAN ELECTRIC POWER SERVICE CORPORATION                     Schedule H-33
   FERC DOCKET NO. EC01-______________                               Page 1 of 1
   TRANSFER OF JURISDICTIONAL ASSETS

   SECTION 5, PART C
   JOURNAL ENTRIES

   TRANSFER OF WEST TEXAS UTILITIES COMPANY ASSETS (IN
   $ THOUSANDS BASED ON 12/31/2000 ESTIMATED AMOUNTS)

D. TO BE RECORDED ON THE BOOKS OF AEP NON-REGULATED HOLDCO:
   --------------------------------------------------------

   CONTRIBUTION OF GENCO
   ---------------------

   ACCOUNT      DESCRIPTION                                                             DR              CR
   -------      -----------                                                             --              --
   123.1        INVESTMENT IN SUBSIDIARY COS - WTU GENCO                              XXX,XXX

   201,208-211  COMMON STOCK - OTHER PAID IN CAPITAL                                                   XXX,XXX

                TO RECORD AEP'S CONTRIBUTION OF ITS INVESTMENT IN THE WEST TEXAS UTILITIES GENCO TO AEP'S NON-REGULATED HOLDCO.

                                    EXHIBIT I

                            DESCRIPTION OF TRANSFERS

         This Description of Transfers describes the transactions that will be carried out in order to accomplish the required separation of the generating assets and transmission and distribution assets of CPL, WTU, SWEPCO, OPCo and CSP to comply with the electric utility restructuring laws of Texas and Ohio and associated assignments of jurisdictional rate schedules. Generally, because such transactions involve asset transfers within the AEP registered electric holding company system, no agreements are necessary to accomplish such transactions other than counter-party consents to assignments.

         Such transactions will be accomplished upon receipt of all necessary regulatory approvals and any required counter-party consents as part of an overall plan of AEP to separate its regulated utility businesses from generating, power marketing and related businesses that are either unregulated or subject to light-handed regulation by the Federal Energy Regulatory Commission (FERC) from its regulated energy delivery (transmission and distribution) businesses. AEP has established or will establish several intermediate holding companies that will be used to reorganize its businesses in this manner.

         AEP will hold all of the common stock of three relevant first-tier subsidiaries: (1) Central and South West Corporation (CSW), which will be the holding company for AEP's regulated businesses, including vertically integrated electric utilities in states that continue to regulate electric utilities in the traditional manner and transmission and distribution (energy delivery) companies that result from the corporate separation of CPL, WTU, SWEPCO, OPCo and CSP; (2) AEP Retail Holdco, Inc., a first-tier AEP subsidiary that will be the holding company for AEP's competitive retail energy marketing businesses in Texas; and (3) AEP Enterprises, Inc., which, among other things, will be the holding company for AEP's unregulated or lightly regulated foreign and domestic power generation and marketing businesses, including the power generation companies that will result from the corporate separation of CPL, WTU, OPCo and CSP. AEP has established or will establish a second-tier holding company, AEP Wholesale Holding Company, Inc. (Wholesale Holdco), that will control the common stock of a third-tier holding company, AEP Domestic Generation Holding Company, Inc. (Domestic Genco), that will hold the common stock of the power generating companies that result from the corporate separation of CPL, WTU, OPCo and CSP. AEP Retail Holdco, Inc., AEP Enterprises, Inc., AEP Wholesale Holdco, Inc., AEP Domestic Generation Holding Company, Inc. and the other corporate names used in this Description of Transfers for affiliates of the existing AEP operating companies are all placeholder names, which are being used for descriptive convenience pending implementation of AEP's business reorganization plans.

A.I.     CORPORATE SEPARATION OF CPL

         To comply with the Texas electric restructuring law, by January 1, 2002 CPL will transfer title to its generating station assets to a newly formed wholly owned subsidiary, CPL Generation Company (CPL Genco), in exchange for 100% of the capital stock of such subsidiary. CPL will then contribute or dividend the shares of CPL Genco to its parent, CSW, which will in turn contribute or dividend the shares to its parent, AEP. AEP will contribute the CPL Genco shares to AEP Enterprises in exchange for a portion of AEP Enterprises' capital stock. AEP Enterprises will contribute the shares to Wholesale Holdco in exchange for a portion of Wholesale Holdco's capital stock, which in turn will contribute the shares to Domestic Genco in exchange for a portion of Domestic Genco's capital stock. The transfer by CPL of the shares of CPL Genco to CSW (and the contemplated subsequent Transfers) may be delayed until sometime after June 15, 2002 in order to avoid adverse tax consequences relating to intra-corporate transfers of assets following a merger.

         CPL Genco will form a wholly owned limited liability company (CPL General Partner LLC) which, in turn, will form a limited partnership (CPL Genco
LP) of which it will be the general partner. CPL Genco will transfer title to all of its generating assets to CPL Genco LP in exchange for all of the limited partnership interests of CPL Genco LP.

         CPL will continue to hold title to its transmission and distribution assets and will function as an EDC after corporate separation is complete. CSW will continue to own all of the common stock of CPL.

         CPL will also transfer certain regulatory assets to a newly formed subsidiary, CPL Securitization Company (Securico), in exchange for 100% of the capital stock of Securico. Securico will issue bonds that will be amortized directly from the cash flow resulting from transition charges collected by CPL EDC related to regulatory assets held by Securico. Bond proceeds will be distributed to CPL EDC, which will retire debt with a portion of such proceeds and dividend the remainder to CSW, which in turn will dividend such funds to AEP.

         AEP has established (as a wholly owned subsidiary of Retail Holdco) a Retail Electric Provider (CPL REP) that will offer retail electric service to "price to beat" customers formerly served by CPL.

A.II.    POWER SUPPLY AGREEMENTS

         Subject to obtaining regulatory approval and any necessary counter-party consents, CPL will assign to CPL Genco its existing wholesale power supply agreements. Once the corporate separation of CPL has occurred, CPL Genco, the unbundled generation company, will enter into a power supply agreement with PMA to sell capacity and energy from its generating facilities not needed to serve wholesale customers under the assigned contracts. CPL REP may enter into a contract with PMA for capacity and energy to serve Texas "price-to-beat" customers in CPL's service territory.

B.I.     CORPORATE SEPARATION OF WTC

         To comply with the Texas electric restructuring law, by January 1, 2002 WTU will transfer title to its generating station assets to a newly formed wholly owned subsidiary, WTU Generation Company (WTU Genco), in exchange for 100% of the capital stock of such subsidiary. WTU will then contribute or dividend the shares of WTU Genco to its parent, CSW, which will in turn contribute or dividend the shares to its parent, AEP. AEP will contribute the WTU Genco shares to AEP Enterprises in exchange for a portion of AEP Enterprises' capital stock. AEP Enterprises will contribute the shares to Wholesale Holdco in exchange for a portion of Wholesale Holdco's capital stock, which in turn will contribute the shares to Domestic Genco in exchange for a portion of Domestic Genco's capital stock. The transfer by CPL of the shares of CPL Genco to CSW (and the contemplated subsequent Transfers) may be delayed until sometime after June 15, 2002 in order to avoid adverse tax consequences relating to intra-corporate transfers of assets following a merger.

         WTU Genco, will form a wholly owned limited liability company (WTU General Partner LLC) which, in turn, will form a limited partnership (WTU Genco
LP) of which it will be the general partner. WTU Genco will transfer title to all of its generating assets to WTU Genco LP in exchange for all of the limited partnership interests of WTU Genco LP.

         WTC will continue to hold title to its transmission and distribution assets and will function as an EDC after corporate separation is complete. CSW will continue to hold the common stock of WTU.

         AEP has established (as a wholly owned subsidiary of Retail Holdco) a Retail Electric Provider (WTU REP) that will offer retail electric service to "price to beat" customers formerly served by WTU.

B.II.    POWER SUPPLY AGREEMENTS;

         Subject to obtaining regulatory approval and any necessary counter-party consents, WTU will assign to WTU Genco its existing wholesale power supply agreements. Once the corporate separation of WTU has occurred, WTU Genco, the unbundled generation company will enter into a power supply agreement with PMA to sell capacity and energy from its generating facilities not needed to serve wholesale customers under the assigned contracts. WTU REP may enter into a contract with PMA for capacity and energy to serve Texas "price to beat" customers in WTU's service territory.

C.I.     FORMATION OF SWEPCO EDC

         To comply with the Texas electric restructuring statute, by January 1, 2002 SWEPCO will transfer title to its transmission and distribution assets, including interconnection agreements with neighboring utility systems, located in Texas and related business operations to a newly formed wholly owned subsidiary, SWEPCO EDC, in exchange for 100% of the capital stock of such subsidiary and then contribute or dividend the shares of SWEPCO EDC to SWEPCO's parent, CSW. CSW will continue to hold all of the common stock of SWEPCO.

         SWEPCO will retain title to its transmission and distribution assets located in Louisiana and Arkansas and all of its generating plants. SWEPCO provides bundled retail electric service in Louisiana, which to date has not adopted a retail competition policy or legislation, and in Arkansas, where SWEPCO is not obligated to separate ownership of its generating assets from its transmission and distribution assets. SWEPCO will also retain its existing contracts with wholesale requirements customers.

         AEP has established (as a wholly owned subsidiary of Retail Holdco) a Retail Electric Provider (SWEPCO REP) that will offer retail electric service to Texas retail customers formerly served by SWEPCO.

C.II.    POWER SUPPLY AGREEMENTS

         Once the corporate separation of SWEPCO has occurred, SWEPCO, the integrated utility, will enter into power supply agreements with PMA. SWEPCO will make capacity and associated energy available to PMA under a Unit Power Sales Agreement that is being submitted for Commission review as part of the
Section 205 Filing. To enable SWEPCO or SWEPCO REP to continue to serve its wholesale requirements customers and its Texas retail customers having loads of 1 MW or more during the transition to full retail competition in SWEPCO's Texas service area PMA will sell back to SWEPCO under a second Unit Power Sales Agreement the capacity and associated energy needed for those purposes, which also is being submitted for Commission review as part of the Section 205 Filing. SWEPCO REP may enter into a contract with PMA to procure power and energy needed to serve Texas "price to beat" customers in SWEPCO's Texas service territory. If and when such an affiliate contract is developed, it will be filed with the Commission.

D.I.    CORPORATE SEPARATION OF OPCO

         OPCo will transfer its transmission and distribution assets, including interconnection agreements with neighboring utility systems, to a newly formed wholly owned subsidiary, OPCo Energy Deliver Company (OPCo EDC), in exchange for 100% of the capital stock of such subsidiary and then contribute or dividend the shares of OPCo EDC to its parent, AEP. AEP will contribute all of the capital stock of the OPCo EDC to CSW.

         OPCo will retain title to its generating station assets. AEP will contribute the common stock of OPCo, all of which AEP now owns, to AEP Enterprises in exchange for a portion of AEP Enterprises' capital stock. AEP Enterprises will contribute the OPCo stock to Wholesale Holdco in exchange for capital stock of Wholesale Holdco and Wholesale Holdco will contribute the shares to Domestic Genco in exchange for capital stock of Domestic Genco.

D.II.    POWER SUPPLY AGREEMENTS

         Once the corporate separation of OPCo has occurred, OPCo PGC (the unbundled generation company) will enter into a power supply agreement with PMA to sell capacity and energy from its generating facilities not needed to serve Buckeye Power, Inc. or its affiliate National Power Cooperative, Inc. OPCo EDC will enter into several power supply agreements with PMA to provide to OPCo EDC capacity and energy needed to provide default service to retail customers.

         A. DEFAULT SUPPLY AGREEMENT

         TERM: January 1, 2002 through December 31, 2005 or the end of the Ohio Market Development Period, whichever occurs sooner.

         BUYER: OPCo EDC

         SELLER: PMA

         GENERAL PURPOSE: To ensure a reliable supply of electric power for cost-based default retail electric service provided by the OPCo EDC to retail customers that do not choose alternate electric power suppliers during the Ohio Market Development Period.

         B. INTERRUPTIBLE POWER AGREEMENT

         TERM: January 1, 2002 through December 31, 2005 or the end of the Ohio Market Development Period, whichever occurs sooner.

         BUYER: OPCo EDC

         SELLER: PMA

         GENERAL PURPOSE: To ensure a reliable supply of wholesale power for cost-based default interruptible retail electric service provided by OPCo EDC to retail interruptible service customers that do not choose alternate electric power suppliers during the Ohio Market Development Period.

         C. CENTURY POWER AGREEMENT

         TERM: January 1, 2002 through July 31, 2003

         BUYER: OPCo EDC

         SELLER: PMA

         GENERAL PURPOSE: To ensure a supply of electric power for service by OPCo EDC to Century Aluminum, a retail customer of OPCo EDC, through July 31, 2003, OPCo EDC will enter into an Agreement to purchase wholesale power and related products from PMA.

 E.I.    CORPORATE SEPARATION OF CSP

         CSP will transfer its transmission and distribution assets, including interconnection agreements with neighboring utility systems, to a newly formed wholly owned subsidiary, CSP Energy Delivery Company (CSP EDC), in exchange for 100% of the capital stock of such subsidiary and then contribute or dividend the shares of CSP EDC to its parent, AEP. AEP will contribute all of the capital stock of the CSP EDC to CSW.

         CSP will retain title to its generation station assets. AEP will contribute the common stock of CSP, all of which AEP now owns, to AEP Enterprises in exchange for a portion of AEP

Enterprises' capital stock. AEP Enterprises will contribute the CSP stock to Wholesale Holdco in exchange for capital stock of Wholesale Holdco and Wholesale Holdco will contribute the shares to Domestic Genco in exchange for capital stock of Domestic Genco.

 E.II.   POWER SUPPLY AGREEMENTS

         Once the corporate separation of CSP has occurred, CSP (the unbundled generation company) will enter into a power supply agreement with PMA to sell capacity and energy from its generating facilities not needed to serve CSP's wholesale customers. CSP EDC will enter into several power supply agreements with PMA to provide to CSP EDC capacity and energy needed to provide default service to retail customers.

         A. DEFAULT SUPPLY AGREEMENT

         TERM: January 1, 2002 through December 31, 2005 or the end of the Ohio Market Development Period, whichever occurs sooner.

         BUYER: CSP EDC

         SELLER: PMA

         GENERAL PURPOSE: To ensure a reliable supply of electric power for cost-based default retail electric service provided by CSP EDC to retail customers that do not choose alternate electric power suppliers during the Ohio Market Development Period.

         B. INTERRUPTIBLE POWER AGREEMENT

         TERM: January 1, 2002 through December 31, 2005 or the end of the Ohio Market Development Period, whichever occurs sooner.

         BUYER: CSP EDC

         SELLER: PMA

         GENERAL PURPOSE: To ensure a reliable supply of wholesale power for cost-based default interruptible retail electric service provided by CSP EDC to retail interruptible customers that do not choose alternate electric power suppliers during the Ohio Market development period.

F.      OTHER TRANSFERS

         OPCo will assign to APCo the power sales agreement under which OPCo currently supplies its affiliate Wheeling Power Company its requirements for electricity needed to serve retail customers in West Virginia using the form of Assignment attached as Annex 1 to this Exhibit I. APCo will assign to OPCo PGC its Power Supply Agreement with the North Carolina Electric Membership Cooperative using the form of assignment attached as Annex 2 to this Exhibit I.

         I&M will assign its interests to generating capacity in Rockport Unit Nos. 1 and 2 owned by AEP Generating Company to PMA using the form of Assignment attached as Annex 3 to this Exhibit I.

         APCo, OPCo, CSP and I&M will assign to PMA their interests in the OVEC Agreement using the form of Assignment attached as Annex 4 to this Exhibit I.

         AEPSC will assign to PMA its contracts to serve the wholesale customers listed on Exhibit G using the form of Assignment attached as Annex 5 to this
Exhibit I, a form that will be also be used by CPL and WTU to assign their wholesale agreements to CPL PGC and WTU PGC, respectively.

                                                                       Exhibit I
                                                                         Annex 1
                                                                     Page 1 of 3

                          WHEELING ASSIGNMENT AGREEMENT

         THIS WHEELING ASSIGNMENT AGREEMENT ("Assignment Agreement") is made and entered into as of this _________________ day of ______________ by and between

The Ohio Power Company ("OPCo"), a corporation organized under the laws of the State of Ohio, and Appalachian Power Company ("APCo'), a corporation organized under the laws of the Commonwealth of Virginia (hereinafter referred to collectively as the "Parties" and individually as "Party"). Wheeling Electric Company ("Wheeling"), a corporation organized under the laws of the State of West Virginia, is also executing this Assignment Agreement to evidence its consent thereto.

                                   WITNESSETH

         WHEREAS, OPCo and Wheeling have entered into an Interconnection Agreement, dated as of February 24, 1949, as modified and supplemented through Supplement No. 21 ("Interconnection Agreement"), pursuant to which OPCo provides firm and curtailable power and associated energy, and back-up and maintenance service, in amounts as required by Wheeling;

         WHEREAS, OPCo desires to assign, transfer, and delegate to APCo and APCo is willing to accept assignment, transfer, and delegation from OPCo, of all of OPCo's rights, interests, duties, and obligations under the Interconnection Agreement, pursuant to the terms of this Assignment Agreement;

         WHEREAS, Article 17 of the Interconnection Agreement provides that the Interconnection Agreement may be assigned; and

         WHEREAS, Wheeling desires to give its consent to the assignment, transfer, and delegation of OPCO's rights, interests, duties, and obligations under the Interconnection Agreement to APCo.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

1. OPCo hereby assigns, transfers, and delegates to APCo all of OPCo's rights, interests, duties, and obligations under the Interconnection Agreement. Effective as of the date this Assignment Agreement is executed by the Parties, APCo agrees to assume all of the rights, interests, duties, and obligations under the Interconnection Agreement.

2. Each of the Parties warrants and represents that the execution and delivery of this Assignment Agreement has been duly authorized, and upon execution and delivery by such Party, shall be a valid and binding agreement, enforceable according to its terms.

3. This Assignment Agreement supersedes all previous representations, understandings, negotiations, and agreements, either written or oral, between the Parties or their representatives

                                                                       Exhibit I
                                                                         Annex 1
                                                                     Page 2 of 3

with respect to the subject matter hereof, and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

4. This Assignment Agreement is made subject to all existing and future applicable federal, state, and local laws and to all existing and future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Assignment Agreement.

5. The interpretation and performance of this Assignment Agreement shall be in accordance with the laws of the State of Ohio, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

6. The numbered paragraphs contained in this Assignment Agreement are solely for the convenience of the Parties and should not be used or relied upon in any manner in the construction or interpretation of this Assignment Agreement.

7. If any provision of this Assignment Agreement is found to be invalid, illegal, or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, such legislation or decree shall not impair, invalidate, or nullify the remainder of this Assignment Agreement, which shall remain in full force and effect. In such circumstances, the Parties agree to negotiate in good faith to replace such provision and restore the relative allocation of economic risks and benefits between the Parties as reflected herein.

8. This Assignment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Assignment Agreement as of the date set forth at the beginning of this Assignment Agreement.


THE OHIO POWER COMPANY

BY:____________________________


APPALACHIAN POWER COMPANY

BY:____________________________

                                                                       Exhibit I
                                                                         Annex 1
                                                                     Page 3 of 3

CONSENT BY WHEELING

         Wheeling is executing this Assignment Agreement to evidence its consent to the assignment, transfer, and delegation from OPCo to APCo of all of OPCo's rights, interests, duties, and obligations under the Interconnection Agreement, pursuant to the terms of this Assignment Agreement, effective as of the date set forth at the beginning of this Assignment Agreement, and that from and after such date OPCo shall be relieved of its obligations under the Interconnection Agreement, which shall be assumed by APCo.

WHEELING ELECTRIC COMPANY

BY:______________________________

                                                                       Exhibit I
                                                                         Annex 2
                                                                     Page 1 of 3

                           NCEMC ASSIGNMENT AGREEMENT

         THIS NCEMC ASSIGNMENT AGREEMENT ("Assignment Agreement") is made and entered into as of this ____________________ day of ________________ by and between The Ohio Power Company ("OPCo"), a corporation organized under the laws of the State of Ohio, and Appalachian Power Company ("APCo"), a corporation organized under the laws of the Commonwealth of Virginia (hereinafter referred to collectively as the "Parties" and individually as "Party"). North Carolina Electric Membership Corporation ("NCEMC"), a corporation organized under the laws of the State of North Carolina, also is executing this Assignment Agreement to evidence its consent thereto.

                                   WITNESSETH

         WHEREAS, APCo and NCEMC have entered into a Power Supply Agreement, dated as of August 22, 1994, as heretofore amended, modified and supplemented, pursuant to which APCo provides up to 205 MW of capacity and associated energy in amounts scheduled by NCEMC;

         WHEREAS, APCo desires to assign, transfer, and delegate to OPCo and OPCo is willing to accept assignment, transfer, and delegation from APCo of all of APCo's rights, interests, duties, and obligations under the Power Supply Agreement, pursuant to the terms of this Assignment Agreement;

         WHEREAS, Article 10 of the Power Supply Agreement provides that the Power Supply Agreement may be assigned; and

         WHEREAS, NCEMC desires to give its consent to the assignment, transfer, and delegation of APCo's rights, interests, duties, and obligations under the Power Supply Agreement to OPCo.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

1. APCo hereby assigns, transfers, and delegates to OPCo all of APCo's rights, interests, duties, and obligations under the Power Supply Agreement. Effective as of January 1, 2002, OPCo agrees to assume all of the rights, interests, duties, and obligations of APCo under the Power Supply Agreement.

2. Each of the Parties warrants and represents that the execution and delivery of this Assignment Agreement has been duly authorized, and upon execution and delivery by such Party, shall be a valid and binding agreement, enforceable according to its terms.

3. This Assignment Agreement supersedes all previous representations, understandings, negotiations, and agreements, either written or oral, between the Parties or their representatives

                                                                       Exhibit I
                                                                         Annex 2
                                                                     Page 2 of 3

with respect to the subject matter hereof, and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

4. This Assignment Agreement is made subject to all existing and future applicable federal, state, and local laws and to all existing and future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Assignment Agreement.

5. The interpretation and performance of this Assignment Agreement shall be in accordance with the laws of the State of Ohio, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

6. The numbered paragraphs contained in this Assignment Agreement are solely for the convenience of the Parties and should not be used or relied upon in any manner in the construction or interpretation of this Assignment Agreement.

7. If any provision of this Assignment Agreement is found to be invalid, illegal, or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, such legislation or decree shall not impair, invalidate, or nullify the remainder of this Assignment Agreement, which shall remain in full force and effect. In such circumstances, the Parties agree to negotiate in good faith to replace such provision and restore the relative allocation of economic risks and benefits between the Parties as reflected herein.

8. This Assignment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Assignment Agreement as of the date set forth at the beginning of this Assignment Agreement.


THE OHIO POWER COMPANY

BY:____________________________


APPALACHIAN POWER COMPANY

BY:____________________________

                                                                       Exhibit I
                                                                         Annex 2
                                                                     Page 3 of 3

CONSENT BY NCEMC

NCEMC is executing this Assignment Agreement to evidence its consent to the assignment, transfer, and delegation from APCo to OPCo of all of APCo's rights, interests, duties, and obligations under the Power Supply Agreement, pursuant to the terms of this Assignment Agreement, effective as of January 1, 2002, and that from and after such date APCo shall be relieved of its obligations under the Power Supply Agreement, which shall be assumed by OPCo.


NORTH CAROLINA ELECTRIC MEMBERSHIP CORPORATION

BY:______________________________

                                                                       Exhibit I
                                                                         Annex 3
                                                                     Page l of 3

          ASSIGNMENT OF RIGHT TO POWER AND ENERGY ASSOCIATED THEREWITH
                             FROM THE ROCKPORT PLANT

         THIS ASSIGNMENT AGREEMENT, is made and entered into as of this ______ day of ____________, 2001, by and between INDIANA MICHIGAN POWER COMPANY ("I&M") and POWER MARKETING AFFILIATE ("PMA"), and acknowledged by AEP GENERATING COMPANY ("AEG"),

                                   WITNESSETH

         WHEREAS, AEG and I&M, are both subsidiaries of American Electric Power Company, Inc., and own equal shares of the Rockport Steam Electric Generating Plant Units No. 1 and 2, which are each 1300 MW steam electric generating units located near the town of Rockport, Indiana (both generating units collectively referred to as the "Rockport Plant");

         WHEREAS, I&M entered into a Unit Power Agreement with AEG, dated March 31, 1982, wherein AEG agreed to make available to I&M all of the power (and energy associated therewith) available to AEG at the Rockport Plant;

         WHEREAS, I&M entered into a Unit Power Agreement with Virginia Electric Power Company ("VEPCO"), which has since terminated, whereby I&M assigned to VEPCO 455 MW, or 70%, from Rockport Unit No. 1 to which I&M was entitled from AEG under the Unit Power Agreement between I&M and AEG dated. March 31, 1982;

         WHEREAS, AEG, I&M and Kentucky Power Company ("KPCO") entered into an Assignment of Right to Power and Energy Associated Therewith from the Rockport Plant, dated August 1, 1984 and which will terminate on December 31, 2004, wherein I&M agreed to make available to KPCO 30% of its right, title and interest in and to the power (and energy associated therewith) from the Rockport Plant to which I&M was entitled from AEG under the Unit Power Agreement between I&M and AEG dated March 31, 1982;

         WHEREAS, I&M and KPCO entered into a Unit Power Agreement, dated August 1, 1984 and which will terminate on December 31, 2004, wherein KPCO agreed to pay the power bills that I&M would have paid for that 30% of AEG's share of the capacity of the Rockport Plant;

         WHEREAS, I&M desires to assign, transfer, and delegate to PMA and PMA is willing to accept assignment, transfer, and delegation from I&M the following assignment, transfer and delegation of I&M's rights, interests, duties, and obligations to the Rockport Plant under the Unit Power Agreements, pursuant to the terms of this Assignment Agreement;

                                                                       Exhibit I
                                                                         Annex 3
                                                                     Page 2 of 3

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

1.1 I&M assigns, transfers, and delegates to PMA and PMA is willing to accept the assignment, transfer and delegation from I&M:

         1.1.1 70% of its rights, interests, duties and obligations to the power (and energy associated therewith) from the Rockport Unit No. 1 to which I&M shall be entitled from AEG under the Unit Power Agreement between I&M and AEG dated March 31, 1982;

         1.1.2 As of January 1, 2005, 30% of its rights, interests, duties and obligations in and to the power (and energy associated therewith) from the Rockport Plant to which I&M shall be entitled from AEG under the Unit Power Agreement between I&M and AEG dated March 31, 1982;

1.2 PMA agrees to pay to AEG those amounts which I&M would have paid to AEG under the terms of the Unit Power Agreements, for PMA's entitlement in this agreement.

1.3 This agreement shall become effective as of the date this Assignment Agreement is executed by the Parties.

1.4 Subsequent to the effective date of this Assignment Agreement I&M shall be relieved of any responsibility for the obligations and duties under the Unit Power Agreement that are transferred herein to PMA and shall have no rights to the power (and energy associated therewith) available to AEG at Rockport Unit No. 1 that is assigned hereby.

2. The performance of the obligations of I&M and PMA hereunder shall be subject to the receipt and continued effectiveness of all necessary authorizations of governmental regulatory authorities. The parties shall use their best efforts to secure and maintain all such authorizations.

3. This Assignment Agreement is made subject to all existing and applicable federal, state, and local laws and to all existing and future duly promulgated orders or the duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Assignment Agreement.

4. The interpretation and performance of this Assignment Agreement shall be in accordance with the laws of the State of Michigan, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

                                                                       Exhibit I
                                                                         Annex 3
                                                                     Page 3 of 3

5. If any provision of this Assignment Agreement is found to be invalid, illegal, or unenforceable by reason of any existing or subsequently enacted legislation or by decree of court of competent jurisdiction, such legislation or decree shall not impair, invalidate, or nullify the remainder of this Assignment Agreement, which shall remain in full force and effect. In such circumstances, the Parties agree to negotiate in good faith to replace such provision and restore the relative allocation of economic risks and benefits between the Parties as reflected herein.

6. The agreements herein set forth have been made for the benefit of I&M and PMA and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

7. This Assignment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             INDIANA MICHIGAN POWER COMPANY


                                             By ________________________________


                                             POWER MARKETING AFFILIATE


                                             By ________________________________


The undersigned hereby acknowledges the above Assignment.

                                             AEP GENERATING COMPANY


                                             By ________________________________

                                                                       Exhibit I
                                                                         Annex 4
                                                                     Page 1 of 5

                  ASSIGNMENT OF INTER-COMPANY POWER AGREEMENTS

         Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, and Ohio Power Company (referred to collectively as the "AEP Operating Companies") hereby assign to Power Marketing Affiliate ("PMA") all of AEP Operating Companies' right, title and interest in and to the Inter-Company Power Agreement among Ohio Valley Electric Corporation ("OVEC"), Appalachian Power Company, The Cincinnati Gas & Electric Company, Columbus Southern Power Company, The Dayton Power and Light Company, Indiana Michigan Power Company, Kentucky Utilities Company, Louisville Gas and Electric Company, Monongahela Power Company, Ohio Edison Company, Pennsylvania Power Company, The Potomac Edison Company, Southern Indiana Gas and Electric Company, The Toledo Edison Company and West Penn, dated July 10, 1953, as amended from time to time (the "Agreement"), which sets forth the terms and conditions under which the Sponsoring Companies, as defined in the Agreement, are obligated to deliver supplemental energy to OVEC, or are entitled to receive surplus energy from OVEC, as the case may be.

         AEP Operating Companies acknowledge that the Agreement is a rate schedule on file with the Federal Energy Regulatory Commission ("FERC"), and that this Assignment shall be duly filed with FERC. AEP Operating Companies agree to pay PMA ten dollars ($10.00) in consideration for the assignment of the Agreement by AEP Operating Companies to PMA.

         AEP Operating Companies warrant that the Agreement is valid and enforceable, that it is in full force and effect and has not been breached by AEP Operating Companies and that there

                                                                       Exhibit I
                                                                         Annex 4
                                                                     Page 2 of 5

are no offsets or counter-claims against AEP Operating Companies by any party to the Agreement.

         PMA agrees to perform all of the obligations and duties of AEP Operating Companies under the Agreement. AEP Operating Companies, however, shall remain responsible for performance of any obligations that arise under the Agreement in the event PMA is for any reason unable to perform those obligations.

         Accepted and agreed to this ________ day of _______________, 2001.


                         APPALACHIAN POWER COMPANY



                         _________________________________
                         Name:
                         Title:



                         COLUMBUS SOUTHERN POWER COMPANY



                         _________________________________
                         Name:
                         Title:



                         INDIANA MICHIGAN POWER COMPANY



                         _________________________________
                         Name:
                         Title:

                                                                       Exhibit I
                                                                         Annex 4
                                                                     Page 3 of 5

                         OHIO POWER COMPANY



                         _________________________________
                         Name:
                         Title:



                         POWER MARKETING AFFILIATE



                         _________________________________
                         Name:
                         Title:

                                                                       Exhibit I
                                                                         Annex 4
                                                                     Page 4 of 5

                             CONSENT TO ASSIGNMENT

         The undersigned on behalf of the indicated principal consents to the attached assignment, in the form attached, from Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company or Ohio Power Company (referred to collectively as the "AEP Operating Companies") to Power Marketing Affiliate, in the form attached, of all AEP Operating Companies' right, title and interest in the inter-company power agreement among Ohio Valley Electric Corporation et al. dated July 10, 1953 as amended from time to time.


Appalachian Power Company               The Cincinnati Gas and Electric Company

By:______________________________       By:____________________________________



Ohio Valley Electric Corporation        Columbus Southern Power Company

By:______________________________       By:____________________________________



The Dayton Power and Light Company      Indiana Michigan Power Company

By:______________________________       By:____________________________________



Kentucky Utilities Company              Louisville Gas and Electric Company

By:______________________________       By:____________________________________



Monongahela Power Company               Ohio Edison Company

By:______________________________       By:____________________________________

                                                                       Exhibit I
                                                                         Annex 4
                                                                     Page 5 of 5

Pennsylvania Power Company                   The Potomac Edison Company

By:______________________________            By:_______________________________



Southern Indiana Gas and Electric Company    The Toledo Edison Company

By:______________________________            By:_______________________________



West Penn Power Company

By:______________________________

                                                                       Exhibit I
                                                                         Annex 5
                                                                     Page 1 of 3

                    ASSIGNMENT OF WHOLESALE SERVICE AGREEMENT

         THIS ASSIGNMENT AGREEMENT ("Assignment Agreement") is made and entered into as of this __________________ day of _____________ [YEAR] by and between [NAME OF SELLER UNDER SERVICE AGREEMENT TO BE ASSIGNED] ("Seller"), a corporation organized under the laws of the State of ______________ and Power Marketing Affiliate ("PMA"), a corporation organized under the laws of the State of ______________ (hereinafter referred to collectively as the "Parties" and individually as "Party"). [NAME OF WHOLESALE CUSTOMER UNDER SERVICE AGREEMENT TO BE ASSIGNED] ("Customer"), a corporation organized under the laws of the State of _________ also is executing this Assignment Agreement to evidence its consent thereto.

                                   WITNESSETH

         WHEREAS, Seller and Customer have entered into a [NAME OF AGREEMENT] ("ELECTRIC SERVICE AGREEMENT"), dated as of [DATE], as heretofore amended, modified and supplemented, pursuant to which Seller provides to Customer capacity and associated energy;

         WHEREAS, Seller desires to assign, transfer, and delegate to [ASSIGNEE] and [ASSIGNEE] is willing to accept assignment, transfer, and delegation from Seller of all of Seller's rights, interests, duties, and obligations under the Electric Service Agreement, pursuant to the terms of this Assignment Agreement;

         WHEREAS, the Electric Service Agreement provides that the Electric Service Agreement may be assigned; and

         WHEREAS, Customer desires to give its consent to the assignment, transfer, and delegation of Seller's rights, interests, duties, and obligations under the Electric Service Agreement to Assignee;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

1. Seller hereby assigns, transfers, and delegates to Assignee all of Seller's rights, interests, duties, and obligations under the Electric Service Agreement. Effective as of January 1, 2002, Assignee agrees to assume all of the rights, interests, duties, and obligations of Seller under the Electric Service Agreement.

2. Each of the Parties warrants and represents that the execution and delivery of this Assignment Agreement has been duly authorized, and upon execution and delivery by such Party, shall be a valid and binding agreement, enforceable according to its terms.

3. This Assignment Agreement supersedes all previous representations, understandings, negotiations, and agreements, either written or oral, between the Parties or their representatives with respect to the subject matter hereof, and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

                                                                       Exhibit I
                                                                         Annex 5
                                                                     Page 2 of 3

4. This Assignment Agreement is made subject to all existing and future applicable federal, state, and local laws and to all existing and future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Assignment Agreement.

5. The interpretation and performance of this Assignment Agreement shall be in accordance with the laws of the State of _____________ excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

6. The numbered paragraphs contained in this Assignment Agreement are solely for the convenience of the Parties and should not be used or relied upon in any manner in the construction or interpretation of this Assignment Agreement.

7. If any provision of this Assignment Agreement is found to be invalid, illegal, or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, such legislation or decree shall not impair, invalidate, or nullify the remainder of this Assignment Agreement, which shall remain in full force and effect. In such circumstances, the Parties agree to negotiate in good faith to replace such provision and restore the relative allocation of economic risks and benefits between the Parties as reflected herein.

8. This Assignment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Assignment Agreement as of the date set forth at the beginning of this Assignment Agreement.

[SELLER]

By:____________________________



[ASSIGNEE]

By:____________________________

                                                                       Exhibit I
                                                                         Annex 5
                                                                     Page 3 of 3

CONSENT BY [CUSTOMER]

Customer is executing this Assignment Agreement to evidence its consent to the assignment, transfer, and delegation from Seller to Customer of all of Seller's rights, interests, duties, and obligations under the Power Supply Agreement, pursuant to the terms of this Assignment Agreement, effective as of January 1, 2002, and that from and after such date Seller shall be relieved of its obligations under the Electric Service Agreement, which shall be assumed by Assignee.

[CUSTOMER]

By:___________________________

                                    EXHIBIT J

                     STATEMENT CONCERNING CONSISTENCY OF THE
                TRANSFERS WITH THE PUBLIC INTEREST; EFFECT OF THE
                 TRANSFERS ON COMPETITION, RATES AND REGULATION

         The Commission has applied its Merger Policy Statement(14) when evaluating similar asset transfers. The Transfers do not raise any issues under the Merger Policy Statement that should require a trial-type hearing or even lengthy or detailed review. In particular:

o The Transfers will not raise any market power issues because they are strictly internal in nature and will not result in any increase in concentration of the markets in which APCo, I&M, CSP, OPCo, KPCO, CPL, WTU or SWEPCO, or any other AEP affiliate, participates, or in the control by the AEP System of transmission facilities.

o The Transfers will not have any material adverse effect on the rates paid by the wholesale customers of APCo, I&M, CSP, OPCo, KPCO, CPL, WTU and SWEPCO.

o The Transfers will not unreasonably impair effective federal or state regulation of CSP, OPCo, CPL, WTU and SWEPCO, or any of their affiliates that are subject to utility regulation.

         The proposed Transfers and corporate separation plans of CSP, OPCo, CPL, WTU and SWEPCO are similar to restructurings the Commission has authorized for other public utilities that have reorganized the ownership of their utility assets in order to comply with state restructuring laws. FIRST ENERGY CORP., 94 FERC Paragraph 61,179 (2001); PUBLIC SERVICE COMPANY OF NEW MEXICO, 93 FERC Paragraph 61,213 (2000); COMMONWEALTH EDISON COMPANY, 93 FERC Paragraph 61,020
(2000); CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, ET AL., 89 FERC Paragraph 62,125 (1999); ILLINOIS POWER COMPANY, ET AL., 88 FERC Paragraph 62,229 (1999); NIAGARA MOHAWK POWER CORPORATION, 89 FERC Paragraph 61,124 (1999); and JERSEY CENTRAL POWER & LIGHT COMPANY, 87 FERC Paragraph 61,104 (1999).

----------
(14) INQUIRY CONCERNING THE COMMISSION'S MERGER POLICY UNDER THE FEDERAL POWER ACT: POLICY STATEMENT, ORDER NO. 592, III FERC Stats. & Regs. Paragraph 31,044 (1996) (codified at 18 C.F.R.ss. 2.26) (hereinafter, the "Merger Policy Statement").

         A. THE TRANSFERS WILL NOT ADVERSELY AFFECT COMPETITION

         Neither the Transfers of the generating assets of CPL and WTU to subsidiaries of Domestic Genco nor the assignment to PMA of the interests of APCo, OPCo, CSP and I&M in the OVEC Agreement and the Rockport Agreement will result in any change in ultimate control of such assets. Such generating assets and contract rights to other power supply resources will be controlled by AEP both before and after the Transfers. Accordingly, market concentration data and market shares will remain as they were before the Transfers and will improve when a substantial part of CPL's generating fleet is divested to new owners in 2002.

         The AEP operating companies are committed to participation in RTOs. CSP EDC and OPCo EDC will participate in the Alliance RTO, which the Commission has approved in most respects, and will thereby carry out the commitments made by AEP in connection with its merger with CSW in Docket No. EC98-40-000 to join a Commission-approved RTO by December 15, 2001. SWEPCO and PSO have been leaders in the development of the SPP RTO, and are committed to the establishment of a Commission-approved RTO. PSO and SWEPCO support the participation of SPP transmission owners in a larger RTO, as the Commission has recommended. CPL EDC and WTU EDC will operate under the supervision of the ERCOT independent transmission organization approved by the PUCT. These RTO commitments of the AEP operating companies will ensure the availability of non-discriminatory access to transmission facilities and related ancillary services in accordance with the access policies enunciated by the Commission in Order No. 2000.

         B. THE TRANSFERS WILL NOT IMPAIR EFFECTIVE REGULATION

         The Transfers cannot impair effective regulation because the new affiliates of CSP, OPCo, CPL, WTU and SWEPCO that take title to jurisdictional facilities by means of the Transfers will be subject to regulation by this Commission after the Transfers except with respect to intrastate sales of electricity in ERCOT. The Applicants are already members of a registered public utility holding company system and in connection with the AEP/CSW merger committed to this Commission's review of affiliate dealings. AMERICAN ELECTRIC POWER COMPANY, INC. AND CENTRAL AND SOUTHWEST CORPORATION, 85 FERC Paragraph 61,201 at 61,821-22 (1998). Consequently, the Transfers do not present OHIO POWER concerns.

         After the corporate separation is completed, OPCo PGC, CSP PGC, CPL PGC and WTU PGC will no longer be subject to rate regulation by state regulatory commissions; however, this is the necessary result of implementing the electric utility regulatory laws of Ohio and Texas. Also, after corporate separation, intrastate sales made by CPL PGC, WTU PGC and PMA to purchasers in ERCOT will not be subject to regulation by the Commission. TXU TRADING COMPANY, 91 FERC Paragraph 61, 242 (2000) ("sales for re-sale within ERCOT are governed by Texas LAW"); DESTEC POWER SERVICES, INC., 72 FERC Paragraph 61,277 (1995). Again, this is the result of a state policy to establish a competitive wholesale power market that is subject to safeguards that are consistent with the standards employed by the Commission in establishing market-based rates. Under Section
39.154 OF S.B. 7, no PGC operating in ERCOT may own or control more than 20 percent of the installed generating capacity located in, or capable of delivering electricity to, ERCOT. In addition, under Section 39.153 OF S.B. 7, at least 60 days before the start of retail choice in Texas, CPL and WTU (as well as SWEPCO) must auction off entitlements to at least 15 percent of their installed generation. Such entitlements must continue in effect for at least five years after the start of retail competition in ERCOT, or in the case of CPL PGC until it completes its planned divestiture of generating units in 2002. Under Sections 39.155, 39.156 and 39.157 of S.B. 7, the PUCT has been given broad authority to monitor and address market power problems that may develop after the start of retail choice.

         Applicants' EDC affiliates will continue to be subject to regulation of electric delivery and default power supply services by the PUCT and the PUCO and regulation of interstate transmission services by the Commission. Further, the Applicants' corporate separation plans have been reviewed and approved by state utility regulators in Texas and Ohio (see Exhibit L).

         C. THE TRANSFERS WILL NOT ADVERSELY AFFECT RATES

         The rates at which the Applicants now provide wholesale requirements services are set forth in the power supply agreements and related tariffs that will be assigned and transferred. The wholesale requirements contracts that AEPSC will assign to PMA are not subject to fuel adjustment clauses and the Transfers will not affect the rates stated in such agreements, which are not subject to unilateral change. OPCo PGC, CSP PGC and SWEPCO will retain their existing wholesale requirements contracts with unaffiliated purchasers. Although such contracts do not entitle the purchasers to have their requirements supplied from particular power supply resources, customers served under such contracts will generally continue to be served from the same power supply resources that are currently used to serve them and, hence, such customers will not be materially adversely affected by the Transfers.(15) The existing wholesale requirements of CPL and WTU will be assigned to CPL PGC and WTU PGC, respectively, resulting in such customers continuing to be served from the same generation that is currently used to

----------

(15) SEE ATLANTIC CITY ELECTRIC CO., 90 FERC Paragraph 61,268 at 61,899 (2000) (holding that a customer had "no contractual right to receive service from specific generating resources ... nor does the contract prevent the acquisition or sale of facilities[.]"); PUBLIC SERVICE ELECTRIC AND GAS CO., 88 FERC Paragraph 61,299 at 61,917 (1999) (rejecting intervenor's arguments that it had a right to service from specific generating resources and therefore the contract should not be assigned to an affiliate power marketer and explaining that the agreement did not specify generating resources or a specific price); NEW YORK STATE ELECTRIC & GAS CORP., ORDER DENYING REH'G., 86 FERC Paragraph 61,284 at 62,023 (1999) (rejecting intervenor's arguments that the sale of a low cost generating unit would impermissibly increase rates and holding that such arguments should be raised in a Section 206 complaint alleging that rates are no longer just and reasonable); JERSEY CENTRAL POWER &.LIGHT CO., 87 FERC Paragraph 61,014 (1999).

serve them even though such customers have no rights to be served from particular power supply resources. CPL and WTU make full and partial requirements wholesale power sales to the cooperative and municipal customers listed on Exhibit F. Such sales are generally made at stated base rates, which are subject to adjustment pursuant to a fuel adjustment clause that is consistent with Section 35.14 of the Commission's regulations. The rates applicable to such sales are subject to unilateral rate change filings made pursuant to Section 205 of the Federal Power Act, except in the case of WTU's full requirements sales to customers served under WTU's Wholesale Power Choice Tariff, WTU FERC Electric Tariff No. 9, which are made at stated base rates that are fixed until December 31, 2007, WTU's-full requirements sales to the City of Hearne, Texas, WTU FERC Rate Schedule No. 25, which are made at base customer, demand and energy rates that are fixed until March 31, 2003 and WTU's partial requirements sale to Brazos Electric Power Cooperative, Inc., which is made at base customer, demand and energy rates that are fixed through December 31, 2002, when that sale will end.

         With the exception of North Carolina Electric Membership Corporation (NCEMC), all wholesale requirements customers of the AEP operating companies listed on Exhibit F are hereby offered an "open season" to contract with other power suppliers for service beginning no later than January 1, 2003, by giving 180 days' prior written notice to terminate their existing contracts. NCEMC's contract with APCo, which continues in effect through 2010, contains fixed demand charges that were back-end loaded. An open season enables customers, if they so choose, to avoid any increased costs incurred by their suppliers as the result of the Transfers.(16) If NCEMC were permitted to abandon the contract now, it would receive a windfall from having paid demand charges from the beginning of the contract term in 1996 until the present that were

----------

(16) NEW YORK STATE ELECTRIC & GAS CORP., 86 FERC Paragraph 61,284 at 62,023
     (1999).

substantially less than the agreed upon demand-related revenue requirement. Because the demand charges are fixed by contract, they will not be affected by APCo's assigning the NCEMC contract to OPCo.

         CPL and WTU hereby offer to freeze through the earlier of the termination dates of such contracts, or december 31, 2004, the base rates set forth in those of their existing wholesale requirements contracts listed in Exhibit F that they will assign to CPL PGC or WTU PGC that are subject to unilateral rate change filings.

         Rates for transmission services and rates for generation-based ancillary services will also be unaffected by the Transfers. CPL EDC and WTU EDC will continue to provide new transmission service in accordance with the transmission pricing and access rules of the PUCT as memorialized in open access transmission tariffs filed with this Commission consistent with PUCT transmission policies and ERCOT Protocols. SWEPCO EDC will provide new transmission service under the open access transmission tariff of the Southwest Power Pool (or its successor in function) and will continue existing transactions under the AEP open access transmission tariff (OATT).(17) CSP EDC and OPCo EDC will provide new transmission service under the open access transmission tariff of the Alliance RTO, and will continue existing transactions under the AEP OATT. Generation-based ancillary services will be available from the ERCOT ISO, the Southwest Power Pool or other RTO in which SWEPCO EDC, SWEPCO and PSO participate, and the Alliance RTO, as the case may be, and the generation controlled by Domestic Genco will be subject to redispatch orders of the Alliance RTO, the SPP RTO (or its

----------
(17) At a time closer to completion of the Transfers, AEPSC will file changes in the AEP OATT to reflect changes in the ownership of the transmission facilities that will occur as the result of the Transfers.

successor in function) and the ERCOT ISO, as the case may be, in order to clear transmission constraints.

         Retail rates in Texas are frozen until January 1, 2002. On and after January 1, 2002, all Texas retail customers now served by CPL, WTU and SWEPCO will have choice in their retail providers, except for certain large retail customers whose contracts have terms that extend beyond January 1, 2002. The rates at which CPL REP, WTU REP and SWEPCO REP may furnish retail electric service to residential and small commercial customers on and after that date will be limited to a "price to beat" set by the PUCT, which will be approximately 6% lower than the frozen retail rates now in effect. The rates Ohio retail residential customers will pay for power supply costs have been reduced by five percent, and retail rates in Ohio will be frozen for all retail customers for the first five years of retail competition, unless the PUCO finds that effective competition for one or more customer classes is in place before the end of the five-year period.

                                    EXHIBIT K

                                      MAPS

         Attached hereto are system maps for CPL, WTU, SWEPCO, CSP, and OPCo that show the location of their respective generating stations and high voltage transmission lines.

                                 [MAPS OMITTED]

                                    EXHIBIT L

                                REGULATORY ORDERS

         The SEC must approve the Transfers under the 1935 Act. The Nuclear Regulatory Commission must approve the transfer of the operating licenses for CPL's interest in the South Texas Project Nuclear Generating Station. SWEPCO must obtain authority from the Louisiana Public Service Commission to transfer its transmission assets to SWEPCO EDC. The PUCT has already approved the Transfers to be made by CPL, WTU and SWEPCO, and the PUCO has already approved the Transfers to be made by CSP and OPCo. Copies of the orders of the PUCO and the PUCT, together with the stipulations that underlie such orders, are attached.

                                  ATTACHMENT 1

             RESTATED AND AMENDED AEP-EAST INTERCONNECTION AGREEMENT

                                                            Original Sheet No. 1

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------






                 RESTATED AND AMENDED INTERCONNECTION AGREEMENT






                           APPALACHIAN POWER COMPANY,
                             KENTUCKY POWER COMPANY,
                         INDIANA MICHIGAN POWER COMPANY



                                       AND



                   AMERICAN ELECTRIC POWER SERVICE CORPORATION

                                    AS AGENT

                            EFFECTIVE JANUARY 1, 2002






--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 2

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

                 RESTATED AND AMENDED INTERCONNECTION AGREEMENT

               THIS RESTATED AND AMENDED INTERCONNECTION AGREEMENT

is made and entered into as of this _ day________________, of 2001, by and among Appalachian Power Company ("APC"), Kentucky Power Company ("KPC"), Indiana Michigan Power Company ("I&M") and American Electric Power Service Corporation (as defined below, "AEPSC") as agent to the other parties (as defined below, "Agent"). Ohio Power Company ("OPC") and Columbus Southern Power Company ("CSP") are executing this Agreement solely for the purposes of Section 13.7.

         WHEREAS, APC, KPC, I&M, OPC, and CSP (collectively the "Utility Signatories") own and operate interconnected electric generation, transmission and distribution facilities with which they are engaged in the business of generating, transmitting and selling electric power and energy to the general public and to other electric utilities;

         WHEREAS, the Utility Signatories and the Agent coordinate the planning, construction, operation and maintenance of the Utility Signatories' electric supply facilities on an integrated basis pursuant to an Interconnection Agreement dated July 6, 1951, as subsequently modified and supplemented (the "AEP Interconnection Agreement");

         WHEREAS, the Utility Signatories' electric facilities are now and have been for many years interconnected through their respective transmission facilities and transmission facilities of third parties at a number of points (hereby designated and hereinafter called "Interconnection Points");

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 3

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

         WHEREAS, OPC and CSP are required under Ohio law to separate the ownership of their power supply assets and operations from their energy delivery assets and obligations by January 1, 2002;

         WHEREAS, on and after January 1, 2002, OPC and CSP will no longer have public utility obligations to Ohio retail customers and the power supply assets formerly owned by OPC and CSP will be operated in an unregulated Ohio competitive power supply market while APC, KPC and I&M will continue to have public utility obligations to retail customers in Tennessee, Virginia, West Virginia, Kentucky, Indiana, and Michigan;

         WHEREAS, APC, KPC, and I&M believe that they can continue to achieve efficiencies and economic benefits through the coordinated planning and operation of their respective power supply resources;

         WHEREAS, the Utility Signatories and the Agent wish to amend and restate the existing AEP Interconnection Agreement, in accordance with the terms hereof, in order to (a) remove OPC and CSP as parties and (b) provide for the dispatch on an integrated basis of the power supply assets of APC, KPC and I&M and to provide for internal energy transactions among APC, KPC and I&M on a basis that fosters economic operations and can accommodate implementation of future deregulation initiatives;

         WHEREAS, the achievement of the foregoing will be facilitated by the performance of certain services by an agent;

         WHEREAS, AEPSC is the service company affiliate of APC, KPC and I&M and as such performs a variety of services on their behalf in accordance with applicable rules and

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 4

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

regulations of the Securities and Exchange Commission promulgated under the Public Utility Holding Company Act of 1935; and

         WHEREAS, AEPSC is willing to serve as Agent to APC, KPC and I&M under this Agreement with respect to generation-related activities.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 AEP INTERCONNECTION AGREEMENT has the meaning set forth in the second recital clause.

         1.2 AEPSC means American Electric Power Service Corporation, a wholly-owned subsidiary of American Electric Power Company, Inc. and a service company affiliate of APC, KPC and I&M.

         1.3 AGENT means the Parties' designated representative for the purposes specified in Article V and elsewhere in this Agreement. The Agent will be AEPSC.

         1.4 AGREEMENT means this Restated and Amended Operating Agreement, including all Service Schedules and attachments hereto, as it may be amended from time to time.

         1.5 APC means Appalachian Power Company.

         1.6 CSP means Columbus Southern Power Company.

         1.7 DECREMENTAL COST means the costs avoided by an Operating Company solely by reason of its purchase of an incremental amount of energy from another Operating Company, including but not limited to costs for fuel, reactive power, labor, operation, maintenance, start-up, fuel handling, taxes, emission allowances, and transmission and ancillary

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 5

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

service charges and losses. Such costs may also include costs that otherwise would have been paid for energy to third parties if such costs would have been less than the Operating Company's own cost of generating the same amount of energy or such purchases would have been required to serve load requirements.

         1.8 FERC means the Federal Energy Regulatory Commission or any successor agency having jurisdiction over this Agreement.

         1.9 I&M means Indiana Michigan Power Company.

         1.10 INCREMENTAL COST means any costs incurred by an Operating Company solely by reason of its provision of an incremental amount of energy to supply to another Operating Company, including but not limited to costs for fuel, reactive power, labor, operation, maintenance, start-up, fuel handling, taxes, emission allowances, and transmission and ancillary service charges and losses, and charges for any power and energy purchased that is reasonably allocated by the Agent to such supply, and other expenses incurred that would not have been incurred if the supply had not been provided to the other Operating Company.

         1.11 INDUSTRY STANDARDS means those principles, guides, criteria, standards, and practices referred to in Article XI.

         1.12 INTERCONNECTION POINTS shall have the meaning set forth in the fourth recital clause.

         1.13 KPC means Kentucky Power Company.

         1.14 OFF-SYSTEM SALES means all sales of power and energy to customers of the Operating Companies other than Retail Customers, Wholesale Requirements Customers, and affiliates of American Electric Power Company, Inc.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 6

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

         1.15 OFF-SYSTEM PURCHASES means purchases from a third party of capacity and/or energy to reduce power supply costs, to provide reliability of supply for the Operating Companies, or to engage in Off-System Sales.

         1.16 OPC means Ohio Power Company.

         1.17 OPERATING COMMITTEE means the administrative body established pursuant to Article V1 for the purposes therein specified.

         1.18 OPERATING COMPANIES means APC, KPC and I&M, collectively.

         1.19 OPERATING COMPANY means APC, KPC or I&M, individually.

         1.20 PARTY or PARTIES means one or more of the following, individually or collectively, as the context warrants: APC, KPC, I&M, and Agent.

         1.21 RETAIL CUSTOMER for purposes of this Agreement means a retail power customer on whose behalf an Operating Company has undertaken an obligation to obtain power supply resources so as to supply electricity to reliably meet the electric need of such customer, either directly or through affiliates having retail load obligations.

         1.22 SERVICE SCHEDULES means the Service Schedules attached to this Agreement and those that later may be agreed to by the Parties and accepted for filing by FERC, as they may be amended from time to time.

         1.23 SYSTEM EMERGENCY means a condition which, if not promptly corrected, threatens to cause imminent harm to persons or property, including the equipment of a Party or a third party, or threatens the reliability of electric service provided by an Operating Company to Retail Customers or Wholesale Requirements Customers.

         1.24 UTILITY SIGNATORIES has the meaning set forth in the first recital clause.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 7

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

         1.25 WHOLESALE REQUIREMENTS CUSTOMER means a customer whose loads are served from an Operating Company's transmission system and that such Operating Company has undertaken, by contract, to serve with respect to such customer's partial or full requirements at cost-based rates and to acquire power supply resources and other resources necessary to meet such requirements.

                                   ARTICLE 11

                                TERM OF AGREEMENT

         2.1      TERM; WITHDRAWAL

                  Subject to FERC approval or acceptance for filing, this Agreement shall take effect on January 1, 2002, and shall continue in full force and effect until terminated: (a) by mutual agreement; (b) upon twelve (12) months' written notice by one Party to each of the other Parties; or (c) if one of the Operating Companies has withdrawn as a Party in accordance with the immediately following sentence, as of the date that either of the remaining Operating Companies no longer has Retail Customers other than default service customers that an Operating Company serves as a provider of last resort in a state whose regulatory policy requires competition in retail power supply. An Operating Company may, upon twelve (12) months' written notice to the other Parties, withdraw as a Party to this Agreement if under state law it will no longer have Retail Customers other than default service customers that such Operating Company serves as a provider of last resort in a state whose regulatory policy requires competition in retail power supply. An Operating Company that serves Retail Customers in more than one state may, upon twelve
(12) months' written notice to the other Parties, terminate the applicability of this Agreement to its operations in any such state if under state law it will no longer have Retail Customers in such state, other than default service customers that such

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 8

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

Operating Company serves as the provider of last resort in light of such state's policy requiring competition in retail power supply.

         2.2      PERIODIC REVIEW

                  This Agreement will be reviewed periodically by the Operating Committee to determine whether revisions are necessary or appropriate.

                                   ARTICLE III

                                   OBJECTIVES

         3.1      PURPOSE

                  The purpose of this Agreement is to provide a contractual basis for coordinating the planning, operation, and maintenance of the power supply resources of the Operating Companies to achieve economies and efficiencies consistent with the provision of reliable electric service and an equitable sharing of the benefits and costs of such coordinated arrangements.

                                   ARTICLE IV

                   SCOPE AND RELATIONSHIP TO OTHER AGREEMENTS

                                  AND SERVICES

         4.1      SCOPE

                  The transactions governed by this Agreement are subject to, and may be limited from time to time by, applicable state and federal laws, and the regulations, rules, and orders of applicable regulatory agencies regarding the purchase and sale of energy and/or capacity among affiliates. This Agreement is not intended to preclude the Parties from entering into other arrangements between or among themselves or with third parties.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 9

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

         4.2      TRANSMISSION

                  This Agreement is intended to apply to the coordination of the power supply resources of, and loads served by, the Operating Companies. It is not intended to apply to the coordination of transmission facilities owned or operated by the Operating Companies.

                                    ARTICLE V

                                      AGENT

         5.1      AGENT'S FUNCTIONS

                  Subject to the direction of the Operating Committee, Agent agrees to:

         (a) evaluate and make recommendations concerning power supply resources additions to be installed or acquired to meet the load requirements of the Operating Companies or to make Off-System Sales;

         (b) coordinate the operation and maintenance of the Operating Companies' power supply resources;

         (c) coordinate the economic dispatch of power supply resources for the Operating Companies;

         (d) conduct Off-System Purchases and Off-System Sales on behalf of the Operating Companies;

         (e) prepare and deliver to the Parties all bills and billing information relating to transactions pursuant to this Agreement;

         (f) acquire and coordinate transmission and ancillary services from affiliated and non-affiliated transmission providers for use with respect to transactions between or among Operating Companies under this Agreement, Off-System Purchases and Off-System Sales;

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 10

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

         (g) reassign transmission services obtained for wholesale merchant purposes on behalf of any Operating Company;

         (h) coordinate the Operating Companies' procurement of fuel and transportation services; and

         (i) perform such other activities and duties as may be assigned from time to time by the Operating Committee.

         5.2      APPOINTMENT AND ACCEPTANCE OF AUTHORITY; DELEGATION OF DUTIES

                  5.2(A)   APPOINTMENT OF AGENT

                  As of January 1, 2002, the Operating Companies delegate to AEPSC as the Agent and AEPSC, as the Agent, hereby accepts responsibility and authority for the duties listed in Section 5.1 and elsewhere in this Agreement. Except as herein expressly established otherwise, the Agent shall perform each of those duties in consultation with the Operating Committee.

                  5.2(B)   DELEGATION OF DUTIES

                  With the prior written consent of the other Parties, AEPSC may assign all or a part of its responsibilities under this Agreement to another entity.

                                   ARTICLE VI

                            COMPOSITION AND DUTIES OF

                             THE OPERATING COMMITTEE

         6.1      OPERATING COMMITTEE

                  The Operating Committee is the administrative body created to administer this Agreement and shall consist of four (4) members. One member shall be a representative of APC, one member shall be a representative of KPC, one member shall be a representative of I&M, and the fourth member shall be a representative of the Agent. With respect to all duties and

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 11

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

decisions, the Operating Committee will take such action as reasonably necessary to permit each of the Operating Companies to fulfill its reliability obligations.

         6.2      MEETING DATES

                  The Operating Committee shall hold meetings at such times, means, and places as the members shall determine from time to time. Minutes of each Operating Committee meeting shall be prepared and maintained.

         6.3      DECISIONS

                  All decisions of the Operating Committee shall be by a majority vote of the members present or voting by proxy at the meeting at which the vote is taken. As necessary, recommendations will be made to the President of each Operating Company, the Chief Executive Officer of American Electric Power Company, Inc., or such other officer(s) or directors as may be appropriate.

         6.4      DUTIES

                  The Operating Committee shall have the following duties, unless such duties are otherwise assigned by a vote of the Operating Committee to the Agent, in which case the Agent shall perform such duties. The Operating Committee will be responsible for:

         (a) overseeing deployment of the power supply resources of the Operating Companies;

         (b) reviewing and making recommendations concerning the proportional sharing of costs and benefits under this Agreement among the Operating Companies;

         (c) administering this Agreement and recommending any amendments hereto, including such amendments that are proposed in response to a change in regulatory requirements applicable to one or more of the Operating Companies;

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 12

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

         (d) reviewing and, if necessary, amending the duties and responsibilities of the Agent; and

         (e) ensuring coordination for other matters not specifically provided for herein that the Operating Committee considers necessary to the reliable and economic use of the Operating Companies' power supply resources.

                                   ARTICLE VII

                       COORDINATED PLANNING AND OPERATIONS

         7.1      COORDINATED SYSTEM PLANNING

                  The Agent, under the direction of the Operating Committee, will, on an annual basis, or more frequently if circumstances dictate, assess the adequacy of the power supply resources of the Operating Companies from the perspective of each Operating Company and the Operating Companies collectively, taking into account reserve requirements, state integrated resource plans, as applicable, each Operating Company's load forecast, changing regulatory structures and requirements and all other criteria applicable by law or regulation to each Operating Company, and make a recommendation whether to acquire additional power supply resources for the benefit of such Operating Company. In making this evaluation, the Agent will assess whether economies and efficiencies may be achieved by selecting common power supply resources for more than one Operating Company, subject to regulatory, transmission, economic, and operational constraints. The Agent will determine also whether an Operating Company's resource needs could be met by the sale of capacity on a temporary basis pursuant to Section 7.3 or through purchase from a non-affiliated utility.

                  Based on the Agent's evaluation, the Operating Committee will decide whether or not to add power supply resources for the benefit of more than one Operating Company. If it

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 13

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

decides to add such resources, the costs associated with such power supply resources will be allocated to the Operating Companies in proportion to their need for such power supply resources.

                  Similarly, the Agent, under the direction of the Operating Committee, will, on an annual basis, or more frequently if circumstances dictate, assess whether an Operating Company has power supply resources in excess of its needs (short-term or long-term) that should be made available to the other Operating Companies or third parties. Notwithstanding any of the foregoing, the actual addition or disposition of power supply resources will be conditioned on compliance with all applicable state and other regulatory requirements; in no event will the Operating Committee or Agent acquire, assign, reassign, or dispose of power supply resources for an Operating Company in contravention of such requirements.

         7.2      COORDINATED SYSTEM DISPATCH

                  It is the intent of the Operating Companies to dispatch their combined power supply resources on a coordinated basis in real time to minimize total power supply costs for the Operating Companies.

         7.3      CAPACITY SALES

                  Whenever any Operating Company has surplus capacity and any other Operating Company has insufficient capacity, the Agent shall evaluate the feasibility of a capacity transaction between the Operating Companies. Such evaluation shall take into account the availability of transmission capacity, state resource procurement policies, and alternative opportunities for sales and purchases. The terms of any such transaction shall be set out in separate agreements or Service Schedules, which shall be subject to any necessary FERC approval. Notwithstanding the foregoing, an Operating Company will not enter into an

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 14

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

agreement to purchase capacity from another Operating Company if, at the time of agreement, the purchaser could acquire like amounts of capacity from a third party at lower cost.

         7.4      ENERGY SALES

                  An Operating Company will make energy available from its power supply resources to another Operating Company for the purposes and to the extent provided by this Agreement.

         7.5      EMERGENCY RESPONSE

                  In the event of a System Emergency, no adverse distinction shall be made between the customers of any of the Operating Companies. Each Operating Company shall, when so instructed by the Agent, make its power supply resources available in response to a System Emergency. Notwithstanding the foregoing, it is understood that transmission constraints may limit the ability of one Operating Company to respond to a System Emergency of another Operating Company.

                                  ARTICLE VIII

                        ASSIGNMENT OF COSTS AND BENEFITS

                            OF COORDINATED OPERATIONS

         8.1      SERVICE SCHEDULES

                  The costs and revenues associated with coordinated operations as described in Article VII shall be distributed in the manner provided from time to time in the Service Schedules. It is understood and agreed that all such Service Schedules are intended to establish an equitable sharing of costs and/or benefits among the Parties, and that circumstances may, from time to time, require a reassessment of the relative benefits and burdens of this Agreement, or of the methods used to apportion benefits and burdens or of the Service Schedules. Upon a

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 15

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

recommendation of the Operating Committee and agreement among the Parties, any of the Service Schedules may be amended as of any date agreed to by the Parties, subject to receipt of any necessary regulatory authorizations.

                                   ARTICLE IX

                               BILLING PROCEDURES

         9.1      RECORDS

                  The Agent shall maintain such records as may be necessary to determine the assignment of costs and benefits of coordinated operations pursuant to this Agreement. Such records shall be made available to the Parties upon request.

         9.2      MONTHLY STATEMENTS

                  As promptly as practicable after the end of each calendar month, the Agent shall prepare a statement setting forth the monthly summary of costs and revenues allocated or assigned to the Parties in sufficient detail as may be needed for settlements under the provisions of this Agreement. As required, the Agent may provide such statements on an estimated basis and then adjust those statements for actual results.

         9.3      BILLINGS AND PAYMENTS

                  The Agent shall handle all billing between the Operating Companies and other entities with which they engage in Off-System Purchases and Off-System Sales pursuant to this Agreement. Payments among the Parties shall be made by remittance of the net amount billed or by making appropriate accounting entries on the books of the Parties.

         9.4      TAXES

                  Should any federal, state, or local tax, surcharge or similar assessment, in addition to those that may now exist, be levied upon the electric capacity, energy, or services to be

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 16

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

provided in connection with this Agreement, or upon the provider of service as measured by the electric capacity, energy, or services, or the revenue therefrom, such additional amount shall be included in the net billing described in Section 9.3.

                                    ARTICLE X

                                  FORCE MAJEURE

         10.1     EVENTS EXCUSING PERFORMANCE

                  No Party shall be liable to another Party for or on account of any loss, damage, injury, or expense resulting from or arising out of a delay or failure to perform, either in whole or in part, any of the agreements, covenants, or obligations made by or imposed upon the Parties by this Agreement, by reason of or through strike, work stoppage of labor, failure of contractors or suppliers of materials (including fuel), failure of equipment, environmental restrictions, riot, fire, flood, ice, invasion, civil war, commotion, insurrection, military or usurped power, order of any court or regulatory agency granted in any BONA FIDE legal proceedings or action, or of any civil or military authority either DE FACTO or DE JURE, explosion, Act of God or the public enemies, or any other cause reasonably beyond its control and not attributable to its neglect. A Party experiencing such a delay or failure to perform shall use due diligence to remove the cause or causes thereof; however, no Party shall be required to add to, modify or upgrade any facilities, or to settle a strike or labor dispute except when, according to its own best judgment, such action is advisable.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 17

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

                                   ARTICLE XI

                               INDUSTRY STANDARDS

         11.1     ADHERENCE TO RELIABILITY CRITERIA

                  The Parties agree to conform to all applicable national and regional electric reliability council principles, guides, criteria, and standards and industry standard practices (collectively, "Industry Standards") as they affect the implementation of this Agreement.

                                   ARTICLE XII

                                 DELIVERY POINTS

         12.1     DELIVERY POINTS

                  All electric energy delivered under this Agreement shall be of the character commonly known as three-phase sixty-cycle energy, and shall be delivered at the various Interconnection Points where the transmission systems of the Operating Companies are interconnected, either directly or through transmission facilities of third parties, at the nominal unregulated voltage designated for such points, and at such other points and voltages as may be determined and agreed upon by the Operating Companies.

                                  ARTICLE XIII

                                     GENERAL

         13.1     NO THIRD PARTY BENEFICIARIES

                  This Agreement does not create rights of any character whatsoever in favor of any person, corporation, association, entity or power supplier, other than the Parties, and the obligations herein assumed by the Parties are solely for the use and benefit of the Parties. Nothing in this

                  Agreement shall be construed as permitting or vesting, or attempting to permit or vest, in any person, corporation, association, entity or power supplier, other than the Parties, any

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 18

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

rights hereunder or in any of the resources or facilities owned or controlled by the Parties or the use thereof.

         13.2     WAIVERS

                  Any waiver at any time by a Party of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right.

         13.3     SUCCESSORS AND ASSIGNS

                  This Agreement shall inure to the benefit of and be binding upon the Parties only, and their respective successors and assigns, and shall not be assignable by any Party without the written consent of the other Parties except to a successor in the operation of its properties by reason of a reorganization to comply with state or federal restructuring requirements, or a merger, consolidation, sale or foreclosure whereby substantially all such properties are acquired by or merged with those of such a successor.

         13.4     LIABILITY AND INDEMNIFICATION

                  Subject to any applicable state or federal law that may specifically restrict limitations on liability, each Party shall release, indemnify, and hold harmless the other Parties, their directors, officers and employees from and against any and all liability for loss, damage or expense alleged to arise from, or be incidental to, injury to persons and/or damage to property in connection with its facilities or the production or transmission of electric energy by or through such facilities, or related to performance or non-performance of this Agreement, including any negligence arising hereunder. In no event shall any Party be liable to another Party for any

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 19

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

indirect, special, incidental, or consequential damages with respect to any claim arising out of this Agreement.

         13.5     SECTION HEADINGS

                  The descriptive headings of the Articles and Sections of this Agreement are used for convenience only, and shall not modify or restrict any of the terms and provisions thereof.

         13.6     NOTICE

                  Any notice or demand for performance required or permitted under any of the provisions of this Agreement shall be deemed to have been given on the date such notice, in writing, is deposited in the U.S. mail, postage prepaid, certified or registered mail, addressed to the Parties at the addresses specified below:

                  Appalachian Power Company
                  1 Riverside Plaza
                  Columbus, Ohio 43215

                  Kentucky Power Company
                  1 Riverside Plaza
                  Columbus, Ohio 43215

                  Indiana Michigan Power Company
                  1 Riverside Plaza
                  Columbus, Ohio 43215

                  AGENT
                  1 Riverside Plaza
                  Columbus, Ohio 43215

or in such other form or to such other address as the Parties may stipulate.

         13.7     EFFECT ON OTHER AGREEMENTS

                  This Agreement supersedes and replaces the AEP Interconnection Agreement, effective as of the date this Agreement is made effective as set out in Section 2.1. In light of the reorganization of OPC and CSP in accordance with state law, OPC and CSP withdrew as parties to the AEP

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 20

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

Interconnection Agreement as of midnight December 31, 2001 and are not parties to this Agreement.

                                   ARTICLE XIV

                               REGULATORY APPROVAL

         14.1     REGULATORY AUTHORIZATION

                  This Agreement is subject to and conditioned upon its approval or acceptance for filing without material condition or modification by the FERC. In the event that this Agreement is not so approved or accepted for filing in its entirety without modification, or the FERC subsequently modifies this Agreement upon complaint or upon its own initiative, any Party may, irrespective of the notice provisions in Section 2.1, terminate this Agreement or the AEP Interconnection Agreement by giving thirty (30) days' advance written notice to the other Parties.

         14.2     CHANGES

                  It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify, or supplement this Agreement, including the Service Schedules and any other attachments that may be made a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties and subject to approval or acceptance for filing by the FERC.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 21

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested by their duly authorized officers on the day and year first above written.

APPALACHIAN POWER COMPANY

By: ____________________________________

Title: _________________________________


KENTUCKY POWER COMPANY

By: ____________________________________

Title: _________________________________


INDIANA MICHIGAN POWER COMPANY

By: ____________________________________

Title: _________________________________


AMERICAN ELECTRIC POWER SERVICE CORPORATION

By: ____________________________________

Title: _________________________________


                  The undersigned are executing this Agreement solely for the purpose of Section 13.7 hereof.


OHIO POWER COMPANY

By: ____________________________________

Title: _________________________________

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 22

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

COLUMBUS SOUTHERN POWER COMPANY

By: ____________________________________

Title: _________________________________






--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 23

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

                               SERVICE SCHEDULE A

                                  ENERGY SALES

A1 - DURATION This Service Schedule A shall become effective and binding when the Agreement of which it is a part becomes effective, and shall continue in full force and effect throughout the duration of the Agreement unless terminated or suspended.

A2 - AVAILABILITY OF SERVICE This Service Schedule A governs sales of energy made pursuant to Section 7.4 of the Agreement, which are sales of energy not associated with sales of capacity.

A3 - ENERGY TRANSFER PRICES A purchasing Operating Company ("Purchaser") shall pay a selling Operating Company ("Seller") the following amount for energy purchased under this Schedule A ("Transfer Price"):_

     (1) The Seller's Incremental Costs plus

     (2) One-half the difference between:

         (a) the Purchaser's Decremental Costs; and

         (b) the Seller's Incremental Costs.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 24

First Revised Appalachian Power Company Rate Schedule No. FPC No. 20 First Revised Kentucky Power Company Rate Schedule No. FPC No. 11
First Revised Indiana Michigan Power Company Rate Schedule No. FPC No. 17

--------------------------------------------------------------------------------

                               SERVICE SCHEDULE B

                    OFF-SYSTEM SALES AND OFF-SYSTEM PURCHASES

B1 - DURATION This Service Schedule B shall become effective and binding when the Agreement of which it is a part becomes effective, and shall continue in full force and effect throughout the duration of the Agreement unless terminated or suspended.

B2 - APPLICABILITY Agent shall undertake Off-System Sales and Off-System Purchases on behalf of the Operating Companies. Where Agent undertakes these activities, revenues and expenses shall be allocated or arranged in accordance with this Service Schedule B.

B3 - ALLOCATION OF SYSTEM PURCHASES AND SALES

         A. Off-System Purchases. Any expenses for an Off-System Purchase during an hour shall be distributed to the Operating Company(ies) receiving energy from the purchase to cover an energy deficiency during the hour. Any remaining expenses for an Off-System Purchase during such hour shall be distributed to the Operating Companies in proportion to the megawatt-hours of energy that would have been provided from the respective Operating Companies' other power supply resources that were displaced during such hour.

         B. Off-System Sales. Any revenues from Off-System Sales in an hour shall first be applied to reimburse the Incremental Costs of the Operating Companies that contributed to the sales in such hour. Net revenues remaining after such reimbursement shall be distributed to the Operating Companies in proportion to each Operating Company's generation for sales (including economy energy sales) less the amount of energy such Operating Company purchased from the other Operating Companies in such hour pursuant to Section 7.4 of this Agreement and Schedule A (but not less than zero).

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                  ATTACHMENT 2

                RESTATED AND AMENDED AEP-WEST OPERATING AGREEMENT

                                                            Original Sheet No. 1
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346














                    RESTATED AND AMENDED OPERATING AGREEMENT






                       PUBLIC SERVICE COMPANY OF OKLAHOMA,
                      SOUTHWESTERN ELECTRIC POWER COMPANY,

                                       AND

                   AMERICAN ELECTRIC POWER SERVICE CORPORATION

                                    AS AGENT

                            EFFECTIVE JANUARY 1, 2002






















Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 2
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346

         RESTATED AND AMENDED OPERATING AGREEMENT

         THIS RESTATED AND AMENDED OPERATING AGREEMENT is made and entered into as of this __ day of _______________, 2001, by and among Public Service Company of Oklahoma ("PSO"), Southwestern Electric Power Company ("SWEPCO") and American Electric Power Service Corporation ("AEPSC") as agent to the other parties ("Agent").

         WHEREAS, PSO and SWEPCO own and operate interconnected electric generation, transmission, and distribution facilities with which they are engaged in the business of generating, transmitting, and selling electric power and energy to the general public and to other electric utilities;

         WHEREAS, PSO and SWEPCO are parties to the Restated and Amended Operating Agreement among Central Power and Light Company (CPL), PSO, SWEPCO, West Texas Utilities Company (WTU) and Central and South West Services, Inc.
(CSWS) dated January 1, 1997;

         WHEREAS, CSWS has been merged into AEPSC as of June 15, 2001 and CPL and WTU are required under Texas law to separate the ownership of their power supply assets and operations from their energy delivery assets and operations by January 1, 2002;

         WHEREAS, on and after January 1, 2002, CPL and WTU will no longer have public utility obligations to Texas retail customers and the power supply assets formerly owned by CPL and WTU will be operated in an unregulated Texas competitive power supply market while PSO and SWEPCO will continue to have public utility obligations to retail customers in Oklahoma, Arkansas and Louisiana;


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 3
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346

         WHEREAS, PSO, and SWEPCO believe that they can continue to achieve efficiencies and economic benefits through the coordinated planning and operation of their respective power supply resources;

         WHEREAS, the achievement of the foregoing will be facilitated by the performance of certain services by an agent; and

         WHEREAS, AEPSC is the service company affiliate of PSO and SWEPCO and as such performs a variety of services on their behalf in accordance with applicable rules and regulations of the Securities and Exchange Commission promulgated under the Public Utility Holding Company Act of 1935; and

         WHEREAS, AEPSC is willing to serve as Agent to PSO and SWEPCO under this Agreement with respect to generation-related activities; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 AEPSC means American Electric Power Service Corporation, a wholly owned subsidiary of American Electric Power Company, Inc. and a service company affiliate of PSO and SWEPCO.

         1.2 AGENT means the Parties' designated representative for the purposes specified in Article V and elsewhere in this Agreement. The Agent will be AEPSC.

         1.3 AGREEMENT means this Restated and Amended Operating Agreement, including all Service Schedules and attachments hereto, as it may be amended from time to time.

         1.4 DECREMENTAL COST means the costs avoided by an Operating Company solely by reason of its purchase of an incremental amount of energy from another Operating


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 4
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


Company, including but not limited to costs for fuel, reactive power, labor, operation, maintenance, start-up, fuel handling, taxes, emission allowances, and transmission and ancillary service charges and losses. Such costs may also include costs that otherwise would have been paid for energy to third parties if such costs would have been less than the Operating Company's own cost of generating the same amount of energy or such purchases would have been required to serve load requirements.

         1.5 FERC means the Federal Energy Regulatory Commission or any successor agency having jurisdiction over this Agreement.

         1.6 INCREMENTAL COST means any costs incurred by an Operating Company solely by reason of its provision of an incremental amount of energy to supply to the other Operating Company, including but not limited to costs for fuel, reactive power, labor, operation, maintenance, start-up, fuel handling, taxes, emission allowances, and transmission and ancillary service charges and losses, and charges for any power and energy purchased that is reasonably allocated by the Agent to such supply, and other expenses incurred that would not have been incurred if the supply had not been provided to the other Operating Company.

         1.7 INDUSTRY STANDARDS means those principles, guides, criteria, standards, and practices referred to in Article XI.

         1.8 OFF-SYSTEM SALES means all sales of power and energy to customers of the Operating Companies other than Retail Customers, Wholesale Requirements Customers, and affiliates of American Electric Power Company, Inc.

         1.9 OFF-SYSTEM PURCHASES means purchases from a third party of capacity and/or energy to reduce power supply costs, to provide reliability of supply for the Operating Companies or to engage in Off-System Sales.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 5
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


         1.10 OPERATING COMMITTEE means the administrative body established pursuant to Article VI for the purposes therein specified.

         1.11     OPERATING COMPANIES means PSO and SWEPCO.

         1.12     OPERATING COMPANY means either PSO or SWEPCO.

         1.13 PARTY OR PARTIES means one or more of the following, individually or collectively, as the context warrants: PSO, SWEPCO, and Agent.

         1.14     PSO means Public Service Company of Oklahoma.

         1.15 RETAIL CUSTOMER for purposes of this Agreement means a retail power customer on whose behalf an Operating Company has undertaken an obligation to obtain power supply resources so as to supply electricity to reliably meet the electric need of such customer, either directly or through affiliates having retail load obligations.

         1.16 SERVICE SCHEDULES means the Service Schedules attached to this Agreement and those that later may be agreed to by the Parties and accepted for filing by FERC, as they may be amended from time to time.

         1.17     SWEPCO means Southwestern Electric Power Company.

         1.18 SYSTEM EMERGENCY means a condition which, if not promptly corrected, threatens to cause imminent harm to persons or property, including the equipment of a Party or a third party, or threatens the reliability of electric service provided by an Operating Company to Retail Customers or Wholesale Requirements Customers.

         1.19 WHOLESALE REQUIREMENTS CUSTOMER means a customer whose loads are served from an Operating Company's transmission system and that such Operating Company has undertaken, by contract, to serve with respect to such customer's partial or full requirements at


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 6
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


cost-based rates and to acquire power supply resources and other resources necessary to meet such requirements.

                                   ARTICLE II

                                TERM OF AGREEMENT

         2.1      TERM

                  Subject to FERC approval or acceptance for filing, this Agreement shall take effect on January 1, 2002, and shall continue in full force and effect until terminated: (a) by mutual agreement; (b) as of the date that either Operating Company no longer has Retail Customers other than default service customers that an Operating Company serves as the provider of last resort in a state whose regulatory policy requires competition in retail power supply; or (c) upon twelve (12) months' written notice by one Party to each of the other Parties. An Operating Company that serves Retail Customers in more than one state may, upon written notice to the other Parties, terminate the applicability of this Agreement to its operations in any such state when it no longer has Retail Customers in such state, other than default service customers that such Operating Company serves as the provider of last resort in light of such state's regulatory policy requiring competition in retail power supply.

         2.2      PERIODIC REVIEW

                  This Agreement will be reviewed periodically by the Operating Committee to determine whether revisions are necessary or appropriate.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 7
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


                                   ARTICLE III

                                   OBJECTIVES

         3.1      PURPOSE

                  The purpose of this Agreement is to provide a contractual basis for coordinating the planning, operation, and maintenance of the power supply resources of the Operating Companies to achieve economies and efficiencies consistent with the provision of reliable electric service and an equitable sharing of the benefits and costs of such coordinated arrangements.

                                   ARTICLE IV

                   SCOPE AND RELATIONSHIP TO OTHER AGREEMENTS
                                  AND SERVICES

         4.1      SCOPE

                  The transactions governed by this Agreement are subject to, and may be limited from time to time by, applicable state and federal laws, and the regulations, rules, and orders of applicable regulatory agencies regarding the purchase and sale of energy and/or capacity among affiliates. This Agreement is not intended to preclude the Parties from entering into other arrangements between or among themselves or with third parties.

         4.2      TRANSMISSION

                  This Agreement is intended to apply to the coordination of the power supply resources of, and loads served by, the Operating Companies. It is not intended to apply to the coordination of transmission facilities owned or operated by the Operating Companies.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 8
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346

                                    ARTICLE V

                                      AGENT

         5.1      AGENT'S FUNCTIONS

                  Subject to the direction of the Operating Committee, Agent agrees to:

         (a) evaluate and make recommendations concerning power supply resources additions to be installed or acquired to meet the load requirements of the Operating Companies or to make Off-System Sales;

         (b) coordinate the operation and maintenance of the Operating Companies' power supply resources;

         (c) coordinate the economic dispatch of power supply resources for the Operating Companies;

         (d) conduct Off-System Purchases and Off-System Sales on behalf of the Operating Companies;

         (e) prepare and deliver to the Parties all bills and billing information relating to transactions pursuant to this Agreement;

         (f) acquire and coordinate transmission and ancillary services from affiliated and non-affiliated transmission providers for use with respect to transactions between or among Operating Companies under this Agreement, Off-System Purchases and Off-System Sales;

         (g) reassign transmission services obtained for wholesale merchant purposes on behalf of any Operating Company;

         (h) coordinate the Operating Companies' procurement of fuel and fuel transportation services; and


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                            Original Sheet No. 9
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


         (i) perform such other activities and duties as may be assigned from time to time by the Operating Committee.

         5.2      APPOINTMENT AND ACCEPTANCE OF AUTHORITY; DELEGATION OF DUTIES

                  5.2(A)   APPOINTMENT OF AGENT

                  As of January 1, 2002, the Operating Companies delegate to AEPSC as the Agent and AEPSC, as the Agent, hereby accepts responsibility and authority for the duties listed in Section 5.1 and elsewhere in this Agreement. Except as herein expressly established otherwise, the Agent shall perform each of those duties in consultation with the Operating Committee.

                  5.2(B)   DELEGATION OF DUTIES

                  With the prior written consent of the other Parties, AEPSC may assign all or a part of its responsibilities under this Agreement to another entity.

                                   ARTICLE VI

                            COMPOSITION AND DUTIES OF
                             THE OPERATING COMMITTEE

         6.1      OPERATING COMMITTEE

                  The Operating Committee is the administrative body created to administer this Agreement and shall consist of three (3) members. One member shall be a representative of PSO, one member shall be a representative of SWEPCO, and the third member shall be a representative of the Agent. With respect to all duties and decisions, the Operating Committee will take such action as reasonably necessary to permit each of the Operating Companies to fulfill its reliability obligations.

         6.2      MEETING DATES


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 10
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346

                  The Operating Committee shall hold meetings at such times, means, and places as the members shall determine from time to time. Minutes of each Operating Committee meeting shall be prepared and maintained.

         6.3      DECISIONS

                  All decisions of the Operating Committee shall be by a majority vote of the members present or voting by proxy at the meeting at which the vote is taken. As necessary, recommendations will be made to the President of each Operating Company, the Chief Executive Officer of American Electric Power Company, Inc., or such other officer(s) or directors as may be appropriate.

         6.4      DUTIES

                  The Operating Committee shall have the following duties, unless such duties are otherwise assigned by a vote of the Operating Committee to the Agent, in which case the Agent shall perform such duties. The Operating Committee will be responsible for:

         (a) overseeing deployment of the power supply resources of the Operating Companies;

         (b) reviewing and making recommendations concerning the proportional sharing of costs and benefits under this Agreement among the Operating Companies;

         (c) administering this Agreement and recommending any amendments hereto, including such amendments that are proposed in response to a change in regulatory requirements applicable to one or more of the Operating Companies;

         (d) reviewing and, if necessary, amending the duties and responsibilities of the Agent; and


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 11
         Public Service Company of Oklahoma, Rate schedule FERC No. 345 Southwestern Electric Power Company, Rate Schedule FERC No. 346

         (e) ensuring coordination for other matters not specifically provided for herein that the Operating Committee considers necessary to the reliable and economic use of the Operating Companies' power supply resources.

                                   ARTICLE VII

                       COORDINATED PLANNING AND OPERATIONS

         7.1      COORDINATED SYSTEM PLANNING

                  The Agent, under the direction of the Operating Committee will, on an annual basis, or more frequently if circumstances dictate, assess the adequacy of the power supply resources of the Operating Companies from the perspective of each Operating Company and the Operating Companies collectively, taking into account reserve requirements, state integrated resource plans, as applicable, each Operating Company's load forecast, changing regulatory structures and requirements and all other criteria applicable by law, regulation or agreement to each Operating Company, and make a recommendation whether to acquire additional power supply resources for the benefit of such Operating Company. In making this evaluation, the Agent will assess whether economies and efficiencies may be achieved by selecting common power supply resources for more than one Operating Company, subject to regulatory, transmission, economic, and operational constraints. The Agent will determine also whether an Operating Company's resource needs could be met by the sale of capacity on a temporary basis pursuant to Section 7.3 or through purchase from a non-affiliated utility.

                  Based on Agent's evaluation the Operating Committee will decide whether or not to add power supply resources for the benefit of more than one Operating Company. If it decides to add such resources, the costs associated with such power supply resources will be allocated to the Operating Companies in proportion to their need for such power supply resources.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 12
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


                  Similarly, the Agent, under the direction of the Operating Committee, will, on an annual basis, or more frequently if circumstances dictate, assess whether an Operating Company has power supply resources in excess of its needs (short-term or long-term) that should be made available to the other Operating Company or third parties. Notwithstanding any of the foregoing, the actual addition or disposition of power supply resources will be conditioned on compliance with all applicable state and other regulatory requirements; in no event will the Operating Committee or Agent acquire, assign, reassign, or dispose of power supply resources for an Operating Company in contravention of such requirements.

         7.2      COORDINATED SYSTEM DISPATCH

                  It is the intent of the Operating Companies to dispatch their combined power supply resources on a coordinated basis in real time to minimize total power supply costs for the Operating Companies.

         7.3      CAPACITY SALES

                  Whenever any Operating Company has surplus capacity and the other Operating Company has insufficient capacity, the Agent shall evaluate the feasibility of a capacity transaction between the Operating Companies. Such evaluation shall take into account the availability of transmission capacity, state resource procurement policies, and alternative opportunities for sales and purchases. The terms of any such transaction shall be set out in separate agreements or Service Schedules, which shall be subject to any necessary FERC approval. Notwithstanding the foregoing, an Operating Company will not enter into an agreement to purchase capacity from the other Operating Company if, at the time of agreement, the purchaser could acquire like amounts of capacity from a third party at lower cost.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 13
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


         7.4      ENERGY SALES

                  An Operating Company will make energy available from its power supply resources to the other Operating Company for the purposes and to the extent provided by this Agreement.

         7.5      EMERGENCY RESPONSE

                  In the event of a System Emergency, no adverse distinction shall be made between the customers of either Operating Company. Each Operating Company shall, when so instructed by the Agent, make its power supply resources available in response to a System Emergency. Notwithstanding the foregoing, it is understood that transmission constraints may limit the ability of one Operating Company to respond to a System Emergency of the other.

                                  ARTICLE VIII

                        ASSIGNMENT OF COSTS AND BENEFITS
                            OF COORDINATED OPERATIONS

         8.1      SERVICE SCHEDULES

                  The costs and revenues associated with coordinated operations as described in Article VII shall be distributed in the manner provided from time to time in the Service Schedules. It is understood and agreed that all such Service Schedules are intended to establish an equitable sharing of costs and/or benefits among the Parties, and that circumstances may, from time to time, require a reassessment of the relative benefits and burdens of this Agreement, of the methods used to apportion benefits and burdens or of the Service Schedules. Upon a recommendation of the Operating Committee and agreement among the Parties, any of the Service Schedules may be amended as of any date agreed to by the Parties, subject to receipt of any necessary regulatory authorizations.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 14
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


                                   ARTICLE IX

                               BILLING PROCEDURES

         9.1      RECORDS

                  The Agent shall maintain such records as may be necessary to determine the assignment of costs and benefits of coordinated operations pursuant to this Agreement. Such records shall be made available to the Parties upon request.

         9.2      MONTHLY STATEMENTS

                  As promptly as practicable after the end of each calendar month, the Agent shall prepare a statement setting forth the monthly summary of costs and revenues allocated or assigned to the Parties in sufficient detail as may be needed for settlements under the provisions of this Agreement. As required, the Agent may provide such statements on an estimated basis and then adjust those statements for actual results.

         9.3      BILLINGS AND PAYMENTS

                  The Agent shall handle all billing between the Operating Companies and other entities with which they engage in Off-System Purchases and Off-System Sales pursuant to this Agreement. Payments among the Parties shall be made by remittance of the net amount billed or by making appropriate accounting entries on the books of the Parties.

         9.4      TAXES

                  Should any federal, state, or local tax, surcharge or similar assessment, in addition to those that may now exist, be levied upon the electric capacity, energy, or services to be provided in connection with this Agreement, or upon the provider of service as measured by the electric capacity, energy, or services, or the revenue therefrom, such additional amount shall be included in the net billing described in Section 9.3.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 15
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


                                    ARTICLE X

                                  FORCE MAJEURE

         10.1     EVENTS EXCUSING PERFORMANCE

                  No Party shall be liable to another Party for or on account of any loss, damage, injury, or expense resulting from or arising out of a delay or failure to perform, either in whole or in part, any of the agreements, covenants, or obligations made by or imposed upon the Parties by this Agreement, by reason of or through strike, work stoppage of labor, failure of contractors or suppliers of materials (including fuel), failure of equipment, environmental restrictions, riot, fire, flood, ice, invasion, civil war, commotion, insurrection, military or usurped power, order of any court or regulatory agency granted in any BONA FIDE legal proceedings or action, or of any civil or military authority either DE FACTO or DE JURE, explosion, Act of God or the public enemies, or any other cause reasonably beyond its control and not attributable to its neglect. A Party experiencing such a delay or failure to perform shall use due diligence to remove the cause or causes thereof; however, no Party shall be required to add to, modify or upgrade any facilities, or to settle a strike or labor dispute except when, according to its own best judgment, such action is advisable.

                                   ARTICLE XI

                               INDUSTRY STANDARDS

         11.1     ADHERENCE TO RELIABILITY CRITERIA

                  The Parties agree to conform to all applicable national and regional electric reliability council principles, guides, criteria, and standards and industry standard practices (collectively, "Industry Standards") as they affect the implementation of this Agreement.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 16
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


                                   ARTICLE XII

                                     GENERAL

         12.1     NO THIRD PARTY BENEFICIARIES

                  This Agreement does not create rights of any character whatsoever in favor of any person, corporation, association, entity or power supplier, other than the Parties, and the obligations herein assumed by the Parties are solely for the use and benefit of the Parties. Nothing in this Agreement shall be construed as permitting or vesting, or attempting to permit or vest, in any person, corporation, association, entity or power supplier, other than the Parties, any rights hereunder or in any of the resources or facilities owned or controlled by the Parties or the use thereof.

         12.2     WAIVERS

                  Any waiver at any time by a Party of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right.

         12.3     SUCCESSORS AND ASSIGNS

                  This Agreement shall inure to the benefit of and be binding upon the Parties only, and their respective successors and assigns, and shall not be assignable by any Party without the written consent of the other Parties except to a successor in the operation of its properties by reason of a reorganization to comply with state or federal restructuring requirements, or a merger, consolidation, sale or foreclosure whereby substantially all such properties are acquired by or merged with those of such a successor.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 17
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


         12.4     LIABILITY AND INDEMNIFICATION

                  Subject to any applicable state or federal law that may specifically restrict limitations on liability, each Party shall release, indemnify, and hold harmless the other Parties, their directors, officers and employees from and against any and all liability for loss, damage or expense alleged to arise from, or be incidental to, injury to persons and/or damage to property in connection with its facilities or the production or transmission of electric energy by or through such facilities, or related to performance or non-performance of this Agreement, including any negligence arising hereunder. In no event shall any Party be liable to another Party for any indirect, special, incidental, or consequential damages with respect to any claim arising out of this Agreement.

         12.5     SECTION HEADINGS

                  The descriptive headings of the Articles and Sections of this Agreement are used for convenience only, and shall not modify or restrict any of the terms and provisions thereof.

         12.6     NOTICE

                  Any notice or demand for performance required or permitted under any of the provisions of this Agreement shall be deemed to have been given on the date such notice, in writing, is deposited in the U.S. mail, postage prepaid, certified or registered mail, addressed to:

     AGENT                    PSO                      SWEPCO
     1 Riverside Plaza        212 E. Sixth Street      428 Travis Street
     Columbus, OH 43215       Tulsa, OK 74119          Shreveport, LA 71156

or in such other form or to such other address as the Parties may stipulate.

         12.7     EFFECT ON OTHER AGREEMENTS

                  This Agreement supersedes and replaces the Restated and Amended Operating Agreement among PSO, SWEPCO, West Texas Utilities Company and Central Power and Light Company


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 18
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


and Central and South West Services, Inc. dated January 1, 1997, effective as of the date this Agreement is to be made effective as set out in Section 2.1.

                                  ARTICLE XIII

                               REGULATORY APPROVAL

         13.1     REGULATORY AUTHORIZATION

                  This Agreement is subject to and conditioned upon its approval or acceptance for filing without material condition or modification by the FERC. In the event that this Agreement is not so approved or accepted for filing in its entirety without modification, or the FERC subsequently modifies this Agreement upon complaint or upon its own initiative, any Party may, irrespective of the notice provisions in Section 2.1, terminate this Agreement or the Restated and Amended Operating Agreement referred to in Section 12.7, by giving thirty days' advance written notice to the other Parties.

         13.2     CHANGES

                  It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify, or supplement this Agreement, including the Service Schedules and any other attachments that may be made a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties and subject to approval or acceptance for filing by the FERC.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 19
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested by their duly authorized officers on the day and year first above written.

PUBLIC SERVICE COMPANY OF OKLAHOMA
By:
      -------------------------------------
Title:
      -------------------------------------

SOUTHWESTERN ELECTRIC POWER COMPANY
By:
      -------------------------------------
Title:
      -------------------------------------
By: Title:

AMERICAN ELECTRIC POWER SERVICE CORPORATION
By:
      -------------------------------------
Title:
      -------------------------------------



Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 20
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346


                               SERVICE SCHEDULE A

                                  ENERGY SALES

A1 - DURATION This Service Schedule A shall become effective and binding when the Agreement of which it is a part becomes effective, and shall continue in full force and effect throughout the duration of the Agreement unless terminated or suspended.

A2 - AVAILABILITY OF SERVICE This Service Schedule A governs sales of energy made pursuant to Section 7.4 of the Agreement, which are sales of energy not associated with sales of capacity.

A3 - ENERGY TRANSFER PRICES, A purchasing Operating Company ("Purchaser") shall pay a selling Operating Company ("Seller") the following amount for energy purchased under this Schedule A ("Transfer Price"):

         (1)      The Seller's Incremental Costs plus

         (2)      One-half the difference between:

                  (a)      the Purchaser's Decremental Costs; and

                  (b)      the Seller's Incremental Costs.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                                           Original Sheet No. 21
Public Service Company of Oklahoma, Rate schedule FERC No. 345
Southwestern Electric Power Company, Rate Schedule FERC No. 346

                               SERVICE SCHEDULE B

                    OFF-SYSTEM SALES AND OFF-SYSTEM PURCHASES

B1 - DURATION This Service Schedule B shall become effective and binding when the Agreement of which it is a part becomes effective, and shall continue in full force and effect throughout the duration of the Agreement unless terminated or suspended.

B2 - APPLICABILITY Agent shall undertake Off-System Sales and Off-System Purchases on behalf of the Operating Companies. Where Agent undertakes these activities, revenues and expenses shall be allocated or arranged in accordance with this Service Schedule B.

B3 - ALLOCATION OF OFF-SYSTEM PURCHASES AND SALES

         A. Off-System Purchases. Any expenses for an Off-System Purchase during an hour shall be distributed to the Operating Company(ies) receiving energy from the purchase to cover an energy deficiency during the hour. Any remaining expenses for an Off-System Purchase during such hour shall be distributed to the Operating Companies in proportion to the megawatt-hours of energy that would have been provided from the respective Operating Companies' other power supply resources that were displaced during such hour.

         B. Off-System Sales. Any revenues from Off-System Sales in an hour shall first be applied to reimburse the Incremental Costs of the Operating Companies that contributed to the sales in such hour. Net revenues remaining after such reimbursement shall be distributed to the Operating Companies in proportion to each Operating Company's generation for sales (including economy energy sales) less the amount of energy such Operating Company purchased from the other Operating Company in such hour pursuant to Section 7.4 of this Agreement and Schedule A (but not less than zero).


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                  ATTACHMENT 3

                          SYSTEM INTEGRATION AGREEMENT

American Electric Power Service Corporation                 Original Sheet No. 1
Second Substitute Rate Schedule FERC No. 20


                              RESTATED AND AMENDED
                          SYSTEM INTEGRATION AGREEMENT

                                      AMONG

                            APPALACHIAN POWER COMPANY
                             KENTUCKY POWER COMPANY
                         INDIANA MICHIGAN POWER COMPANY

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                       SOUTHWESTERN ELECTRIC POWER COMPANY

                                       AND

                  AMERICAN ELECTRIC POWER SERVICE CORPORATION,
                                    AS AGENT































Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 2
Second Substitute Rate Schedule FERC No. 20

                RESTATED AND AMENDED SYSTEM INTEGRATION AGREEMENT

         THIS RESTATED AND AMENDED SYSTEM INTEGRATION AGREEMENT ("Agreement") is made and entered into as of the __ day of _____________, 2001 by and among Appalachian Power Company ("APC"), Kentucky Power Company ("KPC"), Indiana Michigan Power Company ("I&M"), Public Service Company of Oklahoma ("PSO"), and Southwestern Electric Power Company ("SWEPCO"); and their agent American Electric Power Service Corporation ("AEPSC"). The foregoing companies are referred to herein collectively as the Parties and individually as a Party.

         WHEREAS, APC, KPC, and I&M (collectively, the "AEP East Operating Companies") own and operate interconnected electric generation, transmission and distribution facilities with which they are engaged in the business of generating, transmitting and selling electric power and energy to the general public and to other electric utilities; and

         WHEREAS, the AEP East Operating Companies coordinate the planning, construction, operation and maintenance of their electric supply facilities on an integrated basis pursuant to an Interconnection Agreement, restated and amended on 2001; and

         WHEREAS, PSO and SWEPCO (collectively, the "AEP West Operating Companies") own and operate interconnected electric generation, transmission and distribution facilities with which they are engaged in the business of generating, transmitting and selling electric power and energy to the general public and to other electric utilities; and

         WHEREAS, the AEP West Operating Companies coordinate the planning, construction, operation and maintenance of their electric supply facilities on an


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 3
Second Substitute Rate Schedule FERC No. 20


integrated basis pursuant to an Operating Agreement, restated and amended on _____________, 2001; and

         WHEREAS, following the consummation of a merger between their parent companies on June 15, 2000, the AEP East Operating Companies and the AEP West Operating Companies are electrically and operationally integrated to the extent practicable while preserving the basic terms and conditions of the AEP East Interconnection Agreement and the AEP West Operating Agreement; and

         WHEREAS, the Parties desire to maintain a framework under which the power supply resources of the AEP East Operating Companies and the AEP West Operating Companies will to the extent practicable be planned, operated, maintained and dispatched on a coordinated basis;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 AEP EAST INTERCONNECTION AGREEMENT means the Restated and Amended Interconnection Agreement among AEPSC and the AEP East Operating Companies dated _____________, 2001, as the same may be subsequently modified and supplemented.

         1.2 AEP EAST OPERATING COMPANIES for purposes of this Agreement means the following operating companies of American Electric Power Company, Inc. which, together with AEPSC, are parties to the AEP East Interconnection
Agreement: APC, KPC, and I&M, collectively.

         1.3 AEP EAST ZONE means the electric generation, transmission and distribution facilities of the AEP East Operating Companies.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 4
Second Substitute Rate Schedule FERC No. 20


         1.4      AEPSC means American Electric Power Service Corporation.

         1.5 AEP WEST OPERATING AGREEMENT means the Restated and Amended Operating Agreement among AEPSC and the AEP West Operating Companies dated _____________, 2001, as the same may be subsequently modified or supplemented.

         1.6 AEP WEST OPERATING COMPANIES means PSO and SWEPCO, collectively.

         1.7 AEP WEST ZONE means the electric generation, transmission and distribution facilities of the AEP West Operating Companies.

         1.8 AGENT means the Parties' designated representative for the purposes specified in Section 5.1 and elsewhere in this Agreement.

         1.9 AGREEMENT means this Restated and Amended System Integration Agreement, including all Service Schedules and attachments hereto.

         1.10     APC means Appalachian Power Company.

         1.11     COMBINED SYSTEM means the AEP East Zone and the AEP West Zone.

         1.12 DECREMENTAL CAPACITY COST in the recipient zone means the lower of the recipient's cost of capacity installation or capacity purchase price in its own zonal market, i.e., Market Price. The determination of Market Price shall be based on actual purchases of similar characteristics from unaffiliated third parties. In the event that no such purchases are available, documentable offers from unaffiliated third parties shall determine the Market Price. In the event that no such offers are available, a published index of capacity market price shall determine the Market Price.

         1.13     ERCOT means the Electric Reliability Council of Texas.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 5
Second Substitute Rate Schedule FERC No. 20


         1.14 FERC means the Federal Energy Regulatory Commission or a successor agency having jurisdiction over this Agreement.

         1.15 FOREGONE OPPORTUNITY COST as it relates to capacity exchanges means what the supplier could have sold the capacity for in its own zonal market if the capacity exchange did not take place, i.e., Market Price. The determination of Market Price shall be based on actual sales of similar characteristics to unaffiliated third parties. In the event that no such sales are available, documentable offers from unaffiliated third parties shall determine the Market Price. In the event that no such offers are available, a published index of capacity market price shall determine the Market Price.

         1.16 GENERATING RESOURCE means the electric power generating facilities or capacity owned by or under contract to a Party or Parties to meet the capacity and energy needs of the Party or Parties.

         1.17     I&M means Indiana Michigan Power Company.

         1.18 INCREMENTAL TRANSMISSION COSTS means any costs for transmission service to effect system energy exchange other than the 250 MW of firm transmission service purchased from Ameren Corporation prior to the Merger.

         1.19 INDUSTRY STANDARDS means those principles, guides, criteria, standards and practices referred to in Section 12.1.

         1.20 INTERCONNECTION CONSTRAINTS has the meaning ascribed to that term in Section 7.2.

         1.21     KPC means Kentucky Power Company.

         1.22 MERGER means the merger of Central and South West Corporation into a merger subsidiary of American Electric Power Company, Inc., effective June 15, 2000.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 6
Second Substitute Rate Schedule FERC No. 20


         1.23 NATIVE LOAD CUSTOMER for purposes of this Agreement means a wholesale or retail power customer on whose behalf a Party, by statute, franchise, regulatory requirement, or firm power supply contract, has undertaken an obligation to supply electricity at cost-of-service rates to reliably meet the electric needs of such customer. The term "Native Load Customer" for purposes of this Agreement excludes customers and that portion of a customer's load served pursuant to contracts that do not obligate the supplier to install capacity to meet the customer's load requirements.

         1.24 OFF-SYSTEM PURCHASES means purchases from a third party of energy and/or capacity to reduce costs or to provide reliability for the Combined System or to engage in Off-System Sales.

         1.25 OFF-SYSTEM SALES means all sales of power and energy to non-Native Load Customers of the Parties to this Agreement.

         1.26 OPERATING COMMITTEE means the administrative body established pursuant to Article VI for the purposes therein specified.

         1.27 OPERATING COMPANY means APC, KPC, I&M, PSO, or SWEPCO, individually.

         1.28 OUT-OF-POCKET COST, unless otherwise specified, means all expenses incurred that would not otherwise have been incurred if the corresponding service had not been arranged. Such expenses will include, but are not limited to, fuel, reactant, operation, maintenance, tax, S02 and other atmospheric emission allowances, transmission losses, margins associated with foregone sales opportunities and charges for any power and energy purchased which is reasonably allocated by the Agent to such service, and other expenses incurred which would not have been incurred if the service had not been arranged. In such cases where foregone sales opportunities are included, the Agent will be responsible for


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 7
Second Substitute Rate Schedule FERC No. 20


maintaining adequate documentation of these opportunities. This support may include but is not limited to actual sales during that period, regional market indices and/or logs of offers received.

         1.29 OWNED GENERATING CAPACITY is the aggregate capacity of the electric power sources of the zone, in Kilowatts, that is normally expected to be available to carry load. Such capacity shall include (i) the capacity installed at the generating stations owned by the operating companies in the zone and (ii) the capacity available to the operating companies of the zone through arrangements with affiliated companies or unaffiliated companies, if so designated by the Operating Committee with the approval of the operating companies.

         1.30 PARTY OR PARTIES means one or more of the following individually or collectively, as the context warrants: APC, KPC, I&M, AEPSC, PSO, and SWEPCO.

         1.31     PSO means Public Service Company of Oklahoma.

         1.32 SERVICE SCHEDULES means the Service Schedules attached to this Agreement and those that later may be agreed to by the Parties and accepted for filing by the FERC.

         1.33     SPP means the Southwest Power Pool reliability council.

         1.34     SWEPCO means Southwestern Electric Power Company.

         1.35 SYSTEM EMERGENCY means a condition which, if not promptly corrected, threatens to cause imminent harm to persons or property, including the equipment of a Party or a third party, or threatens the reliability of electric service provided by a Party to Native Load Customers.

         1.36 SYSTEM SALES REALIZATION means the difference between (i) revenues collected from Off-System Sales and (ii) the Out-of-Pocket Cost of such Off-System Sales and any transmission cost related to such activities.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 8
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE II

                                TERM OF AGREEMENT

         2.1      TERM

         Subject to FERC approval or acceptance for filing, this Agreement shall take effect on January 1, 2002, and shall continue in full force and effect until terminated: (a) by mutual agreement; (b) as of the date that any Operating Company no longer has retail Native Load Customers other than default service customers that an Operating Company serves as the provider of last resort in a state whose regulatory policy requires competition in retail power supply; or
(c) upon twelve (12) months' written notice by one Party to each of the other Parties.

         2.2      PERIODIC REVIEW

         This Agreement will be reviewed periodically by the Operating Committee to determine whether revisions are necessary or appropriate.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                 Original Sheet No. 9
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE III

                                   OBJECTIVES

         3.1      PURPOSE

         The purpose of this Agreement is to provide the contractual basis for coordinated planning, operation and maintenance of the power supply resources of the Combined System to achieve economies consistent with the provision of reliable electric service and an equitable sharing of the benefits and costs of such coordinated arrangements.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 10
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE IV

                        RELATIONSHIP TO OTHER AGREEMENTS
                                  AND SERVICES

         4.1      GOVERNING PROVISIONS

         This Agreement is intended to apply in addition to and not in lieu of the AEP East Interconnection Agreement and the AEP West Operating Agreement. The provisions of this Agreement shall, to the extent practicable, be construed and applied in a manner that is consistent with the AEP East Interconnection Agreement and the AEP West Operating Agreement. In the event of any inconsistency, however, the provisions of this Agreement shall control. This Agreement is further intended to apply to the power supply resources and loads served by the Combined System. It does not apply to the transmission facilities owned or operated by the AEP East Operating Companies and the AEP West Operating Companies.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation               Original Sheet No.  11
Second Substitute Rate Schedule FERC No. 20


                                    ARTICLE V

                                      AGENT

         5.1      AGENT'S FUNCTIONS

         The Parties hereby designate AEPSC as their Agent for the purposes of:

         (a) coordinating the planning and design of generation to be installed for the Combined System and the acquisition of power supply resources;

         (b) coordinating the operation and maintenance of the Combined System power supply resources;

         (c) coordinating the economic dispatch for the power supply resources of the Combined System;

         (d)      conducting the Combined System's Off-System Purchases and
Sales;

         (e) providing and or acquiring any additional power supply services for the loads served and sales made on behalf of the Combined System;

         (f) developing all bills and billing information among the Parties pursuant to this Agreement; and

         (g) such other activities and duties as may be assigned from time to time by the Operating Committee.

         5.2      DELEGATION AND ACCEPTANCE OF AUTHORITY

         The Parties hereby delegate to the Agent and the Agent hereby accepts responsibility and authority for the duties listed in Section 5.1 and elsewhere in this Agreement. Except as herein expressly established otherwise, the Agent shall perform each of those duties in consultation with the Operating Committee.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 12
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE VI

                            COMPOSITION AND DUTIES OF
                             THE OPERATING COMMITTEE

         6.1      OPERATING COMMITTEE

         The Operating Committee is the administrative body created to administer this Agreement and shall consist of three (3) members. One member shall be a representative of the AEP East Operating Companies, one member shall be a representative of the AEP West Operating Companies and the third member shall be a representative of AEPSC.

         6.2      MEETING DATES

         The Operating Committee shall hold meetings at such times, means and places as the members shall determine from time to time. Minutes of each Operating Committee meeting shall be prepared and maintained.

         6.3      DECISIONS

         A11 decisions of the Operating Committee shall be by a majority vote of the members present or voting by proxy at the meeting at which the vote is taken. As necessary, recommendations will be made to the Chief Executive Officer or his designee.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 13
Second Substitute Rate Schedule FERC No. 20


         6.4      DUTIES

         The Operating Committee shall have the following duties, unless such duties are otherwise assigned by a vote of the Operating Committee to the Agent, in which case the Agent shall perform such duties. The Operating Committee will be responsible for:

         (a) administering this Agreement and recommending any amendments hereto including such amendments which could result from any deregulation of any of the power supply resources of the Combined System;

         (b) overseeing operation of the power supply resources of the Combined System;

         (c) reviewing and making recommendations concerning the proportional sharing of costs and benefits under this Agreement;

         (d) reviewing and, if necessary, amending the duties and responsibilities of the Agent;

         (e) evaluating and making recommendations concerning power supply additions to meet the requirements of Native Load Customers; and

         (f) ensuring coordination for other matters not specifically provided for herein that the Operating Committee considers necessary to operate the Combined System reliably and economically.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 14
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE VII

                       COORDINATED PLANNING AND OPERATION

         7.1      COORDINATED SYSTEM PLANNING

         New capacity will be planned to meet the Combined System's requirements, subject to regulatory, transmission, economic and operational constraints and the existing interconnection and operating agreements of the Parties. To the extent practicable, the power supply resources of the AEP East Zone and the AEP West Zone shall be planned and developed on the basis that the Combined System constitutes an integrated electric system and that the objective of such planning and development shall be to maximize efficiency, reliability and cost effectiveness of the Combined System.

         The Agent shall coordinate the power supply development for the Combined System.

         7.2      COMBINED SYSTEM DISPATCH

         It is the intent of the Parties, when and as practicable, that the Combined System dispatch be conducted on a least-cost basis subject to availability of transmission entitlements linking the two zones (such availability limitations being referred to hereinafter as the "Interconnection Constraints"). In determining the Combined System's appropriate dispatch priorities, the AEP East Zone's most economic power supply resources will be used to serve the Native Load Customers of the AEP East Operating Companies and the AEP West Zone's most economic power supply resources will be used to serve the Native Load Customers of the AEP West Operating Companies.

         The zones will be centrally dispatched in real time to minimize total generation costs for the Combined System, subject to the Interconnection Constraints.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 15
Second Substitute Rate Schedule FERC No. 20


Similarly, subject to the Interconnection Constraints, unit commitment will be performed to meet the Combined System's obligations, taking into account the specific obligations within each zone.

         7.3      CAPACITY EXCHANGE

         Whenever either the AEP East Zone or the AEP West Zone has surplus capacity relative to its capacity planning reserve requirements or otherwise has capacity available for sale, and the other zone has insufficient capacity relative to its capacity planning reserve requirements, the surplus zone, acting through the Agent, shall make its surplus capacity available to the other zone for periods of one (1) year or less, subject to the Interconnection Constraints. Such capacity exchanges shall only be made when the selling region's foregone opportunity cost to sell capacity is lower than the buying region's decremental capacity purchase cost.

         7.4      ENERGY EXCHANGE

         The AEP East Zone and the AEP West Zone each shall make energy available from its Generating Resources to the other zone for the purposes and to the extent required by this Agreement.

         7.5      EMERGENCY RESPONSE

         In the event of a System Emergency, no adverse distinction shall be made between the Native Load Customers of the AEP East Zone and those of the AEP West Zone. Each zone shall, when so instructed by the Agent, make its Generating Resources available in response to a System Emergency. Notwithstanding the foregoing, it is understood that the Interconnection Constraints may limit the ability of one zone to respond to a System Emergency in the other.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 16
Second Substitute Rate Schedule FERC No. 20


                                  ARTICLE VIII

                    OFF-SYSTEM PURCHASES AND OFF-SYSTEM SALES

         8.1      CENTRALIZED OFF-SYSTEM PURCHASES AND OFF-SYSTEM SALES

         All Off-System Purchases and Off-System Sales shall be conducted centrally under the direction of the Agent.

         8.2      COORDINATION WITH AGENT

         Subject to compliance with applicable codes of conduct, the Parties shall promptly communicate any potential Off-System Purchases and Off-System Sales to the Agent and shall cooperate in evaluating and facilitating such transactions as are determined by the Agent to be in the interest of the Combined System.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 17
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE IX

                        ASSIGNMENT OF COSTS AND BENEFITS
                            OF COORDINATED OPERATIONS

         9.1      SERVICE SCHEDULES

         The costs and revenues associated with coordinated operations as described in Articles VII and VIII shall be distributed in the manner provided from time to time in the Service Schedules attached to and incorporated by reference into this Agreement. It is understood and agreed that all such Service Schedules are intended to establish an equitable sharing of costs and/or benefits among the Parties, and that circumstances may, from time to time, require a reassessment of relative benefits and burdens or of the methods used in the Service Schedules to apportion the benefits and burdens. Upon a recommendation of the Operating Committee and agreement among the Parties, any of the Service Schedules may be amended as of any date agreed to by the Parties, subject to receipt of necessary regulatory authorization.

         The initial Service Schedules incorporated into this Agreement are as follows:

         SCHEDULE A:     Allocation of Capacity Costs and Purchased Power Costs;

         SCHEDULE B:     Pricing for System Capacity Exchanges;

         SCHEDULE C:     Pricing for System Energy Exchanges; and

         SCHEDULE D:     Allocation of Off-System Sales Realizations.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 18
Second Substitute Rate Schedule FERC No. 20


                                    ARTICLE X

                               BILLING PROCEDURES

         10.1     RECORDS

         The Agent shall maintain such records as may be necessary to determine the assignment of costs and benefits of coordinated operations pursuant to this Agreement. Such records shall be made available to the Parties upon request.

         10.2     MONTHLY STATEMENTS

         As promptly as practicable after the end of each calendar month, the Agent shall prepare a statement setting forth the monthly summary of costs and revenues allocated or assigned to the Parties in sufficient detail as may be needed for settlements under the provisions of this Agreement. As required, the Agent may provide such statements on an estimated basis and then adjust those statements for actual results.

         10.3     BILLINGS AND PAYMENTS

         The Agent shall handle all billing between the Parties and other entities with which the Combined System engages in Off-System Sales pursuant to this Agreement. Payment among the Parties shall be by making remittance of the net amount billed or by making appropriate accounting entries on the books of the Parties.

         10.4     TAXES

         Should any federal, state, or local tax, surcharge or similar assessment, in addition to those that may now exist, be levied upon the electric power, energy or service to be provided in connection with this Agreement, or upon the provider of service as measured by the power, energy or service, or the revenue therefrom, such additional amount shall be included in the net billing as described in Section 10.3.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 19
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE XI

                                  FORCE MAJEURE

         11.1     EVENTS EXCUSING PERFORMANCE

         No Party shall be liable to another Party for or on account of any loss, damage, injury, or expense resulting from or arising out of a delay or failure to perform, either in whole or in part, any of the agreements, covenants or obligations made by or imposed upon the Parties by this Agreement, by reason of or through strike, work stoppage of labor, failure of contractors or suppliers of materials (including fuel), failure of equipment, environmental restrictions, riot, fire, flood, ice, invasion, civil war, commotion, insurrection, military or usurped power, order of any court granted in any bona fide adverse legal proceedings or action, or of any civil or military authority either de facto or de jure, explosion, Act of God or the public enemies, or any other cause reasonably beyond its control and not attributable to its neglect. A Party experiencing such a delay or failure to perform shall use due diligence to remove the cause or causes thereof; however, no Party shall be required to add to, modify or upgrade any facilities, or to settle a strike or labor dispute except when, according to its own best judgment, such action is advisable.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 20
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE XII

                               INDUSTRY STANDARDS

         12.1     ADHERENCE TO RELIABILITY CRITERIA

         The Parties agree to conform to all applicable national and regional electric reliability council principles, guides, criteria, and standards and industry standard practices (collectively, "Industry Standards") as they affect the implementation of this Agreement.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 21
Second Substitute Rate Schedule FERC No. 20


                                  ARTICLE XIII

                                     GENERAL

         13.1     NO THIRD PARTY BENEFICIARIES

         This Agreement does not create rights of any character whatsoever in favor of any person, corporation, association, entity or power supplier, other than the Parties, and the obligations herein assumed by the Parties are solely for the use and benefit of said Parties. Nothing in this Agreement shall be construed as permitting or vesting, or attempting to permit or vest, in any person, corporation, association, entity or power supplier, other than the Parties, any rights hereunder or in any of the resources or facilities owned or controlled by the Parties or the use thereof.

         13.2     WAIVERS

         Any waiver at any time by a Party of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Agreement, shall not be deemed a waiver of such right.

         13.3     SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the Parties only, and their respective successors and assigns, and shall not be assignable by any Party without the written consent of the other Parties except to a successor in the operation of its properties by reason of a merger, consolidation, sale or foreclosure whereby substantially all such properties are acquired by or merged with those of such a successor.

         13.4     LIABILITY AND INDEMNIFICATION

         Subject to any applicable state or federal law which may specifically restrict limitations on liability, each Party shall release, indemnify, and hold harmless the


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 22
Second Substitute Rate Schedule FERC No. 20


other Parties, their directors, officers and employees from and against any and all liability for loss, damage or expense alleged to arise from, or incidental to, injury to persons and/or damage to property in connection with its facilities or the production or transmission of electric energy by or through such facilities, or related to performance or non-performance of this Agreement, including any negligence arising hereunder. In no event shall any Party be liable to another Party for any indirect, special, incidental or consequential damages with respect to any claim arising out of this Agreement.

         13.5     SECTION HEADINGS

         The descriptive headings of the Articles and Sections of this Agreement are used for convenience only, and shall not modify or restrict any of the terms and provisions thereof.

         13.6     NOTICE

         Any notice or demand for performance required or permitted under any of the provisions of this Agreement shall be deemed to have been given on the date such notice, in writing, is deposited in the U.S. mail, postage prepaid, certified or registered mail, addressed to:

                         AGENT - AEP Service Corporation
                         1 Riverside Plaza
                         Columbus, Ohio 43215-2373

or in such other form or to such other address as the Parties may stipulate.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 23
Second Substitute Rate Schedule FERC No. 20


         13.7     EFFECT ON OTHER AGREEMENTS

         This Agreement supersedes and replaces the June 15, 2000 System Integration Agreement among APC, KPC, Ohio Power Company, Columbus Southern Power Company, and I&M and AEPSC; and Central Power and Light Company, PSO, SWEPCO, and West Texas Utilities Company and Central and South West Services, Inc., effective as of the date this Agreement is to be made effective as set out in Section 2.1.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 24
Second Substitute Rate Schedule FERC No. 20


                                   ARTICLE XIV

                               REGULATORY APPROVAL

         14.1     REGULATORY AUTHORIZATION

         This Agreement is subject to and conditioned upon acceptance for filing without material condition or modification by the FERC. In the event that this Agreement is not so accepted for filing in its entirety, any Party may terminate this Agreement or the System Integration Agreement referred to in Section 13.7 immediately.

         14.2     CHANGES

         It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify or supplement this Agreement, including the Schedules and attachments which are a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties, subject to necessary regulatory authorizations.


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested by their duly authorized officers on the day and year first above written.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 25
Second Substitute Rate Schedule FERC No. 20


                  APPALACHIAN POWER COMPANY

                  By:
                        -------------------------------------
                  Title:
                        -------------------------------------

                  KENTUCKY POWER COMPANY

                  By:
                        -------------------------------------
                  Title:
                        -------------------------------------

                  INDIANA MICHIGAN POWER COMPANY

                  By:
                        -------------------------------------
                  Title:
                        -------------------------------------

                  PUBLIC SERVICE COMPANY OF OKLAHOMA

                  By:
                        -------------------------------------
                  Title:
                        -------------------------------------

                  SOUTHWESTERN ELECTRIC POWER COMPANY

                  By:
                        -------------------------------------
                  Title:
                        -------------------------------------

                  AMERICAN ELECTRIC POWER SERVICE CORPORATION

                  By:
                        -------------------------------------
                  Title:
                        -------------------------------------


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 26
Second Substitute Rate Schedule FERC No. 20


                               SERVICE SCHEDULE A

                          ALLOCATION OF CAPACITY COSTS
                            AND PURCHASED POWER COSTS

A1 - DURATION This Service Schedule A shall continue in full force and effect throughout the duration of this Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule A is a part of the Agreement and, as such, the use of terms in this Service Schedule A that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

A2 - CAPACITY COSTS The AEP East Operating Companies on one hand and the AEP West Operating Companies on the other hand each shall continue to have full responsibility for all fixed costs relating to its respective power supply resources that were in commercial operation prior to June 15, 2000. For new power supply resources acquired or installed after June 15, 2000 to meet the Combined System's capacity requirements, an allocation of the associated fixed capacity costs (including associated transmission costs) shall be made based on the decision to acquire or install the power supply resources, between the AEP East Zone and the AEP West Zone in proportion to the amount of new capacity required in each zone, as determined by the Agent. Once such allocation is made between the AEP East Zone and the AEP West Zone, the treatment of costs, as applicable, within these zones shall be governed respectively by the AEP East Interconnection Agreement and the AEP West Operating Agreement. At such time as the Agent determines an allocation among the operating companies of new capacity that AEP has constructed or purchased, AEP will convey its decision respecting such allocation to its wholesale customers buying at a cost-of-service rate and each state regulatory commission with jurisdiction over the operating companies. Each such customer


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 27
Second Substitute Rate Schedule FERC No. 20


buying at a cost-of-service rate and each state regulatory commission shall retain any right provided them under the Federal Power Act to challenge AEP's decision.

A3 - PURCHASED POWER COSTS Except in the case of (i) an Off-System Purchase which is allocated by the Agent to an Off-System Sale and (ii) the capacity costs allocated pursuant to Section A2 above, the cost of purchased power will be assigned to the zone (the AEP East Zone or the AEP West Zone) which takes physical delivery of the energy.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 28
Second Substitute Rate Schedule FERC No. 20


                               SERVICE SCHEDULE B

                      PRICING FOR SYSTEM CAPACITY EXCHANGES

B1 - DURATION This Service Schedule B shall continue in full force and effect throughout the duration of this Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule B is a part of the Agreement and, as such, the use of terms in this Service Schedule B that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

B2 - CAPACITY TRANSFER PRICE Capacity made available by either the AEP East Zone or the AEP West Zone to the other pursuant to Section 7.3 of the Agreement shall be priced at one-half the sum of (i) the foregone opportunity cost to sell capacity in the supplier zone and (ii) the decremental capacity purchase cost in the recipient zone, as determined by the Agent. If such capacity transfers require additional transmission-related costs, such transmission-related costs will be added to the foregone opportunity costs in determining the sharing of capacity-related savings.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 29
Second Substitute Rate Schedule FERC No. 20


                               SERVICE SCHEDULE C

                       PRICING FOR SYSTEM ENERGY EXCHANGES

C1 - DURATION This Service Schedule C shall continue in full force and effect throughout the duration of this Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule C is a part of the Agreement and, as such, the use of terms in this Service Schedule C that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

C2 - ENERGY TRANSFER PRICES

         (a) Economic transfers of energy between the AEP East Zone and the AEP West Zone shall be priced at the lower of (i) the recipient zone's decremental costs or (ii) one-half of the sum of the supplier zone's Out-of-Pocket cost including Incremental Transmission Costs and the recipient zone's decremental cost.

         (b) The Agent shall make any determinations necessary to implement the foregoing pricing provisions.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

American Electric Power Service Corporation                Original Sheet No. 30
Second Substitute Rate Schedule FERC No. 20


                               SERVICE SCHEDULE D

                         ALLOCATION OF OFF-SYSTEM SALES
                                  REALIZATIONS

DI - DURATION This Service Schedule D shall continue in full force and effect throughout the duration of this Agreement, except as provided in Sections 9.1 and 14.2 of the Agreement. This Service Schedule D is a part of the Agreement and, as such, the use of terms in this Service Schedule D that are defined in the Agreement shall have the same meanings as set forth in the Agreement.

D2 - ALLOCATION OF OFF-SYSTEM SALES COSTS The AEP East Zone and the AEP West Zone each shall be reimbursed, before determining the Off-System Sales Realizations, for its respective Out-of-Pocket Costs and any transmission-related expenses incurred to supply energy for Off-System Sales. Costs attributable to long-term (defined for purposes of this Service Schedule D as having a term of one year or longer entered into prior to the Merger) Off-System Sales shall be assigned to the zone in which such sales were initiated. All additional overhead costs associated with Off-System Sales shall be allocated between the AEP East Zone and the AEP West Zone in accordance with the following Allocation of Off-System Sales Realizations.

D3 - ALLOCATION OF OFF-SYSTEM SALES REALIZATIONS The Agent shall determine the Off-System Sales Realizations on an hourly basis. The sum of the hourly amounts for each billing period (adjusted to remove realizations associated with long-term Off-System Sales) shall be allocated between the AEP East Zone and the AEP West Zone according to the ratio of owned generating capacity in the two zones. Realizations associated with the long-term Off-System Sales shall be assigned to the zone in which such sales were initiated.


Issued by: J. Craig Baker                             Effective: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                  ATTACHMENT 4

                       UNIT POWER SALES AGREEMENT BETWEEN
                      SWEPCO AND POWER MARKETING AFFILIATE

Southwestern Electric Power Company                         Original Sheet No. 1
Rate Schedule FERC No. 340











                           UNIT POWER SALES AGREEMENT

                                      AMONG

                      SOUTHWESTERN ELECTRIC POWER COMPANY,

                           POWER MARKETING AFFILIATE,

                                       AND

                   AMERICAN ELECTRIC POWER SERVICE CORPORATION

























Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                         Original Sheet No. 2
Rate Schedule FERC No. 340


                               TABLE OF CONTENTS

                                                                           SHEET

ARTICLE I      DEFINITIONS .................................................. 11
ARTICLE II     SALE AND PURCHASE OF UNIT POWER .............................. 18
  Section 2.1  Obligations of SWEPCO and PMA ................................ 18
  Section 2.2  Delivery ..................................................... 18
  Section 2.3  Obligations of AEPSC ......................................... 18
ARTICLE III    TERM OF AGREEMENT ............................................ 19
  Section 3.1  Effective Date ............................................... 19
  Section 3.2  Termination Date ............................................. 19
               3.2.1  First Renewal Tenn .................................... 19
               3.2.2. Second Renewal Term ................................... 20
ARTICLE IV     ALLOCATION OF CAPACITY ....................................... 21
  Section 4.1  Assigned Capacity ............................................ 21
               4.1.1  PMA's Assigned Capacity ............................... 21
               4.1.2  SWEPCO's Assigned Capacity ............................ 22
  Section 4.2  Effect of Capacity Auction in Texas Mandated By Statute ...... 22
  Section 4.3  Effect of Required Divestiture, Assignment, or Other
               Disposition of SWEPCO Generation Serving Arkansas or
               Louisiana Native Load or Wholesale Loads ..................... 23
  Section 4.4  Effect of Disagreement as to Unit Retirement ................. 23
               4.4.1  Assignment by SWEPCO to PMA ........................... 23
               4.4.2  Contracts Pertaining to Retired Unit .................. 24
                      a. Retiring Party's Contracts ......................... 24


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No.  3
Rate Schedule FERC No. 340


                      b. Joint Contracts .................................... 24
                      c. Contracts Concerning Infrastructure ................ 24
               4.4.3  Effect on Residual Obligations ........................ 24
ARTICLE V      SCHEDULING AND OPERATIONS .................................... 25
  Section 5.1  Dispatch ..................................................... 25
  Section 5.2  Forecasts .................................................... 26
  Section 5.3  Operations, Management, and Maintenance ...................... 26
               5.3.1  Replacement of AEPSC .................................. 27
  Section 5.4  Operating Committee .......................................... 28
               5.4.1  Operating Committee Responsibilities .................. 28
               5.4.2  Operating Committee Meetings .......................... 30
               5.4.3  Information for Use of the Operating Committee ........ 31
  Section 5.5  Unit Commitment .............................................. 31
  Section 5.6  Dispatch of Units; Call on Uncommitted Capacity .............. 31
               5.6.1  Units to be Dispatched ................................ 31
               5.6.2  Call on Uncommitted Units ............................. 31
               5.6.3  Recall of Called Capacity ............................. 32
               5.6.4  Undispatched Capacity from Committed Units ............ 32
ARTICLE VI     COST COMPONENTS AND PAYMENT TERMS ............................ 33
  Section 6.1  Cost Components .............................................. 33
               6.1.1  Amounts Paid by SWEPCO for Third-Party Services ....... 33


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                         Original Sheet No. 4
Rate Schedule FERC No. 340


  Section 6.2  Capacity Charge .............................................. 33
  Section 6.3  Non-Fuel Variable Operating Costs ............................ 34
  Section 6.4  Fuel Costs ................................................... 34
               6.4.1  Option to Supply Fuel ................................. 34
                      a. Use of Delivery and Storage Facilities ............. 35
                      b. Effect of Existing Fuel Supply and Transportation
                         Contracts .......................................... 35
                      c. Effect of Non-Delivery ............................. 36

               6.4.2 Operating Committee Oversight .......................... 36
               6.4.3 Fuel Inventory ......................................... 37
  Section 6.5  FERC Fees .................................................... 37
  Section 6.6  Emission Allowances .......................................... 37
  Section 6.7  Capital Repairs and Improvements ............................. 39
  Section 6.8  Annual Budgeting Process ..................................... 39
  Section 6.9  Costs Upon Retirement or Decommissioning of Units ............ 40

ARTICLE VII    BILLING AND PAYMENT .......................................... 40
  Section 7.1  Billing Procedure ............................................ 40
  Section 7.2  Payment ...................................................... 41
  Section 7.3  Billing Disputes ............................................. 41
  Section 7.4  Billing Adjustments .......................................... 42
  Section 7.5  Applicable Interest Rate ..................................... 42
ARTICLE VIII   TRANSMISSION SERVICES ........................................ 42
  Section 8.1  Responsibilities ............................................. 42


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                         Original Sheet No. 5
Rate Schedule FERC No. 340


ARTICLE IX      INTERRUPTION AND CURTAILMENTS ............................... 42
  Section 9.1   Scheduled Outages ........................................... 42
  Section 9.2   Notification of Unscheduled Outages ......................... 43
  Section 9.3   Effect of Curtailment ....................................... 43
ARTICLE X       FORCE MAJEURE ............................................... 43
  Section 10.1  Definition .................................................. 43
  Section 10.2  Performance Excused ......................................... 44
  Section 10.3  Strike Issues ............................................... 44
  Section 10.4  Payments Not Excused ........................................ 44
ARTICLE XI      DEFAULTS .................................................... 44
  Section 11.1  Events of Default ........................................... 45
                11.1.1  Bankruptcy .......................................... 45
                11.1.2  Violation or Noncompliance with Governmental
                        Requirement ......................................... 45
                11.1.3  Failure  to Perform ................................. 45
  Section 11.2  Notice of Default and Opportunity to Cure ................... 45
  Section 11.3  No Waiver ................................................... 46
  Section 11.4  Dispute Resolution .......................................... 46
ARTICLE XII     DISPUTE RESOLUTION .......................................... 46
  Section 12.1  Presentation of Dispute ..................................... 47
  Section 12.2  Inability of Operating Committee to Reach Agreement ......... 47
  Section 12.3  Arbitration ................................................. 47
                12.3.1  Commencement of Arbitration Proceeding .............. 47


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                         Original Sheet No. 6
Rate Schedule FERC No. 340


                12.3.2  Appointment of Arbitrator ........................... 48
                12.3.3  Arbitration Proceedings ............................. 48
                12.3.4  Authority of Arbitrator ............................. 49
                12.3.5  Expenses and Costs .................................. 49
                12.3.6  Location of Arbitration Proceedings ................. 49
                12.3.7  Confidentiality ..................................... 50
                12.3.8  FERC Jurisdiction Over Certain Disputes ............. 50
  Section 12.4  Exclusive Means of Dispute Resolution ....................... 51
ARTICLE XIII    INDEMNIFICATION; LIMITATION OF LIABILITY .................... 51
  Section 13.1  Responsibilities ............................................ 51
  Section 13.2  Limitation of Liability ..................................... 52
  Section 13.3  Limitation of Actions ....................................... 52
ARTICLE XIV     REGULATORY REQUIREMENTS ..................................... 52
  Section 14.1  Required Regulatory Approvals and Actions ................... 52
  Section 14.2  Regulatory Review ........................................... 53
ARTICLE XV      BOOKS AND RECORDS ........................................... 53
  Section 15.1  Books and Records ........................................... 53
  Section 15.2  Audits ...................................................... 54
  Section 15.3  Cooperation in Connection with Regulatory and Judicial
                Proceedings ................................................. 54
ARTICLE XVI.    MISCELLANEOUS ............................................... 54
  Section 16.1  Interpretation .............................................. 54
  Section 16.2  Partial Invalidity .......................................... 55


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                         Original Sheet No. 7
Rate Schedule FERC No. 340


  Section 16.3   Assignment ................................................. 55
  Section 16.4   Successors Included ........................................ 56
  Section 16.5   Applicable Laws, Regulations, Orders, Approvals, and
                 Permits .................................................... 56
  Section 16.6   Choice of Law and Jurisdiction ............................. 56
  Section 16.7   Entire Agreement ........................................... 56
  Section 16.8   Counterparts to this Agreement ............................. 56
  Section 16.9   Amendments ................................................. 56
  Section 16.10  Notices .................................................... 57
  Section 16.11  Waivers .................................................... 58
  Section 16.12  Independent Contractors .................................... 58
  Section 16.13  No Third Party Beneficiaries ............................... 58
  Section 16.14  Further Assurances ......................................... 59
  Section 16.15  Confidentiality ............................................ 59
  Section 16.16  Joint Preparation .......................................... 60


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                         Original Sheet No. 8
Rate Schedule FERC No. 340


                           UNIT POWER SALES AGREEMENT

         THIS UNIT POWER SALES AGREEMENT ("AGREEMENT") is made and entered into as of this __________________ day of ______________________, 2001, by and among
Southwestern Electric Power Company ("SWEPCO"), Power Marketing Affiliate ("PMA"), and American Electric Power Service Corporation ("AEPSC"). SWEPCO, PMA, and AEPSC are wholly owned subsidiaries of American Electric Power Company, Inc. ("AEP").

                               W I T N E S S E T H

         WHEREAS, SWEPCO is a vertically integrated public utility company engaged in the provision of retail electric service to franchised service areas in the states of Arkansas, Louisiana, and Texas;

         WHEREAS, SWEPCO serves retail customers in Arkansas, Louisiana, and Texas from its own generation, as well as from the resources provided through the AEP System and through purchases from non-affiliates;

         WHEREAS, SWEPCO is part of the AEP System, and has participated with affiliated regulated electric utility operating companies in the AEP-West Operating Agreement and the System Integration Agreement in order to share in the benefits of the coordinated dispatch of the combined power supply resources of the AEP System;


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                         Original Sheet No. 9
Rate Schedule FERC No. 340


         WHEREAS, PMA is a subsidiary of AEP, and will dispatch and market AEP power supply resources not subject to state cost-of-service regulation;

         WHEREAS, AEPSC is a subsidiary of AEP that provides certain operation, management, maintenance, and fuel procurement services to SWEPCO with respect to SWEPCO's generating units, as well as other services, including but not limited to engineering, technical, financial, human resources, and information technology services;

         WHEREAS, the electric utility industry is currently undergoing, and is expected to continue to undergo, significant regulatory, structural, and economic changes;

         WHEREAS, Texas has enacted a statute that requires the restructuring of the electric utility industry in that state by separating ownership and management of generation assets and related businesses from ownership and management of transmission and distribution assets and related businesses by January 1, 2002, in order to foster the development of competitive electricity markets;

         WHEREAS, Arkansas has enacted legislation that also requires the restructuring of regulated electric utility companies operating in that state, but the effective date of restructuring in that state has been postponed to at least October 1, 2003;

         WHEREAS, Louisiana has not yet enacted legislation requiring the restructuring of regulated electric utility companies operating in that state;

         WHEREAS, under Texas law, after January 1, 2002, SWEPCO may no longer make direct sales to retail customers, while SWEPCO will continue to be operated on a


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 10
Rate Schedule FERC No. 340


regulated, vertically integrated basis and continue to serve retail customers in Arkansas and Louisiana;

         WHEREAS, SWEPCO intends to adopt a solution to the issues posed by restructuring in Texas that enables SWEPCO to operate its generation attributable to restructured and non-restructured states on a consistent basis, to use its generation attributable to restructured states to comply with the intent of restructuring legislation by competing for generation sales, and to continue to provide vertically integrated retail electric service in regulated jurisdictions;

         WHEREAS, SWEPCO is willing to sell, and PMA is willing to purchase, Available Assigned Capacity and Energy from SWEPCO's generation resources as provided in this Agreement;

         WHEREAS, SWEPCO and PMA desire that AEPSC continue to provide the services with respect to SWEPCO's generating units that it has been providing, but in the event AEPSC is unwilling or no longer able to provide such services to SWEPCO, or the Operating Committee elects to terminate the provision of services by AEPSC, that the same services be provided by a service provider selected by the Operating Committee on an efficient and cost-effective basis, so as to maximize the availability of SWEPCO's generating units while minimizing the cost of operating, managing, maintaining, and providing fuel for those units;


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 11
Rate Schedule FERC No. 340


         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

1.1. "AEP-WEST OPERATING AGREEMENT" means that agreement dated January 1, 1997 by and among Central Power and Light Company, Public Service Company of Oklahoma, SWEPCO, West Texas Utilities Company, and Central and South West Services, Inc., entitled "Restated and Amended Operating Agreement," and any amendment thereto now or hereafter executed by the parties to that agreement.

1.2. "AGREEMENT" means this Unit Power Sales Agreement, including attachments, and any amendments thereto now or hereafter executed by the Parties.

1.3. "ARKANSAS COMMISSION" means the Arkansas Public Service Commission, or any successor organization thereto.

1.4. "ANNUAL BUDGET" means the budget established for each Operating Year in accordance with Section 6.8.

1.5. "ANNUAL OPERATING PLAN" means the operating plan established for each Operating Year in accordance with Section 6.8.

1.6. "APPLICABLE OATT" means the Open Access Transmission Tariff filed with FERC by AEPSC on behalf of SWEPCO and certain of its affiliates in accordance with FERC's Order No.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 12
Rate Schedule FERC No. 340


888 or the Open Access Transmission Tariff filed with FERC by the Southwest Power Pool, as either may be applicable to particular transmission service, or any successor transmission service tariff to either, including any such successor tariff of a Regional Transmission Organization to which SWEPCO transfers operating control or authority over its transmission facilities.

1.7. "ASSIGNED CAPACITY" means that part of the SWEPCO Generating Capacity as defined in Section 4.1 that is allocated, from each generating unit listed in Schedule A or agreement listed in Schedule B, to PMA or to SWEPCO, respectively, under this Agreement.

1.8. "AVAILABLE,", when used to refer to capacity, means that such capacity is currently capable of being dispatched.

1.9. "AVAILABLE ASSIGNED CAPACITY", means that portion of a Party's Assigned Capacity that is currently Available for dispatch. "AVAILABLE CAPACITY" means Available Assigned Capacity and any Called Capacity.

1.10. "BANKRUPTCY" means a situation in which: (i) a Party files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files any petition, answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks or consents to, or acquiesces in the appointment of, any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of such Party's properties (the term "acquiesces" as used in this definition, includes, without limitation, the failure to file a petition or motion to vacate or


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 13
Rate Schedule FERC No. 340


discharge any order, judgment or decree within fifteen Days after entry of such order, judgment or decree); (ii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against a Party seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy law or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Party acquiesces in the entry of such order, judgment or decree or such order, judgment or decree remains unvacated and unstayed for an aggregate of sixty Days, whether or not consecutive, after the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of its property is appointed without the consent or acquiescence of such Party and such appointment remains unvacated and unstayed for an aggregate of sixty Days, whether or not consecutive; (iii) a Party admits in writing its inability to pay its debts as they mature; (iv) a Party gives notice to any federal or state governmental authority of insolvency or pending insolvency, or suspension or pending suspension of operations; or (v) a Party makes an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

1.11. "BUSINESS DAY" means any Day on which Federal Reserve member banks are open for business. A Business Day shall commence at 8:00 a.m. and close at 5:00 p.m., prevailing local time, at the location of the relevant Party's principal place of business, or at such other location as the context may require. In the event that the location cannot be determined from context, SWEPCO's principal place of business shall govern for purposes of application of the definition of "Business Day."


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 14
Rate Schedule FERC No. 340


1.12. "CALLED CAPACITY" means that share of the other Party's Available Assigned Capacity and associated Energy that either PMA or SWEPCO may call under
Section 5.6 of this Agreement in the event that the other Party does not designate such Available Assigned Capacity to be dispatched.

         1.12.1. "PMA'S CALLED CAPACITY" refers to Available Assigned Capacity and associated Energy not designated to be dispatched by SWEPCO and called by PMA.

         1.12.2. "SWEPCO'S CALLED CAPACITY", refers to Available Assigned Capacity and associated Energy not designated to be dispatched by PMA and called by SWEPCO.

1.13. "DAY" means a period of twenty-four (24) consecutive hours, beginning at 12:01 a.m., local time, at the Delivery Point(s); provided, however, that on the Day on which Central Daylight Savings Time becomes effective, the period shall be twenty-three (23) consecutive hours, and on the Day on which Central Standard Time becomes effective, the period shall be twenty-five (25) consecutive hours.

1.14. "DELIVERY POINTS" means the points at which SWEPCO's generating units are connected to SWEPCO's transmission facilities.

1.15. "EMERGENCY", means (i) any abnormal system condition that requires immediate manual or automatic action to prevent loss of firm load, equipment damage, or tripping of system elements that could adversely affect the reliability of SWEPCO's electric system, and (ii) any existing or potential system condition on SWEPCO's electric system that SWEPCO determines,


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 15
Rate Schedule FERC No. 340


in the exercise of reasonable discretion, is not or will not be in conformance with applicable criteria.

1.16. "EMISSION ALLOWANCE" means an emission allowance as defined by any state or federal statute for the control of air pollution, or any amendment thereto and any regulation promulgated thereunder.

1.17. "ENERGY", means the electric energy supplied under this Agreement, which shall be in the form of three-phase, alternating current at a frequency of 60 Hertz, with reasonable variations of frequency and voltage allowed consistent with Good Utility Practice.

1.18. "FERC" means the Federal Energy Regulatory Commission or any successor federal agency having regulatory jurisdiction over this Agreement.

1.19. "FIRST RENEWAL TERM" shall have the meaning provided in Section 3.2.1 of this Agreement.

1.20. "GOOD UTILITY PRACTICE" MEANS any of the practices, methods, and acts required, approved, or engaged in by a significant portion of the electric utility industry in the region where SWEPCO's generating units listed in Schedule A operate during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 16
Rate Schedule FERC No. 340


optimum practice, method, or act; rather, it is intended to be a spectrum of acceptable practices, methods, and acts.

1.21. "GOVERNMENTAL REQUIREMENT" means any statute, law, regulation, ordinance, rule, exemption, or order of any federal, state, county, municipal or other governmental authority, any political subdivision of any of the foregoing, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, including, without limitation, the final, non-appealable judicial or administrative interpretation of any such statute, law, regulation, ordinance, rule, exemption, or order by any such authority, instrumentality, body, or entity.

1.22. "INITIAL TERM" shall have the meaning provided in Section 3.2 of this Agreement.

1.23. "LOUISIANA COMMISSION" means the Louisiana Public Service Commission, or any successor organization thereto.

1.24. "MONTH" means the period beginning at 12:01 a.m., local time, on the first Day of each calendar month and ending at midnight of the last Day of such calendar month.

1.25. "OPERATING YEAR" means (i) with respect to the year 2002, that period of time beginning the Effective Date and ending on December 31, 2002; and (ii) with respect to subsequent years during the term of this Agreement, the calendar year commencing on January 1 and ending December 31 or such earlier date in such calendar year on which this Agreement expires or is terminated.

1.26. "PARTIES" means SWEPCO, PMA, AEPSC, or the assignee or successor of any of their rights and obligations under this Agreement; provided, however, in
Section 5.6 and Article XI


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 17
Rate Schedule FERC No. 340


(including all sections and subsections of each such Section or Article), "PARTIES" refers only to SWEPCO and PMA, or either of them, as the case may be. "PARTY" means one of the Parties.

1.27. "SECOND RENEWAL TERM" shall have the meaning provided in Section 3.2.2 of this Agreement.

1.28.    "SWEPCO GENERATING CAPACITY" shall have the meaning set forth in
Section 4.1 of this Agreement.

1.29. "SYSTEM INTEGRATION AGREEMENT" means that agreement among Appalachian Power Company, Kentucky Power Company, Ohio Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, and AEPSC, as Agent; and Central Power and Light Company, Public Service Company of Oklahoma, SWEPCO, West Texas Utilities Company, and Central and South West Services, Inc., as Agent, issued May 19, 2000 and effective June 15, 2000, and any amendment thereto now or hereafter executed by the parties to that agreement.

1.30. "PUCT" means the Public Utility Commission of Texas, or any successor organization thereto.

1.31. "UNCOMMITTED CAPACITY" means Available Assigned Capacity that SWEPCO or PMA does not schedule in the initial unit commitment described in Section 5.5.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 18
Rate Schedule FERC No. 340


                                   ARTICLE II

                         SALE AND PURCHASE OF UNIT POWER

2.1. OBLIGATIONS OF SWEPCO AND PMA. SWEPCO shall sell, and PMA shall purchase, Available Capacity and associated dispatched Energy from that portion of the SWEPCO's Generating Capacity that constitutes PMA's Assigned Capacity, and from any portion of SWEPCO's Uncommitted Capacity that is scheduled by PMA pursuant to Section 5.6.2. Each Party shall have the right to designate a portion of its Available Capacity and associated dispatched Energy for ancillary services.

2.2. DELIVERY. SWEPCO shall deliver Energy purchased by PMA at the Delivery Point associated with the generating unit from which the Energy is produced, or in the case of Energy delivered under a third-party agreement listed in Schedule B, at the delivery point specified in the third-party agreement.

2.3. OBLIGATIONS OF AEPSC. AEPSC shall continue to provide those operations, management, maintenance, fuel procurement, and other services enumerated in
Section 5.1 of the Restated and Amended AEP West Operating Agreement with respect to the generating units listed on Schedule A. AEPSC shall also provide such additional services as the Operating Committee may, from time to time request, or shall cease providing particular services if so requested by the Operating Committee. In providing such services, subject to the overriding direction of the Operating Committee, AEPSC shall adhere to Good Utility Practice and shall provide such services at the lowest cost consistent with maximizing the availability of such generating units. If AEPSC ceases to provide operations, management, maintenance and fuel


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 19
Rate Schedule FERC No. 340


procurement services with respect to SWEPC0's generating units listed in Schedule A, it shall cease to be a Party to this Agreement on the date it ceases to provide all such services.

                                  ARTICLE III

                                TERM OF AGREEMENT

3.1. EFFECTIVE DATE. This Agreement shall be effective upon execution by SWEPCO, PMA, and AEPSC. PMA shall begin to purchase Available Capacity and Energy under this Agreement, and shall begin to dispatch its Assigned Capacity, on January 1, 2002, or on such later date as all required regulatory authorizations have been received. PMA shall have no obligation to purchase or to pay for any Available Capacity or Energy before January 1, 2002 or such later date as all required regulatory authorizations have been received, or to reimburse SWEPCO for any costs that SWEPCO has expensed before that date.

3.2. TERMINATION DATE. Except for (a) termination following an Event of Default as provided in Section 11.2; (b) termination because of regulatory disapproval or regulatory changes as provided in Article XV; or (c) termination pursuant to mutual agreement of SWEPC0 and PMA, this Agreement shall continue in effect with respect to each generating unit listed on Schedule A and each capacity purchase agreement listed on Schedule B for an Initial Term ending on the date shown on Schedule A or Schedule B respectively.

         3.2.1. FIRST RENEWAL TERM. Not less than one year before the end of the Initial Term with respect to each unit listed in Schedule A and each agreement listed in Schedule B, PMA shall provide notice to SWEPCO if it wishes to extend this Agreement as to that unit or agreement for a First Renewal Term. In the event


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 20
Rate Schedule FERC No. 340


                  that PMA elects to enter into a First Renewal Term, the Operating Committee shall retain a consultant, at PMA's expense, to provide an estimate of the remaining useful life of the subject unit or agreement as of the first day of the First Renewal Term. The length of the First Renewal Tenn shall be less than 75 percent of the estimated remaining useful life of the subject unit or agreement as of the first day of the First Renewal Term, expressed in months, and rounded down to the last full month before reaching 75 percent of that estimated remaining useful life. The date by which PMA must provide notice if it wishes to enter into the First Renewal Tenn with respect to each unit or agreement is listed on Schedule A or B respectively.

         3.2.2. SECOND RENEWAL TERM. If PMA elects to extend the Agreement for the First Renewal Term with respect to any unit or agreement, then not less than one year before the end of the First Renewal Term as to that unit or agreement, PMA shall provide notice to SWEPCO if it wishes to extend this Agreement for a Second Renewal Term as to that unit or agreement. In the event that PMA elects to enter into a Second Renewal Term, the Operating Committee shall retain a consultant, at PMA's expense, to provide an estimate of the remaining useful life of the subject unit or agreement as of the first day of the Second Renewal Term. The length of the Second Renewal Term shall be less than 75 percent of the estimated remaining useful life of the subject unit or agreement as of the first day of the Second Renewal Term, expressed in months, and rounded down to the last full month before reaching 75 percent of that estimated remaining useful life. This


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 21
Rate Schedule FERC No. 340


Agreement shall terminate as to each such unit or agreement at the conclusion of the Second Renewal Term.

                                   ARTICLE IV

                             ALLOCATION OF CAPACITY

4.1. ASSIGNED CAPACITY. SWEPCO and PMA shall each have the right to Available Capacity and associated Energy from its respective Assigned Capacity. Assigned Capacity will be Available to SWEPCO and PMA individually in the same proportion (a) from each of the generating units listed in Schedule A to this Agreement or, in the case of jointly owned units, from SWEPCO's share of such units as reflected on Schedule A, with respect to the capability of each such unit as that capability may change over time as determined by the Operating Committee and (b) from certain capacity purchase agreements made by SWEPCO, listed in Schedule B. For purposes of this Agreement, the capacity of the generating units listed in Schedule A, or in the case of jointly owned units, SWEPCO's share of capacity in such units, and the capacity purchases listed in Schedule B shall be collectively referred to as the "SWEPCO Generating Capacity."

         4.1.1. PMA'S ASSIGNED CAPACITY. PMA's Assigned Capacity percentage at each unit listed on Schedule A or from each purchase agreement listed on Schedule B shall be that percentage of the total capability of the SWEPCO Generating Capacity determined using a ratio of the sum of the demands of the SWEPCO-Texas retail native load and the SWEPCO wholesale contract native load for the SWEPCO Wholesale contracts listed on Schedule C at the time of the four Year 2000 coincident Monthly summer (June, July, August, and September) SWEPCO peak


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 22
Rate Schedule FERC No. 340


                  demands to the sum of the same four coincident peak demands of the total SWEPCO native load. For purposes of this Agreement, the Parties have determined and agree that PMA's initial Assigned Capacity percentage will be 54.46 percent.

         4.1.2. SWEPCO'S ASSIGNED CAPACITY. SWEPCO's Assigned Capacity percentage at each unit listed on Schedule A or from each purchase agreement listed on Schedule B shall be that percentage determined by subtracting PMA's Assigned Capacity percentage from 100 percent. For purposes of this Agreement, the Parties have determined and agree that SWEPCO's initial Assigned Capacity percentage will be 45.54 percent. In the event that, after the Effective Date of this Agreement, SWEPCO constructs any new generating unit(s) or enters into an agreement to acquire capacity from a third party, the capacity acquired by such new construction or through such new contract will be SWEPCO's.

4.2. EFFECT OF CAPACITY AUCTION IN TEXAS MANDATED BY STATUTE. Texas has mandated by statute that a portion of SWEPCO's generation previously serving its Texas retail load be offered to third parties for a specified period of time by auction sale. During any part of the term of this Agreement that this requirement is in effect, all such generation required to be auctioned pursuant to Texas statute will the responsibility of PMA, which shall furnish the capacity entitlements to the third parties and shall be entitled to any payments made by such third parties with respect to their acquisition of such capacity entitlements during any part of the term of this Agreement.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 23
Rate Schedule FERC No. 340


4.3. EFFECT OF REQUIRED DIVESTITURE, ASSIGNMENT, OR OTHER DISPOSITION OF SWEPCO GENERATION SERVING ARKANSAS OR LOUISIANA NATIVE LOAD. If SWEPCO divests, assigns or otherwise disposes of generation serving Arkansas or Louisiana native load voluntarily or in compliance with an Arkansas or Louisiana statute, or an Order or Settlement issued or approved by the Arkansas Commission or the Louisiana Commission, any such disposition shall be satisfied from SWEPCO's Assigned Capacity and the percentages set forth in Sections 4.1.1 and 4.1.2 shall be deemed to be changed accordingly. SWEPCO shall be entitled to receive the proceeds from any such disposition.

4.4. EFFECT OF DISAGREEMENT AS TO UNIT RETIREMENT. If SWEPCO and PMA are unable to agree on whether a unit should be retired or kept in service, the Party wishing to retire the unit (referred to in this Section as the "Retiring Party") may provide notice pursuant to Section 16.10 to the other Party (referred to in this Section as the "Non-Retiring Party) and to AEPSC requiring that the unit be removed from the list of units in Schedule A within one year from the date of the notice.

         4.4.1. ASSIGNMENT BY SWEPCO TO PMA. In the event that SWEPCO wishes to retire a unit and PMA wishes that it continue to operate, and SWEPCO provides notice to remove the unit from Schedule A, then at PMA's request, and subject to any necessary regulatory review and approval and third-party consents, SWEPCO will transfer to PMA at depreciated book value title to the unit and SWEPCO's title, ownership, or other interests in such real estate, equipment, operational and


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 24
Rate Schedule FERC No. 340


                  landfill rights, permits, and other property, interests, and rights reasonably required for the operation of the unit.

         4.4.2. CONTRACTS PERTAINING TO RETIRED UNIT. After a unit has been removed from Schedule A pursuant to the terms of this Section:

                           a. RETIRING PARTY'S CONTRACTS. The Retiring Party shall bear all of the costs of those contracts pertaining to that unit into which it has entered without the participation of the Non-Retiring Party.

                           b.       JOINT CONTRACTS. To the extent such
                                    contracts pertain to that unit, SWEPCO and PMA will each bear its Assigned Capacity percentage share of the benefits and obligations of contracts into which SWEPCO and PMA have entered jointly, or into which AEPSC has entered on behalf of both SWEPCO and PMA with the approval of the Operating Committee.

                           c. CONTRACTS CONCERNING INFRASTRUCTURE. In the event that the Retiring Party has contracts concerning infrastructure that solely relates to the retiring plant, the Non-Retiring Party shall have right of first refusal if the Retiring Party sells or otherwise disposes of all or a part of its interest in such a contract.

         4.4.3. EFFECT ON RESIDUAL OBLIGATIONS. In the event that SWEPCO or PMA provides notice to remove a unit from Schedule A, and the other Party determines that it


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 25
Rate Schedule FERC No. 340


will continue to operate the unit after it is removed from Schedule A, the Operating Committee shall cause an independent engineering assessment to be made of the costs of decommissioning that unit as of the date of its projected removal from Schedule A. If either SWEPCO or PMA disagrees with the projection of costs in the independent engineering assessment, it may pursue the dispute resolution procedures provided in Article XII to determine the correct assessment. Once the correct assessment is determined, whether through the independent engineering assessment or through dispute resolution, the Retiring Party shall establish an interest-bearing escrow account in the full amount of its Assigned Capacity percentage share of the assessment amount. The Non-Retiring Party shall have the right to draw upon the escrow account, including accrued interest, at the time that the unit is decommissioned, but not before. In return for the Retiring Party's establishment and funding of the escrow account, the Non-Retiring Party shall release the Retiring Party for all liability for the costs of decommissioning the unit.

                                    ARTICLE V

                            SCHEDULING AND OPERATIONS

5.1. DISPATCH. PMA shall have the exclusive right to dispatch Energy and ancillary services from its Available Assigned Capacity, as well as from PMA's Called Capacity. Subject to operational requirements established by the Operating Committee and the operation of the units consistent with Good Utility Practice by AEPSC or another third party, SWEPCO shall make PMA's Available Assigned Capacity and PMA's Called Capacity Available for PMA to dispatch


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 26
Rate Schedule FERC No. 340


at all times. SWEPCO shall have the exclusive right to dispatch Energy and ancillary services from its Available Assigned Capacity, as well as from SWEPCO's Called Capacity.

5.2. FORECASTS. AEPSC shall notify SWEPCO and PMA on or before the fifteenth Day of each Month of the amount of Available Capacity and Energy expected to have Available from each of the generating units and each of the purchase agreements included in the SWEPCO Generating Capacity in each of the next thirty-six (36) Months. AEPSC shall provide SWEPCO and PMA with any forecasts of unit outages with respect to the units listed on Schedule A that it either develops or produces. In the event that the amount of Available Capacity or Energy forecast to be Available from any such generating unit(s) or purchase agreement(s) changes, AEPSC will notify SWEPCO and PMA as soon as it is feasible to do so.

5.3. OPERATIONS, MANAGEMENT, AND MAINTENANCE. AEPSC, at the direction of the Operating Committee, shall continue to operate, manage, and maintain the SWEPCO-owned or -operated power plants listed on Schedule A in accordance with Good Utility Practice in order to make Available the dependable capacity of each generating unit at all times that the unit is in operation and to minimize unit downtime. The Operating Committee shall direct AEPSC, and any other service provider that the Operating Committee selects, to operate, manage, and maintain the SWEPCO-owned or -operated power plants listed on Schedule A, to follow PMA's dispatch instructions as well as SWEPCO's, and otherwise to coordinate with PMA and with SWEPCO to the maximum extent possible to achieve the purposes of this Agreement. No agreement with AEPSC or any other third party shall remove or reduce any of SWEPCO's obligations under this Agreement. With respect to those power plants listed on Schedule A that are not owned or


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 27
Rate Schedule FERC No. 340


operated by SWEPCO, AEPSC shall carry out its contract administration responsibilities with respect to those plants in order to assure that SWEPCO's contract rights are exercised in order to benefit both SWEPCO and PMA.

         5.3.1. REPLACEMENT OF AEPSC. In the event that AEPSC (a) is unable to provide any or all of the services with respect to the generating units listed on Schedule A that it was providing on January 1, 2001; (b) is precluded by law from providing any or all of such services; (c) furnishes not less than twelve Months' notice to the other Parties that it is no longer willing to provide any or all of such services; or (d) is removed as a service provider with respect to any or all such services by decision of the Operating Committee, SWEPCO shall enter into an agreement with another service provider to obtain the services formerly provided by AEPSC; provided, however, that the selection of such service provider and the new agreement with such provider will both be subject to review and approval by the Operating Committee. The new agreement will require the new service provider to adhere to Good Utility Practice in providing services to SWEPCO and to provide such services at the lowest cost consistent with maximizing the availability of the generating units listed in Schedule A. The new service provider shall become a Party to this Agreement, and shall appoint an Operating Representative to participate in the activities of the Operating Committee as set forth in Section 5.4.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 28
Rate Schedule FERC No. 340


5.4. OPERATING COMMITTEE. By written notice to the other Parties, each Party shall name one representative ("Operating Representative") and one alternate to act for it in matters pertaining to operating arrangements under this Agreement. A Party may change its Operating Representative or alternate at any time by written notice to the other Parties. The three Operating Representatives for the respective Parties, or their alternates, shall comprise the Operating Committee. All decisions, directives, or other actions by the Operating Committee must be by unanimous agreement of the Operating Representatives of SWEPCO and PMA. The Operating Representative of AEPSC, or of any third party that provides services in replacement of AEPSC pursuant to Section 5.3.1 above, shall be free to express the views of AEPSC or such third party on any matter, but shall not have a vote on the Operating Committee except as specifically provided in Section 12.
1. If the Operating Representatives of the Parties are unable to agree on any matter, the matter will be resolved through the dispute resolution procedures provided in Article XII; provided, however, that AEPSC may seek resolution of any matter through the dispute resolution procedures provided in Article XII notwithstanding the unanimous agreement of the Operating Representatives of SWEPCO and PMA with respect to such matter.

         5.4.1. OPERATING COMMITTEE RESPONSIBILITIES. The Operating Committee shall have the following responsibilities:

                           a. Review and approval of the Annual Budget and Annual Operating Plan described in Section 6.8, including determination of the Emission Allowances required to be acquired by SWEPCO and PMA.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 29
Rate Schedule FERC No. 340


                           b. Establishment and review of procedures and systems for dispatch, notification of dispatch, and unit commitment under this Agreement, including any commitment of Called Capacity pursuant to Section 5.6.2.

                           c. Establishment and monitoring of procedures for communication and coordination with respect to unit capacity availability, fuel firing options, and scheduling of the SWEPCO Generating Capacity, including scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable cause of outages at any generating unit, as well as the return of any unit to availability following an unplanned outage.

                           d. Decisions on capital expenditures, including unit upgrades and repowering.

                           e. Determinations as to changes in the unit capability of the units listed on Schedule A and decisions on unit retirement.

                           f. Establishment and modification of billing procedures under this Agreement.

                           9. Establishment of projected capacity costs for use in planning by the Parties.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 30
Rate Schedule FERC No. 340


                           h. Specification of fuels, oversight of fuel inspection and certification procedures, and management of fuel inventories.

                           i. Establishment of, termination of, and approval of any change or amendment to, operating arrangements between SWEPCO and AEPSC or any replacement third party with respect to any of the generating units listed in Schedule A, as well as any change to operating arrangements under any of the contracts listed in Schedule B; provided, however, that AEPSC or any replacement third party shall participate in discussions pursuant to this subsection 5.4.1.i only if and to the extent requested to do so by both SWEPCO and PMA.

                           j.       Dispute resolution as provided in Section
                                    12. 1.

                           k. Review and approval of plans and procedures designed to insure compliance with any environmental law, regulation, ordinance or permit, including procedures for allocating and using Emission Allowances or for any programs that permit averaging at more than one unit for compliance.

                           1. Other duties as assigned by agreement of SWEPCO and PMA.

         5.4.2. OPERATING COMMITTEE MEETINGS. The Operating Committee shall meet at least quarterly, and at such other times as any Party may reasonably request.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 31
Rate Schedule FERC No. 340


         5.4.3. INFORMATION FOR USE OF THE OPERATING COMMITTEE. The Parties shall cooperate in providing to the Operating Committee the information it reasonably needs to carry out its duties, and to supplement or correct such information on a timely basis.

5.5. UNIT COMMITMENT. SWEPCO and PMA will each make an initial unit commitment one Business Day ahead of real-time dispatch.

5.6.     DISPATCH OF UNITS; CALL ON UNCOMMITTED CAPACITY. For purposes of this
Section 5.6 and all subsections of this Section, the terms "Party" or "Parties" refers only to SWEPCO, PMA, or both of them, as the case may be, and does not refer to AEPSC.

         5.6.1. UNITS TO BE DISPATCHED. Any unit designated to be committed by both Parties will be brought on line or kept on line and any unit that neither Party designates to be committed will remain off line or be taken off line.

         5.6.2. CALL ON UNCOMMITTED UNITS. Any unit designated to be committed by one Party, but designated not to be committed by the other Party, will be brought on line or kept on line only if the Party designating the unit for commitment undertakes to pay any applicable start-up costs for the unit, as well as any applicable minimum running costs for the unit thereafter, in which event the unit shall be brought on line or kept on line, as the case may be. The Party so designating the unit shall have the right to schedule and dispatch up to all of the Available Capacity of the unit. The Party exercising this right shall be referred to as the "Calling Party,"


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 32
Rate Schedule FERC No. 340


                  and the capacity called by that Party in excess of its Assigned Capacity percentage of the Available Capacity of that unit shall be referred to as its "Called Capacity." The other Party shall be referred to as the "Non-Calling" Party. The Calling Party shall provide reasonable notice to the Non-Calling Party of its call, including any start-up or shut-down time for each unit subject to its call.

         5.6.3. RECALL OF CALLED CAPACITY. The Non-Calling Party can reclaim any Called Capacity attributable to its Assigned Capacity share from any unit by giving the Calling Party notice equal to the normal start-up time for the unit in question or one hour, whichever is longer. At the end of the notice period, the Non-Calling Party shall have the right to schedule and dispatch the recalled capacity. At that point, the Non-Calling Party shall resume its responsibility for its share of any applicable start up costs for unit, and prospectively shall bear its responsibility for the costs associated with its Assigned Capacity from the unit.

         5.6.4. UNDISPATCHED CAPACITY FROM COMMITTED UNITS. If any capacity remains Available but is not dispatched from a Party's Available Assigned Capacity with respect to a unit committed as a result of the initial unit commitment, the other Party may only schedule and dispatch such capacity pursuant to agreement with the non-dispatching Party.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 33
Rate Schedule FERC No. 340


                                   ARTICLE VI

                        COST COMPONENTS AND PAYMENT TERMS

6.1. COST COMPONENTS. In return for SWEPCO's sale to PMA of Assigned Capacity and Energy under this Agreement, PMA will pay SWEPCO a Capacity Charge as provided in Section 6.2, PMA's share of Non-Fuel Variable Operating Costs as provided in Section 6.3, and Fuel Costs attributable to PMA as provided in
Section 6.4. In addition, PMA will pay SWEPCO its share of any other costs approved by the Operating Committee and initially incurred by SWEPCO. Pursuant to Article VII, SWEPCO will bill PMA for those costs with respect to those items and services provided by or through SWEPCO.

         6.1.1. AMOUNTS PAID BY SWEPCO FOR THIRD-PARTY SERVICES. SWEPCO shall be responsible in the first instance to make all payments due to AEPSC, or to any replacement service provider furnishing services to SWEPCO, at the units identified on Schedule A, even though such payments will be reflected in the share of Monthly charges payable by PMA to SWEPCO. PMA assumes no liability to AEPSC, or to any service provider furnishing replacement services, by reason of its execution of this Agreement.

6.2. CAPACITY CHARGE. In the case of the generating units listed in Schedule A, PMA will pay a monthly Capacity Charge for its Assigned Capacity calculated pursuant to the formulas and procedures set forth in Schedule D to this Agreement. In the case of the agreements listed in Schedule B, PMA shall pay a Capacity Charge each Month calculated by multiplying its


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 34
Rate Schedule FERC No. 340


Assigned Capacity percentage by the amount of the Capacity Charge that SWEPCO is required to pay under each such agreement for that Month.

6.3. NON-FUEL VARIABLE OPERATING COSTS. In the case of the generating units listed in Schedule A, PMA will pay the Non-Fuel Variable Operating Costs associated with the amount of Energy that it dispatches from Called Capacity in each Month. The formulas, components, and procedures for calculating the Monthly Non-Fuel Variable Operating Costs are listed in Schedule E to this Agreement.

6.4. FUEL COSTS. AEPSC, at the direction of the Operating Committee, shall continue to procure and deliver fuel to each of the generating units listed in Schedule A. Except for any unit listed in Schedule A for which PMA has exercised the option described in Section 6.4.1, for each unit listed in Schedule A, PMA will pay for the Fuel Costs associated with the Energy that it schedules from its Assigned Capacity and from any Called Capacity that it takes pursuant to a call of Uncommitted Capacity as described in Section 5.6 above. Fuel Costs will include the cost of the fuel itself, the cost of fuel transportation, and any carrying charges associated with fuel, and will be calculated by the procedures set forth in Schedule D.

         6.4.1. OPTION TO SUPPLY FUEL. With respect to each unit listed in Schedule A, PMA shall have the option, on six (6) Months' notice, to supply the fuel necessary to operate its Assigned Capacity and its Called Capacity, if any, at that unit. This option must be noticed at the same time as to all generating units at a single facility served from the same physical fuel inventory. The option, once noticed, may not be revoked without SWEPCO's consent.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 35
Rate Schedule FERC No. 340


                           a. USE OF DELIVERY AND STORAGE FACILITIES. If it exercises the option described in this
                                    Section 6.4.1, PMA shall have the right to use delivery and storage facilities, including rights of access, owned by SWEPCO or under contract to SWEPCO for the delivery to or storage of such fuel at the station, in proportion to its Assigned Capacity percentage. PMA shall pay to SWEPCO a Monthly charge reflecting the proportional cost of its use of fuel delivery and storage facilities in each Month.

                           b.       EFFECT OF EXISTING FUEL SUPPLY AND
                                    TRANSPORTATION CONTRACTS. In the event that PMA exercises the option described in this
                                    Section 6.4.1 with respect to a unit as to which fuel is supplied under one or more of the long-term fuel supply contracts listed in Schedule E to this Agreement, SWEPCO shall assign to PMA, and PMA shall accept assignment of, a percentage interest of SWEPCO's rights and obligations under the applicable contract(s), and any associated transportation contract(s), determined by multiplying PMA's Assigned Capacity percentage by SWEPCO's entitlement to receive fuel under the contract(s) for the unit(s) as to which the option is exercised.

                           c. Effect of Non-Delivery. If PMA exercises the option provided in this subsection, but for any reason the fuel supply that is PMA's


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 36
Rate Schedule FERC No. 340


                                    responsibility is not timely delivered to the subject generating unit(s), PMA shall not have the right to commit or dispatch the units affected.

         6.4.2. OPERATING COMMITTEE OVERSIGHT. In the event that PMA exercises the option to supply fuel described in Section 6.4.1 with respect to any unit, the specifications for the fuel(s) supplied for that unit will be established and, when appropriate, modified, by the Operating Committee. Fuel will be subject to inspection and certification procedures as the Operating Committee may decide. Fuel inventories at each unit that is the subject of the option, or at the generating facility containing such units, may be physically commingled, but separate accounts will be maintained to reflect the fuel credited to each Party and used by each Party at each unit. The Operating Committee will develop procedures to avoid imbalances between the amount of fuel SWEPCO and PMA each delivers and the amount of fuel SWEPCO and PMA each uses, and shall take any steps necessary for the correction of any imbalance by settlement or payment as soon as feasible, but in no event shall imbalances be permitted to exist for more than six months without settlement or payment. The Fuel Costs of SWEPCO and PMA with respect to an individual unit will be equal to the sum of minimum load and hourly average Fuel Costs (based on average heat rates at the unit's level of capacity utilization) associated with the Energy that each schedules from that unit from its Assigned Capacity or Called Capacity.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 37
Rate Schedule FERC No. 340


         6.4.3. FUEL INVENTORY. In the event that PMA exercises the option to supply fuel described in Section 6.4.1 with respect to any unit, SWEPCO will assign to PMA a fraction of the fuel inventory as of the date of the option takes effect at the generating units affected by the exercise of the option. The fraction shall be determined by multiplying PMA's Assigned Capacity percentage by the total fuel inventory of that unit on the date of assignment. The assignment shall be at the book value of the total inventory of that unit as of the date of assignment, less book value of the same fraction of the same inventory on the Effective Date of this Agreement.

6.5. FERC FEES. SWEPCO and PMA shall be individually responsible for any fees charged by FERC on the basis of the sales or transmission by each of capacity or energy at wholesale in interstate commerce.

6.6. EMISSION ALLOWANCES. On or before the Effective Date of this Agreement, SWEPCO will assign to PMA the fraction, equal to PMA's Assigned Capacity percentage, of each vintage year of Emission Allowances, issued by the U.S. Environmental Protection Agency ("USEPA") pursuant to Title IV of the Clean Air Act Amendments of 1990 and any regulations thereunder ("Title IV Emission Allowances"), that it has received from the Administrator of USEPA with respect to SWEPCO's generating units listed in Schedule A in the past and has not expended as of the date of assignment. In addition, SWEPCO will assign to PMA a fraction of such Title IV Emission Allowances which were purchased by SWEPCO and held in any account for use at those SWEPCO units. The fraction of such Title IV Emission Allowances to be assigned by


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 38
Rate Schedule FERC No. 340


SWEPCO to PMA will be determined by multiplying PMA's Assigned Capacity percentage by the total of such Title IV Emission Allowances that it has received or purchased and has not expended as of the date of assignment. Thereafter, Title IV Emission Allowances received by SWEPCO with respect to those generating units will be shared by the SWEPCO and PMA in accordance with the Assigned Capacity percentage of each of them. To the extent that additional Title IV Emission Allowances are required, SWEPCO and PMA will each be responsible for acquiring sufficient Title IV Emission Allowances to satisfy the Emission Allowances required because of its dispatch of Energy from each unit. AEPSC will also determine the number and allocation of Emission Allowances to be supplied to any third-party unit operator under applicable designated representative agreements. On or before January 10 of each year, AEPSC shall determine and notify SWEPCO and PMA of the number of additional Emission Allowances consumed by each of them through December 31 of the previous year, and SWEPCO and PMA shall each transfer into the appropriate generating unit U.S. EPA Allowance Transfer System account that number of Emission Allowances with a small compliance margin by January 31 of that year. In the event that SWEPCO or PMA fails to surrender the required number of Emission Allowances by January 3 1, AEPSC shall purchase the required number of Emission Allowances, and SWEPCO or PMA, as the case may be, shall reimburse AEPSC for such purchases, with interest running from the date of the purchases to the date of payment. The Operating Committee will develop procedures to be implemented after the end of each calendar year to account for the Title IV Emission Allowances required by the use of each unit by SWEPCO and PMA and to correct any imbalance between Emission Allowances supplied and Emission Allowances used through the end of the preceding year by settlement or payment.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 39
Rate Schedule FERC No. 340


6.7. CAPITAL REPAIRS AND IMPROVEMENTS. Capital repairs and improvements will be determined by the Operating Committee pursuant to the annual budgeting process set forth in Section 6.8. Expenditures for such capital repairs and improvements will initially be paid by SWEPCO, which shall include the costs of such capital repairs and improvements in calculating the Capacity Charge pursuant to Section 6.2; provided, however, that expenditures that the Operating Committee determines have been or will be incurred exclusively for one Party shall be assigned exclusively to that Party.

6.8. ANNUAL BUDGETING PROCESS. At least 90 days before the start of each Operating Year, SWEPCO shall submit to the Operating Committee a proposed Annual Budget with respect to its generating units listed in Schedule A, a proposed Annual Operating Plan with respect to those generating units, and an estimate and schedule of costs to be incurred for major maintenance or replacement items with respect to those generating units during the next six-year period. At that time, or as soon thereafter as is feasible, it shall also provide corresponding information provided by the seller under each of the agreements listed in Schedule B. The Annual Budget shall be presented on a month-by-month basis for each Month during the next Operating Year, and shall include an operating budget, a capital budget, an estimate of the cost of any major repairs that SWEPCO anticipates will occur during such Operating Year with respect to the generating units listed in Schedule A, and an itemized estimate of all projected non-fuel variable operating expenses relating to SWEPCO's operation of those generating units during that Operating Year. The members of the Operating Committee will meet and work in good faith to agree upon the final Annual Budget and final Annual Operating Plan, and will also meet to discuss the information provided with respect to the agreements listed in Schedule B, including whether


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 40
Rate Schedule FERC No. 340


SWEPCO should seek a modification in the seller's budget or operating plans with respect to the capacity that is the subject of each of those contracts. Once approved, the Annual Budget and Annual Operating Plan shall remain in effect throughout the applicable Operating Year, subject to such changes, revisions, amendments, and updating as the Operating Committee may determine.

6.9. COSTS UPON RETIREMENT OR DECOMMISSIONING OF UNITS. Upon the retirement or decommissioning of any SWEPCO generating unit listed in Schedule A, PMA will be responsible to pay a percentage equal to its Assigned Capacity percentage of the net amount by which the costs of all decommissioning, closure, restoration, and environmental protection measures taken by SWEPCO with respect to the retirement or decommissioning of the unit exceed the proceeds of sale or salvage of the unit, including all facilities and equipment. To the extent such proceeds exceed the costs of all decommissioning, closure, restoration, and environmental protection measures taken by SWEPCO with respect to the retirement or decommissioning of the unit, PMA shall be entitled to receive a percentage of such proceeds equal to its Assigned Capacity percentage. Any dispute between SWEPCO and PMA concerning the application of this section will be resolved through the dispute resolution procedures provided in Article XII.

                                   ARTICLE VII

                               BILLING AND PAYMENT

7.1. BILLING PROCEDURE. SWEPCO shall track and bill PMA Monthly for the Capacity Charge attributable to PMA's Assigned Capacity, any Non-Fuel Variable Operating Costs attributable to


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 41
Rate Schedule FERC No. 340


PMA, fuel costs as provided in Section 6.4, and for PMA's share of any other costs approved by the Operating Committee and initially incurred by SWEPCO.

7.2. PAYMENT. Payment of the amounts set forth on the invoice is due from PMA within ten Days after receipt of the invoice, unless otherwise agreed to by SWEPCO and PMA in writing; provided, however, that if the tenth Day after receipt of an invoice is not a Business Day, payment of the amounts set forth in that invoice will be due on the first Business Day after that tenth Day.

7.3. BILLING DISPUTES. PMA may, in good faith, challenge the correctness of any bill rendered under this Agreement no later than twelve (12) Months after the date the bill was rendered. In the event that a bill or portion thereof is challenged, PMA shall nevertheless pay the undisputed amount of the bill when due. Any challenge to a bill shall be in writing and shall state the specific basis for the challenge. If it is subsequently determined or agreed that an adjustment to the bill is appropriate, SWEPCO shall prepare a revised bill and submit such revised bill to PMA. If a refund is due, SWEPCO shall make such refund at the time it submits the revised bill, together with interest on such refund from the date of PMA's original overpayment to the date of SWEPCO's refund payment. If an additional amount is due as a result of the resolution of the billing dispute, PMA shall pay such additional amount within ten Days after receipt of the revised bill, together with interest on such additional amount from the date of PMA's original underpayment to the date of PMA's additional payment. If SWEPCO and PMA cannot agree as to the resolution of a billing dispute within thirty days after the challenge is presented, the dispute will be resolved pursuant to the disputes resolution procedures provided in Article XII.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 42
Rate Schedule FERC No. 340


7.4. BILLING ADJUSTMENTS. SWEPCO shall have the right to adjust any bill rendered under this Agreement for any arithmetic, computational, estimation, meter reading, billing, or other errors no later than twelve (12) Months after the date that the bill was rendered. Any billing adjustment shall be in writing and shall state the specific basis for the adjustment. PMA shall not pay interest on any additional amount due as a result of such adjustment, nor shall SWEPCO shall pay interest on any refund due because of such adjustment.

7.5. APPLICABLE INTEREST RATE. All interest calculations under this Agreement shall use a rate per annum equal to the Federal Funds Rate (as published by the Board of Governors of the Federal Reserve System as from time to time in effect). Such interest shall be calculated on the basis of the actual number of Days elapsed over a year of 360 Days.


                                  ARTICLE VIII

                              TRANSMISSION SERVICES

8.1. RESPONSIBILITIES. SWEPCO and PMA shall each be responsible for arranging for transmission service and ancillary services for energy dispatched from its Available Assigned Capacity and Called Capacity, as provided in the Applicable OATT or other applicable tariffs.

                                   ARTICLE IX

                          INTERRUPTION AND CURTAILMENTS

9.1. SCHEDULED OUTAGES. SWEPCO and PMA shall jointly agree on the scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable cause of -outages at any SWEPCO generating unit listed in Schedule A.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 43
Rate Schedule FERC No. 340

9.2. NOTIFICATION OF UNSCHEDULED OUTAGES. AEPSC and SWEPCO shall notify PMA as soon as is feasible of any unscheduled outage at any of SWEPCO's generating units listed in Schedule A, or any unscheduled outage affecting deliveries under any of the agreements listed in Schedule B, including the anticipated duration of such unscheduled outage as soon as such duration can reasonably be estimated, and shall update such reports as new information becomes available, until all affected units have been restored to full service.

9.3. EFFECT OF CURTAILMENT. In the event of a curtailment of capacity in any generating unit subject to this Agreement, whether by reason of a scheduled or unscheduled outage, PMA's Assigned Capacity and SWEPCO's Assigned Capacity in such unit shall be decreased in proportion to the respective Assigned Capacity percentages of SWEPCO and PMA under this Agreement, in amount equal to the total amount of such capacity curtailed until the end of the curtailment.

                                    ARTICLE X

                                  FORCE MAJEURE

10.1. DEFINITION. As used in this Agreement, the term "Force Majeure" means any cause that is beyond the reasonable control of, and without the fault or negligence of, the Party claiming Force Majeure. Force Majeure includes sabotage, strikes or other labor difficulties, riots, civil disturbances, acts of God, acts of public enemies, drought, earthquake, flood, explosion, fire, lightning, landslides, or similar cataclysmic event, or appropriation, diversion, or interruption of service under this Agreement by any court or governmental authority having jurisdiction thereof, or any other cause, whether of the kind enumerated herein or otherwise, not within the control of


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 44
Rate Schedule FERC No. 340


the Party claiming Force Majeure. Economic hardship of any Party shall not constitute a Force Majeure event under this Agreement, including the loss of any market or the inability of either SWEPCO or PMA to economically use or resell energy generated from its Assigned Capacity or from any Called Capacity.

10.2. PERFORMANCE EXCUSED. If any Party is rendered wholly or partially unable to perform under this Agreement because of a Force Majeure event, that Party shall be excused from such obligations to the extent that the occurrence of the Force Majeure event prevents such Party's performance, provided that: (a) the non-performing Party promptly, but in no case longer than three (3) Business Days after the occurrence of the Force Majeure event, gives the other Parties written notice describing in reasonable detail the nature of the Force Majeure event; (b) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure event; and (c) the non-performing Party used Good Utility Practice to remedy its inability to perform.

10.3. STRIKE ISSUES. NO Party to this Agreement shall be required to settle a strike affecting it, except when, in its best judgment, such a settlement appears advisable.

10.4. PAYMENTS NOT EXCUSED. Nothing in this Article X shall excuse either SWEPCO or PMA from making payments when due for its share of the cost components set forth in Article VI or for any other amounts due under any provision of this Agreement.

                                   ARTICLE XI

                                    DEFAULTS


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 45
Rate Schedule FERC No. 340


11.1. EVENTS OF DEFAULT. For purposes of this Article XI and all sections and subsections of this Article, the terms "Party" or "Parties" refer only to SWEPCO, PMA, or both of them, as the case may be, and do not refer to AEPSC. The following constitute Events of Default by a Party under this Agreement:

         11.1.1. BANKRUPTCY. The Bankruptcy of either Party shall be an Event of Default by that Party.

         11.1.2. VIOLATION OR NONCOMPLIANCE WITH GOVERNMENTAL REQUIREMENT. Violation or noncompliance with a Governmental Requirement by a Party or its agent shall be an Event of Default by that Party, if the violation or noncompliance has or may have a Material Adverse Effect on the non-defaulting Party with respect to its rights or obligations under this Agreement. For purposes of this Agreement, a "Material Adverse Effect" is any impact or effect that deprives a Party of all or a substantial portion of its reasonably expected benefits under this Agreement, whether directly or by increasing that Party's burdens or costs under this Agreement.

         11.1.3. FAILURE TO PERFORM. The failure of a Party to perform a material obligation under this Agreement shall be an Event of Default by that Party.

11.2. NOTICE OF DEFAULT AND OPPORTUNITY TO CURE. Upon the occurrence of an Event of Default, the non-defaulting Party may deliver a written Notice of Default to the defaulting Party. Except for the event set forth in Section 11.1.1, for which the non-defaulting Party may terminate


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 46
Rate Schedule FERC No. 340


this Agreement immediately, the Default Notice shall begin the running of a cure period of thirty (30) Days, at the end of which the non-defaulting Party may terminate this Agreement if the default has not been cured; provided, however, that if the default cannot reasonably be cured within said thirty-day period and the defaulting Party shall have commenced to cure such failure within said period and shall thereafter proceed with reasonable diligence and good faith to cure such failure, then the cure period shall be extended for such longer period of time (but not more than ninety (90) days total, including the original thirty-day period) as shall be necessary to accomplish such cure with all reasonable diligence (so long as such extended period will not cause an immediate Material Adverse Effect on the non-defaulting Party and provided further that the occurrence of any such immediate Material Adverse Effect shall terminate the extended period).

11.3. NO WAIVER. If a non-defaulting Party does not give the Notice of Default provided in Section 11.2, or does not terminate this Agreement after the running of the cure period, notwithstanding the failure of the defaulting Party to cure, in whole or in part, the default, the non-defaulting Party shall not waive any rights it has under this Agreement, including the right to give a new Notice of Default as to the uncured default.

11.4. DISPUTE RESOLUTION. Any dispute as to the application of this Article shall be resolved through the dispute resolution procedures provided in Article XII.

                                  ARTICLE XII

                               DISPUTE RESOLUTION


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 47
Rate Schedule FERC No. 340


12.1. PRESENTATION OF DISPUTE. If any Party believes that a dispute has arisen as to the meaning or application of this Agreement, it shall present that matter to the Operating Committee in writing, and shall provide a copy of that writing to the other Parties pursuant to the notice provisions of Section 16.10 of this Agreement. The Operating Representative of any Party not involved in the dispute may participate in discussion of the dispute, but shall not have a vote on the resolution of the dispute. For purposes of resolving a dispute presented to the Operating Committee, if AEPSC (or any third party that provides services in replacement of AEPSC pursuant to section 5.3.1) is one of the Parties involved in the dispute, its Operating Representative shall have a vote on the resolution of the dispute, and any decision of the Operating Committee resolving the dispute must be unanimous.

12.2. INABILITY OF OPERATING COMMITTEE TO REACH AGREEMENT. If the Operating Committee is unable to reach agreement on any dispute within thirty days after the dispute is presented to it, the matter shall be referred to the Chief Operating Officers of the Parties involved in the dispute for resolution in the manner that such individuals shall agree is appropriate; provided, however, that any Party involved in a dispute may invoke the arbitration provisions set forth in Section 12.3 at any time after the end of the thirty-day period provided for the Operating Committee to reach agreement.

12.3.    ARBITRATION.

         12.3.1. COMMENCEMENT OF ARBITRATION PROCEEDING. If the Parties involved in a dispute arising under this Agreement are unable to resolve that dispute through the Operating Committee within thirty days after the dispute is presented to the


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 48
Rate Schedule FERC No. 340


                  Operating Committee pursuant to Section 12.1, or through reference of the matter to the Chief Operating Officers of the Parties involved in the dispute pursuant to section 12.2, any Party involved in the dispute may commence arbitration proceedings by providing written notice to the other Parties, detailing the nature of the dispute, designating the issue(s) to be arbitrated, identifying the provisions of this Agreement under which the dispute arose, and setting forth such Party's proposed resolution of such dispute.

         12.3.2. APPOINTMENT OF ARBITRATOR. Within 10 days of the date of the notice of arbitration, a representative of each Party involved in the dispute shall meet for the purpose of selecting an arbitrator. If the Parties' representatives are unable to agree on an arbitrator within 15 days of the date of the notice of arbitration, then an arbitrator shall be selected in accordance with the procedures of the American Arbitration Association ("AAA"). Whether the arbitrator is selected by the Parties' representatives or in accordance with the procedures of the AAA, the arbitrator shall have the qualifications and experience in the occupation, profession, or discipline relevant to the subject matter of the dispute.

         12.3.3. ARBITRATION PROCEEDINGS. Any arbitration proceeding shall be subject to the Federal Arbitration Act, 9 U.S.C. ss. ss. 1 ET SEQ. (1994), as it may be amended, or any successor enactment thereto, and shall be conducted in accordance with the commercial arbitration rules of the AAA in effect on the date of the notice to the extent not inconsistent with the provisions of this Article XII.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 49
Rate Schedule FERC No. 340


         12.3.4. AUTHORITY OF ARBITRATOR. The arbitrator shall be bound by the provisions of this Agreement where applicable, and shall have no authority to modify any terms and conditions of this Agreement in any manner. The arbitrator shall render a decision resolving the dispute in an equitable manner, and may determine that monetary damages are due to a Party or may issue a directive that a Party take certain actions or refrain from taking certain actions, but shall not be authorized to order any other form of relief, provided, however, that nothing in this Article shall preclude the arbitrator from rendering a decision that adopts the resolution of the dispute proposed by a Party. Unless otherwise agreed to by the Parties involved in the dispute, the arbitrator shall render a decision within 120 days of appointment, and shall notify the Parties to this Agreement in writing of such decision and the reasons supporting such decision. The decision of the arbitrator shall be final and binding upon the Parties involved in the dispute, and any award may be enforced in any court of competent jurisdiction.

         12.3.5. EXPENSES AND COSTS. The fees and expenses of the arbitrator shall be shared equally by the Parties involved in the dispute, unless the arbitrator specifies a different allocation. All other expenses and costs of the arbitration proceeding shall be the responsibility of the Party incurring such expenses and costs.

         12.3.6. LOCATION OF ARBITRATION PROCEEDINGS. Unless otherwise agreed by the Parties involved in the dispute, any arbitration proceedings shall be conducted in Columbus, Ohio.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 50
Rate Schedule FERC No. 340


         12.3.7. CONFIDENTIALITY. Except as provided in this Article, the existence, contents, or results of any arbitration proceeding under this Article may not be disclosed without the prior written consent of the Parties involved in the dispute; provided, however, that any Party may make disclosures as may be required to fulfill regulatory obligations to any agencies having jurisdiction, and may inform its lenders, affiliates, auditors, and insurers, as necessary, under pledge of confidentiality, and may consult with expert consultants as required in connection with an arbitration proceeding under pledge of confidentiality.

         12.3.8. FERC JURISDICTION OVER CERTAIN DISPUTES. Nothing in this Agreement shall be construed to preclude any Party from filing a petition or complaint with FERC with respect to any claim over which FERC has jurisdiction. In such case, any other Party may request that FERC reject the petition or complaint or otherwise decline to exercise its jurisdiction. If FERC declines to act with respect to all or part of a claim, the portion of the claim not so accepted by FERC may be resolved through arbitration, as provided in this Article. To the extent that FERC asserts or accepts jurisdiction over all or part of a claim, the decisions, findings of fact, or orders of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction by FERC shall be stayed, pending the outcome of the FERC proceedings. The arbitrator shall have no authority to modify, and shall be conclusively bound by, any decisions, findings of fact, or orders of FERC; provided, however, that to the extent that any


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 51
Rate Schedule FERC No. 340

                  decisions, findings of fact, or orders of FERC do not provide a final or complete remedy to a Party seeking relief, such Party may proceed to arbitration under this Article to secure such a remedy, subject to any FERC decisions, findings, or orders.

12.4.    EXCLUSIVE MEANS OF DISPUTE RESOLUTION. The procedures set forth in this
Article XII shall be the exclusive means for resolving disputes arising under this Agreement and shall survive this Agreement to the extent necessary to resolve any disputes pertaining to this Agreement. Except as provided in Sections 12.3.1 and 12.3.8, no Party shall have the right to bring any dispute for resolution by a court, agency, or other entity having jurisdiction over this Agreement, unless both Parties agree in writing to such procedure.

                                  ARTICLE XIII

                    INDEMNIFICATION; LIMITATION OF LIABILITY

13.1. RESPONSIBILITIES. Subject to Section 13.2, each Party shall indemnify and hold harmless each other Party and its owners, officers, directors, employers, represent atives, and agents for, against, and from any claim, liability, damage, loss, or expenses of any kind or nature (including reasonable attorneys' fees) for any claims, suits, judgments, demands, actions, or liabilities, in each such instance to the extent determined to be attributed to the negligence, gross negligence, willful misconduct, or strict liability in tort or breach of this Agreement by the indemnitor or its owners, officers, directors, employers, representatives, and agents (it being the intention of the Parties that each Party is entitled to reciprocal and comparative indemnity). The provisions of this Section 13.1 shall survive the expiration or termination of this Agreement.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

2
Southwestern Electric Power Company                        Original Sheet No. 52
Rate Schedule FERC No. 340


13.2. LIMITATION OF LIABILITY. FOR BREACH OF ANY PROVISION OF THIS AGREEMENT, A PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

13.3. LIMITATION OF ACTIONS. No Party shall present a claim under this Agreement for damages or other relief with respect to any action or omission of another Party that occurred more than twenty-four (24) Months before the claim is asserted. With respect to billing disputes, any claim for reduction or increase must be presented within twelve (12) Months after the bill was rendered.

                                   ARTICLE XIV

                             REGULATORY REQUIREMENTS

14.1. REQUIRED REGULATORY APPROVALS AND ACTIONS. In the event that any regulatory agency with jurisdiction to approve or disapprove this Agreement finally disapproves this Agreement,


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 53
Rate Schedule FERC No. 340


then the Agreement shall terminate on December 31, 2001 or the date of disapproval, whichever is later. No regulatory disapproval shall be final for purposes of this terminating this Agreement until all motions for reconsideration or appeals of the disapproval letter have been decided and the time for any further appeal shall have elapsed without such further appeal having been noticed.

14.2. REGULATORY REVIEW. If, during review of this Agreement, any regulatory agency with jurisdiction and authority to do so orders the modification of any term or condition, or orders the alteration of any charge(s), or in any way conditions its approval of this Agreement, and either SWEPCO or PMA determines that such order, action, or decision has or will have a Material Adverse Effect on it (as that term is defined in Section 11.1.2), SWEPCO and PMA shall negotiate in good faith to agree on modified terms and conditions mutually agreeable to them that are consistent with such regulatory order, action, or decision and that preserve, to the maximum extent possible, the balance of economic benefits and burdens previously created by this Agreement before the issuance of such regulatory order, action, or decision.

                                   ARTICLE XV

                                BOOKS AND RECORDS

15.1. BOOKS AND RECORDS. SWEPCO shall keep such books and records with respect to the costs of owning, operating, and maintaining or improving its generating units and such other pertinent information under this Agreement as shall be required (1) to allow PMA to verify the accuracy of SWEPCO's billing statements, and (2) to comply with FERC and other regulatory authority requirements.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 54
Rate Schedule FERC No. 340


15.2. AUDITS. PMA shall have the right, at its sole expense, upon reasonable notice and during normal Business Day hours, to examine SWEPCO's books and records to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to this Agreement, for a period of up to one year after such statement, charge or computation has been supplied to PMA.

15.3. COOPERATION IN CONNECTION WITH REGULATORY AND JUDICIAL PROCEEDINGS. To the extent that any Party requires relevant information in the possession of another Party for regulatory or judicial purposes, the Party possessing such information shall cooperate with the other Party to provide the information required to satisfy the inquiry; provided, however, that a Party may deem any information in its possession to be privileged or confidential, and to this extent, the Party seeking such information for regulatory or judicial purposes shall put forth its best efforts to protect the privileged or confidential status of such information, including promptly notifying the other Party that the information has been requested, and petitioning the applicable regulatory or judicial body for a protective order protecting the privileged or confidential status of the information.

                                   ARTICLE XVI

                                  MISCELLANEOUS

16.1. INTERPRETATION. In this Agreement: (i) unless otherwise specified, references to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (ii) the singular includes the plural and the plural includes the singular; (iii) unless otherwise specified, each reference to a Governmental Requirement includes all provisions amending, modifying, supplementing or replacing such Governmental Requirement


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 55
Rate Schedule FERC No. 340


from time to time; (iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; (v) unless otherwise specified, each reference to any agreement includes all amendments, modifications, supplements, and restatements made to such agreement from time to time which are not prohibited by this Agreement; (vi) the descriptive headings of the various Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict the terms and provisions thereof, and (vii) "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole.

16.2. PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision contained herein shall be found to be invalid, illegal, or unenforceable in any respect and for any reason, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of the provision or any provision of this Agreement, unless such a construction would be unreasonable. If such a construction would be unreasonable or would deprive a Party of a material benefit under this Agreement, the Parties shall seek to amend this Agreement to remove the invalid portion and otherwise provide the benefit, unless prohibited by law.

16.3. ASSIGNMENT. Any transfer or assignment by any Party of any or all rights, benefits or responsibilities under this Agreement shall not relieve the transferring Party of any responsibility under this Agreement unless the other Parties so consent; provided, however, that consent to a release of an assigning Party's responsibilities shall not be unreasonably withheld.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 56
Rate Schedule FERC No. 340


16.4. SUCCESSORS INCLUDED. Reference to any individual, corporation, or other entity shall be deemed a reference to such individual, corporation, or other entity together with its successors and permitted assigns from time to time.

16.5. APPLICABLE LAWS, REGULATIONS, ORDERS, APPROVALS, AND PERMITS. This Agreement is made subject to all existing and future applicable Governmental Requirements, including federal, state, and local laws and to all existing and future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Agreement.

16.6. CHOICE OF LAW AND JURISDICTION. The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Texas, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

16.7. ENTIRE AGREEMENT. This Agreement supersedes all previous representations, understandings, negotiations, and agreements either written or oral between the Parties or their representatives with respect to the subject matter hereof, and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

16.8. COUNTERPARTS TO THIS AGREEMENT. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

16.9. AMENDMENTS. It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify, or supplement this Agreement, including the Service Schedules


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 57
Rate Schedule FERC No. 340


and any other attachments that may be made a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties and, if appropriate, subject to approval or acceptance for filing by the FERC.

16.10. NOTICES. Unless otherwise provided in this Agreement, any notice, consent, or other communication required to be made under this Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below, or sent by facsimile transmission to the facsimile number indicated below. Any Party may from time to time change its address for the purposes of notices, consents, or other communications to that Party by a similar notice specifying a new address, but no such change shall become effective until it is actually received by the Parties sought to be charged with its contents. All notices, consents, or other communications required or permitted under this Agreement that are addressed as provided in this Section 16.10 shall be deemed to have been given (a) upon delivery, if delivered in person or by overnight courier or certified mail, or (b) upon automatically generated confirmation if given by facsimile.

         SWEPCO:                   1 Riverside Plaza
                                   Columbus, OH 43215
                                   facsimile: 614-223-2352

         PMA:                      1 Riverside Plaza
                                   Columbus, OH 43215
                                   facsimile: 614-324-5096


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 58
Rate Schedule FERC No. 340


         AEPSC:                    1 Riverside Plaza
                                   Columbus, OH 43215
                                   facsimile: 614-223-2352

16.11. WAIVERS. The failure of any Party to enforce at anytime any provision of this Agreement shall not be construed as a waiver of such provision. No such failure to enforce a provision shall affect in any way the validity of this Agreement or any portion thereof or the right of that Party thereafter to enforce each and every provision of this Agreement. To be effective, a waiver under this Agreement must be in writing and specifically state that it is a waiver. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

16.12. INDEPENDENT CONTRACTORS. SWEPCO and PMA are independent contractors. Nothing contained herein shall be deemed to create an association, joint venture, partnership or principal/agent relationship between SWEPCO and PMA or impose any partnership obligation or liability on either of them. Neither SWEPCO nor PMA shall have any right, power or authority to enter into any agreement or commitment, act on behalf of or otherwise bind the other Party in any way.

16.13. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and permitted assigns. Nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party or give any third person any right of subrogation or action against any Party.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 59
Rate Schedule FERC No. 340


16.14. FURTHER ASSURANCES. If any Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Agreement, the other Parties shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

16.15. CONFIDENTIALITY. Each Party agrees that it will maintain in strictest confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained regarding another Party during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). Each Party also agrees that it will maintain in strictest confidence, and treat as Confidential Information (whether marked "Confidential" or "Proprietary" or not) all nonpublic information regarding the condition or operation of any generating unit or plant that is the subject of this Agreement. Confidential Information shall not be communicated to any third person by a Party (other than to its affiliates, counsel, accountants, financial or tax advisors, or insurance consultants or in connection with its financing); PROVIDED that in the event the receiving Party is required by law, regulation or court order to disclose any Confidential Information, the receiving Party will promptly notify the disclosing Party in writing prior to making any such disclosure in order to facilitate the disclosing Party's seeking a protective order or other appropriate remedy from the proper authority and further PROVIDED that the receiving Party further agrees that if the disclosing Party ultimately discloses such Confidential Information to the requesting legal or regulatory body, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 60
Rate Schedule FERC No. 340


accorded the Confidential Information. The obligations of nondisclosure and restricted use of Confidential Information shall survive the expiration or other termination of this Agreement until such obligations expire in accordance with their respective terms.

16.16 JOINT PREPARATION. This Agreement shall be deemed to have been jointly prepared by all Parties, and no ambiguity herein shall be construed for or against any Party based upon the identity of the author of this Agreement or any portion thereof.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 61
Rate Schedule FERC No. 340

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth at the beginning of this Agreement.



SOUTHWESTERN ELECTRIC POWER COMPANY

By:
   ----------------------------------------



POWER MARKETING AFFILIATE

By:
   ----------------------------------------



AMERICAN ELECTRIC POWER SERVICE CORPORATION

By:
   ----------------------------------------




Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 62
Rate Schedule FERC No. 340


                                   SCHEDULE A

                SWEPCO GENERATING UNITS SUBJECT TO THIS AGREEMENT
                -------------------------------------------------

 UNIT                   MAXIMUM DEPENDABLE           END OF             RENEWAL
                           kW NET OUTPUT          INITIAL TERM       NOTICE DATE
 ----                   ------------------        ------------       -----------

Arsenal Hill Unit 5          110,000
Dolet Hills Unit 1*          261,521
Flint Creek Unit 1*          264,000
Knox Lee Unit 2               25,000
Knox Lee Unit 3               25,000
Knox Lee Unit 4               77,000
Knox Lee Unit 5              344,000
Lieberman Unit 1              25,000
Lieberman Unit 2              26,000
Lieberman Unit 3             112,000
Lieberman Unit 4             110,000
Lone Star Unit 1              50,000
Pirkey Unit 1*               580,068
Welsh Unit 1                 528,000
Welsh Unit 2                 528,000
Welsh Unit 3                 528,000
Wilkes Unit 1                175,000
Wilkes Unit 2                357,000
Wilkes Unit 3                348,000

* indicates SWEPCO share of jointly owned unit


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 63
Rate Schedule FERC No. 340


                                   SCHEDULE B

           SWEPCO CAPACITY PURCHASE CONTACTS SUBJECT TO THIS AGREEMENT
           -----------------------------------------------------------

              CONTRACT                             INITIAL TERM
              --------                             ------------

 Purchase from Southwest Mesa Wind Project


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 64
Rate Schedule FERC No. 340


                                   SCHEDULE C

                           SWEPCO WHOLESALE CONTRACTS
                           --------------------------

 Northeast Texas Electric Cooperative

 East Texas Electric Cooperative

 Tex-La Electric Cooperative (Two contracts)

 Rayburn Country Electric Cooperative

 City of Bentonville, Arkansas

 City of Hope, Arkansas

 City of Minden, Louisiana




Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 65
Rate Schedule FERC No. 340


                                   SCHEDULE D

  FORMULAS, COMPONENTS, AND PROCEDURES FOR CALCULATING MONTHLY CAPACITY CHARGES
  -----------------------------------------------------------------------------


D-1                                                                 Schedule D

DETERMINATION OF CHARGES APPLICABLE TO                              Page 1

PRODUCTION REVENUE REQUIREMENTS AND FUEL

12 MONTHS ENDED 12/31/00

1.   Monthly Capacity Charge =

     (Annual Production Cost * PMA's Assigned Capacity Percentage (Note A))
     ----------------------------------------------------------------------

                                       12

2.   Monthly Fuel Charge =

     Monthly Fuel Cost * (PMA's Monthly MWH Scheduled / Total Monthly MWH Scheduled)

Where:           Annual Production Cost, P. D-2
                 Monthly Fuel Cost, P. D-17
                 MWH scheduled from generating units listed in Schedule A except for those units for which PMA has exercised the option described in Section 6.4.1.

Note A:          PMA's Assigned Capacity Percentage as stated in Section 4.1.1.

Note B: The charges determined by this Schedule shall be based on the costs associated with the generating units listed in Schedule A.

Note C: Refer to P. D-18 for estimated billing and true-up procedures to be followed in the determination of charges pursuant to this Schedule.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 66
Rate Schedule FERC No. 340


D-2                                                                   Schedule D

ANNUAL PRODUCTION COST                                                    Page 2

12 MONTHS ENDED 12/31/00


                                                                     PRODUCTION
                                              Reference                Amount
--------------------------------------------------------------------------------
1.   Return on Investment               P. D-3, L.19, Col.(1)
--------------------------------------------------------------------------------
2.   Operation & Maintenance Expense    P. D-12, L.9, Col.(1)
--------------------------------------------------------------------------------
3.   Depreciation Expense               P. D-13, L.8, Col.(1)
--------------------------------------------------------------------------------
4.   Taxes Other Than Income Taxes      P. D-14, L.5, Col.(2)
--------------------------------------------------------------------------------
5.   Income Tax                         P. D-15, L.5, Col.(1)
--------------------------------------------------------------------------------
6.   Annual Production Cost             L.1 to L.5
--------------------------------------------------------------------------------




Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 67
Rate Schedule FERC No. 340


D-3
                                                                   Schedule D
RETURN ON PRODUCTION-RELATED INVESTMENT                                   Page 3

12 MONTHS ENDED 12/31/00
--------------------------------------------------------------------------------
                                            Reference                     Amount
--------------------------------------------------------------------------------
1.   ELECTRIC PLANT                                                         (1)
--------------------------------------------------------------------------------
2.   Gross Plant in Service             P. D-4, L.4, Col. (2)
--------------------------------------------------------------------------------
3.   Less: Accumulated Depreciation     P. D-4, L.11, Col. (2)
--------------------------------------------------------------------------------
4.   Less: Accumulated Deferred Taxes   P. D-4, L.12, Col. (2)
--------------------------------------------------------------------------------
5.   Net Plant in Service               L.2 - (L.3 + L.4)
--------------------------------------------------------------------------------
6.   Plant Held for Future Use (Note A) FERC-1, P.200, L.10
--------------------------------------------------------------------------------
7.   Pollution Control CWIP             Note B
--------------------------------------------------------------------------------
8.   Fuel Conversion CWIP               Note B
--------------------------------------------------------------------------------
9.   Subtotal - Electric Plant          L.5+L.6+L.7+L.8
--------------------------------------------------------------------------------
10.  WORKING CAPITAL
--------------------------------------------------------------------------------
11.  Materials & Supplies
--------------------------------------------------------------------------------
12.    Fuel                             P. D-7, L.2, Col. (2)
--------------------------------------------------------------------------------
13.    Nonfuel                          P. D-7, L.8, Col. (2)
--------------------------------------------------------------------------------
14.    Total M & S                      L.12 + L.13
--------------------------------------------------------------------------------
15.  Prepayments (Note A)               FERC-1, P. 110, L.46
--------------------------------------------------------------------------------
16.  Cash Requirements                  P. D-6, L.17
--------------------------------------------------------------------------------
17.  Total Investment                   L.9+L.14+L.15+L.16
--------------------------------------------------------------------------------
18.  Composite Cost of Capital          P.D-9, L.4, Col. (4)
--------------------------------------------------------------------------------
19.  Return on Investment               L.17 x L.18
--------------------------------------------------------------------------------

Note A: Production amount only. To be determined by AEPSC.
Note B: To be determined by AEPSC.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 68
Rate Schedule FERC No. 340


D-4                                                                   Schedule D

PRODUCTION-RELATED ELECTRIC PLANT IN SERVICE                              Page 4

12 MONTHS ENDED 12/31/00

                                     SYSTEM                          PRODUCTION
----------------------------------------------------------------------------------------------------------
                                    Reference          Amount           Reference               Amount
                                                         (1)                                      (2)
----------------------------------------------------------------------------------------------------------
1.   GROSS PLANT IN
     SERVICE (Note A)
----------------------------------------------------------------------------------------------------------
2.   Plant in Service (Note D)                                  FERC-1, P. 207 L.42
----------------------------------------------------------------------------------------------------------
3.   Allocated General Plant                                    P. D-5, Col. (3), L.26
----------------------------------------------------------------------------------------------------------
4.   Total                                                      L.2 + L.3
----------------------------------------------------------------------------------------------------------
5.                                                              Col. (2), L.4
----------------------------------------------------------------------------------------------------------
6.                                                              Col. (1), L.4
----------------------------------------------------------------------------------------------------------
7.                                                              Col. (2), L.5/Col. (2), L.6
----------------------------------------------------------------------------------------------------------
8.   ACCUMULATED
     PROVISION FOR
     DEPRECIATION
     (Note A)
----------------------------------------------------------------------------------------------------------
9.   Plant in Service                                           FERC-1, P. 219, L.18-22
     (Note E)
----------------------------------------------------------------------------------------------------------
10.  Allocated General Plant                                    Note B
----------------------------------------------------------------------------------------------------------
11.  Total                                                      L.9 + L.10
----------------------------------------------------------------------------------------------------------
12.  ACCUMULATED               FERC-1, P. 274-278,
     DEFERRED TAXES            232 & 234 Accts. 282,
     (Note A)                  283, 254, 182.3 & 190            Note C
----------------------------------------------------------------------------------------------------------


Note A:  Thirteen Months Average

Note B: (% From P. D-5, Col. (2), L.27) X (13 Months Average General Plant Accumulated Depreciation FERC-1, P. 219, Col.(c), L.25)

Note C:  (% From Col. (2), L.7 above) X (Col. (1), L.12)

Note D Includes Generator Step-Up Transformers and Other Generation related investments previously included in the transmission plant accounts, but not included in the establishment of rates for AEP Open Access Transmission Tariff.

Note E: Includes Accumulated Depreciation associated with the Generator Step-Up Transformers and Other Generation investments (See Note D).


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 69
Rate Schedule FERC No. 340

D-5                                                                   Schedule D

PRODUCTION-RELATED GENERAL PLANT ALLOCATION                               Page 5

12 MONTHS ENDED 12/31/00

                       General Plant Accounts 101 and 106

--------------------------------------------------------------------------------
                                              Total                   Related to
                                              System    Allocation    Production
                                             (Note A)     Factor       (1) x (2)
                                               (1)          (2)           (3)
--------------------------------------------------------------------------------
 1. General Plant
--------------------------------------------------------------------------------
 2. Land
--------------------------------------------------------------------------------
 3. District Offices
--------------------------------------------------------------------------------
 4. General Offices                                       Note B
--------------------------------------------------------------------------------
 5. Total Land
--------------------------------------------------------------------------------
 6. Structures
--------------------------------------------------------------------------------
 7. District Offices
--------------------------------------------------------------------------------
 8. General Offices                                       Note B
--------------------------------------------------------------------------------
 9. Total Structures
--------------------------------------------------------------------------------
10. Office Equipment
--------------------------------------------------------------------------------
11. District Offices
--------------------------------------------------------------------------------
12. General Offices                                       Note B
--------------------------------------------------------------------------------
13. Total Office Equipment
--------------------------------------------------------------------------------
14. Transportation Equipment                              Note B
--------------------------------------------------------------------------------
15. Stores Equipment                                      Note B
--------------------------------------------------------------------------------
16. Tools, Shop & Garage Equipment                        Note B
--------------------------------------------------------------------------------
17. Lab Equipment                                         Note B
--------------------------------------------------------------------------------
18. Communications Equipment                              Note B
--------------------------------------------------------------------------------
19. Miscellaneous Equipment                               Note B
--------------------------------------------------------------------------------
20. Subtotal
--------------------------------------------------------------------------------
21. PERCENT                                               Note C
--------------------------------------------------------------------------------
22. Other Tangible Property
--------------------------------------------------------------------------------
23. Fuel Exploration                                      Note D
--------------------------------------------------------------------------------
24. Rail Car Facility                                     Note D
--------------------------------------------------------------------------------
25. Total Other Tangible Property
--------------------------------------------------------------------------------
26. TOTAL GENERAL PLANT
--------------------------------------------------------------------------------
27. PERCENT                                               Note E
--------------------------------------------------------------------------------

NOTE A:  Thirteen months average data from SWEPCO Books.

NOTE B: Allocation factors based on wages and salaries in electric operations and maintenance expenses excluding administrative and general expenses:
         a. Total wages and salaries in electric operation and maintenance expenses excluding administrative and general expense, FERC-1, P.354, Col. (b), L. 25 minus L. 24.
         b. Production wages and salaries in electric operation and maintenance expense, FERC-1, P.354, Col. (b), L.18.
         c.  Ratio (b/a)

         To the extent separate functional accounting ledgers are developed in the future, the directly assigned production function General Plant amounts shall be utilized.

NOTE C:  L.20, Col. (3)/L.20, Col. (1)

NOTE D:  Directly assigned to Production

NOTE E:  L.26, Col. (3)/L.26, Col. (1)


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 70
Rate Schedule FERC No. 340


D-6                                                                   Schedule D

PRODUCTION-RELATED CASH REQUIREMENT                                       Page 6

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                                              Reference                  Amount
--------------------------------------------------------------------------------
 1. Revenue Days (All Customers) (Note A)
--------------------------------------------------------------------------------
 2. Weighted Days for payment for fuel
    (Note A)
--------------------------------------------------------------------------------
 3. Weighted Days for payment of purchased
    power (Note A)
--------------------------------------------------------------------------------
 4. Fuel Expense
--------------------------------------------------------------------------------
 5. Steam                                     FERC-1, P. 320, L.5
--------------------------------------------------------------------------------
 6. Nuclear                                   FERC-1, P. 320, L.25
--------------------------------------------------------------------------------
 7. Other                                     FERC-1, P. 321, L.63
--------------------------------------------------------------------------------
 8. Total                                     L.5 + L.6 + L.7
--------------------------------------------------------------------------------
 9. Fuel Cash Requirements                    (L.1-L.2)/360 X L.8
--------------------------------------------------------------------------------
10. Purchased Power                           FERC-1, P. 321, L.76
--------------------------------------------------------------------------------
11. Purchased Power Cash Requirements         (L.1-L.3)/360 X L.10
--------------------------------------------------------------------------------
12. Other Operation & Maintenance Exp.
--------------------------------------------------------------------------------
13. Other Production                          FERC-1, P. 321, L.80 -
                                              (L.8 + L.10)
--------------------------------------------------------------------------------
14. Allocated A&G Expenses                    P. D-8, L.17, Col. (b)
--------------------------------------------------------------------------------
15. Total                                     L.13 + L.14
--------------------------------------------------------------------------------
16. Other O&M Cash Requirements               45/360 X L.15
--------------------------------------------------------------------------------
17. Total Cash Requirements                   L.9 + L.11 + L.16
--------------------------------------------------------------------------------

Note A: Total company revenue and expense lag days to be determined by AEPSC.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 71
Rate Schedule FERC No. 340


D-7                                                                   Schedule D

PRODUCTION-RELATED MATERIALS & SUPPLIES                                   Page 7

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                                 SYSTEM                      PRODUCTION
--------------------------------------------------------------------------------
                      Reference          Amount       Reference          Amount
                                           (1)                             (2)
--------------------------------------------------------------------------------
1. Materials &
   Supplies (Note A)
--------------------------------------------------------------------------------
2. Fuel (Note C)      FERC-1, P.227                   100% Col. (1)
--------------------------------------------------------------------------------
3. Non-Fuel           FERC-1, P.227
--------------------------------------------------------------------------------
4. Production         Note D                          100% Col. (1)
--------------------------------------------------------------------------------
5. Transmission       Note D                               090
--------------------------------------------------------------------------------
6. Distribution       Note D                               090
--------------------------------------------------------------------------------
7. General            Note D                             Note B
--------------------------------------------------------------------------------
8. Total              L.4+L.5+L.6+L.7                 L.4+L.5+L.6+L.7
--------------------------------------------------------------------------------

Note A:  Thirteen months average.

Note B:  Column (1) times % from P. D-5, Col. (3), L. 27.

Note C: Booked amounts will be adjusted for inventory carried on behalf of others in respect to which the Company received carrying charge compensation from others.

Note D:  Functional breakdown furnished from SWEPCO's books by AEPSC.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 72
Rate Schedule FERC No. 340


D-8                                                                   Schedule D

PRODUCTION-RELATED                                                        Page 8

ADMINISTRATIVE & GENERAL EXPENSE ALLOCATION

 12 MONTHS ENDED 12/31/00

------------------------------------------------------------------------------------------------------------------------------
                                                         SYSTEM              FUNCTION                PRODUCTION
------------------------------------------------------------------------------------------------------------------------------
                                                Reference      Amount                                   Amount
------------------------------------------------------------------------------------------------------------------------------
                                      Account                    (1)            (2)                       (3)
------------------------------------------------------------------------------------------------------------------------------
 1. ADMINISTRATIVE & GENERAL EXPENSE
------------------------------------------------------------------------------------------------------------------------------
 2. RELATED TO WAGES AND SALARIES
------------------------------------------------------------------------------------------------------------------------------
 3. A&G Salaries                        920   FERC-1, P.322
------------------------------------------------------------------------------------------------------------------------------
 4. Outside Services                    923   FERC-1, P.323
------------------------------------------------------------------------------------------------------------------------------
 5. Employee Pensions & Benefits        926   FERC-1, P.323
------------------------------------------------------------------------------------------------------------------------------
 6. Office Supplies                     921   FERC-1, P.322
------------------------------------------------------------------------------------------------------------------------------
 7. Injuries & Damages                  925   FERC-1, P.323
------------------------------------------------------------------------------------------------------------------------------
 8. Franchise Requirements              927   FERC-1, P.323
------------------------------------------------------------------------------------------------------------------------------
 9. Duplicate Charges - Cr.             929   FERC-1, P.323
------------------------------------------------------------------------------------------------------------------------------
10. Total                                     Ls. 3 through 9                  Note A
------------------------------------------------------------------------------------------------------------------------------
11. MISCELLANEOUS GENERAL EXPENSES      930   FERC-1, P.323                    Note A & D
------------------------------------------------------------------------------------------------------------------------------
12. ADM. EXPENSE TRANSFER - CR.         922   FERC-1, P.322                    Note B
------------------------------------------------------------------------------------------------------------------------------
13. PROPERTY INSURANCE                  924   FERC-1, P.323                    Note E
------------------------------------------------------------------------------------------------------------------------------
14. REGULATORY COMM. EXPENSES           928   FERC-1, P.323                    Note D & E
------------------------------------------------------------------------------------------------------------------------------
15. RENTS                               931   FERC-1, P.323                    Note B
------------------------------------------------------------------------------------------------------------------------------
16. MAINTENANCE OF GENERAL PLANT        935   FERC-1, P.323                    Note C
------------------------------------------------------------------------------------------------------------------------------
17. TOTAL A & G EXPENSE                       Ls. 10 through 16
------------------------------------------------------------------------------------------------------------------------------

Note A:  % from Note B, P. D-5.
Note B:  % Plant from P. D-4, Col. (2), L.7.
Note C:  General Plant from P. D-5, Col. (3), L.27
Note D:  Excluding all items not related to wholesale service.
Note E:  Analysis by company accounting department.
Note F: To the extent separate functional accounting ledgers are developed in the future, the directly assigned production function Administrative and General amounts shall be utilized.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 73
Rate Schedule FERC No. 340


D-9                                                                   Schedule D

COMPOSITE COST OF CAPITAL                                                 Page 9

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                             Total Company            Cost of       Composite
                         Average Capitalization       Capital    Cost of Capital
--------------------------------------------------------------------------------
                     Reference      $        %           %           (2 x 3)
                                   (1)      (2)         (3)            (4)
--------------------------------------------------------------------------------
1. Long Term Debt     Note A
--------------------------------------------------------------------------------
2. Preferred Stock    Note B
--------------------------------------------------------------------------------
3. Common Stock       Note C                           11.1%
--------------------------------------------------------------------------------
4. Total
--------------------------------------------------------------------------------

Note A: Line 1, Columns (1) and (3) from P. D-10.

Note B: Line 2, Columns (1) and (3) from P. D-11.

Note C: Line 3, Column (1), FERC-1, P. 112, Line 14 less P. D-11, Line 1(d).


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 74
Rate Schedule FERC No. 340


D-10                                                                  Schedule D

AVERAGE LONG TERM DEBT                                                   Page 10

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                                                 Average
                                                   Debt             Interest
                                                 Balance             Booked
                                                   (1)                 (2)
--------------------------------------------------------------------------------
1. Total (Col. 1, FERC-1, P. 112, L.22,
   P. 111, Ls.54 & 65, P. 113, L.52)
   (Col. 2, FERC-1, P. 117, L.56)
--------------------------------------------------------------------------------
2. Amortization of Debt Discount, Debt Expense,
   and Gain/Loss on Reacquired Debt
  (Col. 2, FERC-1, P. 117, Ls. 56 through 58)
--------------------------------------------------------------------------------
3. Amortization of Premium on Debt
   (Col. 2, FERC-1, P. 117, L.59)
--------------------------------------------------------------------------------
4. Total (L.1 + L.2 + L.3)
--------------------------------------------------------------------------------
5. Embedded Costs (L.4, Col. 2/L.4, Col. 1)
--------------------------------------------------------------------------------


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 75
Rate Schedule FERC No. 340


D-11                                                                  Schedule D

AVERAGE PREFERRED STOCK                                                  Page 11

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                                                      Reference          Amount
--------------------------------------------------------------------------------
1. (a)  Preferred Stock Dividends               FERC-1, P. 118, L.29
--------------------------------------------------------------------------------
   (b)  Preferred Stock Issued         Note A   FERC-1, P.1 12, L.3
--------------------------------------------------------------------------------
   (c)  Premium on Preferred Stock     Note A   FERC- 1, P. 112, L. 6
--------------------------------------------------------------------------------
   (d)  Total Preferred Stock                   L.1 (b) + L.1 (c)
--------------------------------------------------------------------------------
2. Average Cost Rate                            L.1 (a)/L.1 (d)
--------------------------------------------------------------------------------


Note A: 13-Month Average.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 76
Rate Schedule FERC No. 340

D-12                                                                  Schedule D

ANNUAL PRODUCTION O & M EXPENSE                                          Page 12

EXCLUDING FUEL USED IN ELECTRIC GENERATION

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                                            Account No.            Production
                                                                       (1)
--------------------------------------------------------------------------------
1. Total Production O&M Expense           FERC-1, P. 321,
                                          Col. (b), L.80
--------------------------------------------------------------------------------
2. Fuel Used in Electric Generation     FERC-1, P. 320-321,
                                      Col. (b) Ls. 5, 25 & 63
--------------------------------------------------------------------------------
3. Coal Handling                          501.xx, Note A
--------------------------------------------------------------------------------
4. Lignite Handling                       501.xx, Note A
--------------------------------------------------------------------------------
5. Sale of Fly Ash (Revenue & Expense)    501.xx, Note A
--------------------------------------------------------------------------------
6. Purchased Power                     FERC-1, P. 321, Col. (b),
                                          L. 76, Note B
--------------------------------------------------------------------------------
7. Total Production O&M Expense           L1-L2+L3+L4+L5 -L6
   Excluding Fuel Used in Electric
   Generation Above
--------------------------------------------------------------------------------
8. A & G Expense                        P. D-8, L.17, Col.(3)
--------------------------------------------------------------------------------
9. Total O & M                                L7 + L8
--------------------------------------------------------------------------------

Note A: Fuel handling O&M expenses not recoverable under FERC fuel adjustment clause. See page D-17.

Note B: Purchased power charges for contracts other than those shown on Schedule B.

Note C: Unit start-up and minimum running costs as described in Sections 5.6 and 6.3 and billed under Schedule E shall be excluded from appropriate FERC production O&M accounts.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 77
Rate Schedule FERC No. 340


D-13                                                                  Schedule D

PRODUCTION-RELATED DEPRECIATION EXPENSE                                  Page 13

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                                                            Depreciation Expense
                                                                     (1)
--------------------------------------------------------------------------------
    PRODUCTION PLANT
--------------------------------------------------------------------------------
 1. Steam
--------------------------------------------------------------------------------
 2. Nuclear
--------------------------------------------------------------------------------
 3. Hydraulic Conventional
--------------------------------------------------------------------------------
 4. Hydraulic Pump Storage
--------------------------------------------------------------------------------
 5. Other Production
--------------------------------------------------------------------------------
 6. Production Related General Plant (Note B)
--------------------------------------------------------------------------------
 7. Generator Step Up Related Depreciation (Note C)
--------------------------------------------------------------------------------
 8. Total Production
--------------------------------------------------------------------------------

Note A: Lines 1 through 5 will be Depreciation Expense reported on page 336 of the FERC Form No. 1 adjusted for amortization of acquisition adjustments.

Note B: General Plant Depreciation Expense (from page 336 of the FERC Form No. 1, adjusted for amortization adjustments) times ratio of Production Related General Plant to total General Plant computed on page D-5, Line 21, Col. (3). To the extent separate functional accounting ledgers are developed in the future, the directly assigned production function General Plant Depreciation Expense shall be utilized.

Note C: FERC-1, P.336, L. 7 times ratio of Generator Step Up Investment and Other Generation Related Investments (See Note D, P. D-4) to total Transmission Investment.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 78
Rate Schedule FERC No. 340


D-14                                                                  Schedule D

PRODUCTION RELATED                                                       Page 14

TAXES OTHER THAN INCOME TAXES
 12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                               REFERENCE    TOTAL COMPANY      %     PRODUCTION
                                                AMOUNT                 AMOUNT
                                                  (1)                    (2)
--------------------------------------------------------------------------------
TAXES RELATED TO
PRODUCTION WAGES AND
SALARIES
--------------------------------------------------------------------------------
1. State Unemployment          Note A
--------------------------------------------------------------------------------
2. Federal Social Security &   Note A
   Unemployment
--------------------------------------------------------------------------------
3. Total                                                      Note B
--------------------------------------------------------------------------------
4. PROPERTY & OTHER TAXES      Note A & C
   RELATED TO PLANT
   INVESTMENT
--------------------------------------------------------------------------------
5. TOTAL TAXES OTHER           L. 3 + L. 4
   THAN INCOME TAXES
--------------------------------------------------------------------------------


Note A: Taxes other than Income Taxes will be those reported in FERC-1, P. 262 & 263 as listed above.

Note B: Total (Col. (1), L.4) allocated on the basis of wages & salaries in Electric O & M Expenses (excl. A & G), FERC-1, P. 354, Col. (b). Amount
         (1) Total W & S (excl. A & G)
         (2) Production W & S

         To the extent separate functional accounting ledgers are developed in the future, the directly assigned production function wages and salary taxes shall be utilized.

Note C: Production plant related property taxes included in Property Taxes (FERC-1, P. 262 & 263) and in the Franchise Tax (FERC-1, P.262 & 263) and other production related taxes. To the extent separate functional accounting ledgers are developed in the future, the directly assigned production functional property taxes shall be utilized.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 79
Rate Schedule FERC No. 340

D-15                                                                  Schedule D

PRODUCTION-RELATED INCOME TAX                                            Page 15

12 MONTHS ENDED 12/31/00

                                         Reference                      Amount
                                                                          (1)
--------------------------------------------------------------------------------
 1. Return on Investment            P. D-3, L.19
--------------------------------------------------------------------------------
 2. Interest                        P. D-3, L.17 x
                                    P. D-9, L.1, Col.(4)
--------------------------------------------------------------------------------
 3. Balance for Equity Earnings     L. 1 - L.2
--------------------------------------------------------------------------------
 4. Combined Income Tax Factor      P. D-16, L. 11
--------------------------------------------------------------------------------
 5. Income Tax                      L. 4 x L.3
--------------------------------------------------------------------------------


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 80
Rate Schedule FERC No. 340

D-16                                                                  Schedule D

COMPUTATION OF EFFECTIVE INCOME TAX RATE                                 Page 16

12 MONTHS ENDED 12/31/00

--------------------------------------------------------------------------------
                                               REFERENCE                AMOUNT
--------------------------------------------------------------------------------
  1. Net Income                         FERC-1, P. 117, L.72 LESS
                                        FERC-1, P. 117, L.36
     Add: Income Taxes
--------------------------------------------------------------------------------
  2. Federal                            FERC- 1, P. 114, L.14
--------------------------------------------------------------------------------
  3. Other                              FERC- 1, P. 114, L.15
--------------------------------------------------------------------------------
  4. Provision for Deferred Inc. Taxes  FERC- 1, P. 114, L.16
--------------------------------------------------------------------------------
  5. Provision for Def Inc. Taxes-Cr.   FERC- 1, P. 114, L.17
--------------------------------------------------------------------------------
  6. Investment Tax Cr. Adjustment Net  FERC- 1, P. 114, L.18
--------------------------------------------------------------------------------
     Taxes applicable to Other
     Income and Deductions:
--------------------------------------------------------------------------------
  7. Income Taxes - Federal & Other     FERC- 1, P. 117, Ls. 47 and 48
--------------------------------------------------------------------------------
  8. Total Income Taxes                 Ls. 2 through 7
--------------------------------------------------------------------------------
  9. Pretax Earnings Base               L.1 + L.8
--------------------------------------------------------------------------------
 10. Effective Income Tax Rate          L.8/L.9
--------------------------------------------------------------------------------
 11. Combined Tax Factor                L10/(10-L.100)
--------------------------------------------------------------------------------

Note A: To the extent separate functional accounting ledgers are developed in the future, the production function effective income tax information shall be utilized.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 81
Rate Schedule FERC No. 340


D-17                                                                  Schedule D

MONTHLY FUEL COST                                                        Page 17


--------------------------------------------------------------------------------
    MONTHLY FUEL EXPENSE            Account          Reference          Amount
--------------------------------------------------------------------------------
1. Steam Power Generation             501              Note A
--------------------------------------------------------------------------------
2. Nuclear Power Generation           518              Note A
--------------------------------------------------------------------------------
3. Other Power Generation             547              Note A
--------------------------------------------------------------------------------
4. Coal Handling                    501.xx             Note B
--------------------------------------------------------------------------------
5. Lignite Handling                 501.xx             Note B
--------------------------------------------------------------------------------
6. Sale of Fly Ash (Revenue &       501.xx             Note B
   Expense)
--------------------------------------------------------------------------------
7. Total Monthly Fuel Expense                      Ls. 1 through 3
                                                     less Ls. 4
                                                      through 6
--------------------------------------------------------------------------------

Note A: Monthly fuel costs associated with units listed in Schedule A except for those units for which PMA has exercised the option described in
         Section 6.4.1.

Note B: Fuel handling O&M expenses not recoverable under FERC fuel adjustment clause.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 82
Rate Schedule FERC No. 340

D-18                                                                  Schedule D

ESTIMATED BILLING AND TRUE-UP PROCEDURE                                  Page 18


MONTHLY CAPACITY CHARGES
------------------------

         Prior to November 1 of the year preceding each contract year, estimated Monthly Capacity Charges shall be determined by AEPSC on behalf of SWEPCO and made available to the PMA pursuant to the cost of service formulas set forth in this Schedule. The estimated Monthly Capacity Charges to be billed during each contract year shall be based on the most recent FERC Form No. 1 data available and shall be made effective January 1 and billed each successive Month of the contract year.

         No later than June 30 of the year following each contract year, actual Monthly Capacity Charges shall be determined by AEPSC on behalf of SWEPCO and made available to the PMA pursuant to the cost of service formulas set forth in this Schedule. The actual Monthly Capacity Charges for the contract year shall be based on the FERC Form No. 1 data for the contract year. Any difference between the sums due SWEPCO for the contract year and sums billed to the PMA during the contract year shall be billed to the PMA or refunded to the PMA, as appropriate.

MONTHLY FUEL CHARGES
--------------------

Actual Monthly Fuel Charges shall be determined by AEPSC on behalf of SWEPCO and billed each Month to the PMA pursuant to the formulas set forth in this Schedule.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 83
Rate Schedule FERC No. 340

                                   SCHEDULE E

 FORMULAS, COMPONENTS, AND PROCEDURES FOR CALCULATING MONTHLY NON-FUEL VARIABLE
                                 OPERATING COSTS

         Actual start-up costs and applicable minimum running costs for each unit designated to be committed and brought on line for the benefit of only one Party subject to the terms of Section 5.6.2 shall be determined by AEPSC and directly billed each month to the appropriate Calling Party pursuant to the formulas set forth in this Schedule. All amounts directly billed under this Schedule shall be excluded from the Total Production O&M Expense calculated on page D-12 of Schedule D.

Start-up Costs = (MWH * COST) + O&M

Where: MWH = Energy in MWH required to run necessary equipment to start unit as determined by AEPSC

         COST = Cost per MWH including cost of power and transmission costs if applicable

         O&M = Approximate O&M costs associated with each unit start as determined by AEPSC

And,

Minimum Non-fuel Running Costs = VNFO&M * MWHP

Where: VNFO&M = Variable Non-fuel O&M costs per MWH for each unit as determined by AEPSC

         MWHP = MWH produced as a result of calls on uncommitted capacity pursuant to Section 5.6.2


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Southwestern Electric Power Company                        Original Sheet No. 84
 Rate Schedule FERC No. 340

                                   SCHEDULE F

                   SWEPCO LONG-TERM FIRM FUEL SUPPLY CONTRACTS
                   ------------------------------------------

SUPPLIER NAME                                  TYPE OF CONTRACT
--------------------------------------------------------------------------------
RAG American Coal Company                      Coal Supply
Fka: Amax Coal West, Inc.

Burlington Northern Santa Fe Railroad Company  Rail Transportation
Fka: Burlington Northern Railroad Company
Kansas City Southern Railroad

Burlington Northern Santa Fe Railroad Company  Rail Transportation
Fka: Burlington Northern Railroad Company
Kansas City Southern Railroad

Kansas City Southern Railroad                  Rail Transportation

Union Pacific Railroad Company                 Rail Transportation

Dolet Hills Lignite Company, LLC               Lignite Mining

Red River Mining Company                       Lignite Supply and Transportation

The Sabine Mining Company                      Lignite Mining

El Paso Field Services                         Gas Transportation
Fka: Gulf States Pipeline Corporation

Reliant Energy Gas Transmission Company        Gas Transportation
Fka: NorAm Gas Transmission Company

Transok, LLC                                   Gas Transportation
Fka: Transok, Inc.
Transok Gas Company


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                  ATTACHMENT 5

                    SECOND UNIT POWER SALES AGREEMENT BETWEEN

                      POWER MARKETING AFFILIATE AND SWEPCO

Power Marketing Affiliate                                   Original Sheet No. 1
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------






                       SECOND UNIT POWER SALES AGREEMENT

                                      AMONG

                           POWER MARKETING AFFILIATE,

                      SOUTHWESTERN ELECTRIC POWER COMPANY,

                                       AND

                   AMERICAN ELECTRIC POWER SERVICE CORPORATION






--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 1
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           SHEET

ARTICLE I       DEFINITIONS ...................................................7

ARTICLE II      PURPOSE OF SECOND AGREEMENT; RELATION TO
                FIRST AGREEMENT ..............................................11

  Section 2.1   Purpose of Second Agreement ..................................11

  Section 2.2   SWEPCO Wholesale Percentage ..................................12

  Section 2.3   SWEPCO Additional Percentage .................................12

  Section 2.4   SWEPCO Retail Percentage .....................................13

  Section 2.5   Relation of Second Agreement to First Agreement ..............13

                2.5.1.   Effect of Assignment on Operations
                         Under First Agreement................................14

                2.5.2    Incorporation of Certain Provisions By Reference ....14

ARTICLE III     ASSIGNMENT OF CAPACITY RIGHTS ................................15

  Section 3.1   Obligations of PMA and SWEPCO ................................15

  Section 3.2   Delivery .....................................................15

  Section 3.3   Obligations of AEPSC .........................................15

ARTICLE IV      TERM OF SECOND AGREEMENT .....................................15

  Section 4.1   Effective Date ...............................................15

  Section 4.2   Termination Date .............................................16

ARTICLE V       ALLOCATION OF CAPACITY .......................................17

  Section 5.1   Purchased Capacity ...........................................17

  Section 5.2   Effect of Termination or Expiration of Wholesale Contracts ...17

  Section 5.3   Effect of Decrease in Obligations, Under Section 39.202(m)
                of PURA ......................................................18

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 3
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

 Section 5.4 Effect of Decrease or Elimination of Obligation to Serve Retail Customers By Reason of PUCT Decision to Delay Retail Choice...18

ARTICLE VI      SCHEDULING AND OPERATIONS ....................................19

  Section 6.1   Dispatch .....................................................19

  Section 6.2   Operating Committee ..........................................19

ARTICLE VII     COST COMPONENTS AND PAYMENT TERMS ............................19

  Section 7.1   Cost Components ..............................................19

  Section 7.2   Capacity Charge ..............................................20

  Section 7.3   Fuel Costs ...................................................20

                7.3.1  Effect of PMA's Exercise of Fuel Supply Option ........21

                7.3.2  Fuel Inventory ........................................22

  Section 7.4   Emission Allowances ..........................................22

  Section 7.5   Capital Repairs and Improvements .............................23

  Section 7.6   Costs Upon Retirement or Decommissioning of Units ............23

ARTICLE VIII    BILLING AND PAYMENT ..........................................23

  Section 8.1   Billing, Payment, and Adjustment Procedures ..................23

ARTICLE IX      TRANSMISSION SERVICES ........................................24

  Section 9.1   Responsibilities .............................................24

ARTICLE X       INTERRUPTION AND CURTAILMENTS ................................24

  Section 10.1  Outages and Curtailment Procedures ...........................24

  Section 10.2  Effect of Curtailment ........................................24

ARTICLE XI      REGULATORY REQUIREMENTS ......................................25

  Section 11.1  Required Regulatory Approvals and Actions ....................25

  Section 11.2  Regulatory Review ............................................25

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 4
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

ARTICLE XII     MISCELLANEOUS ................................................25

  Section 12.1  Interpretation ...............................................25

  Section 12.2  Partial Invalidity ...........................................26

  Section 12.3  Assignment ...................................................26

  Section 12.4  Successors Included ..........................................27

  Section 12.5  Applicable Laws, Regulations, Orders, Approvals, and
                Permits ......................................................27

  Section 12.6  Choice of Law and Jurisdiction ...............................27

  Section 12.7  Entire Agreement .............................................27

  Section 12.8  Counterparts to this Agreement ...............................28

  Section 12.9  Amendments ...................................................28

  Section 12.10 Notices ......................................................28

  Section 12.11 Waivers ......................................................29

  Section 12.12 Independent Contractors ......................................29

  Section 12.13 No Third-Party Beneficiaries .................................29

  Section 12.14 Further Assurances ...........................................30

  Section 12.15 Confidentiality ..............................................30

  Section 12.16 Joint Preparation ............................................31






--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 5
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

                        SECOND UNIT POWER SALES AGREEMENT

         THIS SECOND UNIT POWER SALES AGREEMENT ("SECOND AGREEMENT") is made and entered into as of this _______________ day of ______________________, 2001, by and among Power Marketing Affiliate ("PMA"), Southwestern Electric Power Company ("SWEPCO"), and American Electric Power Service Corporation ("AEPSC"). PMA, SWEPCO, and AEPSC are wholly-owned subsidiaries of American Electric Power Company, Inc. ("AEP").

                                   WITNESSETH

         WHEREAS, SWEPCO, PMA, and AEPSC have entered into a Unit Power Sales Agreement dated as of _______________, 2001 ("First Agreement"), by which SWEPCO will sell, and PMA will purchase, Available Capacity and Energy, and AEPSC will provide certain services with respect to SWEPCO's generating units, so as to maximize the availability of SWEPCO's generating units while minimizing the cost of operating, managing, maintaining, and providing fuel for those units;

         WHEREAS, SWEPCO has previously entered into the wholesale power supply contracts listed on Schedule A to this Second Agreement and desires to ensure the continued fulfillment of its obligations under the wholesale power supply contracts listed on Schedule A to this Second Agreement;

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 6
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

         WHEREAS, if the power region in which SWEPCO is located is not a "qualifying power region" pursuant to the terms of section 39.152(a) of the Texas Public Utilities Regulatory Act ("PURA"), after the introduction of customer choice under Texas law the SWEPCO-affiliated Retail Electric Provider ("SWEPCO REP") may have a continuing obligation under section 39.202(m) of PURA to serve certain retail customers at rates that are no higher than the rates that, on a bundled basis, were in effect on January 1, 1999, subject to certain adjustments provided for in section 39.202(m) of PURA;

         WHEREAS, section 39.103 of PURA provides that if the Public Utility Commission of Texas ("PUCT") determines that a power region is unable to offer fair competition and reliable service to all retail customer classes on January 1, 2002, it shall delay customer choice for the power region;

         WHEREAS, PMA is willing to assign to SWEPCO, and SWEPCO is willing to accept assignment of PMA's rights and obligations under the First Agreement with respect to (1) a defined SWEPCO Wholesale Percentage of PMA's Assigned Capacity under that agreement in order to provide SWEPCO with part of the resources needed to continue to fulfill its obligations under the wholesale power supply contracts listed on Schedule A to this Second Agreement; (2) an Additional Percentage of PMA's Assigned Capacity under that agreement, if necessary, in order that SWEPCO may provide the SWEPCO REP with part of the resources needed for the SWEPCO REP to fulfill its continuing obligations, if any, to serve certain retail customers under section 39.202(m) of PURA; and (3) a SWEPCO Retail Percentage of PMA's Assigned Capacity under that

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 7
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

agreement, if necessary, in order to provide SWEPCO with part of the resources needed to fulfill its continuing obligation, if any, to serve retail customers in the event that the PUCT decides to delay retail customer choice in SWEPCO's territory until after January 1, 2002;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Second Agreement, the following terms shall have the following meanings:

1.1. "APPLICABLE OATT" means the Open Access Transmission Tariff filed with FERC by AEPSC on behalf of SWEPCO and certain of its affiliates in accordance with FERC's Order No. 888 or the Open Access Transmission Tariff filed with FERC by the Southwest Power Pool, as either may be applicable to particular transmission service, or any successor transmission service tariff to either, including any such successor tariff of a Regional Transmission Organization to which SWEPCO transfers operating control or authority over its transmission facilities.

1.2. "ASSIGNED CAPACITY" means that part of the "SWEPCO Generating Capacity" as defined in Section 4.1 of the First Agreement that is allocated to PMA or to SWEPCO, respectively, under the First Agreement.

1.3. "AVAILABLE," when used to refer to capacity, means that such capacity is currently capable of being dispatched.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 8
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

1.4. "AVAILABLE ASSIGNED CAPACITY" means that portion of a Party's Assigned Capacity or Purchased Capacity that is currently Available for dispatch.

1.5. "BUSINESS DAY" means any Day on which Federal Reserve member banks are open for business. A Business Day shall commence at 8:00 a.m. and close at 5:00 p.m., prevailing local time, at the location of the relevant Party's principal place of business, or at such other location as the context may require. In the event that the location cannot be determined from context, SWEPCO's principal place of business shall govern for purposes of application of the definition of "Business Day."

1.6. "DAY", means a period of twenty-four (24) consecutive hours, beginning at 12:01 a.m., local time, at the Delivery Point(s); provided, however, that on the Day on which Central Daylight Savings Time becomes effective, the period shall be twenty-three (23) consecutive hours, and on the Day on which Central Standard Time becomes effective, the period shall be twenty-five (25) consecutive hours.

1.7. "DELIVERY POINTS" means the points at which SWEPCO's generating units are connected to SWEPCO's transmission facilities.

1.8. "EFFECTIVE DATE" shall have the meaning set forth in Section 4.1 of this Second Agreement.

1.9. "EMERGENCY" means (i) any abnormal system condition that requires immediate manual or automatic action to prevent loss of firm load, equipment damage, or tripping of system elements that could adversely affect the reliability of SWEPCO's electric system, and (ii) any existing or potential system condition on SWEPCO's electric system that SWEPCO determines,

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                   Original Sheet No. 9
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

in the exercise of reasonable discretion, is not or will not be in conformance with applicable criteria.

1.10. "EMISSION ALLOWANCE" means an emission allowance as defined by any state or federal statute for the control of air pollution, or any amendment thereto and any regulation promulgated thereunder.

1.11. "Energy", means the electric energy supplied under this Second Agreement, which shall be in the form of three-phase, alternating current at a frequency of 60 Hertz, with reasonable variations of frequency and voltage allowed consistent with Good Utility Practice.

1.12. "FERC" means the Federal Energy Regulatory Commission or any successor federal agency having regulatory jurisdiction over this Second Agreement.

1.13. "FIRST AGREEMENT" means that Unit Power Sales Agreement executed by SWEPCO, PMA, and AEPSC and dated as of ______________ 2001, including attachments, and any amendments thereto now or hereafter executed by the parties to that agreement._

1.14. "GOOD UTILITY PRACTICE" means any of the practices, methods, and acts required, approved, or engaged in by a significant portion of the electric utility industry in the region where SWEPCO's generating units listed in Schedule A of the First Agreement operate during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 10
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

limited to the optimum practice, method, or act; rather, it is intended to be a spectrum of acceptable practices, methods, and acts.

1.15. "GOVERNMENTAL REQUIREMENT" means any statute, law, regulation, ordinance, rule, exemption, or order of any federal, state, county, municipal or other governmental authority, any political subdivision of any of the foregoing, or any governmental, quasi-govemmental, judicial, public or statutory instrumentality, authority, body or entity, including, without limitation, the final, non-appealable judicial or administrative interpretation of any such statute, law, regulation, ordinance, rule, exemption, or order by any such authority, instrumentality, body, or entity.

1.16. "MONTH" means the period beginning at 12:01 a.m., local time, on the first Day of each calendar month and ending at midnight of the last Day of such calendar month.

1.17. "PARTIES" means SWEPCO, PMA, AEPSC, or the assignee or successor of any of their rights and obligations under this Second Agreement. "PARTY", means one of the Parties.

1.18. "PURCHASED CAPACITY" AND "SWEPCO PURCHASED CAPACITY" mean that portion of PMA's Assigned Capacity that PMA assigns to SWEPCO under the terms of this Second Agreement.

1.19. "PUCT" means the Public Utility Commission of Texas, or any successor organization thereto.

1.20. "PURA" means the Texas Public Utility Regulatory Act, Chapter 39 of Title 2 of the Texas Utilities Code.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 11
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

1.21. "SECOND AGREEMENT" means this Second Unit Power Sales Agreement, including attachments, and any amendments thereto now or hereafter executed by the Parties.

1.22. "SWEPCO ADDITIONAL PERCENTAGE" shall have the meaning set forth in
Section 2.3 of this Second Agreement.

1.23. "SWEPCO REP" shall refer to the SWEPCO-affiliated Retail Electric
Provider.

1.24. "SWEPCO RETAIL PERCENTAGE" shall have the meaning set forth in Section
2.4 of this Second Agreement.

1.25. "SWEPCO WHOLESALE PERCENTAGE" shall have the meaning set forth in
Section 2.2 of this Second Agreement.

                                   ARTICLE II

            PURPOSE OF SECOND AGREEMENT; RELATION TO FIRST AGREEMENT

2.1. PURPOSE OF SECOND AGREEMENT. THE purpose of this Second Agreement is to provide SWEPCO with access to the SWEPCO Wholesale Percentage of PMA's Assigned Capacity under the First Agreement for such time as SWEPCO has an obligation to supply power under the power supply contracts listed in Schedule A to this Second Agreement; with access to the SWEPCO Additional Percentage for such time, if any, as SWEPCO may provide the SWEPCO REP with part of the resources needed to continue to serve certain customers under section 39.202(m) of PURA; and with access to the SWEPCO Retail Percentage for such time, if any, as the PUCT may delay retail customer choice in SWEPCO's territory after January 1, 2002.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 12
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

2.2. SWEPCO WHOLESALE PERCENTAGE. Schedule A sets forth the SWEPCO wholesale supply contracts that are the subject of this Second Agreement, together with the termination or expiration date of each. For each such contract, the Parties have calculated a percentage determined using a ratio of the sum of the demands of the native load for that contract at the time of the four Year 2000 coincident Monthly summer (June, July, August, and September) SWEPCO peak demands to the sum of the same four coincident peak demands of the total SWEPCO native load. The sum of the percentages calculated for all the agreements listed in Schedule A as to which SWEPCO has a supply obligation at a given time constitutes the SWEPCO Wholesale Percentage as of that time. Because the contracts listed in Schedule A have a variety of termination or expiration dates, the SWEPCO Wholesale Percentage will diminish over time as provided in
Section 5.2. The Parties agree that the SWEPCO Wholesale Percentage as of the Effective Date of this Second Agreement is 17.78 percent.

2.3. SWEPCO ADDITIONAL PERCENTAGE. In the event that the power region in which SWEPCO is located is not a "qualifying power region" pursuant to the terms of section 39.152(a) of PURA by January 1, 2002, or such later date as SWEPCO shall begin to purchase Available Capacity and Energy under this Second Agreement, and by reason of that fact (1) the SWEPCO REP has a continuing obligation to serve certain customers under section 39.202(m) of PURA at rates that are no higher than the rates that, on a bundled basis, were in effect on January 1, 1999, subject to certain adjustments provided for in section 39.202(m) of PURA, and
(2) SWEPCO provides the SWEPCO REP with part of the resources necessary to continue to serve such customers, the Parties shall determine the SWEPCO Additional Percentage by using a ratio of:

         (a) the sum of the demands of the native loads for all those customers as to whom the SWEPCO REP shall have a continuing obligation

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 13
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

                  to serve under section 39.202(m) of PURA, such demands to be measured at the time of the four Year 2000 coincident Monthly summer (June, July, August, and September) SWEPCO peak demands, to:

         (b) the sum of the same four coincident peak demands of the total SWEPCO native load.

The SWEPCO Additional Percentage shall diminish from time to time to reflect the removal of any customer from the group as to which the SWEPCO REP has a continuing obligation to serve under section 39.202(m) of PURA.

2.4. SWEPCO RETAIL PERCENTAGE. In the event that the PUCT determines, pursuant to section 39.103 of PURA, to delay retail customer choice in SWEPCO's territory after January 1, 2002, the Parties shall determine the SWEPCO Retail Percentage by using a ratio of:

         (a) the sum of the demands of the native loads for all those customers as to whom SWEPCO shall have a continuing obligation to serve under section pursuant to the PUCT's delay of retail customer choice in SWEPCO's territory (excluding native loads included in the determination of the SWEPCO Additional Percentage), such demands to be measured at the time of the four Year 2000 coincident Monthly summer (June, July, August, and September) SWEPCO peak demands, to:

         (b) the sum of the same four coincident peak demands of the total SWEPCO native load.

The SWEPCO Retail Percentage shall be reduced or eliminated on the date(s) that retail customer choice is permitted to proceed in SWEPCO's territory with respect to all retail customers, or with respect to particular customers or classes of retail customers.

2.5. RELATION OF SECOND AGREEMENT TO FIRST AGREEMENT. This Second Agreement supplements and modifies the First Agreement. The Parties intend that the First Agreement and

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 14
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

the Second Agreement be interpreted consistently and in harmony with each other; however, where there is an actual or perceived conflict between the provisions of the two agreements, the provisions of the Second Agreement shall control.

         2.5.1. EFFECT OF ASSIGNMENT ON OPERATIONS UNDER FIRST AGREEMENT. In carrying out its duties under the First Agreement, the Operating Committee shall take account of the assignment by PMA of its rights and obligations with respect to that portion of PMA's Assigned Capacity percentage equal to the sum of the SWEPCO Wholesale Percentage, the SWEPCO Additional
                  Percentage, and the SWEPCO Retail Percentage and shall adjust the respective rights, duties, and obligations of PMA and SWEPCO accordingly. When complying with any Governmental Requirement or other obligation imposed by a third party, the respective rights, duties, and obligations of PMA and SWEPCO shall be allocated so as to take account of the assignment by PMA of its rights and obligations with respect to that portion of PMA's Assigned Capacity percentage equal to the sum of the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage.

         2.5.2. INCORPORATION OF CERTAIN PROVISIONS BY REFERENCE. The provisions of Articles X (Force Majeure), XI (Defaults), XII (Dispute Resolution), XIII (Indemnification; Limitation of Liability), and XV (Books and Records) of the First Agreement, as they may be amended from time to time, apply to this Second Agreement and are hereby incorporated by reference as if set forth herein.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 15
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

                                   ARTICLE III

                          ASSIGNMENT OF CAPACITY RIGHTS

3.1. OBLIGATIONS OF PMA AND SWEPCO. PMA shall assign to SWEPCO all rights and obligations of PMA under the First Agreement with respect to that part of PMA's Assigned Capacity percentage equal to the sum of the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage as the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage change from time to time.

3.2. DELIVERY. PMA, shall deliver Energy purchased by SWEPCO at the Delivery Point associated with the generating unit from which the Energy is produced, or in the case of Energy delivered under a third-party agreement listed in Schedule B of the First Agreement, at the delivery point specified in the third-party agreement.

3.3. OBLIGATIONS OF AEPSC. Except as expressly provided herein, AEPSC's obligations under the First Agreement shall not be affected by this Second Agreement.


                                   ARTICLE IV

                            TERM OF SECOND AGREEMENT

4.1. EFFECTIVE DATE. This Second Agreement shall be effective upon execution by SWEPCO, PMA, and AEPSC. SWEPCO shall begin to purchase Available Capacity and Energy under this Second Agreement, and shall begin to dispatch its Purchased Capacity, on the same day that PMA begins to purchase Available Capacity and Energy under the First Agreement, or on such later date as all required regulatory authorizations have been received.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 16
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

4.2. TERMINATION DATE. Except for (a) termination following an Event of Default as provided in Section 11.2 of the First Agreement; (b) termination because of regulatory disapproval or regulatory changes as provided in Article XV; or (c) termination pursuant to mutual agreement of PMA and SWEPCO, this Second Agreement shall continue in effect so long as (1) SWEPCO has a supply obligation under any of the wholesale power supply contracts listed in Schedule A under the terms of each such contract as currently in effect; or (2) SWEPCO provides part of the resources needed for the SWEPCO REP to fulfill its obligation to continue to serve certain customers under section 39.202(m) of PURA; or (3) SWEPCO has an obligation to serve certain retail classes of customers by reason of a decision by the PUCT to delay retail customer choice in SWEPCO's territory; PROVIDED, HOWEVER, that in no event shall the term of this Second Agreement exceed the Initial Term of the First Agreement; AND PROVIDED FURTHER, that in the event that PMA elects, with respect to any units listed in Schedule A of the First Agreement and/or any contract listed in Schedule B of the First Agreement, to renew the First Agreement pursuant to the terms of Sections 3.2.1 and/or 3.2.2 of that First Agreement, this Second Agreement shall be renewed for that unit or agreement for a term equal to the corresponding renewal term of the First Agreement for that unit or agreement. However, no extension, renewal, or amendment of any contract listed in Schedule A shall have the effect of extending this Second Agreement.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 17
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

                                    ARTICLE V

                             ALLOCATION OF CAPACITY

5.1. PURCHASED CAPACITY. PMA's assignment of its rights and obligations with respect to a portion of its Assigned Capacity percentage under the First Agreement is on a unit-by-unit basis (a) from each of the generating units listed in Schedule A to the First Agreement (or, in the case of jointly-owned units, SWEPCO's share of such units) with respect to the capability of each such unit as that capability may change over time and (b) from certain capacity purchase agreements, listed in Schedule B to the First Agreement. To the extent that any of the generation and supply resources listed in Schedules A and B of the First Agreement is unavailable in whole or in part, whether by reason of unit outages, curtailments, or otherwise, PMA shall have no obligation to adjust its assignment of rights and obligations to SWEPCO from any other resource.

5.2. EFFECT OF TERMINATION OR EXPIRATION OF WHOLESALE CONTRACTS. As each wholesale power supply contract listed in Schedule A to this Second Agreement is terminated or expires, the SWEPCO Wholesale Percentage will be reduced by the percentage listed for that contract in Schedule A, and PMA's obligation to make Purchased Capacity and Energy Available to SWEPCO will be reduced by the same amount. The amendment or extension of any contract listed in Schedule A shall not have the effect of changing the termination or expiration date listed for that contract in Schedule A. The SWEPCO Wholesale Percentage will be reduced by the amount listed for each contract on the termination or expiration date listed for that contract in Schedule A, notwithstanding any extension of such contract, unless the termination or expiration

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 18
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

of the contract shall occur before the date listed for that contract in Schedule A, in which case the SWEPCO Wholesale Percentage shall be reduced by the amount listed for that contract on such earlier termination or expiration date. Notwithstanding any other provision of this Second Agreement, if a Governmental Requirement extends all or part of SWEPCO's supply obligations under any of the contracts listed on Schedule A of this Second Agreement beyond the termination or expiration date listed on Schedule A, or beyond a termination or expiration date earlier than that listed on Schedule A that would otherwise be applicable, then the termination or expiration date listed on Schedule A, or such earlier termination or expiration date, shall be treated as extended, but only to the extent necessary to comply with the Governmental Requirement.

5.3. EFFECT OF DECREASE IN OBLIGATIONS UNDER SECTION 39.202(m) OF PURA. To the extent that the SWEPCO REP's obligation to serve any or all customers that it may be required to continue to serve under the terms of section 39.202(m) of PURA decreases, whether by reason of the power region in which SWEPCO is located becoming a "qualifying power region" pursuant to the terms of section 39.152(a) of the PURA or for any other reason, the SWEPCO Additional Percentage will be reduced so that it reflects only the SWEPCO REP's remaining obligation, if any, under section 39.202(m) of PURA.

5.4. EFFECT OF DECREASE OR ELIMINATION OF OBLIGATION TO SERVE RETAIL CUSTOMERS BY REASON OF PUCT DECISION TO DELAY RETAIL CHOICE. To the extent that SWEPCO's obligations to serve any or all retail customers or classes of such customers by reason of a determination of the PUCT under section 39.103 of PURA to delay retail customer choice in SWEPCO's territory are decreased or eliminated because customer choice is permitted to proceed in SWEPCO's

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 19
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

territory with respect to all retail customers, or particular customers or classes of retail customers, or for any other reason, the SWEPCO Retail Percentage will be reduced so that it reflects only SWEPCO's remaining obligation, if any, to serve such retail customers.

                                   ARTICLE VI

                            SCHEDULING AND OPERATIONS

6.1. DISPATCH. Notwithstanding any provision in the First Agreement, SWEPCO shall have the exclusive right to dispatch Energy and ancillary services from its Available Purchased Capacity. Unit commitment and dispatch procedures shall be conducted as provided in the First Agreement.

6.2. OPERATING COMMITTEE. Except as expressly provided in this Second Agreement, the duties and obligations of the Operating Committee established in Section 5.4 of the First Agreement shall not be altered or diminished by reason of this Second Agreement.


                                   ARTICLE VII

                        COST COMPONENTS AND PAYMENT TERMS

7.1. COST COMPONENTS. In return for PMA's sale to SWEPCO of Purchased Capacity and associated Energy under this Second Agreement, SWEPCO will pay PMA a share of the Capacity Charge paid by PMA to SWEPCO pursuant to Section 6.2 of the First Agreement and a share of the Fuel Costs paid by PMA to SWEPCO under
Section 6.4 of the First Agreement. In addition, to the extent that amounts paid by PMA to SWEPCO for PMA's share of any other costs approved by the Operating Committee and initially incurred by SWEPCO do not reflect the

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 20
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

effects of the SWEPCO Additional Percentage or the SWEPCO Retail Percentage, SWEPCO shall pay PMA the share of such costs attributable to the SWEPCO Additional Percentage or the SWEPCO Retail Percentage as the case may be. Pursuant to Article VIII, AEPSC will provide SWEPCO with a statement of the amounts due to PMA from SWEPCO under this Second Agreement, and the statement will show the effect of netting those amounts against the amounts due from PMA to SWEPCO for the corresponding Month.

7.2. CAPACITY CHARGE. SWEPCO will pay a capacity charge to PMA under this Second Agreement each Month calculated by multiplying the Capacity Charge due from PMA to SWEPCO for that Month under Section 7.2 of the First Agreement by a fraction, the numerator of which is the sum of the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage, as each may be in effect on the 15th Day of that Month, and the denominator of which is PMA's Assigned Capacity Percentage in effect on the 15th Day of that Month.

7.3. FUEL COSTS. SWEPCO will pay fuel costs to PMA under this Second Agreement each Month calculated by multiplying the Fuel Costs due from PMA to SWEPCO for that Month under Section 7.2 of the First Agreement by a fraction, the numerator of which is the sum of the energy SWEPCO schedules from the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage, as each may be in effect on the 15th Day of that Month, and the denominator of which is the total energy scheduled from PMA's Assigned Capacity Percentage in effect on the 15th Day of that Month.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 21
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

         7.3.1. EFFECT OF PMA'S EXERCISE OF FUEL SUPPLY OPTION. If PMA exercises the fuel supply option described in Section 6.4.1 of the First Agreement, PMA shall not supply fuel necessary to operate SWEPCO's Purchased Capacity. Further, PMA's proportionate right to use delivery and storage facilities, including rights of access, owned or controlled by SWEPCO for the delivery to or storage of such fuel to each station with respect to which PMA exercises the option, shall not include any proportion attributable to the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, or the SWEPCO Retail Percentage, as each may be in effect as of the date of use; nor shall the charge by SWEPCO for such use reflect any proportion attributable to the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, or the SWEPCO Retail Percentage, as each may be in effect during the period for which the charge is assessed. In the event that PMA exercises the option described in this paragraph with respect to a unit as to which fuel is supplied under one or more of the long-term fuel supply contracts listed in Schedule F of the First Agreement, for purposes of determining the percentage interest of SWEPCO's rights and obligations under the applicable contract(s), and any associated transportation contract(s) that may be assigned to PMA pursuant to the terms of Section 6.3.1 of the First Agreement, PMA's Assigned Capacity percentage shall not include the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, or the SWEPCO Retail Percentage, as each may be in effect on the date with respect to which the calculation is performed.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 22
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

         7.3.2. FUEL INVENTORY. In the event that PMA exercises the option to supply fuel described in Section 6.4.1 of the First Agreement with respect to any unit, the fraction of the fuel inventory to be assigned by SWEPCO to PMA pursuant to Section 6.4.2 of the First Agreement shall be determined with SWEPCO's Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage, as each may be in effect on the date of assignment, excluded from PMA's Assigned Capacity percentage.

7.4. EMISSION ALLOWANCES. For the purpose of determining the fraction of the Emission Allowances issued by the U.S. Environmental Protection Agency ("USEPA") pursuant to Title IV of the Clean Air Act Amendments of 1990 and any regulations thereunder ("Title IV Emission Allowances") to be assigned by SWEPCO to PMA on or before the Effective Date of the First Agreement pursuant to Section 6.6 of the First Agreement, the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage, as each may be in effect as of the Effective Date of this Second Agreement, shall be treated as excluded from PMA's Assigned Capacity Percentage. Thereafter, for purposes of allocating Title IV Emission Allowances received by SWEPCO in accordance with Section 6.6 of the First Agreement, PMA's Assigned Capacity percentage for the period as to which allocation is made will be treated as excluding the SWEPCO Wholesale
Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage, and SWEPCO's Assigned Capacity percentage for the same period will be treated as including the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage. In determining procedures for allocating and using Emission Allowances or for any programs that permit

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 23
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

averaging at more than one unit for compliance, the Operating Committee shall adjust PMA's and SWEPCO's respective rights and obligations to take account of the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage.

7.5. CAPITAL REPAIRS AND IMPROVEMENTS. For purposes of determining responsibility for paying the costs of such capital repairs and improvements, PMA's Assigned Capacity Percentage will be decreased by the sum of the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage, as each may be in effect as of the date of measurement, and SWEPCO's Assigned Capacity percentage will be increased by the same sum.

7.6. COSTS UPON RETIREMENT OR DECOMMISSIONING OF UNITS. Upon the retirement or decommissioning of any SWEPCO generating unit listed in Schedule A of the First Agreement, PMA's responsibility to pay or receive a percentage of the net amount by which the costs of all decommissioning, closure, restoration, and environmental protection measures taken by SWEPCO with respect to the retirement or decommissioning of the unit exceed or fall short of the proceeds of sale or salvage of the unit, including all facilities and equipment, will be determined by subtracting the sum of the SWEPCO Wholesale Percentage, the SWEPCO Additional Percentage, and the SWEPCO Retail Percentage, as each may be in effect on the date of retirement from PMA's Assigned Capacity Percentage as of that date.

                                  ARTICLE VIII

                               BILLING AND PAYMENT

8.1. BILLING, PAYMENT, AND ADJUSTMENT PROCEDURES. AEPSC will act as Agent for PMA and SWEPCO for the purpose of preparing and tendering statements under this Second Agreement and will notify both Parties of the amount, if any, to be netted against amounts due from PMA to

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 24
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

SWEPCO under the terms of the First Agreement for SWEPCO's purchases from PMA in the same billing period. Subject to the netting procedures described in this Article and in Article VII of this Second Agreement, the provisions of Article VII of the First Agreement shall apply with respect to all billing, payment, adjustment procedures, and billing dispute resolution under this Second Agreement.

                                   ARTICLE IX

                              TRANSMISSION SERVICES

9.1. RESPONSIBILITIES. SWEPCO shall be responsible for arranging for transmission service and ancillary services for energy dispatched from its Purchased Capacity, as provided in the Applicable OATT or other applicable tariffs.

                                    ARTICLE X

                          INTERRUPTION AND CURTAILMENTS

10.1. OUTAGES AND CURTAILMENT PROCEDURES. The outage and curtailment procedures set forth in Article IX of the First Agreement shall apply to this Second Agreement, as modified herein.

10.2. EFFECT OF CURTAILMENT. When a curtailment of capacity gives rise to the need to decrease PMA's Assigned Capacity and SWEPCO's Assigned Capacity as provided in Section 9.3 of the First Agreement, the decrease in PMA's Assigned Capacity shall be shared between PMA and SWEPCO so that the percentage reduction in SWEPCO's Purchased Capacity by reason of the curtailment shall be equal to the percentage reduction in PMA's Assigned Capacity by reason of the curtailment as provided in Section 9.3 of the First Agreement.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 25
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

                                   ARTICLE XI

                             REGULATORY REQUIREMENTS

11.1. REQUIRED REGULATORY APPROVALS AND ACTIONS. In the event that any regulatory agency with jurisdiction to approve or disapprove this Second Agreement finally disapproves this Second Agreement, then the Second Agreement shall terminate on December 31, 2001 or the date of disapproval, whichever is later. No regulatory disapproval shall be final for purposes of this terminating this Second Agreement until all motions for reconsideration or appeals of the disapproval letter have been decided and the time for any further appeal shall have elapsed without such further appeal having been noticed.

11.2. REGULATORY REVIEW. If, during review of this Second Agreement, any regulatory agency with jurisdiction and authority to do so orders the modification of any term or condition, or orders the alteration of any charge(s), or in any way conditions its approval of this Second Agreement, and either SWEPCO or PMA determines that such order, action, or decision has or will have a Material Adverse Effect on it (as that term is defined in Section 11.1.2 of the First Agreement), SWEPCO and PMA shall negotiate in good faith to agree on modified terms and conditions mutually agreeable to them that are consistent with such regulatory order, action, or decision and that preserve, to the maximum extent possible, the balance of economic benefits and burdens previously created by this Second Agreement before the issuance of such regulatory order, action, or decision.

                                   ARTICLE XII

                                  MISCELLANEOUS

12.1. INTERPRETATION. In this Second Agreement: (i) unless otherwise specified, references to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 26
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

Exhibit of this Second Agreement; (ii) the singular includes the plural and the plural includes the singular; (iii) unless otherwise specified, each reference to a Governmental Requirement includes all provisions amending, modifying, supplementing or replacing such Governmental Requirement from time to time; (iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; (v) unless otherwise specified, each reference to any agreement includes all amendments, modifications, supplements, and restatements made to such agreement from time to time which are not prohibited by this Second Agreement; (vi) the descriptive headings of the various Articles and Sections of this Second Agreement have been inserted for convenience of reference only and shall in no way modify or restrict the terms and provisions thereof; and (vii) "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Second Agreement as a whole.

12.2. PARTIAL INVALIDITY. Wherever possible, each provision of this Second Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision contained herein shall be found to be invalid, illegal, or unenforceable in any respect and for any reason, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of the provision or any provision of this Second Agreement, unless such a construction would be unreasonable. If such a construction would be unreasonable or would deprive a Party of a material benefit under this Second Agreement, the Parties shall seek to amend this Second Agreement to remove the invalid portion and otherwise provide the benefit, unless prohibited by law.

12.3. ASSIGNMENT. Any transfer or assignment by any Party of any or all rights, benefits or responsibilities under this Second Agreement shall not relieve the transferring Party of any

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 27
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

responsibility under this Second Agreement unless the other Parties so consent; provided, however, that consent to a release of an assigning Party's responsibilities shall not be unreasonably withheld.

12.4. SUCCESSORS INCLUDED. Reference to any individual, corporation, or other entity shall be deemed a reference to such individual, corporation, or other entity together with its successors and permitted assigns from time to time.

12.5. APPLICABLE LAWS, REGULATIONS, ORDERS, APPROVALS, AND PERMITS. This Second Agreement is made subject to all existing and future applicable Governmental Requirements, including federal, state, and local laws and to all existing and future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Second Agreement.

12.6. CHOICE OF LAW AND JURISDICTION. The interpretation and performance of this Second Agreement shall be in accordance with the laws of the State of Texas, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

12.7. ENTIRE AGREEMENT. Subject to the incorporation by reference of portions of the First Agreement pursuant to Section 2.5.2 of this Second Agreement, this Second Agreement supersedes all previous representations, understandings, negotiations, and agreements either written or I oral between the Parties or their representatives with respect to the subject matter hereof, and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 28
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

12.8. COUNTERPARTS TO THIS AGREEMENT. This Second Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

12.9. AMENDMENTS. It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify, or supplement this Agreement, including the Service Schedules and any other attachments that may be made a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties and, if appropriate, subject to approval or acceptance for filing by the FERC.

12.10. NOTICES. Unless otherwise provided in this Second Agreement, any notice, consent, or other communication required to be made under this Second Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below, or sent by facsimile transmission to the facsimile number indicated below. Any Party may from time to time change its address for the purposes of notices, consents, or other communications to that Party by a similar notice specifying a new address, but no such change shall become effective until it is actually received by the Parties sought to be charged with its contents. All notices, consents, or other communications required or permitted under this Second Agreement that are addressed as provided in this Section 16.10 shall be deemed to have been given (a) upon delivery, if delivered in person, by overnight courier, or by certified mail; or (b) upon automatically generated confirmation, if given by facsimile.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 29
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

  SWEPCO:   1 Riverside Plaza
            Columbus, OH 43215
            614-223-2352

  PMA:      1 Riverside Plaza
            Columbus, OH 43215
            614-324-5096

  AEPSC:    1 Riverside Plaza
            Columbus, OH 43215
            614-223-2352

12.11. WAIVERS. The failure of any Party to enforce at any time any provision of this Second Agreement shall not be construed as a waiver of such provision. No such failure to enforce a provision shall affect in any way the validity of this Second Agreement or any portion thereof or the right of that Party thereafter to enforce each and every provision of this Second Agreement. To be effective, a waiver under this Second Agreement must be in writing and specifically state that it is a waiver. No waiver of any breach of this Second Agreement shall be held to constitute a waiver of any other or subsequent breach.

12.12. INDEPENDENT CONTRACTORS. PMA and SWEPCO are independent contractors. Nothing contained herein shall be deemed to create an association, joint venture, partnership or principal/agent relationship between PMA and SWEPCO or impose any partnership obligation or liability on either of them. Neither PMA nor SWEPCO shall have any right, power or authority to enter into any agreement or commitment, act on behalf of or otherwise bind the other Party in any way.

12.13. NO THIRD-PARTY BENEFICIARIES. Nothing in this Second Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Second

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 30
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

Agreement on any persons other than the Parties and their respective permitted successors and assigns. Nor is anything in this Second Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party or give any third person any right of subrogation or action against any Party.

12.14. FURTHER ASSURANCES. If any Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Second Agreement, the other Parties shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Second Agreement.

12.15. CONFIDENTIALITY. Each Party agrees that it will maintain in strictest confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained regarding another Party during the course of the negotiations leading to, and its performance of, this Second Agreement (whether obtained before or after the date of this Second Agreement). Each Party also agrees that it will maintain in strictest confidence, and treat as Confidential Information (whether marked "Confidential" or "Proprietary" or not) all nonpublic information regarding the condition or operation of any generating unit or plant that is the subject of this Second Agreement. Confidential Information shall not be communicated to any third person by a Party (other than to its affiliates, counsel, accountants, financial or tax advisors, or insurance consultants or in connection with its financing); PROVIDED that in the event the receiving Party is required by law, regulation or court order to disclose any Confidential Information, the receiving Party will promptly notify the disclosing Party in writing prior to making any such disclosure in

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 31
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

order to facilitate the disclosing Party's seeking a protective order or other appropriate remedy from the proper authority and further PROVIDED that the receiving Party further agrees that if the disclosing Party ultimately discloses such Confidential Information to the requesting legal or regulatory body, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. The obligations of nondisclosure and restricted use of Confidential Information shall survive the expiration or other termination of this Second Agreement until such obligations expire in accordance with their respective terms.

12.16. JOINT PREPARATION. This Second Agreement shall be deemed to have been jointly prepared by all Parties, and no ambiguity herein shall be construed for or against any Party based upon the identity of the author of this Second Agreement or any portion thereof.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 32
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the Parties have executed this Second Agreement as of the date set forth at the beginning of this Second Agreement.



POWER MARKETING AFFILIATE

By:__________________________________________


SOUTHWESTERN ELECTRIC POWER COMPANY

By:__________________________________________


AMERICAN ELECTRIC POWER SERVICE CORPORATION

By:__________________________________________






--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

Power Marketing Affiliate                                  Original Sheet No. 33
Rate Schedule FERC No. 344

--------------------------------------------------------------------------------

                                   SCHEDULE A

                           SWEPCO WHOLESALE CONTRACTS

--------------------------------------------------------------------------------
                CONTRACT                     PERCENTAGE        EXPIRATION DATE
--------------------------------------------------------------------------------
  Northeast Texas Electric Cooperative         7.06
--------------------------------------------------------------------------------
  East Texas Electric Cooperative              1.47
--------------------------------------------------------------------------------
  Tex-La Electric Cooperative (SPP)            2.11
--------------------------------------------------------------------------------
  Tex-La Electric Cooperative (ERCOT)          1.01
--------------------------------------------------------------------------------
  Rayburn Country Electric Cooperative         2.38
--------------------------------------------------------------------------------
  City of Bentonville, Arkansas                1.45
--------------------------------------------------------------------------------
  City of Hope, Arkansas                       1.45
--------------------------------------------------------------------------------
  City of Minden, Louisiana                    0.85
--------------------------------------------------------------------------------
              TOTAL                           17.78
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President, Regulation & Public Policy
Issued on: July 24, 2001

                                  ATTACHMENT 6


                       UNIT POWER SALES AGREEMENT BETWEEN
                OHIO POWER COMPANY AND POWER MARKETING AFFILIATE

Ohio Power Company                                          Original Sheet No. 1
Rate Schedule FERC No. 343









                           UNIT POWER SALES AGREEMENT

                                      AMONG

                               OHIO POWER COMPANY
                                       AND

                            POWER MARKETING AFFILIATE















 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 2
 Rate Schedule FERC No. 343


                                TABLE OF CONTENTS

                                                                                       PAGE
  ARTICLE I           DEFINITIONS .......................................................8

  ARTICLE II          SALE AND PURCHASE OF UNIT POWER ..................................14

       Section 2.1    Obligations of OPCO and PMA ......................................14

       Section 2.2    Delivery .........................................................14

       Section 2.3    OPCO's Obligations Subject to Buckeye Agreements .................15

       Section 2.4    Obligations Subject to Other Agreements ..........................15

  ARTICLE III         TERM OF AGREEMENT ................................................16

       Section 3.1    Effective Date ...................................................16

       Section 3.2    Termination Date .................................................16

                      3.2.1   First Renewal Term .......................................16

                      3.2.2   Second Renewal Term ......................................17

  ARTICLE IV          CAPACITY .........................................................17

       Section 4.1    Capacity .........................................................17

  ARTICLE V           SCHEDULING AND OPERATIONS ........................................18

       Section 5.1    Dispatch .........................................................18

       Section 5.2    Forecasts ........................................................18

       Section 5.3    Operating Committee ..............................................18

                      5.3.1   Operating Committee Responsibilities .....................19

                      5.3.2   Operating Committee Meetings .............................21

                      5.3.3   Information for Use of the Operating Committee ...........21



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 3
 Rate Schedule FERC No. 343

       Section 5.4    Unit Commitment ..................................................21

       Section 5.5    Dispatch of Units ................................................21

  ARTICLE VI          COST COMPONENTS AND PAYMENT TERMS ................................21

       Section 6.1    Cost Components ..................................................22

       Section 6.2    Monthly Demand Charge ............................................22

       Section 6.3    Monthly Operating Expenses .......................................22

                      6.3.1   Amounts Paid by OPCO for Third-party Services ............22

       Section 6.4    Federal Income Tax ...............................................23

       Section 6.5    FERC Fees ........................................................23

       Section 6.6    Capital Repairs and Improvements .................................23

       Section 6.7    Annual Budgeting Process .........................................23

  ARTICLE VII -       BILLING AND PAYMENT ..............................................24

       Section 7.1    Billing Procedure ................................................24

       Section 7.2    Timeliness of Payment ............................................24

       Section 7.3    Disputes and Adjustments of Invoices .............................25

       Section 7.4    Applicable Interest Rate .........................................25

  ARTICLE VIII-       TRANSMISSION SERVICES ............................................26

       Section 8.1    Responsibilities .................................................26

  ARTICLE IX -        INTERRUPTION AND CURTAILMENTS ....................................26

       Section 9.1    Scheduled Outages ................................................26

       Section 9.2    Notification of Unscheduled Outages ..............................26

  ARTICLE X -         FORCE MAJEURE ....................................................26

       Section 10.1   Definition .......................................................27


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 4
 Rate Schedule FERC No. 343

       Section 10.2   Performance Excused ..............................................27

       Section 10.3   Strike Issues ....................................................28

       Section 10.4   Payments Not Excused .............................................28

  ARTICLE XI -        DEFAULTS .........................................................28

       Section 11.1   Events of Default ................................................28

                      11.1.1   Bankruptcy ..............................................28

                      11.1.2   Violation or Noncompliance with Governmental
                               Requirement .............................................28

                      11.1.3   Failure to Perform ......................................29

       Section 11.2   Notice of Default and Opportunity to Cure ........................29

       Section 11.3   No Waiver ........................................................29

       Section 11.4   Dispute Resolution ...............................................30

  ARTICLE XII -       DISPUTE RESOLUTION ...............................................30

       Section 12.1   Presentation of Dispute ..........................................30

       Section 12.2   Inability of Operating Committee to Reach Agreement ..............30

       Section 12.3   Arbitration ......................................................30

                      12.3.1   Commencement of Arbitration Proceeding ..................30

                      12.3.2   Appointment of Arbitrator ...............................31

                      12.3.3   Arbitration Proceedings .................................31

                      12.3.4   Authority of Arbitrator .................................32

                      12.3.5   Expenses and Costs ......................................32

                      12.3.6   Location of Arbitration Proceedings .....................32

                      12.3.7   Confidentiality .........................................33

                      12.3.8   FERC Jurisdiction Over Certain Disputes .................33


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 5
 Rate Schedule FERC No. 343


       Section 12.4   Exclusive Means of Dispute Resolution ............................34

  ARTICLE XIII -      INDEMNIFICATION; LIMITATION OF LIABILITY .........................34

       Section 13.1   Responsibilities .................................................34

       Section 13.2   Limitation of Liability ..........................................35

       Section 13.3   Limitation of Actions ............................................35

  ARTICLE XIV -       REGULATORY REQUIREMENTS ..........................................35

       Section 14.1   Required Regulatory Approvals and Actions ........................35

       Section 14.2   Regulatory Review ................................................36

  ARTICLE XV -        BOOKS AND RECORDS ................................................36

       Section 15.1   Books and Records ................................................36

       Section 15.2   Audits ...........................................................37

       Section 15.3   Cooperation in Connection with Regulatory and Judicial
                      Proceedings ......................................................37

  ARTICLE XVI -       MISCELLANEOUS ....................................................37

       Section 16.1   Interpretation ...................................................37

       Section 16.2   Partial Invalidity ...............................................38

       Section 16.3   Assignment .......................................................38

       Section 16.4   Successors Included ..............................................39

       Section 16.5   Applicable Laws, Regulations, Orders, Approvals, and
                      Permits ..........................................................39

       Section 16.6   Choice of Law and Jurisdiction ...................................39

       Section 16.7   Entire Agreement .................................................39

       Section 16.8   Counterparts to this Agreement ...................................39

       Section 16.9   Amendments .......................................................40

 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 6
 Rate Schedule FERC No. 343


       Section 16.10  Notices ..........................................................40

       Section 16.11  Waivers ..........................................................41

       Section 16.12  Independent Contractors ..........................................41

       Section 16.13  No Third Party Beneficiaries .....................................41

       Section 16.14  Further Assurances ...............................................42

       Section 16.15  Confidentiality ..................................................42

       Section 16.16  Joint Preparation ................................................43

 Schedule A     OPCO Generating Units Subject to This Agreement ........................44

 Schedule B     Calculation of Monthly Power Bill ......................................45














 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 7
 Rate Schedule FERC No. 343


                           UNIT POWER SALES AGREEMENT

         THIS UNIT POWER SALES AGREEMENT ("AGREEMENT") is made and entered into as of this __________________ day of __________________, 2001, by and among
 Ohio Power Company ("OPCO") and Power Marketing Affiliate ("PMA"). OPCO and PMA are wholly-owned subsidiaries of American Electric Power Company, Inc. ("AEP").

                                   WITNESSETH

         WHEREAS, OPCO is currently a vertically-integrated electric utility company providing electric service to retail customers located in its franchised service area in Ohio;

         WHEREAS, on July 6, 1999, Amended Substitute Senate Bill No. 3 ("Restructuring Act") became law in Ohio, mandating that OPCO reorganize its corporate structure to separate its generation and power supply functions from its transmission and distribution functions;

         WHEREAS, in accordance with the Restructuring Act, OPCO will become a generating and power supply company;

         WHEREAS, PMA is a subsidiary of AEP, and will dispatch and market AEP power supply resources not subject to cost-of-service regulation;






 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 8
 Rate Schedule FERC No. 343


         WHEREAS, OPCO is willing to sell, and PMA is willing to purchase, OPCO Generating Capacity and associated dispatched Energy, pursuant to the rates, terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings.

 1.1. "AGREEMENT" means this Unit Power Sales Agreement, including attachments, and any amendments thereto now or hereafter executed by the Parties.

 1.2.    "ALLIANCE RTO" means the Alliance Regional Transmission Organization.

 1.3. "ANCILLARY SERVICES" means one or more of those services that are defined in the Applicable OATT as ancillary services.

 1.4. "ANNUAL BUDGET" means the budget established for each Operating Year in accordance with Section 6.7.

 1.5. "ANNUAL OPERATING PLAN" means the operating plan established for each Operating Year in accordance with Section 6.7.

 1.6. "APPLICABLE OATT" means the Open Access Transmission Tariff filed with FERC by American Electric Power Service Corporation on behalf of OPCO and certain of its affiliates in


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                         Original Sheet No. 9
 Rate Schedule FERC No. 343


 accordance with FERC's Order No. 888 or the Open Access Transmission Tariff filed with FERC by the Alliance RTO, as either may be applicable to particular transmission service, or any successor transmission service tariff to either, including any such successor tariff of a regional transmission organization to which OPCO transfers operating control or authority over its transmission facilities.

 1.7. "AVAILABLE," when used to refer to capacity, means that such capacity is currently capable of being dispatched.

 1.8. "AVAILABLE CAPACITY" means that portion of the OPCO Generating Capacity that is currently Available.

 1.9. "BANKRUPTCY" means a situation in which: (i) a Party files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files any petition, answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks or consents to, or acquiesces in the appointment of, any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of such Party's properties (the term "acquiesces" as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) Days after entry of such order, judgment or decree); (ii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against a Party seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy law or any other



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 10
 Rate Schedule FERC No. 343


 present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Party acquiesces in the entry of such order, judgment or decree or such order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) Days, whether or not consecutive, after the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of its property is appointed without the consent or acquiescence of such Party and such appointment remains unvacated and unstayed for an aggregate of sixty (60) Days, whether or not consecutive; (iii) a Party admits in writing its inability to pay its debts as they mature; (iv) a Party gives notice to any federal or state governmental authority of insolvency or pending insolvency, or suspension or pending suspension of operations; or (v) a Party makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

 1.10. "BUCKEYE" means Buckeye Power, Inc., an Ohio corporation not for profit.

 1.11. "BUCKEYE AGREEMENTS" means (a) the Buckeye Station Agreement; (b) the Power Delivery Agreement, dated as of January 1, 1968, among Buckeye Power, Inc., the Cincinnati Gas & Electric Company, Columbus and Southern Ohio Electric Company, the Dayton Power and Light Company, Monongahela Power Company, Ohio Power Company, and the Toledo Edison Company; (c) the Deed, dated as of June 27, 1968, from Ohio Power Company to Buckeye Power, Inc.; (d) the Facilities Agreement, dated as of January 1, 1968, by and between Ohio Power Company and Buckeye Power, Inc.; (e) the Agreement dated as of June 20, 1968, between Ohio Power Company and Ohio Edison Company; and (f) the NPC Agreement.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 11
 Rate Schedule FERC No. 343

 1.12. "BUCKEYE STATION AGREEMENT" means the Station Agreement, dated as of January 1, 1968, among Ohio Power Company, Buckeye Power, Inc., and Cardinal Operating Company.

 1.13. "BUSINESS DAY" means any Day on which the Federal Reserve member banks are open for business. A Business Day shall commence at 8:00 a.m. and close at 5:00 p.m., local time, at the location of the relevant Party's principal place of business, or at such other location as the context may require. In the event that the location cannot be determined from context, OPCO's principal place of business shall govern for purposes of application of the definition of "Business Day.

 1.14. "CARDINAL STATION" means the steam electric generating station, and all associated facilities, located near Brilliant, Ohio, which, as of the date of this Agreement, consists of three (3) steam electric generating units, each nominally rated at 615,000 kw, one of which is owned by OPCO, and the remaining two of which are owned by Buckeye, and associated land and facilities, some of which are owned jointly by OPCO and Buckeye, and others of which are owned individually by OPCO or Buckeye.

 1.15. "DAY" means a period of twenty-four (24) consecutive hours, beginning at 12:00:01 a.m., local time, at the Delivery Points; provided, however, that on the Day on which Eastern Daylight Savings Time becomes effective, the period shall be twenty-three (23) consecutive hours, and on the Day on which Eastern Standard Time becomes effective, the period shall be twenty-five (25) consecutive hours.

 1.16. "DELIVERY POINTS" means (i) in the case of each of the generating units listed in Schedule A, other than the jointly-owned generating units, the points at which such generating unit is


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 12
 Rate Schedule FERC No. 343


 connected to OPCO's transmission facilities owned by an AEP affiliate, and (ii) in the case of each of the jointly-owned generating units listed in Schedule A, the delivery point identified for such unit in the agreements among the joint owners applicable to such unit.

 1.17. "EFFECTIVE DATE" shall be the date set forth in the first paragraph of this Agreement.

 1.18. "EMERGENCY" means (i) any abnormal system condition that requires immediate manual or automatic action to prevent loss of firm load, equipment damage, or tripping of system elements that could adversely affect the reliability of OPCO's electric system, and (ii) any existing or potential system condition on OPCO's electric system that OPCO determines, in the exercise of reasonable discretion, is not or will not be in conformance with applicable criteria.

 1.19. "ENERGY" means the electric energy supplied under this Agreement, which shall be in the form of three-phase, alternating current at a frequency of 60 Hertz, with reasonable variations of frequency and voltage allowed consistent with Good Utility Practice.

 1.20. "FERC" means the Federal Energy Regulatory Commission or any successor federal agency having regulatory jurisdiction over this Agreement.

 1.21. "FIRST RENEWAL TERM" shall have the meaning set forth in Section 3.2.1 of this Agreement.

 1.22. "GOOD UTILITY PRACTICE" means any of the practices, methods, and acts required, approved, or engaged in by a significant portion of the electric utility industry in the region where the generating units listed in Schedule A operate during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 13
 Rate Schedule FERC No. 343

 facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act; rather, it is intended to be a spectrum of acceptable practices, methods, and acts.

 1.23. "GOVERNMENTAL REQUIREMENT" means any statute, law, regulation, ordinance, rule, exemption, or order of any federal, state, county, municipal or other governmental authority, any political subdivision of any of the foregoing, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, including the final, non-appealable judicial or administrative interpretation of any such statute, law, regulation, ordinance, rule, exemption or order by any such authority, instrumentality, body, or entity.

 1.24. "INITIAL TERM" shall have the meaning set forth in Section 3.2 of this Agreement.

 1.25. "MONTH" means the period beginning at 12:00:01 a.m., local time, on the first Day of each calendar month and ending at midnight of the last Day of such calendar month.

 1.26. "NPC AGREEMENT" means the Station Agreement, dated as of January 31, 2000, by and between Ohio Power Company and National Power Cooperative, Inc., an affiliate of Buckeye.

 1.27. "OHIO COMMISSION" means the Public Utilities Commission of Ohio, or any successor organization thereto.

 1.28. "OPCO GENERATING CAPACITY" means all of the capacity of the generating units listed in Schedule A, or in the case of the jointly-owned generating units, OPCO's full share of


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 14
 Rate Schedule FERC No. 343


 capacity in such units, less the portion of the capacity of such units that is required by OPCO to serve its wholesale customers.

 1.29. "OPERATING YEAR" means (i) with respect to the year 2002, that period of time beginning on the later of January 1, 2002 and the date on which all required regulatory authorizations have been received, and ending on December 31, 2002; and (ii) with respect to subsequent years during the term of this Agreement, the calendar year commencing on January 1 and ending on December 31 or such earlier date in such calendar year on which this Agreement expires or is terminated.

 1.30. "PARTIES" means OPCO, PMA, and or the assignee or successor of any of their rights and obligations under this Agreement. "PARTY" means one of the Parties.

 1.31. "SECOND RENEWAL TERM" shall have the meaning set forth in Section 3.2.2 of this Agreement.

                                   ARTICLE II

                         SALE AND PURCHASE OF UNIT POWER

 2.1. OBLIGATIONS OF OPCO AND PMA. OPCO shall sell, and PMA shall purchase, the OPCO Generating Capacity and all associated dispatched Energy. PMA shall have the right to designate a portion of the OPCO Generating Capacity and associated dispatched Energy for ancillary services.

 2.2. DELIVERY. OPCO shall deliver Energy purchased by PMA from any of the generating units listed in Schedule A at the Delivery Point(s) for such generating unit.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 15
 Rate Schedule FERC No. 343


 2.3. OPCO'S OBLIGATIONS SUBJECT TO BUCKEYE AGREEMENTS. Notwithstanding any other provision of this Agreement, OPCO's obligations and PMA's rights under this Agreement (including OPCO's obligation to sell, and PMA's right to purchase, the OPCO Generating Capacity and all associated dispatched Energy) are conditioned upon, and subject to, OPCO's rights, and the performance of OPCO's obligations, under the Buckeye Agreements, including (a) the Entitlement of OPCO and Buckeye in and to the use of the Total Net Capability of the Cardinal Station under the Buckeye Station Agreement, (b) OPCO's obligation to deliver Back-up Power and Back-up Energy to Buckeye under the Buckeye Station Agreement, (c) the provisions of the Buckeye Station Agreement applicable to Excess, Surplus and Supplementary Capacity, (d) the provisions of the Buckeye Station Agreement applicable to operation and maintenance of the Cardinal Station, and (e) Buckeye's obligation to sell power under the NPC Agreement. Capitalized terms used in this Section 2.3 that are not otherwise defined in this Agreement, shall have the meanings specified in the Buckeye Station Agreement.

 2.4. OBLIGATIONS SUBJECT TO OTHER AGREEMENTS. Notwithstanding any other provision of this Agreement, OPCO's obligations and PMAs' rights under this Agreement with respect to the portion of the OPCO Generating Capacity and associated Energy attributable to any of the jointly-owned generating units listed in Schedule A (including OPCO's obligation to sell and otherwise make Available, and PMA's right to purchase, such portion of the OPCO Generating Capacity and associated Energy), are conditioned upon, and subject to, the provisions of the agreements among the joint owners applicable to such unit.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 16
 Rate Schedule FERC No. 343


                                   ARTICLE III

                                TERM OF AGREEMENT

 3.1. EFFECTIVE DATE. This Agreement shall be effective upon the Effective Date. PMA shall begin to purchase OPCO Generating Capacity and associated Energy under this Agreement, and shall begin to dispatch its Available Capacity, on January 1, 2002, or on such later date as all required regulatory authorizations have been received. PMA shall have no obligation to purchase or to pay for any OPCO Generating Capacity or associated Energy before January 1, 2002 or such later date as all required regulatory authorizations have been received, or to reimburse OPCO for any costs that OPCO has expensed before that date.

 3.2. TERMINATION DATE. Except for (a) termination following an Event of Default as provided in Section 11.1; (b) termination because of regulatory disapproval or regulatory changes as provided in Article XIV; or (c) termination pursuant to mutual agreement of OPCO and PMA, this Agreement shall continue in effect with respect to each generating unit listed in Schedule A for an Initial Term ending on the date shown in Schedule A.

         3.2.1. FIRST RENEWAL TERM. Not less than one (1) year before the end of the Initial Term with respect to each unit listed in Schedule A, PMA shall provide notice to OPCO if it wishes to extend this Agreement as to that unit for a First Renewal Term. In the event that PMA elects to enter into a First Renewal Term, the Operating Committee shall retain a consultant, at PMA's expense, to provide an estimate of the remaining useful life of the subject unit as of the first day of the First Renewal Term. The length of the First Renewal Term shall be less than seventy-five percent (75%) of the estimated remaining useful life of the subject


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 17
 Rate Schedule FERC No. 343


                 unit as of the first day of the First Renewal Term, expressed in months, and rounded down to the last full month before reaching seventy-five percent (75%) of that estimated remaining useful life. The date by which PMA must provide notice if it wishes to enter into the First Renewal Term with respect to each unit is listed in Schedule A.

         3.2.2. SECOND RENEWAL TERM. If PMA elects to extend the Agreement for the First Renewal Term with respect to any unit, then not less than one (1) year before the end of the First Renewal Term as to that unit, PMA shall provide notice to OPCO if it wishes to extend this Agreement for a Second Renewal Term as to that unit. In the event that PMA elects to enter into a Second Renewal Term, the Operating Committee shall retain a consultant, at PMA's expense, to provide an estimate of the remaining useful life of the subject unit as of the first day of the Second Renewal Term. The length of the Second Renewal Term shall be less than seventy-five percent (75%) of the estimated remaining useful life of the subject unit as of the first day of the Second Renewal Term, expressed in months, and rounded down to the last full month before reaching seventy-five percent (75%) of that estimated remaining useful life. This Agreement shall terminate as to each such unit at the conclusion of the Second Renewal Term.

                                   ARTICLE IV

                                    CAPACITY

 4.1. CAPACITY. PMA shall have the right to Available Capacity and associated Energy from the OPCO Generating Capacity in accordance with the terms of this Agreement. Subject to the


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 18
 Rate Schedule FERC No. 343


 terms of this Agreement, OPCO Generating Capacity will be Available to PMA (a) from each of the generating units listed in Schedule A to this Agreement or, in the case of the jointly-owned generating units, from OPCO's share of such units as reflected in Schedule A, with respect to the capability of each such unit as that capability may change over time as determined by the Operating Committee.

                                    ARTICLE V

                            SCHEDULING AND OPERATIONS

 5.1. DISPATCH. PMA shall have the exclusive right to dispatch Energy and ancillary services from the Available Capacity. Subject to operational requirements established by the Operating Committee, OPCO shall make the Available Capacity Available for PMA to dispatch at all times.

 5.2. FORECASTS. OPCO or its agent shall notify PMA on or before the fifteenth (15th) Day of each Month of the amount of Available Capacity and Energy expected to be Available from each of the generating units included in the OPCO Generating Capacity in each of the next thirty-six (36) Months. In the event that the amount of Available Capacity or Energy forecast to be Available from any such generating unit(s) changes, OPCO or its agent shall notify PMA as soon as it is feasible to do so.

 5.3. OPERATING COMMITTEE. By written notice to the other Party, each Party shall name one representative ("Operating Representative") and one alternate to act for it in matters pertaining to operating arrangements under this Agreement. A Party may change its Operating Representative or alternate at any time by written notice to the other Party. The Operating Representatives for


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 19
 Rate Schedule FERC No. 343


 the respective Parties, or their alternates, shall comprise the Operating Committee. All decisions, directives, or other actions by the Operating Committee must be by unanimous agreement of the Operating Representatives of OPCO and PMA.

         5.3.1. OPERATING COMMITTEE RESPONSIBILITIES. The Operating Committee shall have the following responsibilities:

                      a. Review and approval of the Annual Budget and Annual Operating Plan described in Section 6.7.

                      b. Establishment and review of procedures and systems for dispatch, notification of dispatch, and unit commitment under this Agreement, including assurance that the units listed in Schedule A are dispatched at a sufficient level to provide OPCO with such energy as it may require to serve its wholesale customers' requirements.

                      c. Establishment and monitoring of procedures for communication and coordination with respect to unit capacity availability, fuel-firing options, and scheduling of the OPCO Generating Capacity, including, subject to Section 9.1, scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable causes of outages at any generating unit, as well as the return of any unit to availability following an unplanned outage.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 20
 Rate Schedule FERC No. 343


                      d. Decisions on capital expenditures, including unit upgrades and repowering.

                      e. Determinations as to changes in the unit capability of the generating units listed in Schedule A and decisions on unit retirement.

                      f. Establishment and modification of billing procedures under this Agreement.

                      g. Establishment of projected capacity costs for use in planning by the Parties.

                      h. Specification of fuels, oversight of fuel inspection and certification procedures, procurement and delivery of fuel to each of the generating units listed in Schedule A, and management of fuel inventories.

                      i. Establishment of, termination of, and approval of any change or amendment to operating arrangements with respect to any of the generating units listed in Schedule A.

                      j.   Dispute resolution as provided in Section 12.1.

                      k. Review and approval of plans and procedures designed to insure compliance with any environmental law, regulation, ordinance or permit, including procedures for allocating and using emission


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 21
 Rate Schedule FERC No. 343


                           allowances or for any programs that permit averaging at more than one unit for compliance.

                      1. Other duties as assigned by agreement of OPCO and PMA.

         5.3.2. OPERATING COMMITTEE MEETINGS. The Operating Committee shall meet at least quarterly, and at such other times as either Party may reasonably request.

         5.3.3. INFORMATION FOR USE OF THE OPERATING COMMITTEE. The Parties shall cooperate in providing to the Operating Committee the information it reasonably needs to carry out its duties, and to supplement or correct such information on a timely basis.

 5.4. UNIT COMMITMENT. PMA will make an initial unit commitment for each of the generating units listed in Schedule A one (1) Business Day ahead of real-time dispatch, or, in the case of any of the jointly-owned generating units listed in Schedule A at such earlier time as required to comply with the provisions of any of the agreements among the joint owners applicable to such generating unit or the scheduling procedures established thereunder.

 5.5. DISPATCH OF UNITS. Subject to operational requirements established by the Operating Committee and the operation of the generating units consistent with Good Utility Practice, any unit designated to be committed by PMA will be brought on line or kept on line.

                                   ARTICLE VI

                        COST COMPONENTS AND PAYMENT TERMS


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 22
 Rate Schedule FERC No. 343


 6.1. COST COMPONENTS. In return for OPCO's sale to PMA of the OPCO Generating Capacity and associated dispatched Energy under this Agreement, PMA will pay OPCO a Demand Charge as provided in Section 6.2, PMA's share of Monthly Operating Expenses as provided in Section 6.3, and Federal Income Taxes attributable to PMA as provided in Section 6.4 In addition, PMA will pay OPCO its share of any other costs approved by the Operating Committee and initially incurred by OPCO. Pursuant to Article VII, OPCO will bill PMA for those costs with respect to those items and services provided by or through OPCO.

 6.2. MONTHLY DEMAND CHARGE. In the case of the generating units listed in Schedule A, PMA will pay a monthly Demand Charge for the OPCO Generating Capacity equal to the sum of the Monthly Return on Common Equity and Monthly Return on Other Capital calculated in accordance with pages 2 and 3 of Schedule B to this Agreement.

 6.3. MONTHLY OPERATING EXPENSES. In the case of the generating units listed in Schedule A, PMA will pay the Monthly Operating Expenses associated with the amount of Energy that it dispatches from each such generating unit in each Month calculated in accordance with page 4 of Schedule B.

         6.3.1. AMOUNTS PAID BY OPCO FOR THIRD-PARTY SERVICES. OPCO shall be responsible to make all payments due to any service provider furnishing services to OPCO at the generating units identified in Schedule A, even though the cost of such payments will be reflected in the share of Monthly Operating Expenses payable by PMA to OPCO.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 23
 Rate Schedule FERC No. 343


 6.4. FEDERAL INCOME TAX. PMA will pay OPCO a provision for Federal Income Tax each Month calculated in accordance with page 5 of Schedule B.

 6.5. FERC FEES. PMA shall be responsible for any fees charged by FERC on the basis of the sales or transmission of capacity or energy at wholesale in interstate commerce.

 6.6. CAPITAL REPAIRS AND IMPROVEMENTS. Capital repairs and improvements will be determined by the Operating Committee pursuant to the annual budgeting process set forth in Section 6.7. Expenditures for such capital repairs and improvements will initially be paid by OPCO, which shall include the costs of such capital repairs and improvements in calculating the Demand Charge pursuant to Section 6.2.

 6.7. ANNUAL BUDGETING PROCESS. At least ninety (90) days before the start of each Operating Year, OPCO shall submit to the Operating Committee a proposed Annual Budget with respect to its generating units listed in Schedule A, a proposed Annual Operating Plan with respect to those generating units, and an estimate and schedule of costs to be incurred for major maintenance or replacement items with respect to those generating units during the next six
 (6)-year period. The Annual Budget shall be presented on a Month-by-Month basis for each Month during the next Operating Year, and shall include an operating budget, a capital budget, an estimate of the cost of any major repairs that OPCO anticipates will occur during such Operating Year with respect to the generating units listed in Schedule A, and an itemized estimate of all projected Monthly Operating Expenses relating to OPCO's operation of those generating units during that Operating Year. The members of the Operating Committee will meet and work in good faith to agree upon the final Annual Budget and final Annual Operating Plan, and will also meet to discuss the


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 24
 Rate Schedule FERC No. 343


 information provided with respect to any agreements among the owners of the jointly-owned units listed in Schedule A, including whether OPCO should seek a modification in the budget or operating plans with respect to the capacity that is the subject of each of those agreements. Once approved, the Annual Budget and Annual Operating Plan shall remain in effect throughout the applicable Operating Year, subject to such changes, revisions, amendments, and updating as the Operating Committee may determine.

                                   ARTICLE VII

                               BILLING AND PAYMENT

 7.1. BILLING PROCEDURE. Unless otherwise specifically agreed upon by the Parties, the calendar month shall be the standard period for all payments under this Agreement. As soon as practicable after the end of each Month, OPCO will render to PMA an invoice for the payment obligations, if any, incurred hereunder during the preceding month.

 7.2. TIMELINESS OF PAYMENT. Unless otherwise agreed by the Parties, all invoices under this Agreement shall be due and payable in accordance with OPCO's invoice instructions on or before the later of the twentieth (20th) day of each Month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. PMA will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by OPCO. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the interest rate specified in Section 7.4, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 25
 Rate Schedule FERC No. 343


 7.3. DISPUTES AND ADJUSTMENTS OF INVOICES. PMA may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement, and OPCO may adjust any invoice for any arithmetic or computational error, within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, PMA shall be required to make payment of the undisputed portion of the invoice when due, with notice of the objection given to OPCO. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the interest rate specified in Section 7.4 from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by OPCO from subsequent payments, with interest accrued at the interest rate specified in Section 7.4 from and including the date of such overpayment to but excluding the date repaid or deducted by OPCO. Any dispute with respect to an invoice is waived unless PMA notifies OPCO in accordance with this Section 7.3 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the Month during which performance under this Agreement occurred, the right to payment for such performance is waived.

 7.4. APPLICABLE INTEREST RATE. All interest calculations under this Agreement (other than interest included in calculating the monthly bill pursuant to Schedule B) shall use a rate per annum equal to the Federal Funds Rate (as published by the Board of Governors of the Federal


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 26
 Rate Schedule FERC No. 343


 Reserve System as from time to time in effect). Such interest shall be calculated on the basis of the actual number of Days elapsed over a year of three hundred sixty (360) Days.

                                  ARTICLE VIII

                              TRANSMISSION SERVICES

 8.1. RESPONSIBILITIES. PMA shall be responsible for arranging for transmission service and ancillary services for Energy dispatched from the Available Capacity from the Delivery Points, as provided in the Applicable OATT or other applicable tariffs.

                                   ARTICLE IX

                          INTERRUPTION AND CURTAILMENTS

 9.1. SCHEDULED OUTAGES. OPCO and PMA shall jointly agree on the scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable cause of outages at any OPCO generating unit listed in Schedule A, provided however, that in the case of the jointly-owned generating units, such scheduling shall be subject to the provisions of the agreements among the joint owners applicable to such unit.

 9.2. NOTIFICATION OF UNSCHEDULED OUTAGES. OPCO shall notify PMA as soon as is feasible of any unscheduled outage at any of OPCO's generating units listed in Schedule A, including the anticipated duration of such unscheduled outage as soon as such duration can reasonably be estimated, and shall update such reports as new information becomes available, until all affected units have been restored to full service.

                                    ARTICLE X

                                  FORCE MAJEURE


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 27
 Rate Schedule FERC No. 343


 10.1. DEFINITION. Force Majeure includes sabotage, strikes or other labor difficulties, riots, civil disturbances, acts of God, acts of public enemies, drought, earthquake, flood, explosion, fire, lightning, landslides, or similar cataclysmic event, or appropriation, diversion, or interruption of service under this Agreement by any court or governmental authority having jurisdiction thereof, or any other cause, whether of the kind enumerated herein or otherwise, that is beyond the reasonable control of, and without the fault or negligence of, the Party claiming Force Majeure. Economic hardship of any Party shall not constitute a Force Majeure event under this Agreement, including the loss of any market or the inability of PMA to economically use or resell the OPCO Generating Capacity or associated Energy. An event constituting force majeure, or otherwise excusing performance, under the Buckeye Agreements or any of the agreements among the joint owners of any of the jointly-owned units listed in Schedule A, shall constitute a Force Majeure event under this Agreement with respect to the Parties' rights and obligations to the portion of the OPCO Generating Capacity and associated Energy attributable to any of the jointly-owned units to which such agreement is applicable.

 10.2. PERFORMANCE EXCUSED. If any Party is rendered wholly or partially unable to perform under this Agreement because of a Force Majeure event, that Party shall be excused from such obligations to the extent that the occurrence of the Force Majeure event prevents such Party's performance, provided that:
 (a) the non-performing Party promptly, but in no case longer than three (3) Business Days after the occurrence of the Force Majeure event, gives the other Party written notice describing in reasonable detail the nature of the Force Majeure event; (b) the suspension of performance shall be of no greater scope and of no longer duration than is


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 28
 Rate Schedule FERC No. 343


 reasonably required by the Force Majeure event; and (c) the non-performing Party used Good Utility Practice to remedy its inability to perform.

 10.3. STRIKE ISSUES. No Party to this Agreement shall be required to settle a strike affecting it, except when, in its best judgment, such a settlement appears advisable.

 10.4. PAYMENTS NOT EXCUSED. Nothing in this Article X shall excuse either OPCO or PMA from making payment when due of the cost components set forth in
 Article VI or for any other amounts due under any provision of this Agreement.

                                   ARTICLE XI

                                    DEFAULTS

 11.1. EVENTS OF DEFAULT. The following constitute Events of Default by a Party under this Agreement:

         11.1.1. BANKRUPTCY. The Bankruptcy of either Party shall be an Event of Default by that Party.

         11.1.2. VIOLATION OR NONCOMPLIANCE WITH GOVERNMENTAL REQUIREMENT. Violation or noncompliance with a Governmental Requirement by a Party or its agent shall be an Event of Default by that Party, if the violation or noncompliance has or may have a Material Adverse Effect on the non-defaulting Party with respect to its rights or obligations under this Agreement. For purposes of this Agreement, a "Material Adverse Effect" is any impact or effect that deprives a Party of all or a substantial portion of its reasonably expected benefits under this Agreement,


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 29
 Rate Schedule FERC No. 343


                 whether directly or by increasing that Party's burdens or costs under this Agreement.

         11.1.3. FAILURE TO PERFORM. The failure of a Party to perform a material obligation under this Agreement shall be an Event of Default by that Party.

 11.2. NOTICE OF DEFAULT AND OPPORTUNITY TO CURE. Upon the occurrence of an Event of Default, the non-defaulting Party may deliver a written Notice of Default to the defaulting Party. Except for the event set forth in Section 11.1.1, for which the non-defaulting Party may terminate this Agreement immediately, the Notice of Default shall begin the running of a cure period of thirty (30) Days, at the end of which the non-defaulting Party may terminate this Agreement if the default has not been cured; provided, however, that if the default cannot reasonably be cured within said thirty (30)-day period and the defaulting Party shall have commenced to cure such failure within said period and shall thereafter proceed with reasonable diligence and good faith to cure such failure, then the cure period shall be extended for such longer period of time (but not more than ninety (90) days total, including the original thirty (30)-day period) as shall be necessary to accomplish such cure with all reasonable diligence (so long as such extended period will not cause an immediate Material Adverse Effect on the non-defaulting Party and provided further that the occurrence of any such immediate Material Adverse Effect shall terminate the extended period).

 11.3. NO WAIVER. If a non-defaulting Party does not give the Notice of Default provided in Section 11.2, or does not terminate this Agreement after the running of the cure period, notwithstanding the failure of the defaulting Party to cure, in whole or in part, the default, the


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 30
 Rate Schedule FERC No. 343


 non-defaulting Party shall not waive any rights it has under this Agreement, including the right to give a new Notice of Default as to the uncured default.

 11.4. DISPUTE RESOLUTION. Any dispute as to the application of this Article shall be resolved through the dispute resolution procedures provided in Article XII.

                                  ARTICLE XII

                               DISPUTE RESOLUTION

 12.1. PRESENTATION OF DISPUTE. If either Party believes that a dispute has arisen as to the meaning or application of this Agreement, it shall present that matter to the Operating Committee in writing, and shall provide a copy of that writing to the other Party pursuant to the notice provisions of Section
 16.10 of this Agreement.

 12.2. INABILITY OF OPERATING COMMITTEE TO REACH AGREEMENT. If the Operating Committee is unable to reach agreement on any dispute within thirty (30) days after the dispute is presented to it, the matter shall be referred to the chief operating officers of the Parties for resolution in the manner that such individuals shall agree is appropriate; provided, however, that any Party involved in a dispute may invoke the arbitration provisions set forth in
 Section 12.3 at any time after the end of the thirty (30)-day period provided for the Operating Committee to reach agreement if the Operating Committee has not reached agreement.

 12.3.   ARBITRATION.

         12.3.1. COMMENCEMENT OF ARBITRATION PROCEEDING. If the Parties are unable to resolve a dispute through the Operating Committee within thirty (30) days after the dispute is presented to the Operating Committee pursuant to Section 12.1, or


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 31
 Rate Schedule FERC No. 343


                 through reference of the matter to the chief operating officers of the Parties pursuant to Section 12.2, either Party may commence arbitration proceedings by providing written notice to the other Party, detailing the nature of the dispute, designating the issue(s) to be arbitrated, identifying the provisions of this Agreement under which the dispute arose, and setting forth such Party's proposed resolution of such dispute.

         12.3.2. APPOINTMENT OF ARBITRATOR. Within ten (10) days of the date of the notice of arbitration, a representative of each Party shall meet for the purpose of selecting an arbitrator. If the Parties' representatives are unable to agree on an arbitrator within fifteen (15) days of the date of the notice of arbitration, then an arbitrator shall be selected in accordance with the procedures of the American Arbitration Association ("AAA"). Whether the arbitrator is selected by the Parties' representatives or in accordance with the procedures of the AAA, the arbitrator shall have the qualifications and experience in the occupation, profession, or discipline relevant to the subject matter of the dispute.

         12.3.3. ARBITRATION PROCEEDINGS. Any arbitration proceeding shall be subject to the Federal Arbitration Act, 9 U.S.C.ss.ss.1 ET SEQ. (1994), as it may be amended, or any successor enactment thereto, and shall be conducted in accordance with the commercial arbitration rules of the AAA in effect on the date of the notice to the extent not inconsistent with the provisions of this Article XII.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 32
 Rate Schedule FERC No. 343


         12.3.4. AUTHORITY OF ARBITRATOR. The arbitrator shall be bound by the provisions of this Agreement where applicable, and shall have no authority to modify any terms and conditions of this Agreement in any manner. The arbitrator shall render a decision resolving the dispute in an equitable manner, and may determine that monetary damages are due to a Party or may issue a directive that a Party take certain actions or refrain from taking certain actions, but shall not be authorized to order any other form of relief; provided, however, that nothing in this Article shall preclude the arbitrator from rendering a decision that adopts the resolution of the dispute proposed by a Party. Unless otherwise agreed to by the Parties, the arbitrator shall render a decision within one hundred twenty
                 (120) days of appointment, and shall notify the Parties to this Agreement in writing of such decision and the reasons supporting such decision. The decision of the arbitrator shall be final and binding upon the Parties, and any award may be enforced in any court of competent jurisdiction.

         12.3.5. EXPENSES AND COSTS. The fees and expenses of the arbitrator shall be shared equally by the Parties, unless the arbitrator specifies a different allocation. All other expenses and costs of the arbitration proceeding shall be the responsibility of the Party incurring such expenses and costs.

         12.3.6. LOCATION OF ARBITRATION PROCEEDINGS. Unless otherwise agreed by the Parties, any arbitration proceedings shall be conducted in Columbus, Ohio.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 33
 Rate Schedule FERC No. 343


         12.3.7. CONFIDENTIALITY. Except as provided in this Article, the existence, contents, or results of any arbitration proceeding under this Article may not be disclosed without the prior written consent of the Parties, provided, however, that any Party may make disclosures as may be required to fulfill regulatory obligations to any agencies having jurisdiction, and may inform its lenders, affiliates, auditors, and insurers, as necessary, under pledge of confidentiality, and may consult with expert consultants as required in connection with an arbitration proceeding under pledge of confidentiality.

         12.3.8. FERC JURISDICTION OVER CERTAIN DISPUTES. Nothing in this Agreement shall be construed to preclude any Party from filing a petition or complaint with FERC with respect to any claim over which FERC has jurisdiction. In such case, the other Party may request that FERC reject the petition or complaint or otherwise decline to exercise its jurisdiction. If FERC declines to act with respect to all or part of a claim, the portion of the claim not so accepted by FERC may be resolved through arbitration, as provided in this Article. To the extent that FERC asserts or accepts jurisdiction over all or part of a claim, the decisions, findings of fact, or orders of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction by FERC shall be stayed, pending the outcome of the FERC proceedings. The arbitrator shall have no authority to modify, and shall be conclusively bound by, any decisions, findings of fact, or orders of FERC; provided, however, that to the extent that any


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 34
 Rate Schedule FERC No. 343


                 decisions, findings of fact, or orders of FERC do not provide a final or complete remedy to a Party seeking relief, such Party may proceed to arbitration under this Article to secure such a remedy, subject to any FERC decisions, findings, or orders.

 12.4.   EXCLUSIVE MEANS OF DISPUTE RESOLUTION. The procedures set forth in this
 Article XII shall be the exclusive means for resolving disputes arising under this Agreement and shall survive this Agreement to the extent necessary to resolve any disputes pertaining to this Agreement. Except as provided in Sections 12.3.1 and 12.3.8, neither Party shall have the right to bring any dispute for resolution by a court, agency, or other entity having jurisdiction over this Agreement, unless both Parties agree in writing to such procedure.

                                  ARTICLE XIII

                    INDEMNIFICATION; LIMITATION OF LIABILITY

 13.1. RESPONSIBILITIES. Subject to Section 13.2, each Party shall indemnify and hold harmless the other Party and its owners, officers, directors, employers, representatives, and agents for, against, and from any claim, liability, damage, loss, or expenses of any kind or nature (including reasonable attorneys' fees) for any claims, suits, judgments, demands, actions, or liabilities, in each such instance to the extent determined to be attributed to the negligence, gross negligence, willful misconduct, or strict liability in tort or breach of this Agreement by the indemnitor or its owners, officers, directors, employers, representatives, and agents (it being the intention of the Parties that each Party is entitled to reciprocal and comparative indemnity). The provisions of this Section 13.1 shall survive the expiration or termination of this Agreement.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 35
 Rate Schedule FERC No. 343


 13.2. LIMITATION OF LIABILITY. FOR BREACH OF ANY PROVISION OF THIS AGREEMENT, A PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

 13.3. LIMITATION OF ACTIONS. No Party shall present a claim under this Agreement for damages or other relief with respect to any action or omission of the other Party that occurred more than twenty-four (24) Months before the claim is asserted. With respect to billing disputes, any claim for reduction or increase must be presented within twelve (12) Months after the bill was rendered.

                                   ARTICLE XIV

                             REGULATORY REQUIREMENTS

 14. 1. REQUIRED REGULATORY APPROVALS AND ACTIONS. In the event that any regulatory agency with jurisdiction to approve or disapprove this Agreement finally disapproves this Agreement,


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 36
 Rate Schedule FERC No. 343


 then the Agreement shall terminate on December 31, 2001 or the date of disapproval, whichever is later. No regulatory disapproval shall be final for purposes of terminating this Agreement until all motions for reconsideration or appeals of the disapproval letter have been decided and the time for any further appeal shall have elapsed without such further appeal having been noticed.

 14.2. REGULATORY REVIEW. If, during review of this Agreement, any regulatory agency with jurisdiction and authority to do so orders the modification of any term or condition, or orders the alteration of any charge(s), or in any way conditions its approval of this Agreement, and either OPCO or PMA determines that such order, action, or decision has or will have a Material Adverse Effect on it (as that term is defined in Section 11.1.2), OPCO and PMA shall negotiate in good faith to agree on modified terms and conditions mutually agreeable to them that are consistent with such regulatory order, action, or decision and that preserve, to the maximum extent possible, the balance of economic benefits and burdens previously created by this Agreement before the issuance of such regulatory order, action, or decision.

                                   ARTICLE XV

                                BOOKS AND RECORDS

 15.1. BOOKS AND RECORDS. OPCO shall keep such books and records with respect to the costs of owning, operating, and maintaining or improving the generating units listed in Schedule A of which it is the sole owner and such other pertinent information under this Agreement as shall be required (a) to allow PMA to verify the accuracy of OPCO's billing statements, and (b) to comply with FERC and other regulatory authority requirements. OPCO shall endeavor in good faith to make available to PMA such similar information to which OPCO has access under the


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 37
 Rate Schedule FERC No. 343


 agreements for jointly-owned units listed in Schedule A, to the extent permitted under such agreements.

 15.2. AUDITS. PMA shall have the right, at its sole expense, upon reasonable notice and during normal Business Day hours, to examine OPCO's books and records to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to this Agreement, for a period of up to one (1) year after such statement, charge or computation has been supplied to PMA.

 15.3. COOPERATION IN CONNECTION WITH REGULATORY AND JUDICIAL PROCEEDINGS. To the extent that any Party requires relevant information in the possession of another Party for regulatory or judicial purposes, the Party possessing such information shall cooperate with the other Party to provide the information required to satisfy the inquiry; provided, however, that a Party may deem any information in its possession to be privileged or confidential, and to this extent, the Party seeking such information for regulatory or judicial purposes shall put forth its best efforts to protect the privileged or confidential status of such information, including promptly notifying the other Party that the information has been requested, and petitioning the applicable regulatory or judicial body for a protective order protecting the privileged or confidential status of the information.

                                   ARTICLE XVI

                                  MISCELLANEOUS

 16.1. INTERPRETATION. In this Agreement: (a) unless otherwise specified, references to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) the singular includes the plural and the plural includes the singular; (c)


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 38
 Rate Schedule FERC No. 343


 unless otherwise specified, each reference to a Governmental Requirement includes all provisions amending, modifying, supplementing or replacing such Governmental Requirement from time to time; (d) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; (e) unless otherwise specified, each reference to any agreement includes all amendments, modifications, supplements, and restatements made to such agreement from time to time which are not prohibited by this Agreement;
 (f) the descriptive headings of the various Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict the terms and provisions thereof; and (g) "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole.

 16.2. PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision contained herein shall be found to be invalid, illegal, or unenforceable in any respect and for any reason, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of the provision or any other provision of this Agreement, unless such a construction would be unreasonable. If such a construction would be unreasonable or would deprive a Party of a material benefit under this Agreement, the Parties shall seek to amend this Agreement to remove the invalid portion and otherwise provide the benefit, unless prohibited by law.

 16.3. ASSIGNMENT. Any transfer or assignment by either Party of any or all rights, benefits or responsibilities under this Agreement shall not relieve the transferring Party of any responsibility



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 39
 Rate Schedule FERC No. 343


 under this Agreement unless the other Party so consents; provided, however, that consent to a release of an assigning Party's responsibilities shall not be unreasonably withheld.

 16.4. SUCCESSORS INCLUDED. Reference to any individual, corporation, or other entity shall be deemed a reference to such individual, corporation, or other entity together with its successors and permitted assigns from time to time.

 16.5. APPLICABLE LAWS, REGULATIONS, ORDERS, APPROVALS, AND PERMITS. This Agreement is made subject to all existing and future applicable Governmental Requirements, including federal, state, and local laws and to all existing and future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Agreement.

 16.6. CHOICE OF LAW AND JURISDICTION. The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Ohio, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.

 16.7. ENTIRE AGREEMENT. This Agreement supersedes all previous representations, understandings, negotiations, and agreements either written or oral between the Parties or their representatives with respect to the subject matter hereof, and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

 16.8. COUNTERPARTS TO THIS AGREEMENT. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 40
 Rate Schedule FERC No. 343


 16.9. AMENDMENTS. It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify, or supplement this Agreement, including the Schedules and any other attachments that may be made a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties and, if appropriate, subject to approval or acceptance for filing by the FERC.

 16.10. NOTICES. Unless otherwise provided in this Agreement, any notice, consent, or other communication required to be made under this Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below, or sent by facsimile transmission to the facsimile number indicated below. Any Party may from time to time change its address for the purposes of notices, consents, or other communications to that Party by a similar notice specifying a new address, but no such change shall become effective until it is actually received by the Party sought to be charged with its contents. All notices, consents, or other communications required or permitted under this Agreement that are addressed as provided in this Section
 16.10 shall be deemed to have been given (a) upon delivery if delivered in person, given by overnight courier or certified mail, or (b) upon automatically generated confirmation if given by facsimile.


 OPCO:
 1 Riverside Plaza
 Columbus, OH 43215
 Telefacsimile Number: 614-223-2352


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 41
 Rate Schedule FERC No. 343


  PMA:
  1 Riverside Plaza
  Columbus, OH 43215
  Telefacsimile Number: 614-324-5096


 16.11. WAIVERS. The failure of either Party to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision. No such failure to enforce a provision shall affect in any way the validity of this Agreement or any portion thereof or the right of that Party thereafter to enforce each and every provision of this Agreement. To be effective, a waiver under this Agreement must be in writing and specifically state that it is a waiver. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

 16.12. INDEPENDENT CONTRACTORS. OPCO and PMA are independent contractors. Nothing contained herein shall be deemed to create an association, joint venture, partnership or principal/agent relationship between OPCO and PMA hereto or impose any partnership obligation or liability on either of them. Neither OPCO nor PMA shall have any right, power or authority to enter into any agreement or commitment, act on behalf of or otherwise bind the other Party in any way.

 16.13. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective permitted successors and permitted assigns. Nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 42
 Rate Schedule FERC No. 343


 persons to either Party or give any third person any right of subrogation or action against either Party.

 16.14. FURTHER ASSURANCES. If either Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

 16.15. CONFIDENTIALITY. Each Party agrees that it will maintain in strictest confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained regarding another Party during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). Each Party also agrees that it will maintain in strictest confidence, and treat as Confidential Information (whether marked "Confidential" or "Proprietary" or not) all non-public information regarding the condition or operation of any generating unit or plant that is the subject of this Agreement. Confidential Information shall not be communicated to any third person by a Party (other than to its affiliates, counsel, accountants, financial or tax advisors, or insurance consultants or in connection with its financing); PROVIDED that in the event the receiving Party is required by law, regulation or court order to disclose any Confidential Information, the receiving Party will promptly notify the disclosing Party in writing prior to making any such disclosure in order to facilitate the disclosing Party's seeking a protective order or other appropriate remedy from the proper authority and further PROVIDED that the receiving Party further agrees that if the disclosing Party ultimately discloses such Confidential Information to the requesting legal or regulatory body, it


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 43
 Rate Schedule FERC No. 343


 will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. The obligations of nondisclosure and restricted use of Confidential Information shall survive the expiration or other termination of this Agreement until such obligations expire in accordance with their respective terms.

 16.16 JOINT PREPARATION. This Agreement shall be deemed to have been jointly prepared by both Parties, and no ambiguity herein shall be construed for or against either Party based upon the identity of the author of this Agreement or any portion thereof.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth at the beginning of this Agreement.




 OHIO POWER COMPANY


 By:
    --------------------------------------



 POWER MARKETING AFFILIATE

 By:
    --------------------------------------







 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 44
 Rate Schedule FERC No. 343


                                   SCHEDULE A

                 OPCO GENERATING UNITS SUBJECT TO THIS AGREEMENT

                           MAXIMUM DEPENDABLE    END OF INITIAL   RENEWAL NOTICE
 UNIT                        kW NET OUTPUT            TERM             DATE
 ----                      ------------------    --------------   --------------

 Amos 3* (2/3)                  867

 Cardinal 1                     600

 Gavin 1                      1,300
 Gavin 2                      1,300

 Kammer 1                       210
 Kammer 2                       210
 Kammer 3                       210

 Mitchell 1                     800
 Mitchell 2                     800

 Muskingum River 1              205
 Muskingum River 2              205
 Muskingum River 3              215
 Muskingum River 4              215
 Muskingum River 5              585

 Sporn*                         750

 Conventional Hydro              48

 Total                        8,520

                  * indicates OPCO share of jointly-owned unit






 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 45
 Rate Schedule FERC No. 343


                                   SCHEDULE B

-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                  Page 1 of 5
-------------------------------------------------------------------------------
     UNIT POWER SALES
        AGREEMENT
-------------------------------------------------------------------------------
        CALCULATION OF MONTHLY POWER BILL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Line           Component                  Reference                  Amount

-------------------------------------------------------------------------------
 1.  Return on Common Equity                P.2, L.14                      0
-------------------------------------------------------------------------------
 2.  Return on Other Capital                P.3, L.5                       0
-------------------------------------------------------------------------------
 3.  Net Operating Expenses                 P.4, L.8                       0
-------------------------------------------------------------------------------
 4.  Provision for Federal Income           P.5, L.13                      0
     Taxes
-------------------------------------------------------------------------------
 5.  LESS: Revenue from sales to Wholesale Customers                       0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 6.  Power Bill Amount (Current      L.1 + L.2 + L.3 + L.4 -               0
     Month)                                   L.5
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 7.  Prior Billing Adjustment
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 8.     Total Power Bill                    L.6 + L.7
-------------------------------------------------------------------------------


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 46
 Rate Schedule FERC No. 343


                                   SCHEDULE B

-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                  Page 2 of 5
-------------------------------------------------------------------------------
     UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
     CALCULATION OF MONTHLY RETURN ON COMMON EQUITY
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                Reference               Prior Month
                                                                    Balance
-------------------------------------------------------------------------------
 1.  Long Term Debt                      FERC 221 - 226                    0
-------------------------------------------------------------------------------
 2.  Short Term Debt                      FERC 231, 233                    0
-------------------------------------------------------------------------------
 3.  Preferred Stock                      FERC 204-206                     0
-------------------------------------------------------------------------------
 4.  Common Equity                     FERC 201-203, 207-                  0
                                               218
-------------------------------------------------------------------------------
 5.  LESS: Temporary Cash Investments   FERC 124,134-136,                  0
                                               145
-------------------------------------------------------------------------------
 6.  Total Capitalization            L.1 + L.2 + L.3 + L.4 -               0
                                               L.5
-------------------------------------------------------------------------------
 7.  40% of Capitalization                  L.6 X 40%                      0
-------------------------------------------------------------------------------
 8.  Lesser of CE or 40% of Cap        Lesser of L.4 or L.7                0
-------------------------------------------------------------------------------
 9.  X Monthly Equity Return Rate        Annual Rate of             0.92500%
                                            11.1%/12
-------------------------------------------------------------------------------
 10. Sub-Total                              L.8 X L.9                      0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     PLUS:
-------------------------------------------------------------------------------
 11. Common Equity exceeding 40% of cap     L.4 - L.7                      0
-------------------------------------------------------------------------------
 12. X Weighted Cost of Long and Short-Term Debt Outstanding
-------------------------------------------------------------------------------
 13.     Sub-Total                        L.11 X L.12                      0
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
 14. Common Equity Return                  L.10 + L.13                     0
--------------------------------------------------------------------===========





 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 47
 Rate Schedule FERC No. 343


                                   SCHEDULE B

-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                  Page 3 of 5
-------------------------------------------------------------------------------
  UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
   CALCULATION OF MONTHLY RETURN
   ON OTHER CAPITAL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                         Reference      Prior Month
                                                                    Balance
-------------------------------------------------------------------------------
 1.  Interest Expense on Long Term Debt               L. 8                 0
-------------------------------------------------------------------------------
 2.  PLUS: Interest Expense on Short Term Debt        L. 11                0
-------------------------------------------------------------------------------
 3.      Net Interest Expense                       L.1 + L.2              0
-------------------------------------------------------------------------------
 4.  PLUS: Preferred Stock Dividend Requirement     FERC 437               0
-------------------------------------------------------------------------------
 5. Return on Other Capital                        L.3 + L.4               0
-------------------------------------------------------------------============

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
         Net Interest Expense Calculation
-------------------------------------------------------------------------------
 6.  Long Term Debt Outstanding                   FERC 221-226             0
-------------------------------------------------------------------------------
 7.  MULTIPLIED BY: Weighted Cost of Long Term   Annual Rate/12            0
         Debt
-------------------------------------------------------------------------------
 8.  Interest Expense on Long Term Debt             L.6 X L.7              0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 9.  Short Term Debt Outstanding                  FERC 231, 233            0
-------------------------------------------------------------------------------
 10. MULTIPLIED BY: Weighted Cost of Short Term   Annual Rate / 12         0
         Debt
-------------------------------------------------------------------------------
 11.     Interest Expense on Short Term Debt       L.9 X L.10              0
-------------------------------------------------------------------------------







 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 48
 Rate Schedule FERC No. 343


                                   SCHEDULE B

-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                  Page 4 of 5
-------------------------------------------------------------------------------
 UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
    CALCULATION OF MONTHLY OPERATING EXPENSES
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                         Reference      Prior Month
                                                                    Charges
-------------------------------------------------------------------------------
 1.   Provision for Depreciation                   FERC 403                0
-------------------------------------------------------------------------------
 2.   Provision for Amortization                  FERC 404-407             0
-------------------------------------------------------------------------------
 3.   Operating and Maintenance                   FERC 500-935             0
      Expense
-------------------------------------------------------------------------------
 4.   Taxes, other than FIT                       FERC 408, 409            0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 5.      Operating Expense                   L.1 + L.2 + L.3 + L.4         0
-------------------------------------------------------------------------------
 6.   LESS: Operating Revenue                     FERC 440-456
                                                     (Note)
-------------------------------------------------------------------------------
 7.   PLUS: Other Income and                      FERC 412-426             0
      Deductions
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 8.      Net Operating Expense                   L.5 - L.6 + L.7           0
----------------------------------------------------------------------=========

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Note: Does not include Revenue from PMA in a/c 454.
-------------------------------------------------------------------------------







 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

 Ohio Power Company                                        Original Sheet No. 49
 Rate Schedule FERC No. 343


                                   SCHEDULE B
-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                  Page 5 of 5
-------------------------------------------------------------------------------
 UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
    CALCULATION OF FEDERAL INCOME TAXES
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                         Reference           Amount
-------------------------------------------------------------------------------
 1.   Return on Common Equity                       P.1, L.1                0
-------------------------------------------------------------------------------
 2.   Return on Other Capital                       P.1, L.2                0
-------------------------------------------------------------------------------
 3.   Total Return                                  L.1 + L.2               0
-------------------------------------------------------------------------------
 4.   PLUS: Deferred Federal Income Tax           FERC 410-411              0
-------------------------------------------------------------------------------
 5.   LESS: Interest Expense                        P.3, L.3                0
-------------------------------------------------------------------------------
 6.   PLUS: Schedule M                                                      0
-------------------------------------------------------------------------------
 7.      Sub-Total                              L.3 + L.4 - L.5 +            0
                                                       L.6
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 8.   MULTIPLIED BY: Gross-up                    FIT / (1 - FIT)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 9.   Current Federal Income Tax                    L.7 X L.8               0
-------------------------------------------------------------------------------
 10.  PLUS: Deferred Federal and State                L.4                   0
      Income Tax
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 11.  Total Federal Income Tax - Current           L.9 + L.10               0
      Month
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 12.  True-up on Federal Income Tax from Prior
      Month
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 13.  Total Federal Income Tax                    L.11 + L.12               0
------------------------------------------------------------------=============






 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on: July 24, 2001

                                  ATTACHMENT 7

                       UNIT POWER SALES AGREEMENT BETWEEN
                       COLUMBUS SOUTHERN POWER COMPANY AND
                            POWER MARKETING AFFILIATE

Columbus Southern Power Company                             Original Sheet No. 1
Rate Schedule FERC No. 342







                           UNIT POWER SALES AGREEMENT

                                      AMONG

                         COLUMBUS SOUTHERN POWER COMPANY

                                       AND

                            POWER MARKETING AFFILIATE







Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 2
Rate Schedule FERC No. 342


                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I          DEFINITIONS ................................................8
ARTICLE II         SALE AND PURCHASE OF UNIT POWER ...........................14
  Section 2.1      Obligations of CSP and PMA ................................14
  Section 2.2      Delivery ..................................................14
  Section 2.3      Obligations Subject to Other Agreements ...................14
ARTICLE III        TERM OF AGREEMENT .........................................14
  Section 3.1        Effective Date ..........................................14
  Section 3.2        Termination Date ........................................15
                   3.2.1  First Renewal Term .................................15
                   3.2.2  Second Renewal Term ................................16
ARTICLE IV         CAPACITY ..................................................16
  Section 4.1      Capacity ..................................................16
ARTICLE V          SCHEDULING AND OPERATIONS .................................17
  Section 5.1      Dispatch ..................................................17
  Section 5.2      Forecasts .................................................17
  Section 5.3      Operating Committee .......................................17
                   5.3.1 Operating Committee Responsibilities ................17
                   5.3.2 Operating Committee Meetings ........................19
                   5.3.3 Information for Use of the Operating Committee ......20
  Section 5.4      Unit Commitment ...........................................20


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 3
Rate Schedule FERC No. 342

  Section 5.5   Dispatch of Units ............................................20
ARTICLE VI      COST COMPONENTS AND PAYMENT TERMS ............................20
  Section 6.1   Cost Components ..............................................20
  Section 6.2   Monthly Demand Charge ........................................21
  Section 6.3   Monthly Operating Expense ....................................21
                6.3.1 Amounts Paid by CSP for Third-Party Services ...........21
  Section 6.4   Federal Income Tax ...........................................21
  Section 6.5   FERC Fees ....................................................21
  Section 6.6   Capital Repairs and Improvements .............................21
  Section 6.7   Annual Budgeting Process .....................................22
ARTICLE VII     BILLING AND PAYMENT ..........................................23
  Section 7.1   Billing Procedure ............................................23
  Section 7.2   Timeliness of Payment ........................................23
  Section 7.3   Disputes and Adjustments of Invoices .........................23
  Section 7.4   Applicable Interest Rate .....................................24
ARTICLE VIII    TRANSMISSION SERVICES ........................................24
  Section 8.1   Responsibilities .............................................24
ARTICLE IX      INTERRUPTION AND CURTAILMENTS ................................25
  Section 9.1   Scheduled Outages ............................................25
  Section 9.2   Notification of Unscheduled Outages ..........................25
ARTICLE X       FORCE MAJEURE ................................................25
  Section 10.1  Definition ...................................................25
  Section 10.2  Performance Excused ..........................................26


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 4
Rate Schedule FERC No. 342

  Section 10.3  Strike Issues ............................................... 26
  Section 10.4  Payments Not Excused ........................................ 26
ARTICLE XI      DEFAULTS .................................................... 27
  Section 11.1  Events of Default ........................................... 27
                11.1.1 Bankruptcy ........................................... 27
                11.1.2 Violation or Noncompliance with Governmental
                       Requirement .......................................... 27
                11.1.3 Failure to Perform ................................... 27
  Section 11.2  Notice of Default and Opportunity to Cure ................... 27
  Section 11.3  No Waiver ................................................... 28
  Section 11.4  Dispute Resolution .......................................... 28
ARTICLE XII     DISPUTE RESOLUTION .......................................... 28
  Section 12.1  Presentation of Dispute ..................................... 28
  Section 12.2  Inability of Operating Committee to Reach Agreement ......... 29
  Section 12.3  Arbitration ................................................. 29
                12.3.1 Commencement of Arbitration Proceeding ............... 29
                12.3.2 Appointment of Arbitrator ............................ 29
                12.3.3 Arbitration Proceedings .............................. 30
                12.3.4 Authority of Arbitrator .............................. 30
                12.3.5 Expenses and Costs ................................... 31
                12.3.6 Location of Arbitration Proceedings .................. 31
                12.3.7 Confidentiality ...................................... 31
                12.3.8 FERC Jurisdiction Over Certain Disputes .............. 31
  Section 12.4  Exclusive Means of Dispute Resolution ....................... 32

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 5
Rate Schedule FERC No. 342

ARTICLE XIII    INDEMNIFICATION; LIMITATION OF LIABILITY .................... 33
  Section 13.1  Responsibilities ............................................ 33
  Section 13.2  Limitation of Liability ..................................... 33
  Section 13.3  Limitation of Actions ....................................... 34
ARTICLE XIV     REGULATORY REQUIREMENTS ..................................... 34
  Section 14.1  Required Regulatory Approvals and Actions ................... 34
  Section 14.2  Regulatory Review ........................................... 34
ARTICLE XV      BOOKS AND RECORDS ........................................... 35
  Section 15.1  Books and Records ........................................... 35
  Section 15.2  Audits ...................................................... 35
  Section 15.3  Cooperation in Connection with Regulatory and Judicial
                Proceedings ................................................. 35

ARTICLE XVI     MISCELLANEOUS ............................................... 36
  Section 16.1  Interpretation .............................................. 36
  Section 16.2  Partial Invalidity .......................................... 36
  Section 16.3  Assignment .................................................. 37
  Section 16.4  Successors Included ......................................... 37
  Section 16.5  Applicable Laws, Regulations, Orders, Approvals, and
                Permits ..................................................... 37
  Section 16.6  Choice of Law and Jurisdiction .............................. 37
  Section 16.7  Entire Agreement ............................................ 38
  Section 16.8  Counterparts to this Agreement .............................. 38
  Section 16.9  Amendments .................................................. 38
  Section 16.10 Notices ..................................................... 38

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 6
Rate Schedule FERC No. 342

  Section 16.11 Waivers ....................................................  39
  Section 16.12 Independent Contractors ....................................  39
  Section 16.13 No Third-Party Beneficiaries ...............................  40
  Section 16.14 Further Assurances .........................................  40
  Section 16.15 Confidentiality ............................................  40
  Section 16.16 Joint Preparation ..........................................  41
SCHEDULE A    CSP Generating Units Subject to This Agreement ...............  43
SCHEDULE B    Calculation of Monthly Power Bill ............................  44
SCHEDULE C    CCD Agreements ...............................................  49


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 7
Rate Schedule FERC No. 342


                           UNIT POWER Sales AGREEMENT

         THIS UNIT POWER SALES AGREEMENT ("AGREEMENT") is made and entered into as of this __________________ day of __________________________________, 2001,
by and among Columbus Southern Power Company ("CSP") and Power Marketing Affiliate ("PMA"). CSP and PMA are wholly-owned subsidiaries of American Electric Power Company, Inc. ("AEP").

                               W I T N E S S E T H

         WHEREAS, CSP is currently a vertically-integrated electric utility company providing electric service to retail customers located in its franchised service area in Ohio;

         WHEREAS, on July 6, 1999, Amended Substitute Senate Bill No. 3 ("Restructuring Act") became law in Ohio, mandating that CSP reorganize its corporate structure to separate its generation and power supply functions from its transmission and distribution functions;

         WHEREAS, in accordance with the Restructuring Act, CSP will become a generating and power supply company;

         WHEREAS, PMA is a subsidiary of AEP, and will dispatch and market AEP power supply resources not subject to cost-of-service regulation;


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 8
Rate Schedule FERC No. 342


         WHEREAS, CSP is willing to sell, and PMA is willing to purchase, CSP Generating Capacity and associated dispatched Energy, pursuant to the rates, terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings.

1.1. "AGREEMENT" means this Unit Power Sales Agreement, including attachments, and any amendments thereto now or hereafter executed by the Parties.

1.2.     "ALLIANCE RTO" means the Alliance Regional Transmission Organization.

1.3. "ANCILLARY SERVICES" means one or more of those services that are defined in the Applicable OATT as ancillary services.

1.4. "ANNUAL BUDGET" means the budget established for each Operating Year in accordance with Section 6.7.

1.5. "ANNUAL OPERATING PLAN" means the operating plan established for each Operating Year in accordance with Section 6.7.

1.6. "APPLICABLE OATT" means the Open Access Transmission Tariff filed with FERC by American Electric Power Service Corporation on behalf of CSP and certain of its affiliates in


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                             Original Sheet No. 9
Rate Schedule FERC No. 342

accordance with FERC's Order No. 888 or the Open Access Transmission Tariff filed with FERC by the Alliance RTO, as either may be applicable to particular transmission service, or any successor transmission service tariff to either, including any such successor tariff of a regional transmission organization to which CSP transfers operating control or authority over its transmission facilities.

1.7. "AVAILABLE," when used to refer to capacity, means that such capacity is currently capable of being dispatched.

1.8. "AVAILABLE CAPACITY" means that portion of the CSP Generating Capacity that is currently Available.

1.9. "BANKRUPTCY" means a situation in which: (i) a Party files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files any petition, answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, or seeks or consents to, or acquiesces in the appointment of, any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of such Party's properties (the term "acquiesces" as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within fifteen (15) Days after entry of such order, judgment or decree); (ii) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against a Party seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal bankruptcy law or any other


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 10
Rate Schedule FERC No. 342


present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Party acquiesces in the entry of such order, judgment or decree or such order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) Days, whether or not consecutive, after the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of its property is appointed without the consent or acquiescence of such Party and such appointment remains unvacated and unstayed for an aggregate of sixty (60) Days, whether or not consecutive; (iii) a Party admits in writing its inability to pay its debts as they mature; (iv) a Party gives notice to any federal or state governmental authority of insolvency or pending insolvency, or suspension or pending suspension of operations; or (v) a Party makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

1.10. "BUSINESS DAY" means any Day on which the Federal Reserve member banks are open for business. A Business Day shall commence at 8:00 a.m. and close at 5:00 p.m., local time, at the location of the relevant Party's principal place of business, or at such other location as the context may require. In the event that the location cannot be determined from context, CSP's principal place of business shall govern for purposes of application of the definition of "Business Day."

1.11. "CCD AGREEMENTS" means the agreements with respect to the CCD Units listed in Schedule C attached to this Agreement.

1.12.    "CCD UNIT" means any one of the CCD Units.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 11
Rate Schedule FERC No. 342

1.13. "CCD UNITS" means Beckjord Unit 6, Conesville Unit 4, Stuart Units 1 through 4 and the Zimmer Units.

1.14. "CSP GENERATING CAPACITY" means all of the capacity of the generating units listed in Schedule A, or in the case of the CCD Units, CSP's full share of capacity in such units, less the portion of the capacity of such units that is required by CSP to serve its wholesale customers, if any. As of the Effective Date of this Agreement, CSP's wholesale customers are the City of Glouster, Ohio, the City of Jackson, Ohio, and the City of Westerville, Ohio.

1.15. "DAY" means a period of twenty-four (24) consecutive hours, beginning at 12:00:01 a.m., local time, at the Delivery Points; provided, however, that on the Day on which Eastern Daylight Savings Time becomes effective, the period shall be twenty-three (23) consecutive hours, and on the Day on which Eastern Standard Time becomes effective, the period shall be twenty-five (25) consecutive hours.

1.16. "DELIVERY POINTS" means (i) in the case of each of the generating units listed in Schedule A, other than the CCD Units, the points at which such generating unit is connected to CSP's transmission facilities owned by an AEP affiliate, and (ii) in the case of each of the CCD Units listed in Schedule A, the delivery point identified for such unit in the CCD Agreements applicable to such unit.

1.17. "EFFECTIVE DATE" shall be the date set forth in the first paragraph of this Agreement.

1.18. "EMERGENCY" means (i) any abnormal system condition that requires immediate manual or automatic action to prevent loss of firm load, equipment damage, or tripping of system


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 12
Rate Schedule FERC No. 342

elements that could adversely affect the reliability of CSP's electric system, and (ii) any existing or potential system condition on CSP's electric system that CSP determines, in the exercise of reasonable discretion, is not or will not be in conformance with applicable criteria.

1.19. "ENERGY" means the electric energy supplied under this Agreement, which shall be in the form of three-phase, alternating current at a frequency of 60 Hertz, with reasonable variations of frequency and voltage allowed consistent with Good Utility Practice.

1.20. "FERC" means the Federal Energy Regulatory Commission or any successor federal agency having regulatory jurisdiction over this Agreement.

1.21. "FIRST RENEWAL TERM" shall have the meaning set forth in Section 3.2.1 of this Agreement.

1.22. "GOOD UTILITY PRACTICE" means any of the practices, methods, and acts required, approved, or engaged in by a significant portion of the electric utility industry in the region where the generating units listed in Schedule A operate during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act; rather, it is intended to be a spectrum of acceptable practices, methods, and acts.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 13
Rate Schedule FERC No. 342

1.23. "GOVERNMENTAL REQUIREMENT" means any statute, law, regulation, ordinance, rule, exemption, or order of any federal, state, county, municipal or other governmental authority, any political subdivision of any of the foregoing, or any governmental, quasi-govermental, judicial, public or statutory instrumentality, authority, body or entity, including the final, non-appealable judicial or administrative interpretation of any such statute, law, regulation, ordinance, rule, exemption or order by any such authority, instrumentality, body, or entity.

1.24. "INITIAL TERM" shall have the meaning set forth in Section 3.2 of this Agreement.

1.25. "MONTH" means the period beginning at 12:00:01 a.m., local time, on the first Day of each calendar month and ending at midnight of the last Day of such calendar month.

1.26. "OHIO COMMISSION" means the Public Utilities Commission of Ohio, or any successor organization thereto.

1.27. "OPERATING YEAR" means (i) with respect to the year 2002, that period of time beginning on the later of January 1, 2002 and the date on which all required regulatory authorizations have been received, and ending on December 31, 2002; and (ii) with respect to subsequent years during the term of this Agreement, the calendar year commencing on January 1 and ending on December 31 or such earlier date in such calendar year on which this Agreement expires or is terminated.

1.28. "PARTIES" means CSP, PMA, and or the assignee or successor of any of their rights and obligations under this Agreement. "PARTY" means one of the Parties.

1.29. "SECOND RENEWAL TERM" shall have the meaning set forth in Section 3.2.2.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 14
Rate Schedule FERC No. 342


                                   ARTICLE II

                         SALE AND PURCHASE OF UNIT POWER

2.1. OBLIGATIONS OF CSP AND PMA. CSP shall sell, and PMA shall purchase, the CSP Generating Capacity and all associated dispatched Energy. PMA shall have the right to designate a portion of the CSP Generating Capacity and associated dispatched Energy for ancillary services.

2.2. DELIVERY. CSP shall deliver Energy purchased by PMA from any of the generating units listed in Schedule A at the Delivery Point(s) for such generating unit.

2.3. OBLIGATIONS SUBJECT TO OTHER AGREEMENTS. Notwithstanding any other provision of this Agreement, CSP's obligations and PMA's rights under this Agreement with respect to the portion of the CSP Generating Capacity and associated Energy attributable to any of the CCD Units (including CSP's obligation to sell and otherwise make Available, and PMA's right to purchase, such portion of the CSP Generating Capacity and associated Energy) are conditioned upon, and subject to, the provisions of the CCD Agreements applicable to such unit.

                                   ARTICLE III

                                TERM OF AGREEMENT

3.1. EFFECTIVE DATE. This Agreement shall be effective upon the Effective Date. PMA shall begin to purchase CSP Generating Capacity and Energy under this Agreement, and shall begin to dispatch its Available Capacity, on January 1, 2002, or on such later date as all required regulatory authorizations have been received. PMA shall have no obligation to purchase or to pay for any CSP Generating Capacity or Energy before January 1, 2002 or such later date as all


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 15
Rate Schedule FERC No. 342


required regulatory authorizations have been received, or to reimburse CSP for any costs that CSP has expensed before that date.

3.2. TERMINATION DATE. Except for (a) termination following an Event of Default as provided in Section 11.1; (b) termination because of regulatory disapproval or regulatory changes as provided in Article XIV; or (c) termination pursuant to mutual agreement of CSP and PMA, this Agreement shall continue in effect with respect to each generating unit listed in Schedule A for an Initial Term ending on the date shown in Schedule A.

         3.2.1. FIRST RENEWAL TERM. Not less than one (1) year before the end of the Initial Term with respect to each unit listed in Schedule A, PMA shall provide notice to CSP if it wishes to extend this Agreement as to that unit for a First Renewal Term. In the event that PMA elects to enter into a First Renewal Term, the Operating Committee shall retain a consultant, at PMA's expense, to provide an estimate of the remaining useful life of the subject unit as of the first day of the First Renewal Term. The length of the First Renewal Term shall be less than seventy-five percent (75%) of the estimated remaining useful life of the subject unit as of the first day of the First Renewal Term, expressed in months, and rounded down to the last full month before reaching seventy-five percent (75%) of that estimated remaining useful life. The date by which PMA must provide notice if it wishes to enter into the First Renewal Term with respect to each unit is listed in Schedule A.



Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 16
Rate Schedule FERC No. 342

         3.2.2. SECOND RENEWAL TERM. If PMA elects to extend the Agreement for the First Renewal Term with respect to any unit, then not less than one (1) year before the end of the First Renewal Term as to that unit, PNIA shall provide notice to CSP if it wishes to extend this Agreement for a Second Renewal Term as to that unit. In the event that PMA elects to enter into a Second Renewal Term, the Operating Committee shall retain a consultant, at PMA's expense, to provide an estimate of the remaining useful life of the subject unit as of the first day of the Second Renewal Term. The length of the Second Renewal Term shall be less than seventy-five percent (75%) of the estimated remaining useful life of the subject unit as of the first day of the Second Renewal Term, expressed in months, and rounded down to the last full month before reaching seventy-five percent (75%) of that estimated remaining useful life. This Agreement shall terminate as to each such unit at the conclusion of the Second Renewal Term.

                                   ARTICLE IV

                                    CAPACITY

4.1. CAPACITY. PMA shall have the right to Available Capacity and associated Energy from the CSP Generating Capacity in accordance with the terms of this Agreement. Subject to the terms of this Agreement, CSP Generating Capacity will be Available to PMA from each of the generating units listed in Schedule A to this Agreement or, in the case of the CCD Units, from CSP's share of such units as reflected in Schedule A, with respect to the capability of each such unit as that capability may change over time as determined by the Operating Committee.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 17
Rate Schedule FERC No. 342

                                    ARTICLE V
                            SCHEDULING AND OPERATIONS

5.1. DISPATCH. PMA shall have the exclusive right to dispatch Energy and ancillary services from the Available Capacity. Subject to operational requirements established by the Operating Committee, CSP shall make the Available Capacity Available for PMA to dispatch at all times.

5.2.     FORECASTS. CSP or its agent shall notify PMA on or before the fifteenth
(15th) Day of each Month of the amount of Available Capacity and Energy expected to be Available from each of the generating units included in the CSP Generating Capacity in each of the next thirty-six (36) Months. In the event that the amount of Available Capacity or Energy forecast to be Available from any such generating unit(s) changes, CSP or its agent shall notify PMA as soon as it is feasible to do so.

5.3. OPERATING COMMITTEE. By written notice to the other Party, each Party shall name one representative ("Operating Representative") and one alternate to act for it in matters pertaining to operating arrangements under this Agreement. A Party may change its Operating Representative or alternate at any time by written notice to the other Party. The Operating Representatives for the respective Parties, or their alternates, shall comprise the Operating Committee. All decisions, directives, or other actions by the Operating Committee must be by unanimous agreement of the Operating Representatives of CSP and PMA.

         5.3.1. OPERATING COMMITTEE RESPONSIBILITIES. The Operating Committee shall have the following responsibilities:


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 18
Rate Schedule FERC No. 342

                  a. Review and approval of the Annual Budget and Annual Operating Plan described in Section 6.7.

                  b. Establishment and review of procedures and systems for dispatch, notification of dispatch, and unit commitment under this agreement, including assurance that the units listed in Schedule A are dispatched at a sufficient level to provide CSP with such energy as it may require to serve its wholesale customers' requirements.

                  c. Establishment and monitoring of procedures for communication and coordination with respect to unit capacity availability, fuel-firing options, and scheduling of the CSP Generating Capacity, including, subject to Section 9.1, scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable causes of outages at any generating unit, as well as the return of any unit to availability following an unplanned outage.

                  d. Decisions on capital expenditures, including unit upgrades and repowering.

                  e. Determinations as to changes in the unit capability of the generating units listed in Schedule A and decisions on unit retirement.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 19
Rate Schedule FERC No. 342


                  f. Establishment and modification of billing procedures under this Agreement.

                  g. Establishment of projected capacity costs for use in planning by the Parties.

                  h. Specification of fuels, oversight of fuel inspection and certification procedures, procurement and delivery of fuel to each of the generating units listed in Schedule A, and management of fuel inventories.

                  i. Establishment of, termination of, and approval of any change or amendment to operating arrangements with respect to any of the generating units listed in Schedule A.

                  j.       Dispute resolution as provided in Section 12.1.

                  k. Review and approval of plans and procedures designed to insure compliance with any environmental law, regulation, ordinance or permit, including procedures for allocating and using emission allowances or for any programs that permit averaging at more than one unit for compliance.

                  1.       Other duties as assigned by agreement of CSP and PMA.

         5.3.2. OPERATING COMMITTEE MEETINGS. The Operating Committee shall meet at least quarterly, and at such other times as either Party may reasonably request.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 20
Rate Schedule FERC No. 342

         5.3.3. INFORMATION FOR USE OF THE OPERATING COMMITTEE. The Parties shall cooperate in providing to the Operating Committee the information it reasonably needs to carry out its duties, and to supplement or correct such information on a timely basis.

5.4. UNIT COMMITMENT. PMA will make an initial unit commitment for each of the generating units listed in Schedule A one (1) Business Day ahead of real-time dispatch, or, in the case of any of the CCD Units at such earlier time as required to comply with the provisions of any of the CCD Agreements applicable to such generating unit or the scheduling procedures established thereunder.

5.5. DISPATCH OF UNITS. Subject to operational requirements established by the Operating Committee and the operation of the generating units consistent with Good Utility Practice, any unit designated to be committed by PMA will be brought on line or kept on line.

                                   ARTICLE VI

                        COST COMPONENTS AND PAYMENT TERMS

6.1. COST COMPONENTS. In return for CSP's sale to PMA of the CSP Generating Capacity and associated dispatched Energy under this Agreement, PMA will pay CSP a Demand Charge as provided in Section 6.2, PMA's share of Monthly Operating Expenses as provided in Section 6.3, and Federal Income Taxes attributable to PMA as provided in Section 6.4. In addition, PMA will pay CSP its share of any other costs approved by the Operating Committee and initially incurred by CSP. Pursuant to Article VII, CSP will bill PMA for those costs with respect to those items and services provided by or through CSP.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 21
Rate Schedule FERC No. 342


6.2. MONTHLY DEMAND CHARGE. In the case of the generating units listed in Schedule A, PMA will pay a monthly Demand Charge for the CSP Generating Capacity equal to the sum of the Monthly Return on Common Equity and Monthly Return on Other Capital calculated in accordance with pages 2 and 3 of Schedule B to this Agreement.

6.3. MONTHLY OPERATING EXPENSES. In the case of the generating units listed in Schedule A, PMA will pay the Monthly Operating Expenses associated with the amount of Energy that it dispatches from each such generating unit in each Month calculated in accordance with page 4 of Schedule B.

         6.3.1. AMOUNTS PAID BV CSP FOR THIRD-PARTY SERVICES. CSP shall be responsible to make all payments due to any service provider furnishing services to CSP at the generating units identified in Schedule A, even though the cost of such payments will be reflected in the share of Monthly Operating Expenses payable by PMA to CSP.

6.4. FEDERAL INCOME TAX. PMA will pay CSP a provision for Federal Income Tax each Month calculated in accordance with page 5 of Schedule B.

6.5. FERC FEES. PMA shall be responsible for any fees charged by FERC on the basis of the sales or transmission of capacity or energy at wholesale in interstate commerce.

6.6. CAPITAL REPAIRS AND IMPROVEMENTS. Capital repairs and improvements will be determined by the Operating Committee pursuant to the annual budgeting process set forth in Section 6.7. Expenditures for such capital repairs and improvements will initially be paid by


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 22
Rate Schedule FERC No. 342


CSP, which shall include the costs of such capital repairs and improvements in calculating the Demand Charge pursuant to Section 6.2.

6.7. ANNUAL BUDGETING PROCESS. At least ninety (90) days before the start of each Operating Year, CSP shall submit to the Operating Committee a proposed Annual Budget with respect to its generating units listed in Schedule A, a proposed Annual Operating Plan with respect to those generating units, and an estimate and schedule of costs to be incurred for major maintenance or replacement items with respect to those generating units during the next six
(6)-year period. The Annual Budget shall be presented on a Month-by-Month basis for each Month during the next Operating Year, and shall include an operating budget, a capital budget, an estimate of the cost of any major repairs that CSP anticipates will occur during such Operating Year with respect to the generating units listed in Schedule A, and an itemized estimate of all projected Monthly Operating Expenses relating to CSP's operation of those generating units during that Operating Year. The members of the Operating Committee will meet and work in good faith to agree upon the final Annual Budget and final Annual Operating Plan, and will also meet to discuss the information provided with respect to the CCD Agreements, including whether CSP should seek a modification in the budget or operating plans with respect to the capacity that is the subject of each of those agreements. Once approved, the Annual Budget and Annual Operating Plan shall remain in effect throughout the applicable Operating Year, subject to such changes, revisions, amendments, and updating as the Operating Committee may determine.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 23
Rate Schedule FERC No. 342


                                   ARTICLE VII

                               BILLING AND PAYMENT

7.1. BILLING PROCEDURE. Unless otherwise specifically agreed upon by the Parties, the calendar month shall be the standard period for all payments under this Agreement. As soon as practicable after the end of each Month, CSP will render to PMA an invoice for the payment obligations, if any, incurred hereunder during the preceding Month.

7.2. TIMELINESS OF PAYMENT. Unless otherwise agreed by the Parties, all invoices under this Agreement shall be due and payable in accordance with CSP's invoice instructions on or before the later of the twentieth (20th) day of each Month, or tenth (10th) day after receipt of the invoice or, if such day is not a Business Day, then on the next Business Day. PMA will make payments by electronic funds transfer, or by other mutually agreeable method(s), to the account designated by CSP. Any amounts not paid by the due date will be deemed delinquent and will accrue interest at the interest rate specified in Section 7.4, such interest to be calculated from and including the due date to but excluding the date the delinquent amount is paid in full.

7.3. DISPUTES AND ADJUSTMENTS OF INVOICES. PMA may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement, and CSP may adjust any invoice for any arithmetic or computational error within twelve (12) months of the date the invoice, or adjustment to an invoice, was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, PMA shall be required to make payment of the undisputed portion of the invoice when due, with notice of the objection given to CSP. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for the dispute or adjustment. Payment of the disputed amount shall not be


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 24
Rate Schedule FERC No. 342

required until the dispute is resolved. Upon resolution of the dispute, any required payment shall be made within two (2) Business Days of such resolution along with interest accrued at the interest rate specified in Section 7.4 from and including the due date to but excluding the date paid. Inadvertent overpayments shall be returned upon request or deducted by CSP from subsequent payments, with interest accrued at the interest rate specified in Section 7.4 from and including the date of such overpayment to but excluding the date repaid or deducted by CSP. Any dispute with respect to an invoice is waived unless PMA notifies CSP in accordance with this Section 7.3 within twelve (12) months after the invoice is rendered or any specific adjustment to the invoice is made. If an invoice is not rendered within twelve (12) months after the close of the Month during which performance under this Agreement occurred, the right to payment for such performance is waived.

7.4. APPLICABLE INTEREST RATE. All interest calculations under this Agreement (other than interest included in calculating the monthly bill under Schedule B) shall use a rate per annum equal to the Federal Funds Rate (as published by the Board of Governors of the Federal Reserve System as from time to time in effect). Such interest shall be calculated on the basis of the actual number of Days elapsed over a year of three hundred sixty (360) Days.

                                  ARTICLE VIII

                              TRANSMISSION SERVICES

8.1. RESPONSIBILITIES. PMA shall be responsible for arranging for transmission service and ancillary services for Energy dispatched from the Available Capacity from the Delivery Points, as provided in the Applicable OATT or other applicable tariffs.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 25
Rate Schedule FERC No. 342

                                   ARTICLE IX

                          INTERRUPTION AND CURTAILMENTS

9.1. SCHEDULED OUTAGES. CSP and PMA shall jointly agree on the scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable cause of outages at any CSP generating unit listed in Schedule A, provided however, that in the case of any of the CCD Units, such scheduling shall be subject to the provisions of the CCD Agreements applicable to such unit.

9.2. NOTIFICATION OF UNSCHEDULED OUTAGES. CSP shall notify PMA as soon as is feasible of any unscheduled outage at any of CSP's generating units listed in Schedule A, including the anticipated duration of such unscheduled outage as soon as such duration can reasonably be estimated, and shall update such reports as new information becomes available, until all affected units have been restored to full service.

                                    ARTICLE X

                                  FORCE MAJEURE

10.1. DEFINITION. Force Majeure includes sabotage, strikes or other labor difficulties, riots, civil disturbances, acts of God, acts of public enemies, drought, earthquake, flood, explosion, fire, lightning, landslides, or similar cataclysmic event, or appropriation, diversion, or interruption of service under this Agreement by any court or governmental authority having jurisdiction thereof, or any other cause, whether of the kind enumerated herein or otherwise, that is beyond the reasonable control of, and without the fault or negligence of, the Party claiming Force Majeure. Economic hardship of any Party shall not constitute a Force Majeure event under this Agreement, including the loss of any market or the inability of PMA to economically


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 26
Rate Schedule FERC No. 342


use or resell the CSP Generating Capacity or associated Energy. An event constituting force majeure, or otherwise excusing performance, under any of the CCD Agreements shall constitute a Force Majeure event under this Agreement with respect to the Parties' rights and obligations to the portion of the CSP Generating Capacity and associated Energy attributable to any of the CCD Units to which such CCD Agreement is applicable.

10.2. PERFORMANCE EXCUSED. If any Party is rendered wholly or partially unable to perform under this Agreement because of a Force Majeure event, that Party shall be excused from such obligations to the extent that the occurrence of the Force Majeure event prevents such Party's performance, provided that: (a) the non-performing Party promptly, but in no case longer than three (3) Business Days after the occurrence of the Force Majeure event, gives the other Party written notice describing in reasonable detail the nature of the Force Majeure event; (b) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure event; and (c) the non-performing Party used Good Utility Practice to remedy its inability to perform.

10.3. STRIKE ISSUES. No Party to this Agreement shall be required to settle a strike affecting it, except when, in its best judgment, such a settlement appears advisable.

10.4. PAYMENTS NOT EXCUSED. Nothing in this Article X shall excuse either CSP or PMA from making payment when due of the cost components set forth in Article VI or for any other amounts due under any provision of this Agreement.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 27
Rate Schedule FERC No. 342


                                   ARTICLE XI

                                    DEFAULTS

11.1. EVENTS OF DEFAULT. The following constitute Events of Default by a Party under this Agreement:

         11.1.1. BANKRUPTCY. The Bankruptcy of either Party shall be an Event of Default by that Party.

         11.1.2. VIOLATION OR NONCOMPLIANCE WITH GOVERNMENTAL REQUIREMENT. Violation or noncompliance with a Governmental Requirement by a Party or its agent shall be an Event of Default by that Party, if the violation or noncompliance has or may have a Material Adverse Effect on the non-defaulting Party with respect to its rights or obligations under this Agreement. For purposes of this Agreement, a "Material Adverse Effect" is any impact or effect that deprives a Party of all or a substantial portion of its reasonably expected benefits under this Agreement, whether directly or by increasing that Party's burdens or costs under this Agreement.

         11.1.3. FAILURE TO PERFORM. The failure of a Party to perform a material obligation under this Agreement shall be an Event of Default by that Party.

11.2. NOTICE OF DEFAULT AND OPPORTUNITY TO CURE. Upon the occurrence of an Event of Default, the non-defaulting Party may deliver a written Notice of Default to the defaulting Party. Except for the event set forth in Section
11.1.1. for which the non-defaulting Party may terminate this. Agreement immediately, the Notice of Default shall begin the running of a cure period of


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 28
Rate Schedule FERC No. 342


thirty (30) Days, at the end of which the non-defaulting Party may terminate this Agreement if the default has not been cured; provided, however, that if the default cannot reasonably be cured within said thirty (30)-day period and the defaulting Party shall have commenced to cure such failure within said period and shall thereafter proceed with reasonable diligence and good faith to cure such failure, then the cure period shall be extended for such longer period of time (but not more than ninety (90) days total, including the original thirty
(30)-day period) as shall be necessary to accomplish such cure with all reasonable diligence (so long as such extended period will not cause an immediate Material Adverse Effect on the non-defaulting Party and provided further that the occurrence of any such immediate Material Adverse Effect shall terminate the extended period).

11.3. NO WAIVER. If a non-defaulting Party does not give the Notice of Default provided in Section 11.2, or does not terminate this Agreement after the running of the cure period, notwithstanding the failure of the defaulting Party to cure, in whole or in part, the default, the non-defaulting Party shall not waive any rights it has under this Agreement, including the right to give a new Notice of Default as to the uncured default.

11.4. DISPUTE RESOLUTION. Any dispute as to the application of this Article shall be resolved through the dispute resolution procedures provided in Article XII.

                                  ARTICLE XII

                               DISPUTE RESOLUTION

12.1. PRESENTATION OF DISPUTE. If either Party believes that a dispute has arisen as to the meaning or application of this Agreement, it shall present that matter to the Operating


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 29
Rate Schedule FERC No. 342


Committee in writing, and shall provide a copy of that writing to the other Party pursuant to the notice provisions of Section 16.10 of this Agreement.

12.2. INABILITY OF OPERATING COMMITTEE TO REACH AGREEMENT. If the Operating Committee is unable to reach agreement on any dispute within thirty (30) days after the dispute is presented to it, the matter shall be referred to the chief operating officers of the Parties for resolution in the manner that such individuals shall agree is appropriate; provided, however, that any Party involved in a dispute may invoke the arbitration provisions set forth in Section
12.3 at any time after the end of the thirty (30)-day period provided for the Operating Committee to reach agreement if the Operating Committee has not reached agreement.

12.3.    ARBITRATION.

         12.3.1. COMMENCEMENT OF ARBITRATION PROCEEDING. If the Parties are unable to resolve a dispute through the Operating Committee within thirty (30) days after the dispute is presented to the Operating Committee pursuant to Section 12.1, or through reference of the matter to the chief operating officers of the Parties pursuant to Section 12.2, either Party may commence arbitration proceedings by providing written notice to the other Party, detailing the nature of the dispute, designating the issue(s) to be arbitrated, identifying the provisions of this Agreement under which the dispute arose, and setting forth such Party's proposed resolution of such dispute.

         12.3.2. APPOINTMENT OF ARBITRATOR. Within ten (10) days of the date of the notice of arbitration, a representative of each Party shall meet for the purpose of selecting


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 30
Rate Schedule FERC No. 342


                  an arbitrator. If the Parties' representatives are unable to agree on an arbitrator within fifteen (15) days of the date of the notice of arbitration, then an arbitrator shall be selected in accordance with the procedures of the American Arbitration Association ("AAA"). Whether the arbitrator is selected by the Parties' representatives or in accordance with the procedures of the AAA, the arbitrator shall have the qualifications and experience in the occupation, profession, or discipline relevant to the subject matter of the dispute.

         12.3.3. ARBITRATION PROCEEDINGS. Any arbitration proceeding shall be subject to the Federal Arbitration Act, 9 U.S.C. ss. ss. 1 ET SEQ. (1994), as it may be amended, or any successor enactment thereto, and shall be conducted in accordance with the commercial arbitration rules of the AAA in effect on the date of the notice to the extent not inconsistent with the provisions of this Article XII.

         12.3.4. AUTHORITY OF ARBITRATOR. The arbitrator shall be bound by the provisions of this Agreement where applicable, and shall have no authority to modify any terms and conditions of this Agreement in any manner. The arbitrator shall render a decision resolving the dispute in an equitable manner, and may determine that monetary damages are due to a Party or may issue a directive that a Party take certain actions or refrain from taking certain actions, but shall not be authorized to order any other form of relief; provided, however, that nothing in this Article shall preclude the arbitrator from rendering a decision that adopts the resolution of the dispute proposed by a Party. Unless otherwise agreed to by the Parties, the arbitrator shall render a decision within one hundred twenty (120) days of


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 31
Rate Schedule FERC No. 342


                  appointment, and shall notify the Parties to this Agreement in writing of such decision and the reasons supporting such decision. The decision of the arbitrator shall be final and binding upon the Parties, and any award may be enforced in any court of competent jurisdiction.

         12.3.5. EXPENSES AND COSTS. The fees and expenses of the arbitrator shall be shared equally by the Parties, unless the arbitrator specifies a different allocation. All other expenses and costs of the arbitration proceeding shall be the responsibility of the Party incurring such expenses and costs.

         12.3.6. LOCATION OF ARBITRATION PROCEEDINGS. Unless otherwise agreed by the Parties, any arbitration proceedings shall be conducted in Columbus, Ohio.

         12.3.7. CONFIDENTIALITY. Except as provided in this Article, the existence, contents, or results of any arbitration proceeding under this Article may not be disclosed without the prior written consent of the Parties, provided, however, that any Party may make disclosures as may be required to fulfill regulatory obligations to any agencies having jurisdiction, and may inform its lenders, affiliates, auditors, and insurers, as necessary, under pledge of confidentiality, and may consult with expert consultants as required in connection with an arbitration proceeding under pledge of confidentiality.

         12.3.8. FERC JURISDICTION OVER CERTAIN DISPUTES. Nothing in this Agreement shall be construed to preclude any Party from filing a petition or complaint with FERC with respect to any claim over which FERC has jurisdiction. In such case, the


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 32
Rate Schedule FERC No. 342


                  other Party may request that FERC reject the petition or complaint or otherwise decline to exercise its jurisdiction. If FERC declines to act with respect to all or part of a claim, the portion of the claim not so accepted by FERC may be resolved through arbitration, as provided in this Article. To the extent that FERC asserts or accepts jurisdiction over all or part of a claim, the decisions, findings of fact, or orders of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction by FERC shall be stayed, pending the outcome of the FERC proceedings. The arbitrator shall have no authority to modify, and shall be conclusively bound by, any decisions, findings of fact, or orders of FERC; provided, however, that to the extent that any decisions, findings of fact, or orders of FERC do not provide a final or complete remedy to a Party seeking relief, such Party may proceed to arbitration under this Article to secure such a remedy, subject to any FERC decisions, findings, or orders.

12.4.    EXCLUSIVE MEANS OF DISPUTE RESOLUTION. The procedures set forth in this
Article XII shall be the exclusive means for resolving disputes arising under this Agreement and shall survive this Agreement to the extent necessary to resolve any disputes pertaining to this Agreement. Except as provided in Sections 12.3.1 and 12.3.8, neither Party shall have the right to bring any dispute for resolution by a court, agency, or other entity having jurisdiction over this Agreement, unless both Parties agree in writing to such procedure.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 33
Rate Schedule FERC No. 342

                                  ARTICLE XIII

                    INDEMNIFICATION; LIMITATION OF LIABILITY

13.1. RESPONSIBILITIES. Subject to Section 13.2, each Party shall indemnify and hold harmless the other Party and its owners, officers, directors, employers, representatives, and agents for, against, and from any claim, liability, damage, loss, or expenses of any kind or nature (including reasonable attorneys' fees) for any claims, suits, judgments, demands, actions, or liabilities, in each such instance to the extent determined to be attributed to the negligence, gross negligence, willful misconduct, or strict liability in tort or breach of this Agreement by the indemnitor or its owners, officers, directors, employers, representatives, and agents (it being the intention of the Parties that each Party is entitled to reciprocal and comparative indemnity). The provisions of this Section 13.1 shall survive the expiration or termination of this Agreement.

13.2. LIMITATION OF LIABILITY. FOR BREACH OF ANY PROVISION OF THIS AGREEMENT, A PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO,


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 34
Rate Schedule FERC No. 342


INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE.

13.3. LIMITATION OF ACTIONS. No Party shall present a claim under this Agreement for damages or other relief with respect to any action or omission of the other Party that occurred more than twenty-four (24) Months before the claim is asserted. With respect to billing disputes, any claim for reduction or increase must be presented within twelve (12) Months after the bill was rendered.

                                   ARTICLE XIV

                             REGULATORY REQUIREMENTS

14.1. REQUIRED REGULATORY APPROVALS AND ACTIONS. In the event that any regulatory agency with jurisdiction to approve or disapprove this Agreement finally disapproves this Agreement, then the Agreement shall terminate on December 31, 2001 or the date of disapproval, whichever is later. No regulatory disapproval shall be final for purposes of terminating this Agreement until all motions for reconsideration or appeals of the disapproval letter have been decided and the time for any further appeal shall have elapsed without such further appeal having been noticed.

14.2. REGULATORY REVIEW. If, during review of this Agreement, any regulatory agency with jurisdiction and authority to do so orders the modification of any term or condition, or orders the alteration of any charge(s), or in any way conditions its approval of this Agreement, and either CSP or PMA determines that such order, action, or decision has or will have a Material Adverse Effect on it (as that term is defined in Section 11.1.2), CSP and PMA shall negotiate in good faith to agree on modified terms and conditions mutually agreeable to them that are consistent with such regulatory order, action, or decision and that preserve, to the maximum extent


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 35
Rate Schedule FERC No. 342

possible, the balance of economic benefits and burdens previously created by this Agreement before the issuance of such regulatory order, action, or decision.

                                   ARTICLE XV

                                BOOKS AND RECORDS

15.1. BOOKS AND RECORDS. CSP shall keep such books and records with respect to the costs of owning, operating, and maintaining or improving the generating units listed in Schedule A of which it is the sole owner and such other pertinent information under this Agreement as shall be required (a) to allow PMA to verify the accuracy of CSP's billing statements, and (b) to comply with FERC and other regulatory authority requirements. CSP shall endeavor in good faith to make available to PMA such similar information to which CSP has access under the CCD Agreements, to the extent permitted under such agreements.

15.2. AUDITS. PMA shall have the right, at its sole expense, upon reasonable notice and during normal Business Day hours, to examine CSP's books and records to the extent reasonably necessary to verify the accuracy of any statement, charge, or computation made pursuant to this Agreement, for a period of up to one (1) year after such statement, charge or computation has been supplied to PMA.

15.3. COOPERATION IN CONNECTION WITH REGULATORY AND JUDICIAL PROCEEDINGS. To the extent that any Party requires relevant information in the possession of another Party for regulatory or judicial purposes, the Party possessing such information shall cooperate with the other Party to provide the information required to satisfy the inquiry; provided, however, that a Party may deem any information in its possession to be privileged or confidential, and to this extent, the Party seeking such information for regulatory or judicial purposes shall put forth its best efforts


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 36
Rate Schedule FERC No. 342


to protect the privileged or confidential status of such information, including promptly notifying the other Party that the information has been requested, and petitioning the applicable regulatory or judicial body for a protective order protecting the privileged or confidential status of the information.

                                   ARTICLE XVI

                                  MISCELLANEOUS

16.1. INTERPRETATION. In this Agreement: (a) unless otherwise specified, references to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) the singular includes the plural and the plural includes the singular; (c) unless otherwise specified, each reference to a Governmental Requirement includes all provisions amending, modifying, supplementing or replacing such Governmental Requirement from time to time; (d) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; (e) unless otherwise specified, each reference to any agreement includes all amendments, modifications, supplements, and restatements made to such agreement from time to time which are not prohibited by this Agreement; (f) the descriptive headings of the various Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict the terms and provisions thereof, and (g) "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole.

16.2. PARTIAL INVALIDITY. Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision contained herein shall be found to be invalid, illegal, or unenforceable in any respect and for any


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 37
Rate Schedule FERC No. 342


reason, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of the provision or any other provision of this Agreement, unless such a construction would be unreasonable. If such a construction would be unreasonable or would deprive a Party of a material benefit under this Agreement, the Parties shall seek to amend this Agreement to remove the invalid portion and otherwise provide the benefit, unless prohibited by law.

16.3. ASSIGNMENT. Any transfer or assignment by either Party of any or all rights, benefits or responsibilities under this Agreement shall not relieve the transferring Party of any responsibility under this Agreement unless the other Party so consents; provided, however, that consent to a release of an assigning Party's responsibilities shall not be unreasonably withheld.

16.4. SUCCESSORS INCLUDED. Reference to any individual, corporation, or other entity shall be deemed a reference to such individual, corporation, or other entity together with its successors and permitted assigns from time to time.


16.5. APPLICABLE LAWS, REGULATIONS, ORDERS, APPROVALS, AND PERMITS. This Agreement is made subject to all existing and future applicable Governmental Requirements, including federal, state, and local laws and to all existing and future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters set forth in this Agreement.

16.6. CHOICE OF LAW AND JURISDICTION. The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Ohio, excluding conflicts of law principles that would require the application of the laws of a different jurisdiction.


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 38
Rate Schedule FERC No. 342


16.7. ENTIRE AGREEMENT. This Agreement supersedes all previous representations, understandings, negotiations, and agreements either written or oral between the Parties or their representatives with respect to the subject matter hereof, and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

16.8. COUNTERPARTS TO THIS AGREEMENT. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

16.9. AMENDMENTS. It is contemplated by the Parties that it may be appropriate from time to time to change, amend, modify, or supplement this Agreement, including the Schedules and any other attachments that may be made a part of this Agreement, to reflect changes in operating practices or costs of operations or for other reasons. Any such changes to this Agreement shall be in writing executed by the Parties and, if appropriate, subject to approval or acceptance for filing by the FERC.

16.10. NOTICES. Unless otherwise provided in this Agreement, any notice, consent, or other communication required to be made under this Agreement shall be in writing and shall be delivered in person, by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier (charges prepaid), in each case properly addressed to such Party as shown below, or sent by facsimile transmission to the facsimile number indicated below. Any Party may from time to time change its address for the purposes of notices, consents, or other communications to that Party by a similar notice specifying a new address, but no such change shall become effective until it is actually received by the Party sought to be charged with its


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 39
Rate Schedule FERC No. 342


contents. All notices, consents, or other communications required or permitted under this Agreement that are addressed as provided in this Section 16.10 shall be deemed to have been given (a) upon delivery if delivered in person, given by overnight courier or certified mail, or (b) upon automatically generated confirmation if given by facsimile.

         CSP:

         Columbus Southern Power Company
         1 Riverside Plaza
         Columbus, OH 43215
         Telefacsimile number: 614-223-2352

         PMA:

         Power Marketing Affiliate
         1 Riverside Plaza
         Columbus, OH 43215
         Telefacsimile number: 614-324-5096

16.11. WAIVERS. The failure of either Party to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision. No such failure to enforce a provision shall affect in any way the validity of this Agreement or any portion thereof or the right of that Party thereafter to enforce each and every provision of this Agreement. To be effective, a waiver under this Agreement must be in writing and specifically state that it is a waiver. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

16.12. INDEPENDENT CONTRACTORS. CSP and PMA are independent contractors. Nothing contained herein shall be deemed to create an association, joint venture, partnership or principal/agent relationship between CSP and PMA hereto or impose any partnership obligation


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 40
Rate Schedule FERC No. 342


or liability on either of them. Neither CSP nor PMA shall have any right, power or authority to enter into any agreement or commitment, act on behalf of or otherwise bind the other Party in any way

16.13. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective permitted successors and permitted assigns. Nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to either Party or give any third person any right of subrogation or action against either Party.

16.14. FURTHER ASSURANCES. If either Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Agreement, the other Party shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Agreement.

16.15. CONFIDENTIALITY. Each Party agrees that it will maintain in strictest confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained regarding another Party during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). Each Party also agrees that it will maintain in strictest confidence, and treat as Confidential Information (whether marked "Confidential" or "Proprietary" or not) all non-public information regarding the condition or operation of any generating unit or plant that is the subject of this Agreement. Confidential


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 41
Rate Schedule FERC No. 342


Information shall not be communicated to any third person by a Party (other than to its affiliates, counsel, accountants, financial or tax advisors, or insurance consultants or in connection with its financing); PROVIDED that in the event the receiving Party is required by law, regulation or court order to disclose any Confidential Information, the receiving Party will promptly notify the disclosing Party in writing prior to making any such disclosure in order to facilitate the disclosing Party's seeking a protective order or other appropriate remedy from the proper authority and further PROVIDED that the receiving Party further agrees that if the disclosing Party ultimately discloses such Confidential Information to the requesting legal or regulatory body, it will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. The obligations of nondisclosure and restricted use of Confidential Information shall survive the expiration or other termination of this Agreement until such obligations expire in accordance with their respective terms.

16.16. JOINT PREPARATION. This Agreement shall be deemed to have been jointly prepared by both Parties, and no ambiguity herein shall be construed for or against either Party based upon the identity of the author of this Agreement or any portion thereof.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth at the beginning of this Agreement.

COLUMBUS SOUTHERN POWER COMPANY

By:
   ----------------------------


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 42
Rate Schedule FERC No. 342


POWER MARKETING AFFILIATE

By:
   ----------------------------


Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 43
Rate Schedule FERC No. 342


                                   SCHEDULE A

                 CSP GENERATING UNITS SUBJECT TO THIS AGREEMENT
                 ----------------------------------------------

                           MAXIMUM DEPENDABLE        END OF         RENEWAL
 UNIT                        kW NET OUTPUT        INITIAL TERM    NOTICE DATE
 ----                      ------------------     ------------    -----------

 Beckjord*                        53

 Conesville 1                    125
 Conesville 2                    125
 Conesville 3                    165
 Conesville 4*                   339
 Conesville 5                    375
 Conesville 6                    375

 Picway                          100

 Stuart 1                        152
 Stuart 2*                       152
 Stuart 3*                       152
 Stuart 4*                       152

 Zimmer*                         330

 Total                         2,595


 * indicates CSP share of jointly-owned unit



Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 44
Rate Schedule FERC No. 342



                                   SCHEDULE B


-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                 Page 1 of 5
-------------------------------------------------------------------------------
     UNIT POWER SALES
        AGREEMENT
-------------------------------------------------------------------------------
        CALCULATION OF MONTHLY POWER BILL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Line           Component                  Reference                  Amount

-------------------------------------------------------------------------------
 1.  Return on Common Equity                P.2, L.14                      0
-------------------------------------------------------------------------------
 2.  Return on Other Capital                P.3, L.5                       0
-------------------------------------------------------------------------------
 3.  Net Operating Expenses                 P.4, L.8                       0
-------------------------------------------------------------------------------
 4.  Provision for Federal Income           P.5, L.13                      0
     Taxes
-------------------------------------------------------------------------------
 5.  LESS: Revenue from sales to Wholesale Customers                       0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 6.  Power Bill Amount (Current      L.1 + L.2 + L.3 + L.4 -               0
     Month)                                   L.5
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 7.  Prior Billing Adjustment
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 8.     Total Power Bill                    L.6 + L.7
----------------------------------------------------------------------=========




Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 45
Rate Schedule FERC No. 342



                                   SCHEDULE B

-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                 Page 2 of 5
-------------------------------------------------------------------------------
     UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
     CALCULATION OF MONTHLY RETURN ON COMMON EQUITY
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                Reference               Prior Month
                                                                    Balance
-------------------------------------------------------------------------------
 1.  Long Term Debt                      FERC 221-226                      0
-------------------------------------------------------------------------------
 2.  Short Term Debt                      FERC 231, 233                    0
-------------------------------------------------------------------------------
 3.  Preferred Stock                      FERC 204-206                     0
-------------------------------------------------------------------------------
 4.  Common Equity                     FERC 201-203, 207-                  0
                                               218
-------------------------------------------------------------------------------
 5.  LESS: Temporary Cash Investments   FERC 124,134-136,                  0
                                               145
-------------------------------------------------------------------------------
 6.  Total Capitalization            L.1 + L.2 + L.3 + L.4 -               0
                                               L.5
-------------------------------------------------------------------------------
 7.  40% of Capitalization                  L.6 X 40%                      0
-------------------------------------------------------------------------------
 8.  Lesser of CE or 40% of Cap        Lesser of L.4 or L.7                0
-------------------------------------------------------------------------------
 9.  X Monthly Equity Return Rate        Annual Rate of             0.92500%
                                            11.1%/12
-------------------------------------------------------------------------------
 10. Sub-Total                              L.8 X L.9                      0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     PLUS:
-------------------------------------------------------------------------------
 11. Common Equity exceeding 40% of cap     L.4 - L.7                      0
-------------------------------------------------------------------------------
 12. X Weighted Cost of Long and Short-Term Debt Outstanding
-------------------------------------------------------------------------------
 13.     Sub-Total                         L.11 X L.12                     0
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
 14. Common Equity Return                  L.10 + L.13                     0
--------------------------------------------------------------------===========







Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 46
Rate Schedule FERC No. 342



                                   SCHEDULE B

-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                 Page 3 of 5
-------------------------------------------------------------------------------
  UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
   CALCULATION OF MONTHLY RETURN
   ON OTHER CAPITAL
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                         Reference      Prior Month
                                                                    Balance
-------------------------------------------------------------------------------
 1.  Interest Expense on Long Term Debt               L.8                  0
-------------------------------------------------------------------------------
 2.  PLUS: Interest Expense on Short Term Debt        L.11                 0
-------------------------------------------------------------------------------
 3.      Net Interest Expense                       L.1 + L.2              0
-------------------------------------------------------------------------------
 4.  PLUS: Preferred Stock Dividend Requirement     FERC 437               0
-------------------------------------------------------------------------------
 5.  Return on Other Capital                       L.3 + L.4               0
-------------------------------------------------------------------============

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
         Net Interest Expense Calculation
-------------------------------------------------------------------------------
 6.  Long Term Debt Outstanding                   FERC 221-226             0
-------------------------------------------------------------------------------
 7.  MULTIPLIED BY: Weighted Cost of Long Term   Annual Rate / 12          0
         Debt
-------------------------------------------------------------------------------
 8.  Interest Expense on Long Term Debt             L.6 X L.7              0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 9.  Short Term Debt Outstanding                  FERC 231, 233            0
-------------------------------------------------------------------------------
 10. MULTIPLIED BY: Weighted Cost of Short Term   Annual Rate / 12         0
         Debt
-------------------------------------------------------------------------------
 11.     Interest Expense on Short Term Debt       L.9 X L.10
-------------------------------------------------------------------------------





Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 47
Rate Schedule FERC No. 342


                                   SCHEDULE B

-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                 Page 4 of 5
-------------------------------------------------------------------------------
 UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
    CALCULATION OF MONTHLY OPERATING EXPENSES
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                         Reference      Prior Month
                                                                    Charges
-------------------------------------------------------------------------------
 1.   Provision for Depreciation                   FERC 403                0
-------------------------------------------------------------------------------
 2.   Provision for Amortization                  FERC 404-407             0
-------------------------------------------------------------------------------
 3.   Operating and Maintenance                   FERC 500-935             0
      Expense
-------------------------------------------------------------------------------
 4.   Taxes, other than FIT                       FERC 408, 409            0
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 5.      Operating Expense                   L.1 + L.2 + L.3 + L.4         0
-------------------------------------------------------------------------------
 6.   LESS: Operating Revenue                     FERC 440-456
                                                     (Note)
-------------------------------------------------------------------------------
 7.   PLUS: Other Income and                      FERC 412-426             0
      Deductions
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 8.      Net Operating Expense                   L.5 - L.6 + L.7           0
----------------------------------------------------------------------=========

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Note: Does not include Revenue from PMA in a/c 454.
-------------------------------------------------------------------------------







Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 48
Rate Schedule FERC No. 342



                                   SCHEDULE B
-------------------------------------------------------------------------------
                                                                  Schedule B
-------------------------------------------------------------------------------
                                                                 Page 5 of 5
-------------------------------------------------------------------------------
 UNIT POWER SALES AGREEMENT
-------------------------------------------------------------------------------
    CALCULATION OF FEDERAL INCOME TAXES
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 Line          Description                         Reference           Amount
-------------------------------------------------------------------------------
 1.   Return on Common Equity                      P.1, L.1                 0
-------------------------------------------------------------------------------
 2.   Return on Other Capital                       P.1, L.2                0
-------------------------------------------------------------------------------
 3.      Total Return                               L.1 + L.2               0
-------------------------------------------------------------------------------
 4.   PLUS: Deferred Federal Income Tax           FERC 410-411              0
-------------------------------------------------------------------------------
 5.   LESS: Interest Expense                        P.3, L.3                0
-------------------------------------------------------------------------------
 6.   PLUS: Schedule M                                                      0
-------------------------------------------------------------------------------
 7.      Sub-Total                              L.3 + L.4 - L.5 +           0
                                                       L.6
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 8.   MULTIPLIED BY: Gross-up                    FIT / (1 - FIT)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 9.   Current Federal Income Tax                    L.7 X L.8               0
-------------------------------------------------------------------------------
 10.  PLUS: Deferred Federal and State                L.4                   0
      Income Tax
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 11.  Total Federal Income Tax - Current           L.9 + L.10               0
      Month
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 12.  True-up on Federal Income Tax from Prior
      Month
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 13.  Total Federal Income Tax                     L.11 + L.12              0
------------------------------------------------------------------=============






Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 49
Rate Schedule FERC No. 342


                                   SCHEDULE C

                                 CCD AGREEMENTS

 (Each of the following agreements shall be as amended and supplemented from time to time.)

 BECKJORD UNIT 6

 o Amended Basic Generating Agreement Re: Unit 6, Walter C. Beckjord Station, dated as of December 29, 1964, between The Cincinnati Gas and Electric Company ("Cincinnati"), Columbus and Southern Ohio Electric Company ("Columbus") and the Dayton Power and Light Company ("Dayton").

 o Unit 6 Walter C. Beckjord Station Operation Agreement, dated as of February 26, 1968, among Cincinnati, Columbus, and Dayton.

 o Basic Transmission Agreement Re Beckjord-Greene Line, dated as of October 1, 1964, between Cincinnati, Dayton and Columbus.

 CONESVILLE UNIT 4:

 o Recommendation and Agreement, dated January 8, 1971, between Cincinnati, Columbus and Dayton with respect to Conesville Unit 4.

 o Conesville Station Basic Generating Agreement, dated as of July 1, 1970, between Cincinnati, Columbus, and Dayton.

 o Unit 4 Conesville Station Operation Agreement, dated as of May 30, 1973, among Cincinnati, Columbus and Dayton.

 o Basic Transmission Agreement No. 3 (Conesville Unit 4 Transmission), dated as of March 1, 1973, between Cincinnati, Columbus, and Dayton.

 STUART UNITS 1 - 4:

 o Stuart Station Basic Generating Agreement, dated as of December 29, 1966, between Cincinnati, Columbus and Dayton.

 o J. M. Stuart Electric Generating Station Operation Agreement, dated as of June 1, 1969, among Cincinnati, Columbus and Dayton.

 o Basic Transmission Agreement No. 2, dated as of December 29, 1966, between Cincinnati, Columbus and Dayton.





Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

Columbus Southern Power Company                            Original Sheet No. 50
Rate Schedule FERC No. 342


 ZIMMER:

 o Basic Generating Agreement Re: Wm. H. Zimmer Nuclear Power Station, dated as of August 29, 1969, among Cincinnati, Columbus and Dayton.

 o Wm. H. Zimmer Unit 1 Operation Agreement, dated as of February 22, 1979, among Cincinnati, Columbus and Dayton.

 o Basic Transmission Agreement No. 4 (Zimmer Transmission), dated as of January 1, 1982, between Cincinnati, Columbus and Dayton.













Issued by: J. Craig Baker                        Effective Date: January 1, 2002
           Senior Vice President,
           Regulation & Public Policy
Issued on: July 24, 2001

                                  ATTACHMENT 8

                            SPORN OPERATING AGREEMENT

Appalachian Power Company                                   Original Sheet No. 1
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------






                             OPERATING AGREEMENT
                                       For
                               PHILIP SPORN PLANT






                           APPALACHIAN POWER COMPANY
                               OHIO POWER COMPANY
                                       and
              AMERICAN ELECTRIC POWER SERVICE CORPORATION, AS AGENT



                               DATED: ___________






--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 2
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         THIS OPERATING AGREEMENT ("Agreement") dated as of____________________ between Appalachian Power Company ("Appalachian"), d/b/a American Electric Power, a Virginia corporation qualified as a foreign corporation in West Virginia; Ohio Power Company ("Ohio"), an Ohio corporation qualified as a foreign corporation in West Virginia (collectively hereinafter sometimes referred to as the "Owners"); and American Electric Power Service Corporation ("Agent"), a New York corporation qualified as a foreign corporation in West Virginia.

                                   WITNESSETH:

         WHEREAS, Appalachian owns two 150,000 kilowatt generating units ("Sporn Unit Nos. 1 and 3") at the Philip Sporn Plant ("Sporn Plant") located along the Ohio River near New Haven, West Virginia, and Ohio owns two 150,000 kilowatt generating units and one 450,000 kilowatt generating unit ("Sporn Unit Nos. 2, 4 and 5") at the Sporn Plant; and

         WHEREAS, the Owners desire that Appalachian operate and maintain the Sporn Plant in accordance with the provisions hereof, effective January 1, 2002 or such other date as authorized by the Federal Energy Regulatory Commission ("FERC"); and

         WHEREAS, the Owners are subsidiaries of American Electric Power Company, Inc., the parent company of an integrated public utility holding company system, and use the services of the Agent (an affiliated company engaged solely in the business of furnishing essential services to the Owners and to other affiliated companies), as outlined in the Restated and Amended Interconnection Agreement, dated as of even or approximately even date herewith, by and between Appalachian, Kentucky Power Company, Indiana Michigan Power Company, and the Agent.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 3
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         NOW, THEREFORE, in consideration of the premises and for the purposes hereinabove recited, and in consideration of the mutual covenants hereinafter contained, the signatories agree as follows:


                                   ARTICLE ONE

                     FUNCTIONS OF APPALACHIAN AND ITS AGENT

1.1 Appalachian and its Agent shall operate and maintain the Sporn Plant in accordance with good utility practice consistent with procedures employed by Appalachian and Ohio at their other generating stations, and in conformity with the terms and conditions of this Agreement.

1.2 Appalachian and its Agent shall keep all necessary books of record, books of account and memoranda of all transactions involving the Sporn Plant, and shall make computations and allocations on behalf of the Owners, as required under this Agreement. The books of record, books of account and memoranda shall be kept by Appalachian and its Agent in such manner as to conform, where so required, to the Uniform System of Accounts prescribed by the FERC for Public Utilities and Licensees ("Uniform System of Accounts"), and to the rules and regulations of other regulatory bodies having jurisdiction as they may from time to time be in effect.

1.3 The Owners may establish such joint bank accounts as may from time to time be appropriate.

1.4 As soon as practicable after the end of each month, Appalachian and its Agent shall furnish to Ohio a statement setting forth the dollar amounts associated with the operation and maintenance of the Sporn Plant applicable to Appalachian and Ohio for such month.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 4
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         The Owners shall, on a timely basis, deposit sufficient dollar amounts in the appropriate bank accounts to cover their respective costs.

1.5 Appalachian and its Agent may obtain such materials, labor and other services as it considers necessary in connection with the performance of the functions to be performed by it hereunder from such sources or through such persons as it may designate.

                                   ARTICLE TWO

                      APPORTIONMENT OF CAPACITY AND ENERGY

2.1 Each Owner shall have the primary right to demand and use at any and all times the entire available kilowatt output capacity of the units it owns at the Sporn Plant and the electric energy associated with such capacity so demanded and used.

                                  ARTICLE THREE

                      ADDITIONS, REPLACEMENTS AND RENEWALS

3.1 Installation of additional facilities or replacement of existing facilities with other facilities may at any time or from time to time be made by either Owner on its side of the median line and the Owner making such installation or replacement shall pay the entire cost thereof and shall be vested with absolute title thereto; provided, however, that if the units of the Sporn Plant are being operated together as a single station at the time such installation or replacement is made, all features of such installation or replacement which may affect the satisfactory, economical and/or safe operation of the Sporn Plant as a whole and all items which involve capital expenditures which cannot be performed under previously obtained authorizations from the other Owner shall be submitted in writing to

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 5
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         the other Owner for approval by such Owner before such installation or replacement is made.

3.2 If any such installation or replacement requires structures or facilities to be installed upon the property of the other Owner, such other Owner shall grant any necessary easements for the structures or facilities which do not interfere with the use or development of its own units, and, if such structures or facilities are incorporated subsequently into an installation or replacement or its own, it shall purchase them at their book value.

3.3 The cost of new jointly-owned property and the costs incurred in installing any such new jointly-owned property shall be apportioned between the Owners based upon the ratio of each Owner's capacity in the units it owns at the Sporn Plant to the sum of the capacity of all of the units at the Sporn Plant. Additions to existing jointly-owned property and replacements of sections or components of existing jointly-owned property shall be apportioned based upon the Owners' historical ownership interests in such jointly-owned property.

                                  ARTICLE FOUR

                          WORKING CAPITAL REQUIREMENTS

4.1 Appalachian and Ohio shall periodically mutually determine the amount of funds required for use as working capital in meeting payrolls and other expenses incurred in the operation and maintenance of Sporn Plant and in buying materials and supplies (inclusive of fuel) for Sporn Plant.

4.2 Appalachian and Ohio shall from time to time provide their share of working capital requirements in respective amounts proportionate to the ratio of each Owner's capacity in

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 6
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         the units it owns at the Sporn Plant to the sum of the capacity of all of the units at the Sporn Plant.


                                  ARTICLE FIVE

                       APPORTIONMENT OF COST OF OPERATING
                         AND MAINTAINING THE SPORN PLANT

5.1 The costs incurred during or accrued for each calendar month in operating the Sporn Plant, as shown by the cost statements described in Article One, shall be assigned between the Owners. Appalachian and its Agent will, to the extent practicable, determine all Sporn Plant operating costs that are directly attributable to a specific unit for assignment to and payment by the Owner of that unit. The portion of the operating costs not directly attributable to a specific unit which are to be allocated to Ohio shall be equal to the sum of (i) two times the product of (a) 50% of total operating costs incurred and (b) the sum of
         (x) 150/1,050 and (y) 1/5, and (ii) the product of (a) 50% of total operating costs incurred and (b) the sum of (x) 450/1,050 and (y) 1/5. The remaining portion of such non-attributable operating costs shall be allocated to Appalachian.

5.2 The costs incurred during or accrued for each calendar month in maintaining the Sporn Plant, as shown by the cost statements described in Article One, shall be assigned between the Owners. Appalachian will, to the extent practicable, determine all Sporn Plant maintenance costs that are directly attributable to a specific unit for assignment to and payment by the Owner of that unit. The portion of the maintenance costs not directly attributable to a specific unit which are to be allocated to Ohio shall be equal to the sum of (i) two times the product of (a) 100% of total maintenance costs incurred and (b) 150/1,050, and (ii) the product of (a) 100% of total maintenance costs incurred and (b)

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 7
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         450/1,050. The remaining portion of such non-attributable maintenance costs shall be allocated to Appalachian.

5.3 The Agent, pursuant to direction from the Operating Committee, shall continue to procure and deliver fuel to each of the generating units at the Sporn Plant. Except for any unit for which Ohio has exercised the option described in Section 5.3.1, each Owner will pay for the minimum load and incremental hourly average Fuel Costs (based on average heat rates) of the units it owns at the Sporn Plant. This average will be based on the output of each individual generating unit. Fuel Costs will include the cost of the fuel itself, the cost of fuel transportation, and any carrying charges associated with fuel.

         5.3.1 Ohio shall have the option, on six (6) months' notice, to supply the fuel necessary to operate one or more of the units it owns at the Sporn Plant. This option must be noticed at the same time as to all generating units at the Sporn Plant owned by Ohio that are served from the same physical fuel inventory. The option, once noticed, may not be revoked without Appalachian's consent.

                  (a)      If it exercises the option described in this Section
                           5.3. 1, Ohio shall have the right to use delivery and storage facilities, including rights of access, owned by Appalachian or the Agent or under contract to Appalachian or the Agent for the delivery to or storage of such fuel at the Sporn Plant, for use in connection with the unit(s) for which it has exercised such option. Ohio shall pay a monthly charge reflecting the proportional cost of its use of fuel delivery and storage facilities in each month.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 8
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

                  (b) In the event that Ohio exercises the option described in this Section 5.3.1 the Operating Committee will identify, and determine the appropriate allocation to Ohio of rights and obligations under, the applicable fuel supply contract(s), and any associated transportation contract(s), for fuel for the unit(s) as to which the option is exercised. Appalachian and its Agent, as necessary, shall assign to Ohio, and Ohio shall accept assignment of, that portion of Appalachian's and its Agents' rights under such contracts which the Operating Committee has determined should be allocated to Ohio for fuel for the unit(s) as to which the option has been exercised. If Ohio exercises the option provided in this subsection, but for any reason the fuel supply that is Ohio's responsibility is not timely delivered to the subject generating unit(s), Ohio shall not have the right to commit or dispatch the units affected.

         5.3.2. In the event that Ohio exercises the option to supply fuel described in Section 5.3.1 with respect to any unit, the specifications for the fuel(s) supplied for that unit will be established and, when appropriate, modified, by the Operating Committee. Fuel will be subject to inspection and certification procedures as the Operating Committee may decide. Fuel inventories at each unit that is the subject of the option, or at the Sporn Plant, may be physically commingled, but separate accounts will be maintained to reflect the fuel credited to each Owner and used by each Owner at each unit. The Operating Committee will develop procedures to avoid imbalances between the amount of fuel each Owner delivers and the

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                   Original Sheet No. 9
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

                  amount of fuel each Owner uses, and shall take any steps necessary for the correction of any imbalance by settlement or payment as soon as feasible, but in no event shall imbalances be permitted to exist for more than six months without settlement or payment. The Fuel Costs of each Owner with respect to an individual unit will be equal to the sum of minimum load and hourly average Fuel Costs (based on average heat rates at the unit's level of capacity utilization) associated with the Energy that each schedules from that unit.

         5.3.3. In the event that Ohio exercises the option to supply fuel described in Section 5.3.1 with respect to any unit, Appalachian will assign to Ohio the fuel inventory, as of the date of the option takes effect, for the generating units affected by the exercise of the option.

                                   ARTICLE SIX

                               OPERATING COMMITTEE

6.0 By written notice to each other, each of the Owners, and the Agent shall name one representative ("Operating Representative") and one alternate to act for it in matters pertaining to operating arrangements under this Agreement. For purposes of Sections 7.0 through 7.3 of this Agreement, Parties shall include the Owners and the Agent. Any Party may change its Operating Representative or alternate at any time by written notice to the other Parties. The three Operating Representatives for the respective Parties, or their alternates, shall comprise the Operating Committee. All decisions, directives, or other actions by the Operating Committee must be by unanimous agreement of the Operating Representatives of the Owners. The Operating Representative of the Agent, or

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 10
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         of any third party that provides services in replacement of the Agent shall be free to express the views of the Agent or such third party on any matter, but shall not have a vote on the Operating Committee. If the Operating Representatives of Appalachian and Ohio are unable to agree on any matter, the matter will be resolved by dispute resolution.

6.1      The Operating Committee shall have the following responsibilities.

         a. Review and approval of an annual budget and annual operating plan, including determination of the emission allowances required to be acquired by the Owners.

         b. Establishment and review of procedures and systems for dispatch, notification of dispatch, and unit commitment under this Agreement.

         c. Establishment and monitoring of procedures for communication and coordination with respect to unit capacity availability, fuel-firing options, and scheduling of the generating capacity, including scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable cause of outages at any generating unit, as well as the return of any unit to availability following an unplanned outage.

         d. Decisions on capital expenditures for facilities at the Sporn Plant owned jointly by the Owners.

         e. Determinations as to changes in the unit capability of the units and decisions on unit retirement.

         f. Establishment and modification of billing procedures under this Agreement.

         g. Specification of fuels, oversight of fuel inspection and certification procedures, management of fuel inventories, and allocation of rights under fuel supply and transportation contracts in accordance with Section 5.3. 1 (b).

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 11
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         h. Establishment of, termination of, and approval of any change or amendment to, operating arrangements between Appalachian and the Agent or any replacement third party with respect to any of the generating units.

         i. Review and approval of plans and procedures designed to insure compliance with any environmental law, regulation, ordinance or permit, including procedures for allocating and using emission allowances or for any programs that permit averaging at more than one unit for compliance.

         j.       Other duties as assigned by agreement of the Owners.

6.2 The Operating Committee shall meet at least quarterly, and at such other times as any Party may reasonably request.

6.3 The Parties shall cooperate in providing to the Operating Committee the information it reasonably needs to carry out its duties, and to supplement or correct such information on a timely basis.

6.4 Appalachian and Ohio shall be individually responsible for any fees charged by FERC on the basis of the sales or transmission by each of capacity or energy at wholesale in interstate commerce.

6.5 Capital repairs and improvements for facilities at the Sporn Plant owned jointly by the Owners will be determined by the Operating Committee pursuant to the annual budgeting process set forth in Section
         6.6. Expenditures that the Operating Committee determines have been or will be incurred exclusively for one Owner shall be assigned exclusively to that Owner.

6.6 At least 90 days before the start of each Operating Year, Appalachian and its Agent shall submit to the Operating Committee a proposed annual budget with respect to the Sporn

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 12
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         Plant generating units, a proposed annual operating plan with respect to those generating units, and an estimate and schedule of costs to be incurred for major maintenance or replacement items with respect to those generating units during the next six-year period. The annual budget shall be presented on a month-by-month basis for each month during the next operating year, and shall include an operating budget, a capital budget, an estimate of the cost of any major repairs that Appalachian and its Agent anticipates will occur during such operating year with respect to the Sporn Plant generating units, and an itemized estimate of all projected non-fuel variable operating expenses relating to Appalachian's and its Agent's operation of those generating units during that operating year. The members of the Operating Committee will meet and work in good faith to agree upon the final annual budget and final annual operating plan. Once approved, the annual budget and annual operating plan shall remain in effect throughout the applicable operating year, subject to such changes, revisions, amendments, and updating as the Operating Committee may determine.


                                  ARTICLE SEVEN

                            GOVERNMENTAL AUTHORITIES

         This Agreement is subject to the regulatory powers of any State or Federal agency having jurisdiction. All amounts paid by Ohio to Appalachian must be based upon its costs determined in accordance with Rules 90 and 91 of the Rules and Regulations of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 13
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

8.1 This Agreement shall inure to the benefit of and be binding upon the signatories hereto and their respective successors and assigns, but this Agreement may not be assigned by any signatory without the written consent of the other, which consent shall not be unreasonably withheld.

8.2 The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Ohio, excluding conflict of laws principles that would require the application of the laws of a different jurisdiction.

8.3 This Agreement supercedes and replaces the Original Operating Agreement as of the date this Agreement becomes effective.

8.4 This Agreement supercedes any and all previous representations, understandings, negotiations, and Agreements, either written or oral, that may have existed between the signatories or their representatives with respect to operation of the Sporn Plant, and constitutes the entire agreement of the signatories with respect to the operation of the Sporn Plant.

                                  ARTICLE NINE

                         EFFECTIVE DATE AND TERMINATION

         This Agreement is effective January 1, 2002 or such other date as authorized by the FERC. This Agreement may be terminated (a) upon not less than one year's written notice by either Owner or (b) without notice if performance hereunder conflicts with any rule, regulation or order of the Securities and Exchange Commission or any state commission or other state body with jurisdiction.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 14
Rate Schedule FERC No. 351

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                                   ARTICLE TEN

                               DISPUTE RESOLUTION

10.1 If either Owner believes that a dispute has arisen as to the meaning or application of this Agreement, it shall present that matter to the Operating Committee in writing, and shall provide a copy of that writing to the other Owner.

10.2 If the Operating Committee is unable to reach agreement on any dispute within thirty (30) days after the dispute is presented to it, the matter shall be referred to the chief operating officers of the Owners for resolution in the manner that such individuals shall agree is appropriate; provided, however, that either Owner may invoke the arbitration provisions set forth in Section 10.3 at any time after the end of the thirty (30)-day period provided for the Operating Committee to reach agreement if the Operating Committee has not reached agreement.

10.3 If the Owners are unable to resolve a dispute through the Operating Committee within thirty (30) days after the dispute is presented to the Operating Committee pursuant to Section 10. 1, or through reference of the matter to the chief operating officers of the Owners pursuant to
         Section 10.2, either Owner may commence arbitration proceedings by providing written notice to the other Owner, detailing the nature of the dispute, designating the issue(s) to be arbitrated, identifying the provisions of this Agreement under which the dispute arose, and setting forth such Owner's proposed resolution of such dispute.

         10.3.1 Within ten (10) days of the date of the notice of arbitration, a representative of each Owner shall meet for the purpose of selecting an arbitrator. If the Owner's

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 15
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

                  representatives are unable to agree on an arbitrator within fifteen (15) days of the date of the notice of arbitration, then an arbitrator shall be selected in accordance with the procedures of the American Arbitration Association ("AAA"). Whether the arbitrator is selected by the Owner's representatives or in accordance with the procedures of the AAA, the arbitrator shall have the qualifications and experience in the occupation, profession, or discipline relevant to the subject matter of the dispute.

         10.3.2 Any arbitration proceeding shall be subject to the Federal Arbitration Act, 9 U.S.C. SS. SS. 1 ET SEQ. (1994), as it may be amended, or any successor enactment thereto, and shall be conducted in accordance with the commercial arbitration rules of the AAA in effect on the date of the notice to the extent not inconsistent with the provisions of this Article Ten.

         10.3.3 The arbitrator shall be bound by the provisions of this Agreement where applicable, and shall have no authority to modify any terms and conditions of this Agreement in any manner. The arbitrator shall render a decision resolving the dispute in an equitable manner, and may determine that monetary damages are due to an Owner or may issue a directive that an Owner take certain actions or refrain from taking certain actions, but shall not be authorized to order any other form of relief, provided, however, that nothing in this Article shall preclude the arbitrator from rendering a decision that adopts the resolution of the dispute proposed by an Owner. Unless otherwise agreed to by the Owners, the arbitrator shall render a decision within one hundred twenty
                  (120) days of appointment, and shall notify the Owners in writing of such decision and the reasons

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 16
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

                  supporting such decision. The decision of the arbitrator shall be final and binding upon the Owners, and any award may be enforced in any court of competent jurisdiction.

         10.3.4 The fees and expenses of the arbitrator shall be shared equally by the Owners, unless the arbitrator specifies a different allocation. All other expenses and costs of the arbitration proceeding shall be the responsibility of the Owner incurring such expenses and costs.

         10.3.5 Unless otherwise agreed by the Owners, any arbitration proceedings shall be conducted in Columbus, Ohio.

         10.3.6 Except as provided in this Article, the existence, contents, or results of any arbitration proceeding under this Article may not be disclosed without the prior written consent of the Owners, provided, however, that either Owner may make disclosures as may be required to fulfill regulatory obligations to any agencies having jurisdiction, and may inform its lenders, affiliates, auditors, and insurers, as necessary, under pledge of confidentiality, and may consult with expert consultants as required in connection with an arbitration proceeding under pledge of confidentiality.

         10.3.7 Nothing in this Agreement shall be construed to preclude either Owner from filing a petition or complaint with FERC with respect to any claim over which FERC has jurisdiction. In such case, the other Owner may request that FERC reject the petition or complaint or otherwise decline to exercise its jurisdiction. If FERC declines to act with respect to all or part of a claim, the portion of the claim not so accepted by FERC may be resolved through arbitration, as provided

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 17
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

                  in this Article. To the extent that FERC asserts or accepts jurisdiction over all or part of a claim, the decisions, findings of fact, or orders of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction by FERC shall be stayed, pending the outcome of the FERC proceedings. The arbitrator shall have no authority to modify, and shall be conclusively bound by, any decisions, findings of fact, or orders of FERC; provided, however, that to the extent that any decisions, findings of fact, or orders of FERC do not provide a final or complete remedy to an Owner seeking relief, such Owner may proceed to arbitration under this Article to secure such a remedy, subject to any FERC decisions, findings, or orders.

10.4 The procedures set forth in this Article Ten shall be the exclusive means for resolving disputes arising under this Agreement and shall survive this Agreement to the extent necessary to resolve any disputes pertaining to this Agreement. Except as provided in Sections 10.3 and 10.3.7, neither Owner shall have the right to bring any dispute for resolution by a court, agency, or other entity having jurisdiction over this Agreement, unless both Owners agree in writing to such procedure.

10.5 To the extent that a dispute involves the actions, inactions or responsibilities of the Agent under this Agreement, the provisions of this Article Ten shall be applicable to such dispute. For such purposes, the Agent shall be treated as an Owner in applying the provisions of this Article Ten.

--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

Appalachian Power Company                                  Original Sheet No. 18
Rate Schedule FERC No. 351

--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized, and their corporate seals to be hereunto affixed on the day and year first above written.

                                    APPALACHIAN POWER COMPANY

                                    BY ________________________________________

                                    OHIO POWER COMPANY

                                    BY ________________________________________

                                    AMERICAN ELECTRIC POWER SERVICE CORPORATION

                                    BY ________________________________________





--------------------------------------------------------------------------------

Issued by: J. Craig Baker                        Effective Date: January 1, 2002
Senior Vice President, Regulation & Public Policy
Issued on July 24, 2001

                                  ATTACHMENT 9

                            Amos Operating Agreement

Appalachian Power Company                                   Original Sheet No. 1
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                               OPERATING AGREEMENT
                                       For
                               JOHN E. AMOS PLANT
                                   Unit No. 3







                            APPALACHIAN POWER COMPANY
                               OHIO POWER COMPANY
                                       and
              AMERICAN ELECTRIC POWER SERVICE CORPORATION, AS AGENT




                                DATED:__________


--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 2
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         THIS OPERATING AGREEMENT ("Agreement") dated between Appalachian Power Company ("Appalachian"), a Virginia corporation qualified as a foreign corporation in West Virginia; Ohio Power Company ("Ohio") (such two parties hereinafter sometimes referred to as the "Owners"); and American Electric Power Service Corporation ("Agent"), a New York corporation qualified as a foreign corporation in West Virginia.

         WITNESSETH THAT:

         WHEREAS, Appalachian owns two 800,000 kilowatt generating units ("Amos Units No. 1 and 2") at the John E. Amos Plant ("Amos Plant") located along the Kanawha River near Scary, West Virginia, Amos Units No. 1 and 2 having been placed into commercial operation by Appalachian on September 1, 1971 and June 6, 1972, respectively; and

         WHEREAS, the 1,300,000 kilowatt generating unit at the Amos Plant ("Amos Unit No. 3") is operated in conjunction with Amos Units No. 1 and 2, and is jointly owned by Appalachian and Ohio.

         WHEREAS, Appalachian and Ohio own and will utilize, as tenants in common, various facilities associated with Amos Plant which are useful and/or necessary for operation of Amos Units No. 1, 2 and 3 and which cannot be properly associated specifically with any individual unit, the investment associated with such general facilities having been allocated to Amos Unit No. 3 in the ratio of 13/29 (references hereinafter to the General Facilities shall mean the general facilities associated with Amos Unit No. 3); and

         WHEREAS, the Owners desire that Appalachian shall operate and maintain Amos Unit No. 3 and the General Facilities in accordance with the provisions set forth herein; and

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 3
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         WHEREAS, the Owners are subsidiaries of American Electric Power Company, Inc., the parent company of an integrated public utility holding company system, and use the services of the Agent, (an affiliated company engaged solely in the business of furnishing essential services to the Owners and to other affiliated companies), as outlined in the Restated and Amended Interconnection Agreement, dated as of even or approximately even date herewith, by and between Appalachian, Kentucky Power Company, Indiana Michigan Power Company and the Agent;

         NOW THEREFORE, in consideration of the premises and for the purposes hereinabove recited, and in consideration of the mutual covenants hereinafter contained, the signatories agree as follows:


                                   ARTICLE ONE

                     FUNCTIONS OF APPALACHIAN AND ITS AGENT

1.1 Appalachian and its Agent shall act in all matters associated with the operation and maintenance of Amos Unit No. 3 and the General Facilities as provided in this Agreement, with no profit to Appalachian.

1.2 Appalachian and its Agent shall operate and maintain Amos Unit No. 3 and the General Facilities in accordance with good utility practice consistent with procedures employed by Appalachian and Ohio at their other generating stations, and in conformity with the terms and conditions of this Agreement.

1.3 Appalachian and its Agent shall keep all necessary books of record, books of account and memoranda of all transactions involving Amos Unit No. 3 and the General Facilities, and shall make computations and allocations on behalf of the

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 4
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         Owners, as required under this Agreement. The books of record, books of account and memoranda shall be kept by Appalachian and its Agent in such manner as to conform, where so required, to the Uniform System of Accounts as prescribed by the Federal Energy Regulatory Commission ("FERC") for Public Utilities and Licensees ("Uniform System of Accounts"), and to the rules and regulations of other regulatory bodies having jurisdiction as they may from time to time be in effect.

1.4 The Owners shall establish such joint bank accounts as may from time to time be required or appropriate.

1.5 As soon as practicable after the end of the month, Appalachian and its Agent shall furnish to Ohio a statement setting forth the dollar amounts associated with the operation and maintenance of Amos No. 3 and the General Facilities as allocated hereunder to Appalachian and Ohio for such month. The Owners shall, on a timely basis, deposit sufficient dollar amounts in the appropriate bank accounts to cover their respective allocations of such costs.

1.6 Appalachian and its Agent shall obtain such materials, labor and other services as it considers necessary in connection with the performance of the functions to be performed by it hereunder from such sources or through such persons as it may designate.


                                   ARTICLE TWO

                      APPORTIONMENT OF CAPACITY AND ENERGY

2.1 The Total Net Capability of Amos Unit No. 3 at the Amos Unit No. 3 low-voltage busses, after taking into account auxiliary load demand, is 1,300,000 kilowatts. The

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 5
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         Owners may from time to time modify the Total Net Capability of Amos Unit No. 3 as they may mutually agree.

2.2 The Total Net Generation of Amos Unit No.3 during a given period, as determined by the requirements of Appalachian and Ohio, shall mean the electrical output of the Amos Unit No. 3 generator during such period, measured in kilowatt hours by suitable instruments, reduced by the energy used by auxiliaries for the unit during such period.

2.3 In any hour, Appalachian and Ohio shall share the minimum load responsibility of Amos Unit No. 3 in respective amounts proportionate to their ownership interests in Amos Unit No. 3 at such time. Each Owner shall independently dispatch its share of the generating capacity between minimum and full load.

2.4 In any hour during which Amos Unit No. 3 is out of service, the energy used by Amos Unit No. 3 auxiliaries during such hour shall be provided by Appalachian and Ohio in respective amounts proportionate to their ownership interests in Amos Unit No. 3 at such time.

2.5 Appalachian shall at all times accept Ohio's share of Amos Unit No. 3 Total Net Generation into its transmission system at the low-voltage busses of Amos Unit No. 3, and shall deliver Ohio's share of energy used by Amos Unit No. 3 auxiliaries when the unit is out of service, as part of the energy interchange between and Appalachian and Ohio.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 6
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                                  ARTICLE THREE

                    REPLACEMENTS, ADDITIONS, AND RETIREMENTS

3.1 Appalachian and its Agent shall from time to time after the initial construction of Amos Unit No. 3, make or cause to be made any necessary additions to, replacements of, and retirements of capitalizable facilities associated with Amos Unit No. 3 and the General Facilities as may be mutually agreed upon by the Owners.

3.2 The dollar amounts associated with any additions to, replacements of, or retirements of capitalizable facilities associated with Amos Unit No. 3 and the General Facilities shall be allocated to Appalachian and Ohio in respective amounts proportionate to their ownership interests in Amos Unit No. 3 at the time such additions, replacements, or retirements are made.


                                  ARTICLE FOUR

                          WORKING CAPITAL REQUIREMENTS

4.1 Appalachian and Ohio shall periodically mutually determine the amount of funds required for use as working capital in meeting payrolls and other expenses incurred in the operation and maintenance of Amos Unit No. 3 and the General Facilities, and in buying materials and supplies (exclusive of fuel) for Amos Unit No. 3 and the General Facilities.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 7
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

4.2 Appalachian and Ohio shall from time to time provide their share of working capital requirements in respective amounts proportionate to their ownership interests at such time in Amos Unit No. 3.


                                  ARTICLE FIVE

                               INVESTMENT IN FUEL

5.1 Appalachian and its Agent shall establish and maintain reserves of coal in stock pile for Amos Plant of such quality and in such quantities as Appalachian and its Agent shall determine to be required to provide adequate fuel reserves against interruptions of normal fuel supply.

5.2 Appalachian in agreement with Ohio may establish and maintain separate coal stock piles for Amos Units 1 and 2 and/or for Amos Unit No. 3 in addition to or instead of a common coal stock pile for all Amos Plant units.

5.3 The Amos Unit No. 3 coal stock pile shall consist of the sum of the tons of coal in any separate coal stock pile established for Amos Unit No. 3 and the tons of coal associated with Amos Unit No 3 in any common coal stock pile established for all Amos Plant units.

5.4 Except as otherwise provided in Section 6.2, the Owners shall make such monthly investments in the common coal stock pile associated with Amos Unit No. 3 as are necessary to maintain the number of tons in such coal stock pile, after taking into account the coal consumption from the common coal stock pile by Amos Unit No. 3 during such month, at a level equal to the product of (a) the total number of tons of coal in the common coal stock pile at the Amos Plant at the end of such month and

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 8
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         (b) the ratio of (i) the sum of the number of tons of coal consumed by Amos Unit No. 3 from the common coal stockpile during such month and projected by Appalachian and its Agent to be consumed by Amos Unit No. 3 from the common coal stock pile during the eleven calendar months subsequent to such month, and (ii) the total number of tons of coal projected by Appalachian to be consumed at the Amos Plant from the common coal stock pile during such twelve-month period.

5.5 Except as otherwise provided in Section 6.2, at any time, Appalachians's and Ohio's respective shares of the investment in the common coal stock pile associated with Amos Unit No. 3, as determined by the provisions of Section 5.4, and in any separate coal stock pile for Amos Unit No. 3 shall be proportionate to their ownership interests at such time in Amos Unit No. 3.

5.6 The Owners recognize that under certain circumstances it may be more equitable to establish the number of tons of coal associated with Amos Unit No. 3 in the common coal stock pile on the basis of actual coal consumption during the preceding twelve month period rather than on the basis of forecasts, and agree that upon mutual consent of the Owners through its Operating Committee, such alternative method may from time to time be employed.

5.7 Fuel oil reserves and fuel oil charged to operation for Amos Unit No. 3 shall be owned and accounted for between the Owners in the same manner as coal.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                   Original Sheet No. 9
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                                   ARTICLE SIX

                         APPORTIONMENT OF STATION COSTS

6.1 Except as otherwise provided in Section 6.2, the allocation to the Owners of fuel expense associated with Amos Unit No. 3 shall be determined by Appalachian and its Agent as follows:

         (a) In any calendar month, the unit cost of coal received for the Amos Plant common coal stock pile associated with Amos Unit No. 3 shall be determined by Appalachian and its Agent by dividing (i) the sum of the total delivered cost of coal received for the Amos Plant common coal stock pile during such month and the associated total coal storage costs, coal unloading costs and fuel handling costs incurred during such month, by (ii) the total number of tons of coal delivered to the Amos Plant common coal stock pile during such month.

         (b) In any calendar month, the total cost of coal received for the Amos Plant common coal stock pile to be charged to the Amos Unit No. 3 fuel in stock shall be determined by Appalachian and its Agent by multiplying (i) the unit cost of coal received for such common coal stock pile associated with Amos Unit No. 3 for such month as determined by the provisions of
                  Section 6.1 (a) by (ii) the number of tons of coal received for such common stock pile associated with Amos Unit No. 3 during such month as determined by the provisions of Section 5.4.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 10
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         (c) In any calendar month, the total cost of coal received for any separate coal stock pile for Amos Unit No. 3 shall be determined by Appalachian and its Agent by multiplying (i) the unit cost of delivered coal received for such separate coal stock pile, including coal storage costs, coal unloading costs, and fuel handling costs incurred, during such month by
                  (ii) the number of tons of coal received for such separate coal stock pile during such month.

         (d) The number of tons of coal consumed by Amos Unit No. 3 in each calendar month from the Amos Plant common coal stock pile and from any separate coal stock pile for Amos Unit No. 3 shall be determined by Appalachian and its Agent and shall be converted into a dollar amount by adding (i) the product of (a) the average cost per ton of coal associated with Amos Unit No. 3 in the Amos Plant coal stock pile at the close of such month, and (b) the number of tons of coal consumed by Amos Unit No. 3 from the Amos Plant common coal stock pile during such month, to (ii) the product of (c) the average cost per ton of coal in any separate coal stock pile for Amos Unit No. 3 at the close of such month, and (d) the number of tons of coal consumed by Amos Unit No. 3 from such separate coal stock pile during such month. Such dollar amount shall be credited to the Amos Unit No. 3 fuel in stock pile and charged to Amos Unit 3 fuel consumed.

         (e) In each calendar month, Appalachian's and Ohio's respective shares of Amos Unit No. 3 fuel consumed expense as determined hereinabove shall be proportionate to each Owner's dispatch of Amos Unit No. 3 in such month.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 11
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         (f) Fuel oil reserves will be owned and accounted for in the same manner as coal stock pile, and fuel oil consumed will be charged to Amos Unit No. 3 and allocated to the Owners in the same manner as coal consumed.

         (g) Appalachian and its Agent shall allocate any Amos Plant common coal stock pile fuel inventory adjustments to Amos Unit No. 3 in the ratio of the total number of tons of coal consumed by Amos Unit No. 3 from such common coal stock pile during the twelve-month period preceding the annual coal storage survey to the total number of tons of coal consumed at Amos Plant from such common coal stock pile during such twelve-month period.

6.2 Ohio shall have the option, on six (6) months' notice, to supply the fuel necessary to operate its Assigned Capacity in Amos Unit No. 3. For purposes of this Agreement, Ohio's Assigned Capacity in Amos Unit No. 3 shall be equal to two-thirds of the Total Net Capability of such unit, and Appalachian's Assigned Capacity shall be equal to one-third of the Total Net Capability of such unit. The option, once noticed, may not be revoked without Appalachian's consent.

         6.2.1 If it exercises the option described in Section 6.2, Ohio shall have the right to use delivery and storage facilities, including rights of access, owned by Appalachian or its Agent or under contract to Appalachian or its Agent for the delivery to or storage of such fuel at the Amos Plant, for use in connection with Amos Unit No. 3. Ohio shall pay a monthly charge reflecting the proportional cost of its use of fuel delivery and storage facilities in each month.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 12
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         6.2.2    In the event that Ohio exercises the option described in
                  Section 6.2, the Operating Committee will identify and determine the appropriate allocation to Ohio of rights and obligations under the applicable fuel supply contract(s), and any associated transportation contract(s), for fuel for Ohio's Assigned Capacity in Amos Unit No. 3. Appalachian or its Agent, as necessary, shall assign to Ohio, and Ohio shall accept, assignment of that portion of Appalachian's and its Agent's rights and obligations under such contracts which the Operating Committee has determined should be allocated to Ohio for fuel for Ohio's Assigned Capacity in Amos Unit No. 3. If Ohio exercises the option provided in this subsection, but for any reason the fuel supply that is Ohio's responsibility is not timely delivered to Amos Unit No. 3, Ohio shall not have the right to commit or dispatch Amos Unit No. 3.

         6.2.3. In the event that Ohio exercises the option to supply fuel described in Section 6.2 with respect to its Assigned Capacity in Amos Unit No. 3, the specifications for the fuel(s) supplied for that unit will be established and, when appropriate, modified, by the Operating Committee. Fuel will be subject to inspection and certification procedures as the Operating Committee may decide. Fuel inventories at Amos Unit No. 3, or at the Amos Plant, may be physically commingled, but separate accounts will be maintained to reflect the fuel credited to each Owner and used by each Owner at each unit. The Operating Committee will develop procedures to avoid imbalances between the amount of fuel each Owner delivers and the amount of fuel each Owner uses, and shall take any steps necessary for the

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 13
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                  correction of any imbalance by settlement or payment as soon as feasible, but in no event shall imbalances be permitted to exist for more than six months without settlement or payment. The Fuel Costs of each Owner with respect to Amos Unit No. 3 will be equal to the sum of minimum load and hourly average Fuel Costs (based on average heat rates at the unit's level of capacity utilization) associated with the energy that each schedules from that unit.

         6.2.4 In the event that Ohio exercises the option to supply fuel described in Section 6.2 with respect to its Assigned Capacity in Amos Unit No. 3, Appalachian will assign to Ohio a fraction of the fuel inventory as of the date of the option takes effect for Amos Unit No. 3. The fraction shall be determined by multiplying Ohio's Assigned Capacity Percentage by the total fuel inventory of Amos Unit No. 3 on the date of assignment. For purposes of this Agreement, Ohio's Assigned Capacity Percentage shall be two-thirds (66.7%).

6.3 For each calendar month, Appalachian and its Agent will, to the extent practicable, determine all Amos Plant operations expenses and associated overheads, as accounted for under the FERC Uniform System of Accounts, that are directly attributable to Amos Unit No. 3 for such month. In each calendar month, the portion allocable to Amos Unit No. 3 of all Amos Plant monthly operations costs and associated overheads not directly attributable to Amos Unit No. 1, No. 2 or No. 3 shall be equal to the product of (a) 50% of the total Amos Plant operations costs and associated overheads not directly attributable to Amos Units No. 1, No. 2 or No. 3 in such calendar month, and (b) the sum of (i) the ratio of the Total Net Capability of

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 14
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         Amos Unit No. 3 for such month to the sum of the Total Net Capabilities for such month of all generating units located at Amos Plant, and (ii) the quotient of one, divided by the total number of generating units located at Amos Plants. For purposes of this Section 6.2 and Section 6.3, the Total Net Capability of each of Amos Units No. 1 and No. 2 shall be 800,000 kilowatts, subject to being modified by Appalachian by written notice to Ohio, and the Total Net Capability of Amos Unit No. 3 shall be determined in accordance with Section 2.1.

6.4 For each calendar month, Appalachian and its Agent will, to the extent practicable, determine all Amos Plant maintenance expenses and associated overheads, as accounted for under the FERC Uniform System of Accounts, that are directly attributable to Amos Unit No. 3 for such month. The portion allocable to Amos Unit No. 3 of all Amos Plant monthly maintenance expenses and associated overheads not directly attributable to Amos Units No. 1, 2, or 3 shall be equal to the product of (a) the total of such Amos Plant expenses in each calendar month, and (b) the ratio of (i) the Total Net Capability of Amos Unit No. 3 for such month, to (ii) the sum of the Total Net Capabilities for such month of all the generating units located at Amos Plant.

6.5 In each calendar month, Appalachian's and Ohio's respective shares of operations and maintenance expenses associated with Amos Unit No. 3, as determined in accordance with Sections 6.2 and 6.3, shall be proportionate to their respective ownership interests in Amos Unit No. 3 in such month.

6.6 Each Owner shall bear the cost of all taxes attributable to its respective ownership interest in Amos Unit No. 3 and the General Facilities.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 15
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                                  ARTICLE SEVEN

                               OPERATING COMMITTEE

7.0 By written notice to each other, the Owners and the Agent, each shall name one representative ("Operating Representative") and one alternate to act for it in matters pertaining to operating arrangements under this Agreement. For purposes of Sections 7.0 through 7.3 of this Agreement, the term "Parties" shall include the Owners, and also shall include the Agent or alternate at any time by written notice by the Agent to the Owners. The Operating Representatives for the respective Parties, or their alternates, shall comprise the Operating Committee. All decisions, directives, or other actions by the Operating Committee must be by unanimous agreement of the Operating Representatives of Appalachian and Ohio. The Operating Representative of the Agent, or of any third party that provides services in replacement of the Agent, shall be free to express the views of the Agent or such third party on any matter, but shall not have a vote on the Operating Committee. If the Operating Representatives of Appalachian and Ohio are unable to agree on any matter, the matter will be resolved through the dispute resolution procedures set forth in Article Ten.

7.1      The Operating Committee shall have the following responsibilities:

         a) Review and approval of an annual budget and annual operating plan, including determination of the emission allowances required to be acquired by Appalachian and Ohio.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 16
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         b) Establishment and review of procedures and systems for dispatch, notification of dispatch, and unit commitment for Amos Unit No. 3 under this Agreement, including any commitment of Called Capacity pursuant to Section 7.5.2.

         c) Establishment and monitoring of procedures for communication and coordination with respect to Amos Unit No. 3 capacity availability, fuel-firing options, and scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable cause of outages at Amos Unit No. 3, as well as the return Amos Unit No. 3 to availability following an unplanned outage.

         d) Decisions on capital expenditures, including unit upgrades and repowering of Amos Unit No. 3.

         e) Determinations as to changes in the unit capability of Amos Unit No. 3 and decisions on unit retirement.

         f) Establishment and modification of billing procedures under this Agreement.

         g) Specification of fuels, oversight of fuel inspection and certification procedures, management of fuel inventories for Amos Unit No. 3, and allocation of rights under fuel supply and transportation contracts in accordance with Section 6.2.2.

         h) Establishment of, termination of, and approval of any change or amendment to, operating arrangements between Appalachian and the Agent or any replacement third party with respect to Amos Unit No.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 17
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                  3; provided, however, that the Agent or any replacement third party shall participate in discussions pursuant to this subsections 7.1.h only if and to the extent requested to do so by both Appalachian and Ohio.

         i) Review and approval of plans and procedures designed to insure compliance at Amos Unit No. 3 with any environmental law, regulation, ordinance or permit, including procedures for allocating and using emission allowances or for any programs that permit averaging at more than one unit for compliance.

         j)       Other duties as assigned by agreement of Appalachian and Ohio.

7.2 The Operating Committee shall meet at least quarterly, and at such other times as any Party may reasonably request.

7.3 The Parties shall cooperate in providing to the Operating Committee the information it reasonably needs to carry out its duties, and to supplement or correct such information on a timely basis.

7.4 Appalachian and Ohio will each make an initial unit commitment for Amos Unit No. 3 one business day ahead of real-time dispatch.

7.5 For purposes of this Section 7.5 and subsections of this Section, the terms "Party" or "Parties" refers only to Appalachian and Ohio, or both of them, as the case may be.

         7.5.1 If Amos Unit No. 3 is designated to be committed by both Parties, such unit will be brought on line or kept on line. If neither Party designates Amos Unit No. 3 to be committed, such unit will remain off line or to be taken offline.

         7.5.2 When Amos Unit No. 3 is designated to be committed by one Party, but designated not to be committed by the other Party, the unit will be brought on

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 18
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                  line or kept on line if the Party designating the unit for commitment undertakes to pay any applicable start-up costs for the unit, as well as any applicable minimum running costs for the unit thereafter, in which event the unit shall be brought on line or kept on line, as the case may be. The Party so designating the unit shall have the right to schedule and dispatch up to all of the Available Capacity of the unit. The Party exercising this right shall be referred to as the "Calling Party," and the capacity called by that Party in excess of its Assigned Capacity Percentage of the Available Capacity of that unit shall be referred to as its "Called Capacity." The other Party shall be referred to as the "Non-Calling" Party. The Calling Party shall provide reasonable notice to the Non-Calling Party of its call, including any start-up or shut-down time for Amos Unit No. 3. For purposes of this Agreement, Ohio's Assigned Capacity Percentage shall be as defined in Section 6.2, and Appalachian's Assigned Capacity Percentage shall be one-third (33.33%). Available Capacity means that portion of an Owner's Assigned Capacity in Amos Unit No. 3 that is currently capable of being dispatched.

         7.5.3 The Non-Calling Party can reclaim any Called Capacity attributable to its Assigned Capacity share from Amos Unit No. 3 by giving the Calling Party notice equal to the normal start-up time for the unit. At the end of the notice period, the Non-Calling Party shall have the right to schedule and dispatch the recalled capacity. At that point, the Non-Calling Party shall resume its responsibility for its share of any applicable start-up costs for unit, and prospectively shall bear its responsibility for the costs associated with its

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 19
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                  Assigned Capacity from the unit. For purposes of this Section 7.5.3, an Owner's Assigned Capacity in Amos Unit No. 3 will be equal to the product of (a) the Owner's Assigned Capacity Percentage multiplied by (b) the Available Capacity of Amos Unit No. 3, as each of these terms is defined in Section 7.5.2.

         7.5.4 If any capacity remains available but is not dispatched from a Party's Available Capacity with respect to the Amos Unit No. 3 committed as a result of the initial unit commitment, the other Party may only schedule and dispatch such capacity pursuant to agreement with the non-dispatching Party.

7.6 Appalachian and Ohio shall be individually responsible for any fees charged by FERC on the basis of the sales or transmission by each of capacity or energy at wholesale in interstate commerce.

7.7 EMISSION ALLOWANCE. To the extent such assignment has not previously occurred, on or before the effective date of this Agreement, Appalachian and its Agent will assign to Ohio a fraction of each vintage year of Emission Allowances, issues by the U.S. Environmental Protection Agency ("USEPA") pursuant to Title IV of the Clean Air Act Amendments of 1990 and any regulations thereunder ("Title IV Emission Allowances"), that it has received from the Administrator of USEPA with respect to Amos Unit No. 3 in the past and has not expended as of the date of assignment. In addition, Appalachian will assign to Ohio a fraction of such Title IV Emission Allowances which were purchased by Appalachian or its Agent and held in any account for use at Amos Unit No. 3. In each case, the fraction of such Title IV Emission Allowances to be assigned by Appalachian to Ohio will be determined by

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 20
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         multiplying Ohio's Assigned Capacity Percentage, as specified in
         Section 6.2.4, by the total of such Title IV Emission Allowances that Appalachian or its Agent has received or purchased for Amos Unit No. 3 and has not expended as of the date of assignment. Thereafter, Title
         IV Emission Allowances received by Appalachian with respect to Amos Unit No. 3 will be shared by the Appalachian and Ohio in accordance with the Assigned Capacity Percentage of each of them. For this purpose, Appalachian's Assigned Capacity Percentage shall be one-third (33.33%). To the extent that additional Title IV Emission Allowances are required for operation of Amos Unit No. 3, Appalachian and Ohio will each be responsible for acquiring sufficient Title IV Emission Allowances to satisfy the Title IV Emission Allowances required because of its dispatch of energy from that unit. The Agent will also determine the number and allocation of Title IV Emission Allowances to be supplied to any third-party unit operator under applicable designated representative agreements. On or before January 10 of each year, the Agent shall determine and notify Appalachian and Ohio of the number of additional Title IV Emission Allowances consumed by each of them through December 31 of the previous year, and Appalachian and Ohio shall each transfer into the Amos Unit No. 3 U.S. EPA Allowance Transfer System account that number of Title IV Emission Allowances with a small compliance margin by January 31 of that year. In the event that Appalachian or Ohio fails to surrender the required number of Title IV Emission Allowances by January 31, the Agent shall purchase the required number of Title IV Emission Allowances, and Appalachian or Ohio, as the case may be, shall reimburse the Agent for such purchases, with interest at the Federal Funds Rate (as published

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 21
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         by the Board of Governors of the Federal Reserve System as from time to time in effect) running from the date of purchases to the date of payment. The Operating Committee will develop procedures to be implemented after the end of each calendar year to account for the Title IV Emission Allowances required by the use of Amos Unit No. 3 by Appalachian and Ohio and to correct any imbalance between Title IV Emission Allowances supplied and Title IV Emission Allowances used through the end of the preceding year by settlement or payment.

7.8 Capital repairs and improvements to Amos Unit No. 3 will be determined by the Operating Committee pursuant to the annual budgeting process set forth in Section 7.9. Expenditures that the Operating Committee determines have been or will be incurred exclusively for one Owner shall be assigned exclusively to that Owner.

7.9 At least 90 days before the start of each operating year, Appalachian and its Agent shall submit to the Operating Committee a proposed annual budget with respect to Amos Unit No. 3, a proposed annual operating plan with respect to that unit, and an estimate and schedule of costs to be incurred for major maintenance or replacement items with respect to that unit during the next six-year period. The annual budget shall be presented on a month-by-month basis for each month during the next operating year, and shall include an operating budget, a capital budget, an estimate of the cost of any major repairs that Appalachian and its Agent anticipates will occur during such operating year with respect to Amos Unit No. 3, and an itemized estimate of all projected non-fuel variable operating expenses relating to Appalachian's and its Agent's operation of that generating unit during that operating year. The members of the Operating Committee will meet and work in good faith to

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 22
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         agree upon the final annual budget and final annual operating plan. Once approved, the annual budget and annual operating plan shall remain in effect throughout the applicable operating year, subject to such changes, revisions, amendments, and updating as the Operating Committee may determine.


                                  ARTICLE EIGHT

                             EFFECTIVE DATE AND TERM

8.1 The effective date of this Agreement shall be January 1, 2002, or such other date as authorized by the Federal Energy Regulatory Commission.

8.2 The Agreement shall remain in force until such time as Ohio or Appalachian has entirely divested itself of any ownership interest in Amos Unit No. 3 and the General Facilities, other than assignment or other transfer of such ownership interests to another AEP affiliate.


                                  ARTICLE NINE

                                     GENERAL

9.1 This Agreement shall inure to the benefit and be binding upon the signatories hereto and their respective successors and assigns, but this Agreement may not be assigned by any signatory without the written consent of the others, which consent shall not unreasonably withheld.

9.2 This Agreement is subject to the regulatory authority of any State or Federal agency having jurisdiction.

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 23
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

9.3 The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Ohio, excluding conflict of laws principles that would require the application of the laws of a different jurisdiction.

9.4 This Agreement supercedes any and all previous representations, understandings, negotiations, and Agreements, either written or oral, that may have existed between the signatories or their representatives with respect to operation of the Plant, and constitutes the entire agreement of the signatories with respect to the operation of the Plant.

                                  ARTICLE TEN

                               DISPUTE RESOLUTION

10.1 If either Owner believes that a dispute has arisen as to the meaning or application of this Agreement, it shall present that matter to the Operating Committee in writing, and shall provide a copy of that writing to the other Owner.

10.2 If the Operating Committee is unable to reach agreement on any dispute within thirty (30) days after the dispute is presented to it, the matter shall be referred to the chief operating officers of the Owners for resolution in the manner that such individuals shall agree is appropriate; provided, however, that either Owner involved in a dispute may invoke the arbitration provisions set forth in Section 10.3 at any time after the end of the thirty (30)-day period provided for the Operating Committee to reach agreement if the Operating Committee has not reached agreement.

10.3 If the Owners are unable to resolve a dispute through the Operating Committee within thirty (30) days after the dispute is presented to the Operating Committee pursuant to Section 10.1, or through reference of the matter to the chief operating

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 24
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         officers of the Owners pursuant to Section 10.2, either Owner may commence arbitration proceedings by providing written notice to the other Owner, detailing the nature of the dispute, designating the issue(s) to be arbitrated, identifying the provisions of this Agreement under which the dispute arose, and setting forth such Owner's proposed resolution of such dispute.

         10.3.1 Within ten (10) days of the date of the notice of arbitration, a representative of each Owner shall meet for the purpose of selecting an arbitrator. If the Owner's representatives are unable to agree on an arbitrator within fifteen (15) days of the date of the notice of arbitration, then an arbitrator shall be selected in accordance with the procedures of the American Arbitration Association ("AAA"). Whether the arbitrator is selected by the Owner's representatives or in accordance with the procedures of the AAA, the arbitrator shall have the qualifications and experience in the occupation, profession, or discipline relevant to the subject matter of the dispute.

         10.3.2 Any arbitration proceeding shall be subject to the Federal Arbitration Act, 9 U.S.C. ss. ss. 1 ET SEQ. (1994), as it may be amended, or any successor enactment thereto, and shall be conducted in accordance with the commercial arbitration rules of the AAA in effect on the date of the notice to the extent not inconsistent with the provisions of this Article Ten.

         10.3.3 The arbitrator shall be bound by the provisions of this Agreement where applicable, and shall have no authority to modify any terms and conditions of this Agreement in any manner. The arbitrator shall render a decision resolving the dispute in an equitable manner, and may determine that

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 25
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                  monetary damages are due to an Owner or may issue a directive that an Owner take certain actions or refrain from taking certain actions, but shall not be authorized to order any other form of relief; provided, however, that nothing in this Article shall preclude the arbitrator from rendering a decision that adopts the resolution of the dispute proposed by an Owner. Unless otherwise agreed to by the Owners, the arbitrator shall render a decision within one hundred twenty
                  (120) days of appointment, and shall notify the Owners in writing of such decision and the reasons supporting such decision. The decision of the arbitrator shall be final and binding upon the Owners, and any award may be enforced in any court of competent jurisdiction.

         10.3.4 The fees and expenses of the arbitrator shall be shared equally by the Owners, unless the arbitrator specifies a different allocation. All other expenses and costs of the arbitration proceeding shall be the responsibility of the Owner incurring such expenses and costs.

         10.3.5 Unless otherwise agreed by the Owners, any arbitration proceedings shall be conducted in Columbus, Ohio.

         10.3.6 Except as provided in this Article, the existence, contents, or results of any arbitration proceeding under this Article may not be disclosed without the prior written consent of the Owners, provided, however, that either Owner may make disclosures as may be required to fulfill regulatory obligations to any agencies having jurisdiction, and may inform its lenders, affiliates, auditors, and insurers, as necessary, under pledge of confidentiality, and may

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 26
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

                  consult with expert consultants as required in connection with an arbitration proceeding under pledge of confidentiality.

         10.3.7 Nothing in this Agreement shall be construed to preclude either Owner from filing a petition or complaint with FERC with respect to any claim over which FERC has jurisdiction. In such case, the other Owner may request that FERC reject the petition or complaint or otherwise decline to exercise its jurisdiction. If FERC declines to act with respect to all or part of a claim, the portion of the claim not so accepted by FERC may be resolved through arbitration, as provided in this Article. To the extent that FERC asserts or accepts jurisdiction over all or part of a claim, the decisions, findings of fact, or orders of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction by FERC shall be stayed, pending the outcome of the FERC proceedings. The arbitrator shall have no authority to modify, and shall be conclusively bound by, any decisions, findings of fact, or orders of FERC; provided, however, that to the extent that any decisions, findings of fact, or orders of FERC do not provide a final or complete remedy to an Owner seeking relief, such Owner may proceed to arbitration under this Article to secure such a remedy, subject to any FERC decisions, findings, or orders.

10.4 The procedures set forth in this Article Ten shall be the exclusive means for resolving disputes arising under this Agreement and shall survive this Agreement to the extent necessary to resolve any disputes pertaining to this Agreement. Except as

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

Appalachian Power Company                                  Original Sheet No. 27
Rate Schedule FERC No. 350

--------------------------------------------------------------------------------

         provided in Sections 10.3 and 10.3.7, neither Owner shall have the right to bring any dispute for resolution by a court, agency, or other entity having jurisdiction over this Agreement, unless both Owners agree in writing to such procedure.

10.5 To the extent that a dispute involves the actions, inactions or responsibilities of the Agent under this Agreement, the provisions of this Article Ten shall be applicable to such dispute. For such purposes, the Agent shall be treated as an Owner in applying the provisions of this Article Ten.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first above written.


                                       APPALACHIAN POWER COMPANY

                                       BY:____________________________________

                                       Title:____________________________



                                       OHIO POWER COMPANY

                                       BY:____________________________________

                                       Title:____________________________



                                       AMERICAN ELECTRIC POWER SERVICE
                                       CORPORATION

                                       BY:____________________________________

                                       Title:____________________________

--------------------------------------------------------------------------------

Issued by:   J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President,
             Regulation & Public Policy
Issued on    July 24, 2001

                                  ATTACHMENT 10

                          ROCKPORT OPERATING AGREEMENT

 Indiana Michigan Power Company                             Original Sheet No. 1
 Rate Schedule FERC No. 347










                               OPERATING AGREEMENT
                                       For
                   ROCKPORT STEAM ELECTRIC GENERATION STATION
                                Units No. 1 and 2





                         INDIANA MICHIGAN POWER COMPANY
                             KENTUCKY POWER COMPANY
                             AEP GENERATING COMPANY
                            POWER MARKETING AFFILIATE
                                       and
              AMERICAN ELECTRIC POWER SERVICE CORPORATION, AS AGENT



                            DATED:___________________













 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 2
 Rate Schedule FERC No. 347


         This OPERATING AGREEMENT ("Agreement") dated __________ between Indiana Michigan Power Company ("I&M"), an Indiana corporation; and AEP Generating Company ("AEGCO"), an Ohio corporation qualified to do business in Indiana (such parties being hereinafter sometimes referred to as the "Owners"); Kentucky Power Company ("KPCO"), a Kentucky corporation qualified to do business in Indiana; and Power Marketing Affiliate (PMA"), a ________________ corporation qualified to do business in Indiana (KPCO and PMA being hereinafter sometimes referred to as "Non-Owners"); and American Electric Power Service Corporation ("Agent"), a New York corporation qualified to do business in Indiana.

                                   WITNESSETH:

         WHEREAS, I&M, and AEGCO are parties to an Owners' Agreement, dated as of March 31, 1982, as amended, pursuant to which said companies acquired undivided ownership interests in Unit No. 1 ("Unit No. 1 ") and Unit No. 2 ("Unit No. 2") of the Rockport Steam Electric Generating Station (the "Plant"), located near Rockport, Indiana, on the Ohio River;

         WHEREAS, I&M and AEGCO are parties to a Unit Power Agreement dated as of March 31, 1982, which assigns certain rights to capacity and associated energy of the Plant from AEGCO to I&M;

         WHEREAS, AEGCO and KPCO are parties to a Unit Power Agreement, dated as August 1, 1984, which assigns certain rights to capacity and associated energy of the plant from AEGCO to KPCO;


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 3
 Rate Schedule FERC No. 347


         WHEREAS, I&M and PMA are parties to an Assignment Agreement, dated _____________, which assigns certain rights to capacity and of associated energy of Unit No. 1 from I&M to PMA;

         WHEREAS, the Owners and Non-Owners desire that I&M shall operate and maintain Units No. 1 and 2 of the Plant in accordance with the provisions set forth herein; and

         WHEREAS, the Owners and Non-Owners are subsidiaries of American Electric Power Company, Inc., the parent company of an integrated public utility holding company system, and use the services of the Agent (an affiliated company engaged solely in the business of furnishing essential services to the Owners and to other affiliated companies), as outlined in the Restated and Amended Interconnection Agreement, dated _______________, by and between I&M, KPCO, Appalachian Power Company, and the Agent.

         NOW THEREFORE, in consideration of the premises and for the purposes hereinabove recited, and in consideration of the mutual covenants hereinafter contained, the signatories hereto agree as follows:


                                   ARTICLE ONE

            FUNCTIONS OF INDIANA MICHIGAN POWER COMPANY AND ITS AGENT

 1.1 I&M and its Agent shall act in all matters associated with the operation and maintenance of the Plant as provided in this Agreement, with no profit to I&M.

 1.2 I&M and its Agent shall operate and maintain the Plant in accordance with good utility practice consistent with procedures employed by I&M and KPCO at their other generating stations, and in conformity with the terms and conditions of this Agreement.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 4
 Rate Schedule FERC No. 347


 1.3 I&M and its Agent shall keep all necessary books of record, books of account and memoranda of all transactions involving the Plant, and shall make computations and allocations on behalf of the Owners, as required under this Agreement. The books of record, books of account and memoranda shall be kept by I&M in such manner as to conform, where so required, to the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission ("FERC") for Public Utilities and Licensees ("Uniform System of Accounts"), and to the rules and regulations of other regulatory bodies having jurisdiction as they may from time to time be in effect.

 1.4 The Owners shall establish such joint bank accounts as may from time to time be required or appropriate.

 1.5 As soon as practicable after the end of each month, I&M and its Agent shall furnish to KPCO, AEGCO and PMA a statement setting forth the dollar amounts associated with the operation and maintenance of the Plant as allocated hereunder to I&M, KPCO and AEGCO and thereby a portion assigned to PMA for such month. The Owners shall, on a timely basis, deposit sufficient dollar amounts in the appropriate bank accounts to cover the current cash requirements of their respective allocations of such costs.

 1.6 I&M and its Agent shall obtain such materials, labor and other services as it considers necessary in connection with the performance of the functions to be performed by it hereunder from such sources or through such persons as it may designate.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 5
 Rate Schedule FERC No. 347


                                   ARTICLE TWO

                      APPORTIONMENT OF CAPACITY AND ENERGY

 2.1 The Total Net Capability of Units No. 1 and 2 of the Plant, after taking into account auxiliary load demand, is 1,300,000 kilowatts each. The Owners and Non-Owners may from time to time modify the Total Net Capability of Units No. 1 and 2 as they may mutually agree.

 2.2 The Total Net Generation of Units No. 1 and 2 during a given period, as determined by the system requirements of I&M, KPCO, AEGCO and PMA, shall mean the electrical output of Units No. 1 and 2 generators during such period, measured at the low voltage busses in kilowatt-hours by suitable instruments, reduced by the energy used by auxiliaries for the units and other plant use during such period.

 2.3 In any hour, I&M, KPCO, AEGCO and PMA shall share the Total Net Capability of Units No. 1 and 2 in respective amounts proportionate to their ownership or assignment interests in Units No. 1 and 2 at such time. In any hour, the Total Net Generation of Units No. 1 and 2 shall be allocated separately by unit to each of the Owners and Non-Owners in accordance with the following;

         (a) The Net Generation of Unit No. 1 and/or Unit No. 2 assigned to meet a direct unit power commitment with a non-affiliated party (i.e., non-system sale) shall first be allocated to the Owner(s) which are party to such direct Unit Power Agreement;

         (b) The Net Generation of Unit No. 1 assigned to meet the dispatch request of PMA of its assigned generation entitlement shall next be allocated to PMA.




 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 6
 Rate Schedule FERC No. 347


         (c) The Net Generation of Units No. 1 and 2 not so assigned shall be shared by the Owners and KPCO in respective amounts proportionate to their ownership or assignment interests in Units No. 1 and 2 at such time until the Net Generation allocated to any Owner or KPCO in accordance with Sections 2.3(a) and 2.3(c) equals that Owner's or KPCO's owned or assigned share of the unit's Net Capability;

         (d) The Net Generation of Units No. 1 and 2 not allocated in accordance with Sections 2.3(a), 2.3(b) and 2 (c) shall be allocated to the remaining Owner(s) in relative amounts proportionate to their ownership interests such that no Owner shall be allocated amounts in any hour that exceed that Owner's share of that unit's Total Net Capability.

 2.4 In any hour during which either Unit No. 1 or Unit No. 2 is out of service, the energy used by Unit No. 1 or Unit No. 2 auxiliaries during such hour shall be provided by I&M, KPCO, AEGCO and PMA in respective amounts proportionate to their ownership or assignment interests in Units No. 1 and 2 at such time.

 2.5 I&M shall at all times accept the proportionate shares of Units No. 1 and 2 Total Net Generation to which KPCO, AEGCO and PMA may be entitled into its transmission system at the low-voltage busses of Units No. 1 and 2, and shall deliver the share of energy that KPCO, AEGCO and PMA are obligated to provide for use of Units No. 1 and 2 auxiliaries when either of such units is out of service, as part of the energy interchange between I&M, KPCO, AEGCO and PMA.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 7
 Rate Schedule FERC No. 347


                                  ARTICLE THREE

                    REPLACEMENTS, ADDITIONS, AND RETIREMENTS

 3.1 I&M and its Agent shall from time to time make or cause to be made any necessary additions to, replacements of, and retirements of capitalizable facilities associated with the Plant as may be mutually agreed upon by the Owners and Non-Owners.

 3.2 The dollar amounts associated with any additions to, replacements of, or retirements or capitalizable facilities associated with the Plant shall be allocated to I&M and AEGCO in respective amounts proportionate to their ownership interests in the Plant at the time such additions, replacements, or retirements are made.


                                  ARTICLE FOUR

                          WORKING CAPITAL REQUIREMENTS

 4.1 I&M and AEGCO shall periodically mutually determine the amount of funds required for use as working capital in meeting payrolls and other expenses incurred in the operation and maintenance of the Plant, and in buying materials and supplies (exclusive of fuel) for the Plant.

 4.2 I&M and AEGCO shall from time to time provide their share of working capital requirements in respective amounts proportionate to their ownership interests at such time in the Plant.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 8
 Rate Schedule FERC No. 347


                                  ARTICLE FIVE

                               INVESTMENT IN FUEL

 5.1 I&M and its Agent shall establish and maintain reserves of coal in stock for the Plant of such quality and in such quantity as I&M and its Agent shall determine to be required to provide adequate fuel reserves against interruptions of normal fuel supply. Each of the Owners shall be responsible for the cost of maintaining its respective ownership share of such fuel reserves in terms of tons.

 5.2 Fuel oil reserves and fuel oil charged to operation for Units No. 1 and 2 shall be owned and accounted for between the Owners in the same manner as coal.

 5.3 PMA and KPCO shall have the option, on six (6) months' notice, to supply the fuel necessary to operate its Assigned Capacity in Unit No. 1 and/or Unit No. 2. As of the effective date of this Agreement, PMA's Assigned Capacity in Unit No. 1 shall be equal to 35% of the Total Net Capability of Unit No. 1, KPCO's Assigned Capacity shall be equal to 15% of the Total Net Capability of Unit No 1 and Unit No. 2, and I&M's Assigned Capacity shall be equal to 35% of the Total Net Capability of such Unit No. 1, and I&M's owned capacity shall be equal to 50% of the Total Net Capacity of Unit No. 1 and Unit No. 2. The Operating Committee shall adjust these Assigned Capacities to reflect subsequent changes in the Owners' and Non-Owners' ownership or assigned rights in Units No. 1 and 2. The option, once noticed, may not be revoked without I&M's consent.

         5.3.1 If a Non-Owner exercises the option described in Section 5.3 with respect to Unit No. 1 and/or Unit No. 2, the Non-Owner shall have the right to use delivery and storage facilities, including rights of access, owned by I&M or its


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                             Original Sheet No. 9
 Rate Schedule FERC No. 347


                  Agent or under contract to I&M or its Agent for the delivery to or storage of such fuel at the Plant, for use in connection with such unit(s). The Non-Owner shall pay a monthly charge reflecting the proportional cost of its use of fuel delivery and storage facilities in each month.

         5.3.2 In the event that a Non-Owner exercises the option described in Section 5.3 with respect to Unit No. 1 and/or Unit No. 2, the Operating Committee will identify, and determine the appropriate allocation to such Non-Owner of rights and obligations under, the applicable fuel supply contract(s), and any associated transportation contract(s), for fuel for such Non-Owner's Assigned Capacity in such unit(s). I&M and its Agent, as necessary, shall assign to such Non-Owner, and such Non-Owner shall accept assignment of, I&M's and its Agent's rights and obligations under such contracts which the Operating Committee has determined should be allocated to such Non-Owner for fuel for the unit(s) as to which the option has been exercised. If a Non-Owner exercises the option provided in this subsection, but for any reason the fuel supply that is such Non-Owner's responsibility is not timely delivered to such unit, such Non-Owner shall not have the right to commit or dispatch such unit.

         5.3.3. In the event that a Non-Owner exercises the option to supply fuel described in Section 5.3 with respect to its Assigned Capacity in Unit No. 1 and/or Unit No. 2, the specifications for the fuel(s) supplied for such unit(s) will be established and, when appropriate, modified, by the Operating Committee. Fuel will be subject to inspection and certification procedures as the Operating



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 10
 Rate Schedule FERC No. 347


                  Committee may decide. Fuel inventories at such unit(s), or at the Plant, may be physically commingled, but separate accounts will be maintained to reflect the fuel credited to each Owner and Non-Owner and used by each Owner and Non-Owner at each unit. The Operating Committee will develop procedures to avoid imbalances between the amount of fuel each Owner and Non-Owner delivers and the amount of fuel each Owner and Non-Owner uses, and shall take any steps necessary for the correction of any imbalance by settlement or payment as soon as feasible, but in no event shall imbalances be permitted to exist for more than six months without settlement or payment. The Fuel Costs of each Owner and Non-Owner with respect to any Plant Unit will be equal to the sum of minimum load and hourly average Fuel Costs (based on average heat rates at the unit's level of capacity utilization) associated with the energy that each schedules from that unit.

         5.3.4 In the event that a Non-Owner exercises the option to supply fuel described in Section 5.3 with respect to its Assigned Capacity in Unit No. 1 and/or Unit No. 2, I&M will assign to such Non-Owner a fraction of the fuel inventory as of the date the option takes effect for such unit(s). The fraction shall be determined by multiplying to such Non-Owner's Assigned Capacity Percentage by the total fuel inventory of such unit(s) on the date of assignment. As of the effective date of this Agreement, PMA's Assigned Capacity Percentage with respect to Unit No. 1 shall be 35% and KPCO's Assigned Capacity Percentage shall be 15% with respect to each of Unit No. 1 and Unit No. 2. The Operating Committee shall adjust these Assigned



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 11
 Rate Schedule FERC No. 347


                  Capacity Percentages to reflect any subsequent changes in the Owners' and Non-Owners' ownership or assigned rights in Units No. 1 and 2. The assignment shall be at the book value of the total inventory of that unit as of the date of assignment, less book value of the same fraction of the same inventory on the effective date of this Agreement.


                                   ARTICLE SIX

                    APPORTIONMENT OF GENERATING STATION COSTS

 6.1 For each calendar month, I&M and its Agent will, to the extent practicable, determine all Plant operation and maintenance expenses, as accounted for under the FERC Uniform System of Accounts, that are directly attributable separately to Unit No. 1 and Unit No. 2. In each calendar month, the portion allocable to Unit No. 1 of such expenses not directly attributable to Unit No. 1 or Unit No. 2 shall equal the product of (a) the total of such Plant expenses in each calendar month, and (b) the ratio of (i) the Total Net Capability of Unit No. 1 for such month and (ii) the Total Net Capability of the Plant for such month. The portion of such expenses not allocated to Unit No. 1 shall be allocated to Unit No. 2.

 6.2 In each calendar month, the operation and maintenance expenses other than fuel associated with Units No. 1 and 2 shall be apportioned to I&M and AEGCO in proportion with their respective ownership interests in Units No. 1 and 2 in such month.

 6.3 Each Owner shall bear the cost of all taxes directly attributable to its respective ownership interest in Units No. 1 and 2. Any taxes not directly assigned shall be



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 12
 Rate Schedule FERC No. 347


         apportioned to the Owners in accordance with their respective ownership interests in Units No. 1 and 2 in such month.


                                  ARTICLE SEVEN

                        OPERATING COMMITTEE/UNIT DISPATCH

 7.0 By written notice to each other, each Owner, Non-Owner and the Agent shall name one representative ("Operating Representative") and one alternate to act for it in matters pertaining to operating arrangements under this Agreement. For purpose of Sections 7.0 through 7.3 of this Agreement, the term "Parties" shall include the Owners, the Non-Owners and the Agent. The Operating Representatives for the respective Parties, or their alternates, shall comprise the Operating Committee. All decisions, directives, or other action by the Operating Committee must be by unanimous agreement of the Operating Representatives of I&M, KPCO, AEGCO and PMA. The Operating Representative of the Agent, or of any third party that provides services in replacement of the Agent, shall be free to express the views of the Agent or such third party on any matter, but shall not have a vote on the Operating Committee. If the Operating Representatives of I&M, KPCO, AEGCO and PMA are unable to agree on any matter, the matter will be resolved through the dispute resolution procedures set forth in Article Nine.

 7.1     The Operating Committee shall have the following responsibilities:

            a) Review and approval of the annual budget and annual operating plan, including determination of emission allowances required to be acquired by I&M, AEGCO, KPCO and PMA.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 13
 Rate Schedule FERC No. 347


            b) Establishment of review of procedures and systems for dispatch, notification of dispatch, and unit commitment for the Plant under this Agreement, including any commitment of Called Capacity pursuant to Section 7.5.2.

            c) Establishment and monitoring of procedures for communication and coordination with respect to Plant capacity availability, fuel-firing options, and scheduling of outages for maintenance, repairs, equipment replacements, scheduled inspections, and other foreseeable cause of outages at any generating unit, as well as the return of any unit to availability following an unplanned outage.

            d) Decisions on capital expenditures, including unit upgrades and repowering of the Plant.

            e) Determinations as to changes in the unit capability of the Plant and decisions on unit retirement.

            f) Establishment and modification of billing procedures under this Agreement.

            g) Specification of fuels, oversight of fuel inspection and certification procedures, management of fuel inventories for the Plant and allocation of rights and obligations under fuel supply and transportation contracts in accordance with Section 5.3.2.

            h) Establishment of, termination of, and approval of any change or amendment to, operating arrangements between I&M and the Agent or any replacement third party with respect to any of the Plant generating



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 14
 Rate Schedule FERC No. 347


                units; provided, however, that the Agent or any replacement third party shall participate in discussions pursuant to this subsections 7.1.h only if and to the extent requested to do so by all of the Parties except the Agent.

            i) Review and approval of plans and procedures designed to insure compliance at the Plant with any environmental law, regulation, ordinance or permit, including procedures for allocating and using emission allowances or for any programs that permit averaging at more than one unit for compliance.

            j)  Other duties as assigned by agreement of the Parties.

 7.2 The Operating Committee shall meet at least quarterly, and at such other times as any Party may reasonably request.

 7.3 The Parties shall cooperate in providing to the Operating Committee the information it reasonably needs to carry out its duties, and to supplement or correct such information on a timely basis.

 7.4 The Agent on behalf of the Owners, and Non-Owners will each make initial unit commitments for the Plant one business day ahead of real-time dispatch.

 7.5 For purposes of this Section and subsections of this Section, the terms "Party" or "Parties" refers to the Owners and the Non-Owners, or any of them, as the case may be.

         7.5.1 Plant units designated to be committed by all Parties will be brought on line or kept on line and any unit at the Plant that no Party designated to be committed will remain off line or to be taken offline.


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 15
 Rate Schedule FERC No. 347


         7.5.2 When a Plant unit is designated to be committed by one or more Parties with Assigned Capacity in such unit, but designated not to be committed by one or more Parties with Assigned Capacity in such unit, the unit will be brought on line or kept on line if the Part(ies) designating the unit for commitment undertakes to pay any applicable start-up costs for the unit, as well as any applicable minimum running costs for the unit thereafter, in which event the unit shall be brought on line or kept on line, as the case may be. The Part(ies) so designating the unit shall have the right to schedule and dispatch up to all of the Assigned Capacity of the unit available for dispatch. Each Party exercising this right shall be referred to as the "Calling Party," and the capacity called by that Party in excess of its Assigned Capacity Percentage of the Assigned Capacity of that unit available for dispatch shall be referred to as its "Called Capacity." The other Parties shall be referred to as the "Non-Calling Parties." Each Calling Party shall provide reasonable notice to the Non-Calling Parties of its call, including any start-up or shut-down time for each unit subject to its call.

         7.5.3 A Non-Calling Party can reclaim any Called Capacity attributable to its Assigned Capacity share from any Plant unit by giving the appropriate Calling Part(ies) notice equal to the normal start-up time for the unit. At the end of the notice period, a Non-Calling Party shall have the right to schedule and dispatch the recalled capacity. At that



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 16
 Rate Schedule FERC No. 347


                  point, the Non-Calling Party shall resume its responsibility for its share of any applicable start-up costs for unit, and prospectively shall bear its responsibility for the costs associated with its Assigned Capacity from the unit.


         7.5.4 If any capacity remains available but is not dispatched from a Party's Assigned Capacity available for dispatch with respect to the unit committed as a result of the initial unit commitment, the other Parties may only schedule and dispatch such capacity pursuant to agreement with the non-dispatching Party.

 7.6 I&M, KPCO, AEGCO and PMA shall be individually responsible for any fees charged by FERC on the basis of sales or transmission by each of capacity or energy at wholesale in interstate commerce.

 7.7 To the extent such assignment has not previously occurred, on or before the effective date of this Agreement, the Agent, for the Owners, will assign to each of the Non-Owners the fraction, equal to such Non-Owner's Assigned Capacity Percentage of Unit No. 1 or Unit No. 2, of each vintage year of Emission Allowances, issued by the U.S. Environmental Protection Agency ("USEPA") pursuant to Title IV of the Clean Air Act Amendments of 1990 and any regulations thereunder ("Title IV Emission Allowances"), that it has received from the Administrator of USEPA with respect to any such units in the past and has not expended as of the date of assignment. In addition, the Agent, for the Owners, will assign to each of the Non-Owners, a fraction of such Title IV Emission Allowances which were purchased and held in any



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 17
 Rate Schedule FERC No. 347


         account for use at each unit in which the Non-Owner has Assigned Capacity. The fraction of such Title IV Emission Allowances to be assigned by the Agent, for the Owners, will be determined by multiplying such Non-Owner's Assigned Capacity Percentage in each unit by the total of such Title IV Emission Allowances that it has received or purchased for such unit and has not expended as of the date of assignment. Thereafter, Title IV Emission Allowances received with respect to those generating units will be shared by the Owners and Non-Owners in accordance with the Assigned Capacity Percentage of each of them in each unit. To the extent that additional Title IV Emission Allowances are required, the Owners and Non-Owners will each be responsible for acquiring sufficient Title IV Emission Allowances to satisfy the Title IV Emission Allowances required because of its dispatch of energy from each unit. The Agent will also determine the number and allocation of Title IV Emission Allowances to be supplied to any third-party unit operator under applicable designated representative agreements. On or before January 10 of each year, the Agent shall determine and notify the Owners and Non- Owners of the number of additional emission allowances consumed by each of them through December 31 of the previous year, and the Owners and Non-Owners shall each transfer into the appropriate generating unit U.S. EPA Allowance Transfer System account that number of Title IV Emission Allowances with a small compliance margin by January 31 of that year. In the event that any of the Owners or Non-Owner fails to surrender the required number of emission allowances by January 31, the Agent shall purchase the




 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 18
 Rate Schedule FERC No. 347


         required number of emission allowances, and the Owner or Non-Owner, as the case may be, shall reimburse the Agent for such purchases, with interest at the Federal Funds Rate (as published by the Board of Governors of the Federal Reserve System as from time to time in effect) running from the date of the purchases to the date of payment. The Operating Committee will develop procedures to be implemented after the end of each calendar year to account for the Title IV Emission Allowances required by the use of each unit by the Owners and Non-Owners and to correct any imbalance between emission allowances supplied and emission allowances used through the end of the preceding year by settlement or payment.

 7.8 Capital repairs and improvements will be determined by the Operating Committee pursuant to the annual budgeting process set forth in Section
         7.9. Expenditures that the Operating Committee determines have been or will be incurred exclusively for one Owner shall be assigned exclusively to that Owner.

7.9 At least 90 days before the start of each Operating Year, I&M and its Agent shall submit to the Operating Committee a proposed annual budget with respect to the Plant generating units, a proposed annual operating plan with respect to those generating units, and an estimate and schedule of costs to be incurred for major maintenance or replacement items with respect to those generating units during the next six-year period. The annual budget shall be presented on a month-by-month basis for each month during the next operating year, and shall include an operating budget, a capital budget, an





 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 19
 Rate Schedule FERC No. 347


         estimate of the cost of any major repairs that I&M and its Agent anticipate will occur during such operating year with respect to the Plant generating units and an itemized estimate of all projected non-fuel variable operating expenses relating to I&M's and its Agent's operation of those generating units during that operating year. The members of the Operating Committee will meet and work in good faith to agree upon the final annual budget and final annual operating plan. Once approved, the annual budget and annual operating plan shall remain in effect throughout the applicable operating year, subject to such changes, revisions, amendments, and updating as the Operating Committee may determine.


                                  ARTICLE EIGHT

                                     GENERAL

 8.1 This Agreement shall inure to the benefit of and be binding upon the signatories hereto and their respective successors and assigns, but this Agreement may not be assigned by any signatory without the written consent of the other signatories, which consent shall not be unreasonably withheld.

 8.2 This Agreement is subject to the regulatory authority of any state or federal agency having jurisdiction.

 8.3 The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Indiana, excluding conflict of laws principles that would require the application of the laws of a different jurisdiction.



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 20
 Rate Schedule FERC No. 347


 8.4 This Agreement supercedes any and all previous representations, understandings, negotiations, and agreements, either written or oral, that may have existed between the signatories or their representatives with respect to operation of the Plant, and constitutes the entire agreement of the signatories with respect to the operation of the Plant.


                                  ARTICLE NINE

                               DISPUTE RESOLUTION

 9.1 If any Owner or Non-Owner believes that a dispute has arisen as to the meaning or application of this Agreement, it shall present that matter to the Operating Committee in writing, and shall provide a copy of that writing to the other Owners and Non-Owners.

 9.2 If the Operating Committee is unable to reach agreement on any dispute within thirty (30) days after the dispute is presented to it, the matter shall be referred to the chief operating officers of the Owners and Non-Owners involved in the dispute for resolution in the manner that such individuals shall agree is appropriate; provided, however, that any Owner or Non-Owner involved in a dispute may invoke the arbitration provisions set forth in Section 9.3 at any time after the end of the thirty (30)-day period provided for the Operating Committee to reach agreement if the Operating Committee has not reached agreement.

 9.3 If the Owners and Non-Owners involved in a dispute are unable to resolve the dispute through the Operating Committee within thirty (30) days after the dispute is presented to the Operating Committee pursuant to Section 9.1, or through reference of the matter to the chief operating officers of such Owners and Non-Owners pursuant to


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 21
 Rate Schedule FERC No. 347

         Section 9.2, any Owner or Non-Owner involved in the dispute may commence arbitration proceedings by providing written notice to the other Owners or Non-Owners involved in the dispute, detailing the nature of the dispute, designating the issue(s) to be arbitrated, identifying the provisions of this Agreement under which the dispute arose, and setting forth such Owner's or Non-Owners' proposed resolution of such dispute.

         9.3.1 Within ten (10) days of the date of the notice of arbitration, a representative of each Owner and Non-Owner involved in the dispute shall meet for the purpose of selecting an arbitrator. If the Owners' and Non-Owners' representatives are unable to agree on an arbitrator within fifteen (15) days of the date of the notice of arbitration, then an arbitrator shall be selected in accordance with the procedures of the American Arbitration Association ("AAA"). Whether the arbitrator is selected by the Owners' and Non-Owners' representatives or in accordance with the procedures of the AAA, the arbitrator shall have the qualifications and experience in the occupation, profession, or discipline relevant to the subject matter of the dispute.

         9.3.2 Any arbitration proceeding shall be subject to the Federal Arbitration Act, 9 U. S.C. SS.SS. 1 ET SEQ. (1994), as it may be amended, or any successor enactment thereto, and shall be conducted in accordance with the commercial arbitration rules of the AAA in effect on the date of the notice to the extent not inconsistent with the provisions of this Article Nine.

         9.3.3 The arbitrator shall be bound by the provisions of this Agreement where applicable, and shall have no authority to modify any terms and conditions of


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 22
 Rate Schedule FERC No. 347


                  this Agreement in any manner. The arbitrator shall render a decision resolving the dispute in an equitable manner, and may determine that monetary damages are due to an Owner or Non-Owner or may issue a directive that an Owner or Non-Owner take certain actions or refrain from taking certain actions, but shall not be authorized to order any other form of relief; provided, however, that nothing in this Article shall preclude the arbitrator from rendering a decision that adopts the resolution of the dispute proposed by an Owner or Non-Owner. Unless otherwise agreed to by the Owners and Non-Owners involved in the dispute, the arbitrator shall render a decision within one hundred twenty (120) days of appointment, and shall notify the Owners and Non-Owners in writing of such decision and the reasons supporting such decision. The decision of the arbitrator shall be final and binding upon the Owners and Non-Owners, and any award may be enforced in any court of competent jurisdiction.

         9.3.4 The fees and expenses of the arbitrator shall be shared equally by the Owners and Non-Owners involved in the dispute, unless the arbitrator specifies a different allocation. All other expenses and costs of the arbitration proceeding shall be the responsibility of the Owner or Non-Owner incurring such expenses and costs.

         9.3.5 Unless otherwise agreed by the Owners and Non-Owners involved in the dispute, any arbitration proceedings shall be conducted in Columbus, Ohio.

         9.3.6 Except as provided in this Article, the existence, contents, or results of any arbitration proceeding under this Article may not be disclosed without the prior written consent of the Owners and Non-Owners involved in the dispute,


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 23
 Rate Schedule FERC No. 347


                  provided, however, that any such Owner or Non-Owner may make disclosures as may be required to fulfill regulatory obligations to any agencies having jurisdiction, and may inform its lenders, affiliates, auditors, and insurers, as necessary, under pledge of confidentiality, and may consult with expert consultants as required in connection with an arbitration proceeding under pledge of confidentiality.

         9.3.7 Nothing in this Agreement shall be construed to preclude any Owner or Non-Owner from filing a petition or complaint with FERC with respect to any claim over which FERC has jurisdiction. In such case, the other Owners or Non-Owners may request that FERC reject the petition or complaint or otherwise decline to exercise its jurisdiction. If FERC declines to act with respect to all or part of a claim, the portion of the claim not so accepted by FERC may be resolved through arbitration, as provided in this Article. To the extent that FERC asserts or accepts jurisdiction over all or part of a claim, the decisions, findings of fact, or orders of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction by FERC shall be stayed, pending the outcome of the FERC proceedings. The arbitrator shall have no authority to modify, and shall be conclusively bound by, any decisions, findings of fact, or orders of FERC; provided, however, that to the extent that any decisions, findings of fact, or orders of FERC do not provide a final or complete remedy to an Owner or Non-Owner seeking relief, such Owner or Non-Owner may proceed to


 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 24
 Rate Schedule FERC No. 347


                  arbitration under this Article to secure such a remedy, subject to any FERC decisions, findings, or orders.

 9.4 The procedures set forth in this Article Nine shall be the exclusive means for resolving disputes arising under this Agreement and shall survive this Agreement to the extent necessary to resolve any disputes pertaining to this Agreement. Except as provided in Sections 9.3 and 9.3.7, no Owner or Non-Owner shall have the right to bring any dispute for resolution by a court, agency, or other entity having jurisdiction over this Agreement, unless all of the Owners and Non-Owners agree in writing to such procedure.

 9.5 To the extent that a dispute involves the actions, inactions or responsibilities of the Agent under this Agreement, the provisions of this Article Nine shall be applicable to such dispute. For such purposes, the Agent shall be treated as an Owner or Non-Owner in applying the provisions of this Article Nine.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first above written.



                                    INDIANA MICHIGAN POWER COMPANY

                                    BY:
                                       ----------------------------------



                                    KENTUCKY POWER COMPANY

                                    BY:
                                       ----------------------------------



 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

 Indiana Michigan Power Company                            Original Sheet No. 25
 Rate Schedule FERC No. 347



                                    AEP GENERATING COMPANY


                                    BY:
                                       ----------------------------------

                                    POWER MARKETING AFFILIATE

                                    BY:
                                       ----------------------------------

                                    AMERICAN ELECTRIC POWER SERVICE
                                    CORPORATION

                                    BY:
                                       ----------------------------------








 Issued by:  J. Craig Baker                      Effective Date: January 1, 2002
             Senior Vice President, Regulation & Public Policy
 Issued on   July 24, 2001

                                  ATTACHMENT 11

               AGREEMENT TO TERMINATE INTERIM ALLOWANCE AGREEMENT
                                       AND
              NOTICE OF TERMINATION OF INTERIM ALLOWANCE AGREEMENT

                AGREEMENT TERMINATING INTERIM ALLOWANCE AGREEMENT






                           APPALACHIAN POWER COMPANY,
                             KENTUCKY POWER COMPANY,
                         INDIANA MICHIGAN POWER COMPANY,
                               OHIO POWER COMPANY,
                        COLUMBUS SOUTHERN POWER COMPANY,

                                       AND

                   AMERICAN ELECTRIC POWER SERVICE CORPORATION

                                    AS AGENT

                            EFFECTIVE JANUARY 1, 2002

                AGREEMENT TERMINATING INTERIM ALLOWANCE AGREEMENT

                  This Agreement Terminating Interim Allowance Agreement ("Termination Agreement") is made and entered into as of this ____ day of ________________, 2001, by and among Appalachian Power Company ("APO"), a Virginia corporation; Columbus Southern Power Company ("CSP"), an Ohio corporation; Indiana Michigan Power Company ("I&M"), an Indiana corporation; Kentucky Power Company ("KPO"), a Kentucky corporation; Ohio Power Company ("OPO"), an Ohio corporation; said companies (herein sometimes called "Members" when referred to collectively and "Member" when referred to individually) being affiliated companies of the integrated public utility electric system known as the American Electric Power System ("AEP"); and American Electric Power Service Corporation ("Agent"), a New York corporation, being a service company engaged solely in the business of furnishing essential services to the aforesaid companies and the other affiliated companies. The Members and the Agent are herein referred to collectively as the "Parties" and individually as "Party."

         WHEREAS, the Members own and operate electric facilities in the states herein indicated: (a) APO in Tennessee, Virginia, and West Virginia, (b) CSP in Ohio, (c) I&M in Indiana and Michigan, (d) KPO in Kentucky, and (e) OPO in Ohio and West Virginia;

         WHEREAS, the Parties have entered into an Interconnection Agreement, dated July 6, 1951, with modifications thereto, which provides for certain understandings, conditions, and procedures designed to achieve the full benefits and advantages available through the coordinated planning and operation of the Members' power supply facilities ("AEP Interconnection Agreement");

         WHEREAS, APO, KPO, I&M and the Agent have entered into a Restated and Amended Interconnection Agreement, dated as of even or approximately even date herewith ("Amended Interconnection Agreement"), which modifies the AEP Interconnection Agreement;

         WHEREAS, OPO and CSP are not parties to the Amended Interconnection Agreement;

         WHEREAS, the Parties entered into the AEP System Interim Allowance Agreement, dated as of July 28, 1994, as subsequently amended ("Interim Allowance Agreement"), which provides for the allocation of air emissions allowances among the Members in connection with certain transactions undertaken by one or more of the Members pursuant to the AEP Interconnection Agreement;

         WHEREAS, the Amended Interconnection Agreement makes provision for allocation of emissions allowances; and

         WHEREAS, the Parties have determined that the Interim Allowance Agreement can be terminated as of the effective date of the Amended Interconnection Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties mutually agree as follows:


         1. TERMINATION OF INTERIM ALLOWANCE AGREEMENT. Subject to the Federal Energy Regulatory Commission's ("FERC") approval or acceptance for filing, the Interim Allowance Agreement shall be terminated as of the later of January 1, 2001 or the date that the Amended Interconnection Agreement becomes effective in accordance with the terms thereof.

         2. ENTIRE AGREEMENT. This Termination Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understanding between the Parties, with respect to the subject matter hereof. This Termination Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns

         3. CHOICE OF LAW. This Termination Agreement shall be interpreted, construed and governed by the laws of the State of Ohio, without regard to any applicable conflict of laws provision.

         4. FURTHER ASSURANCES. If any Party determines in its reasonable discretion that any further instruments, assurances, or other things are necessary or desirable to carry out the terms of this Termination Agreement, the other Parties shall execute and deliver all such instruments or assurances, and do all things reasonably necessary or desirable to carry out the terms of this Termination Agreement.

         5. COUNTERPARTS. This Termination Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         6. AMENDMENTS. No amendments or changes to this Termination Agreement shall be binding unless made in writing and duly executed by all of the Parties and accepted or approved by the FERC.

         7. NO THIRD PARTY BENEFICIARIES. This Termination Agreement does not create rights of any character whatsoever in favor of any person, corporation, association, entity or power supplier, other than the Parties, and the obligations herein assumed by the Parties are solely for the use and benefit of the Parties. Nothing in this Termination Agreement shall be construed as permitting or vesting, or attempting to permit or vest, in any person, corporation, association, entity or power supplier, other than the

                  Parties, any rights hereunder or in any of the resources or facilities owned or controlled by the Parties or the use thereof.

         8. WAIVERS. Any waiver at any time by a Party of its rights with respect to a default under this Termination Agreement, or with respect to any other matter arising in connection with this Termination Agreement, shall not be deemed a waiver with respect to any subsequent default or matter. Any delay, short of the statutory period of limitation, in asserting or enforcing any right under this Termination Agreement, shall not be deemed a waiver of such right.

         9. SECTION HEADINGS. The descriptive headings of the Sections of this Termination Agreement are used for convenience only, and shall not modify or restrict any of the terms and provisions thereof.

         10. NOTICE. Any notice or demand for performance required or permitted under any of the provisions of this Tennination Agreement shall be deemed to have been given on the date such notice, in writing, is deposited in the U.S. mail, postage prepaid, certified or registered mail, addressed to the Parties at the addresses specified below:

                      Appalachian Power Company
                      1 Riverside Plaza
                      Columbus, Ohio 43215

                      Kentucky Power Company
                      1 Riverside Plaza
                      Columbus, Ohio 43215

                      Indiana Michigan Power Company
                      1 Riverside Plaza
                      Columbus, Ohio 43215

                      Columbus Southern Power Company
                      1 Riverside Plaza
                      Columbus, Ohio 43215

                      Ohio Power Company
                      1 Riverside Plaza
                      Columbus, Ohio 43215

                      AGENT
                      1 Riverside Plaza
                      Columbus, Ohio 43215

or in such other form or to such other address as the Parties may stipulate.

         11. REGULATORY AUTHORIZATION. This Termination Agreement is subject to and conditioned upon its approval or acceptance for filing without material condition or modification by the FERC. In the event that this Termination Agreement is not so approved or accepted for filing in its entirety without modification, or the FERC subsequently modifies this Termination Agreement upon complaint or upon its own initiative, any Party may terminate this Termination Agreement by giving notice to the other Parties within thirty days.

         IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed and attested by their duly authorized officers on the day and year first above written.

APPALACHIAN POWER COMPANY

By:_______________________________________

Title:____________________________________


KENTUCKY POWER COMPANY

By:_______________________________________

Title:____________________________________


INDIANA MICHIGAN POWER COMPANY

By:_______________________________________

By:_______________________________________

Title:____________________________________


OHIO POWER COMPANY

By:_______________________________________

Title:____________________________________


COLUMBUS SOUTHERN POWER COMPANY

By:_______________________________________

Title:____________________________________


AMERICAN ELECTRIC POWER SERVICE CORPORATION

By:_______________________________________

Title:____________________________________

              NOTICE OF TERMINATION OF INTERIM ALLOWANCE AGREEMENT

Appalachian Power Company Supplement No. 9 to          First Revised Sheet No. 1
     Rate Schedule FPC No. 20
Columbus Southern Power Company Supplement No. 3 to
     Rate Schedule FERC No. 30
Indiana Michigan Power Company Supplement No. 10 to
     Rate Schedule FPC No. 17
Kentucky Power Company Supplement No. 6 to
     Rate Schedule FPC No. 11
Ohio Power Company Supplement No. 9 to
     Rate Schedule FPC No. 23






                             NOTICE OF CANCELLATION
                             ----------------------

                                    Cancels

                 Appalachian Power Company Supplement No. 9 to
                            Rate Schedule FPC No. 20

                         Columbus Southern Power Company
                 Supplement No. 3 to Rate Schedule FERC No. 30

                         Indiana Michigan Power Company
                  Supplement No. 10 to Rate Schedule FPC No. 17

                             Kentucky Power Company
                  Supplement No. 6 to Rate Schedule FPC No. 11

                               Ohio Power Company
                  Supplement No. 9 to Rate Schedule FPC No. 23

                           Effective: January 1, 2002

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION


Appalachian Power Company       )                        Docket No. ER01-___-000
Columbus Southern Power Company )
Indiana Michigan Power Company  )
Kentucky Power Company          )
Ohio Power Company              )


                             NOTICE OF TERMINATION

                              (__________________)


     Notice is hereby given that effective on January 1, 2002, Modification No. 1 to the AEP System Interim Allowance Agreement (designated as Appalachian Power Company Supplement No. 9 to Rate Schedule FPC No. 20, Columbus Southern Power Company Supplement No. 3 to Rate Schedule FERC No. 30, Indiana Michigan Power Company Supplement No. 10 to Rate Schedule FPC No. 17, Kentucky Power Company Supplement No. 6 to Rate Schedule FPC No. 11, Ohio Power Company Supplement No. 9 to Rate Schedule FPC No. 23) filed with the Federal Energy Regulatory Commission by American Electric Power Service Corporation, on behalf of Appalachian Power Company, Columbus Southern Power Company, Indiana Michigan Power Company, Kentucky Power Company, and Ohio Power Company and accepted for filing on August 30, 1996 in Docket No. ER96-2213-000, is to be terminated in accordance with the mutual consent of the parties thereto.


                               Appalachian Power Company

                               By: /s/ Henry W. Fayne
                               ---------------------------
                               Henry W. Fayne
                               Vice-President of Appalachian Power Company



                               Columbus Southern Power Company

                               By: /s/ Henry W. Fayne
                               ------------------------
                               Henry W. Fayne
                               Vice-President of Columbus Southern Power
                               Company

                               Ohio Power Company

                               By: /s/ Henry W. Fayne
                               ---------------------------
                               Henry W. Fayne
                               Vice-President of Ohio Power Company



                               Indiana Michigan Power Company

                               By: /s/ Henry W. Fayne
                               ------------------------
                               Henry W. Fayne
                               Vice-President of Indiana Michigan Power
                               Company



                               Kentucky Power Company

                               By: /s/ Henry W. Fayne
                               ---------------------------
                               Henry W. Fayne
                               Vice-President of Kentucky Power Company


                               American Electric Power Service Corporation

                               By: /s/ Henry W. Fayne
                               ------------------------
                               Henry W. Fayne
                               Executive Vice-President of American Electric Power Service Corporation


Dated: July 20, 2001

                                  ATTACHMENT 12

             TABLE COMPARING COSTS SHARED UNDER THE CURRENT AEP-EAST
          INTERCONNECTION AGREEMENT, THE AEP-WEST OPERATING AGREEMENT,
                      AND THE SYSTEM INTEGRATION AGREEMENT
                           AND THE PROPOSED AMENDMENTS

                      AEP EAST INTERCONNECTION AGREEMENT /

                          AEP WEST OPERATING AGREEMENT
                                     SUMMARY

                                                  2002         2003        2004
                                                  ----         ----        ----
                                                            $ millions

Expected Change From Existing Agreements.(1)
( ) = cost reduction

        I&M                                        (16)          (8)       (5)
        APCo                                       (25)         (33)       (8)
        KPCo                                       (24)          10       (19)
        PSO                                         (5)          (6)      (15)
        SWEPCo                                      12            2        (3)

Expected Change Over Total Revenues (%).(2)

        I&M                                        -1.5%       -0.8%       -0.5%
        APCo                                       -1.8%       -2.4%       -0.6%
        KPCo                                       -8.8%        3.7%       -7.0%
        PSO                                        -0.6%       -0.7%       -1.8%
        SWEPCo                                      1.2%        0.2%       -0.3%

(1) Forecasted change in total fuel and purchase power costs.

(2) Total 2000 Actual Retail & Wholesale Sales. (Source: FERC Form 1)

                              $ millions
                              ----------
        I&M                      1,037
        APCo                     1,385
        KPCo                       272
        PSO                        855
        SWEPCo                     977

                AEP EAST: COMPARISON OF 5 CO. VS. 3 CO. AGREEMENT
                                       I&M

5 COMPANY AGREEMENT                                 2002        2003       2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       263         255        278
    Var. O&M                                          41          59         72
    Rockport Demand                                   54          57         58
    External Purchases (excl. capacity)                0           0          1
    Capacity                                           2           1          3
    Prim. Ener. Rec. less Deliv.                     (63)        (45)       (56)
    Capacity Settlement                               --          --         --
                                                  ------      ------     ------
                                                     298         328        355
  Revenue:
    Capacity Settlement                               30          32         31
    SIA Off System Sharing                            (5)         (1)         3
    Off Sys. Sales Margin                             76          62         53
    Off Sys. Sales Cost Recov.                        25          24         38
                                                  ------      ------     ------
                                                     126         117        124

      NET. ( ) = cost                               (172)       (211)      (231)

GWh:
  Generation                                      34,962      32,802     34,999
  Purchases                                           13          15         43
  Prim. Ener. Rec. less Deliv.                    (7,063)     (4,940)    (5,715)
  Off System Sales                                (1,787)     (1,338)    (2,150)
  Other                                           (1,850)     (1,695)    (1,770)
                                                  ------      ------     ------
      NET                                         24,275      24,845     25,407

TOTAL AFFECTED COST (m/kwh)                         7.08        8.51       9.10
NET ENERGY COST (m/kwh)                             7.21        7.53       7.28
================================================================================


3 COMPANY AGREEMENT                                2002        2003       2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       264         258        280
    Var. O&M                                          41          56         72
    Rockport Demand                                   54          57         58
    External Purchases (excl. capacity)                1           1          1
    Capacity                                          --          --          1
    Prim. Ener. Rec. less Deliv.                     (94)        (77)       (87)
    Capacity Settlement                               --          --         --
                                                  ------      ------     ------
                                                     266         295        328
  Revenue:
    Capacity Settlement                               --          --         --
    SIA Off System Sharing                           (10)         (6)        (6)
    OFF Sys. Sales Margin                             93          72         68
    Off Sys. Sales Cost Recov.                        26          26         38
                                                  ------      ------     ------
                                                     110          92        100
      NET. ( ) = cost                               (156)       (203)      (226)
GWh:
  Generation                                      35,043      33,051     35,149
  Purchases                                           25          58         70
  Prim. Ener. Rec. less Deliv.                    (7,124)     (5,184)    (5,900)
  Off Sys. Sales                                  (1,820)     (1,386)    (2,141)
  Other                                           (1,850)     (1,695)    (1,770)
                                                  ------      ------     ------
      NET                                         24,275      24,845     25,408

TOTAL AFFECTED COST (m/kwh)                         6.43        8.18       8.89
NET ENERGY COST (m/kwh)                             5.93        6.28       6.15


Note: "Total Affected Cost" those costs affected under the proposed modifications.

"Net Energy Cost" reflects FERC Account 151 fuel costs (which are a sub-set of Total Affected Costs).

                                      BAKER

                AEP EAST: COMPARISON OF 5 CO. VS. 3 CO. AGREEMENT

                                      APCo

5 Company Agreement                               2002       2003        2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       398         438        431
    Var. O&M                                          45          86         86
    Rockport Demand                                   --          --         --
    External Purchases (excl. capacity)                3           4          5
    Capacity                                           4           2          4
    Prim. Ener. Rec. less Deliv.                     111          90        117
    Capacity Settlement                              126         136        136
                                                  ------     -------     ------
                                                     687         756        778
  Revenue:
    Capacity Settlement                               --          --         --
    SIA Off System Sharing                            (8)         (1)         5
    Off Sys. Sales Margin                            124         102         87
    Off Sys. Sales Cost Recov.                        79          84         82
                                                  ------      ------     ------
                                                     195         185        173
      NET. ( ) = cost                               (493)       (571)      (606)

GWh:
  Generation                                      33,294      36,095     34,541
  Purchases                                           93         142        174
  Prim. Ener. Rec. less Deliv.                     9,175       6,705      8,543
  Off System Sales                                (5,538)     (5,147)    (4,704)
  Other                                               --          --         --
                                                  ------      ------     ------
      NET                                         37,025      37,795     38,554
TOTAL AFFECTED COST (m/kwh)                        13.31       15.11      15.71
NET ENERGY COST (m/kwh)                            11.71       11.85      12.23
================================================================================


3 Company Agreement                               2002        2003        2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       397         447        435
    Var. O&M                                          45          85         90
    Rockport Demand                                   --          --         --
    External Purchases (excl. capacity)               20          30         21
    Capacity                                          16          13         16
    Prim. Ener. Rec. less Deliv.                     129          54        128
    Capacity Settlement                               --          --         --
                                                  ------      ------     ------
                                                     607         630        689
  Revenue:
    Capacity Settlement                               --          --         --
    SIA Off System Sharing                            (2)         (2)        (2)
    Off Sys. Sales Margin                              5          10          5
    Off Sys. Sales Cost Recov.                        86          85         88
                                                  ------      ------     ------
                                                      89          92         91
      NET. ( ) = cost                               (518)       (538)      (598)
GWh:
  Generation                                      33,092      36,670     34,704
  Purchases                                          584       1,043        674
  Prim. Ener. Rec. less Deliv.                     9,313       5,184      8,202
  Off Sys. Sales                                  (5,963)     (5,102)    (5,026)
  Other                                               --          --         --
                                                  ------      ------     ------
      NET                                         37,025      37,795     38,554
TOTAL AFFECTED COST (m/kwh)                        13.99       14.23      15.51
NET ENERGY COST (m/kwh)                            12.42       11.83      12.85

Note: "Total Affected Cost" those costs affected under the proposed modifications.

"Net Energy Cost" reflects FERC Account 151 fuel costs (which are a sub-set of Total Affected Costs).

                AEP EAST: COMPARISON OF 5 CO. VS. 3 CO. AGREEMENT

                                      KPCo

5 COMPANY AGREEMENT                               2002       2003        2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       121          98        130
    Var. O&M                                          12          25         24
    Rockport Demand                                   37          39         40
    External Purchases (excl. capacity)                0           0          0
    Capacity                                           1           0          1
    Prim. Ener. Rec. less Deliv.                     (31)          1        (34)
    Capacity Settlement                               13          14         15
                                                  ------       -----     ------
                                                     154         178        176
  Revenue:
    Capacity Settlement                               --          --         --
    SIA Off System Sharing                            (2)         (0)         1
    Off Sys. Sales Margin                             27          22         19
    Off Sys. Sales Cost Recov.                        11          15         10
                                                  ------       -----     ------
                                                      36          37         30

      NET. ( ) = cost                               (117)       (141)      (146)

GWh:
  Generation                                      10,724       8,527     10,758
  Purchases                                           12          16         28
  Prim. Ener. Rec. less Deliv.                    (2,296)         51     (2,237)
  Off System Sales                                  (842)       (841)      (640)
  Other                                               --          --         --
                                                  ------       -----     ------
      NET                                          7,598       7,752      7,909
TOTAL AFFECTED COST (m/kwh)                        15.44       18.19      18.41
NET ENERGY COST (m/kwh)                            10.44       10.93      10.87
================================================================================


3 COMPANY AGREEMENT                                2002       2003        2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs
    Fuel (151)                                       121          98        130
    Var. O&M                                          14          25         27
    Rockport Demand                                   37          39         40
    External Purchases (excl. capacity)                0           1          1
    Capacity                                           2           2          2
    Prim. Ener. Rec. less Deliv.                     (35)         23        (41)
    Capacity Settlement                               --          --         --
                                                  ------       -----     ------
                                                     139         187        160
  Revenue:
    Capacity Settlement                               --          --         --
    SIA Off System Sharing                            (4)         (2)        (2)
    Off Sys. Sales Margin                             38          24         25
    Off Sys. Sales Cost Recov.                        12          15         10
                                                  ------       -----     ------
                                                      46          36         33

        NET. ( ) = cost                              (93)       (151)      (127)
GWh:
  Generation                                      10,702       8,544     10,806
  Purchases                                           19          31         48
  Prim. Ener. Rec. less Deliv.                    (2,189)         (0)    (2,302)
  Off Sys. Sales                                    (935)       (822)      (643)
  Other                                               --          --         --
                                                  ------       -----     ------
        NET                                        7,598       7,752      7,909
TOTAL AFFECTED COST (m/kwh)                        12.25       19.43      16.06
NET ENERGY COST (m/kwh)                             9.74       13.85      10.09

Note: "Total Affected Cost" those costs affected under the proposed modifications.

"Net Energy Cost" reflects FERC Account 151 fuel costs (which are a sub-set of Total Affected Costs).

                AEP WEST: COMPARISON OF 4 CO. VS. 2 CO. AGREEMENT

                                       PSO

4 COMPANY AGREEMENT                                2002        2003        2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       400         392        383
    Var. O&M                                          16          13         14
    External Purchases (excl. capacity)              173         149        138
    Capacity                                          --          --         --
    Prim. Ener. Rec. less Deliv.                     (59)        (55)       (48)
    Capacity Settlement                               --          --         --
                                                  ------      ------     ------
                                                     529         500        487
  Revenue:
    SIA Off System Sharing                            11           1         (7)
    Off Sys. Sales Margin                             23          21         20
    Off Sys. Sales Cost Recov.                        25          29         29
                                                  ------      ------     ------
                                                      59          51         42

      NET. ( ) = cost                               (471)       (449)      (445)

GWh:
  Generation                                      15,532      16,778     17,493
  Purchases                                        5,095       4,466      4,243
  Prim. Ener. Rec. less Deliv.                    (1,392)     (1,417)    (1,398)
  Off System Sales                                  (629)       (833)      (957)
  Other                                               --          --         --
                                                  ------      ------     ------
      NET                                         18,607      18,994     19,381
TOTAL AFFECTED COST (m/kwh)                        25.30       23.62      22.96
NET ENERGY COST (m/kwh)                            26.25       24.09      22.92
================================================================================


2 COMPANY AGREEMENT                                2002        2003        2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       395         375        365
    Var. O&M                                          15          13         13
    External Purchases (excl. capacity)              164         147        138
    Capacity                                          --          --         --
    Prim. Ener. Rec. less Deliv.                     (13)        (11)        (9)
    Capacity Settlement                               --          --         --
                                                  ------      ------     ------
                                                     562         524        507

  Revenue:
   SIA Off System Sharing                             10           7          7
   Off Sys. Sales Margin                              41          34         32
   Off Sys. Sales Cost Recov.                         45          41         39
                                                  ------      ------     ------
                                                      96          82         78
      NET. ( ) = cost                               (466)       (443)      (430)

GWh:
  Generation                                      15,315      16,215     16,823
  Purchases                                        4,334       3,911      3,846
  Prim. Ener. Rec. less Deliv.                       129         107         71
  Off Sys. Sales                                  (1,171)     (1,239)    (1,359)
  Other                                               --          --         --
                                                  ------      ------     ------
     NET                                          18,607      18,994     19,381

TOTAL AFFECTED COST (m/kwh)                        25.02       23.31      22.18
NET ENERGY COST (m/kwh)                            26.96       24.79      23.47

Note: "Total Affected Cost" those costs affected under the proposed modifications.

"Net Energy Cost" reflects FERC Account 151 fuel costs (which are a sub-set of Total Affected Costs).

                AEP WEST: COMPARISON OF 4 CO. VS. 2 CO. AGREEMENT

                                     SWEPCo

4 COMPANY AGREEMENT                                2002        2003       2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       255         259        262
    Var. O&M                                          12          12         11
    External Purchases (excl. capacity)               36          39         42
    Capacity                                          --          --         --
    Prim. Ener. Rec. less Deliv.                     (22)        (36)       (35)
    Capacity Settlement                               --          --         --
                                                  ------      ------     ------
                                                     280         273        280
  Revenue:
    SIA Off System Sharing                            11           1         (6)
    Off Sys. Sales Margin                             23          17         18
    Off Sys. Sales Cost Recov.                        30          24         29
                                                  ------      ------     ------
                                                      63          42         41

      NET. ( ) = cost                               (217)       (231)      (239)

GWh:
  Generation                                      13,313      13,844     14,132
  Purchases                                        1,279       1,370      1,473
  Prim. Ener. Rec. less Deliv.                    (1,161)     (1,584)    (1,513)
  Off System Sales                                  (680)       (646)      (871)
  Other                                               --          --         --
                                                   ------      ------     ------
            NET                                   12,751      12,984     13,221
TOTAL AFFECTED COST (m/kwh)                        17.01       17.82      18.09
NET ENERGY COST (m/kwh)                            18.71       18.26      18.16
================================================================================


2 COMPANY AGREEMENT                                2002        2003       2004
================================================================================
SUPPLY COSTS LESS POOL/OSS REVENUES ($ millions):
  Costs:
    Fuel (151)                                       239         235        240
    Var. O&M                                          12          12         11
    External Purchases (excl. capacity)               23          23         27
    Capacity                                          --          --         --
    Prim. Ener. Rec. less Deliv.                      13          11          9
    Capacity Settlement                               --          --         --
                                                  ------      ------     ------
                                                     286         281        286
  Revenue:
    SIA Off System Sharing                             6           4          4
    Off Sys. Sales Margin                             22          19         17
    Off Sys. Sales Cost Recov.                        29          25         29
                                                  ------      ------     ------
                                                      57          47         50
      NET. ( ) = cost                               (229)       (234)      (236)
GWh:
  Generation                                      13,065      13,315     13,552
  Purchases                                          867         757        859
  Prim. Ener. Rec. less Deliv.                      (129)       (107)       (71)
  Off Sys. Sales                                  (1,042)       (981)    (1,119)
  Other                                               --          --         --
                                                  ------      ------     ------
      NET                                         12,751      12,984     13,221

TOTAL AFFECTED COST (m/kwh)                        17.99       17.99      17.89
NET ENERGY COST (m/kwh)                            19.28       18.83      18.60

Note: "Total Affected Cost" those costs affected under the proposed modifications.

"Net Energy Cost" reflects FERC Account 151 fuel costs (which are a sub-set of Total Affected Costs).